Annual Report

                                                   [RIVERSOURCE INVESTMENT LOGO]

RIVERSOURCE SM
VARIABLE PORTFOLIO FUNDS

ANNUAL REPORT ENCLOSED
FOR THE PERIOD ENDED DEC. 31, 2006

References to "Fund" throughout this annual report refer to the following individual funds, singularly or collectively as the context requires:

RiverSource SM Variable Portfolio -- Balanced Fund
RiverSource SM Variable Portfolio -- Cash Management Fund
RiverSource SM Variable Portfolio -- Core Bond Fund
RiverSource SM Variable Portfolio -- Diversified Bond Fund
RiverSource SM Variable Portfolio -- Diversified Equity Income Fund
RiverSource SM Variable Portfolio -- Emerging Markets Fund
RiverSource SM Variable Portfolio -- Fundamental Value Fund
RiverSource SM Variable Portfolio -- Global Bond Fund
RiverSource SM Variable Portfolio -- Global Inflation Protected Securities Fund RiverSource SM Variable Portfolio -- Growth Fund
RiverSource SM Variable Portfolio -- High Yield Bond Fund

RiverSource SM Variable Portfolio -- Income Opportunities Fund
RiverSource SM Variable Portfolio -- International Opportunity Fund RiverSource SM Variable Portfolio -- Large Cap Equity Fund
RiverSource SM Variable Portfolio -- Large Cap Value Fund
RiverSource SM Variable Portfolio -- Mid Cap Growth Fund
RiverSource SM Variable Portfolio -- Mid Cap Value Fund
RiverSource SM Variable Portfolio -- S&P 500 Index Fund
RiverSource SM Variable Portfolio -- Select Value Fund
RiverSource SM Variable Portfolio -- Short Duration U.S. Government Fund RiverSource SM Variable Portfolio -- Small Cap Advantage Fund
RiverSource SM Variable Portfolio -- Small Cap Value Fund

Please remember that you may not buy (nor will you own) shares of the Fund directly. You invest by buying a variable annuity contract or life insurance policy and allocating your purchase payments to the variable subaccount or variable account (the subaccounts) that invests in the Fund.

This annual report may contain information on funds not available under your variable annuity contract or life insurance policy. Please refer to your variable annuity contract or life insurance policy prospectus for information regarding the investment options available to you.

LETTER TO SHAREHOLDERS

In this report and going forward, the Chairman of the Boards and the President of RiverSource Funds are co-authors of this letter to shareholders. Information about Stephen Lewis, Chairman of the RiverSource Funds Board; Patrick Bannigan, President of the Funds; and others elected or appointed to serve RiverSource Funds shareholders appears in the "Board Members and Officers" section of this report.

Dear Fellow RiverSource Funds Shareholder:

As newly appointed in our respective roles as Chairman of the Boards and President of RiverSource Funds, we are committed to continuing the successful leadership efforts of Ted Truscott, a member of the Boards and Chief Investment Officer of RiverSource Investments; and Governor Arne Carlson, who served as Chairman of the Boards for eight years and will continue to serve on the Boards.

As RiverSource Funds shareholders, we want our investments to deliver consistent, competitive investment performance that can help us achieve our financial goals. We are sure you feel the same way. We are pleased to report that the investment management teams at RiverSource Investments have delivered on our expectations. As a result, many of our funds are receiving positive recognition in the financial media.

When discussing your financial plans with your advisor, we encourage you to take a long-term view. The economy is cyclical and markets are inherently volatile, so there will be periods when economic or market conditions may appear to throw a wrench into any portfolio. A diversified mutual fund portfolio and an experienced financial advisor can help keep your plan on track and also keep your expectations in line with current market realities.

Being an informed investor is a key component to your overall investing success. The information contained in this report can help "connect the dots" so you can see how your fund performed in the context of the broader market.

We value your connection with RiverSource Funds and strive to provide the performance, service and information that can help move you closer to your financial goals.

/s/ Stephen R. Lewis, Jr.
Stephen R. Lewis, Jr.
Chairman of the Board



/s/ Patrick T. Bannigan
Patrick T. Bannigan
President, RiverSource Funds



Past performance does not guarantee future results.

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

                                                                 Exhibit (17)(g)

The RiverSource(SM) Variable Portfolio Funds provide several alternatives to consider for investment through your variable annuity contract or life insurance policy.

TABLE OF CONTENTS

2006 ANNUAL REPORT
The purpose of this annual report is to tell investors how the Fund performed.

RIVERSOURCE VP - BALANCED FUND
Portfolio Management Q&A .................................................     2
The Ten Largest Holdings .................................................     4
The Fund's Long-term Performance .........................................     5

RIVERSOURCE VP - CASH MANAGEMENT FUND
Portfolio Management Q&A .................................................     6

RIVERSOURCE VP - CORE BOND FUND
Portfolio Management Q&A .................................................     8
The Ten Largest Corporate Bond Holdings ..................................     9
The Fund's Long-term Performance .........................................    10

RIVERSOURCE VP - DIVERSIFIED BOND FUND
Portfolio Management Q&A .................................................    11
The Ten Largest Corporate Bond Holdings ..................................    12
The Fund's Long-term Performance .........................................    13

RIVERSOURCE VP - DIVERSIFIED EQUITY INCOME FUND
Portfolio Management Q&A .................................................    14
The Ten Largest Holdings .................................................    15
The Fund's Long-term Performance .........................................    16

RIVERSOURCE VP - EMERGING MARKETS FUND
Portfolio Management Q&A .................................................    17
The Ten Largest Holdings .................................................    18
The Fund's Long-term Performance .........................................    20

RIVERSOURCE VP - FUNDAMENTAL VALUE FUND
Portfolio Management Q&A .................................................    21
The Ten Largest Holdings .................................................    22
The Fund's Long-term Performance .........................................    23

RIVERSOURCE VP - GLOBAL BOND FUND
Portfolio Management Q&A .................................................    24
The Ten Largest Holdings .................................................    25
The Fund's Long-term Performance .........................................    26

RIVERSOURCE VP - GLOBAL INFLATION PROTECTED SECURITIES FUND
Portfolio Management Q&A .................................................    27
The Fund's Long-term Performance .........................................    29

RIVERSOURCE VP - GROWTH FUND
Portfolio Management Q&A .................................................    30
The Ten Largest Holdings .................................................    31
The Fund's Long-term Performance .........................................    32

RIVERSOURCE VP - HIGH YIELD BOND FUND
Portfolio Management Q&A .................................................    33
The Ten Largest Corporate Bond Holdings ..................................    34
The Fund's Long-term Performance .........................................    35

RIVERSOURCE VP - INCOME OPPORTUNITIES FUND
Portfolio Management Q&A .................................................    36
The Ten Largest Corporate Bond Holdings ..................................    37
The Fund's Long-term Performance .........................................    38

RIVERSOURCE VP - INTERNATIONAL OPPORTUNITY FUND
Portfolio Management Q&A .................................................    39
The Ten Largest Holdings .................................................    40
The Fund's Long-term Performance .........................................    41

RIVERSOURCE VP - LARGE CAP EQUITY FUND
Portfolio Management Q&A .................................................    42
The Ten Largest Holdings .................................................    43
The Fund's Long-term Performance .........................................    44

RIVERSOURCE VP - LARGE CAP VALUE FUND
Portfolio Management Q&A .................................................    45
The Ten Largest Holdings .................................................    46
The Fund's Long-term Performance .........................................    47

RIVERSOURCE VP - MID CAP GROWTH FUND
Portfolio Management Q&A .................................................    48
The Ten Largest Holdings .................................................    50
The Fund's Long-term Performance .........................................    51

RIVERSOURCE VP - MID CAP VALUE FUND
Portfolio Management Q&A .................................................    52
The Ten Largest Holdings .................................................    53
The Fund's Long-term Performance .........................................    54

RIVERSOURCE VP - S&P 500 INDEX FUND
Portfolio Management Q&A .................................................    55
The Ten Largest Holdings .................................................    56
The Fund's Long-term Performance .........................................    57

RIVERSOURCE VP - SELECT VALUE FUND
Portfolio Management Q&A .................................................    58
The Ten Largest Holdings .................................................    60
The Fund's Long-term Performance .........................................    61

RIVERSOURCE VP - SHORT DURATION U.S. GOVERNMENT FUND
Portfolio Management Q&A .................................................    62
The Fund's Long-term Performance .........................................    64

RIVERSOURCE VP - SMALL CAP ADVANTAGE FUND
Portfolio Management Q&A .................................................    65
The Ten Largest Holdings .................................................    66
The Fund's Long-term Performance .........................................    67

RIVERSOURCE VP - SMALL CAP VALUE FUND
Portfolio Management Q&A .................................................    68
The Ten Largest Holdings .................................................    71
The Fund's Long-term Performance .........................................    72
FUND EXPENSES EXAMPLES ...................................................    73
BOARD MEMBERS AND OFFICERS ...............................................    78
PROXY VOTING .............................................................    79
APPROVAL OF INVESTMENT MANAGEMENT SERVICES AND SUBADVISORY AGREEMENTS ....    80
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ..................    81
FINANCIAL STATEMENTS .....................................................    82
NOTES TO FINANCIAL STATEMENTS ............................................   112
INVESTMENTS IN SECURITIES ................................................   148


                         RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 1

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser(s) to the Fund or any other person in the RiverSource or subadviser organization(s). Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource Fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource Fund.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the subaccount or the annuity or life insurance contract. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution.

PORTFOLIO MANAGEMENT Q&A

RiverSource Variable Portfolio (VP) - Balanced Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, the portfolio management team for RiverSource VP -Balanced Fund discusses the Fund's results and positioning for the 12-month period ended Dec. 31, 2006.

Q:   How did RiverSource VP - Balanced Fund perform for the annual period?

A: RiverSource VP - Balanced Fund, which invests in a mix of stocks and bonds, advanced 14.38% for the year ended Dec. 31, 2006. The Russell 1000(R) Value Index (Russell Index) returned 22.25%, while the Lehman Brothers Aggregate Bond Index (Lehman Index) gained 4.33%

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Balanced Fund                     +14.38%
Russell 1000(R) Value Index (unmanaged)            +22.25%
Lehman Brothers Aggregate Bond Index (unmanaged)    +4.33%
Blended Index (unmanaged)                          +14.71%
Lipper Balanced Funds Index                        +11.60%

(See "The Fund's Long-term Performance" for Index descriptions)

There are risks associated with fixed income investments, including credit risk, interest rate risk, and prepayment and extension risk. In general, bond prices rise when interest rates fall and vice versa. This effect is usually more pronounced for longer-term securities.

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

     over the same period. The Fund outperformed its peer group, represented by the Lipper Balanced Funds Index, which returned 11.60%. The Blended Index (made up of 60% Russell Index and 40% Lehman Index) returned 14.71% for the annual period. The Fund's portfolio was approximately two-thirds equities and one-third fixed income securities, an allocation that was relatively unchanged during the period.

     RiverSource VP - Balanced Fund rose 7.73% for the four-month period Sept. 1
     - Dec. 31, 2006. The Russell Index returned 10.15%, while the Lehman Index returned 2.13%. The Lipper Balanced Funds Index returned 6.59%. The Blended Index returned 6.80% for the four-month period.

Q:   What factors had a significant effect on equity performance?

A: Amid an environment of continued global economic growth and stabilizing short-term interest rates, large-cap value stocks delivered strong gains in 2006, significantly outpacing growth stocks. The Fund benefited from this favorable environment, but the equity portion did not keep pace with the sharp advance of the Russell Index.

     Comparing the equity portion's performance to the Russell Index, sector allocations added to relative return, while stock selection detracted. Positioning in the industrials, materials and consumer staples sectors had a negative impact on relative results, while positioning in information technology, health care and utilities was beneficial.

     Within the industrials sector, we focused on specific aerospace and defense stocks that demonstrated very strong fundamentals, relative stability and attractive valuations. Conversely, we de-emphasized the cyclical trucking and railroad segments where prices appeared unattractive and leading indicators suggested fundamentals were deteriorating. However, trucking and railroad stocks outperformed. Results were also unfavorable among materials stocks where the Fund's equity position had less exposure to the more economically sensitive companies within the sector.


2 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Balanced Fund

     The Fund's allocation to consumer staples stocks was larger than that of the Russell Index, an advantage for the fiscal period. Stock selection, however, detracted from relative performance mainly due to Spectrum Brands. The consumer products company appeared poised to benefit from a recent acquisition, but rising raw material costs overwhelmed the potential earnings gains and prevented synergies from being realized. By fiscal year-end, we had significantly reduced the holdings of Spectrum Brands.

     The Fund's technology positioning benefited from a focus on large-cap companies that were attractively priced, with good growth characteristics and more stable earnings. A number of the Fund's technology themes showed favorable results as hardware stocks Hewlett-Packard and Intl Business Machines, software companies Microsoft and Oracle and computer networking company Cisco Systems performed well. In addition, exposure to semiconductor stocks was advantageous. The Fund held selected semiconductor stocks as firms within the group generated free cash flow, a rarity for cyclical companies.

     In the health care sector, the Fund had a slightly larger position than the Russell Index, which added to relative return. Stock selection was an even more significant contributor, driven by the timely purchase of health insurers and HMOs. These stocks experienced a severe sell-off during the year, giving us an opportunity to buy companies that had good earnings growth potential at what we considered to be attractive prices. Contributors included CIGNA and Aetna.

     Stock selection in the utilities sector also added to relative performance. The Fund had smaller positions in many of the more cyclically exposed utility companies that underperformed the rest of the sector as the economy showed preliminary signs of slowing.

Q:   What factors significantly affected the fixed income segment of the Fund?

A: The U.S. bond market posted moderate gains for 2006 as interest rates rose and bond prices fell modestly in response to a strong economy, elevated inflation and the Federal Reserve's tighter monetary policy. Bonds other than U.S. Treasuries performed well and in most cases, riskier bonds performed best. High yield, emerging market and lower-quality investment grade securities outperformed the broader bond market.

     The fixed income portfolio had a shorter duration than the Lehman Index for most of the year, meaning it was positioned to be less sensitive to changes in interest rates. This was beneficial as interest rates rose. A modest allocation to high yield bonds along with an emphasis on mortgage-backed and collateralized mortgage-backed securities proved advantageous as each of these segments performed well. Also adding to relative performance was security selection among corporate bonds and collateralized mortgage-backed securities. In the first half of the year, the portfolio had a position in bonds denominated in foreign currencies, which also contributed to relative return as the U.S. dollar weakened.

     Allocations to investment grade corporate bonds and agency securities were smaller than those of the Lehman Index, positioning that was a modest negative. In addition, the Fund's position in Treasury Inflation Protected Securities (TIPS) hurt performance as inflation fears receded. Security selection among mortgage-backed securities was detrimental as the areas we emphasized --higher coupon mortgages, adjustable rate mortgages and collateralized mortgages obligations -- underperformed the rest of the mortgage sector.

Q:   What changes did you make to the equity segment during the period?

A: We added to select stocks in the financials and consumer discretionary sectors, focusing on companies that are very attractively valued, while still offering strong earnings growth potential. We also fine tuned the positioning in the telecommunications sector, shifting assets to companies we believe are able to capitalize on the strong secular trends that are supporting earnings growth in the sector.

Q:   What changes did you make to the fixed income segment during the period?

A: We adjusted the portfolio's duration over the course of the year, moving from a duration that was shorter than the Lehman Index to a neutral duration and then back to a shorter duration as we responded to changing expectations for inflation and economic growth. At times, we also shifted exposure to mortgage-backed securities in order to take advantage of their value relative to other bond sectors. We trimmed the portfolio's holdings of investment grade corporate bonds and used the proceeds to increase holdings of mortgage-backed and collateralized mortgage-backed securities. We modestly increased the high yield bond position.


                         RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 3

RiverSource VP - Balanced Fund

Q:   How do you plan to manage the Fund in the coming months?

A: In the current environment, we see corporate profit margins at record levels, signs of slower global economic growth and a weaker U.S. housing market that could lead consumers to reduce their spending. All of these suggest that corporate profit growth is likely to decelerate. Within the equity segment, we prefer to own high quality companies that are attractively valued. The difference between the valuations of traditional growth stocks and traditional value stocks has become quite small, which allows us to add attractive growth opportunities to the portfolio while remaining firmly committed to our value strategy. In doing so, we have de-emphasized companies whose growth is more dependent on economic activity and focused on companies whose growth tends to be stable regardless of how the overall economy is performing. As a result, the Fund's equity positions in media, health care and technology were larger than their respective weightings within the Russell Index.

     The fixed income segment is positioned with a duration shorter than the Lehman Index, reflecting our expectations for reduced inflation pressure in 2007 and a "soft landing" in which the U.S. economy moves into a period of slower -- but not stagnant -- growth. The fixed income segment has sizable positions in collateralized mortgage-backed and mortgage-backed securities. We consider mortgages to be an attractive sector because we don't believe interest rates will shift dramatically higher or lower. The corporate bond weighting is smaller than the Lehman Index because we believe a peak in corporate earnings and the feverish pace of merger activity will ultimately have a negative effect on performance in the sector. We maintained a modest position in high yield corporate bonds. The Fund's weighting in agency securities is smaller than in the Lehman Index. In the current economic and interest rate environment, a key objective for the fixed income segment is to achieve an attractive yield profile while maintaining a relatively defensive positioning.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                      +14.38%
3 years                      +9.22%
5 years                      +6.41%
10 years                     +6.59%
Since inception (4/30/86)    +9.21%

ASSET ALLOCATION & SECTOR BREAKDOWN*
Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

Stocks(1)                    60.9%
Bonds(2)                     33.4%
Senior Loans(4)               0.3%
Cash & Cash Equivalents(5)    5.4%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Financials 18.8%, Energy 7.1%, Consumer Discretionary 6.8%, Industrials 5.6%, Information Technology 5.4%, Telecommunication Services 4.5%, Health Care 4.4%, Consumer Staples 3.9%, Utilities 2.5% and Materials 1.9%.

(2) Includes Mortgage-Backed 15.7%, U.S. Government Obligations & Agencies 7.2%, Corporate Bonds(3) 4.9%, Commercial Mortgage-Backed 4.5%, Asset-Backed 1.0% and Foreign Government 0.1%.

(3) Includes Telecommunication 1.5%, Utilities 1.2%, Financials 0.8%, Consumer Discretionary 0.5%, Energy 0.3%, Consumer Staples 0.2%, Health Care 0.2% and Materials 0.2%.

(4)  Includes Health Care 0.1%, Materials 0.1% and Telecommunication 0.1%.

(5) Of the 5.4%, 2.1% is due to security lending activity and 3.3% is the Fund's cash equivalent position.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

THE TEN LARGEST HOLDINGS

                                PERCENT                 VALUE
                         (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                         ---------------------   ------------------
Exxon Mobil                       2.8%               $61,232,350
Bank of America                   2.4                 50,943,136
Citigroup                         2.3                 50,028,793
American Intl Group               1.7                 35,953,328
ConocoPhillips                    1.3                 28,394,635
Chevron                           1.3                 28,294,638
Verizon Communications            1.2                 26,375,900
Pfizer                            1.2                 26,246,463
General Electric                  1.2                 25,992,115
Altria Group                      1.2                 25,769,257

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                  (PIE CHART)

          The 10 holdings listed here make up 16.6% of portfolio assets


4 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Balanced Fund

The Fund's Long-term Performance

  VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - BALANCED FUND


          RiverSource VP - Balanced   Russell 1000(R) Value   Lehman Brothers Aggregate       Lipper Balanced Funds
                    Fund                      Index                   Bond Index          Blended Index           Index
1/1/97            $ 10,000                  $ 10,000                   $ 10,000              $10,000           $ 10,000
1/31/97           $ 11,950                  $ 13,518                   $ 10,965              $12,455           $ 12,030
1/31/98           $ 13,838                  $ 15,631                   $ 11,918              $14,135           $ 13,845
1/31/99           $ 15,892                  $ 16,780                   $ 11,820              $14,729           $ 15,089
1/31/00           $ 15,525                  $ 17,956                   $ 13,195              $16,088           $ 15,449
1/31/01           $ 13,881                  $ 16,952                   $ 14,308              $16,101           $ 14,949
1/31/02           $ 12,087                  $ 14,321                   $ 15,775              $15,232           $ 13,351
1/31/03           $ 14,536                  $ 18,622                   $ 16,422              $18,167           $ 16,013
1/31/04           $ 15,930                  $ 21,693                   $ 17,135              $20,265           $ 17,452
1/31/05           $ 16,554                  $ 23,222                   $ 17,551              $21,331           $ 18,360
1/31/06           $ 18,935                  $ 28,389                   $ 18,311              $24,469           $ 20,490

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Balanced Fund (from 1/1/97 to 12/31/06) as compared to the performance of three widely cited performance indices, the Russell 1000(R) Value Index, the Lehman Brothers Aggregate Bond Index, the Lipper Balanced Funds Index and a Blended Index consisting of a blend of the Russell 1000(R) Value Index and the Lehman Brothers Aggregate Bond Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Russell 1000(R) Value Index, an unmanaged index, measures the performance of those stocks in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.

The Lehman Brothers Aggregate Bond Index, an unmanaged index, is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The index is frequently used as a general measure of bond market performance. The index reflects reinvestment of all distributions and changes in market prices.

The Blended Index consists of 60% Russell 1000(R) Value Index and 40% Lehman Brothers Aggregate Bond Index.

The Lipper Balanced Funds Index includes the 30 largest balanced funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


                         RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 5

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - Cash Management Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below is the discussion of RiverSource VP - Cash Management Fund's results and strategy for the 12 months ended Dec. 31, 2006.

Q: How did RiverSource VP - Cash Management Fund perform for the 12 months ended Dec. 31, 2006?

A: RiverSource VP - Cash Management Fund's Class A shares returned 4.49% for the annual period. The Fund's annualized simple yield was 4.52% and its annualized compound yield was 4.63% for the seven-day period ended Dec. 31, 2006.* The Fund serves as a conservative, shorter-term investment choice for individuals seeking current income.

     RiverSource VP - Cash Management Fund rose 1.54% for the four-month period Sept. 1 - Dec. 31, 2006.

* The 7-day yields shown reflect more closely the current earnings of the Fund than the total return. Short-term yields may be higher or lower than the figures shown.

                                FUND PERFORMANCE
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Cash Management Fund   +4.49%

An investment in money market funds is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to maintain the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

Q:   What factors most significantly affected the Fund's performance?

A: The policies of the Federal Reserve Board (the Fed) and moderating economic growth had the greatest effect on the Fund's annual results. The Fed raised interest rates by 0.25% four more times during the 12 months, bringing the targeted federal funds rate, an interest rate that affects short-term rates, to 5.25% by the end of June. As the Fed raised rates, money market yields also moved higher. In early August, the Fed observed its first pause in its two-year tightening cycle causing yields to fall, as the market began to unwind the possibility of future Fed hikes. The Fed then kept the targeted federal funds rate steady through the remainder of the period. The Fed maintained that any additional firming of monetary policy will be dependent on incoming data for both inflation and economic growth. During the period, U.S. economic growth slowed, with gross domestic product moving from 5.6% in the first quarter of the calendar year to 2.6% in the second and 2.0% in the third. Consensus estimates for the fourth quarter are even lower.

     Given this backdrop, the money market yield curve flattened during the annual period, as short-term yields continued to move higher. In the last months of the period, as expectations of Fed eases were priced into the market, the money market yield curve actually inverted, meaning yields at the short-term end of the curve were higher than those at the longer-term end of the curve. As actual and anticipated Fed policy shifted over the period, we positioned the Fund accordingly.

Q:   What changes did you make to the Fund during the period?

A: Throughout the period, we were alert to changes in the details of economic releases that could provide opportunities to adjust the portfolio. For example, we were prudently positioned to take advantage of a rising rate environment during the first half of the year by focusing the Fund's holdings on floating rate issues. This strategy reflected our belief that floating rate issues, which are reset in line with changes in market interest rates, were attractively valued relative to fixed interest rate products in a rising interest rate scenario. Indeed, these floating assets enabled the Fund to capture higher rates through the frequent resets of the securities' yields.


6 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Cash Management Fund

     Then, by the middle of the year, because we anticipated the Fed ending its tightening cycle, we became less defensive and invested more in longer-dated fixed-rate securities. These longer-dated purchases enabled the Fund to lock in higher yields vs. floating rate issues. They also lengthened the Fund's average maturity to a range of 50 to 60 days. As of Dec. 31, 2006, the average weighted maturity of the Fund was 54 days, compared to a range of 35 to 40 days during the first half of the year.

     As always, we attempted to maximize the Fund's yield without taking unnecessary risks. We continued to invest in high quality securities.

Q:   What is the Fund's tactical view and strategy for the months ahead?

A: We believe there is a high probability of the Fed keeping the targeted federal funds rate at its current 5.25% for an extended period of time. Given this view, we intend to continue to opportunistically lengthen the Fund's weighted average maturity through fixed-rate securities as we seek to lock in higher yields.

     We will continue to closely monitor economic data, Fed policy and any shifts in the money market yield curve, striving to strategically adjust our portfolio positioning accordingly. We intend to continue to focus on high-quality investments with minimal credit risk while seeking competitive yields.

SECTOR BREAKDOWN
Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

Commercial Paper                         69.4%
Floating Rate Notes                      19.3%
Certificates of Deposit                   8.3%
U.S. Government Obligations & Agencies    3.0%

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                       +4.49%
3 years                      +2.60%
5 years                      +1.89%
10 years                     +3.40%
Since inception (10/13/81)   +5.49%


                         RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 7

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - Core Bond Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, the portfolio management team for RiverSource VP -Core Bond Fund discusses the Fund's results and positioning for the 12 months ended Dec. 31, 2006.

Q:   How did RiverSource VP - Core Bond Fund perform for the annual period?

A: RiverSource VP - Core Bond Fund returned 3.82% for the 12 months ended Dec. 31, 2006. The Fund underperformed its benchmark, the unmanaged Lehman Brothers Aggregate Bond Index (Lehman Index), which gained 4.33%. The Fund's peer group, as represented by the Lipper Intermediate Investment Grade Index, returned 4.47% during the same period.

     RiverSource VP - Core Bond Fund rose 1.85% for the four-month period Sept. 1 - Dec. 31, 2006. The Lehman Index returned 2.13%, while the Lipper Intermediate Investment Grade Index returned 2.21% for the four-month period.

Q:   What factors most significantly affected the Fund's performance?

A: Increases in interest rates had the greatest impact on the Fund. Rising interest rates reduced bond prices modestly and detracted from the Lehman Index's coupon return.

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Core Bond Fund                           +3.82%
Lehman Brothers Aggregate Bond Index (unmanaged)          +4.33%
Lipper Intermediate Investment Grade Index                +4.47%

(See "The Fund's Long-term Performance" for Index descriptions)

There are risks associated with an investment in a bond fund, including credit risk, interest rate risk, and prepayment and extension risk. In general, bond prices rise when interest rates fall and vice versa. This effect is usually more pronounced for longer-term securities.

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

Rates rose in response to a strong economy, elevated inflation levels and continued tightening of monetary policy by the Federal Reserve Board (the Fed), at least through August, when the Fed observed its first pause in two years.

Given the rising interest rate environment for the majority of the annual period, we maintained a defensive posture on duration, which helped mitigate the Fund's interest rate risk on a relative basis. Duration is a measure of the Fund's sensitivity to interest rate changes. Also helping the Fund's results was effective sector positioning overall, particularly significant allocations to mortgage-backed securities and commercial mortgage-backed securities (CMBS), as these sectors outperformed equivalent-duration Treasuries and the Lehman Index during the period. Strong issue selection within both CMBS and the investment grade corporate bond sector further helped the Fund's performance.

Conversely, the Fund's modest exposure to investment grade corporate bonds and agency securities detracted a bit, as these non-Treasury sectors also outperformed both equivalent-duration U.S. Treasuries and the Lehman Index for the annual period. Also, a position in Treasury Inflation Protected Securities
(TIPS) hurt the Fund's relative performance in these months, as short-term inflation expectations fell. Another factor detracting from the Fund's results during the period was its issue selection within the mortgage sector. The premium coupon securities, adjustable-rate mortgages and collateralized mortgage obligations we favored underperformed the rest of the mortgage-backed securities sector as rates rose during the 12 months.

Q:   What changes did you make to the Fund's portfolio during the period?

A: We tactically managed the Fund's duration positioning during the year. For example, we maintained a shorter duration position than the Lehman Index for the first months of the period. Then, by May, once 10-year Treasury yields breached the 5% level and we began to anticipate the Fed nearing an end to its tightening cycle, we moved toward a neutral duration position relative to the Lehman Index. We then shortened the Fund's duration again relative to the Lehman Index beginning in August, as interest rates adjusted to market expectations regarding the pace of economic growth and changes in anticipated inflation data.

     During the course of the year, we also tactically shifted the Fund's allocation to mortgage-backed securities. We also trimmed the Fund's exposure to investment grade corporate bonds, using proceeds to add to the Fund's positions in CMBS and mortgage-backed securities, where we found better value.


8 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Core Bond Fund

Q:   What is the Fund's tactical view and strategy for the months ahead?

A: With inflation still a factor, the Fed chose to leave the targeted federal funds rate unchanged at 5.25% through the end of 2006. In its December statement, the Fed indicated that inflation remains a concern, but also noted that it was beginning to see the effects of the slowing housing market work its way into the broader economy. Keeping that in mind, upcoming data on both inflation and economic growth will no doubt play an important role in the Fed's decisions during 2007. Based on the current inverted shape of the fixed income yield curve, meaning that long-term rates are lower than short-term rates, it appears that the fixed income market expects the Fed's next move to be a decrease in the federal funds rate. In our view, the level of core inflation remains too high for the Fed to begin cutting rates in the near term. We believe current Fed policy will remain in place at least until the second half of 2007 and that long-term interest rates should continue to drift higher.

     Given this view, we intend to maintain the Fund's duration, or interest rate risk, shorter than the Lehman Index for the near term. We continue to favor shorter maturity notes over longer maturity bonds during the coming months, as we expect the yield curve to re-steepen in response to what we believe will be a successful "soft landing" for the economy and a lengthy pause by the Fed. From a sector perspective, we intend to maintain the Fund's modest exposure to agencies and to investment grade corporate bonds. We intend to maintain the Fund's sizable positions in CMBS and mortgage-backed securities. The mortgage sector remains attractive given our expectation that interest rates will not move sharply in either direction, but will gravitate higher. As always, we will maintain a disciplined focus on individual security selection.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                     +3.82%
Since inception (2/4/04)   +2.94%

SECTOR BREAKDOWN
Percentage of portfolio assets at Dec. 31, 2006

                              (PERFORMANCE GRAPH)

Mortgage-Backed                          42.9%
U.S. Government Obligations & Agencies   27.5%
Commercial Mortgage-Backed               11.4%
Corporate Bonds(1)                       10.3%
Cash & Cash Equivalents                   5.5%
Asset-Backed                              2.3%
Foreign Government                        0.1%

(1) Includes Telecommunication 3.6%, Utilities 2.2%, Financials 1.8%, Consumer Discretionary 0.9%, Energy 0.7%, Consumer Staples 0.4%, Health Care 0.4% and Materials 0.3%.

THE TEN LARGEST CORPORATE BOND HOLDINGS

                                           PERCENT                VALUE
                                   (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                                   ---------------------   ------------------
Nextel Communications
5.95% 2014                                  1.1%                $822,875
TELUS
8.00% 2011                                  0.7                  508,495
Popular North America
3.88% 2008                                  0.7                  487,067
Verizon New York
6.88% 2012                                  0.6                  440,605
Telecom Italia Capital
5.25% 2015                                  0.5                  406,337
Verizon Pennsylvania
5.65% 2011                                  0.5                  401,800
Bank of America
6.00% 2036                                  0.5                  346,233
Cadbury Schweppes US Finance LLC
3.88% 2008                                  0.4                  297,033
Consumers Energy
4.80% 2009                                  0.4                  286,199
Home Depot
5.88% 2036                                  0.4                  274,771

Excludes U.S. Treasury and government agency holdings.

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                  (PIE CHART)

          The 10 holdings listed here make up 5.8% of portfolio assets


                         RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 9

RiverSource VP - Core Bond Fund

THE FUND'S LONG-TERM PERFORMANCE

  VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - CORE BOND FUND


          RiverSource VP - Core Bond   Lehman Brothers Aggregate   Lipper Intermediate Investment
                     Fund                      Bond Index                    Grade Index
2/1/04             $ 10,000                     $ 10,000                      $ 10,000
12/31/04           $ 10,296                     $ 10,351                      $ 10,346
12/31/05           $ 10,479                     $ 10,603                      $ 10,582
12/31/06           $ 10,880                     $ 11,062                      $ 11,055

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Core Bond Fund (from 2/1/04 to 12/31/06) as compared to the performance of two widely cited performance indices, the Lehman Brothers Aggregate Bond Index and the Lipper Intermediate Investment Grade Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Lehman Brothers Aggregate Bond Index, an unmanaged index, is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The index is frequently used as a general measure of bond market performance. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Intermediate Investment Grade Index includes the 30 largest investment grade funds tracked by Lipper Inc. The index's returns include net reinvested dividends.


10 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - Diversified Bond Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, the portfolio management team for RiverSource VP -Diversified Bond Fund discusses the Fund's results and positioning for the 12 months ended Dec. 31, 2006.

Q: How did RiverSource VP - Diversified Bond Fund perform for the annual period?

A: RiverSource VP - Diversified Bond Fund returned 4.41% for the 12 months ended Dec. 31, 2006. The Fund outperformed its benchmark, the unmanaged Lehman Brothers Aggregate Bond Index (Lehman Index), which gained 4.33%. The Fund's peer group, as represented by the Lipper Intermediate Investment Grade Index, returned 4.47% during the same period.

     RiverSource VP - Diversified Bond Fund rose 2.32% for the four-month period Sept. 1 - Dec. 31, 2006. The Lehman Index returned 2.13%, while the Lipper Intermediate Investment Grade Index returned 2.21% for the four-month period.

Q:   What factors most significantly affected the Fund's performance?

A: Increases in interest rates had the greatest impact on the Fund. Rising interest rates reduced bond prices modestly and detracted from the Lehman Index's coupon return. Rates rose in response to a strong economy, elevated inflation levels and continued tightening of monetary policy

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Diversified Bond Fund             +4.41%
Lehman Brothers Aggregate Bond Index (unmanaged)   +4.33%
Lipper Intermediate Investment Grade Index         +4.47%

(See "The Fund's Long-term Performance" for Index descriptions)

There are risks associated with an investment in a bond fund, including credit risk, interest rate risk and prepayment and extension risk. See the Fund's prospectus for information on these and other risks associated with the Fund. In general, bond prices rise when interest rates fall and vice versa. This effect is usually more pronounced for longer-term securities. Non-investment grade securities, commonly called "high-yield" or "junk" bonds, generally have more volatile prices and carry more risk to principal and income than investment grade securities.

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

     by the Federal Reserve Board (the Fed), at least through August, when the Fed observed its first pause in two years.

     Given the rising interest rate environment for the majority of the annual period, we maintained a defensive posture on duration, which helped mitigate the Fund's interest rate risk on a relative basis. Duration is a measure of the Fund's sensitivity to interest rate changes. Also helping the Fund's results was effective sector positioning overall, particularly significant allocations to mortgage-backed securities and commercial mortgage-backed securities (CMBS), as these sectors outperformed equivalent-duration Treasuries and the Lehman Index during the period. Strong issue selection within both CMBS and the investment grade corporate bond sector also helped the Fund's performance. The Fund's exposure to high yield corporate bonds supported the Fund's results as well, as this sector notably outpaced the Lehman Index during the year. Finally, the Fund's positioning in non-U.S. dollar bonds, or bonds denominated in foreign currencies, further helped the Fund's performance given the U.S. dollar's weakening vs. most other major currencies during the annual period. Remember, a weakening dollar typically increases the value of the Fund's foreign currency denominated securities when expressed in U.S. dollar terms and vice versa.

     Conversely, the Fund's modest exposure to investment grade corporate bonds and agency securities detracted a bit, as these non-Treasury sectors also outperformed both equivalent-duration U.S. Treasuries and the Lehman Index for the annual period. Also, a position in Treasury Inflation Protected Securities (TIPS) hurt the Fund's performance in these months, as short-term inflation expectations fell. Another factor detracting from the Fund's results during the period was its issue selection within the mortgage sector. The premium coupon securities, adjustable-rate mortgages and collateralized mortgage obligations we favored underperformed the rest of the mortgage-backed securities sector as rates rose during the 12 months.

Q:   What changes did you make to the Fund's portfolio during the period?

A: We tactically managed the Fund's duration positioning during the year. For example, we maintained a shorter duration position than the Lehman Index for the first months of the period. Then, by May, once 10-year Treasury yields breached the 5% level and we began to anticipate the Fed nearing an end to its tightening cycle, we moved toward a neutral duration position relative to the Lehman Index. We then shortened the Fund's duration again relative to the Lehman Index beginning in August, as interest rates adjusted to market expectations regarding the pace of economic growth and changes in anticipated inflation data.

     During the course of the year, we also tactically shifted the Fund's allocation to mortgage-backed securities. We also


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 11

RiverSource VP - Diversified Bond Fund

     trimmed the Fund's exposure to investment grade corporate bonds, using proceeds to add to the Fund's positions in CMBS and mortgage-backed securities, where we found better value. We modestly increased the Fund's positioning in high yield bonds as well, adding several attractive high yield bank loan positions.

Q:   What is the Fund's tactical view and strategy for the months ahead?

A: With inflation still a factor, the Fed chose to leave the targeted federal funds rate unchanged at 5.25% through the end of 2006. In its December statement, the Fed indicated that inflation remains a concern, but also noted that it was beginning to see the effects of the slowing housing market work its way into the broader economy. Keeping that in mind, upcoming data on both inflation and economic growth will no doubt play an important role in the Fed's decisions during 2007. Based on the current inverted shape of the fixed income yield curve, meaning that long-term rates are lower than short-term rates, it appears that the fixed income market expects the Fed's next move to be a decrease in the federal funds rate. In our view, the level of core inflation remains too high for the Fed to begin cutting rates in the near term. We believe current Fed policy will remain in place at least until the second half of 2007 and that long-term interest rates should continue to drift higher.

     Given this view, we intend to maintain the Fund's duration, or interest rate risk, shorter than the Lehman Index for the near term. We continue to favor shorter maturity notes over longer maturity bonds during the coming months, as we expect the yield curve to re-steepen in response to what we believe will be a successful "soft landing" for the economy and a lengthy pause by the Fed. From a sector perspective, we intend to maintain the Fund's modest exposure to agencies and to investment grade corporate bonds. We intend to maintain the Fund's sizable positions in CMBS and mortgage-backed securities. The mortgage sector remains attractive given our expectation that interest rates will not move sharply in either direction, but will gravitate higher. We expect to maintain the Fund's moderate allocation to high yield corporate bonds and bank loans. We expect the high yield corporate bond sector to perform well again in the coming year, as default rates should remain low and the demand for yield rather high. As always, we will maintain a disciplined focus on individual security selection.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                       +4.41%
3 years                      +3.67%
5 years                      +4.20%
10 years                     +4.59%
Since inception (10/13/81)   +8.99%

SECTOR BREAKDOWN

Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

Mortgage-Backed                          43.9%
U.S. Government Obligations & Agencies   19.1%
Corporate Bonds(1)                       12.4%
Cash & Cash Equivalents(2)               11.7%
Commercial Mortgage-Backed               10.7%
Asset-Backed                              2.1%
Foreign Government                        0.1%

(1) Includes Telecommunication 4.0%, Utilities 2.5%, Financials 2.0%, Consumer Discretionary 1.2%, Energy 0.9%, Health Care 0.8%, Materials 0.5%, Consumer Staples 0.4% and Industrials 0.1%.

(2) Of the 11.7%, 3.3% is due to security lending activity and 8.4% is the Fund's cash equivalent position.

THE TEN LARGEST CORPORATE BOND HOLDINGS

                                                PERCENT                 VALUE
                                         (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                                         ---------------------   ------------------
Nextel Communications
5.95% 2014                                        1.1%               $33,752,463
Bank of America Alternative Loan Trust
6.00% 2037                                        1.0                 29,966,602
TELUS
8.00% 2011                                        0.7                 20,853,750
Popular North America
3.88% 2008                                        0.6                 19,258,629
Countrywide Alternative Loan Trust
6.00% 2037                                        0.6                 18,955,295
Verizon New York
6.88% 2012                                        0.6                 18,728,292
Nomura Asset Securities
6.99% 2030                                        0.6                 18,699,239
Harborview Mtge Loan Trust
5.44% 2036                                        0.6                 17,943,317
Harborview Mtge Loan Trust
5.60% 2036                                        0.6                 17,866,305
CDC Commercial Mtge Trust
5.68% 2030                                        0.6                 17,710,267

Excludes U.S. Treasury and government agency holdings.

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                  (PIE CHART)

          The 10 holdings listed here make up 7.0% of portfolio assets


12 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Diversified Bond Fund

THE FUND'S LONG-TERM PERFORMANCE

 VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - DIVERSIFIED BOND
                                      FUND


                RiverSource VP - Diversified   Lehman Brothers Aggregate   Lipper Intermediate Investment
                          Bond Fund                    Bond Index                    Grade Index
1/01/97                    $10,000                      $10,000                        $10,000
1/31/97                    $10,883                      $10,965                        $10,878
1/31/98                    $11,047                      $11,918                        $11,734
1/31/99                    $11,235                      $11,820                        $11,619
1/31/00                    $11,843                      $13,195                        $12,848
1/31/01                    $12,751                      $14,308                        $13,905
1/31/02                    $13,456                      $15,775                        $15,057
1/31/03                    $14,059                      $16,422                        $15,872
1/31/04                    $14,689                      $17,135                        $16,551
1/31/05                    $15,001                      $17,551                        $16,929
1/31/06                    $15,662                      $18,311                        $17,685


This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Diversified Bond Fund (from 1/1/97 to 12/31/06) as compared to the performance of two widely cited performance indices, the Lehman Brothers Aggregate Bond Index and the Lipper Intermediate Investment Grade Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Lehman Brothers Aggregate Bond Index, an unmanaged index, is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The index is frequently used as a general measure of bond market performance. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Intermediate Investment Grade Index includes the 30 largest investment grade funds tracked by Lipper Inc. The index's returns include net reinvested dividends.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 13

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - Diversified Equity Income Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, portfolio managers Warren Spitz, Steve Schroll, Laton Spahr and Paul Stocking discuss RiverSource VP - Diversified Equity Income Fund's results and positioning for the annual period ended Dec. 31, 2006.

Q: How did RiverSource VP - Diversified Equity Income Fund perform for the annual period?

A: RiverSource VP - Diversified Equity Income Fund returned 19.75% for the 12 months ended Dec. 31, 2006. The Fund underperformed its benchmark, the Russell 1000(R) Value Index (Russell Index), which advanced 22.25% for the period. The Fund outperformed the Lipper Equity Income Funds Index, representing its peer group, which rose 18.40% over the same time frame.

     RiverSource VP - Diversified Equity Income Fund rose 9.37% for the four-month period Sept. 1 - Dec. 31, 2006. The Russell Index returned 10.15%, while the Lipper Equity Income Funds Index returned 9.41% for the four-month period.

Q:   What factors most significantly affected the Fund's performance?

A: The Fund posted impressive gains during the period. Stock selection in utilities, the second best performing sector in the Russell Index for the annual period, helped the Fund's results most. Among the Fund's standout individual performers in the utilities sector were AT&T, FPL Group and BT Group.

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Diversified Equity Income Fund   +19.75%
Russell 1000(R) Value Index (unmanaged)           +22.25%
Lipper Equity Income Funds Index                  +18.40%

(See "The Fund's Long-term Performance" for Index descriptions)

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

     Results from most other sectors were mixed during the annual period. For example, the Fund's modest position in financials helped its performance, but this positive contribution was more than offset by poor stock selection within the sector. Having significant holdings in XL Capital and Marsh & McLennan Companies particularly hurt. Conversely, the Fund's sizable exposure to the energy sector detracted from the Fund's annual returns, as this sector was one of the worst performers in the Russell Index for the annual period. However, our stock selection in the energy sector was effective, with oil services firms McDermott Intl and Schlumberger, standout performers for the Fund. Stock selection in integrated oils disappointed overall, as the positive contributions made by Fund holdings Petrobras and Marathon Oil were more than offset by the negative effect of having only a modest position in the strongly performing energy giant Exxon Mobil. The Fund's allocation to consumer discretionary had a rather neutral impact, but stock selection in this sector detracted.

Q:   What changes did you make to the Fund's portfolio during the period?

A: We maintained the Fund's overall bias toward cyclical stocks, but we somewhat reduced the Fund's exposure to these industries during the period in favor of the more defensive segments of the equity market given a moderation in economic growth expectations. Specifically, during the annual period, we reduced the Fund's positions in materials, energy and producer durables. We increased the Fund's allocations to utilities, financials and health care.

     INVESTMENT TERM

     CYCLICAL STOCK: A stock that rises quickly when economic growth is strong and falls rapidly when growth is slowing down. An example of a cyclical industry is the automobile market: as economic growth slows, consumers have less money to spend on new cars. Non-cyclical stocks are found in industries such as health care, where the demand for goods and services is constant.


14 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Diversified Equity Income Fund

Q:   What is the Fund's tactical view and strategy for the months ahead?

A: We take larger positions in sectors, industries or individual stocks when we believe we have identified factors that other investors have either missed or ignored or strongly disagree with, and that have the potential to move the share values higher. Generally we view the market as not providing wide differentiation among valuations currently and in the near term. Overall, risk premiums are low across asset classes, providing relatively little opportunity to expand active risk taking.

     We expect that the themes of energy infrastructure investment, industrial growth and globalization are themes to lead the market over the longer term. However, with our dynamic view of risk management, we expect to moderate the risk profile within the Fund's portfolio by reducing its emphasis on these themes in favor of several new stock-specific opportunities. As always, we will continue to emphasize stocks with attractive valuations and will invest in equities across the market capitalizations sectors with an emphasis on large-cap stocks.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                      +19.75%
3 years                     +17.12%
5 years                     +12.92%
Since inception (9/15/99)    +9.58%

SECTOR BREAKDOWN*
Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

Financials                   28.8%
Industrials                  16.2%
Energy                       14.0%
Telecommunication Services    8.4%
Health Care                   8.0%
Consumer Discretionary        5.2%
Other(1)                     19.4%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Materials 4.7%, Consumer Staples 4.6%, Utilities 4.2%, Information Technology 3.4%, Telecommunication 0.5% and Cash & Cash Equivalents(2) 2.0%.

(2) Of the 2.0%, 0.6% is due to security lending activity and 1.4% is the Fund's cash equivalent position.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

THE TEN LARGEST HOLDINGS

                                       PERCENT                VALUE
                               (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                               ---------------------   ------------------
Bank of America                         3.2%              $110,286,175
Citigroup                               3.1                106,586,350
Pfizer                                  2.7                 93,871,986
AT&T                                    2.6                 91,136,922
St. Paul Travelers Companies            2.4                 83,486,018
McDermott Intl                          2.3                 81,802,308
Altria Group                            2.1                 73,613,479
ACE                                     2.1                 72,214,583
Exxon Mobil                             2.0                 70,916,084
XL Capital Cl A                         2.0                 70,015,251

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                  (PIE CHART)

          The 10 holdings listed here make up 24.5% of portfolio assets


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 15

RiverSource VP - Diversified Equity Income Fund

THE FUND'S LONG-TERM PERFORMANCE

                  VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN
                RIVERSOURCE VP - DIVERSIFIED EQUITY INCOME FUND


                  RiverSource VP - Diversified   Russell 1000(R) Value   Lipper Equity Income
                       Equity Income Fund                Index                Funds Index
10/01/99                     $10,000                    $10,000                 $10,000
12/31/99                     $10,476                    $10,544                 $10,406
12/31/00                     $10,394                    $11,283                 $11,182
12/31/01                     $10,617                    $10,652                 $10,601
12/31/02                     $ 8,596                    $ 8,999                 $ 8,859
12/31/03                     $12,135                    $11,702                 $11,147
12/31/04                     $14,343                    $13,631                 $12,599
12/31/05                     $16,279                    $14,592                 $13,330
12/31/06                     $19,495                    $17,839                 $15,782

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Diversified Equity Income Fund (from 10/1/99 to 12/31/06) as compared to the performance of two widely cited performance indices, the Russell 1000(R) Value Index and the Lipper Equity Income Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Russell 1000(R) Value Index, an unmanaged index, measures the performance of those stocks in the Russell 1000(R) Index with lower price-to-book ratios and lower forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Equity Income Funds Index includes the 30 largest equity income funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


16 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

PORTFOLIO MANAGEMENT Q&A
RiverSource VP - Emerging Markets Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, RiverSource VP - Emerging Markets Fund portfolio managers Julian Thompson and Jules Mort of Threadneedle International Limited (Threadneedle) discuss the Fund's results for the 12 months ended Dec. 31, 2006. Threadneedle, an indirect wholly-owned subsidiary of Ameriprise Financial, Inc., acts as the subadviser to the Fund.

Q: How did RiverSource VP - Emerging Markets Fund perform for the fiscal year ended Dec. 31, 2006?

A: The Fund returned 33.90% for the 12-month period ended Dec. 31, 2006. The Fund outperformed its benchmark, the Morgan Stanley Capital International
     (MSCI) Emerging Markets Index (MSCI Index), which returned 32.59%. The Fund also outperformed its peer group, the Lipper Emerging Markets Funds Index, which rose 32.07% for the 12-month time frame.

     RiverSource VP - Emerging Markets Fund rose 20.17% for the four-month period Sept. 1 - Dec. 31, 2006. The MSCI Index returned 18.62% while the Lipper Emerging Markets Funds Index returned 18.11% for the four-month period.

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Emerging Markets Fund    +33.90%
MSCI Emerging Markets Index (unmanaged)   +32.59%
Lipper Emerging Markets Funds Index       +32.07%

(See "The Fund's Long-term Performance" for Index descriptions)

International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets due to the dramatic pace of economic, social and political change.

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

Q:   What factors had a significant impact on performance?

A: Asset allocation, sector selection and stock selection contributed to performance over the Fund's fiscal year. Throughout the year, asset allocation was the key driver of performance.

     Standout contributors included Brazil and Russia, the two largest allocations in the Fund. Brazil turned in very strong performance for the period up more than 45% and Russia was up nearly 56% over the period. The Fund's overweight position in both Brazil and Russia relative to the MSCI Index's weighting helped performance.

     Throughout the year, we have focused on some key investment themes that have benefited the Fund, namely commodities and domestic consumption (i.e., when consumers spend their income on goods and services produced or provided within their country). Both Brazil and Russia are commodity-producing economies and continued to benefit from very strong commodity prices and from what we believe is a long-term growth trend in China. The outlook for China's appetite for commodities, such as iron ore from Brazil and oil from Russia, remains strong in light of China's projected growth and perpetual building of infrastructure and other projects. Domestic consumption in countries such as China is growing and has benefited the Fund with some stand-out performers in the telecommunication and banking sectors.

Profits from selling commodities and commodity-related products brought benefits to the economies of exporting countries, such as Brazil and Russia. Among the industries that have indirectly benefited are the banking sector, media and telecom in Russia; and airlines, retail and real estate in Brazil.

Several countries detracted from performance. South Africa was one of the Fund's main detractors through much of the period, although South Africa's performance was up 20.5% at the end of the year. Over the year, the Fund has built a sizeable South African position, and midway through the period, it underperformed but rebounded by the end of the period. Another disappointment to the Fund was India. We have been underweight relative to the MSCI Index in India because we considered stocks in India to be expensive and also riskier compared to other places, such as Brazil. We felt that our money could work harder elsewhere, so we reduced the Fund's position in India. In doing so, we missed out on much of its market appreciation. Finally, the Fund had a sizable position in the banking sector in Turkey. The market there peaked in February 2006, and we retained the position. Shortly after, the market sold off on fears that U.S. interest rates would rise, and we sold out of the Fund's position.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 17

RiverSource VP - Emerging Markets Fund

     Individual stocks in various sectors that contributed to performance over the period included mining company Companhia Vale do Rio Doce (Brazil), Samsung Electronics (South Korea), LUKOIL (Russia), America Movil (Mexico), Gazprom (Russia) and the Industrial & Commercial Bank of China (also known as ICBC). Some stocks that hindered performance included retailer Truworths Intl (South Africa), commercial bank Akbank (Turkey), technology company Lipman (Israel) and food retailer Pyaterochka (Russia).

Q:   What changes did you make to the Fund during the period?

A: We reduced the Fund's position in Asia, somewhat. However, Asia remains a significant focus for the Fund. We also reduced the Fund's exposure to India and Thailand. India's central bank struggles to rein in economic growth and the Indian market is volatile and, in our opinion, overpriced. In Thailand, we believed that the interest rate cycle was not favorable for investments and had concerns with Thailand's political environment. Also, we reduced the Fund's overall position in technology, which impacted the Fund's weighting in Asia. We decreased the Fund's exposure to Taiwan Semiconductors Manufacturing. We reduced the Fund's exposure to South Korea because growth there has slowed and the country's economy acted more like a developed market than an emerging one. Early in the period, we added South Korean company, Samsung Heavy Industries, specialized shipbuilders that enjoyed strong demand for their products. We later reduced the Fund's substantial holding in semiconductor manufacturer Samsung Electronics after its disappointing results from the first calendar quarter in 2006.

     Commodities and domestic consumption themes are evidenced in the high level of exports, growing trade surpluses and rise in consumer-facing industries in Brazil and Russia, the two largest country allocations in the Fund. In Brazil, mining company Companhia Vale do Rio Doce is among the Fund's largest holdings and continues to benefit through its global exports including iron ore sales to China. In the first half of the period, we bought paper and pulp producer Aracruz Celulose, which has extremely low production costs. We also added Cyrela Brazil Realty, a real estate developer and GOL Linhas Aereas Inteligentes, a low cost, regional airline that benefits from travel within Brazil and operates with little competition and contained costs.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                     +33.90%
3 years                    +30.54%
5 years                    +24.17%
Since inception (5/1/00)   +12.07%

COUNTRY BREAKDOWN
Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

Brazil                  15.6%
Russia                  15.0%
South Korea             10.7%
Mexico                   8.6%
Taiwan                   8.6%
China                    4.0%
Other(1)                37.5%

(1) Includes Hong Kong 6.3%, South Africa 5.7%, Chile 2.7%, Luxembourg 2.3%, India 2.1%, Indonesia 2.1%, Peru 1.3%, Singapore 1.3%, Bermuda 1.2%, Argentina 1.0%, Colombia 1.0%, Hungary 1.0%, Canada 0.8%, Malaysia 0.7%, Poland 0.7%, Turkey 0.7%, Philippine Islands 0.6%, Netherlands 0.5%, Thailand 0.5% and Cash & Cash Equivalents 5.0%.

THE TEN LARGEST HOLDINGS

                                         PERCENT                VALUE
                                 (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                                 ---------------------   ------------------
Gazprom ADR                               5.0%               $27,074,541
Samsung Electronics                       3.8                 20,582,183
Companhia Vale do Rio Doce ADR            3.5                 19,358,242
Petroleo Brasileiro ADR                   3.1                 16,796,124
Taiwan Semiconductor Mfg                  3.0                 16,452,365
China Mobile                              2.9                 15,953,715
Sberbank                                  2.5                 13,541,250
Industrial & Commercial Bank
   of China Series H                      2.4                 13,034,113
America Movil ADR Series L                2.3                 12,672,453
Naspers Series N                          2.1                 11,693,150

Note: Certain foreign investment risks include: changes in currency exchange rates, adverse political or economic order, and lack of similar regulatory requirements followed by U.S. companies.

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                  (PIE CHART)

          The 10 holdings listed here make up 30.6% of portfolio assets


18 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Emerging Markets Fund

     In Russia, the oil sector has contributed significantly to performance, and we see this continuing. Russian oil company Gazprom was added during the period and is among the Fund's largest holdings. With profits from some of our Chinese holdings sold late in the period, we added to the Fund's existing position in Sberbank, a Russian bank that has approximately 45% of the market share in Russia. Loans are a big part of its business and its growth prospects, particularly in the mortgage market, looked so promising to us that we consider Sberbank a core holding within the Fund's allocation to Russia, and it has been a strong performer over the period.

     Our asset allocation to China boosted performance over the period. Notable holdings include the ICBC and China Merchants Bank. Both of these Chinese banks doubled in value during the fourth calendar quarter of 2006 and were significant contributors to performance. Late in the period, we significantly reduced our stake in China Merchants Bank and some other Chinese holdings.

Q:   How do you intend to manage the Fund in the coming months?

A: For most of the period, we have maintained an overweight position in China, relative to the MSCI Index. We have since reduced the Fund's exposure to China, and now have a slight underweight relative to the Index. The strength of the Chinese market has made valuations much less attractive now, particularly in the banking sector. We sold some of the Chinese holdings and put the monies to work elsewhere. We like China's prospects and will continue to watch for companies that, in our view, are a good fit for the Fund and are also attractively valued.

     We believe that emerging markets will continue to perform well within periods of volatility, and with that in mind, we feel the Fund is suitably positioned. We believe the shape of the portfolio and the sector allocations that we have in place are unlikely to change much because we still favor commodity producers over commodity importers. We also intend to keep the Fund's strategy largely focused on domestic growth companies.

     We continue to see the best opportunities in Latin America and in Russia. We are considering the Fund's exposure in South Africa at this point, and we are very aware that the retail sector in South Africa is looking very cheap. However, the macroeconomic environment does not look favorable.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 19

RiverSource VP - Emerging Markets Fund

THE FUND'S LONG-TERM PERFORMANCE

                  VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN
                     RIVERSOURCE VP - EMERGING MARKETS FUND


               RiverSource VP - Emerging   MSCI Emerging Markets   Lipper Emerging Markets
                      Markets Fund                 Index                 Funds Index
 5/01/00                $10,000                   $10,000                    $10,000
12/31/00                $ 7,345                   $ 7,484                    $ 7,596
12/31/01                $ 7,244                   $ 7,307                    $ 7,330
12/31/02                $ 6,850                   $ 6,868                    $ 6,991
12/31/03                $ 9,613                   $10,734                    $10,972
12/31/04                $11,934                   $13,519                    $13,791
12/31/05                $15,968                   $18,189                    $18,293
12/31/06                $21,381                   $24,116                    $24,160


This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Emerging Markets Fund (from 5/1/00 to 12/31/06) as compared to the performance of two widely cited performance indices, the Morgan Stanley Capital International (MSCI) Emerging Markets Index and the Lipper Emerging Markets Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Morgan Stanley Capital International (MSCI) Emerging Markets Index, an unmanaged market capitalization-weighted index, is designed to measure equity market performance in the global emerging markets. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Emerging Markets Funds Index includes the 30 largest emerging markets funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


20 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - Fundamental Value Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

RiverSource VP - Fundamental Value Fund rose 9.25% for the period since the Fund's inception on May 1, 2006 through Dec. 31, 2006. The Fund underperformed its benchmarks, the Russell 1000(R) Value Index (Russell Index), which rose 12.54%, while the S&P 500 Index returned 9.65% during the same period. The Fund also underperformed the Lipper Large Cap Value Funds Index, which increased 10.54%. Davis Selected Advisers, L.P. (Davis), an independent money management firm, manages the Fund's portfolio.

RiverSource VP - Fundamental Value Fund rose 9.30% for the four-month period Sept. 1 - Dec. 31, 2006. The Russell Index returned 10.15%, while the S&P 500 Index returned 9.45%. The Lipper Large Cap Value Funds Index returned 9.50% for the four-month period.

Q: What factors most significantly affected the Fund's performance for the period?

A: Consumer discretionary companies were the most important contributors to the Fund's performance during the period. Stock selection within the sector was positive with Comcast and Harley-Davidson among the top contributors to performance.

                             PERFORMANCE COMPARISON
                       For the period ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Fundamental Value Fund    +9.25%
S&P 500 Index (unmanaged)                  +9.65%
Russell 1000(R) Value Index (unmanaged)   +12.54%
Lipper Large Cap Value Funds Index        +10.54%

(See "The Fund's Long-term Performance" for Index descriptions)

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

     The Fund's largest sector holdings were in the consumer staples and financials sectors, which contributed to the Fund's performance. Altria Group, a consumer staples holding, and financial companies Berkshire Hathaway, American Express and JP Morgan Chase & Co. were among the Fund's top contributors to performance.

     The Fund's holdings within the telecommunication services and energy sectors detracted from performance. Sprint Nextel detracted from performance during the period along with energy companies EOG Resources and Occidental Petroleum. In addition, two financial companies Progressive and Aon were among the top detractors from performance. Lastly, the Fund's international holdings contributed positively to performance during the period. The Fund ended the period with approximately 13% of assets invested in foreign companies.

Q:   What changes did you make to the Fund during the period?

A: Our long-term focus usually results in low portfolio turnover. We do not overreact to past short-term performance from individual holdings on either the upside or the downside. We focus deliberately on the future, considering each company's long-term business fundamentals.

Q:   How are you positioning the Fund going forward?

A: We have built a portfolio which is quite different in composition from the S&P 500 Index. The Fund's investment strategy is to buy companies with durable earnings at prices below our estimates of their intrinsic value and hold them for the long term. We perform extensive research on the companies that we buy. We are strong supporters of long-term, buy-and-hold investing.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 21

RiverSource VP - Fundamental Value Fund

TOTAL RETURN
at Dec. 31, 2006

Since inception (5/1/06)   +9.25%

SECTOR BREAKDOWN*
Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

Financials                36.0%
Consumer Staples          13.8%
Consumer Discretionary    13.3%
Energy                    11.8%
Industrials                5.9%
Cash & Cash Equivalents    5.2%
Other(1)                  14.0%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Information Technology 4.9%, Materials 4.0%, Health Care 3.5% and Telecommunication Services 1.6%.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

THE TEN LARGEST HOLDINGS

                                 PERCENT                 VALUE
                          (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                          ---------------------   ------------------
American Express                   4.6%               $18,600,815
ConocoPhillips                     4.5                 18,083,913
Altria Group                       4.4                 17,906,343
American Intl Group                4.4                 17,872,004
Tyco Intl                          4.2                 16,976,576
JPMorgan Chase & Co                4.1                 16,706,970
Costco Wholesale                   3.6                 14,692,573
Berkshire Hathaway Cl B            3.4                 13,802,490
Comcast Special Cl A               3.4                 13,569,035
HSBC Holdings ADR                  2.7                 10,939,251

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                  (PIE CHART)

          The 10 holdings listed here make up 39.3% of portfolio assets


22 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Fundamental Value Fund

THE FUND'S LONG-TERM PERFORMANCE

VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - FUNDAMENTAL VALUE
                                      FUND


               RiverSource VP -                      Russell 1000(R)   Lipper Large-Cap
INDEX       Fundamental Value Fund   S&P 500 Index     Value Index     Value Funds Index
5/1/06            $ 10,000              $ 10,000         $ 10,000           $ 10,000
5/31/06           $  9,912              $  9,712         $  9,747           $  9,756
6/31/06           $  9,976              $  9,726         $  9,809           $  9,763
7/31/06           $  9,942              $  9,786         $ 10,048           $  9,912
8/31/06           $  9,995              $ 10,019         $ 10,216           $ 10,095
9/31/06           $ 10,170              $ 10,277         $ 10,419           $ 10,330
10/31/06          $ 10,493              $ 10,612         $ 10,760           $ 10,638
11/31/06          $ 10,704              $ 10,814         $ 11,005           $ 10,822
12/31/06          $ 10,925              $ 10,965         $ 11,251           $ 11,055

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Fundamental Value Fund (from 5/1/06 to 12/31/06) as compared to the performance of three widely cited performance indices, the S&P 500 Index, the Russell 1000(R) Value Index and the Lipper Large-Cap Value Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution.

The Standard & Poor's 500 Index (S&P 500 Index), an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices.

The Russell 1000(R) Value Index, an unmanaged index, measures the performance of those stocks in the Russell 1000(R) Index, with lower price-to-book ratios and lower forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Large-Cap Value Funds Index includes the 30 largest large-cap value funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 23

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - Global Bond Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, Nic Pifer, portfolio manager for RiverSource VP -Global Bond Fund discusses the Fund's results and positioning for the annual period ended Dec. 31, 2006.

Q:   How did RiverSource VP - Global Bond Fund perform for the annual period?

A: RiverSource VP - Global Bond Fund returned 6.73% for the 12 months ended Dec. 31, 2006. The Fund outperformed its benchmark, the Lehman Brothers Global Aggregate Index (Lehman Global Index), which gained 6.64%. The Fund's peer group, as represented by the Lipper Global Income Funds Index, returned 7.21% during the same period.

     RiverSource VP - Global Bond Fund rose 2.15% for the four-month period Sept. 1 - Dec. 31, 2006. The Lehman Global Index returned 2.05%, while the Lipper Global Income Funds Index returned 2.78% for the four-month period.

Q:   What factors most significantly affected the Fund's performance?

A: Currency markets had the most positive impact on the Fund's annual performance, as the U.S. dollar fell 4.8% on a trade-weighted basis for the 12 months ended Dec. 31, 2006. As the value of the U.S. dollar decreases, the dollar value of foreign investments typically increases and vice versa. Global bonds produced only modestly positive returns for the year overall.

     Relative to the Lehman Global Index, the Fund benefited most from effective currency positioning. The Fund maintained its significant exposure to the euro and several other European currencies as well as to the "dollar bloc"

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Global Bond Fund                    +6.73%
Lehman Brothers Global Aggregate Index (unmanaged)   +6.64%
LipperGlobal Income Funds Index                      +7.21%

(See "The Fund's Long-term Performance" for Index descriptions)

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

     currencies of Canada, Australia and New Zealand during the annual period. The Fund also maintained its modest exposure to the yen throughout the period. The Fund benefited from its weightings in the euro, other European currencies, "dollar bloc" currencies and yen, as the U.S. dollar weakened vs. the euro, the British pound, the Australian dollar and the New Zealand dollar and strengthened vs. the yen.

     The Fund's country allocation helped the Fund's results, too. The Fund's underweight in Japanese bonds, overweights in the "dollar bloc" government bond markets and the "peripheral" European markets of Poland, Norway and the Czech Republic, and underweighted-to-neutral position in U.S. bonds all contributed positively. The Fund's overweight in core European bonds detracted from results.

     On a sector basis, the Fund benefited from its exposure to high yield corporate bonds, as this was one of the best performing sectors of the fixed income market during the annual period. The Fund also benefited from its allocation to and issue selection within mortgage-backed securities and commercial mortgage-backed securities (CMBS). Of course, the majority of the Fund's holdings remained in the government bond sector.

     We maintained the Fund's duration, a principal measure of interest rate risk, shorter than that of the Lehman Global Index for much of the annual period. This stance was based on our view that the world's major central banks would raise interest rates given the pace of economic growth. The U.S. Federal Reserve Board (the Fed) did, in fact, raise the targeted federal funds rate by an additional 100 basis points (1.00%) during the period. The European Central Bank raised its interest rates five more times during the period, for an additional 125 basis points (1.25%). In the spring, the Bank of Japan took the first step to move away from its zero interest rate policy, raising its interest rates for the first time in five years by 25 basis points (0.25%). As global bond yields generally moved up over the annual period, the Fund's short duration positioning had a modestly positive effect on results.

     The Fund underperformed its Lipper peer group due primarily to the Fund's more conservative risk profile during the period. For example, the Fund had just a small exposure to emerging markets bonds, which performed quite well for the year.

Q:   What changes did you make to the Fund's portfolio during the period?

A: While still maintaining a significant exposure, we pared back the Fund's position in the euro and other European currencies following the U.S. dollar's significant decline in late April/early May. We then further reduced the Fund's exposure to the euro and other European currencies, bringing them to a neutral position relative to the Lehman Global


24 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Global Bond Fund

     Index in November and December when the U.S. dollar notably weakened again. Throughout, we redeployed most of these assets into the U.S. dollar, moving from an underweighted to an overweighted position. We added some exposure to the yen during the period, but maintained the Fund's underweighted allocation.

     Within sectors, we further reduced the Fund's already modest positions in U.S. and European investment grade corporate bonds, and we increased the Fund's already sizable positions in AAA-rated CMBS, pass-through mortgages and European covered bonds. We view CMBS as high quality substitutes for corporate bonds. Pass-through mortgage securities consist of a pool of residential mortgage loans, where homeowners' monthly payments of principal, interest and prepayments pass from the original bank through a government agency or investment bank to investors. European covered bonds are debt instruments secured by a covered pool of mortgage loans (property as collateral) or public-sector debt to which investors have a preferential claim in the event of default. This added exposure to mortgages proved well-timed, having implemented the strategy just before a strong run in the sector.

     We scaled back the Fund's exposure to UK bonds, as the UK Central Bank raised its interest rates twice during the annual period for a total of 50 basis points (0.50%). We also made some allocation and duration adjustments in the Fund's U.S. and European bond markets positioning during the year based on valuation analysis. Overall, these adjustments served to shorten further the Fund's duration relative to the Lehman Global Index.

Q:   What is the Fund's tactical view and strategy for the months ahead?

A: While central banks' tightening policies dominated the global bond markets during the past few years, we believe we are now entering a period of neutral or static bank policy. Thus we expect little movement in bond yields, especially in the U.S. During the coming months, we may still see some upward movement of yields in the Japanese and European bond markets, given that the Bank of Japan has indicated a steady but notably slow path to higher interest rates and that the European Central Bank may hike

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                     +6.73%
3 years                    +3.72%
5 years                    +7.71%
10 years                   +4.99%
Since inception (5/1/96)   +5.42%

COUNTRY BREAKDOWN
Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

United States             36.8%
Japan                     10.0%
Germany                    9.0%
France                     6.2%
Cash & Cash Equivalents    5.1%
United Kingdom             4.4%
Other(1)                  28.5%

(1) Includes Italy 4.0%, Netherlands 3.1%, Spain 3.1%, Canada 2.7%, Ireland 2.4%, Belguim 2.0%, Greece 1.6%, Australia 1.4%, Poland 1.4%, Norway 1.2%, Austria 1.1%, New Zealand 0.9%, Supra-National 0.9%, Mexico 0.7%, Sweden 0.5%, Denmark 0.4%, Malaysia 0.3%, South Africa 0.3%, Brazil 0.2%, Czechoslovakia Federated Republic 0.2% and South Korea 0.1%.

THE TEN LARGEST HOLDINGS

                                              PERCENT                 VALUE
                                       (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                                       ---------------------   ------------------
Govt of Japan
1.70% 2009                                      3.7%               $29,455,451
Bundesrepublik Deutschland (Germany)
3.75% 2013                                      2.7                 21,007,445
Govt of Spain
5.15% 2009                                      2.6                 20,424,017
Buoni Poliennali Del Tesoro (Italy)
6.00% 2007                                      2.5                 19,892,154
Irish Govt
4.25% 2007                                      2.4                 19,374,652
Bundesrepublik Deutschland (Germany)
6.50% 2027                                      2.3                 18,403,746
Govt of France
4.00% 2013                                      2.1                 16,706,658
United Kingdom Treasury
5.00% 2012                                      2.1                 16,261,262
Govt of France
5.00% 2012                                      2.0                 16,156,137
Kingdom of Belgium
3.00% 2010                                      2.0                 16,155,110

Note: Certain foreign investments risks include: changes in currency exchange rates, adverse political or economic order, and lack of similar regulatory requirements followed by U.S. companies.

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                  (PIE CHART)

         The 10 holdings listed here make up 24.4% of portfolio assets


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 25

RiverSource VP - Global Bond Fund

     interest rates one more time before likely going on hold some time in 2007. In the U.S., we believe the Fed's pause in interest rate increases in early August was likely the start of an extended period with the targeted federal funds rate at 5.25%. Global economic growth appears to be slowing to near-trend levels, which should ultimately reduce inflation pressures.

     Given our benign view for the major central banks, we feel comfortable with the Fund's current positioning. We expect to maintain the Fund's generally conservative profile, a stance that particularly helped the Funds' performance during the volatile months of April and May and which we believe will benefit the Fund during the coming months as well. We also expect to maintain the Fund's comparatively short duration and its current position on the U.S. dollar.

     As always, we are monitoring the market for changing conditions and regularly re-evaluate the Fund's duration, sector, country, yield curve and currency positioning in an effort to seek an attractive trade-off between risk and potential return. Our sector teams remain focused on careful individual security selection, as we continue to seek opportunities to capitalize on attractively valued bonds.

THE FUND'S LONG-TERM PERFORMANCE

 VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - GLOBAL BOND FUND


RiverSource VP - Global     Lehman Brothers Global     Lipper Global Income
      Bond Fund                 Aggregate Index             Funds Index
        $10,000                     $10,000                   $10,000
        $10,383                     $10,378                   $10,362
        $11,219                     $11,801                   $11,018
        $10,725                     $11,191                   $10,716
        $11,073                     $11,545                   $11,163
        $11,221                     $11,727                   $11,442
        $12,902                     $13,664                   $12,778
        $14,581                     $15,373                   $14,466
        $16,043                     $16,798                   $15,697
        $15,242                     $16,044                   $15,398
        $16,268                     $17,110                   $16,508

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Global Bond Fund (from 1/1/97 to 12/31/06) as compared to the performance of two widely cited performance indices, the Lehman Brothers Global Aggregate Index and the Lipper Global Income Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Lehman Brothers Global Aggregate Index, an unmanaged market capitalization weighted benchmark, tracks the performance of investment grade fixed income securities denominated in 13 currencies. The index reflects the reinvestment of all distributions and changes in market prices.

The Lipper Global Income Funds Index includes the 30 largest global income funds tracked by Lipper Inc. The index's returns include net reinvested dividends.


26 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - Global Inflation Protected Securities Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, portfolio managers Jamie Jackson and Nic Pifer discuss RiverSource VP - Global Inflation Protected Securities Fund's results and positioning for the annual period ended Dec. 31, 2006.

Q: How did RiverSource VP - Global Inflation Protected Securities Fund perform for the annual period?

A: RiverSource VP - Global Inflation Protected Securities Fund gained 1.19% for the 12 months ended Dec. 31, 2006. The Fund underperformed its benchmark, the Lehman Brothers Global Inflation Linked Index, which gained 1.24%. The Blended Index (made up of 50% Lehman Brothers Global Inflation Linked Index (excluding U.S., fully hedged to the U.S. dollar) and 50% Lehman Brothers U.S. Treasury Inflation Protected Securities Index) returned 0.86%. The Lehman Brothers U.S. Treasury Inflation Protected Securities Index (Lehman Index) advanced 0.48% for the same time frame.

     RiverSource VP - Global Inflation Protected Securities Fund fell 0.49% for the four-month period Sept. 1 - Dec. 31, 2006. The Lehman Brothers Global Inflation Linked Index fell 0.30%, while the Blended Index fell 0.68%. The Lehman Index fell 1.06% for the four-month period

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Global Inflation Protected Securities Fund    +1.19%
Lehman Brothers Global Inflation Linked Index (unmanaged)      +1.24%
Lehman Brothers U.S. Treasury Inflation Protected Securities   +0.48%
   Index (unmanaged)                                           +0.86%
Blended Index (unmanaged)

(See "The Fund's Long-term Performance" for Index descriptions)

The indices do not reflect the effects of expenses.

It is not possible to invest directly in an index.

Q:   What factors most significantly affected the Fund's performance?

A:   The Fund's significant exposure to Treasury Inflation Protected Securities
     (TIPS), whose interest payments are automatically adjusted to help offset inflation, challenged the Fund during this annual period. Yields of TIPS generally moved higher during the period given that inflation was below expectations. This muted Fund returns, as bond yields and prices typically move in opposite directions. The increase in overall U.S. inflation that accrued to the Fund during the annual period was just 1.31%. Also of particular note was the lack of any outsized monthly spikes registered by the inflation rate throughout the 12-month period. Rather, the complete lack of a hurricane season caught the market off guard and resulted in a dramatic fall in energy prices during the third quarter. For example, overall inflation remained within a 3.3% to 4.3% annualized range from January through August, before declining to a 1.3% to 2.1% annualized range from September through November. Inflation crept up again at the end of the year, as energy prices rose 4.6% in December.

     When reviewing the performance of TIPS, it is critical to distinguish between overall inflation and core inflation. Overall inflation takes into consideration food and energy as a component of the cost of living. It is the overall inflation rate to which the principal and interest on TIPS are tied. For the 12-month period ended Dec. 31, 2006, overall inflation rose 2.5%, according to the latest available government data, compared to 3.4% for 2005. In contrast, core inflation, a measure closely monitored by the Federal Reserve Board (the Fed), which excludes food and energy, often changes significantly on a monthly basis. Core inflation hovered close to 2% -- a rate considered neutral by the Fed -- for much of the first half of the year before moving outside the Fed's "comfort zone" during the second half of the year. For the 12-month period ended Dec. 31, 2006, core inflation rose 2.6%, compared to 2.2% in each of the preceding two years.

     The Fund was hurt by holding no nominal U.S. Treasuries during the period, as TIPS underperformed nominal Treasury securities, or non-inflation protected Treasury securities, for the 12 months. TIPS were hurt by a greater increase in yields compared to nominal Treasuries, from a longer duration than nominal Treasuries, and from declining inflation figures.

     On the positive side, the Fund benefited during the period from its defensive-to-neutral positioning in the form of a duration, a measure of the Fund's sensitivity to interest rates, that was shorter than the Lehman Index for most of the period. We had the Fund positioned for higher rates, and, as mentioned above, TIPS yields did indeed rise during the period.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 27

RiverSource VP - Global Inflation Protected Securities Fund

     Further benefiting the Fund was its position in non-U.S. dollar bonds. Non-U.S. dollar bonds are bonds denominated in foreign currencies. Non-U.S. dollar bonds performed well based on comparatively smaller rate increases in other countries. Select and effective currency positioning further helped the Fund, as the U.S. dollar weakened during the year vs. the euro and the British pound, where the Fund held positions. Remember, as the value of the U.S. dollar decreases, the dollar value of foreign investments typically increases and vice versa.

     The Fund's exposure to UK inflation-linked bonds also contributed to performance during the fiscal year, as these bonds performed well during the period. Also helping the Fund's performance was exposure to hedged Japanese government bonds, which posted positive returns. A modest Fund position in short-term maturity U.S. government agency inflation-linked bonds, established during this annual period, further benefited the Fund's results, as these securities offered attractive yields.

Q:   What changes did you make to the Fund's portfolio during the period?

A: As indicated, we established a modest fund position in short-term maturity U.S. government agency inflation-linked bonds during the period. We also adjusted the Fund's duration somewhat. We extended the Fund's duration toward a neutral position relative to the Lehman Index early in the second half of the fiscal year in anticipation of the Fed nearing an end to its latest tightening cycle, as we believed it would be appropriate to add some interest rate sensitivity to the Fund. We then became a bit more defensive again, shortening the Fund's duration by the end of the period, as we believe the Fed is likely to maintain its pause for an extended period of time.

     As the TIPS yield curve remained modestly inverted throughout most of the year, meaning yields at the short-term end of the curve were higher than those at the longer-term end of the curve, we maintained the Fund's barbell position throughout. In other words, we weighted the Fund to a mix of short-term and long-term bonds and had a more moderate exposure to intermediate-term securities. This strategy enabled the Fund to benefit from high short-term yields as well as from yields on long-term securities that were higher than those of intermediate-term securities.

Q:   What is the Fund's tactical view and strategy for the months ahead?

A: In our view, core inflation will probably stay north of 2%, owing to moderately higher inflation expectations. After all, the price of crude oil still is very high compared to its average during the period of disinflation from 1980 to 2003, the Fed seems comfortable with overall inflation at 2.5%, and the recent renewed weakness in the U.S. dollar does nothing to ease core inflation pressures. The bottom line, in our view, is that the economy may remain sluggish longer than many now expect, but it still will not be soft enough to remove all inflation concerns. Furthermore, these combined factors should keep the Fed on hold, with the federal funds rate at its current 5.25%, for longer than the market currently anticipates. As a result, we intend to maintain the Fund's current duration positioning, or interest rate risk, for the near term.

     We will, of course, continue to closely monitor inflation figures, real rates, security prices, economic data and Fed policy shifts and adjust the portfolio's holdings and duration stance if necessary.

COUNTRY BREAKDOWN
Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

United States             50.8%
United Kingdom            16.7%
France                     9.8%
Italy                      6.9%
Cash & Cash Equivalents    6.2%
Japan                      3.0%
Other(1)                   6.6%

(1)  Includes Canada 2.8%, Germany 2.0% and Sweden 1.8%.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                      +1.19%
Since inception (9/13/04)   +2.98%


28 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Global Inflation Protected Securities Fund

THE FUND'S LONG-TERM PERFORMANCE

                 VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN
          RIVERSOURCE VP - GLOBAL INFLATION PROTECTED SECURITIES FUND


  RiverSource VP -                        Lehman Brothers U.S.
  Global Inflation      Lehman Brothers    Treasury Inflation
Protected Securities   Global Inflation   Protected Securities
       Fund              Linked Index             Index          Blended Index
      $10,000               $10,000               $10,000            $10,000
      $10,284               $10,307               $10,252            $10,280
      $10,572               $10,908               $10,543            $10,725
      $10,698               $11,043               $10,594            $10,817

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Global Inflation Protected Securities Fund (from 10/1/04 to 12/31/06) as compared to the performance of two widely cited performance indices, the Lehman Brothers Global Inflation Linked Index, the Lehman Brothers U.S. Treasury Inflation Protected Securities Index and a Blended Index consisting of a blend of the aforementioned indexes.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Lehman Brothers Global Inflation Linked Index is an unmanaged index that measures the performance of the inflation protected securities issued in countries around the world, including the United States, the United Kingdom, Canada, Sweden and France. The index reflects reinvestment of all distributions and changes in market prices.

The Lehman Brothers U.S. Treasury Inflation Protected Securities Index is an unmanaged index that measures the performance of the inflation protected obligations of U.S. Treasury. The index reflects reinvestment of all distributions and changes in market prices.

The Blended Index consists of 50% Lehman Brothers Global Inflation Linked Index (excluding U.S., fully hedged to the U.S. dollar) and 50% Lehman Brothers U.S. Treasury Inflation Protected Securities Index.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 29

PORTFOLIO MANAGEMENT Q&A
RiverSource VP - Growth Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, Portfolio Manager Nick Thakore discusses RiverSource VP - Growth Fund's results and positioning for the 12-months ended Dec. 31, 2006.

Q:   How did RiverSource VP - Growth Fund perform for the fiscal year?

A: RiverSource VP - Growth Fund returned 11.08% for the fiscal year ended Dec. 31, 2006. The Fund outperformed its benchmark, the Russell 1000(R) Growth Index (Russell Index), which returned 9.07% for the period. The Fund also significantly outperformed its peer group, represented by the Lipper Large-Cap Growth Funds Index, which advanced 4.72% for the same period.

     RiverSource VP - Growth Fund rose 8.27% for the four-month period Sept. 1 - Dec. 31, 2006. The Russell Index returned 8.84%, while the Lipper Large-Cap Growth Funds Index returned 8.20% for the four-month period.

Q:   What factors influenced the Fund's performance during the period?

A: U.S. stock markets advanced sharply during the past 12 months as global growth continued and the Federal Reserve held short-term interest rates steady in the latter months of the year. While fighting a headwind created by the market's clear preference for value stocks, the Fund capitalized on opportunities in the large-cap growth universe, outperforming the Russell Index and its peers.

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Growth Fund              +11.08%
Russell 1000(R) Growth Index (unmanaged)   +9.07%
LipperLarge-CapGrowth Funds Index          +4.72%

(See "The Fund's Long-term Performance" for Index descriptions)

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

     Both sector allocations and stock selection contributed to the Fund's outperformance. Positioning in the information technology, energy and telecommunication services sectors had the largest favorable effect. Positioning in financials and health care detracted.

     Within information technology, stock selection was the most significant contributor. Also positive was the Fund's information technology weighting which was smaller than the Russell Index. The primary factor behind the information technology outperformance was a focus on large-cap technology companies with historically strong earnings growth and very attractive valuations. Examples include Cisco Systems, Microsoft and Nokia, which performed well in 2006. The Fund also had exposure to faster growing technology companies and benefited from holdings of internet and semiconductor stocks. Internet-related firms continued to be supported by a secular shift toward increased internet advertising, while semiconductor firms demonstrated an ability to generate free-cash flow which is rare for cyclical companies.

     The Fund's energy allocation was smaller than that of the Russell Index, which was advantageous. Energy stock selection was an even more significant contributor to performance. Within energy, we focused on large-cap integrated oil companies and de-emphasized service-oriented firms and exploration and production companies. This positioning was particularly effective in 2006.

     The Fund benefited from an emphasis on telecommunication stocks, mainly wireless services. We continued to see a promising combination of powerful secular trends, high free cash flow yields and high growth rates for telecommunication stocks. Stock selection within telecommunication was a slight negative, mainly due to holdings of Sprint Nextel, which struggled to execute its growth plans and experienced deteriorating fundamentals during the period.

     The portfolio had a smaller financials position than the Russell Index, primarily because we did not consider the sector's growth opportunities attractive relative to the high valuations on many financial stocks. However, the sector outperformed during the period. Stock selection within financials was hampered by the portfolio's underweight in brokerage firms, a group that was very strong this past year.

     The portfolio's health care allocation was larger than that of the Russell Index, positioning that had a neutral impact on relative performance. Rather, stock selection caused the sector's underperformance as medical device maker Boston Scientific was negatively affected by potential changes in government reimbursements for cardiac devices and by recalls for products acquired through its merger with Guidant.


30 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Growth Fund

Q:   What changes did you make to the Fund during the period?

A: We shifted the Fund's telecommunication positioning, reducing its Sprint Nextel holding in favor of attractively valued companies that we think are better positioned to capitalize on the secular growth trend. We also took profits in selected stocks that had appreciated beyond our target valuations.

     In health care, we added to specific positions where we gained more confidence in the stock's growth potential over the coming year. In technology and energy, we identified selected stocks that had previously underperformed and now exhibited favorable risk/reward potential.

Q:   How do you plan to manage the Fund in the coming months?

A: We think corporate earnings growth is likely to decelerate, given that profit margins are at record levels and leading indicators point to potential for margin erosion. In addition, consumer spending could decline as higher borrowing costs, high energy prices and a weaker housing market may affect consumer confidence.

     Given our current outlook, we have emphasized stable growth companies over cyclical growth companies, preferring to own strong growers less dependent on the economy. However, we are also monitoring opportunities among cyclical stocks. Specifically, we are looking for companies whose earnings growth is tied to the economy, but the stock's price has already been discounted to reflect the cyclical nature of its earnings.

     We continue to find opportunities among large-cap companies which still appear inexpensive relative to mid- and small-cap stocks based on the historical relationships between these groups. In general, we believe the Fund holds stocks that, as a group, are likely to grow earnings faster than the market and are at attractive valuation levels.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                      +11.08%
3 years                      +9.37%
5 years                      +3.26%
Since inception (9/15/99)    -3.23%

SECTOR BREAKDOWN*
Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

Health Care                  21.1%
Information Technology       20.4%
Telecommunication Services   16.1%
Consumer Discretionary       14.2%
Consumer Staples             11.0%
Financials                    4.6%
Other(1)                     12.6%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Industrials 4.3%, Energy 3.5%, Materials 1.0% and Cash & Cash Equivalents 3.8%.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

THE TEN LARGEST HOLDINGS

                          PERCENT                 VALUE
                   (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                   ---------------------   ------------------
NTL                         8.0%               $50,945,627
Cisco Systems               4.3                 27,033,743
Google Cl A                 3.9                 24,492,471
Vodafone Group              3.6                 22,798,534
ALLTEL                      3.4                 21,438,466
Exxon Mobil                 2.7                 17,077,763
Microsoft                   2.6                 16,573,166
Genentech                   2.6                 16,296,421
Altria Group                2.2                 14,191,453
Procter & Gamble            2.2                 13,794,721

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                  (PIE CHART)

          The 10 holdings listed here make up 35.5% of portfolio assets


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 31

RiverSource VP - Growth Fund

THE FUND'S LONG-TERM PERFORMANCE

   VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - GROWTH FUND


RiverSource VP - Growth    Russell 1000(R)     Lipper Large-Cap
        Fund                Growth Index      Growth Funds Index
       $10,000                 $10,000              $10,000
       $12,028                 $12,514              $12,554
       $ 9,707                 $ 9,708              $10,083
       $ 6,702                 $ 7,726              $ 7,676
       $ 4,953                 $ 5,572              $ 5,519
       $ 6,015                 $ 7,230              $ 7,006
       $ 6,522                 $ 7,685              $ 7,528
       $ 7,083                 $ 8,089              $ 8,099
       $ 7,868                 $ 8,823              $ 8,481

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Growth Fund (from 10/1/99 to 12/31/06) as compared to the performance of two widely cited performance indices, the Russell 1000(R) Growth Index and the Lipper Large-Cap Growth Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Russell 1000(R) Growth Index, an unmanaged index, measures the performance of those stocks in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Large-Cap Growth Funds Index includes the 30 largest large-cap growth funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


32 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

PORTFOLIO MANAGEMENT Q&A
RiverSource VP - High Yield Bond Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, Scott Schroepfer, RiverSource VP - High Yield Bond Fund's portfolio manager, discusses the Fund's results and positioning for the annual period ended Dec. 31, 2006.

Q: How did RiverSource VP - High Yield Bond Fund perform for the annual period ended Dec. 31, 2006?

A: RiverSource VP - High Yield Bond Fund rose 10.81% for the 12-month period ended Dec. 31, 2006, underperforming its benchmark, the JP Morgan Global High Yield Index (JP Morgan Index), which advanced 11.45% during the period. The Fund outperformed its peer group, as represented by the Lipper High Current Yield Bond Funds Index, which returned 10.17% during the same time frame.

     RiverSource VP - High Yield Bond Fund rose 5.43% for the four-month period Sept. 1 - Dec. 31, 2006. The JP Morgan Index returned 5.61%, while the Lipper High Current Yield Bond Funds Index returned 5.39% for the four-month period.

Q: What factors most significantly affected the Fund's performance during the 12-month period?

A: Strong performers for the period included GMAC, Toys "R" Us, New Page and Nielsen. General Motors' financial services subsidiary GMAC performed very well during the period and contributed positively as the market continued to gain more confidence in the sale of the company, which was finalized at the end of November. Retailer Toys "R" Us was acquired through a leveraged buyout during the period and as it appeared that the new management could stabilize the business, the bonds performed well. During the period,

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - High Yield Bond Fund           +10.81%
JP Morgan Global High Yield Index (unmanaged)   +11.45%
LipperHigh Current Yield Bond Funds Index       +10.17%

(See "The Fund's Long-term Performance" for Index descriptions)

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

     adding to the Fund's positions in NewPage, a coated paper supplier, paid off as the security contributed positively to performance. Finally, the well-known media research and television audience ratings company Nielsen was the subject of a leveraged buyout during the period and has since generated profits as well as cost savings. The Nielson bonds as a result have performed well and became one of the Fund's top contributors for the period.

     Weaker performers for the Fund during the fiscal period included Georgia Gulf and Select Medical. Chemical company Georgia Gulf performed poorly based on the softness in the housing market. Select Medical, a specialty health care provider, suffered weak performance during the 12-month period over the uncertainty of government reimbursement for long-term acute care hospitals. We believe both positions are trading lower temporarily and we continue to hold the Fund's positions.

Q:   What changes did you make to the Fund and how is it currently positioned?

A: During the period, we lowered the Fund's exposure to homebuilder and building materials securities as we saw the housing market soften. We sold positions early in the period, which benefited the portfolio as those industries underperformed the broader market. In addition, we sold some strong, yet historically volatile performers from the Fund's portfolio to lock in some profits, namely GNC, a health retailer.

     The difference in yields between higher quality and lower quality bonds narrowed during the period. The Fund's sizable allocation to B-rated bonds remains, as we believe there is still value in the category. The Fund's position in CCC-rated bonds is currently slightly less than the JP Morgan Index since, in our opinion, the difference between owning B-rated securities and CCC-rated was slight during the period and the Fund just wasn't being rewarded to own incrementally riskier positions.

     Currently the Fund has greater-than-JP Morgan Index weights in the energy, media and wireline telecommunication industries. The Fund also continues to be overweight in the health care sector relative to the JP Morgan Index, specifically, health care providers and hospitals. The Fund remains underweight in the information technology, manufacturing and industrials industries relative to the JP Morgan Index.

Q:   How do you intend to manage the Fund in the coming months?

A: Going forward, we continue to believe that the key to potential outperformance will be leveraging our strength in credit research. We strive to select the right bonds while maintaining a diligent review of potential credit risks at individual companies. We sell bonds when risks outweigh a bond's total return potential.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 33

RiverSource VP - High Yield Bond Fund

     We have a bottom-up approach when selecting credits. One of our competitive advantages is that our team of nine analysts performs in-depth research to acquire deep knowledge and insight of the industries they cover. We believe that good security selection based on quality and in-depth security research will be key to performance in the near term.

     We believe that the U.S. may well be in the last stage of the current economic recovery and may be entering a period when economic growth is expected to slow in what we would characterize as a "soft landing." We further expect corporate earnings growth to slow, which along with slower productivity gains, rising energy and commodity costs and higher labor costs, will likely put pressure on profit growth.

     INVESTMENT TERM

     SOFT LANDING: A term used to describe a rate of economic growth high enough to avoid recession but slow enough to avoid high inflation.

     Finally, while company fundamentals generally remain solid, we anticipate that the default rate within the high yield bond market, while not spiking dramatically, may increase somewhat over the coming months. Given this view, taking incremental risk when valuations do not justify it does not seem prudent. Accordingly, we intend to continue upgrading credit quality in the Fund's portfolio. Further, we intend, of course, to continue to seek opportunities to capitalize on attractively valued bonds that have the potential for positive returns.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                     +10.81%
3 years                     +8.69%
5 years                     +8.54%
10 years                    +5.11%
Since inception (5/1/96)    +5.33%

SECTOR BREAKDOWN*
Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

Telecommunication        23.3%
Consumer Discretionary   21.1%
Materials                12.9%
Health Care               9.9%
Utilities                 7.5%
Industrials               7.4%
Other(1)                 17.9%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Energy 6.8%, Consumer Staples 4.9%, Financials 2.7% and Cash & Cash Equivalents(2) 3.5%.

(2) Of the 3.5%, 0.1% is due to security lending activity and 3.4% is the Fund's cash equivalent.

THE TEN LARGEST CORPORATE BOND HOLDINGS

                                 PERCENT                 VALUE
                          (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                          ---------------------   ------------------
Williams Companies
7.63% 2019                         1.5%               $18,002,750
Windstream
8.63% 2016                         1.4                 17,399,548
INVISTA
9.25% 2012                         1.2                 14,931,850
Insurance Auto Auctions
11.00% 2013                        1.0                 11,735,050
Qwest
7.63% 2015                         0.9                 11,481,099
NewPage
10.00% 2012                        0.9                 11,362,349
MGM MIRAGE
5.88% 2014                         0.9                 11,171,737
Cott Beverages USA
8.00% 2011                         0.9                 11,164,920
LaBranche & Co
11.00% 2012                        0.9                 10,904,300
Georgia-Pacific
7.13% 2017                         0.9                 10,877,738

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                  (PIE CHART)

         The 10 holdings listed here make up 10.5% of portfolio assets


34 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - High Yield Bond Fund

THE FUND'S LONG-TERM PERFORMANCE

 VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - HIGH YIELD BOND
                                      FUND


               RiverSource VP - High Yield   JP Morgan Global   Lipper High Current Yield
Index                  Bond Fund             High Yield Index       Bond Funds Index
1/1/97                   $ 10,000                $ 10,000                $ 10,000
1/31/97                  $ 11,337                $ 11,239                $ 11,317
1/31/98                  $ 10,837                $ 11,348                $ 11,309
1/31/99                  $ 11,513                $ 11,732                $ 11,850
1/31/00                  $ 10,441                $ 11,049                $ 10,699
1/31/01                  $ 10,922                $ 11,654                $ 10,588
1/21/02                  $ 10,239                $ 11,904                $ 10,333
1/31/03                  $ 12,816                $ 15,178                $ 13,056
1/31/04                  $ 14,277                $ 16,931                $ 14,406
1/31/05                  $ 14,851                $ 17,451                $ 14,839
1/31/06                  $ 16,457                $ 19,449                $ 16,348

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - High Yield Bond Fund (from 1/1/97 to 12/31/06) as compared to the performance of two widely cited performance indices, the JP Morgan Global High Yield Index and the Lipper High Current Yield Bond Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The JP Morgan Global High Yield Index is an unmanaged index used to mirror the investable universe of the U.S. dollar global high yield corporate debt market of both developed and emerging markets. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper High Current Yield Bond Funds Index includes the 30 largest high yield bond funds tracked by Lipper Inc. The index's returns include net reinvested dividends.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 35

PORTFOLIO MANAGEMENT Q&A
RiverSource VP - Income Opportunities Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, Brian Lavin, portfolio manager for RiverSource VP -Income Opportunities Fund discusses the Fund's results and positioning for the annual period ended Dec. 31, 2006.

Q: How did RiverSource VP - Income Opportunities Fund perform for the annual period?

A: RiverSource VP - Income Opportunities Fund returned 7.98% for the 12 months ended Dec. 31, 2006. The Fund underperformed its benchmark, the unmanaged Merrill Lynch U.S. High Yield Cash Pay BB-B Rated Constrained Index (Merrill Lynch Index), which gained 9.27%. The Fund's peer group, as represented by the Lipper High Current Yield Bond Funds Index, returned 10.17% during the same period.

     RiverSource VP - Income Opportunities Fund rose 4.66% for the four-month period Sept. 1 - Dec. 31, 2006. The Merrill Lynch Index returned 5.02%, while the Lipper High Current Yield Bond Funds Index returned 5.39% for the four-month period.

Q:   What factors most significantly affected the Fund's performance?

A: The Fund benefited most from its significant allocation to the paper and forest products industry, as the paper industry generally performed well in 2006. Security selection within the sector also helped the Fund's results, with NewPage, a coated white paper manufacturer, a particularly strong performer.

     Security selection within the health care industry also boosted the Fund's results relative to the Merrill Lynch Index. Tactical allocation to hospital owner HCA especially helped. The Fund prudently had only a modest position in HCA at the time of its July announcement regarding its

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Income Opportunities Fund          +10.17%
Merrill Lynch U.S. High Yield Cash Pay BB-B Rated
   Constrained Index (unmanaged)                     +9.27%
Lipper High Current Yield Bond Funds Index           +7.98%

(See "The Fund's Long-term Performance" for Index descriptions)

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

     agreement to a $33 billion buyout by a group including private equity firms in the largest leveraged buyout in history. The security's price subsequently fell, and we started buying more of HCA on weakness, as we continued to like its fundamentals. When the buyout deal was finalized, the Fund purchased the newly issued bonds as well. HCA-issued securities subsequently performed quite well. Having sizable positions in yellow pages publisher RH Donnelley and in automobile manufacturer General Motors also helped the Fund's results during the period.

     Conversely, detracting from the Fund's results were significant allocations to the energy, defense and health care industries, which lagged the Merrill Lynch Index. Modest positions in the autos and transportation, airlines and general manufacturing industries, also detracted from performance relative to the Merrill Lynch Index, as these areas outperformed the Merrill Lynch Index during the annual period.

     A position in health care's Select Medical also hurt the Fund's performance, as the security of this long-term acute care hospital company was pressured by changes in its reimbursement framework. We continued to hold the Fund's position in Select Medical. Another holding that detracted from the Fund's performance was Georgia Gulf within the chemicals industry. Georgia Gulf, a manufacturer of resins used in PVC pipe, vinyl siding and other products, acquired a window manufacturer mid year in a leveraged deal. Georgia Gulf bonds were almost immediately thereafter impacted by a slowdown in the housing market. We exited the Fund's position in Georgia Gulf by the end of the annual period. Having only a modest position in utilities company El Paso Natural Gas which performed well during the year, hurt the Fund's results as well relative to the Merrill Lynch Index.

     Finally, the riskiest areas of the high yield bond market significantly outperformed higher quality bonds during the annual period. Because the Fund maintained a more conservative and thereby less risky stance than the Merrill Lynch Index and maintained a greater emphasis on bonds rated BB than its Lipper peer group, the Fund's performance relative to each lagged.

Q:   What changes did you make to the Fund's portfolio during the period?

A: We built up the Fund's cash position in anticipation of an increase in new issue volume within the high yield bond market this past autumn. In October and November, we did take advantage of the new issue market, participating in issues across the risk spectrum, with the exception of bonds rated CCC. In so doing, we lowered the Fund's cash position. Through the implementation of this strategy, the Fund was producing a yield greater than the Merrill Lynch Index by the end of the year.

     Also, during much of the year, we had significant exposure to floating rate securities. This strategy reflected our belief


36 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Income Opportunities Fund

     that floating rate issues, which are reset in line with changes in market rates, were attractively valued relative to fixed rate securities in a rising interest rate environment. Indeed, these floating securities enabled the Fund to capture higher rates throughout the frequent resets of these securities' yields over the first half of the year and again when rates moved higher during the last few months of the annual period.

     Finally, we increased the Fund's exposure to energy and health care and shifted within those industries from bonds rated BB to those rated B that had greater return potential. We reduced the Fund's position in integrated utilities.

     At the end of the annual period, the Fund had sizable allocations compared to the Merrill Lynch Index in health care, energy, paper and forest products, and aerospace defense. The Fund had more modest exposure than the Merrill Lynch Index to the technology, integrated utilities, homebuilders, and food and drug retail industries at the end of the period.

Q:   What is the Fund's tactical view and strategy for the months ahead?

A: Going forward, we continue to believe that the key to potential outperformance will be leveraging our strength in credit research. We strive to select the right bonds while maintaining a diligent review of potential credit risks at individual companies. We sell bonds when risks outweigh a bond's total return potential.

     We have a bottom-up approach when selecting credits. One of our competitive advantages is that our team of nine analysts performs in-depth research to acquire deep knowledge and insight of the industries they cover. We believe that good security selection based on quality and in-depth security research will be key to performance in the near term.

     On the macro front, we believe that the U.S. may well be entering a period when economic growth moderates in what we would characterize as a "soft landing." We further expect corporate earnings growth to slow and corporate profit margins to narrow over the next year. We also believe the Federal Reserve Board's pause in August was likely the start of a pause held for an extended period of time.

     INVESTMENT TERM

     SOFT LANDING: A term used to describe a rate of economic growth high enough to avoid recession but slow enough to avoid high inflation.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                     +7.98%
Since inception (6/1/04)   +8.35%

SECTOR BREAKDOWN*
Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

Telecommunication        20.2%
Consumer Discretionary   17.0%
Materials                13.6%
Utilities                 9.5%
Energy                    8.6%
Health Care               7.7%
Other(1)                 23.4%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Industrials 6.6%, Financials 5.3%, Consumer Staples 5.0%, and Cash & Cash Equivalents 6.5%.

THE TEN LARGEST CORPORATE BOND HOLDINGS

                                          PERCENT                 VALUE
                                   (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                                   ---------------------   ------------------
Dow Jones CDX HY
8.38% 2011                                  3.0%               $12,324,000
Windstream
8.63% 2016                                  1.6                  6,756,149
Georgia-Pacific
7.13% 2017                                  1.5                  6,246,344
Cott Beverages USA
8.00% 2011                                  1.3                  5,385,599
Dex Media
8.68% 2013                                  1.2                  4,886,437
Williams Companies
7.63% 2019                                  1.2                  4,750,799
Majestic Star Casino LLC/Capital
9.50% 2010                                  1.1                  4,514,999
Pioneer Natural Resources
5.88% 2016                                  1.1                  4,458,705
Southern Star Central
6.75% 2016                                  1.1                  4,448,850
NewPage
10.00% 2012                                 1.1                  4,446,825

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                  (PIE CHART)

         The 10 holdings listed here make up 14.2% of portfolio assets


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 37

RiverSource VP - Income Opportunities Fund

     Finally, while company fundamentals generally remain solid, we anticipate that the default rate within the high yield bond market, while not spiking dramatically, may increase somewhat after next year, as there has been more aggressive issuance within the high yield bond market of late and a greater percentage of bonds rated CCC coming into the market. Given our view for the more near term, however, we intend to more closely align the Fund's portfolio with the Merrill Lynch Index from both a ratings and industry perspective. We further intend, of course, to continue to seek opportunities to capitalize on attractively valued bonds that have the potential for positive returns.

THE FUND'S LONG-TERM PERFORMANCE

     VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - INCOME
                               OPPORTUNITIES FUND


                                      Merrill Lynch U.S. High
                                           High Yield Cash           Lipper High
           RiverSource VP - Income   Pay BB-B Rated Constrained     Current Yield
              Opportunities Fund                Index             Bond Funds Index
6/1/04             $ 10,000                   $ 10,000               $ 10,000
12/31/04           $ 11,027                   $ 10,991               $ 11,035
12/31/05           $ 11,394                   $ 11,366               $ 11,366
12/31/06           $ 12,303                   $ 12,419               $ 12,522

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Income Opportunities Fund (from 6/1/04 to 12/31/06) as compared to the performance of two widely cited performance indices, the Merrill Lynch U.S. High Yield Cash Pay BB-B Rated Constrained Index and the Lipper High Current Yield Bond Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Merrill Lynch U.S. High Yield Cash Pay BB-B Rated Constrained Index is an unmanaged index of high yield bonds. The index is subject to a 2% cap on allocation to any one issuer. The 2% cap is intended to provide broad diversification and better reflect the overall character of the high yield market. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper High Current Yield Bond Funds Index includes the 30 largest high yield bond funds tracked by Lipper Inc. The index's returns include net reinvested dividends.


38 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - International Opportunity Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

RiverSource VP - International Opportunity Fund portfolio managers Alex Lyle and Dominic Rossi of Threadneedle International Limited (Threadneedle) discuss the Fund's results and positioning for the 12 months ended Dec. 31, 2006. Threadneedle, an indirect wholly-owned subsidiary of Ameriprise Financial, Inc., acts as the subadviser to the Fund.

Q: How did the RiverSource VP - International Opportunity Fund perform for the fiscal year ended Dec. 31, 2006?

A: RiverSource VP - International Opportunity Fund gained 24.17% for the 12 months ended Dec. 31, 2006. The Fund underperformed its benchmark index, the Morgan Stanley Capital International (MSCI) EAFE Index(SM) (MSCI Index), which returned 26.86% for the period. The Fund also underperformed the Lipper International Large-Cap Core Funds Index, representing the Fund's peer group, which gained 25.11% for the same timeframe.

     RiverSource VP - International Opportunity Fund rose 8.72% for the four-month period Sept. 1 - Dec. 31, 2006. The MSCI Index returned 10.59%, while the Lipper International Large-Cap Core Funds Index returned 10.35% for the four-month period.

Q:   What factors most significantly affected the Fund's performance?

A: The metals and mining industry demonstrated very positive results over the period with Swiss company Xstrata and South African companies Anglo American and Impala Platinum Holdings performing well. The Fund also benefited from its holdings in the industrials sector.

     Two companies with large exposure to the oil sector, Vallourec and Keppel were particularly strong. MAN,

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                               (PERFORMANCE GRAPH)

RiverSource VP - International Opportunity Fund   +24.17%
MSCI EAFE Index (unmanaged)                       +26.86%
Lipper International Large-Cap Core Funds Index   +25.11%

(See "The Fund's Long-term Performance" for Index descriptions)

The indices do not reflect the effects of expenses (excluding Lipper). It is not possible to invest directly in an index.

     a German truck manufacturer also did well, benefiting from economic recovery and general demand for transport.

     Several other individual stocks were especially strong performers over the period. They include China Overseas Land, a real estate company that benefited from the strong economic growth in China and Admiral Group, a niche insurer in the UK focusing on the motor sector.

     On the downside, several sectors and companies lagged over the period and detracted from performance. The strong performance of the utilities sector was not reflected in the Fund's performance. The Fund maintained a position in the utilities sector that was less than that of the MSCI Index and did not fully participate in the sector's strong performance, much of which was driven by takeover activity.

     In Japan the Fund's retail and consumer durable exposure was negative for performance as markets were concerned about the strength of the consumer recovery. Poor performers included specialty retailer Komeri and upscale apparel company ONWARD Kashiyama. In addition two emerging market banks, Akbank in Turkey and ABSA in South Africa, suffered from concerns over the financial strength of these economies.

Q:   What changes did you make to the Fund during the period?

A: We have increased the Fund's holdings in the industrials sector. We expect this sector to benefit from a pickup in capital spending by companies that need to replace or improve their existing equipment. Also, we believe that infrastructure expenditure is likely to rise as well, driven in part by the huge-scale development projects in places such as China. Over the period, we added exposure to some industrial companies, such as French company ALSTOM, which makes electrical equipment and ASSA ABLOY, a Swedish manufacturer of security equipment that has a new chief executive and shows considerable potential for restructuring.

     We have added to the insurance industry, including two new holdings operating in specialty areas. Admiral Group is a fast growing UK motor insurance company, and Hiscox, another UK company, insures high-value residential properties. We bought a holding in Air France due to the potential for synergies in its merger with KLM Royal Dutch Airlines and the expected pick up in business travel. We have subsequently sold the stock following a period of strong performance. Within the emerging markets allocation, we added to Banco Santander Chile, a well-run business with strong prospects due to the growth of banking in Chile.

     We have also added to the Fund's retail exposure. New holdings include Inditex, the Spanish company that owns the fast growing Zara brand and Ryohin Keikaku, a high quality Japanese clothing retailer.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 39

RiverSource VP - International Opportunity Fund

     We reduced the Fund's positions in the oil industry in expectation of the oil price coming down from the very high levels reached in 2006. We have sold part of the Fund's holdings in Italian group Eni and French group Total and recently sold the Fund's position in Petrochina.

Q:   How do you intend to manage the Fund in the coming months?

A: Supply and demand drive the global markets. With commodities in such strong demand, we currently expect to continue the Fund's large positions in the mining industry. The Fund continues to focus on health care because of its long-term positive outlook based on demographic change, the aging population and increasing affluence. Companies such as Essilor Intl, the French manufacturer of corrective lenses, have found a profitable niche by successfully marrying function with fashion for aging consumers. The Fund also remains above the MSCI Index in the industrials area, which is enjoying strong demand for infrastructure and capital expenditure in general.

     Geographically, we see outstanding opportunities in emerging markets -- examples include oil companies, such as Gazprom in Russia, as well as mining companies, such as Impala Platinum Holdings in South Africa. We believe that supply shortages for commodities and continuing strong demand from global economies --particularly the U.S. and China -- will continue to support high prices globally.

     We continue to favor companies that have good growth prospects whether it is due to a strong competitive position or from operating in a growth market. Large holdings in this category include UK food retailer Tesco and Standard Chartered, a bank which focuses on the Asian market.

     The economic outlook in international markets remains reasonably healthy, and we are optimistic about the outlook for equities. We believe that international equity markets are attractively valued, and we remain encouraged on the prospects facing the markets. Many companies have high levels of cash, which bodes well for capital expenditures and also supports an environment where mergers and acquisitions could continue.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                      +24.17%
3 years                     +18.40%
5 years                     +11.69%
10 years                     +4.89%
Since inception (1/13/92)    +6.38%

                                   (PIE CHART)

COUNTRY BREAKDOWN
Percentage of portfolio assets at Dec. 31, 2006

United Kingdom   23.5%
Japan            21.7%
France           10.5%
Switzerland       8.8%
Germany           6.0%
Italy             4.0%
Other(1)         25.5%

(1) Includes Australia 2.4%, Hong Kong 2.4%, Spain 2.4%, Sweden 2.2%, Belgium 1.6%, Ireland 1.4%, Singapore 1.4%, Canada 1.1%, Greece 0.9%, Netherlands 0.9%, South Korea 0.9%, South Africa 0.8%, Austria 0.7%, Brazil 0.7%, Chile 0.6%, China 0.6%, Russia 0.6%, Finland 0.5%, Mexico 0.5%, Taiwan 0.5%, Indonesia 0.4%, Hungary 0.2% and Cash & Cash Equivalents(2) 1.8%.

(2) Of the 1.8%, 0.7% is due to security lending activity and 1.1% is the Fund's cash equivalent position.

THE TEN LARGEST HOLDINGS

                                                 Percent                 Value
                                          (of portfolio assets)   (at Dec. 31, 2006)
                                          ---------------------   ------------------
Tesco (United Kingdom)                            2.0%                $26,432,864
Allianz (Germany)                                 1.8                  24,372,408
UBS (Switzerland)                                 1.7                  22,793,910
BP (United Kingdom)                               1.7                  22,516,338
Standard Chartered (United Kingdom)               1.7                  22,389,802
BG Group (United Kingdom)                         1.7                  22,202,776
Anglo American (United Kingdom)                   1.6                  20,553,498
Banco Bilboa Vizcaya Argentaria (Spain)           1.5                  20,413,220
Toyota Motor (Japan)                              1.5                  19,900,000
Total (France)                                    1.5                  19,629,753

Note: Certain foreign investment risks include: changes in currency exchange rates, adverse political or economic order, and lack of similar regulatory requirements followed by U.S. companies.

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                   (PIE CHART)

         The 10 holdings listed here make up 16.7% of portfolio assets


40 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - International Opportunity Fund

THE FUND'S LONG-TERM PERFORMANCE

                  VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN
             RIVERSOURCE VP - INTERNATIONAL OPPORTUNITY FUND $25,000


                                                                Lipper International
             RiverSource VP - International     MSCI EAFE       Large-Cap Core Funds
                   Opportunity Fund               Index                 Index
 1/1/97                 $10,000                   $10,000              $10,000
1/31/97                 $10,273                   $10,206              $11,001
1/31/98                 $11,898                   $12,281              $12,629
1/31/99                 $17,327                   $15,634              $17,548
1/31/00                 $13,008                   $13,451              $15,588
1/31/01                 $ 9,276                   $10,598              $12,419
1/31/02                 $ 7,583                   $ 8,938              $10,612
1/31/03                 $ 9,711                   $12,440              $14,082
1/31/04                 $11,402                   $15,015              $16,502
1/31/05                 $12,983                   $17,120              $18,785
1/31/06                 $16,120                   $21,718              $23,502

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - International Opportunity Fund (from 1/1/97 to 12/31/06) as compared to the performance of two widely cited performance indices, the Morgan Stanley Capital International (MSCI) EAFE Index and the Lipper International Large-Cap Core Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Morgan Stanley Capital International (MSCI) EAFE Index, an unmanaged index, is compiled from a composite of securities markets of Europe, Australia and the Far East. The index is widely recognized by investors in foreign markets as the measurement index for portfolios of non-North American securities. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper International Large-Cap Core Funds Index includes the 30 largest international large-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 41

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - Large Cap Equity Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, Portfolio Managers Bob Ewing and Nick Thakore discuss RiverSource VP - Large Cap Equity Fund's results and positioning for the 12-months ended Dec. 31, 2006.

Q: How did RiverSource VP - Large Cap Equity Fund perform for the annual period?

A: RiverSource VP - Large Cap Equity Fund advanced 15.28% for the year ended Dec. 31, 2006. The Fund slightly underperformed its benchmarks, the Russell 1000(R) Index (Russell Index), which advanced 15.46% and the Standard & Poor's 500 Index (S&P 500 Index), which advanced 15.79% during the period. The Fund outperformed its peer group, the Lipper Large-Cap Core Funds Index, which gained 13.39%.

     RiverSource VP - Large Cap Equity Fund rose 9.59% for the four-month period Sept. 1 - Dec. 31, 2006. The Russell Index returned 9.49% and the S&P 500 Index returned 9.45%. The Lipper Large-Cap Core Funds Index returned 8.67% for the four-month period.

Q:   What factors had a significant impact on performance?

A: U.S. stock markets advanced sharply during the past 12 months as global growth continued and the Federal Reserve held short-term interest rates steady in the latter months of the year. The Fund's multi-faceted strategy includes allocations to both large-cap value and large-cap growth stocks, ensuring that a segment of the portfolio is positioned to benefit when one investment style dominates another, as value did this year.

                           PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                               (PERFORMANCE GRAPH)

RiverSource VP - Large Cap Equity Fund   +15.28%
Russell 1000(R) Index (unmanaged)        +15.46%
S&P 500 Index (unmanaged)                +15.79%
Lipper Large-Cap Core Funds Index        +13.39%

(See "The Fund's Long-term Performance" for Index descriptions)

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

     The Fund's sector allocations had a meaningful positive impact on its return relative to the Russell Index. Individual stock selection detracted. Positioning in the energy and information technology sectors had the largest favorable effect, while positioning in financials and telecommunication services detracted from relative return.

     The Fund's energy allocation was smaller than that of the Russell Index, which was beneficial. Stock selection was an even more significant contributor to relative performance. Within the portfolio's energy position, we focused on large-cap integrated oil companies and de-emphasized both service-oriented firms and exploration and production companies. This positioning was particularly effective in 2006.

     In information technology, stock selection was a significant contributor. The portfolio's information technology allocation was smaller than the Russell Index, which was also advantageous. A key factor in the Fund's information technology outperformance was an emphasis on large-cap technology companies with strong earnings growth and attractive valuations. For example, stocks such as Cisco Systems and Hewlett-Packard performed well during the year. The Fund also had exposure to faster growing technology companies and benefited from holdings of selective semiconductor stocks.

     The portfolio had a smaller position in financials than the Russell Index, primarily because we did not think the sector's growth opportunities were attractive relative to high valuations on many financial stocks. However, the sector outperformed during the period. Stock selection within the sector was hampered by the portfolio's underweight in brokerage firms, a group that was very strong this past year.

     We maintained the Fund's emphasis on telecommunication services stocks, mainly wireless services. We continued to see a promising combination of powerful secular trends, high free cash flow yields and high growth rates for telecommunication services stocks. The sector performed well, rebounding from depressed valuations as cost-cutting improved fundamentals for many companies and the Fund's substantial allocation was advantageous. However, stock selection within the sector was a negative factor, primarily due to holdings of Sprint Nextel. Despite the positive industry backdrop, the company struggled to execute its plans for growth and fundamentals deteriorated during the period. We significantly reduced the Fund's Sprint Nextel holdings during the year, shifting the telecommunication services positioning in favor of attractively valued companies that we think are better positioned to capitalize on the secular growth trend.


42 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Large Cap Equity Fund

Q:   What changes did you make to the Fund during the period?

A: As noted above, we repositioned the Fund's telecommunication services holdings to capitalize on the sector's continuing growth opportunities. We also took profits in selected stocks that had appreciated beyond our target valuations.

     In health care we added to specific stocks where we gained more confidence in the growth potential over the coming year. In information technology and energy, we identified selected stocks that had previously underperformed and now exhibited favorable risk/reward potential.

Q:   How do you plan to manage the Fund in the coming months?

A: We currently see corporate profit margins at record levels, while at the same time, there are signs of slower global economic growth. In addition, continued high energy prices, increased borrowing costs and a weaker U.S. housing market could lead consumers to reduce their spending. All of these suggest that corporate profit growth is likely to decelerate.

     Given this scenario, we maintain an emphasis on stable growth companies, those whose earnings growth is less dependent on the economy. Also, among companies whose earnings are tied to the economy, we are looking for situations where the cyclical nature of those earnings has already been discounted in the stock price. We continue to emphasize larger cap stocks which still appear inexpensive relative to mid- and small-cap stocks based on the historical relationships between these groups.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                       +15.28%
3 years                       +9.03%
5 years                       +5.48%
10 years                      +5.34%
Since inception (10/13/81)   +10.74%

                                   (PIE CHART)

SECTOR COMPOSITION*
Percentage of portfolio assets at Dec. 31, 2006

Financials                   18.4%
Information Technology       14.3%
Health Care                  12.9%
Consumer Discretionary       11.7%
Telecommunication Services    8.9%
Consumer Staples              8.4%
Other(1)                     25.4%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Energy 8.0%, Industrials 7.6%, Utilities 2.5%, Materials 2.2% and Cash & Cash Equivalents(2) 5.1%.

(2) Of the 5.1%, 0.3% is due to security lending activity and 4.8% is the Fund's cash equivalent position.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

THE TEN LARGEST HOLDINGS

                             Percent                 Value
                      (of portfolio assets)   (at Dec. 31, 2006)
                      ---------------------   ------------------
Exxon Mobil                    3.7%              $137,242,796
NTL                            3.1                114,849,697
General Electric               2.4                 90,222,640
American Intl Group            2.1                 77,981,773
Cisco Systems                  1.9                 72,040,486
Microsoft                      1.9                 70,990,806
Citigroup                      1.9                 70,481,665
Pfizer                         1.9                 69,465,148
Bank of America                1.8                 68,250,306
Altria Group                   1.8                 67,620,495

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                   (PIE CHART)

         The 10 holdings listed here make up 22.5% of portfolio assets


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 43

RiverSource VP - Large Cap Equity Fund

THE FUND'S LONG-TERM PERFORMANCE

VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - LARGE CAP EQUITY
                                      FUND

                                                                                    Lipper Large-Cap
             RiverSource VP - Large Cap       S&P 500       Russell(R) 1000 Value      Core Funds
                    Equity Fund                Index               Index                  Index
 1/1/97               $10,000                 $10,000              $10,000               $10,000
1/31/97               $12,414                 $13,285              $13,336               $12,922
1/31/98               $15,408                 $16,875              $17,147               $16,402
1/31/99               $19,068                 $20,403              $20,755               $19,576
1/31/00               $15,738                 $18,814              $18,867               $18,133
1/31/01               $12,888                 $16,471              $16,623               $15,806
1/31/02               $10,049                 $12,905              $12,950               $12,451
1/31/03               $12,985                 $16,763              $16,663               $15,539
1/31/04               $13,749                 $18,674              $18,476               $16,827
1/31/05               $14,598                 $19,845              $19,384               $17,789
1/31/06               $16,829                 $22,912              $22,444               $20,171

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Large Cap Equity Fund (from 1/1/97 to 12/31/06) as compared to the performance of three widely cited performance indices, the Russell 1000(R) Index, the Standard & Poor's 500 Index (S&P 500 Index) and the Lipper Large-Cap Core Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Russell 1000(R) Index, an unmanaged index, measures the performance of the 1,000 largest companies in the Russell 3000(R) Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index. The index reflects reinvestment of all distributions and changes in market prices.

The Standard & Poor's 500 Index (S&P 500 Index), an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Large-Cap Core Funds Index includes the 30 largest large-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


44 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

Portfolio Management Q&A

RiverSource VP - Large Cap Value Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, Portfolio Manager Bob Ewing discusses RiverSource VP - Large Cap Value Fund's results and positioning for the 12-month period ended Dec. 31, 2006.

Q: How did RiverSource VP - Large Cap Value Fund perform for the annual period?

A: RiverSource VP - Large Cap Value Fund advanced 19.07% for the 12 months ended Dec. 31, 2006. The Fund underperformed its benchmark, the Russell 1000(R) Value Index (Russell Index), which increased 22.25% during the period. The Fund outperformed its peer group, the Lipper Large-Cap Value Funds Index, which gained 18.28% during the same time frame.

     RiverSource VP - Large Cap Value Fund rose 10.15% for the four-month period Sept. 1 - Dec. 31, 2006. The Russell Index returned 10.15%, while the Lipper Large-Cap Value Funds Index returned 9.50% for the four-month period.

Q:   What factors significantly affected performance?

A: Amid an environment of continued global economic growth and stabilizing short-term interest rates, large-cap value stocks delivered strong gains in 2006, significantly outpacing growth stocks. The Fund benefited from this favorable environment, but did not keep pace with the sharp advance of the Russell Index.

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Large Cap Value Fund     +19.07%
Russell 1000(R) Value Index (unmanaged)   +22.25%
Lipper Large-Cap Value Funds Index        +18.28%

(See "The Fund's Long-term Performance" for Index descriptions)

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

     Sector allocations added to the Fund's return relative to the Russell Index, while stock selection detracted. The most significant detractors were positioning in the industrials, materials and consumer staples sectors. Positioning in technology, health care and utilities added to relative return.

     Within the industrials sector, our focus was on specific aerospace and defense stocks that demonstrated very strong fundamentals, relative stability and attractive valuations. Conversely, we de-emphasized stocks in the cyclical trucking and railroad segments where prices appeared unattractive and leading indicators suggested deteriorating fundamentals. However, as trucking and railroad stocks outperformed, the greater emphasis on aerospace and defense was disadvantageous. Results were also unfavorable among materials stocks where the Fund had less exposure to the more economically sensitive companies within the sector.

     The Fund's allocation to consumer staples was larger than that of the Russell Index, an advantage for the fiscal period. Stock selection, however, detracted from relative performance mainly due to Spectrum Brands. The consumer products company appeared poised to benefit from a recent acquisition, but rising raw material costs overwhelmed the potential earnings gains and prevented synergies from being realized. By fiscal year-end, we had significantly reduced the Fund's holding of Spectrum Brands.

     Within information technology, our focus was on large-cap companies that were attractively priced, with good growth characteristics and more stable earnings. A number of the Fund's information technology themes showed favorable results as hardware stocks Hewlett-Packard and Intl Business Machine, software companies Microsoft and Oracle and computer networking company Cisco Systems performed well. In addition, exposure to semiconductor stocks was advantageous. The Fund held selected semiconductor stocks as firms within the group generated free cash flow, a rarity for cyclical companies.

     In the health care sector, the Fund had a slightly larger position than the Russell Index, which added to relative return. Health care stock selection was a significant contributor, driven by the timely purchase of health insurers and HMOs. These stocks experienced a severe sell-off during the year, giving us an opportunity to buy companies that had good earnings growth potential at what we considered to be attractive prices. Contributors included CIGNA and Aetna.

     Stock selection in the utilities sector also added to relative performance. The Fund had smaller positions in many of the more cyclically exposed utility companies that underperformed the rest of the sector as the economy showed preliminary signs of slowing.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 45

RiverSource VP - Large Cap Value Fund

Q:   What changes did you make during the period?

A: We added to select stocks in the financials and consumer discretionary sectors, focusing on companies that are very attractively valued, while still offering strong earnings growth potential.

     We also fine tuned the Fund's positioning in the telecommunication services sector, shifting assets to companies that we believe are best able to capitalize on the strong secular trends that are supporting earnings growth in the sector.

Q:   How do you plan to manage the Fund in the coming months?

A: In the current environment, we see corporate profit margins at record levels, signs of slower global economic growth and a weaker U.S. housing market that could lead consumers to reduce their spending. All of these suggest that corporate profit growth is likely to decelerate.

     Given such a backdrop, we prefer to own high quality companies that are attractively valued. The difference between the valuations of traditional growth stocks and traditional value stocks has become quite small, which allows us to add attractive growth opportunities to the portfolio while remaining firmly committed to our value strategy. In doing so, we have de-emphasized companies whose growth is more dependent on economic activity and focused on companies whose growth tends to be stable regardless of how the overall economy is performing. As a result, the Fund's positions in media, health care and technology are larger than the respective weightings within the Russell Index.

     We continue to find an increasing number of opportunities among large-cap companies as these stocks still appear inexpensive compared to their mid- and small-cap peers.

SECTOR BREAKDOWN*
Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

Financials                   28.5%
Energy                       10.9%
Consumer Discretionary       10.5%
Industrials                   8.6%
Information Technology        8.2%
Telecommunication Services    7.0%
Other(1)                     26.3%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Health Care 6.7%, Consumer Staples 6.0%, Utilities 3.9%, Materials 2.9% and Cash & Cash Equivalents 6.8%.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

THE TEN LARGEST HOLDINGS

                                PERCENT                 VALUE
                         (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                         ---------------------   ------------------
Exxon Mobil                       4.2%               $1,066,230
Bank of America                   3.5                   885,419
Citigroup                         3.4                   871,148
American Intl Group               2.5                   625,521
ConocoPhillips                    2.0                   519,767
Chevron                           2.0                   518,239
Verizon Communications            1.9                   487,807
General Electric                  1.9                   479,525
Altria Group                      1.9                   472,096
Pfizer                            1.9                   469,981

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                   (PIE CHART)

         The 10 holdings listed here make up 25.2% of portfolio assets

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                     +19.07%
Since inception (2/4/04)   +11.61%


46 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Large Cap Value Fund

THE FUND'S LONG-TERM PERFORMANCE

 VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - LARGE CAP VALUE
                                      FUND

                                                                Lipper Large-Cap
           RiverSource VP - Large Cap   Russell 1000(R) Value      Value Funds
                   Value Fund                   Index                 Index
2/1/04             $10,000                       $10,000             $10,000
12/31/04           $11,056                       $11,448             $11,032
12/31/05           $11,557                       $12,255             $11,723
12/31/06           $13,761                       $14,982             $13,865

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Large Cap Value Fund (from 2/1/04 to 12/31/06) as compared to the performance of two widely cited performance indices, the Russell 1000(R) Value Index and the Lipper Large-Cap Value Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Russell 1000(R) Value Index, an unmanaged index, measures the performance of those stocks in the Russell 1000(R) Index with lower price-to-book ratios and lower forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Large-Cap Value Funds Index includes the 30 largest large-cap value funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 47

Portfolio Management Q&A

RiverSource VP - Mid Cap Growth Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, portfolio manager John Schonberg discusses RiverSource VP - Mid Cap Growth Fund's results and positioning for the fiscal year ended Dec. 31, 2006. Mr. Schonberg became portfolio manager on Oct. 17, 2006.

Q: How did RiverSource VP - Mid Cap Growth Fund perform for the year ended Dec. 31, 2006?

A: RiverSource VP - Mid Cap Growth Fund declined 0.07% for the 12 months ended Dec. 31, 2006, underperforming its benchmark, the Russell Midcap(R) Growth Index (Russell Index), which advanced 10.66% for the period. The Fund's peer group, represented by the Lipper Mid-Cap Growth Funds Index, was up 11.02% for the same time frame.

     RiverSource VP - Mid Cap Growth Fund rose 8.54% for the four-month period Sept. 1 - Dec. 31, 2006. The Russell Index returned 9.39%, while the Lipper Mid-Cap Growth Funds Index returned 9.26% for the four-month period.

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                               (PERFORMANCE GRAPH)

RiverSource VP - Mid Cap Growth Fund          -0.07%
Russell Midcap(R) Growth Index (unmanaged)   +10.66%
Lipper Mid-Cap Growth Funds Index            +11.02%

(See "The Fund's Long-term Performance" for Index descriptions)

Investments in mid-capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies.

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

Q:   What factors most significantly affected performance for the period?

A: The past 12 months was an extremely difficult period for the Fund. Within the mid-cap stock universe, high quality mid-cap growth companies continued to underperform lower quality mid-cap growth stocks, as has been the case for the past two to three years. RiverSource Mid Cap Growth Fund is a portfolio focused on higher quality growth stocks. The prolonged outperformance of lower quality stocks was a key factor in the Fund's underperformance of the Russell Index. We believe investor sentiment is likely to shift in favor of higher quality mid-cap companies as the economic cycle progresses and economic activity begins to slow. Such a shift should create a more favorable environment for the Fund.

     Also contributing to the underperformance of the Fund compared to the Russell Index was the Fund's significant ownership of more established mid-cap growth companies that had previously performed very well, but are now in the later stages of their business cycles -- when growth typically subsides or levels off. Examples include specialty retailer Williams-Sonoma and grocery store chain Whole Foods Market, which have had slower sales at existing stores and disappointing earnings. Both Williams-Sonoma and Whole Foods Market were very strong performers for the Fund in 2005, but have lagged in 2006. We have substantially reduced the Fund's holdings in each of these stocks.

     Other individual stocks that detracted from the Fund's performance relative to the Russell Index were Dendrite Intl and Omnicare in the health care sector and Legg Mason in the financials sector. Dendrite Intl provides software and systems for pharmaceutical sales forces. When Pfizer, one of its largest clients, reduced its sales force-related expenditures, the negative impact on Dendrite Intl was significant. Omnicare is a geriatric pharmaceutical services company, primarily serving long-term care facilities. The company suffered from pricing pressures on generic drugs, Medicare reimbursement issues, a plant shutdown, and difficulty capitalizing on its acquisition of NeighborCare, a large provider of long-term care and retail pharmacy services.

     Asset manager Legg Mason was one of the portfolio's best performing stocks in calendar year 2005 as the company swapped its brokerage business for Citicorp's asset management business. However, the anticipated synergies haven't come to fruition as quickly as expected. Earnings have been disappointing as the company works on expense management in order to shore up profit margins. We reduced the Fund's holding of this stock.


48 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Mid Cap Growth Fund

     Throughout the year, the portfolio had no exposure to real estate investment trusts (REITs) within the financials sector. This was disadvantageous as REITs delivered very strong results. However, this is the fifth consecutive year that REITs have outperformed and we don't think this period of outperformance can continue indefinitely, so we have not added any positions in the REIT group.

     On the positive side, the Fund had larger allocations to technology and materials than did the Russell Index, and this positioning was advantageous for shareholders. Individual contributors to the Fund's performance included Diagnostic Products, Martin Marietta Materials and VeriFone Holdings. Martin Marietta Materials provides granite, limestone and other aggregates for construction. Increased construction in the southeast has spurred demand for its products. Health care company Diagnostic Products manufactures kits to help diagnose conditions such as heart disease, allergies and various forms of cancer. In April, Siemens Medical Solutions announced an agreement to acquire Diagnostic Products at a 20% premium to its then-current trading price. We sold the portfolio's holdings before the completion of the acquisition. VeriFone provides technology and software to facilitate secure electronic purchases such as those using debit or credit cards. In April, the company announced the acquisition of Israeli based wireless electronic payment systems provider Lipman Electronic Engineering. The deal should help the company extend growth within its international business operations.

     A company that we added to the portfolio mid-year also performed very well for the Fund. Akamai Technologies provides servers to increase internet downloading speed. With Apple as one of its clients, the company benefited from the popularity of music downloads. We think Akamai Technologies can continue to benefit as video downloads increase in popularity. Compared to music, video downloads require much more bandwidth and are still in their early stages of adoption by consumers. We believe Akamai Technologies is well-positioned to capitalize on this development.

Q:   What changes did you make during the year?

A: In the final weeks of the fiscal year, we judiciously repositioned the portfolio looking to improve its underlying risk profile. While maintaining the Fund's overall investment approach and its focus on higher quality mid-cap companies, we have increased the number of stocks in the portfolio from about 60 to approximately 121. We also reduced holdings of stocks where the positions had previously been quite large. Examples include Williams-Sonoma, Whole Foods Market and Legg Mason, which were discussed above. We believe these changes will help reduce the variation between the Fund's return and the Russell Index, while still providing the potential performance shareholders are looking for.

     In terms of specific changes to sector allocations, the portfolio's consumer discretionary weighting is significantly lower than at the start of the fiscal period. We believe consumers face a number of impediments that could hamper spending. Both the downturn in the housing sector and the rise in interest rates could reduce consumers' ability and willingness to spend. At the same time, we think energy prices may stabilize, but will likely stay at a high level. All of these factors support a de-emphasis on consumer-related stocks.

     Some assets from the consumer discretionary sector were reallocated to information technology, which now makes the Fund's position in information technology larger than that of the Russell Index. We see several factors supporting information technology stocks. First, larger corporations have significant excess cash on their balance sheets and are likely to increase their technology spending in 2007. In addition, we think the introduction of Microsoft's VISTA operating system is a catalyst for widespread technology spending as computers will require substantial additional memory to run the new system.

     Although we maintain a favorable long-term outlook for the energy sector, in light of its strong performance over the past few years, we took some profits and reduced the Fund's allocation in the energy sector. Going forward, we think oil and energy service companies offer better opportunities within the sector, while companies focused on exploration and production may have difficulty meeting earnings growth expectations.

     The Fund's weighting in the financials sector was less than that of the Russell Index, and we don't anticipate increasing the Fund's allocation to financials as long as the yield curve remains relatively flat, with little yield difference between short and long-term bonds. Within financials, we have de-emphasized regional banks and REITs (as discussed above). We do see opportunities in stocks such as securities brokers and investment banks that have exposure to capital markets and can potentially benefit from increased merger and acquisition activity.

     The Fund's health care weighting is slightly larger than that of the Russell Index as we have identified companies with attractive growth potential.

Q: What is your tactical view and how will you position the Fund for the months ahead?

A: We intend to maintain the portfolio's high quality bias, while further improving its overall risk profile. We continue to seek out what we think are the most attractive mid-cap growth opportunities for the next two to three years. The Fund's sector allocation strategy is still primarily driven by bottom-up stock selection, while also taking into account expectations for the economy.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 49

RiverSource VP - Mid Cap Growth Fund

     The mid-cap universe has been extremely strong over the past three years. However, in the later stages of an economic cycle, larger cap securities tend to outperform due to their more stable growth patterns. Given our expectation for slower economic activity, we are focusing on the larger companies within the mid-cap segment. However, this positioning was disadvantageous during the past year, but we think that opportunities within the lower-end of the mid-cap universe are more difficult to realize in today's market environment. At the same time that we are focusing on the larger mid-cap companies, we are also seeking faster growing companies, those that are still relatively early in their company life cycle. We believe this combination will be advantageous for the Fund going forward.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                     -0.07%
3 years                    +6.28%
5 years                    +4.88%
Since inception (5/1/01)   +4.10%

SECTOR BREAKDOWN*
Percentage of portfolio assets at Dec. 31, 2006

                                   (PIE CHART)

Information Technology   27.7%
Health Care              18.6%
Consumer Discretionary   13.1%
Industrials               9.1%
Energy                    7.2%
Financials                6.5%
Other(1)                 17.8%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Materials 3.4%, Consumer Staples 3.2%, Telecommunication Services 3.2%, Utilities 2.0% and Cash & Cash Equivalents(2) 6.0%.

(2) Of the 6.0%, 0.7% is due to security lending activity and 5.3% is the Fund's cash equivalent position.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

THE TEN LARGEST HOLDINGS

                              PERCENT                 VALUE
                       (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                       ---------------------   ------------------
Advent Software                 2.1%               $14,747,939
T Rowe Price Group              1.9                 13,456,956
Acxiom                          1.9                 12,912,749
Fiserv                          1.8                 12,751,951
Microchip Technology            1.8                 12,694,238
Network Appliance               1.8                 12,479,963
Robert Half Intl                1.7                 11,531,365
Medlmmune                       1.6                 11,399,969
Techne                          1.6                 11,237,109
St. Jude Medical                1.6                 10,786,625

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                   (PIE CHART)

         The 10 holdings listed here make up 17.8% of portfolio assets


50 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Mid Cap Growth Fund

THE FUND'S LONG-TERM PERFORMANCE

                 VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN
                      RIVERSOURCE VP - MID CAP GROWTH FUND

           RiverSource VP - Mid Cap   Russell Midcap(R) Growth   Lipper Mid-Cap Growth
                 Growth Fund                    Index                 Funds Index
5/1/01              $10,000                    $10,000                   $10,000
12/31/01            $ 9,896                    $ 9,136                   $ 9,055
12/31/02            $ 8,534                    $ 6,632                   $ 6,477
12/31/03            $10,461                    $ 9,464                   $ 8,771
12/31/04            $11,412                    $10,929                   $10,002
12/31/05            $12,568                    $12,252                   $10,960
12/31/06            $12,560                    $13,558                   $12,168

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Mid Cap Growth Fund (from 5/1/01 to 12/31/06) as compared to the performance of two widely cited performance indices, the Russell Midcap(R) Growth Index and the Lipper Mid-Cap Growth Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Russell Midcap(R) Growth Index, an unmanaged index, measures the performance of those stocks in the Russell Midcap Index with higher price-to-book ratios and higher forecasted growth values. The stocks in the index are also members of the Russell 1000(R) Growth Index. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Mid-Cap Growth Funds Index includes the 30 largest mid-cap growth funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 51

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - Mid Cap Value Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, portfolio managers Warren Spitz, Steve Schroll, Laton Spahr and Paul Stocking discuss RiverSource VP - Mid Cap Value Fund's results and positioning for the annual period ended Dec. 31, 2006.

Q:   How did RiverSource VP - Mid Cap Value Fund perform for the annual period?

A: RiverSource VP - Mid Cap Value Fund returned 15.32% for the 12 months ended Dec. 31, 2006. The Fund underperformed its benchmark, the Russell Midcap(R) Value Index (Russell Index), which advanced 20.22% for the period. The Fund also underperformed the Lipper Mid-Cap Value Funds Index, representing its peer group, which rose 15.66% over the same time frame.

     RiverSource VP - Mid Cap Value Fund rose 8.07% for the four-month period Sept. 1 - Dec. 31, 2006. The Russell Index returned 9.89%, while the Lipper Mid-Cap Value Funds Index returned 9.81% for the four-month period.

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                               (PERFORMANCE GRAPH)

RiverSource VP - Mid Cap Value Fund         +15.32%
Russell Midcap(R) Value Index (unmanaged)   +20.22%
Lipper Mid-Cap Value Funds Index            +15.66%

(See "The Fund's Long-term Performance" for Index descriptions)

Q:   What factors most significantly affected the Fund's performance?

A: The Fund posted impressive gains during the period. Stock selection across a wide variety of sectors helped the Fund's results most. For example, among the Fund's standout individual performers for the annual period were diverse oil services company McDermott Intl in energy, machinery company AGCO in producer durables, enterprise software provider BMC Software in information technology, metals and mining company Phelps Dodge in basic materials, and tobacco company Loews-Carolina Group in consumer staples. The Fund also benefited from its significant allocation to the autos and transportation industries in general and to airlines in particular.

     However, these positives were overwhelmed during the period by the detracting effects of a significant exposure to the energy sector, which lagged as energy prices declined. Within energy, holdings in Pioneer Natural Resources, BJ Services, Nabors Inds and Sunoco each disappointed. Also, within financials, a moderate allocation to real estate investment trusts (REITs), which was one of the best performing equity segments for the year, hurt. Having only a small holding in Equity Office Properties Trust, which performed well based on the announcement of a high profile private equity buyout, particularly detracted from results within this industry.

Q:   What changes did you make to the Fund's portfolio during the period?

A: We maintained the Fund's overall bias toward cyclical stocks, but we somewhat reduced the Fund's exposure to these sectors during the period in favor of the more defensive segments of the equity market given a moderation in economic growth expectations. Specifically, during the annual period, we reduced the Fund's positions in basic materials, energy and producer durables. We increased the Fund's allocations to electric utilities, consumer staples and health care services. For example, we added to the Fund's positions in tobacco company Loews-Carolina Group and yellow pages publisher RH Donnelley, and we established a new Fund position in HMO Health Net.

     INVESTMENT TEAM

     CYCLICAL STOCK: A stock that rises quickly when economic growth is strong and falls rapidly when growth is slowing down. An example of a cyclical industry is the automobile market: as economic growth slows, consumers have less money to spend on new cars. Non-cyclical stocks are found in industries such as health care, where the demand for goods and services is constant.


52 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Mid Cap Value Fund

Q:   What is the Fund's tactical view and strategy for the months ahead?

A: We take larger positions in sectors, industries or individual stocks when we believe we have identified factors that other investors have either missed or ignored or strongly disagree with, and that have the potential to move the share values higher. Generally we view the market as not providing wide differentiation among valuations currently and into the new year. Overall, risk premiums are low across asset classes, providing relatively little opportunity to expand active risk taking.

     We expect the themes of energy infrastructure investment, industrial growth and globalization to lead the market over the longer term. However, with our dynamic view of risk management, we expect to moderate the risk profile within the Fund's portfolio by reducing its emphasis on these themes in favor of several new stock-specific opportunities. As always, we will continue to emphasize stocks with attractive valuations, with a focus on mid-sized company stocks.

                               SECTOR BREAKDOWN*
                Percentage of portfolio assets at Dec. 31, 2006

                                   (PIE CHART)

Financials               20.9%
Industrials              15.2%
Utilities                13.2%
Consumer Discretionary   13.0%
Energy                    9.7%
Information Technology    7.5%
Other(1)                 20.5%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Materials 5.4%, Health Care 4.6%, Consumer Staples 4.1%, Telecommunication Services 3.3%, Telecommunication 0.3% and Cash & Cash Equivalents 2.8%.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

THE TEN LARGEST HOLDINGS

                                     PERCENT                 VALUE
                              (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                              ---------------------   ------------------
XL Capital Cl A                        2.9%               $10,807,033
Everest Re Group                       2.5                  9,530,013
ACE                                    2.0                  7,654,473
Aon                                    2.0                  7,488,581
PartnerRe                              1.7                  6,516,718
Loews-Carolina Group                   1.7                  6,284,635
McDermott Intl                         1.6                  5,988,867
American Standard Companies            1.6                  5,947,111
Pinnacle West Capital                  1.6                  5,811,202
Loews                                  1.5                  5,571,577

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                  (PIE CHART)

         The 10 holdings listed here make up 19.1% of portfolio assets

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                     +15.32%
Since inception (5/2/05)   +20.44%


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 53

RiverSource VP - Mid Cap Value Fund

THE FUND'S LONG-TERM PERFORMANCE

  VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - MID CAP VALUE
                                      FUND


              RiverSource VP - Mid       Russell Midcap(R)       Lipper Mid-Cap Value
                 Cap Value Fund             Value Index            Value Funds Index
5/1/05               $10,000                  $10,000                   $10,000
6/30/05              $10,630                  $10,754                   $10,717
12/31/05             $11,822                  $11,481                   $11,387
6/30/06              $12,780                  $12,287                   $11,889
12/31/06             $13,633                  $13,802                   $13,169

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Mid Cap Value Fund (from 5/1/05 to 12/31/06) as compared to the performance of two widely cited performance indices, the Russell Midcap(R) Value Index and the Lipper Mid-Cap Value Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Russell Midcap(R) Value Index, an unmanaged index, measures the performance of those stocks in the Russell Midcap Index with lower price-to-book ratios and lower forecasted growth values. The stocks in the index are also members of the Russell 1000(R) Value Index. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Mid-Cap Value Funds Index includes the 30 largest mid-cap value funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


54 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - S&P 500 Index Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, portfolio manager David Factor discusses RiverSource VP - S&P 500 Index Fund's results and positioning for the annual period ended Dec. 31, 2006.

Q: How did RiverSource VP - S&P 500 Index Fund perform for the 12 months ended Dec. 31, 2006?

A: RiverSource VP - S&P 500 Index Fund rose 15.27% for the 12 months ended Dec. 31, 2006, underperforming the 15.79% advance of the Fund's benchmark, the unmanaged Standard & Poor's 500 Index (S&P 500 Index or the Index). The Lipper S&P 500 Objective Funds Index, representing the Fund's peer group, returned 15.55% during the same time frame.

     RiverSource VP - S&P 500 Index Fund rose 9.27% for the four-month period Sept. 1 - Dec. 31, 2006. The S&P 500 Index returned 9.45%, while the Lipper S&P 500 Objective Funds Index returned 9.40% for the four-month period.

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                               (PERFORMANCE GRAPH)

RiverSource VP - S&P 500 Index Fund    +15.27%
S&P 500 Index (unmanaged)              +15.79%
Lipper S&P 500 Objective Funds Index   +15.55%

(See "The Fund's Long-term Performance" for Index descriptions)

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

"Standard & Poors(R)", "S&P", "S&P 500(R)" and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks and service marks have been licensed for use by Ameriprise Financial, Inc. The Funds are not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the Funds.

The Standard & Poor's 500 Index (S&P 500 Index), an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices, but excludes brokerage commissions or other fees.

     Mutual funds, unlike unmanaged indices, incur operating expenses. The Fund had an expense ratio of 0.495% for the reporting period. This ratio included fee waivers explained in the Financial Highlights section of this report.

     (See page 145.)

Q:   What market factors most significantly affected Fund performance?

A: The U.S. equity market was driven higher by strong domestic consumer spending, global growth that helped U.S. multinationals, record-setting merger and acquisition activity, and the ability of buyout firms to marshal billions of dollars of capital to take a host of companies private. Corporate earnings continued to be strong, and equity valuations remained reasonable. The equity market rally that began at the end of June grew even stronger once the Federal Reserve Board (the Fed) paused in its campaign of boosting short-term interest rates in August. The Fed's targeted federal funds rate has stood at 5.25% since the end of June. Toward the end of the year, equity markets responded favorably to moderating inflation concerns, as a relatively warm start to the winter caused declines in energy prices. At the same time, extraordinary enthusiasm for stocks during the year withstood continued unrest in the Middle East, volatile oil prices, a repudiation of Republican policies in the midterm elections, and serious slumps in the auto and housing industries. The year 2006 was the best year for the broad U.S. equity market since 2003.

Q: Which equity sectors and securities affected the S&P 500 Index' performance most during the 12 months?

A: All of the sectors in the S&P 500 Index produced solid positive returns for the annual period. Financials and energy were the best performing sectors in the S&P 500 Index, with financials, the largest sector by weighting in the Fund, making the largest contribution to the Fund's annual return. The top performing industries for the period were oil, gas and consumable fuels, diversified telecommunication services, diversified financial services, pharmaceuticals and capital markets.

     On the other hand, materials and utilities were the two weakest sectors on the basis of contribution to returns. The list of weakest performing industries was topped by semiconductors & semiconductor equipment, Internet software and services, health care providers and services, household durables and biotechnology.

     Among individual stocks in the S&P 500 Index, Exxon Mobil, Cisco Systems, AT&T, Bank of America and Chevron contributed the most to returns during the 12-month period. The biggest underperformers were Intel, Yahoo!, eBay, Amgen and UnitedHealth Group.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 55

RiverSource VP - S&P 500 Index Fund

     As always, each sector and stock in the S&P 500 Index was represented in the Fund with approximately the same weighting as in the Index and therefore had a similar effect.

Q:   What changes were made to the Fund during the period?

A: Because the Fund strives to stay fully invested in the stocks that make up the S&P 500 Index and to replicate the performance of the Index, we align the Fund's portfolio with the rebalancings undertaken by Standard & Poor's on a quarterly basis. We also add stocks to and delete stocks from the portfolio to mirror those changes to the Index. Deletions typically result from mergers and acquisitions or financial reversals. Stocks added to the Index often have increased their capitalization beyond that of the S&P MidCap 400 Index, an unmanaged benchmark of medium-sized company stocks.

     During the annual period, there were 33 additions and 33 deletions to the Index and the Fund's portfolio. Stocks added to the Index and Fund included financial companies Chicago Mercantile Exchange Holdings, Commerce Bancorp and Legg Mason, energy companies Peabody Energy, CONSOL Energy and Chesapeake Energy, real estate companies CB Richard Ellis Group, Boston Properties and Kimco Realty, media companies DIRECTV Group and CBS, and such well-known names in various sectors as Western Union, Google, Dean Foods, Estee Lauder Companies, Celgene, and Whole Foods Market. Deletions included several "household names," including Lucent Technologies, Kerr-McGee, Gateway, Albertson's, Burlington Resources, Knight-Ridder, Maytag, Reebok Intl and MBNA.

Q:   What is the Fund's tactical view and strategy for the months ahead?

A: We do not anticipate any changes in the portfolio beyond the customary quarterly rebalancings and stock substitutions we make to align the Fund with the S&P 500 Index.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                     +15.27%
3 years                     +9.89%
5 years                     +5.67%
Since inception (5/1/00)    +0.59%

SECTOR BREAKDOWN*
Percentage of portfolio assets at Dec. 31, 2006

                                   (PIE CHART)

Financials               21.9%
Information Technology   14.9%
Health Care              11.8%
Industrials              10.7%
Consumer Discretionary   10.5%
Energy                    9.7%
Other(1)                 20.5%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Consumer Staples 9.1%, Telecommunication Services 3.5%, Utilities 3.5%, Materials 2.9% and Cash & Cash Equivalents 1.5%.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

THE TEN LARGEST HOLDINGS

                             PERCENT                 VALUE
                      (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                      ---------------------   ------------------
Exxon Mobil                    3.5%               $13,530,405
General Electric               3.0                 11,611,790
Citigroup                      2.1                  8,285,430
Microsoft                      2.0                  7,819,856
Bank of America                1.9                  7,258,371
Procter & Gamble               1.6                  6,165,614
Johnson & Johnson              1.5                  5,794,907
Pfizer                         1.4                  5,653,659
American Intl Group            1.4                  5,640,001
Altria Group                   1.4                  5,445,365

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                   (PIE CHART)

         The 10 holdings listed here make up 19.8% of portfolio assets


56 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - S&P 500 Index Fund

     Broadly speaking, the consensus is quite optimistic for the equity market going forward for several reasons. First, most agree that the Fed will not be raising interest rates in 2007, and indeed may begin cutting rates sometime during the second half of the year. Second, global economic growth, particularly in Asia, is expected to continue. Third, merger and acquisition activity fueled by large amounts of cash looking for higher returns than available in the fixed income markets is likely to remain robust. There are risks to such a bullish view, including geopolitical worries, the impact of a weakening dollar, the volatility of energy prices and the potential ripple effects of the housing market slowdown. Furthermore, we expect corporate profits to be weaker in 2007 than in 2006 given slower real economic growth and narrowing corporate profit margins over the next year, as unit labor costs continue to drift higher. In short, given the stellar performance of the equity markets in 2006, we believe that investors may expect positive but more moderate returns in the months ahead.

THE FUND'S LONG-TERM PERFORMANCE

  VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - S&P 500 INDEX
                                      FUND


              RiverSource VP - S&P 500                            Lipper S&P 500 Objective
                    Index Fund               S&P 500 Index               Funds Index
5/1/00                $10,000                   $10,000                    $10,000
12/31/00              $ 9,016                   $ 9,276                    $ 9,253
12/31/01              $ 7,893                   $ 8,173                    $ 8,123
12/31/02              $ 6,123                   $ 6,367                    $ 6,312
12/31/03              $ 7,837                   $ 8,193                    $ 8,095
12/31/04              $ 8,642                   $ 9,084                    $ 8,950
12/31/05              $ 9,022                   $ 9,530                    $ 9,366
12/31/06              $10,400                   $11,035                    $10,822

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - S&P 500 Index Fund (from 5/1/00 to 12/31/06) as compared to the performance of two widely cited performance indices, the S&P 500 Index and the Lipper S&P 500 Objective Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The S&P 500 Index, an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper S&P 500 Objective Funds Index includes the 30 largest S&P 500 funds tracked by Lipper Inc. The index's returns include net reinvested dividends.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 57

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - Select Value Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

RiverSource VP - Select Value Fund rose 15.82% for the annual period ended Dec. 31, 2006, underperforming the 22.34% return of the Russell 3000(R) Value Index (Russell Index). The Fund also underperformed its peer group, as represented by the Lipper Multi-Cap Value Funds Index, which advanced 17.07% for the period.

RiverSource VP - Select Value Fund rose 7.13% for the period Sept. 1 - Dec. 31, 2006. The Russell Index returned 10.15%, while the Lipper Multi-Cap Value Funds Index returned 9.81% for the four-month period.

RiverSource VP - Select Value Fund is managed by Systematic Financial Management, L.P. (Systematic) and WEDGE Capital Management L.L.P. (WEDGE). Systematic and WEDGE replaced GAMCO Asset Management, Inc. (GAMCO) on Sept. 29, 2006. The Fund seeks to provide long-term capital growth by investing in undervalued stocks of all sizes and is managed in a multimanager format with each subadvisor managing approximately 50% of the Fund's portfolio.

Q: What factors most significantly affected your portion of the Fund's performance during the period?

     GAMCO: From the beginning of the fiscal year through Sept. 28, 2006 when we managed the Fund, we were specifically hurt by a large position in consumer discretionary stocks and smaller positions in energy, natural resources and utilities stocks. Specifically, newspaper and broadcasting stocks performed poorly as earnings fell short

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                               (PERFORMANCE GRAPH)

RiverSource VP - Select Value Fund        +15.82%
Russell 3000(R) Value Index (unmanaged)   +22.34%
Lipper Multi-Cap Value Funds Index        +17.07%

(See "The Fund's Long-term Performance" for Index descriptions)

Investments in small- and mid-capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies.

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

     of estimates and investors became concerned that valuations would contract due to competition from cable and Internet advertising.

     Manufactured and modular housing stocks declined. Champion Enterprises, Cavalier Homes, Coachmen and Palm Harbor Homes fell despite Palm Harbor and Cavalier's ability to benefit from rebuilding efforts in the Gulf Coast. Recreational vehicle company Fleetwood also suffered as discretionary consumer spending declined.

     Gaming stocks were among the strongest portfolio performers. Aztar, the operator of the Tropicana Resorts and Casinos in Las Vegas and Atlantic City, was the subject of a bidding war that began with Pinnacle Entertainment offering $38 per share and concluded with a Columbia Entertainment $54 per share merger agreement. Kerzner International rose on news it would be taken private for $3 billion. Las Vegas Sands and Pinnacle Entertainment also rose sharply.

     Food and beverage companies Groupe Danone, Campbell Soup and Diageo performed well. Albertsons was acquired by corporate and private equity buyers. Archer-Daniels-Midland and Corn Products Intl rose as investors focused on their potential as alternative fuel commodity companies.

     SYSTEMATIC: The primary reason for the underperformance of our portion of the Fund during this period was stock selection in the information technology sector. Holdings in the utilities and financials sectors also slightly hurt performance. On a positive note, security selection in materials, consumer staples, telecommunication services and energy contributed to performance. Lastly, an overweight in health care detracted from results, while an underweight in financials positively impacted performance.

     WEDGE: The domestic equity markets posted strong returns during the latter half of 2006 due to the Federal Reserve Board's pause in raising short-term rates, continued moderate economic growth, signs of subdued inflation and global investors flush with cash looking for places to invest. Our portion of the Fund underperformed as a result of an underweight in lower quality stocks, which performed well during the period. In addition, an underweight in the utilities sector as well as poor stock selection in the sector detracted from performance. Lastly, as we were transitioning the portfolio during the latter part of the fiscal year, the market was very strong and not having the Fund's portfolio fully invested for a short period caused the Fund to miss out on some investment opportunities.


58 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Select Value Fund

Q:   What changes did you make to your portion of the Fund during the period?

     GAMCO: During the period, one of the Fund's holdings, Albertsons, was acquired by a consortium of private equity and corporate buyers. We also took some profits in several positions, including Archer-Daniels-Midland, Aztar and Citizens.

     Additions to the Fund's portfolio included Rolls Royce, which is in the jet engine business. We added to positions in Rogers Communications, Commonwealth Telephone, and Johnson & Johnson. We also bought shares of Kinder Morgan and Devon Energy.

     SYSTEMATIC: Within the materials sector, the Fund's positions in OM Group and IPSCO were eliminated during the period. OM Group is an international producer and marketer of metal-based specialty chemicals and related materials. The company's stock price advanced significantly after it raised its quarterly earnings guidance. A major jump in nickel prices was the positive driver for the improved outlook. The Fund eliminated its position in the company as a result of this jump in price when it reached our target valuation. The Fund also sold steel producer IPSCO after a strong earnings report lifted its shares. Higher shipments, pricing, margins and improved product mix caused by strong end-market demand drove the company's impressive results.

     Hotel real estate investment trust (REIT) DiamondRock Hospitality and office REIT Douglas Emmett were added to the Fund's portfolio during the period, and a position in Host Hotels & Resorts was eliminated. Our decision to swap Host Hotels & Resorts for DiamondRock was a result of the latter's exposure to high-end properties, which are experiencing stronger revenue trends. DiamondRock is also trading at a discount to Host and has a higher dividend yield.

     Two new additions in the consumer staples sector were supermarket operator SUPERVALU and ConAgra Foods, a manufacturer of processed and packaged foods. In addition, Fomento Economico Mexican and apparel and accessory designer Guess? were eliminated.

     WEDGE: We lowered our portion of the Fund's exposure to consumer cyclical stocks during the period. We believe consumer spending will be challenged by weakness in home prices, as well as relatively high energy costs and the lagged effect of higher interest rates. As a result, the consumer exposure in our portion of the Fund is conservatively focused on consumer staples and health care stocks. In addition, we added to the portfolio's technology exposure because we believe that the information technology sector should benefit from attractive valuations as companies continue to look for new ways to increase productivity in a slower growth economy.

Q:   How are you positioning your portion of the Fund going forward?

     SYSTEMATIC: As of Dec. 31, 2006, our portion of the Fund is overweight in the information technology, industrials, health care and telecommunication services sectors, and underweight in the financials, utilities, consumer discretionary and materials sectors. Overall, the Fund continues to witness strong earnings performance in the consumer staples sector, along with companies in industrials, such as nonresidential construction. Lastly, the Fund's overweight in the health care sector is due to the group's attractive valuations and strong cash-flow characteristics.

     WEDGE: We believe the economy will continue to grow, but at a decelerating rate, despite conflicting economic signals, as well as broad macroeconomic and geopolitical issues. The American consumer has historically shown considerable resilience and the recent decline in energy costs and the initial signs of stabilization in the housing industry could provide a positive influence. Company profit margins may be under some pressure and earnings growth will likely slow significantly in 2007, leading to improved performance by higher quality companies, which should be beneficial to the Fund's portfolio.

     Our portion of the Fund's portfolio remains underweight in the financials and utilities sectors and overweight in technology, health care and consumer staples, consistent with our economic outlook and valuations. Subject to finding appropriate company fundamentals and reasonable valuations, we intend to buy quality companies with sustainable earnings growth, increase our weighted average capitalization in anticipation of the market's rotation to larger capitalization companies and increase our dividend yield.

     INVESTMENT TERM

     CYCLICAL STOCK: A stock that rises quickly when economic growth is strong and falls rapidly when growth is slowing down. An example of a cyclical industry is the automobile market: as economic growth slows, consumers have less money to spend on new cars. Non-cyclical stocks are found in industries such as health care, where the demand for goods and services is constant.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 59

RiverSource VP - Select Value Fund

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                     +15.82%
Since inception (2/4/04)   +10.02%

SECTOR BREAKDOWN*
Percentage of portfolio assets at Dec. 31, 2006

                                   (PIE CHART)

Financials               25.5%
Industrials              13.2%
Information Technology   12.8%
Utilities                11.0%
Consumer Discretionary    9.8%
Materials                 6.6%
Other(1)                 21.1%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Health Care 6.5%, Consumer Staples 6.3%, Energy 4.3%, Telecommunication Services 1.7% and Cash & Cash Equivalents 2.3%.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

THE TEN LARGEST HOLDINGS

                                PERCENT                 VALUE
                         (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                         ---------------------   ------------------
Cadence Design Systems            2.6%                $734,310
Lincoln Natl                      2.3                  644,080
Pinnnacle West Capital            2.0                  572,797
AptarGroup                        2.0                  572,688
RR Donnelley & Sons               2.0                  572,194
Old Republic Intl                 2.0                  568,032
Sonoco Products                   2.0                  567,094
VF                                2.0                  566,352
Computer Sciences                 2.0                  565,722
URS                               2.0                  565,620

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                   (PIE CHART)

         The 10 holdings listed here make up 20.9% of portfolio assets


60 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Select Value Fund

THE FUND'S LONG-TERM PERFORMANCE

VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - SELECT VALUE FUND


           RiverSource VP - Select   Russell 3000(R) Value        Lipper Multi-Cap
                  Value Fund                Index                 Value Funds Index
2/1/04             $10,000                  $10,000                    $10,000
12/31/04           $11,340                  $11,478                    $11,253
12/31/05           $11,397                  $12,264                    $11,965
12/31/06           $13,200                  $15,004                    $14,008

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Select Value Fund (from 2/1/04 to 12/31/06) as compared to the performance of two widely cited performance indices, the Russell 3000(R) Value Index and the Lipper Multi-Cap Value Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Russell 3000(R) Value Index, an unmanaged index, measures the performance of those stocks in the Russell 3000 Index with lower price-to-book ratios and lower forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Multi-Cap Value Funds Index includes the 30 largest multi-cap value funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 61

Portfolio Management Q&A

RiverSource VP - Short Duration U.S. Government Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

Below, portfolio managers Scott Kirby and Jamie Jackson discuss RiverSource VP - Short Duration U.S. Government Fund's results and positioning for the annual period ended Dec. 31, 2006.

Q: How did RiverSource VP - Short Duration U.S. Government Fund perform for the annual period ended Dec. 31, 2006?

A: RiverSource VP - Short Duration U.S. Government Fund rose 3.84% for the 12 months ended Dec. 31, 2006. The Fund underperformed its benchmark, the Lehman Brothers 1-3 Year Government Index (Lehman Index), which gained 4.12%. The Fund also underperformed the Lipper Short U.S. Government Funds Index, representing the Fund's peer group, which rose 4.02% during the same time frame.

     RiverSource VP - Short Duration U.S. Government Fund rose 1.55% for the four-month period Sept. 1 - Dec. 31, 2006. The Lehman Index returned 1.51%, while the Lipper Short U.S. Government Funds Index returned 1.53% for the four-month period.

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                               (PERFORMANCE GRAPH)

RiverSource VP - Short Duration U.S. Government Fund    +3.84%
Lehman Brothers 1-3 Year Government Index (unmanaged)   +4.12%
Lipper Short U.S. Government Funds Index                +4.02%

(See "The Fund's Long-term Performance" for Index descriptions)

Shares of the RiverSource VP - Short Duration U.S. Government Fund are not insured or guaranteed by the U.S. government.

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

Q: What factors most significantly affected Fund performance during the annual period?

A: Returns for the Fund and its Lehman Index were positive. For the annual period overall, interest rates rose, reducing bond prices modestly and detracting from the Lehman Index's coupon return. Rates rose in response to a strong economy, elevated inflation levels and continued tightening of monetary policy by the Federal Reserve Board (the Fed), at least through August, when the Fed observed its first pause in two years.

     The biggest contributor to the Fund's performance was its sizable allocation to non-Treasury sectors, as high quality mortgage-backed securities and, to a lesser degree, agencies, outperformed U.S. Treasuries during the annual period. Tactical allocation within mortgage-backed securities also helped, that is, adding to and reducing the Fund's position within mortgages at opportune times.

     Also, while yields moved higher across the spectrum of maturities, or yield curve, during the 12-month period, they rose less so at the longer end than at the shorter end, causing a further flattening of the yield curve. We had prudently positioned the portfolio for just such a yield curve flattening scenario.

     The primary detractor from the Fund's results was its exposure to Treasury Inflation Protected Securities (TIPS). TIPS underperformed nominal Treasury securities, or non inflation protected Treasury securities, during the period, given inflation data reports that were less than market expectations. Such muted inflation was due primarily to an unanticipated drop in energy prices.

     The Fund's comparatively longer duration positioning than the Lehman Index also modestly hurt its performance for the annual period as a whole. Duration is a measure of the Fund's sensitivity to changes in interest rates. Though the Fund's duration positioning helped during the second half of the year when rates rallied, it was not enough to completely offset the detracting effect of its longer duration during the first half of the year when rates rose significantly.


62 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Short Duration U.S. Government Fund

Q:   What changes did you make to the Fund and how is it currently positioned?

A: We maintained a longer duration than the Lehman Index throughout the annual period. However, as U.S. Treasury rates fell during the second half of the year, we began to reduce the Fund's duration a bit, moving closer in duration to the Lehman Index. We felt a somewhat more defensive position was then warranted. After rates peaked in July and then rallied, we also took this opportunity to sell some of the Fund's non-Treasury sector holdings, taking profits following this run of strong performance. We increased the Fund's exposure to Treasuries.

     We also reduced the Fund's exposure to the longer end of the 1-3 year portion of the yield curve, as the yield curve actually inverted in the last months of the annual period, meaning that shorter term yields grew higher than longer term yields.

Q:   What is the Fund's tactical view and strategy for the months ahead?

A: Even with the moderate rise in rates over the annual period, on a more macro level, we believe that U.S. interest rates across the range of maturities, or yield curve, have declined to levels that appear too low, and the yield curve itself has become too flat given our economic view. Although recent data shows inflationary pressures easing, we believe the most likely scenario is for inflation to nudge higher but also for a modest economic slowdown to become apparent in the coming months. We, thus, believe the Fed is likely to maintain its pause, with the targeted federal funds rate at its current 5.25%, for an extended period of time. We further believe that the fixed income market has gotten ahead of itself and that rates will likely drift higher and the yield curve will steepen during the months ahead.

     Based on this view, we intend to maintain the Fund's current duration positioning for the near term and its more conservative allocation strategy, with somewhat more of a balance between the non-Treasury sectors and U.S. Treasuries. When rates move higher, when the yield curve steepens, and when valuations move toward what we consider to be fair value, then we intend to shift a bit from our current conservative posture to a somewhat more aggressive strategy, lengthening duration and adding to the non-Treasury sectors again. As always, our strategy is to provide added portfolio value with a moderate amount of risk. Quality issues and security selection remain a priority as we continue to seek attractive buying opportunities.

SECTOR BREAKDOWN
Percentage of portfolio assets at Dec. 31, 2006

                                   (PIE CHART)

Mortgage-Backed*                         49.9%
U.S. Government Obligations & Agencies   43.4%
Foreign Agencies                          2.1%
Commercial Mortgage-Backed                1.8%
Asset-Backed                              1.4%
Cash & Cash Equivalents*                  1.4%

* Of the 49.9%, 6.0% is due to forward commitment mortgage-backed securities activity. Short-term securities are held as collateral for these commitments.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                      +3.84%
3 years                     +2.08%
5 years                     +2.70%
Since inception (9/15/99)   +3.93%


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 63

RiverSource VP - Short Duration U.S. Government Fund

THE FUND'S LONG-TERM PERFORMANCE

 VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP - SHORT DURATION
                              U.S. GOVERNMENT FUND


             RiverSource VP - Short
            Duration U.S. Government      Lehman Brothers 1-3 Year    Lipper Short U.S. Government
                     Fund                     Government Index                 Funds Index
10/1/99              $10,000                       $10,000                      10,000
12/31/99             $10,045                       $10,055                      10,060
12/31/00             $10,896                       $10,876                      10,856
12/31/01             $11,590                       $11,804                      11,628
12/31/02             $12,266                       $12,514                      12,243
12/31/03             $12,452                       $12,765                      12,417
12/31/04             $12,558                       $12,902                      12,542
12/31/05             $12,756                       $13,125                      12,753
12/31/06             $13,246                       $13,666                      13,265

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Short Duration U.S. Government Fund (from 10/1/99 to 12/31/06) as compared to the performance of two widely cited performance indices, the Lehman Brothers 1-3 Year Government Index and the Lipper Short U.S. Government Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Lehman Brothers 1-3 Year Government Index, an unmanaged index, is made up of all publicly issued, non-convertible domestic debt of the U.S. government, or agency thereof, or any quasi-federal corporation. The index also includes corporate debt guaranteed by the U.S. government. Only notes and bonds with a minimum maturity of one year up to a maximum maturity of 2.9 years are included. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Short U.S. Government Funds Index includes the 30 largest short U.S. government funds tracked by Lipper Inc. The index's returns include net reinvested dividends.


64 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - Small Cap Advantage Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

RiverSource VP - Small Cap Advantage Fund advanced 11.69% for the year ended Dec. 31, 2006, underperforming its benchmark, the Russell 2000(R) Index (Russell Index), which rose 18.37% for the same period. The Fund's peer group, represented by the Lipper Small-Cap Core Funds Index, advanced 13.70% for the period.

RiverSource VP - Small Cap Advantage Fund rose 8.14% for the four-month period Sept. 1 - Dec. 31, 2006. The Russell Index returned 9.81%, while the Lipper Small-Cap Core Funds Index returned 8.57% for the four-month period.

Stock prices experienced a sharp sell-off in late spring, but moved steadily higher during the last five months of the fiscal year. Catalysts for the advance included moderating energy prices, robust corporate profit growth, a wave of buyouts and mergers, and -- importantly -- the Federal Reserve's decision in August to halt its two-year campaign of raising interest rates. For small-cap investors, 2006 marked the seventh year of the last eight that small-caps outperformed large-caps. Small-cap value stocks outperformed small-cap growth stocks over the 12-month period.

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Small Cap Advantage Fund   +11.69%
Russell 2000(R) Index (unmanaged)           +18.37%
Lipper Small-Cap Core Funds Index           +13.70%

(See "The Fund's Long-term Performance" for Index descriptions)

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

Investments in small capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies.

Prior to Sept. 14, 2006, the Fund was managed by Dimitris Bertsimas with the RiverSource Investments quantitative investment office in Cambridge who managed less than 20% of the Fund's assets and Jake Hurwitz and Kent Kelley of Kenwood Capital Management (Kenwood) in Minneapolis. As of Sept. 14, 2006, Hurwitz and Kelley became the Fund's sole portfolio managers. They have been managers of the Fund since its inception in 1999.

Q:   What factors significantly affected Fund performance?

     HURWITZ AND KELLEY: Consistent with our "bottom-up" focus, stock selection was the most important factor affecting performance. Stock selection produced mixed results for our portfolio segment but overall detracted from returns relative to the Russell Index.

     The Fund's best relative performance occurred in the industrials sector where several positions in constructions services advanced on strong revenue and earnings growth. Among manufacturing holdings, shares of Gardner Denver, a maker of air compressors, surged after the company significantly raised its earnings guidance for the year. In the aerospace and defense industry, the Fund's positions in Orbital Sciences and Teladyne Technologies, added to the Fund's return.

     In basic materials, positions in the specialty chemicals and packaging groups were positive contributors. Stock selection in transportation also added to return, as holdings in the airline and freight shipping groups were particularly strong performers.

     Stock selection in technology was less effective due to a mix of poor performance from some portfolio holdings and strong performance from stocks we either did not own or had positions smaller than the Russell Index. Among the portfolio's technology underweights were a number of low-priced technology stocks that had unusually large gains during the year, such as Rambus and Finisar. In general, these stocks displayed poor earnings prospects and unfavorable valuations relative to other stocks in their industries. Takeovers of several technology companies not in the portfolio also hurt Fund performance relative to the Russell Index. In addition, stock selection in the consumer cyclicals, energy and finance had a negative impact on performance relative to the Russell Index.

     In general, the effectiveness of our investment approach declined as the fiscal year progressed and market leadership shifted in favor of stocks with lower "quality" characteristics (e.g., below-average profitability, a higher incidence of negative earnings and poor equity market liquidity). In contrast, our quantitative stock selection process favors stocks with strong company fundamentals, such as above-average profit and cash flow margins and attractive valuations.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 65

RiverSource VP - Small Cap Advantage Fund

     BERTSIMAS: For the first eight months of the fiscal year during which we managed a portion of the Fund, our strategy lagged the Fund's benchmark and peers. Of our three quantitative models, the momentum model's results were weakest relative to the Russell Index. The value and quality-adjusted value models also lagged the Russell Index, though the quality-adjusted value model performed well against the Russell Index during difficult market periods, such as February and May 2006. Stock selection detracted from return, primarily due to stocks selected by the momentum model. Selection among health care stocks was quite strong, outperforming both the health care sector and the Russell Index. Our strategy kept sector weightings similar to the Russell Index, so overall sector allocations had minimal impact on return. However, a health care weighting that was smaller than the Russell Index helped performance. Within the consumer discretionary sector, a moderate overweight in some poorly performing home builders was detrimental.

Q:   How would you describe your current investment strategy?

     HURWITZ AND KELLEY: Our strategy employs a quantitative approach. We use computer models to seek to identify the most attractive stocks in each economic sector based on a balanced set of valuation, earnings and price-related variables. Our approach seeks to identify quality companies -- differentiated by superior cash flow generation and attractive relative valuations -- from both the growth and value sides of the small-cap universe. We believe the objectivity of our approach is an advantage because investors often let emotions stand in the way of sound investment decisions. We invest in all sectors of the small-cap market at roughly the same weightings as the Russell Index. Our objective is to own a portfolio of stocks that represents the best opportunities in each sector.

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                      +11.69%
3 years                     +11.54%
5 years                     +11.22%
Since inception (9/15/99)    +9.03%

SECTOR BREAKDOWN*
Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

Financials               21.3%
Information Technology   17.7%
Industrials              15.5%
Consumer Discretionary   14.9%
Health Care              12.4%
Energy                    5.3%
Other(1)                 12.9%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Materials 4.6%, Utilities 3.2%, Consumer Staples 2.0%, Telecommunication Services 1.6% and Cash & Cash Equivalents(2) 1.5%.

(2) Of the 1.5%, 0.3% is due to security lending activity and 1.2% is the Fund's cash equivalent.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

THE TEN LARGEST HOLDINGS

                                     PERCENT                VALUE
                              (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                              ---------------------   ------------------
Delphi Financial Group Cl A            0.6%               $1,271,455
Genlyte Group                          0.6                 1,241,949
ProAssurance                           0.6                 1,223,040
Polycom                                0.5                 1,168,398
Selective Insurance Group              0.5                 1,125,749
Acuity Brands                          0.5                 1,124,064
American Commercial Lines              0.5                 1,080,915
Hologic                                0.5                 1,041,437
Phillips-Van Heusen                    0.5                 1,028,485
Horace Mann Educators                  0.5                 1,017,636

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                  (PIE CHART)

          The 10 holdings listed here make up 5.3% of portfolio assets


66 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Small Cap Advantage Fund

Q:   How are you positioning the Fund going forward?

     HURWITZ AND KELLEY: We continue to select stocks one at a time, while seeking to provide balanced exposure to growth and value small-cap stocks and keeping sector weightings similar to the Russell Index.

     Looking ahead to 2007, the U.S. economy and stock market appear to be on solid footings. Although the housing and auto industries weathered sharp slowdowns in 2006, consumer spending remained surprisingly robust due to gains in personal income and declines in energy costs. Similarly, corporate spending on capital expenditures slowed mid year, but appears poised to reaccelerate in 2007 due to strong cash flows and healthy balance sheets.

     A moderating trend in inflation data has allowed the Federal Reserve Board (the Fed) to hold short-term interest rates steady since August 2006. We believe the Fed is likely to remain on the sidelines through the first half of 2007 unless there is an unexpected pick-up in inflation or slowdown in the economy. In the near term, small-caps could be vulnerable to profit-taking after their strong advance in the second half of last year. However, the current backdrop of low interest rates and low equity market volatility creates an environment that we consider favorable for small-cap relative performance.

THE FUND'S LONG-TERM PERFORMANCE

                 VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN
                    RIVERSOURCE VP - SMALL CAP ADVANTAGE FUND


              RIVERSOURCE VP - SMALL CAP    RUSSELL 2000(R) INDEX   LIPPER SMALL-CAP CORE
                    ADVANTAGE FUND                                        FUNDS INDEX
10/1/99                 $10,000                    $10,000                 $10,000
12/31/99                $11,333                    $11,844                 $11,896
12/31/00                $11,804                    $11,486                 $12,720
12/31/01                $11,034                    $11,772                 $13,627
12/31/02                $ 9,151                    $ 9,361                 $11,007
12/31/03                $13,530                    $13,785                 $15,509
12/31/04                $16,039                    $16,311                 $18,358
12/31/05                $16,813                    $17,053                 $19,745
12/31/06                $18,779                    $20,186                 $22,450

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Small Cap Advantage Fund (from 10/1/99 to 12/31/06) as compared to the performance of two widely cited performance indices, the Russell 2000(R) Index and the Lipper Small-Cap Core Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Russell 2000(R) Index, an unmanaged index, measures the performance of the 2,000 smallest companies in the Russell 3000(R) Index. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Small-Cap Core Funds Index includes the 30 largest small-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 67

PORTFOLIO MANAGEMENT Q&A

RiverSource VP - Small Cap Value Fund

In 2006, the fiscal year-end for RiverSource Variable Portfolio Funds changed from Aug. 31 to Dec. 31. This annual report reflects this change.

RiverSource VP - Small Cap Value Fund rose 20.25% for the 12 months ended Dec. 31, 2006, underperforming the 23.48% return of its benchmark, the Russell 2000(R) Value Index (Russell Index). The Fund outperformed its peer group, as represented by the Lipper Small-Cap Value Funds Index, which advanced 17.13% for the period.

RiverSource VP - Small Cap Value Fund rose 9.99% for the four-month period Sept. 1 - Dec. 31, 2006. The Russell Index returned 10.09%, while the Lipper Small-Cap Value Funds Index returned 9.18% for the four-month period.

RiverSource VP - Small Cap Value Fund's portfolio is managed by four independent money management firms that each invest a portion of Fund assets in small company value stocks. The goal is to provide long-term capital appreciation. On April 24, 2006, River Road Asset Management, LLC (River Road) replaced both Goldman Sachs Asset Management, L.P. (GSAM) and Royce & Associates, LLC (Royce) as subadvisor to the Fund. As of Dec. 31, 2006, Barrow, Hanley, Mewhinney & Strauss, Inc. (Barrow, Hanley) managed approximately 23%, Donald Smith & Co., Inc. (Donald Smith) managed approximately 22%, Franklin Portfolio Associates LLC (Franklin Portfolio) managed approximately 22%, and River Road managed approximately 33% of the Fund's assets.

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource VP - Small Cap Value Fund            +20.25%
Russell 2000(R) Value Index (unmanaged)          +23.48%
Lipper Small-Cap Value Funds Index               +17.13%

(See "The Fund's Long-term Performance" for Index descriptions)

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.

Q: What factors most significantly affected results for your portion of the Fund for the period?

     BARROW, HANLEY: A significant underweighting in the financials sector, the worst performing sector in the Russell Index during the period, contributed positively to performance in our portion of the Fund. Also contributing to performance was a significant allocation to the industrials sector and the portfolio's positive stock selection within the information technology sector, specifically Mentor Graphics and Reynolds & Reynolds. Detracting from performance was the Fund's holdings in the consumer discretionary, energy and materials sector.

     The five best performers included Terex, Century Aluminum, Mentor Graphics, Reynolds & Reynolds and Regal-Beloit. The worst performing stocks were Valassis Communications, Encore Acquisition, Brunswick, Covenant Transport and Mercury Computer Systems.

     DONALD SMITH: There were a number of stocks that did well in 2006. Notable performers included Air France-KLM, Dillard's, Domtar, Knight Capital Group, Reliant Energy and Visteon. There were three major detractors to performance: Quanta Capital Holdings and PXRE, two reinsurance companies impacted by last year's hurricanes, and Sea Containers, a container transportation company.

     FRANKLIN PORTFOLIO: Poor stock selection detracted from performance as the market saw investors chasing stocks that displayed characteristics of poor quality. In addition, the economic signals were pointing to a slowing economy if not a recession. It is not unusual for our investment process to experience short-term underperformance during these turning points in the economic cycle.

     Regarding poor stock selection, four of the leading negative contributors were found within the consumer discretionary sector including the largest, Conns Inc., a specialty retailer that fell during the period. Also overweight positions in the construction industry hurt the portfolio as represented by homebuilder Technical Olympic and Building Materials Holding, a provider of residential construction services and building materials to professional homebuilders and contractors.


68 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Small Cap Value Fund

     RIVER ROAD: The two best performing sectors during the period were consumer discretionary and consumer staples. In addition, large exposure to the consumer discretionary and consumer staples sectors contributed positively to performance. Our portion of the Fund's consumer holdings benefited from a positive macroeconomic environment and numerous company-specific events. The three top performing holdings of our portion of the Fund during the period were all consumer-related, including: Mexico's largest chicken producer, Industrias Bachoco; the second largest independent Coke bottler, Coca-Cola Bottling Company Consolidated; and restaurant operator Jack in the Box, whose Qdoba unit is experiencing tremendous success.

     Poor stock selection in the energy, information technology and financials sectors detracted from performance during the period. Our portion of the Fund held smaller positions in these poorly performing sectors, which helped mitigate the effects of poor stock selection.

Q:   What changes did you make to your portion of the Fund?

     BARROW, HANLEY: Given our methodology, portfolio change significantly depends on finding companies with the potential for high fundamental improvement in our view. Alterations to the portfolio are, thus, evolutionary in nature. During the last 12 months the following stocks were eliminated: Chesapeake, Cost Plus, Tidewater, Kerzner International and Reynolds & Reynolds. Additions to the portfolio included: 21st Century Insurance Group, a personal auto insurance provider; Diebold, a developer of self-service transaction systems; MAXIMUS, a provider of operations and management solutions mainly to the government sector; Mercury Computer Systems, a manufacturer of embedded computer systems and software; EXCO Resources, a natural gas company; and American Axle & Mfg Holdings, a manufacturer of auto parts.

     DONALD SMITH: Stocks that performed well and that appreciated to large premiums-to-book value were sold. Included in this group were FBL Financial, Knight Capital Group, La Quinta (acquired during the period), Royal Group (acquired during the period) and UTStarcom. New positions were initiated in Domtar, Hutchinson Technology, Semiconductor Mfg Intl, Spansion, Stone Energy and Tech Data. On average, these stocks were purchased at prices close to their lows and at discounts to book value.

     FRANKLIN PORTFOLIO: Our normal trading activity consists of selling stocks out of the portfolio that have deteriorated and replacing them with stocks that are attractive in our view. The major change to the portfolio during the period was in response to the annual rebalancing of the Russell Index that occurred near the end of June 2006. Although the change in the Russell Index was smaller than it had been during the past several years, we have been repositioning the portfolio to track the Russell Index more closely. We did this by selling the stocks that left the Index and by buying the stocks that entered the Russell Index starting in June. We have continued to do this for several months.

     RIVER ROAD: Early in the period, we believed the market was going to face increasing investment headwinds. These headwinds were represented by higher energy prices, a Federal Reserve that was raising interest rates, and high relative valuations in our small-cap universe. As a result, we became increasingly focused on companies that we felt were less susceptible to rising interest rates and inflation, slowing economic growth and, perhaps, a downturn in the broader equity markets. Many of these defensive traits are central to our investment philosophy, including companies that have little or no debt and generate significant free cash flow.

     An additional trait we emphasized was the ability for a company to raise prices quickly. This ability creates a natural hedge against rising rates and inflation. This emphasis led to an increased investment within the grocery industry. Grocery stores can pass along price increases quickly and, during a period of decreased consumer spending, may benefit from an increase in sales of high margin, private label brands. In the wake of the Wal-Mart competitive scare, many grocery stocks are still attractively valued. Current grocery holdings include Village Super Market, Ruddick and convenience store operator Casey's General Stores. As a group, our current grocery-related holdings target a diverse geographic customer base. In addition, they continue to trade at an attractive discount to their values.

     Fortunately, with the decline in oil prices and strong market performance during the fourth quarter, these relatively defensive holdings still performed well. Village Super Market was one of the Fund's top performing holdings during the period, as was west coast grocery operator Arden, which we recently sold after it achieved our value price target.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 69

RiverSource VP - Small Cap Value Fund

Q:   How will you manage your portion of the Fund in the coming months?

     BARROW, HANLEY: Almost regardless of the economic or stock market outlook, we go about our business of managing our portion of the portfolio the same way --stock by stock, seeking the highest returns and lowest risk with no preconceived sector or industry preferences. Usually these company-specific opportunities come our way because we are willing to look beyond temporary difficulties and toward the long-term value of businesses.

     The current portfolio reflects the cumulative total of these individual opportunities during the last three or four years and, as such, is heavily weighted by beneficiaries of the expanding economy. We expect continued economic improvement and, for the individual companies, further progress toward the attainment of improved fundamentals and market values that reflect company prospects.

     The current, past and future construction of the portfolio should remain grounded in the discovery and exploitation of individual stock values more or less independent of sector or industry conditions. Those conditions may, as they have in the case of our industrials stocks currently, add to our portion of the Fund's performance -- or subtract from it --over time. The primary value added should continue to come from securities analysis one stock at a time.

     DONALD SMITH: Energy stocks and financials remain large underweights relative to the Russell Index as we generally find few stocks in these areas that meet our strict valuation criteria. Currently, the information technology sector is the largest sector weighting in our portion of the portfolio. The technology stocks we have purchased for the Fund's portfolio have healthy balance sheets with little debt and large cash positions. Companies with undervalued real estate, such as Dillard's, Genesis HealthCare and Lodgian, are also prominent in the portfolio. In addition, many of the holdings in our portion of the portfolio are positioned to be either direct or indirect beneficiaries of lower energy prices. An airline, such as Alaska Air Group, would be a direct beneficiary of lower fuel costs, while a retailer such as Dillard's or auto parts company such as Visteon would be indirect beneficiaries as less consumer dollars are spent on fuel and more on consumer goods.

     FRANKLIN PORTFOLIO: We continue to position the portfolio to emphasize stocks with the characteristics that we've identified as leading to long-term outperformance in the small-cap value universe. We emphasize stocks that have inexpensive valuations relative to their peers and their own history, and also have identifiable business or market momentum so that their potential can be realized. We perform this analysis within industries and sectors and we are careful to maintain sector and industry weights within the portfolio similar to those in the Russell Index. As stocks within the portfolio no longer have the desired characteristics, we look to replace them with stocks that meet our criteria.

     We believe the portfolio is well positioned for the current market environment. The portfolio remains well diversified across all economic sectors and industries and is focused on favorable stock specific attributes of valuation and positive momentum.

     RIVER ROAD: Heading into 2007, we see little change in the overall positioning for our portion of the Fund. With oil prices declining, interest rates still low, global liquidity abundant and merger and acquisition activity approaching pre-bubble levels, most Wall Street pundits are bullish on the market for 2007. Perhaps this is why we remain healthy skeptics. Or perhaps it is because valuations are high, the economy is clearly slowing and this rally is exceptionally long in the tooth by any historical standard. Either way, our strategy is to largely ignore market-based trends and consistently focus our efforts on finding those stocks that best represent the bottom-up, fundamental characteristics we seek through our value investment philosophy and process.


70 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Small Cap Value Fund

AVERAGE ANNUAL TOTAL RETURNS
at Dec. 31, 2006

1 year                      +20.25%
3 years                     +15.14%
5 years                     +13.08%
Since inception (8/14/01)   +13.53%

SECTOR BREAKDOWN*
Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

Consumer Discretionary       18.8%
Industrials                  17.4%
Financials                   14.3%
Information Technology       13.2%
Cash & Cash Equivalents(2)    9.8%
Materials                     7.9%
Other(1)                     18.6%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Consumer Staples 7.0%, Energy 4.6%, Health Care 3.5%, Utilities 2.6% and Telecommunication Services 0.9%.

(2) Of the 9.8%, 2.6% is due to security lending activity and 7.2% is the Fund's cash equivalent position.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

THE TEN LARGEST HOLDINGS

                                    PERCENT                 VALUE
                             (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                             ---------------------   ------------------
AK Steel Holding                      1.5%               $9,830,730
Reliant Energy                        1.2                 7,588,140
Stillwater Mining                     1.2                 7,431,550
Regal-Beloit                          1.1                 7,151,862
Mentor Graphics                       1.1                 7,015,473
Spansion Cl A                         1.1                 6,862,348
Dillard's Cl A                        1.1                 6,773,689
Lear                                  1.0                 6,608,814
Industrias Bachoco ADR                1.0                 6,438,232
AptarGroup                            1.0                 6,349,752

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

                                  (PIE CHART)

         The 10 holdings listed here make up 11.3% of portfolio assets


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 71

\
RiverSource VP - Small Cap Value Fund

THE FUND'S LONG-TERM PERFORMANCE

         VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE VP -
                              SMALL CAP VALUE FUND

              RIVERSOURCE VP - SMALL CAP                            LIPPER SMALL-CAP VALUE
                    VALUE FUND              RUSSELL 2000(R) INDEX         FUNDS INDEX
9/1/01                  $10,000                    $10,000                 $10,000
12/31/01                $10,704                    $10,383                 $10,394
12/31/02                $ 9,406                    $ 9,196                 $ 9,230
12/31/03                $12,967                    $13,429                 $13,617
12/31/04                $15,561                    $16,417                 $16,429
12/31/05                $16,459                    $17,191                 $17,653
12/31/06                $19,792                    $21,227                 $20,677

This chart illustrates the total value of an assumed $10,000 investment in RiverSource VP - Small Cap Value Fund (from 9/1/01 to 12/31/06) as compared to the performance of two widely cited performance indices, the Russell 2000(R) Value Index and the Lipper Small-Cap Value Funds Index.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable subaccount or variable account. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

The Russell 2000(R) Value Index, an unmanaged index, measures the performance of those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values. The index reflects reinvestment of all distributions and changes in market prices.

The Lipper Small-Cap Value Funds Index includes the 30 largest small-cap value funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


72 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

FUND EXPENSES EXAMPLES
(UNAUDITED)

You may not buy (nor will you own) shares of the Fund directly. You invest by buying an annuity contract or life insurance policy and allocating your purchase payments to the subaccount that invests in the Fund. Your purchase price will be the next NAV calculated after your request is received by the Fund or an authorized insurance company.

As a contract/policy owner investing in the Fund, you incur ongoing costs, which may include management fees and other expenses; distribution and service (12b-1) fees; and other Fund expenses. These examples are intended to help you understand your ongoing costs (in dollars) of investing in each Fund and to compare these costs with the ongoing costs of investing in other mutual funds that underlie various annuity contracts and/or life insurance policies. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the acquired funds expense ratio as of the most recent shareholder report.

These examples are based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Dec. 31, 2006.

Actual Expenses

The first line of each table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of each table provides information about hypothetical account values and hypothetical expenses based on each Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare each 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of other similar funds.

Please note that the expenses shown in each table are meant to highlight your ongoing costs only and do not reflect expenses that apply to the subaccount or the contract. Therefore, the second line of each table is useful in comparing ongoing costs of the Fund only, and will not help you determine the relative total costs of owning different funds underlying various annuity contracts and/or life insurance policies. In addition, if the expenses that apply to the subaccount or the contract were included, your costs would have been higher.

RiverSource VP - Balanced Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,114.30         $4.32            .82%
Hypothetical (5% return before expenses)       $1,000        $1,020.84         $4.13            .82%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +11.43% for the six months ended Dec. 31, 2006.

RiverSource VP - Cash Management Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,023.60         $3.08            .61%
Hypothetical (5% return before expenses)       $1,000        $1,021.89         $3.07            .61%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +2.36% for the six months ended Dec. 31, 2006.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 73

RiverSource VP - Core Bond Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,045.40         $4.23            .83%
Hypothetical (5% return before expenses)       $1,000        $1,020.79         $4.18            .83%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +4.54% for the six months ended Dec. 31, 2006.

RiverSource VP - Diversified Bond Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,050.40         $3.83            .75%
Hypothetical (5% return before expenses)       $1,000        $1,021.19         $3.78            .75%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +5.04% for the six months ended Dec. 31, 2006.

RiverSource VP - Diversified Equity Income Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,102.10         $4.93            .94%
Hypothetical (5% return before expenses)       $1,000        $1,020.24         $4.73            .94%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +10.21% for the six months ended Dec. 31, 2006.

RiverSource VP - Emerging Markets Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,254.40         $8.54            1.52%
Hypothetical (5% return before expenses)       $1,000        $1,017.35         $7.64            1.52%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +25.44% for the six months ended Dec. 31, 2006.

RiverSource VP - Fundamental Value Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,095.00         $5.38           1.03%
Hypothetical (5% return before expenses)       $1,000        $1,019.80         $5.19           1.03%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +9.50% for the six months ended Dec. 31, 2006.


74 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Global Bond Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,043.10         $5.20           1.02%
Hypothetical (5% return before expenses)       $1,000        $1,019.85         $5.14           1.02%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +4.31% for the six months ended Dec. 31, 2006.

RiverSource VP - Global Inflation Protected Securities Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,030.00         $3.64            .72%
Hypothetical (5% return before expenses)       $1,000        $1,021.34         $3.63            .72%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +3.00% for the six months ended Dec. 31, 2006.

RiverSource VP - Growth Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,121.50         $5.24            .99%
Hypothetical (5% return before expenses)       $1,000        $1,020.00         $4.99            .99%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +12.15% for the six months ended Dec. 31, 2006.

RiverSource VP - High Yield Bond Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,076.10         $4.61            .89%
Hypothetical (5% return before expenses)       $1,000        $1,020.49         $4.48            .89%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +7.61% for the six months ended Dec. 31, 2006.

RiverSource VP - Income Opportunities Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,067.00         $4.74            .92%
Hypothetical (5% return before expenses)       $1,000        $1,020.34         $4.63            .92%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +6.70% for the six months ended Dec. 31, 2006.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 75

RiverSource VP - International Opportunity Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,124.00         $5.98           1.13%
Hypothetical (5% return before expenses)       $1,000        $1,019.30         $5.69           1.13%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +12.40% for the six months ended Dec. 31, 2006.

RiverSource VP - Large Cap Equity Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,135.00         $4.42            .83%
Hypothetical (5% return before expenses)       $1,000        $1,020.79         $4.18            .83%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +13.50% for the six months ended Dec. 31, 2006.

RiverSource VP - Large Cap Value Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,142.90         $5.56           1.04%
Hypothetical (5% return before expenses)       $1,000        $1,019.75         $5.24           1.04%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +14.29% for the six months ended Dec. 31, 2006.

RiverSource VP - Mid Cap Growth Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,028.00         $4.55            .90%
Hypothetical (5% return before expenses)       $1,000        $1,020.44         $4.53            .90%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +2.80% for the six months ended Dec. 31, 2006.

RiverSource VP - Mid Cap Value Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,066.70         $5.56           1.08%
Hypothetical (5% return before expenses)       $1,000        $1,019.55         $5.44           1.08%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +6.67% for the six months ended Dec. 31, 2006.


76 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - S&P 500 Index Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,124.90         $2.65            .50%
Hypothetical (5% return before expenses)       $1,000        $1,022.44         $2.52            .50%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +12.49% for the six months ended Dec. 31, 2006.

RiverSource VP - Select Value Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,080.40        $5.65(c)         1.09%
Hypothetical (5% return before expenses)       $1,000        $1,019.50        $5.49(c)         1.09%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +8.04% for the six months ended Dec. 31, 2006.

(c) Effective as of Jan. 1, 2007, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until Dec. 31, 2007, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.00% of the Fund's average daily net assets. If this change had been in place for the entire six-month period ended Dec. 31, 2006, the actual expenses paid would have been $4.88 and the hypothetical expenses paid would have been $4.73.

RiverSource VP - Short Duration U.S. Government Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,033.50         $4.01            .79%
Hypothetical (5% return before expenses)       $1,000        $1,020.99         $3.98            .79%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +3.35% for the six months ended Dec. 31, 2006.

RiverSource VP - Small Cap Advantage Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,051.30         $5.47           1.07%
Hypothetical (5% return before expenses)       $1,000        $1,019.60         $5.39           1.07%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +5.13% for the six months ended Dec. 31, 2006.

RiverSource VP - Small Cap Value Fund

                                             BEGINNING         ENDING         EXPENSES
                                           ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING      ANNUALIZED
                                            JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)   EXPENSE RATIO
                                           -------------   -------------   -------------   -------------
Actual(b)                                      $1,000        $1,093.70        $6.68(c)         1.28%
Hypothetical (5% return before expenses)       $1,000        $1,018.55        $6.44(c)         1.28%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b) Based on the actual return of +9.37% for the six months ended Dec. 31, 2006.

(c) Effective as of Jan. 1, 2007, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until Dec. 31, 2007, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment, will not exceed 1.20% of the Fund's average daily net assets. If this change had been in place for the entire six-month period ended Dec. 31, 2006, the actual expenses paid would have been $6.52 and the hypothetical expenses paid would have been $6.29.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 77

BOARD MEMBERS AND OFFICERS

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 100 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND LENGTH OF   PRINCIPAL OCCUPATION                      OTHER
AGE                      SERVICE                   DURING PAST FIVE YEARS                    DIRECTORSHIPS
----------------------   -----------------------   ---------------------------------------   ---------------------------------------
Kathleen Blatz           Board member              Chief Justice, Minnesota Supreme Court,
901 S. Marquette Ave.    since 2006                1998-2005
Minneapolis, MN 55402
Age 52

Arne H. Carlson          Board member              Chair, RiverSource Funds, 1999-2006;
901 S. Marquette Ave.    since 1999                Chair, Board Services Corporation
Minneapolis, MN 55402                              (provides administrative services to
Age 72                                             boards); former Governor of Minnesota

Patricia M. Flynn        Board member              Trustee Professor of Economics and
901 S. Marquette Ave.    since 2004                Management, Bentley College; former
Minneapolis, MN 55402                              Dean, McCallum Graduate School of
Age 56                                             Business, Bentley College

Anne P. Jones            Board member              Attorney and Consultant
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 72

Jeffrey Laikind          Board member              Former Managing Director,                 American Progressive Insurance
901 S. Marquette Ave.    since 2005                Shikiar Asset Management
Minneapolis, MN 55402
Age 71

Stephen R. Lewis, Jr.    Board member              President Emeritus and                    Valmont Industries, Inc. (manufactures
901 S. Marquette Ave.    since 2002 and Chair of   Professor of Economics,                   irrigation systems)
Minneapolis, MN 55402    the Board since 2007      Carleton College
Age 68

Catherine James Paglia   Board member              Director, Enterprise Asset Management,    Strategic Distribution, Inc.
901 S. Marquette Ave.    since 2004                Inc. (private real estate and asset       (transportation, distribution and
Minneapolis, MN 55402                              management company)                       logistics consultants)
Age 54

Vikki L. Pryor*          Board member              President and Chief Executive Officer,
901 S. Marquette Ave.    since 2006                SBLI USA Mutual Life Insurance Company,
Minneapolis, MN 55402                              Inc. since 1999
Age 53

Alison Taunton-Rigby     Board member              Chief Executive Officer, RiboNovix,       Hybridon, Inc. (biotechnology);
901 S. Marquette Ave.    since 2002                Inc. since 2003 (biotechnology); former   American Healthways, Inc.
Minneapolis, MN 55402                              President, Forester Biotech               (health management programs)
Age 62


78 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS**

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND LENGTH OF   PRINCIPAL OCCUPATION                      OTHER
AGE                      SERVICE                   DURING PAST FIVE YEARS                    DIRECTORSHIPS
----------------------   -----------------------   ---------------------------------------   ---------------------------------------
William F. Truscott      Board member              President - U.S. Asset Management and
53600 Ameriprise         since 2001,               Chief Investment Officer, Ameriprise
Financial Center         Vice President            Financial, Inc. and President, Chairman
Minneapolis, MN 55474    since 2002                of the Board and Chief Investment
Age 46                                             Officer, RiverSource Investments, LLC
                                                   since 2005; President, Ameriprise
                                                   Certificate Company since 2006; Senior
                                                   Vice President - Chief Investment
                                                   Officer, Ameriprise Financial, Inc. and
                                                   Chairman of the Board and Chief
                                                   Investment Officer, RiverSource
                                                   Investments, LLC, 2001-2005

*    Vikki L. Pryor resigned as a member of the Board, effective Jan. 11, 2007.

** Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com.

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established.

The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                              POSITION HELD
ADDRESS,                           WITH FUND AND LENGTH
AGE                                OF SERVICE                 PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
--------------------------------   ------------------------   ----------------------------------------------------------------------
Patrick T. Bannigan                President                  Senior Vice President - Asset Management, RiverSource Investments, LLC
172 Ameriprise Financial Center    since 2006                 since 2006; Managing Director and Global Head of Product, Morgan
Minneapolis, MN 55474                                         Stanley Investment Management, 2004-2006; President, Touchstone
Age 41                                                        Investments, 2002-2004; Director of Strategic Planning, Evergreen
                                                              Investments, 1995-2002

Michelle M. Keeley                 Vice President             Executive Vice President - Equity and Fixed Income, Ameriprise
172 Ameriprise Financial Center    since 2004                 Financial, Inc. and RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                                         President - Investments, Ameriprise Certificate Company since 2003;
Age 42                                                        Senior Vice President - Fixed Income, Ameriprise Financial, Inc.,
                                                              2002-2006 and RiverSource Investments, LLC, 2004-2006; Managing
                                                              Director, Zurich Global Assets, 2001-2002

Amy K. Johnson                     Vice President since       Vice President - Asset Management and Trust Company Services,
5228 Ameriprise Financial Center   2006                       RiverSource Investments, LLC since 2006; Vice President - Operations
Minneapolis, MN 55474                                         and Compliance, RiverSource Investments, LLC, 2004-2006; Director of
Age 41                                                        Product Development - Mutual Funds,Ameriprise Financial, Inc.,
                                                              2001-2004

Jeffrey P. Fox                     Treasurer                  Vice President - Investment Accounting, Ameriprise Financial, Inc.
105 Ameriprise Financial Center    since 2002                 since 2002; Vice President - Finance, American Express Company,
Minneapolis, MN 55474                                         2000-2002
Age 51

Scott R. Plummer                   Vice President, General    Vice President and Chief Counsel - Asset Management, Ameriprise
5228 Ameriprise Financial Center   Counsel and Secretary      Financial, Inc. since 2005; Vice President, General Counsel and
Minneapolis, MN 55474              since 2006                 Secretary, Ameriprise Certificate Company since 2005; Vice President -
Age 47                                                        Asset Management Compliance, Ameriprise Financial, Inc., 2004-2005;
                                                              Senior Vice President and Chief Compliance Officer, U.S. Bancorp Asset
                                                              Management, 2002-2004; Second Vice President and Assistant General
                                                              Counsel, Hartford Life, 2001-2002

Jennifer D. Lammers                Chief Compliance Officer   U.S. Asset Management Chief Compliance Officer, RiverSource
172 Ameriprise Financial Center    since 2006                 Investments, LLC since 2006; Director - Mutual Funds, Voyageur Asset
Minneapolis, MN 55474                                         Management, 2003-2006; Director of Finance, Voyageur Asset Management,
Age 46                                                        2000-2003

Neysa M. Alecu                     Money Laundering           Compliance Director and Anti-Money Laundering Officer, Ameriprise
2934 Ameriprise Financial Center   Prevention Officer since   Financial, Inc. since 2004; Manager Anti-Money Laundering, Ameriprise
Minneapolis, MN 55474              2004                       Financial, Inc., 2003-2004; Compliance Director and Bank Secrecy Act
Age 43                                                        Officer, American Express Centurion Bank, 2000-2003

PROXY VOTING

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments. The procedures are stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30, 2006 is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 79

APPROVAL OF INVESTMENT MANAGEMENT SERVICES AND SUBADVISORY AGREEMENTS

For VP - Select Value:

During the period covered by this report, RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), served as the investment manager to RiverSource funds under an Investment Management Services Agreement ("IMS Agreement").

The Fund operates under an order from the Securities and Exchange Commission that permits the investment manager, subject to the approval of the Board, to appoint unaffiliated subadvisers or change the terms of subadvisory agreements without first obtaining shareholder approval. As a basis for making its determination, the Board monitors the investment performance of the Fund throughout the year using a number of benchmarks and comparison periods of one, three and five years, as well as the entire period during which the subadviser has managed its portion of the investment portfolio. On an annual basis the Board assesses the operating capabilities of the subadviser, such as adherence to the investment strategies of the Fund, compliance with its code of ethics and all applicable legal requirements, and its working relationship with the investment manager, through reports prepared by the investment manager. During the year, if there is a change in the composition of the subadviser's management team or if other circumstances so require, the Board will re-assess the operating capabilities. The Board also considers the fees paid by the investment manager to the subadviser and any business relationships that exist between the investment manager and its affiliates and the subadviser. Based on its review and evaluation, at meetings of the Board held in July and September 2006, the Board, including a majority of its independent members, approved the recommendation of RiverSource Investments to terminate the subadvisory agreement with GAMCO Asset Management Inc. ("GAMCO") and to approve new subadvisory agreements with Systematic Financial Management, L.P., an affiliate of Affiliated Managers Group ("Systematic") and WEDGE Capital Management L.L.P. ("WEDGE"), which became effective on Sept. 29, 2006.

In evaluating the recommendation to hire Systematic and WEDGE as subadvisers to the Fund, the Board considered, among other factors:

- The favorable history, reputation, qualification and background of each subadviser, as well as the qualifications of each subadviser's personnel and its financial condition.

- The expertise that each subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.

-    Each subadviser's proposed investment strategy for the Fund.

- Each subadviser's long-and short-term performance relative to comparable mutual funds and unmanaged indexes.

-    The compliance program of the subadviser.

- Fund expenses, including the fees charged by the subadvisers to provide subadvisory services.

The terms of the subadvisory agreements are consistent with the language of the registration statement of the Fund and the IMS Agreement between the Fund and RiverSource Investments.

Based on the foregoing analysis, the Board determined that the proposed contracts were fair and reasonable in light of the nature, extent and quality of services provided. The Board concluded by approving each of the subadvisory agreements.


80 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD AND SHAREHOLDERS

RIVERSOURCE VARIABLE PORTFOLIO -- INCOME SERIES, INC.

RIVERSOURCE VARIABLE PORTFOLIO -- INVESTMENT SERIES, INC.

RIVERSOURCE VARIABLE PORTFOLIO -- MANAGED SERIES, INC.

RIVERSOURCE VARIABLE PORTFOLIO -- MANAGERS SERIES, INC.

RIVERSOURCE VARIABLE PORTFOLIO -- MONEY MARKET SERIES, INC.

We have audited the accompanying statements of assets and liabilities, including the schedules of investments in securities, of RiverSource VP - Core Bond Fund, RiverSource VP - Diversified Bond Fund, RiverSource VP - Global Bond Fund, RiverSource VP - Global Inflation Protected Securities Fund, RiverSource VP - High Yield Bond Fund, RiverSource VP - Income Opportunities Fund and RiverSource VP - Short Duration U.S. Government Fund (funds within RiverSource Variable Portfolio -Income Series, Inc.), RiverSource VP - Emerging Markets Fund, RiverSource VP - Growth Fund, RiverSource VP - International Opportunity Fund, RiverSource VP - Large Cap Equity Fund, RiverSource VP - Large Cap Value Fund, RiverSource VP - Mid Cap Growth Fund, RiverSource VP - Mid Cap Value Fund, RiverSource VP - S&P 500 Index Fund and RiverSource VP - Small Cap Advantage Fund (funds within RiverSource Variable Portfolio - Investment Series, Inc.), RiverSource VP - Balanced Fund and RiverSource VP - Diversified Equity Income Fund (funds within RiverSource Variable Portfolio - Managed Series, Inc.), RiverSource VP - Fundamental Value Fund, RiverSource VP - Select Value Fund and RiverSource VP - Small Cap Value Fund (funds within RiverSource Variable Portfolio - Managers Series, Inc.) and RiverSource VP - Cash Management Fund (fund within RiverSource Variable Portfolio - Money Market Series, Inc.), as of December 31, 2006, and the related statements of operations, statements of changes in net assets and the financial highlights for the periods presented. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2006, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource VP - Core Bond Fund, RiverSource VP - Diversified Bond Fund, RiverSource VP - Global Bond Fund, RiverSource VP - Global Inflation Protected Securities Fund, RiverSource VP - High Yield Bond Fund, RiverSource VP -Income Opportunities Fund, RiverSource VP - Short Duration U.S. Government Fund, RiverSource VP - Emerging Markets Fund, RiverSource VP - Growth Fund, RiverSource VP - International Opportunity Fund, RiverSource VP - Large Cap Equity Fund, RiverSource VP - Large Cap Value Fund, RiverSource VP - Mid Cap Growth Fund, RiverSource VP - Mid Cap Value Fund, RiverSource VP - S&P 500 Index Fund, RiverSource VP - Small Cap Advantage Fund, RiverSource VP - Balanced Fund, RiverSource VP - Diversified Equity Income Fund, RiverSource VP - Fundamental Value Fund, RiverSource VP - Select Value Fund, RiverSource VP - Small Cap Value Fund and RiverSource VP - Cash Management Fund, as of December 31, 2006, and the results of their operations, the changes in their net assets, and the financial highlights for each of the periods presented, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Minneapolis, Minnesota
February 20, 2007


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 81

FINANCIAL STATEMENTS
STATEMENTS OF ASSETS AND LIABILITIES
RiverSource Variable Portfolio Funds

                                                                           RIVERSOURCE VP    RIVERSOURCE VP   RIVERSOURCE VP
                                                                             - BALANCED         - CASH         - CORE BOND
                                                                                FUND        MANAGEMENT FUND        FUND
                                                                           --------------   ---------------   --------------
DEC. 31, 2006
-------------

ASSETS

Investments in securities, at value (Note 1)
   Unaffiliated issuers*
      (identified cost $1,759,175,039, $1,056,561,446 and $70,753,073)     $2,035,539,393    $1,056,561,446    $70,430,219
   Affiliated money market fund
      (identified cost $115,755,906 for RiverSource VP - Balanced Fund
      and $4,060,302 for RiverSource VP - Core Bond Fund) (Note 10)           115,755,906                --       4,060,302
                                                                           --------------    --------------    -------------
Total investments in securities
   (identified cost $1,874,930,945, $1,056,561,446 and $74,813,375)         2,151,295,299     1,056,561,446      74,490,521
Cash in bank on demand deposit                                                         --            31,513             995
Foreign currency holdings for RiverSource VP - Core Bond Fund                          --                --          45,610
   (identified cost $43,814) (Note 1)
Receivable for investment securities sold                                      22,555,925                --         513,114
Dividends and accrued interest receivable                                       7,040,244         3,073,857         474,192
                                                                           --------------    --------------    -------------
Total assets                                                                2,180,891,468     1,059,666,816      75,524,432
                                                                           --------------    --------------    -------------

LIABILITIES

Disbursements in excess of cash on demand deposit                                   6,361                --              --
Dividends payable to shareholders (Note 1)                                             --         3,772,176         210,707
Payable for investment securities purchased                                     6,864,121                --         509,779
Payable for securities purchased on a forward-commitment basis (Note 1)        52,874,980                --       8,676,070
Unrealized depreciation on swap transactions, at value (Note 9)                   132,008                --          11,546
Accrued investment management services fee                                        846,715           275,142          25,084
Accrued distribution fee                                                          204,995           104,488           6,532
Accrued transfer agency fee                                                        98,394            50,153           3,135
Accrued administrative services fee                                                87,956            47,753           3,658
Payable upon return of securities loaned (Note 6)                              45,579,375                --              --
Other accrued expenses                                                            452,258           150,046          34,977
Forward sale commitments, at value (proceeds receivable $2,968,125 for
   RiverSource VP - Balanced Fund) (Note 1)                                     2,948,436                --              --
                                                                           --------------    --------------    -------------
Total liabilities                                                             110,095,599         4,399,758       9,481,488
                                                                           --------------    --------------    -------------
Net assets applicable to outstanding capital stock                         $2,070,795,869    $1,055,267,058    $ 66,042,944
                                                                           ==============    ==============    =============

REPRESENTED BY

Capital stock -- $.01 par value ($.001 for RiverSource VP -
   Balanced Fund) (Note 1)                                                 $      132,634    $   10,556,434    $     67,297
Additional paid-in capital                                                  1,792,114,543     1,044,711,592      66,958,425
Undistributed net investment income                                             3,552,008                --           8,636
Accumulated net realized gain (loss) (Note 13)                                 (1,012,593)             (968)       (627,406)
Unrealized appreciation (depreciation) on investments and
   on translation of assets and liabilities in foreign currencies
   (Notes 7 and 9)                                                            276,009,277                --        (364,008)
                                                                           --------------    --------------    -------------
Total -- representing net assets applicable to outstanding capital stock   $2,070,795,869    $1,055,267,058    $ 66,042,944
                                                                           ==============    ==============    =============
Shares outstanding                                                            132,634,421     1,055,643,426       6,729,729
                                                                           --------------    --------------    -------------
Net asset value per share of outstanding capital stock                     $        15.61    $         1.00    $       9.81
                                                                           --------------    --------------    -------------
*Including securities on loan, at value (Note 6)                           $   44,224,685    $           --    $         --
                                                                           --------------    --------------    -------------

See accompanying notes to financial statements.


82 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                                                                            RIVERSOURCE VP
                                                                           RIVERSOURCE VP    - DIVERSIFIED   RIVERSOURCE VP
                                                                            - DIVERSIFIED    EQUITY INCOME     - EMERGING
                                                                              BOND FUND          FUND         MARKETS FUND
                                                                           --------------   --------------   --------------
DEC. 31, 2006
-------------

ASSETS

Investments in securities, at value (Note 1)
   Unaffiliated issuers *
      (identified cost $2,786,448,153, $2,868,949,753 and $430,437,153)    $2,779,432,185   $3,414,010,230    $519,215,985
   Affiliated money market fund
      (identified cost $367,744,020, $68,382,998 and $26,987,118)
      (Note 10)                                                               367,744,020       68,382,998      26,987,118
                                                                           --------------   --------------    ------------
Total investments in securities
   (identified cost $3,154,192,173, $2,937,332,751 and $457,424,271)        3,147,176,205    3,482,393,228     546,203,103
Cash in bank on demand deposit                                                     64,660               --           1,028
Foreign currency holdings (identified cost $1,466,270 for RiverSource
   VP - Diversified Bond Fund and $1,818,208 for RiverSource VP -
   Emerging Markets Fund) (Note 1)                                              1,526,881               --       1,813,551
Receivable for investment securities sold                                      82,915,251        7,572,605         490,134
Dividends and accrued interest receivable                                      18,984,084        4,804,211          80,995
                                                                           --------------   --------------    ------------
Total assets                                                                3,250,667,081    3,494,770,044     548,588,811
                                                                           --------------   --------------    ------------

LIABILITIES

Disbursements in excess of cash on demand deposit                                      --               11              --
Dividends payable to shareholders (Note 1)                                      9,913,038               --              --
Payable for investment securities purchased                                    64,357,787       26,424,099         295,309
Payable for securities purchased on a forward-commitment basis (Note 1)       325,676,209               --              --
Unrealized depreciation on swap transactions, at value (Note 9)                   467,838               --              --
Accrued investment management services fee                                        982,560        1,531,470         452,469
Accrued distribution fee                                                          268,309          336,264          51,955
Accrued transfer agency fee                                                       128,784          161,401          24,938
Accrued administrative services fee                                               134,743          137,399          33,153
Payable upon return of securities loaned (Note 6)                             103,523,750       19,669,800              --
Other accrued expenses                                                            395,099          422,567          93,377
                                                                           --------------   --------------    ------------
Total liabilities                                                             505,848,117       48,683,011         951,201
                                                                           --------------   --------------    ------------
Net assets applicable to outstanding capital stock                         $2,744,818,964   $3,446,087,033    $547,637,610
                                                                           ==============   ==============    ============

REPRESENTED BY

Capital stock -- $.01 par value (Note 1)                                   $    2,621,164   $    2,226,594    $    315,628
Additional paid-in capital                                                  2,892,586,085    2,860,759,558     427,057,364
Undistributed (excess of distributions over) net investment income                349,619        3,542,176        (137,137)
Accumulated net realized gain (loss) (Note 13)                               (141,742,617)      34,497,933      31,627,508
Unrealized appreciation (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies (Notes 7 and 9)             (8,995,287)     545,060,772      88,774,247
                                                                           --------------   --------------    ------------
Total -- representing net assets applicable to outstanding capital stock   $2,744,818,964   $3,446,087,033    $547,637,610
                                                                           ==============   ==============    ============
Shares outstanding                                                            262,116,403      222,659,395      31,562,840
                                                                           --------------   --------------    ------------
Net asset value per share of outstanding capital stock                     $        10.47   $        15.48    $      17.35
                                                                           --------------   --------------    ------------
*Including securities on loan, at value (Note 6)                           $  100,528,280   $   18,672,913    $         --
                                                                           --------------   --------------    ------------

See accompanying notes to financial statements.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 83

RiverSource Variable Portfolio Funds

                                                                                                             RIVERSOURCE VP
                                                                                                                - GLOBAL
                                                                                                                INFLATION
                                                                           RIVERSOURCE VP   RIVERSOURCE VP     PROTECTED
                                                                            - FUNDAMENTAL    - GLOBAL BOND     SECURITIES
                                                                             VALUE FUND          FUND             FUND
                                                                           --------------   --------------   --------------
DEC. 31, 2006
-------------

ASSETS

Investments in securities, at value (Note 1)
   Unaffiliated issuers
      (identified cost $351,747,534, $732,711,123 and $531,101,473)         $382,221,871     $750,888,320     $539,239,802
   Affiliated money market fund
      (identified cost $20,893,483, $40,757,916 and $35,514,748)
      (Note 10)                                                               20,893,483       40,757,916       35,514,748
                                                                            ------------     ------------     ------------
Total investments in securities
   (identified cost $372,641,017, $773,469,039 and $566,616,221)             403,115,354      791,646,236      574,754,550
Foreign currency holdings (identified cost $34,151 for RiverSource VP -
   Fundamental Value Fund and $682,607 for RiverSource VP - Global
   Bond Fund) (Note 1)                                                            33,974          681,438               --
Receivable for investment securities sold                                             --           39,699               --
Dividends and accrued interest receivable                                        495,128       10,568,451        4,866,684
Unrealized appreciation on foreign currency contracts held, at value
   (Note 5)                                                                           --          397,260        2,459,607
                                                                            ------------     ------------     ------------
Total assets                                                                 403,644,456      803,333,084      582,080,841
                                                                            ------------     ------------     ------------

LIABILITIES

Disbursements in excess of cash on demand deposit                                     --           97,434               --
Dividends payable to shareholders (Note 1)                                            --        1,306,030               --
Payable for investment securities purchased                                    6,444,958       12,181,484               --
Payable for securities purchased on a forward-commitment basis (Note 1)               --        6,883,342               --
Unrealized depreciation on foreign currency contracts held, at value
   (Note 5)                                                                           --          200,164            5,926
Unrealized depreciation on swap transactions, at value (Note 9)                       --          135,240               --
Accrued investment management services fee                                       219,703          428,033          196,668
Accrued distribution fee                                                          37,621           77,179           55,872
Accrued transfer agency fee                                                       18,057           37,045           26,818
Accrued administrative services fee                                               18,057           48,293           31,039
Other accrued expenses                                                            35,874          116,450           73,046
                                                                            ------------     ------------     ------------
Total liabilities                                                              6,774,270       21,510,694          389,369
                                                                            ------------     ------------     ------------
Net assets applicable to outstanding capital stock                          $396,870,186     $781,822,390     $581,691,472
                                                                            ============     ============     ============

REPRESENTED BY

Capital stock -- $.01 par value (Note 1)                                    $    363,553     $    717,073     $    596,133
Additional paid-in capital                                                   366,032,473      763,772,968      591,910,070
Excess of distributions over net investment income                                    --         (417,435)     (18,528,196)
Accumulated net realized gain (loss) (Note 13)                                        --         (562,557)      (2,918,913)
Unrealized appreciation (depreciation) on investments and
   on translation of assets and liabilities in foreign currencies
   (Notes 5, 7 and 9)                                                         30,474,160       18,312,341       10,632,378
                                                                            ------------     ------------     ------------
Total -- representing net assets applicable to outstanding capital stock    $396,870,186     $781,822,390     $581,691,472
                                                                            ============     ============     ============
Shares outstanding                                                            36,355,344       71,707,326       59,613,312
                                                                            ------------     ------------     ------------
Net asset value per share of outstanding capital stock                      $      10.92     $      10.90     $       9.76
                                                                            ------------     ------------     ------------

See accompanying notes to financial statements.


84 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                                                           RIVERSOURCE VP -   RIVERSOURCE VP -
                                                           RIVERSOURCE        HIGH YIELD           INCOME
                                                           VP - GROWTH            BOND          OPPORTUNITIES
DEC. 31, 2006                                                  FUND              FUND                FUND
-------------                                            ---------------   ----------------   ----------------
ASSETS
Inveatments in value secu(Notes, 1)
   Unaffiliated issuers*
      (identified cost $555,936,728, $1,151,167,612
      and $ 378,759,197)                                  $612,000,845      $1,170,178,469      $384,540,058
   Affiliated money market fund
      (identified cost $24,044,598, $42,251,953 and
      $26,802,813) (Note 10)                                24,044,598          42,251,953        26,802,813
                                                          ------------      --------------      ------------
Total investments in securities
   (identified cost $579,981,326, $1,193,419,565 and
   $405,562,010)                                           636,045,443       1,212,430,422       411,342,871
Cash in bank on demand deposit                                   1,537                  --                --
Foreign currency holdings for RiverSource VP -
   Growth Fund (identified cost $2,395) (Note 1)                 2,461                  --                --
Receivable for investment securities sold                   10,116,780              24,207                --
Dividends and accrued interest receivable                    1,167,348          20,673,377         6,122,614
Other receivable                                                    --              91,484                --
                                                          ------------      --------------      ------------
Total assets                                               647,333,569       1,233,219,490       417,465,485
                                                          ------------      --------------      ------------
LIABILITIES
Disbursements in excess of cash on demand deposit                   --                  --            41,789
Dividends payable to shareholders (Note 1)                          --           7,760,703         2,213,275
Payable for investment securities purchased                  6,247,324             776,675         1,532,242
Payable for securities purchased on a
   forward-commitment basis (Note 1)                                --           6,304,144         3,905,775
Accrued investment management services fee                     303,230             565,023           190,215
Accrued distribution fee                                        63,174             120,612            38,979
Accrued transfer agency fee                                     30,322              57,892            18,709
Accrued administrative services fee                             29,782              63,851            21,828
Payable upon return of securities loaned (Note 6)                   --           1,616,000                --
Other accrued expenses                                         141,423             279,722            42,327
Options contracts written at value (premium
   received, $710,816 for VP - Growth Fund) (Note 8)           788,025                  --                --
                                                          ------------      --------------      ------------
Total liabilities                                            7,603,280          17,544,622         8,005,139
                                                          ------------      --------------      ------------
Net assets applicable to outstanding capital stock        $639,730,289      $1,215,674,868      $409,460,346
                                                          ============      ==============      ============
REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                  $    853,104      $    1,773,604      $    396,869
Additional paid-in capital                                 675,628,377       1,409,849,550       402,145,288
Undistributed net investment income                            792,279           1,658,951                --
Accumulated net realized gain (loss) (Note 13)             (93,531,928)       (216,709,578)        1,137,328
Unrealized appreciation (depreciation) on
   investments and on translation of assets and
   liabilities in foreign currencies                        55,988,457          19,102,341         5,780,861
                                                          ------------      --------------      ------------
Total -- representing net assets applicable to
   outstanding capital stock                              $639,730,289      $1,215,674,868      $409,460,346
                                                          ============      ==============      ============
Shares outstanding                                          85,310,379         177,360,389        39,686,904
                                                          ------------      --------------      ------------
Net asset value per share of outstanding capital stock    $       7.50      $         6.85      $      10.32
                                                          ------------      --------------      ------------
*Including securities on loan, at value (Note 6)          $         --      $    1,540,000      $         --
                                                          ------------      --------------      ------------

See accompanying notes to financial statements.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 85

RiverSource Variable Portfolio Funds

                                                         RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                                           INTERNATIONAL        LARGE CAP          LARGE CAP
                                                            OPPORTUNITY          EQUITY              VALUE
DEC. 31, 2006                                                  FUND               FUND               FUND
-------------                                            ----------------   ----------------   ----------------
ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers*
      (identified cost $1,008,434,926, $3,094,457,138
      and $20,540,210)                                    $1,298,698,768     $3,546,728,183      $23,656,647
   Affiliated money market fund
      (identified cost $24,975,398, $189,743,159, and
      $1,714,470) (Note 10)                                   24,975,398        189,743,159        1,714,470
                                                          --------------     --------------      -----------
Total investments in securities
   (identified cost $1,033,410,324, $3,284,200,297,
      and $22,254,680)                                     1,323,674,166      3,736,471,342       25,371,117
Cash in bank on demand deposit                                    15,517             39,590              327
Foreign currency holdings for RiverSource VP -
   International Opportunity Fund and RiverSource VP -
   Large Cap Equity Fund (identified cost $2,468,356
   and $855,880 respectively) (Note 1)                         2,456,101            862,183               --
Receivable for investment securities sold                         51,043         24,253,495           10,851
Dividends and accrued interest receivable                        924,998          5,690,937           30,316
Reclaims receivable                                              792,609                 --               --
Unrealized appreciation on foreign currency contracts
   held, at value (Note 5)                                         3,567                 --               --
                                                          --------------     --------------      -----------
Total assets                                               1,327,918,001      3,767,317,547       25,412,611
                                                          --------------     --------------      -----------
LIABILITIES
Payable for investment securities purchased                    7,175,008         14,844,335            9,289
Unrealized depreciation on swap transactions, at value
   (Note 9)                                                           --              9,302               --
Accrued investment management services fee                       772,066          1,679,744           11,882
Accrued distribution fee                                         129,003            371,568            2,476
Accrued administrative services fee                               78,200            148,696            1,188
Accrued transfer agency fee                                       61,919            178,346            1,188
Payable upon return of securities loaned (Note 6)              8,673,000         10,739,000               --
Other accrued expenses                                           299,766            459,348           25,489
Options contracts written, at value (premiums
   received, $1,360,071 for RiverSource VP - Large Cap
   Equity Fund) (Note 8)                                              --          1,507,780               --
                                                          --------------     --------------      -----------
Total liabilities                                             17,188,962         29,938,119           51,512
                                                          --------------     --------------      -----------
Net assets applicable to outstanding capital stock        $1,310,729,039     $3,737,379,428      $25,361,099
                                                          ==============     ==============      ===========
REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                  $      993,949     $    1,492,524      $    20,743
Additional paid-in capital                                 1,457,770,548      3,492,452,739       22,255,835
Undistributed (excess of distributions over) net
   investment income                                          (3,212,601)         4,048,156            3,711
Accumulated net realized gain (loss) (Note 13)              (435,185,853)      (212,985,345)         (35,627)
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in
   foreign currencies (Notes 5, 7 and 9)                     290,362,996        452,371,354        3,116,437
                                                          --------------     --------------      -----------
Total -- representing net assets applicable to
   outstanding capital stock                              $1,310,729,039     $3,737,379,428      $25,361,099
                                                          ==============     ==============      ===========
Shares outstanding                                            99,394,884        149,252,411        2,074,264
                                                          --------------     --------------      -----------
Net asset value per share of outstanding capital stock    $        13.19     $        25.04      $     12.23
                                                          --------------     --------------      -----------
*Including securities on loan, at value (Note 6)          $    7,968,310     $    9,916,664      $        --
                                                          --------------     --------------      -----------

See accompanying notes to financial statements.


86 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                                         RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                                             MID CAP             MID CAP           S&P 500
                                                              GROWTH              VALUE             INDEX
DEC. 31, 2006                                                  FUND               FUND               FUND
-------------                                            ----------------   ----------------   ----------------
ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers*
      (identified cost $638,880,414, $338,395,311 and
         $298,758,392)                                   $   652,189,853      $363,742,799       $385,299,617
   Affiliated money market fund
      (identified cost $41,780,759, $10,451,921 and
      $6,076,431) (Note 10)                                   41,780,759        10,451,921          6,076,431
                                                         ---------------      ------------       ------------
Total investments in securities
   (identified cost $680,661,173, $348,847,232 and
   $304,834,823)                                             693,970,612       374,194,720        391,376,048
Cash in bank on demand deposit                                        --                --                328
Expense reimbursement receivable from the Investment
   Manager                                                            --                --            138,671
Receivable for investment securities sold                        924,554                --             60,924
Dividends and accrued interest receivable                        241,378           633,374            529,398
                                                         ---------------      ------------       ------------
Total assets                                                 695,136,544       374,828,094        392,105,369
                                                         ---------------      ------------       ------------
LIABILITIES
Payable for investment securities purchased                           --         4,003,358             22,443
Accrued investment management services fee                       392,121           199,001             68,264
Accrued distribution fee                                          70,022            35,536             38,787
Accrued transfer agency fee                                       33,610            17,057             18,617
Accrued administrative services fee                               32,795            17,057             18,617
Payable upon return of securities loaned (Note 6)              4,678,800                --                 --
Other accrued expenses                                           139,073            83,310             88,388
                                                         ---------------      ------------       ------------
Total liabilities                                              5,346,421         4,355,319            255,116
                                                         ---------------      ------------       ------------
Net assets applicable to outstanding capital stock       $   689,790,123      $370,472,775       $391,850,253
                                                         ===============      ============       ============
REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                 $       604,078      $    274,720       $    408,471
Additional paid-in capital                                 1,789,498,947       346,119,792        304,758,788
Undistributed (excess of distributions over) net
   investment income                                              31,821           (89,293)           548,565
Accumulated net realized gain (loss) (Note 13)            (1,113,654,162)       (1,179,932)          (409,503)
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in
   foreign currencies (Note 7)                                13,309,439        25,347,488         86,543,932
                                                         ---------------      ------------       ------------
Total -- representing net assets applicable to
   outstanding capital stock                             $   689,790,123      $370,472,775       $391,850,253
                                                         ===============      ============       ============
Shares outstanding                                            60,407,816        27,471,975         40,847,131
                                                         ---------------      ------------       ------------
Net asset value per share of outstanding capital stock   $         11.42      $      13.49       $       9.59
                                                         ---------------      ------------       ------------
*Including securities on loan, at value (Note 6)         $     4,553,934      $         --       $         --
                                                         ---------------      ------------       ------------

See accompanying notes to financial statements.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 87

RiverSource Variable Portfolio Funds

                                                         RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                                              SELECT         SHORT DURATION        SMALL CAP
                                                              VALUE          U.S. GOVERNMENT       ADVANTAGE
DEC. 31, 2006                                                  FUND               FUND               FUND
-------------                                            ----------------   ----------------   ----------------
ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers*
      (identified cost $26,380,520, $489,298,912 and
      $198,284,179)                                         $27,764,781       $487,143,485       $216,496,004
   Affiliated money market fund
      (identified cost $668,002, $668,494 and
      $3,218,242) (Note 10)                                     668,002            668,494          3,218,242
                                                            -----------       ------------       ------------
Total investments in securities
   (identified cost $27,048,522, $489,967,406, and
   $201,502,421)                                             28,432,783        487,811,979       $219,714,246
Cash in bank on demand deposit                                       --                 --              2,142
Foreign currency holdings for RiverSource VP - Select
   Value Fund (identified cost $1,512) (Note 1)                   1,521                 --                 --
Receivable for investment securities sold                       312,264          3,111,552          6,687,636
Dividends and accrued interest receivable                        25,662          3,145,228            205,488
                                                            -----------       ------------       ------------
Total assets                                                 28,772,230        494,068,759        226,609,512
                                                            -----------       ------------       ------------
LIABILITIES
Disbursements in excess of cash on demand deposit                   170                 --                 --
Dividends payable to shareholders (Note 1)                           --          1,402,735                 --
Payable for investment securities purchased                     249,012          3,066,100          5,887,435
Payable for securities purchased on a
   forward-commitment basis (Note 1)                                 --         32,215,025                 --
Accrued investment management services fee                       17,656            174,943            138,803
Accrued distribution fee                                          2,829             45,559             21,963
Accrued transfer agency fee                                       1,358             21,867             10,542
Accrued administrative services fee                               1,358             25,512             14,056
Payable upon return of securities loaned (Note 6)                    --                 --            664,000
Other accrued expenses                                           20,723            103,387             74,041
                                                            -----------       ------------       ------------
Total liabilities                                               293,106         37,055,128          6,810,840
                                                            -----------       ------------       ------------
Net assets applicable to outstanding capital stock          $28,479,124       $457,013,631       $219,798,672
                                                            ===========       ============       ============
REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                    $    25,039       $    451,085       $    168,742
Additional paid-in capital                                   26,794,997        470,620,437        192,534,085
Undistributed (excess of distributions over) net
   investment income                                             13,790            (83,879)             2,340
Accumulated net realized gain (loss) (Note 13)                  261,030        (12,114,878)         8,881,680
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in
   foreign currencies (Note 7)                                1,384,268         (1,859,134)        18,211,825
                                                            -----------       ------------       ------------
Total -- representing net assets applicable to
   outstanding capital stock                                $28,479,124       $457,013,631       $219,798,672
                                                            ===========       ============       ============
Shares outstanding                                            2,503,889         45,108,468         16,874,236
                                                            -----------       ------------       ------------
Net asset value per share of outstanding capital stock      $     11.37       $      10.13       $      13.03
                                                            -----------       ------------       ------------
*Including securities on loan, at value (Note 6)            $        --       $         --       $    616,170
                                                            -----------       ------------       ------------

See accompanying notes to financial statements.


88 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                                         RIVERSOURCE VP -
                                                             SMALL CAP
                                                               VALUE
DEC. 31, 2006                                                  FUND
-------------                                            ----------------
ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers*
      (identified cost $506,886,794)                       $573,241,632
   Affiliated money market fund
      (identified cost $62,517,146) (Note 10)                62,517,146
                                                           ------------
Total investments in securities
   (identified cost $569,403,940)                           635,758,778
Cash in bank on demand deposit                                    2,507
Receivable for investment securities sold                     8,206,014
Dividends and accrued interest receivable                       418,368
                                                           ------------
Total assets                                                644,385,667
                                                           ------------
LIABILITIES
Payable for investment securities purchased                   8,562,968
Accrued investment management services fee                      460,614
Accrued distribution fee                                         60,560
Accrued transfer agency fee                                      29,068
Accrued administrative services fee                              38,322
Payable upon return of securities loaned (Note 6)            16,505,900
Other accrued expenses                                           99,540
                                                           ------------
Total liabilities                                            25,756,972
                                                           ------------
Net assets applicable to outstanding capital stock         $618,628,695
                                                           ============
REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                   $    415,536
Additional paid-in capital                                  534,575,868
Undistributed net investment income                             337,561
Accumulated net realized gain (loss) (Note 13)               16,944,892
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in
   foreign currencies                                        66,354,838
                                                           ------------
Total -- representing net assets applicable to
   outstanding capital stock                               $618,628,695
                                                           ============
Shares outstanding                                           41,553,625
                                                           ------------
Net asset value per share of outstanding capital stock     $      14.89
                                                           ------------
*Including securities on loan, at value (Note 6)           $ 15,612,752
                                                           ------------

See accompanying notes to financial statements.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 89

STATEMENTS OF OPERATIONS
RiverSource Variable Portfolio Funds

                                                                                                         RIVERSOURCE VP -
                                                              RIVERSOURCE VP - BALANCED FUND           CASH MANAGEMENT FUND
                                                             --------------------------------   --------------------------------
                                                               PERIOD ENDED      YEAR ENDED       PERIOD ENDED       YEAR ENDED
                                                             DEC. 31, 2006(a)   AUG. 31, 2006   DEC. 31, 2006(a)   AUG. 31, 2006
                                                             ----------------   -------------   ----------------   -------------
INVESTMENT INCOME

Income:
Dividends                                                      $  9,206,939      $ 36,616,054     $        --       $         --
Interest                                                         11,850,745        39,923,037      17,825,567         35,217,690
Income distributions from affiliated money market fund
   (Note 10)                                                      1,160,067                --              --                 --
Fee income from securities lending (Note 6)                          24,438           191,300              --                 --
   Less foreign taxes withheld                                      (95,790)          (84,794)             --                 --
                                                               ------------      ------------     -----------       ------------
Total income                                                     22,146,399        76,645,597      17,825,567         35,217,690
                                                               ------------      ------------     -----------       ------------
Expenses (Note 2):
Investment management services fee                                3,770,059        11,773,679       1,115,733          3,099,857
Distribution fee                                                    847,080         2,821,196         423,265            940,713
Transfer agency fee                                                 406,585           652,017         203,160            246,070
Administrative services fees and expenses                           363,485         1,246,324         193,956            447,159
Custodian fees                                                      109,647           229,150          28,600             63,635
Compensation of board members                                        10,981            20,913           6,791             11,730
Printing and postage                                                157,800           577,375          44,000            194,040
Professional fees                                                    21,224            27,000          16,200             21,500
Other                                                                21,093            40,506           7,828             14,364
                                                               ------------      ------------     -----------       ------------
Total expenses                                                    5,707,954        17,388,160       2,039,533          5,039,068
   Earnings and bank fee credits on cash balances (Note 2)           (1,594)           (2,918)         (1,156)            (3,315)
                                                               ------------      ------------     -----------       ------------
Total net expenses                                                5,706,360        17,385,242       2,038,377          5,035,753
                                                               ------------      ------------     -----------       ------------
Investment income (loss) -- net                                  16,440,039        59,260,355      15,787,190         30,181,937
                                                               ------------      ------------     -----------       ------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                                50,059,770       134,095,911           1,627               (798)
   Foreign currency transactions                                     (2,771)         (124,615)             --                 --
   Futures contracts                                                617,131         1,604,234              --                 --
   Swap transactions                                                238,151              (944)             --                 --
                                                               ------------      ------------     -----------       ------------
Net realized gain (loss) on investments                          50,912,281       135,574,586           1,627               (798)
Net change in unrealized appreciation (depreciation) on
   investments and on translation of assets and
   liabilities in foreign currencies                             86,221,470       (29,065,213)             --                 --
                                                               ------------      ------------     -----------       ------------
Net gain (loss) on investments and foreign currencies           137,133,751       106,509,373           1,627               (798)
                                                               ------------      ------------     -----------       ------------
Net increase (decrease) in net assets resulting from
   operations                                                  $153,573,790      $165,769,728     $15,788,817       $ 30,181,139
                                                               ============      ============     ===========       ============


(a) For the period from Sept. 1, 2006 to Dec. 31, 2006

See accompanying notes to financial statements.


90 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                                                                                       RIVERSOURCE VP -
                                                            RIVERSOURCE VP - CORE BOND FUND         DIVERSIFIED BOND FUND
                                                           --------------------------------   ---------------------------------
                                                             PERIOD ENDED       YEAR ENDED       PERIOD ENDED       YEAR ENDED
                                                           DEC. 31, 2006(a)   AUG. 31, 2006   DEC. 31, 2006(a)    AUG. 31, 2006
                                                           ----------------   -------------   -----------------   -------------
INVESTMENT INCOME

Income:
Interest                                                      $1,002,492       $ 2,907,966       $38,415,672      $ 96,130,706
Income distributions from affiliated money market fund
   (Note 10)                                                      67,945                --         5,653,065                --
Fee income from securities lending (Note 6)                           --                --           103,452           530,882
                                                              ----------       -----------       -----------      ------------
Total income                                                   1,070,437         2,907,966        44,172,189        96,661,588
                                                              ----------       -----------       -----------      ------------
Expenses (Note 2):

Investment management services fee                               100,468           333,535         3,821,877        10,386,439
Distribution fee                                                  26,164            75,382         1,039,343         2,445,873
Transfer agency fee                                               12,558            18,540           498,868           620,106
Administrative services fees and expenses                         14,651            41,986           523,528         1,289,984
Custodian fees                                                    17,598            60,092            55,200           207,670
Compensation of board members                                      3,829             8,597            11,059            17,496
Printing and postage                                               4,185            10,158           154,200           521,210
Professional fees                                                 13,995            20,000            21,383            27,000
Other                                                                342             8,993            35,663            38,858
                                                              ----------       -----------       -----------      ------------
Total expenses                                                   193,790           577,283         6,161,121        15,554,636
   Expenses waived/reimbursed by the Investment Manager
      and its affiliates (Note 2)                                (19,971)          (59,290)               --                --
                                                              ----------       -----------       -----------      ------------
                                                                 173,819           517,993         6,161,121        15,554,636
   Earnings and bank fee credits on cash balances
      (Note 2)                                                      (573)           (2,769)           (1,620)           (7,722)
                                                              ----------       -----------       -----------      ------------
Total net expenses                                               173,246           515,224         6,159,501        15,546,914
                                                              ----------       -----------       -----------      ------------
Investment income (loss) -- net                                  897,191         2,392,742        38,012,688        81,114,674
                                                              ----------       -----------       -----------      ------------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                                317,144        (1,059,999)       21,369,534       (32,643,150)
   Foreign currency transactions                                      --            (4,827)               --          (152,633)
   Futures contracts                                              54,109           116,511         2,169,354         5,423,762
   Swap transactions                                              15,987              (524)          743,098            21,956
                                                              ----------       -----------       -----------      ------------
Net realized gain (loss) on investments                          387,240          (948,839)       24,281,986       (27,350,065)
Net change in unrealized appreciation (depreciation) on
   investments and on translation of assets and
   liabilities in foreign currencies                            (139,404)         (522,771)       (4,617,556)      (15,056,707)
                                                              ----------       -----------       -----------      ------------
Net gain (loss) on investments and foreign currencies            247,836        (1,471,610)       19,664,430       (42,406,772)
                                                              ----------       -----------       -----------      ------------
Net increase (decrease) in net assets resulting from
   operations                                                 $1,145,027       $   921,132       $57,677,118      $ 38,707,902
                                                              ==========       ===========       ===========      ============

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 91

RiverSource Variable Portfolio Funds

                                                           RIVERSOURCE VP - DIVERSIFIED         RIVERSOURCE VP - EMERGING
                                                                EQUITY INCOME FUND                    MARKETS FUND
                                                         --------------------------------   --------------------------------
                                                           PERIOD ENDED       YEAR ENDED      PERIOD ENDED       YEAR ENDED
                                                         DEC. 31, 2006(a)   AUG. 31, 2006   DEC. 31, 2006(a)   AUG. 31, 2006
                                                         ----------------   -------------   ----------------   -------------
INVESTMENT INCOME

Income:
Dividends                                                  $ 22,943,644     $ 55,141,757      $ 1,676,670       $ 7,670,211
Interest                                                         66,283        2,450,193           54,799           562,009
Income distributions from affiliated money market fund
   (Note 10)                                                    898,637               --          217,449                --
Fee income from securities lending (Note 6)                      64,983          217,630               --                --
   Less foreign taxes withheld                                  (73,113)        (410,141)        (153,135)         (660,717)
                                                           ------------     ------------      -----------       -----------
Total income                                                 23,900,434       57,399,439        1,795,783         7,571,503
                                                           ------------     ------------      -----------       -----------
Expenses (Note 2):
Investment management services fee                            6,677,888       14,825,523        1,766,834         3,834,039
Distribution fee                                              1,300,920        2,845,725          194,711           425,597
Transfer agency fees                                            624,420          789,012           93,458           123,328
Administrative services fees and expenses                       538,977        1,252,553          124,511           284,260
Custodian fees                                                  114,000          352,750          131,148           303,261
Compensation of board members                                    13,092           17,513            4,923             9,264
Printing and postage                                            156,000          559,350            7,782            73,362
Professional fees                                                23,982           30,000           14,797            20,500
Other                                                            40,163           23,679           14,081           178,175
                                                           ------------     ------------      -----------       -----------
Total expenses                                                9,489,442       20,696,105        2,352,245         5,251,786
   Earnings and bank fee credits on cash
      balances (Note 2)                                            (524)          (1,987)            (856)           (2,136)
                                                           ------------     ------------      -----------       -----------
Total net expenses                                            9,488,918       20,694,118        2,351,389         5,249,650
                                                           ------------     ------------      -----------       -----------
Investment income (loss) -- net                              14,411,516       36,705,321         (555,606)        2,321,853
                                                           ------------     ------------      -----------       -----------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                            26,724,517      208,875,344       34,881,200        56,915,477
   Foreign currency transactions                                (10,328)          35,615         (358,824)         (858,475)
                                                           ------------     ------------      -----------       -----------
Net realized gain (loss) on investments                      26,714,189      208,910,959       34,522,376        56,057,002
Net change in unrealized appreciation (depreciation)
   on investments and on translation of assets and
   liabilities in foreign currencies                        242,752,342       53,554,454       55,618,639        15,075,906
                                                           ------------     ------------      -----------       -----------
Net gain (loss) on investments and foreign currencies       269,466,531      262,465,413       90,141,015        71,132,908
                                                           ------------     ------------      -----------       -----------
Net increase (decrease) in net assets resulting from
   operations                                              $283,878,047     $299,170,734      $89,585,409       $73,454,761
                                                           ============     ============      ===========       ===========

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


92 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                                              RIVERSOURCE VP - FUNDAMENTAL        RIVERSOURCE VP - GLOBAL BOND
                                                                       VALUE FUND                             FUND
                                                          -----------------------------------   --------------------------------
                                                            PERIOD ENDED        YEAR ENDED        PERIOD ENDED       YEAR ENDED
                                                          DEC. 31, 2006(a)   AUG. 31, 2006(b)   DEC. 31, 2006(a)   AUG. 31, 2006
                                                          ----------------   ----------------   ----------------   -------------
INVESTMENT INCOME
Income:
Dividends                                                   $ 1,575,933         $  433,738        $        --       $        --
Interest                                                         59,897            234,568          9,743,817        23,851,829
Income distributions from affiliated money market fund
   (Note 10)                                                    279,083                 --            430,350                --
Fee income from securities lending (Note 6)                          --                 --             11,727             9,274
   Less foreign taxes withheld                                  (12,806)            (7,391)            (3,690)          (27,307)
                                                            -----------         ----------        -----------       -----------
Total income                                                  1,902,107            660,915         10,182,204        23,833,796
                                                            -----------         ----------        -----------       -----------
Expenses (Note 2):
Investment management services fee                              737,998            206,566          1,676,013         4,640,640
Distribution fee                                                128,343             35,371            301,306           762,389
Transfer agency fee                                              61,603             16,978            144,622           192,817
Administrative services fees and expenses                        61,603             16,978            189,002           489,934
Custodian fees                                                   26,348             27,090             67,000           158,750
Compensation of board members                                     2,609                 --              5,645            10,696
Printing and postage                                             15,908              3,242              8,000           177,050
Professional fees                                                14,159             20,000             17,293            24,000
Other                                                             3,698                164                457            13,130
                                                            -----------         ----------        -----------       -----------
Total expenses                                                1,052,269            326,389          2,409,338         6,469,406
   Expenses waived/reimbursed by the Investment Manager
       and its affiliates (Note 2)                                   --            (23,585)                --                --
                                                            -----------         ----------        -----------       -----------
                                                              1,052,269            302,804          2,409,338         6,469,406
   Earnings and bank fee credits on cash balances
      (Note 2)                                                       --               (548)            (1,120)           (1,806)
                                                            -----------         ----------        -----------       -----------
Total net expenses                                            1,052,269            302,256          2,408,218         6,467,600
                                                            -----------         ----------        -----------       -----------
Investment income (loss) -- net                                 849,838            358,659          7,773,986        17,366,196
                                                            -----------         ----------        -----------       -----------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                               378,167            115,654          2,380,893        (1,642,404)
   Foreign currency transactions                                 (6,706)           (61,127)          (976,401)         (487,909)
   Futures contracts                                                 --                 --            165,230           972,433
   Swap transactions                                                 --                 --            171,015           (10,629)
                                                            -----------         ----------        -----------       -----------
Net realized gain (loss) on investments                         371,461             54,527          1,740,737        (1,168,509)
Net change in unrealized appreciation (depreciation) on
   investments and on translation of assets and
   liabilities in foreign currencies                         26,525,481          3,938,541          6,466,660        (5,952,008)
                                                            -----------         ----------        -----------       -----------
Net gain (loss) on investments and foreign currencies        26,896,942          3,993,068          8,207,397        (7,120,517)
                                                            -----------         ----------        -----------       -----------
Net increase (decrease) in net assets resulting from
   operations                                               $27,746,780         $4,351,727        $15,981,383       $10,245,679
                                                            ===========         ==========        ===========       ===========

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(b) For the period from May 1, 2006 (date the Fund became available) to Aug. 31, 2006.

See accompanying notes to financial statements.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 93

RiverSource Variable Portfolio Funds

                                                  RiverSource VP - Global
                                               Inflation Protected Securities
                                                            Fund                   RiverSource VP - Growth Fund
                                              --------------------------------   --------------------------------
                                                Period ended       Year ended      Period ended       Year ended
                                              Dec. 31, 2006(a)   Aug. 31, 2006   Dec. 31, 2006(a)   Aug. 31, 2006
                                              ----------------   -------------   ----------------   -------------
INVESTMENT INCOME

Income:
Dividends                                        $        --      $        --      $  2,837,034      $ 10,276,586
Interest                                           2,486,887       12,599,540           119,184         1,466,282
Income distributions from affiliated money
   market fund (Note 10)                             425,320               --           385,954                --
Fee income from securities lending (Note 6)               --               --                --            48,444
   Less foreign taxes withheld                            --           (2,674)          (60,682)         (194,117)
                                                 -----------      -----------      ------------      ------------
Total income                                       2,912,207       12,596,866         3,281,490        11,597,195
                                                 -----------      -----------      ------------      ------------
Expenses (Note 2):
Investment management services fee                   707,400        1,164,368         1,449,964         3,751,065
Distribution fee                                     200,968          318,273           256,433           746,056
Transfer agency fee                                   96,462           99,902           123,084           207,746
Administrative services fees and expenses            112,213          176,325           121,045           366,683
Custodian fees                                        14,400           45,645            48,000           151,100
Compensation of board members                          3,808            8,597             5,611            10,380
Printing and postage                                  15,500           92,286            42,000           152,200
Professional fees                                     13,976           20,000            15,415            21,000
Other                                                     47           23,353             5,870            12,356
                                                 -----------      -----------      ------------      ------------
Total expenses                                     1,164,774        1,948,749         2,067,422         5,418,586
   Expenses waived/reimbursed by the
      Investment Manager and its affiliates
      (Note 2)                                        (7,228)        (114,683)               --                --
                                                 -----------      -----------      ------------      ------------
                                                   1,157,546        1,834,066         2,067,422         5,418,586
   Earnings and bank fee credits on cash
      balances (Note 2)                                 (780)          (2,594)             (600)           (1,518)
                                                 -----------      -----------      ------------      ------------
Total net expenses                                 1,156,766        1,831,472         2,066,822         5,417,068
                                                 -----------      -----------      ------------      ------------
Investment income (loss) -- net                    1,755,441       10,765,394         1,214,668         6,180,127
                                                 -----------      -----------      ------------      ------------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                         --       (2,708,631)       (5,753,825)       33,312,570
   Foreign currency transactions                  (6,575,653)      (5,949,866)           10,914            24,873
   Futures contracts                                      --               --                --        (1,049,226)
   Options contracts written (Note 8)                     --               --        (1,014,976)        1,282,736
                                                 -----------      -----------      ------------      ------------
Net realized gain (loss) on investments           (6,575,653)      (8,658,497)       (6,757,887)       33,570,953
Net change in unrealized appreciation
   (depreciation) on investments and
   on translation of assets and liabilities
   in foreign currencies                           1,783,356        7,996,039        55,051,567       (20,509,288)
                                                 -----------      -----------      ------------      ------------
Net gain (loss) on investments and foreign
   currencies                                     (4,792,297)        (662,458)       48,293,680        13,061,665
                                                 -----------      -----------      ------------      ------------
Net increase (decrease) in net assets
   resulting from operations                     $(3,036,856)     $10,102,936      $ 49,508,348      $ 19,241,792
                                                 ===========      ===========      ============      ============

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


94 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                              RiverSource VP - High Yield Bond        RiverSource VP - Income
                                                            Fund                        Opportunities Fund
                                              --------------------------------   --------------------------------
                                                Period ended       Year ended      Period ended       Year ended
                                              Dec. 31, 2006(a)   Aug. 31, 2006   Dec. 31, 2006(a)   Aug. 31, 2006
                                              ----------------   -------------   ----------------   -------------
INVESTMENT INCOME

Income:
Interest                                         $31,610,736      $ 97,299,978      $ 7,903,691      $ 7,750,350
Income distributions from affiliated money
   market fund (Note 10)                             909,607                --          417,364               --
Fee income from securities ending (Note 6)             2,827                --               --               --
                                                 -----------      ------------      -----------      -----------
Total income                                      32,523,170        97,299,978        8,321,055        7,750,350
                                                 -----------      ------------      -----------      -----------
Expenses (Note 2):
Investment management services fee                 2,316,669         7,413,897          665,749          653,044
Distribution fee                                     494,359         1,541,872          136,426          131,976
Transfer agency fee                                  237,284           373,691           65,482           45,332
Administrative services fees and expenses            261,944           840,455           76,397           76,233
Custodian fees                                        23,760            95,043           12,325           34,820
Compensation of board members                          7,618            14,280            4,081            8,597
Printing and postage                                 101,350           354,210            9,242           33,485
Professional fees                                     19,902            27,000           14,213           20,000
Other                                                 13,064            18,363            1,805            9,308
                                                 -----------      ------------      -----------      -----------
Total expenses                                     3,475,950        10,678,811          985,720        1,012,795
   Earnings and bank fee credits on cash
      balances (Note 2)                               (1,672)           (4,108)            (750)          (3,680)
                                                 -----------      ------------      -----------      -----------
Total net expenses                                 3,474,278        10,674,703          984,970        1,009,115
                                                 -----------      ------------      -----------      -----------
Investment income (loss) -- net                   29,048,892        86,625,275        7,336,085        6,741,235
                                                 -----------      ------------      -----------      -----------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on security
   transactions (Note 3)                           4,636,729         1,041,488        1,457,589         (259,128)
Net change in unrealized appreciation
   (depreciation) on investments and
   on translation of assets and liabilities
   in foreign currencies                          30,113,325       (19,241,545)       6,365,184       (1,116,480)
                                                 -----------      ------------      -----------      -----------
Net gain (loss) on investments and foreign
   currencies                                     34,750,054       (18,200,057)       7,822,773       (1,375,608)
                                                 -----------      ------------      -----------      -----------
Net increase (decrease) in net assets
   resulting from operations                     $63,798,946      $ 68,425,218      $15,158,858      $ 5,365,627
                                                 ===========      ============      ===========      ===========

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 95

RiverSource Variable Portfolio Funds

                                               RiverSource VP - International       RiverSource VP - Large Cap
                                                      Opportunity Fund                      Equity Fund
                                              --------------------------------   --------------------------------
                                                Period ended       Year ended      Period ended       Year ended
                                              Dec. 31, 2006(a)   Aug. 31, 2006   Dec. 31, 2006(a)   Aug. 31, 2006
                                              ----------------   -------------   ----------------   -------------
INVESTMENT INCOME

Income:
Dividends                                       $  7,252,055      $ 28,910,841     $ 21,486,802      $ 64,447,141
Interest                                              68,026           477,054          548,131         3,523,830
Income distributions from affiliated money
   market fund (Note 10)                             138,218                --        2,645,626                --
Fee income from securities lending (Note 6)          103,960           854,518           33,932           411,482
   Less foreign taxes withheld                      (736,272)       (2,953,973)        (219,488)         (536,985)
                                                ------------      ------------     ------------      ------------
Total income                                       6,825,987        27,288,440       24,495,003        67,845,468
                                                ------------      ------------     ------------      ------------
Expenses (Note 2):
Investment management services fee                 3,169,722        10,469,388        7,050,915        18,214,495
Distribution fee                                     521,812         1,580,636        1,538,178         3,994,421
Transfer agency fee                                  250,461           391,479          738,300         1,168,235
Administrative services fees and expenses            316,870           976,719          615,503         1,726,620
Custodian fees                                       137,000           406,430          148,170           431,400
Compensation of board members                          7,950            14,164           16,991            25,530
Printing and postage                                  66,000           305,050           68,500           644,700
Professional fees                                     19,664            26,500           29,181            36,000
Other                                                 23,909            23,460           44,948            45,973
                                                ------------      ------------     ------------      ------------
Total expenses                                     4,513,388        14,193,826       10,250,686        26,287,374
   Earnings and bank fee credits on cash
      balances (Note 2)                                 (880)           (2,074)          (1,510)           (3,638)
                                                ------------      ------------     ------------      ------------
Total net expenses                                 4,512,508        14,191,752       10,249,176        26,283,736
                                                ------------      ------------     ------------      ------------
Investment income (loss) -- net                    2,313,479        13,096,688       14,245,827        41,561,732
                                                ------------      ------------     ------------      ------------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                 63,329,169       197,090,703       68,815,824       221,874,381
   Foreign currency transactions                      30,726           258,532           17,043           (15,410)
   Futures contracts                                      --                --        4,124,788          (872,886)
   Swap transactions                                      --                --          244,830          (793,303)
   Options contracts written (Note 8)                     --                --       (2,159,477)        1,991,238
                                                ------------      ------------     ------------      ------------
Net realized gain (loss) on investments           63,359,895       197,349,235       71,043,008       222,184,020
Net change in unrealized appreciation
   (depreciation) on investments and
   on translation of assets and liabilities
   in foreign currencies                          41,009,369        57,942,017      257,357,774       (90,675,460)
                                                ------------      ------------     ------------      ------------
Net gain (loss) on investments and foreign
   currencies                                    104,369,264       255,291,252      328,400,782       131,508,560
                                                ------------      ------------     ------------      ------------
Net increase (decrease) in net assets
   resulting from operations                    $106,682,743      $268,387,940     $342,646,609      $173,070,292
                                                ============      ============     ============      ============

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


96 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                                                     RIVERSOURCE VP - LARGE      RIVERSOURCE VP - MID CAP
                                                                         CAP VALUE FUND                 GROWTH FUND
                                                                   -------------------------   ----------------------------
                                                                   PERIOD ENDED   YEAR ENDED   PERIOD ENDED    YEAR ENDED
                                                                     DEC. 31,      AUG. 31,      DEC. 31,          AUG.
                                                                      2006(a)        2006         2006(a)        31, 2006
                                                                   ------------   ----------   ------------   -------------
INVESTMENT INCOME

Income:
Dividends                                                           $  154,582    $  428,966   $ 3,040,998    $   3,608,016
Interest                                                                 3,780        13,246       198,553          298,963
Income distributions from affiliated money market fund (Note 10)        21,872            --       420,840               --
Fee income from securities lending (Note 6)                                 --            --        21,831           59,715
   Less foreign taxes withheld                                          (1,383)         (911)           --               --
                                                                    ----------    ----------   -----------    -------------
Total income                                                           178,851       441,301     3,682,222        3,966,694
                                                                    ----------    ----------   -----------    -------------
Expenses (Note 2):
Investment management services fee                                      45,636       102,616     1,403,857        3,286,046
Distribution fee                                                         9,508        22,190       290,864          636,199
Transfer agency fee                                                      4,563         5,785       139,610          228,311
Administrative services fees and expenses                                4,563        10,525       136,195          315,127
Custodian fees                                                          14,980        45,710        20,533           25,155
Compensation of board members                                               --            --         6,092           10,464
Printing and postage                                                       120         6,902        38,600          132,220
Professional fees                                                       13,600        19,500        17,406           24,000
Other                                                                      616           462         1,557            7,132
                                                                    ----------    ----------   -----------    -------------
Total expenses                                                          93,586       213,690     2,054,714        4,664,654
   Expenses waived/reimbursed by the Investment Manager and
      its affiliates (Note 2)                                          (13,724)      (33,151)           --               --
                                                                    ----------    ----------   -----------    -------------
                                                                        79,862       180,539     2,054,714        4,664,654
   Earnings and bank fee credits on cash balances (Note 2)              (2,308)      (14,675)         (878)          (2,103)
                                                                    ----------    ----------   -----------    -------------
Total net expenses                                                      77,554       165,864     2,053,836        4,662,551
                                                                    ----------    ----------   -----------    -------------
Investment income (loss) -- net                                        101,297       275,437     1,628,386         (695,857)
                                                                    ----------    ----------   -----------    -------------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                                      313,050       907,987    19,889,194       57,781,721
   Foreign currency transactions                                           (74)          (13)           --               --
                                                                    ----------    ----------   -----------    -------------
Net realized gain (loss) on investments                                312,976       907,974    19,889,194       57,781,721
Net change in unrealized appreciation (depreciation) on
   investments and on translation of assets and
   liabilities in foreign currencies                                 1,816,288       652,685    36,768,984     (134,694,999)
                                                                    ----------    ----------   -----------    -------------
Net gain (loss) on investments and foreign currencies                2,129,264     1,560,659    56,658,178      (76,913,278)
                                                                    ----------    ----------   -----------    -------------
Net increase (decrease) in net assets resulting from operations     $2,230,561    $1,836,096   $58,286,564    $ (77,609,135)
                                                                    ==========    ==========   ===========    =============

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 97

RiverSource Variable Portfolio Funds

                                                                    RIVERSOURCE VP - MID CAP    RIVERSOURCE VP - S&P 500
                                                                           VALUE FUND                  INDEX FUND
                                                                   -------------------------   --------------------------
                                                                   PERIOD ENDED   YEAR ENDED   PERIOD ENDED    YEAR ENDED
                                                                     DEC. 31,      AUG. 31,       DEC. 31,      AUG. 31,
                                                                      2006(a)        2006         2006(a)         2006
                                                                   ------------   ----------   ------------   -----------
INVESTMENT INCOME

Income:
Dividends                                                          $ 2,118,170    $  892,633   $ 2,335,998    $ 7,106,205
Interest                                                                18,258       193,240        15,609        184,893
Income distributions from affiliated money market fund (Note 10)       135,804            --        71,076             --
   Less foreign taxes withheld                                          (4,533)       (2,487)           --             --
                                                                   -----------    ----------   -----------    -----------
Total income                                                         2,267,699     1,083,386     2,422,683      7,291,098
                                                                   -----------    ----------   -----------    -----------
Expenses (Note 2):
Investment management services fee                                     706,423       376,310       275,378        952,722
Distribution fee                                                       123,158        64,217       156,467        467,272
Transfer agency fee                                                     59,114        26,287        75,102        112,578
Administrative services fees and expenses                               59,114        30,695        75,101        241,657
Custodian fees                                                          66,275       192,302        17,400         49,910
Compensation of board members                                            4,028         3,846         4,598          9,580
Printing and postage                                                     9,644        13,332         7,765         86,625
Licensing fees                                                              --            --         9,600         37,620
Professional fees                                                       14,460        20,500        14,748         20,500
Other                                                                   10,202        11,321         3,946         10,600
                                                                   -----------    ----------   -----------    -----------
Total expenses                                                       1,052,418       738,810       640,105      1,989,064
   Expenses waived/reimbursed by the Investment Manager and its
      affiliates (Note 2)                                                   --      (169,570)      (20,495)      (138,671)
                                                                   -----------    ----------   -----------    -----------
                                                                     1,052,418       569,240       619,610      1,850,393
   Earnings and bank fee credits on cash balances (Note 2)                  --       (10,858)       (1,282)        (1,725)
                                                                   -----------    ----------   -----------    -----------
Total net expenses                                                   1,052,418       558,382       618,328      1,848,668
                                                                   -----------    ----------   -----------    -----------
Investment income (loss) -- net                                      1,215,281       525,004     1,804,355      5,442,430
                                                                   -----------    ----------   -----------    -----------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                                      216,882     1,871,650     2,430,585        503,641
   Foreign currency transactions                                          (190)            3            --             --
   Futures contracts                                                        --            --       388,567         98,928
   Reimbursement from affiliate (Note 2)                                    --            --            --        216,040
                                                                   -----------    ----------   -----------    -----------
Net realized gain (loss) on investments                                216,692     1,871,653     2,819,152        818,609
Net change in unrealized appreciation (depreciation) on
   investments and on translation of assets and liabilities in
   foreign currencies                                               21,273,477     3,607,327    28,958,806     24,008,898
                                                                   -----------    ----------   -----------    -----------
Net gain (loss) on investments and foreign currencies               21,490,169     5,478,980    31,777,958     24,827,507
                                                                   -----------    ----------   -----------    -----------
Net increase (decrease) in net assets resulting from operations    $22,705,450    $6,003,984   $33,582,313    $30,269,937
                                                                   ===========    ==========   ===========    ===========

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


98 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                                                                                 RIVERSOURCE VP - SHORT
                                                                    RIVERSOURCE VP - SELECT           DURATION U.S.
                                                                           VALUE FUND                GOVERNMENT FUND
                                                                   -------------------------   --------------------------
                                                                   PERIOD ENDED   YEAR ENDED   PERIOD ENDED    YEAR ENDED
                                                                      DEC. 31,     AUG. 31,       DEC. 31,      AUG. 31,
                                                                      2006(a)        2006         2006(a)        2006
                                                                   ------------   ----------   ------------   -----------
INVESTMENT INCOME

Income:
Dividends                                                           $  162,816    $  755,963    $       --    $        --
Interest                                                                 4,265       110,040     7,115,828     21,167,809
Income distributions from affiliated money market fund (Note 10)        19,090            --        66,423             --
   Less foreign taxes withheld                                            (327)      (24,447)           --             --
                                                                    ----------    ----------    ----------    -----------
Total income                                                           185,844       841,556     7,182,251     21,167,809
                                                                    ----------    ----------    ----------    -----------
Expenses (Note 2):
Investment management services fee                                      65,150       186,844       726,456      2,635,745
Distribution fee                                                        11,278        32,221       189,183        605,679
Transfer agency fee                                                      5,413         8,047        90,805        147,668
Administrative services fees and expenses                                5,413        15,197       105,941        347,525
Custodian fees                                                           3,043        20,130        21,000         75,700
Compensation of board members                                            3,768         7,430         5,040         10,163
Printing and postage                                                     1,552         7,867        12,375        130,065
Professional fees                                                       13,639        19,500        15,801         22,000
Other                                                                      647         8,648         2,874         10,116
                                                                    ----------    ----------    ----------    -----------
Total expenses                                                         109,903       305,884     1,169,475      3,984,661
                                                                    ----------    ----------    ----------    -----------
   Expenses waived/reimbursed by the Investment Manager and its
      affiliates (Note 2)                                              (10,426)      (27,598)           --             --
                                                                    ----------    ----------    ----------    -----------
                                                                        99,477       278,286     1,169,475      3,984,661
   Earnings and bank fee credits on cash balances (Note 2)                  --            --          (600)        (3,400)
                                                                    ----------    ----------    ----------    -----------
Total net expenses                                                      99,477       278,286     1,168,875      3,981,261
                                                                    ----------    ----------    ----------    -----------
Investment income (loss) -- net                                         86,367       563,270     6,013,376     17,186,548
                                                                    ----------    ----------    ----------    -----------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                                    2,509,809       464,367       731,036     (4,443,647)
   Foreign currency transactions                                            28           146            --             --
   Futures contracts                                                        --            --      (545,229)      (175,211)
                                                                    ----------    ----------    ----------    -----------
Net realized gain (loss) on investments                              2,509,837       464,513       185,807     (4,618,858)
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                  (691,997)      588,316       925,784       (292,799)
                                                                    ----------    ----------    ----------    -----------
Net gain (loss) on investments and foreign currencies                1,817,840     1,052,829     1,111,591     (4,911,657)
                                                                    ----------    ----------    ----------    -----------
Net increase (decrease) in net assets resulting from operations     $1,904,207    $1,616,099    $7,124,967    $12,274,891
                                                                    ==========    ==========    ==========    ===========

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


                        RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 99

RiverSource Variable Portfolio Funds

                                                                    RIVERSOURCE VP - SMALL CAP   RIVERSOURCE VP - SMALL CAP
                                                                          ADVANTAGE FUND                 VALUE FUND
                                                                   ---------------------------   ------------   -----------
                                                                   PERIOD ENDED    YEAR ENDED    PERIOD ENDED    YEAR ENDED
                                                                     DEC. 31,       AUG. 31,        DEC. 31,      AUG. 31,
                                                                      2006(a)         2006          2006(a)         2006
                                                                   ------------   ------------   ------------   -----------
INVESTMENT INCOME

Income:
Dividends                                                           $   892,516   $  2,266,698   $ 2,282,918    $ 5,518,622
Interest                                                                 15,120        125,725        49,516      2,879,398
Income distributions from affiliated money market fund (Note 10)         27,411             --       931,993             --
Fee income from securities lending (Note 6)                              12,686         37,231        72,824         41,806
   Less foreign taxes withheld                                             (882)        (1,616)       (8,436)       (19,685)
                                                                    -----------   ------------   -----------    -----------
Total income                                                            946,851      2,428,038     3,328,815      8,420,141
                                                                    -----------   ------------   -----------    -----------
Expenses (Note 2):
Investment management services fee                                      518,341      1,726,941     1,916,016      4,896,261
Distribution fee                                                         90,523        292,753       239,741        635,371
Transfer agency fee                                                      43,450         70,635       115,072        167,723
Administrative services fees and expenses                                57,935        190,322       152,063        419,119
Custodian fees                                                           38,700         93,869        72,000        232,090
Compensation of board members                                             4,359          9,130         5,417         10,246
Printing and postage                                                     13,311         53,150         9,890        117,620
Professional fees                                                        14,231         20,000        14,996         20,500
Other                                                                     3,447         15,541        14,032         10,090
                                                                    -----------   ------------   -----------    -----------
Total expenses                                                          784,297      2,472,341     2,539,227      6,509,020
   Expenses waived/reimbursed by the Investment Manager and its
      affiliates (Note 2)                                                    --             --      (128,641)      (188,431)
                                                                    -----------   ------------   -----------    -----------
                                                                        784,297      2,472,341     2,410,586      6,320,589
  Earnings and bank fee credits on cash balances (Note 2)                    --           (350)           --             --
                                                                    -----------   ------------   -----------    -----------
Total net expenses                                                      784,297      2,471,991     2,410,586      6,320,589
                                                                    -----------   ------------   -----------    -----------
Investment income (loss) -- net                                         162,554        (43,953)      918,229      2,099,552
                                                                    -----------   ------------   -----------    -----------
REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                                     9,593,410     27,954,706    17,563,027     61,012,764
   Foreign currency transactions                                             --             --        12,896             (1)
   Futures contracts                                                     20,096        (21,863)           --             --
                                                                    -----------   ------------   -----------    -----------
Net realized gain (loss) on investments                               9,613,506     27,932,843    17,575,923     61,012,763
Net change in unrealized appreciation (depreciation) on
   investments and on translation of assets and liabilities in
   foreign currencies                                                 7,437,971    (17,484,891)   37,232,926     (7,054,058)
                                                                    -----------   ------------   -----------    -----------
Net gain (loss) on investments and foreign currencies                17,051,477     10,447,952    54,808,849     53,958,705
                                                                    -----------   ------------   -----------    -----------
Net increase (decrease) in net assets resulting from operations     $17,214,031   $ 10,403,999   $55,727,078    $56,058,257
                                                                    ===========   ============   ===========    ===========

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


100 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS
RiverSource Variable Portfolio Funds

                                                                             RIVERSOURCE VP - BALANCED FUND
                                                                  ---------------------------------------------------
                                                                    PERIOD ENDED        YEAR ENDED       YEAR ENDED
                                                                  DEC. 31, 2006(a)    AUG. 31, 2006     AUG. 31, 2005
                                                                  ----------------   ---------------   --------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                   $   16,440,039     $   59,260,355    $   60,950,168
Net realized gain (loss) on investments                               50,912,281        135,574,586       161,959,485
Net change in unrealized appreciation
   (depreciation) on investments and on translation of assets
   and liabilities in foreign currencies                              86,221,470        (29,065,213)       20,254,609
                                                                  --------------     --------------    --------------
Net increase (decrease) in net assets resulting from operations      153,573,790        165,769,728       243,164,262
                                                                  --------------     --------------    --------------
Distributions to shareholders from:
  Net investment income                                              (12,783,193)       (58,821,263)      (61,685,753)
  Net realized gain                                                 (114,232,567)       (70,774,753)               --
                                                                  --------------     --------------    --------------
Total distributions                                                 (127,015,760)      (129,596,016)      (61,685,753)
                                                                  --------------     --------------    --------------
  CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                   11,786,573         24,249,895        33,994,949
Reinvestment of distributions at net asset value                     140,084,455        131,268,246        61,564,207
Payments for redemptions                                            (154,122,329)      (582,529,038)     (503,321,951)
                                                                  --------------     --------------    --------------
Increase (decrease) in net assets from capital share
   transactions                                                       (2,251,301)      (427,010,897)     (407,762,795)
                                                                  --------------     --------------    --------------
Total increase (decrease) in net assets                               24,306,729       (390,837,185)     (226,284,286)
Net assets at beginning of period                                  2,046,489,140      2,437,326,325     2,663,610,611
                                                                  --------------     --------------    --------------
Net assets at end of period                                       $2,070,795,869     $2,046,489,140    $2,437,326,325
                                                                  ==============     ==============    ==============
Undistributed (excess of distributions over) net investment
   income                                                         $    3,552,008     $     (236,516)   $     (303,746)
                                                                  --------------     --------------    --------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
RiverSource Variable Portfolio Funds

                                                                        RIVERSOURCE VP - CASH MANAGEMENT FUND
                                                                  ------------------------------------------------
                                                                    PERIOD ENDED       YEAR ENDED      YEAR ENDED
                                                                  DEC. 31, 2006(a)   AUG. 31, 2006   AUG. 31, 2005
                                                                  ----------------   -------------   -------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                    $   15,787,190    $  30,181,937   $  13,365,919
Net realized gain (loss) on investments                                     1,627             (798)          1,275
Net increase (decrease) in net assets resulting from operations        15,788,817       30,181,139      13,367,194
                                                                   --------------    -------------   -------------
Distributions to shareholders from:
   Net investment income                                              (15,787,190)     (30,181,937)    (13,366,319)
                                                                   --------------    -------------   -------------
   CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                   167,038,584      546,130,014     278,245,964
Reinvestment of distributions at net asset value                       15,952,725       28,008,968      12,094,809

Payments for redemptions                                             (126,563,119)    (262,906,070)   (375,917,897)
                                                                   --------------    -------------   -------------
Increase (decrease) in net assets from capital share
   transactions                                                        56,428,190      311,232,912     (85,577,124)
                                                                   --------------    -------------   -------------
Total increase (decrease) in net assets                                56,429,817      311,232,114     (85,576,249)
Net assets at beginning of period                                     998,837,241      687,605,127     773,181,376
                                                                   --------------    -------------   -------------
Net assets at end of period                                        $1,055,267,058    $ 998,837,241   $ 687,605,127
                                                                   ==============    =============   =============

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 101

RiverSource Variable Portfolio Funds

                                                                           RIVERSOURCE VP - CORE BOND FUND
                                                                  ------------------------------------------------
                                                                     PERIOD ENDED      YEAR ENDED      YEAR ENDED
                                                                  DEC. 31, 2006(a)   AUG. 31, 2006   AUG. 31, 2005
                                                                  ----------------   -------------   -------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                      $   897,191     $  2,392,742     $ 1,429,788
Net realized gain (loss) on investments                                  387,240         (948,839)        298,041
Net change in unrealized appreciation
   (depreciation) on investments and on translation of assets
   and liabilities in foreign currencies                                (139,404)        (522,771)         (8,029)
                                                                     -----------     ------------     -----------
Net increase (decrease) in net assets resulting from operations        1,145,027          921,132       1,719,800
                                                                     -----------     ------------     -----------
Distributions to shareholders from:
   Net investment income                                                (904,887)      (2,410,884)     (1,450,986)
   Net realized gain                                                          --         (122,686)             --
                                                                     -----------     ------------     -----------
Total distributions                                                     (904,887)      (2,533,570)     (1,450,986)
                                                                     -----------     ------------     -----------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                    9,253,741       27,670,096      26,946,369
Reinvestment of distributions at net asset value                         919,732        2,463,965       1,374,055
Payments for redemptions                                              (7,068,430)     (23,763,653)     (6,193,096)
                                                                     -----------     ------------     -----------
Increase (decrease) in net assets from capital share
   transactions                                                        3,105,043        6,370,408      22,127,328
                                                                     -----------     ------------     -----------
Total increase (decrease) in net assets                                3,345,183        4,757,970      22,396,142
Net assets at beginning of period                                     62,697,761       57,939,791      35,543,649
                                                                     -----------     ------------     -----------
Net assets at end of period                                          $66,042,944     $ 62,697,761     $57,939,791
                                                                     ===========     ============     ===========
Undistributed net investment income                                  $     8,636     $        345     $    11,000
                                                                     -----------     ------------     -----------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
RiverSource Variable Portfolio Funds

                                                                        RIVERSOURCE VP - DIVERSIFIED BOND FUND
                                                                  --------------------------------------------------
                                                                    PERIOD ENDED       YEAR ENDED       YEAR ENDED
                                                                  DEC. 31, 2006(a)    AUG. 31, 2006    AUG. 31, 2005
                                                                  ----------------   --------------   --------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                    $   38,012,688    $   81,114,674   $   63,237,383
Net realized gain (loss) on investments                                24,281,986       (27,350,065)      14,152,346
Net change in unrealized appreciation
   (depreciation) on investments and on translation of assets
   and liabilities in foreign currencies                               (4,617,556)      (15,056,707)      (4,469,293)
                                                                   --------------    --------------   --------------
Net increase (decrease) in net assets resulting from operations        57,677,118        38,707,902       72,920,436
                                                                   --------------    --------------   --------------
Distributions to shareholders from:
   Net investment income                                              (38,353,400)      (81,269,698)     (66,121,267)
                                                                   --------------    --------------   --------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                   431,618,712       683,564,631      266,496,135
Reinvestment of distributions at net asset value                       37,071,891        78,244,071       65,971,457
Payments for redemptions                                              (68,416,103)     (218,296,083)    (211,228,785)
                                                                   --------------    --------------   --------------
Increase (decrease) in net assets from capital share
   transactions                                                       400,274,500       543,512,619      121,238,807
                                                                   --------------    --------------   --------------
Total increase (decrease) in net assets                               419,598,218       500,950,823      128,037,976
Net assets at beginning of period                                   2,325,220,746     1,824,269,923    1,696,231,947
                                                                   --------------    --------------   --------------
Net assets at end of period                                        $2,744,818,964    $2,325,220,746   $1,824,269,923
                                                                   ==============    ==============   ==============
Undistributed (excess of distributions over) net investment
   income                                                          $      349,619    $      (52,767)  $     (137,182)
                                                                   --------------    --------------   --------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


102 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                                                       RIVERSOURCE VP - DIVERSIFIED EQUITY INCOME FUND
                                                                     ---------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED        YEAR ENDED
                                                                     DEC. 31, 2006(a)   AUG. 31, 2006     AUG. 31, 2005
                                                                     ----------------   --------------   ---------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                       $   14,411,516    $   36,705,321    $   20,778,925
Net realized gain (loss) on investments                                   26,714,189       208,910,959        74,275,731
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                       242,752,342        53,554,454       176,095,823
                                                                      --------------    --------------    --------------
Net increase (decrease) in net assets resulting from operations          283,878,047       299,170,734       271,150,479
                                                                      --------------    --------------    --------------
Distributions to shareholders from:
   Net investment income                                                 (10,731,641)      (36,257,011)      (19,986,713)
   Net realized gain                                                    (196,331,636)      (72,944,061)               --
                                                                      --------------    --------------    --------------
Total distributions                                                     (207,063,277)     (109,201,072)      (19,986,713)
                                                                      --------------    --------------    --------------

CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                      321,817,764       979,162,771       586,505,709
Reinvestment of distributions at net asset value                         217,051,599       105,737,678        17,749,939
Payments for redemptions                                                 (46,282,984)      (77,265,424)      (19,307,264)
                                                                      --------------    --------------    --------------
Increase (decrease) in net assets from capital share transactions        492,586,379     1,007,635,025       584,948,384
                                                                      --------------    --------------    --------------
Total increase (decrease) in net assets                                  569,401,149     1,197,604,687       836,112,150
Net assets at beginning of period                                      2,876,685,884     1,679,081,197       842,969,047
                                                                      --------------    --------------    --------------
Net assets at end of period                                           $3,446,087,033    $2,876,685,884    $1,679,081,197
                                                                      ==============    ==============    ==============
Undistributed (excess of distributions over) net investment income    $    3,542,176    $     (153,938)   $     (460,246)
                                                                      --------------    --------------    --------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
RiverSource Variable Portfolio Funds

                                                                          RIVERSOURCE VP - EMERGING MARKETS FUND
                                                                     ------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED      YEAR ENDED
                                                                     DEC. 31, 2006(a)   AUG. 31, 2006   AUG. 31, 2005
                                                                     ----------------   -------------   -------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                        $   (555,606)    $  2,321,853    $    588,832
Net realized gain (loss) on investments                                  34,522,376       56,057,002      13,536,065
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                       55,618,639       15,075,906      16,517,176
                                                                       ------------     ------------    ------------
Net increase (decrease) in net assets resulting from operations          89,585,409       73,454,761      30,642,073
                                                                       ------------     ------------    ------------
Distributions to shareholders from:
   Net investment income                                                       --         (1,549,963)       (502,237)
   Net realized gain                                                    (59,114,993)     (12,706,732)     (2,148,317)
                                                                       ------------     ------------    ------------
Total distributions                                                     (59,114,993)     (14,256,695)     (2,650,554)
                                                                       ------------     ------------    ------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                      48,109,995      219,084,079     121,975,171
Reinvestment of distributions at net asset value                         59,836,290       13,767,635       2,508,714
Payments for redemptions                                                (17,855,029)     (56,934,726)     (6,438,923)
                                                                       ------------     ------------    ------------
Increase (decrease) in net assets from capital share transactions        90,091,256      175,916,988     118,044,962
                                                                       ------------     ------------    ------------
Total increase (decrease) in net assets                                 120,561,672      235,115,054     146,036,481
Net assets at beginning of period                                       427,075,938      191,960,884      45,924,403
                                                                       ------------     ------------    ------------
Net assets at end of period                                            $547,637,610     $427,075,938    $191,960,884
                                                                       ============     ============    ============
Undistributed (excess of distributions over) net investment income     $   (137,137)    $       (104)   $     86,481
                                                                       ------------     ------------    ------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 103

RiverSource Variable Portfolio Funds

                                                                    RIVERSOURCE VP - FUNDAMENTAL VALUE FUND
                                                                    ---------------------------------------
                                                                        PERIOD ENDED        YEAR ENDED
                                                                      DEC. 31, 2006(a)   AUG. 31, 2006(b)
                                                                      ----------------   ----------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                         $    849,838      $    358,659
Net realized gain (loss) on investments                                      371,461            54,527
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                        26,525,481         3,938,541
                                                                        ------------      ------------
Net increase (decrease) in net assets resulting from operations           27,746,780         4,351,727
                                                                        ------------      ------------
Distributions to shareholders from:
   Net investment income                                                    (851,138)         (298,866)
   Net realized gain                                                        (493,817)               --
   Tax return of capital                                                    (169,045)               --
                                                                        ------------      ------------
Total distributions                                                       (1,514,000)         (298,866)
                                                                        ------------      ------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                      138,433,669       228,064,714
Reinvestment of distributions at net asset value                           1,793,853            19,013
Payments for redemptions                                                  (1,297,466)       (2,440,614)
                                                                        ------------      ------------
Increase (decrease) in net assets from capital share transactions        138,930,056       225,643,113
                                                                        ------------      ------------
Total increase (decrease) in net assets                                  165,162,836       229,695,974
Net assets at beginning of period (Note 1)                               231,707,350         2,011,376(c)
                                                                        ------------      ------------
Net assets at end of period                                             $396,870,186      $231,707,350
                                                                        ============      ============
Undistributed net investment income                                     $         --      $      8,006
                                                                        ------------      ------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(b) For the period from May 1, 2006 (date the Fund became available) to Aug. 31, 2006.

(c) Initial Capital of $1,999,909 was contributed on April 25, 2006. The Fund had an increase in net assets resulting from operations of $11,467 during the period from April 25, 2006 to May 1, 2006 (date the Fund became available).

STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
RiverSource Variable Portfolio Funds

                                                                            RIVERSOURCE VP - GLOBAL BOND FUND
                                                                    ------------------------------------------------
                                                                      PERIOD ENDED       YEAR ENDED      YEAR ENDED
                                                                    DEC. 31, 2006(a)   AUG. 31, 2006   AUG. 31, 2005
                                                                    ----------------   -------------   -------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                       $  7,773,986     $ 17,366,196    $ 12,976,102
Net realized gain (loss) on investments                                  1,740,737       (1,168,509)     14,431,701
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                       6,466,660       (5,952,008)        955,738
                                                                      ------------     ------------    ------------
Net increase (decrease) in net assets resulting from operations         15,981,383       10,245,679      28,363,541
                                                                      ------------     ------------    ------------
Distributions to shareholders from:
   Net investment income                                                (7,832,430)     (18,091,431)    (23,132,048)
   Net realized gain                                                            --       (2,563,332)             --
                                                                      ------------     ------------    ------------
Total distributions                                                     (7,832,430)     (20,654,763)    (23,132,048)
                                                                      ------------     ------------    ------------

CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                     95,843,642      173,048,742     160,817,306
Reinvestment of distributions at net asset value                         7,860,471       20,444,404      23,811,853
Payments for redemptions                                               (22,468,463)     (65,938,591)    (23,514,676)
                                                                      ------------     ------------    ------------
Increase (decrease) in net assets from capital share transactions       81,235,650      127,554,555     161,114,483
                                                                      ------------     ------------    ------------
Total increase (decrease) in net assets                                 89,384,603      117,145,471     166,345,976
Net assets at beginning of period                                      692,437,787      575,292,316     408,946,340
                                                                      ------------     ------------    ------------
Net assets at end of period                                           $781,822,390     $692,437,787    $575,292,316
                                                                      ============     ============    ============
Excess of distributions over net investment income                    $   (417,435)    $   (461,035)   $   (544,665)
                                                                      ------------     ------------    ------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


104 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                                                              RIVERSOURCE VP - GLOBAL INFLATION
                                                                                  PROTECTED SECURITIES FUND
                                                                     ---------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED       YEAR ENDED
                                                                     DEC. 31, 2006(a)   AUG. 31, 2006   AUG. 31, 2005(b)
                                                                     ----------------   -------------   ----------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                        $  1,755,441     $ 10,765,394     $  1,170,024
Net realized gain (loss) on investments                                  (6,575,653)      (8,658,497)           9,718
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                        1,783,356        7,996,039          853,992
                                                                       ------------     ------------     ------------
Net increase (decrease) in net assets resulting from operations          (3,036,856)      10,102,936        2,033,734
                                                                       ------------     ------------     ------------
Distributions to shareholders from:
   Net investment income                                                (12,794,329)      (5,620,360)      (1,175,862)
   Net realized gain                                                        (20,316)        (300,000)          (3,185)
                                                                       ------------     ------------     ------------
Total distributions                                                     (12,814,645)      (5,920,360)      (1,179,047)
                                                                       ------------     ------------     ------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                     186,134,405      344,618,188      115,848,581
Reinvestment of distributions at net asset value                         12,814,645        6,150,441          948,966
Payments for redemptions                                                 (4,556,010)     (68,198,235)      (6,253,997)
                                                                       ------------     ------------     ------------
Increase (decrease) in net assets from capital share transactions       194,393,040      282,570,394      110,543,550
                                                                       ------------     ------------     ------------
Total increase (decrease) in net assets                                 178,541,539      286,752,970      111,398,237
Net assets at beginning of period (Note 1)                              403,149,933      116,396,963        4,998,726(c)
                                                                       ------------     ------------     ------------
Net assets at end of period                                            $581,691,472     $403,149,933     $116,396,963
                                                                       ============     ============     ============
Undistributed (excess of distributions over) net investment income     $(18,528,196)    $   (913,655)    $        782
                                                                       ------------     ------------     ------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(b) For the period from Sept. 13, 2004 (date the Fund became available) to Aug. 31, 2005.

(c) Initial Capital of $5,000,000 was contributed on Sept. 8, 2004. The Fund had a decrease in net assets resulting from operations of $1,274 during the period from Sept. 8, 2004 to Sept. 13, 2004 (date the Fund became available).

STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
RiverSource Variable Portfolio Funds

                                                                               RIVERSOURCE VP - GROWTH FUND
                                                                     ------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED      YEAR ENDED
                                                                     DEC. 31, 2006(a)   AUG. 31, 2006   AUG. 31, 2005
                                                                     ----------------   -------------   -------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                        $  1,214,668     $   6,180,127   $  1,227,109
Net realized gain (loss) on investments                                  (6,757,887)       33,570,953     25,738,738
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                       55,051,567       (20,509,288)    17,284,007
                                                                       ------------     -------------   ------------
Net increase (decrease) in net assets resulting from operations          49,508,348        19,241,792     44,249,854
                                                                       ------------     -------------   ------------
Distributions to shareholders from:
   Net investment income                                                   (433,302)       (6,205,001)    (1,085,812)
                                                                       ------------     -------------   ------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                      12,990,391       340,599,317    109,153,959
Reinvestment of distributions at net asset value                          1,698,705         5,106,809      1,123,472
Payments for redemptions                                                (35,554,412)     (139,123,483)   (22,493,936)
                                                                       ------------     -------------   ------------
Increase (decrease) in net assets from capital share transactions       (20,865,316)      206,582,643     87,783,495
                                                                       ------------     -------------   ------------
Total increase (decrease) in net assets                                  28,209,730       219,619,434    130,947,537
Net assets at beginning of period                                       611,520,559       391,901,125    260,953,588
                                                                       ------------     -------------   ------------
Net assets at end of period                                            $639,730,289     $ 611,520,559   $391,901,125
                                                                       ============     =============   ============
Undistributed (excess of distributions over) net investment income     $    792,279     $          (1)  $         --
                                                                       ------------     -------------   ------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 105

RiverSource Variable Portfolio Funds

                                                                            RIVERSOURCE VP - HIGH YIELD BOND FUND
                                                                     --------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED       YEAR ENDED
                                                                     DEC. 31, 2006(a)    AUG. 31, 2006    AUG. 31, 2005
                                                                     ----------------   --------------   --------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                       $   29,048,892    $   86,625,275   $   80,408,765
Net realized gain (loss) on investments                                    4,636,729         1,041,488       33,067,201
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                        30,113,325       (19,241,545)      (6,289,026)
                                                                      --------------    --------------   --------------
Net increase (decrease) in net assets resulting from operations           63,798,946        68,425,218      107,186,940
                                                                      --------------    --------------   --------------
Distributions to shareholders from:
   Net investment income                                                 (32,472,664)      (84,302,446)     (80,490,774)
                                                                      --------------    --------------   --------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                       31,504,551       108,481,722      146,257,335
Reinvestment of distributions at net asset value                          31,619,562        84,408,337       80,093,618
Payments for redemptions                                                 (70,361,695)     (231,902,028)    (135,588,640)
                                                                      --------------    --------------   --------------
Increase (decrease) in net assets from capital share transactions         (7,237,582)      (39,011,969)      90,762,313
                                                                      --------------    --------------   --------------
Total increase (decrease) in net assets                                   24,088,700       (54,889,197)     117,458,479
Net assets at beginning of period                                      1,191,586,168     1,246,475,365    1,129,016,886
                                                                      --------------    --------------   --------------
Net assets at end of period                                           $1,215,674,868    $1,191,586,168   $1,246,475,365
                                                                      ==============    ==============   ==============
Undistributed net investment income                                   $    1,658,951    $    6,391,280   $    4,068,451
                                                                      --------------    --------------   --------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
RiverSource Variable Portfolio Funds

                                                                         RIVERSOURCE VP - INCOME OPPORTUNITIES FUND
                                                                     -------------------------------------------------
                                                                       PERIOD ENDED      YEAR ENDED       YEAR ENDED
                                                                     DEC. 31, 2006(a)   AUG. 31, 2006   AUG. 31, 2005
                                                                     ----------------   -------------   --------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                        $  7,336,085     $  6,741,235     $ 1,470,969
Net realized gain (loss) on investments                                   1,457,589         (259,128)        305,821
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                        6,365,184       (1,116,480)        147,007
                                                                       ------------     ------------     -----------
Net increase (decrease) in net assets resulting from operations          15,158,858        5,365,627       1,923,797
                                                                       ------------     ------------     -----------
Distributions to shareholders from:
   Net investment income                                                 (7,335,970)      (6,749,350)     (1,466,967)
   Net realized gain                                                        (31,000)        (260,728)       (121,799)
                                                                       ------------     ------------     -----------
Total distributions                                                      (7,366,970)      (7,010,078)     (1,588,766)
                                                                       ------------     ------------     -----------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                     139,352,580      219,849,955      36,842,482
Reinvestment of distributions at net asset value                          6,430,587        5,943,278       1,456,121
Payments for redemptions                                                 (2,747,604)     (10,078,764)     (9,664,775)
                                                                       ------------     ------------     -----------
Increase (decrease) in net assets from capital share transactions       143,035,563      215,714,469      28,633,828
                                                                       ------------     ------------     -----------
Total increase (decrease) in net assets                                 150,827,451      214,070,018      28,968,859
Net assets at beginning of period                                       258,632,895       44,562,877      15,594,018
                                                                       ------------     ------------     -----------
Net assets at end of period                                            $409,460,346     $258,632,895     $44,562,877
                                                                       ============     ============     ===========
Undistributed (excess of distributions over) net investment income     $       --       $       (115)    $     8,000
                                                                       ------------     ------------     -----------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


106 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                                                       RIVERSOURCE VP - INTERNATIONAL OPPORTUNITY FUND
                                                                     --------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED       YEAR ENDED
                                                                     DEC. 31, 2006(a)    AUG. 31, 2006    AUG. 31, 2005
                                                                     ----------------   --------------   --------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                       $    2,313,479    $   13,096,688   $   13,302,264
Net realized gain (loss) on investments                                   63,359,895       197,349,235      106,053,373
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                        41,009,369        57,942,017      107,127,444
                                                                      --------------    --------------   --------------
Net increase (decrease) in net assets resulting from operations          106,682,743       268,387,940      226,483,081
                                                                      --------------    --------------   --------------
Distributions to shareholders from:
   Net investment income                                                 (10,550,737)      (18,190,610)     (14,185,535)
   Tax return of capital                                                    (550,893)               --               --
                                                                      --------------    --------------   --------------
Total distributions                                                      (11,101,630)               --               --
                                                                      --------------    --------------   --------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                       12,823,084        36,872,876       93,707,558
Reinvestment of distributions at net asset value                          13,036,623        19,471,353       13,916,731
Payments for redemptions                                                 (76,952,544)     (224,639,217)    (109,415,941)
                                                                      --------------    --------------   --------------
Increase (decrease) in net assets from capital share transactions        (51,092,837)     (168,294,988)      (1,791,652)
                                                                      --------------    --------------   --------------
Total increase (decrease) in net assets                                   44,488,276        81,902,342      210,505,894
Net assets at beginning of period                                      1,266,240,763     1,184,338,421      973,832,527
                                                                      --------------    --------------   --------------
Net assets at end of period                                           $1,310,729,039    $1,266,240,763   $1,184,338,421
                                                                      ==============    ==============   ==============
Undistributed (excess of distributions over) net investment income    $   (3,212,601)   $    3,023,480   $     (612,581)
                                                                      --------------    --------------   --------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
RiverSource Variable Portfolio Funds

                                                                           RIVERSOURCE VP - LARGE CAP EQUITY FUND
                                                                     --------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED       YEAR ENDED
                                                                     DEC. 31, 2006(a)    AUG. 31, 2006    AUG. 31, 2005
                                                                     ----------------   --------------   --------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                       $   14,245,827    $   41,561,732   $   28,694,801
Net realized gain (loss) on investments                                   71,043,008       222,184,020      211,236,490
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                       257,357,774       (90,675,460)      57,887,507
                                                                      --------------    --------------   --------------
Net increase (decrease) in net assets resulting from operations          342,646,609       173,070,292      297,818,798
                                                                      --------------    --------------   --------------
Distributions to shareholders from:
   Net investment income                                                  (9,238,610)      (41,430,783)     (28,626,032)
                                                                      --------------    --------------   --------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                        4,467,676       142,011,461      200,687,349
Fund merger (Note 12)                                                            N/A     1,796,173,392              N/A
Reinvestment of distributions at net asset value                          20,150,261        36,474,860       27,520,509
Payments for redemptions                                                (353,589,722)     (883,733,698)    (521,735,962)
                                                                      --------------    --------------   --------------
Increase (decrease) in net assets from capital share transactions       (328,971,785)    1,090,926,015     (293,528,104)
                                                                      --------------    --------------   --------------
Total increase (decrease) in net assets                                    4,436,214     1,222,565,524      (24,335,338)
Net assets at beginning of period                                      3,732,943,214     2,510,377,690    2,534,713,028
                                                                      --------------    --------------   --------------
Net assets at end of period                                           $3,737,379,428    $3,732,943,214   $2,510,377,690
                                                                      ==============    ==============   ==============
Undistributed (excess of distributions over) net investment income    $    4,048,156    $   (1,037,776)  $     (114,369)
                                                                      --------------    --------------   --------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 107

RiverSource Variable Portfolio Funds

                                                                           RIVERSOURCE VP - LARGE CAP VALUE FUND
                                                                     -------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED      YEAR ENDED
                                                                     DEC. 31, 2006(a)    AUG. 31, 2006   AUG. 31, 2005
                                                                     ----------------   --------------   -------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                        $   101,297       $   275,437      $   151,942
Net realized gain (loss) on investments                                    312,976           907,974          357,850
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                       1,816,288           652,685          625,405
                                                                       -----------       -----------      -----------
Net increase (decrease) in net assets resulting from operations          2,230,561         1,836,096        1,135,197
                                                                       -----------       -----------      -----------
Distributions to shareholders from:
   Net investment income                                                   (93,000)         (272,854)        (151,392)
   Net realized gain                                                    (1,171,000)         (384,490)         (61,040)
                                                                       -----------       -----------      -----------
Total distributions                                                     (1,264,000)         (657,344)        (212,432)
                                                                       -----------       -----------      -----------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                      3,146,898         6,343,011        7,390,064
Reinvestment of distributions at net asset value                         1,330,100           640,197          180,662
Payments for redemptions                                                  (794,645)       (2,270,395)        (955,062)
                                                                       -----------       -----------      -----------
Increase (decrease) in net assets from capital share transactions        3,682,353         4,712,813        6,615,664
                                                                       -----------       -----------      -----------
Total increase (decrease) in net assets                                  4,648,914         5,891,565        7,538,429
Net assets at beginning of period                                       20,712,185        14,820,620        7,282,191
                                                                       -----------       -----------      -----------
Net assets at end of period                                            $25,361,099       $20,712,185      $14,820,620
                                                                       ===========       ===========      ===========
Undistributed (excess of distributions over) net investment income     $     3,711       $    (2,762)     $    (2,179)
                                                                       -----------       -----------      -----------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
RiverSource Variable Portfolio Funds

                                                                            RIVERSOURCE VP - MID CAP GROWTH FUND
                                                                     -------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED       YEAR ENDED
                                                                     DEC. 31, 2006(a)    AUG. 31, 2006   AUG. 31, 2005
                                                                     ----------------   --------------   -------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                        $  1,628,386     $    (695,857)   $   (795,020)
Net realized gain (loss) on investments                                  19,889,194        57,781,721      19,870,302
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                       36,768,984      (134,694,999)     31,461,353
                                                                       ------------     -------------    ------------
Net increase (decrease) in net assets resulting from operations          58,286,564       (77,609,135)     50,536,635
                                                                       ------------     -------------    ------------
Distributions to shareholders from:
   Net investment income                                                 (1,596,565)               --              --
   Net realized gain                                                    (26,857,455)      (20,773,397)             --
                                                                       ------------     -------------    ------------
Total distributions                                                     (28,454,020)      (20,773,397)             --
                                                                       ------------     -------------    ------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                       2,340,116        23,445,984      20,390,489
Fund merger (Note 12)                                                           N/A       636,833,949             N/A
Reinvestment of distributions at net asset value                         28,454,020        20,773,397              --
Payments for redemptions                                                (79,739,127)     (128,972,794)    (40,608,349)
                                                                       ------------     -------------    ------------
Increase (decrease) in net assets from capital share transactions       (48,944,991)      552,080,536     (20,217,860)
                                                                       ------------     -------------    ------------
Total increase (decrease) in net assets                                 (19,112,447)      453,698,004      30,318,775
Net assets at beginning of period                                       708,902,570       255,204,566     224,885,791
                                                                       ------------     -------------    ------------
Net assets at end of period                                            $689,790,123     $ 708,902,570    $255,204,566
                                                                       ============     =============    ============
Undistributed net investment income                                    $     31,821     $          --    $         --
                                                                       ------------     -------------    ------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


108 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                                                            RIVERSOURCE VP - MID CAP VALUE FUND
                                                                     -------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED      YEAR ENDED
                                                                     DEC. 31, 2006(a)    AUG. 31, 2006   AUG. 31, 2005
                                                                     ----------------   --------------   -------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                        $  1,215,281      $    525,004    $    8,844
Net realized gain (loss) on investments                                     216,692         1,871,653        34,448
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                       21,273,477         3,607,327       437,214
                                                                       ------------      ------------    ----------
Net increase (decrease) in net assets resulting from operations          22,705,450         6,003,984       480,506
                                                                       ------------      ------------    ----------
Distributions to shareholders from:
   Net investment income                                                 (1,154,000)         (525,371)       (9,698)
   Net realized gain                                                     (3,412,000)          (42,000)         --
                                                                       ------------      ------------    ----------
Total distributions                                                      (4,566,000)         (567,371)       (9,698)
                                                                       ------------      ------------    ----------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                     122,106,187       218,979,676     4,671,932
Reinvestment of distributions at net asset value                          4,912,322           228,962         1,787
Payments for redemptions                                                 (3,096,371)       (3,349,899)      (58,967)
                                                                       ------------      ------------    ----------
Increase (decrease) in net assets from capital share transactions       123,922,138       215,858,739     4,614,752
                                                                       ------------      ------------    ----------
Total increase (decrease) in net assets                                 142,061,588       221,295,352     5,085,560
Net assets at beginning of period                                       228,411,187         7,115,835     2,030,275(c)
                                                                       ------------      ------------    ----------
Net assets at end of period                                            $370,472,775      $228,411,187    $7,115,835
                                                                       ============      ============    ==========
Undistributed (excess of distributions over) net investment income     $    (89,293)     $    (33,276)   $      260
                                                                       ------------      ------------    ----------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(b) For the period from May 2, 2005 (date the Fund became available) to Aug. 31, 2005.

(c) Initial Capital of $1,999,940 was contributed on April 28, 2005. The Fund had an increase in net assets resulting from operations of $30,335 during the period from April 28, 2005 to May 2, 2005 (date the Fund became available).

STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
RiverSource Variable Portfolio Funds

                                                                            RIVERSOURCE VP - S&P 500 INDEX FUND
                                                                     -------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED      YEAR ENDED
                                                                     DEC. 31, 2006(a)    AUG. 31, 2006   AUG. 31, 2005
                                                                     ----------------   --------------   -------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                        $  1,804,355      $  5,442,430    $  5,534,950
Net realized gain (loss) on investments                                   2,819,152           818,609       1,267,418
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                       28,958,806        24,008,898      29,628,952
                                                                       ------------      ------------    ------------
Net increase (decrease) in net assets resulting from operations          33,582,313        30,269,937      36,431,320
                                                                       ------------      ------------    ------------
Distributions to shareholders from:
   Net investment income                                                 (1,326,916)       (5,486,997)     (5,503,403)
   Net realized gain                                                     (1,706,881)         (924,016)           --
                                                                       ------------      ------------    ------------
Total distributions                                                      (3,033,797)       (6,411,013)     (5,503,403)
                                                                       ------------      ------------    ------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                       6,705,610        26,099,085      69,811,420
Reinvestment of distributions at net asset value                          4,459,508         6,325,687       5,036,258
Payments for redemptions                                                (16,647,916)      (56,849,784)    (21,521,879)
                                                                       ------------      ------------    ------------
Increase (decrease) in net assets from capital share transactions        (5,482,798)      (24,425,012)     53,325,799
                                                                       ------------      ------------    ------------
Total increase (decrease) in net assets                                  25,065,718          (566,088)     84,253,716
Net assets at beginning of period                                       366,784,535       367,350,623     283,096,907
                                                                       ------------      ------------    ------------
Net assets at end of period                                            $391,850,253      $366,784,535    $367,350,623
                                                                       ============      ============    ============
Undistributed (excess of distributions over) net investment income     $    548,565      $    106,305    $    (18,268)
                                                                       ------------      ------------    ------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 109

RiverSource Variable Portfolio Funds

                                                                             RIVERSOURCE VP - SELECT VALUE FUND
                                                                     -------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED      YEAR ENDED
                                                                     DEC. 31, 2006(a)    AUG. 31, 2006   AUG. 31, 2005
                                                                     ----------------   --------------   -------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                        $    86,367       $   563,270      $    69,442
Net realized gain (loss) on investments                                  2,509,837           464,513          328,478
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                        (691,997)          588,316        1,579,596
                                                                       -----------       -----------      -----------
Net increase (decrease) in net assets resulting from operations          1,904,207         1,616,099        1,977,516
                                                                       -----------       -----------      -----------
Distributions to shareholders from:
   Net investment income                                                   (73,000)         (560,309)         (66,667)
   Net realized gain                                                    (2,629,000)         (381,000)         (54,328)
                                                                       -----------       -----------      -----------
Total distributions                                                     (2,702,000)         (941,309)        (120,995)
                                                                       -----------       -----------      -----------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                      1,566,722         5,315,492       13,500,858
Reinvestment of distributions at net asset value                         2,743,998           915,187          117,486
Payments for redemptions                                                (1,615,639)       (3,796,870)        (605,448)
                                                                       -----------       -----------      -----------
Increase (decrease) in net assets from capital share transactions        2,695,081         2,433,809       13,012,896
                                                                       -----------       -----------      -----------
Total increase (decrease) in net assets                                  1,897,288         3,108,599       14,869,417
Net assets at beginning of period                                       26,581,836        23,473,237        8,603,820
                                                                       -----------       -----------      -----------
Net assets at end of period                                            $28,479,124       $26,581,836      $23,473,237
                                                                       ===========       ===========      ===========
Undistributed (excess of distributions over) net investment income     $    13,790       $       395      $    (2,727)
                                                                       -----------       -----------      -----------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
RiverSource Variable Portfolio Funds

                                                                     RIVERSOURCE VP - SHORT DURATION U.S. GOVERNMENT FUND
                                                                     ----------------------------------------------------
                                                                         PERIOD ENDED       YEAR ENDED       YEAR ENDED
                                                                       DEC. 31, 2006(a)    AUG. 31, 2006   AUG. 31, 2005
                                                                       ----------------   --------------   -------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                          $  6,013,376     $  17,186,548    $ 13,334,726
Net realized gain (loss) on investments                                       185,807        (4,618,858)     (3,161,382)
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                            925,784          (292,799)     (3,182,742)
                                                                         ------------     -------------    ------------
Net increase (decrease) in net assets resulting from operations             7,124,967        12,274,891       6,990,602
                                                                         ------------     -------------    ------------
Distributions to shareholders from:
   Net investment income                                                   (6,034,508)      (17,299,564)    (13,288,036)
   Net realized gain                                                             --                --          (148,999)
                                                                         ------------     -------------    ------------
Total distributions                                                        (6,034,508)      (17,299,564)    (13,437,035)
                                                                         ------------     -------------    ------------

CAPITAL SHARE TRANSACTIONS (NOTE 4)

Proceeds from sales                                                        15,800,741        68,741,323      53,612,824
Reinvestment of distributions at net asset value                            6,230,452        16,861,634      13,354,736
Payments for redemptions                                                  (29,031,356)     (102,138,539)    (82,040,384)
                                                                         ------------     -------------    ------------
Increase (decrease) in net assets from capital share transactions          (7,000,163)      (16,535,582)    (15,072,824)
                                                                         ------------     -------------    ------------
Total increase (decrease) in net assets                                    (5,909,704)      (21,560,255)    (21,519,257)
Net assets at beginning of period                                         462,923,335       484,483,590     506,002,847
                                                                         ------------     -------------    ------------
Net assets at end of period                                              $457,013,631     $ 462,923,335    $484,483,590
                                                                         ============     =============    ============
Undistributed (excess of distributions over) net investment income       $    (83,879)    $     (62,747)   $     38,457
                                                                         ------------     -------------    ------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


110 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource Variable Portfolio Funds

                                                                         RIVERSOURCE VP - SMALL CAP ADVANTAGE FUND
                                                                     -------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED      YEAR ENDED
                                                                     DEC. 31, 2006(a)    AUG. 31, 2006   AUG. 31, 2005
                                                                     ----------------   --------------   -------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                        $    162,554      $    (43,953)   $   (611,525)
Net realized gain (loss) on investments                                   9,613,506        27,932,843      30,020,831
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                        7,437,971       (17,484,891)     17,135,003
                                                                       ------------      ------------    ------------
Net increase (decrease) in net assets resulting from operations          17,214,031        10,403,999      46,544,309
                                                                       ------------      ------------    ------------
Distributions to shareholders from:
   Net investment income                                                    (88,124)             --              --
   Net realized gain                                                    (28,180,273)      (29,405,160)     (9,460,720)
                                                                       ------------      ------------    ------------
Total distributions                                                     (28,268,397)      (29,405,160)     (9,460,720)
                                                                       ------------      ------------    ------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                       2,034,365         8,328,492      24,255,001
Reinvestment of distributions at net asset value                         28,268,396        29,405,160       9,460,720
Payments for redemptions                                                (17,479,186)      (36,148,584)    (19,393,071)
                                                                       ------------      ------------    ------------
Increase (decrease) in net assets from capital share transactions        12,823,575         1,585,068      14,322,650
                                                                       ------------      ------------    ------------
Total increase (decrease) in net assets                                   1,769,209       (17,416,093)     51,406,239
Net assets at beginning of period                                       218,029,463       235,445,556     184,039,317
                                                                       ------------      ------------    ------------
Net assets at end of period                                            $219,798,672      $218,029,463    $235,445,556
                                                                       ============      ============    ============
Undistributed net investment income                                    $      2,340      $     41,443    $     53,169
                                                                       ------------      ------------    ------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)
RiverSource Variable Portfolio Funds

                                                                           RIVERSOURCE VP - SMALL CAP VALUE FUND
                                                                     -------------------------------------------------
                                                                       PERIOD ENDED       YEAR ENDED       YEAR ENDED
                                                                     DEC. 31, 2006(a)    AUG. 31, 2006   AUG. 31, 2005
                                                                     ----------------   --------------   -------------
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                        $    918,229      $  2,099,552    $    385,585
Net realized gain (loss) on investments                                  17,575,923        61,012,763      31,279,549
Net change in unrealized appreciation
   (depreciation) on investments and on translation
   of assets and liabilities in foreign currencies                       37,232,926        (7,054,058)     22,038,842
                                                                       ------------      ------------    ------------
Net increase (decrease) in net assets resulting from operations          55,727,078        56,058,257      53,703,976
                                                                       ------------      ------------    ------------
Distributions to shareholders from:
   Net investment income                                                   (780,445)       (2,249,308)       (148,562)
   Net realized gain                                                    (60,479,614)      (31,668,050)    (22,655,414)
                                                                       ------------      ------------    ------------
Total distributions                                                     (61,260,059)      (33,917,358)    (22,803,976)
                                                                       ------------      ------------    ------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales                                                      43,367,594       140,632,418     137,742,641
Reinvestment of distributions at net asset value                         61,717,079        33,460,338      22,803,976
Payments for redemptions                                                (29,686,872)      (59,579,246)     (8,205,722)
                                                                       ------------      ------------    ------------
Increase (decrease) in net assets from capital share transactions        75,397,801       114,513,510     152,340,895
                                                                       ------------      ------------    ------------
Total increase (decrease) in net assets                                  69,864,820       136,654,409     183,240,895
Net assets at beginning of period                                       548,763,875       412,109,466     228,868,571
                                                                       ------------      ------------    ------------
Net assets at end of period                                            $618,628,695      $548,763,875    $412,109,466
                                                                       ============      ============    ============
Undistributed net investment income                                    $    337,561      $    183,446    $    169,285
                                                                       ------------      ------------    ------------

(a)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

See accompanying notes to financial statements.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 111

NOTES TO FINANCIAL STATEMENTS
RiverSource Variable Portfolio Funds

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Each Fund is registered under the Investment Company Act of 1940 (as amended) (the 1940 Act) as a diversified, (non-diversified for RiverSource VP - Global Bond Fund and RiverSource VP - Global Inflation Protected Securities Fund) open-end management investment company. Each Fund has 10 billion authorized shares of capital stock.

RiverSource VP - Global Inflation Protected Securities Fund became available on Sept. 13, 2004. On Sept. 8, 2004, Ameriprise Financial, Inc. (Ameriprise Financial) purchased 500,000 shares of capital stock at $10 per share, which represented the initial capital in the Fund.

RiverSource VP - Mid Cap Value Fund became available on May 2, 2005. On April 28, 2005, Ameriprise Financial purchased 199,994 shares of capital stock at $10 per share, which represented the initial capital in the Fund.

RiverSource VP - Fundamental Value Fund became available on May 1, 2006. On April 25, 2006, Ameriprise Financial purchased 199,991 shares of capital stock at $10 per share, which represented the initial capital in the Fund.

The primary investments of each Fund are as follows:

RiverSource VP - Balanced Fund invests primarily in a combination of common and preferred stocks, bonds and other debt securities.

RiverSource VP - Cash Management Fund invests primarily in money market instruments, such as marketable debt obligations issued by corporations or the U.S. government or its agencies, bank certificates of deposit, bankers' acceptances, letters of credit and commercial paper, including asset-backed commercial paper.

RiverSource VP - Core Bond Fund invests primarily in securities like those included in the Lehman Brothers Aggregate Bond Index (the "Index"), which are investment grade and denominated in U.S. dollars. The Index includes securities issued by the U.S. government, corporate bonds and mortgage- and asset-backed securities.

RiverSource VP - Diversified Bond Fund invests primarily in bonds and other debt securities issued by the U.S. government, corporate bonds and mortgage- and asset-backed securities.

RiverSource VP - Diversified Equity Income Fund invests primarily in dividend-paying common and preferred stocks.

RiverSource VP - Emerging Markets Fund invests primarily in equity securities of companies in emerging market countries.

RiverSource VP - Fundamental Value Fund invests primarily in equity securities of U.S. companies.

RiverSource VP - Global Bond Fund invests primarily in debt obligations securities of U.S. and foreign issuers.

RiverSource VP - Global Inflation Protected Securities Fund invests primarily in inflation-protected debt securities. These securities include inflation-indexed bonds of varying maturities issued by U.S. and foreign governments, their agencies or instrumentalities, and corporations.

RiverSource VP - Growth Fund invests primarily in common stocks and securities convertible into common stocks that appear to offer growth opportunities.

RiverSource VP - High Yield Bond Fund invests primarily in high-yielding, high risk corporate bonds (junk bonds) issued by U.S. and foreign companies and governments.

RiverSource VP - Income Opportunities Fund invests primarily in income-producing debt securities, with an emphasis on the higher rated segment of the high-yield (junk bond) market.

RiverSource VP - International Opportunity Fund invests primarily in equity securities of foreign issuers that are believed to offer strong growth potential.

RiverSource VP - Large Cap Equity Fund invests primarily in equity securities of companies with a market capitalization greater than $5 billion at the time of purchase.

RiverSource VP - Large Cap Value Fund invests primarily in equity securities of companies with a market capitalization greater than $5 billion.

RiverSource VP - Mid Cap Growth Fund invests primarily in common stocks of mid-capitalization companies.

RiverSource VP - Mid Cap Value Fund invests primarily in equity securities of mid-capitalization companies.

RiverSource VP - S&P 500 Index Fund invests primarily in common stocks included in the Standard & Poor 500 Composite Stock Price Index (S&P
                 500).

RiverSource VP - Select Value Fund invests primarily in equity securities of mid cap companies as well as companies with larger and smaller market capitalizations.

RiverSource VP - Short Duration U.S. Government Fund invests primarily in debt securities issued or guaranteed as to principal and interest by the U.S. government, or its agencies or instrumentalities.


112 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Small Cap Advantage Fund invests primarily in equity securities of small capitalization companies.

RiverSource VP - Small Cap Value Fund invests primarily in equity securities of small capitalization companies.

You may not buy (nor will you own) shares of each Fund directly. You invest by buying a variable annuity contract or life insurance policy and allocating your purchase payments to the variable subaccount or variable account (the subaccounts) that invests in each Fund.

Each Fund's significant accounting policies are summarized as follows:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. Pursuant to procedures adopted by the Board of Directors of the funds, Ameriprise Financial utilizes Fair Value Pricing (FVP). FVP determinations are made in good faith in accordance with these procedures. If a development or event is so significant that there is a reasonably high degree of certainty that the effect of the development or event has actually caused the closing price to no longer reflect the actual value, the closing prices, as determined at the close of the applicable foreign market, may be adjusted to reflect the fair value of the affected foreign securities at the close of the New York Stock Exchange. Significant events include material movements in the U.S. securities markets prior to the opening of foreign markets on the following trading day. FVP results in an estimated price that reasonably reflects the current market conditions in order to value the portfolio holdings such that shareholder transactions receive a fair net asset value. Short-term securities in all Funds, except RiverSource VP - Cash Management Fund, maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on the current interest rates; those maturing in 60 days or less are valued at amortized cost. Pursuant to Rule 2a-7 of the 1940 Act, all securities in RiverSource VP - Cash Management Fund are valued daily at amortized cost, which approximates market value in order to maintain a constant net asset value of $1 per share.

ILLIQUID SECURITIES

At Dec. 31, 2006, investments in securities for RiverSource VP - Balanced Fund, RiverSource VP - Diversified Bond Fund, RiverSource VP - Emerging Markets Fund, RiverSource VP - Growth Fund, RiverSource VP - High Yield Bond Fund, RiverSource VP - International Opportunity Fund, RiverSource VP - Large Cap Equity Fund and RiverSource VP - Small Cap Value Fund included issues that are illiquid which the Funds currently limit to 10% of net assets, at market value, at the time of purchase. The aggregate value of such securities at Dec. 31, 2006, was $3,380,686, $2,597,808, $8,925,940, $3,023,763, $4,238,015, $3,761,272,
$7,787,257 and $547,445 representing 0.16%, 0.09%, 1.63%, 0.47%, 0.35%, 0.29%,
0.21% and 0.09% of net assets for RiverSource VP - Balanced Fund, RiverSource VP
- Diversified Bond Fund, RiverSource VP - Emerging Markets Fund, RiverSource VP
- Growth Fund, RiverSource VP - High Yield Bond Fund, RiverSource VP - International Opportunity Fund, RiverSource VP - Large Cap Equity Fund and RiverSource VP - Small Cap Value Fund, respectively. These securities are valued at fair value according to methods selected in good faith by the Board. According to board guidelines, certain unregistered securities are determined to be liquid and are not included within the 10% limitation specified above. Assets are liquid if they can be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the asset is valued by the Fund.

SECURITIES PURCHASED ON A FORWARD-COMMITMENT BASIS

Delivery and payment for securities that have been purchased by the Funds on a forward-commitment basis, including when-issued securities and other forward-commitments, can take place one month or more after the transaction date. During this period, such securities are subject to market fluctuations, and they may affect each Fund's net assets the same as owned securities. The Funds designate cash or liquid securities at least equal to the amount of its forward-commitments. At Dec. 31, 2006, the outstanding forward-commitments for the Funds are as follows:

                                                        WHEN-ISSUED          OTHER
FUND                                                    SECURITIES    FORWARD-COMMITMENTS
----                                                   ------------   -------------------
RiverSource VP - Balanced Fund                         $ 49,844,384       $ 3,030,596
RiverSource VP - Core Bond Fund                           8,676,070                --
RiverSource VP - Diversified Bond Fund                  278,936,745        46,739,464
RiverSource VP - Global Bond Fund                           190,882         6,692,460
RiverSource VP - High Yield Bond Fund                     6,304,144                --
RiverSource VP - Income Opportunities Fund                2,084,637         1,821,138
RiverSource VP - Short Duration U.S. Government Fund     32,215,025                --


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 113

Certain Funds may also enter into transactions to sell purchase commitments to third parties at current market values and concurrently acquire other purchase commitments for similar securities at later dates. As an inducement for these Funds to "roll over" their purchase commitments, these Funds receive negotiated amounts in the form of reductions of the purchase price of the commitment.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains and facilitate buying and selling of securities for investments, the Funds, except RiverSource VP - Cash Management Fund, may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Funds also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Funds give up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Funds may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Funds pay a premium whether or not the option is exercised. The Funds also have the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Funds will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Funds, except RiverSource VP - Cash Management Fund, may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Funds also may buy or write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Upon entering into a futures contract, the Funds are required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Funds each day. The variation margin payments are equal to the daily changes in the contract value and recorded as unrealized gains and losses. The Funds recognize a realized gain or loss when the contract is closed or expires.

FOREIGN CURRENCY TRANSLATIONS AND FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes. At Dec. 31, 2006, foreign currency holdings for RiverSource VP - Core Bond Fund consisted of European monetary units and British pounds, foreign currency holdings for RiverSource VP - Diversified Bond Fund consisted of European monetary units and British pounds, foreign currency holdings for RiverSource VP - Emerging Markets Fund consisted of multiple denominations, foreign currency holdings for RiverSource VP - Fundamental Value Fund consisted of multiple denominations, foreign currency holdings for RiverSource VP - Global Bond Fund consisted of multiple denominations, foreign currency holdings for RiverSource VP - Growth Fund consisted of European monetary units, foreign currency holdings for RiverSource VP - International Opportunity Fund consisted of multiple denominations, foreign currency holdings for RiverSource VP - Large Cap Equity Fund consisted of multiple denominations, primarily European monetary units, and foreign currency holdings for RiverSource VP - Select Value Fund consisted of British pounds and Canadian dollars.

The Funds, except RiverSource VP - Cash Management Fund and RiverSource VP - Short Duration U.S. Government Fund, may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Funds and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Funds are subject to the credit risk that the other party will not complete its contract obligations.

FORWARD SALE COMMITMENTS

Certain Funds may enter into forward sale commitments to hedge its portfolio positions or to sell mortgage-backed securities it owns under delayed delivery arrangements. Proceeds of forward sale commitments are not received until the contractual settlement date. During the time a forward sale commitment is outstanding, equivalent deliverable securities, or an offsetting forward purchase commitment deliverable on or before the sale commitment date, are used to satisfy the commitment.


114 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

Unsettled forward sale commitments are valued at the current market value of the underlying securities, generally according to the procedures described under "Valuation of securities" above. The forward sale commitment is "marked-to-market" daily and the change in market value is recorded by the Fund as an unrealized gain or loss. If the forward sale commitment is closed through the acquisition of an offsetting purchase commitment, the Fund realizes a gain or loss. If the Fund delivers securities under the commitment, the Fund realizes a gain or a loss from the sale of the securities based upon the market price established at the date the commitment was entered into. Forward sale commitments outstanding at period end are listed in the "Notes to investments in securities."

TOTAL RETURN EQUITY SWAP TRANSACTIONS

Certain Funds may enter into swap agreements to earn the total return on a specified security, basket of securities or security indexes during the specified period, in return for periodic payments based on a fixed or variable interest rate of the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or market. Under the terms of a total return equity swap agreement, payments made by the Fund or the counterparty are based on the total return of a particular reference asset or assets (such as an equity security, a combination of such securities, or an index). That is, one party agrees to pay another party the return on a stock, basket of stocks, or stock index in return for a specified interest rate.

The notional amounts of swap contracts are not recorded in the financial statements. Swap contracts are valued daily, and the change in value is recorded as unrealized appreciation (depreciation) until the termination of the swap, at which time realized gain (loss) is recorded. Payments received or made are recorded as realized gains (losses).

Swap agreements may be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. It may not be possible for the Fund to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses. Total return swaps are subject to the risk associated with the investment in the underlying securities and also the risk of the counterparty not fulfilling its obligations under the agreement.

CMBS TOTAL RETURN SWAP TRANSACTIONS

Certain Funds may enter into swap agreements to earn the total return on a specified security or index of fixed income securities. CMBS total return swaps are bilateral financial contracts designed to replicate synthetically the total returns of collateralized mortgage-backed securities. Under the terms of the swaps, the Fund either receives or pays the total return on a reference security or index applied to a notional principal amount. In return, the Fund agrees to pay or receive from the counterparty a floating rate, which is reset periodically based on short-term interest rates, applied to the same notional amount.

The notional amounts of swap contracts are not recorded in the financial statements. Swaps are valued daily, and the change in value is recorded as unrealized appreciation (depreciation) until the termination of the swap, at which time realized gain (loss) is recorded. Payments received or made are recorded as realized gains (losses).

Swap agreements may be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. It may not be possible for the Fund to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses. Total return swaps are subject to the risk that the counterparty will default on its obligation to pay net amounts due to the Funds.

GUARANTEES AND INDEMNIFICATIONS

Under each Fund's organizational documents, its officers and directors are indemnified against certain liability arising out of the performance of their duties to each Fund. In addition, certain of each Fund's contracts with its service providers contain general indemnification clauses. Each Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against each Fund cannot be determined and each Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

Each Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to the subaccounts. No provision for income or excise taxes is thus required. Each Fund is treated as a separate entity for federal income tax purposes.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes, the timing and amount of market discount recognized as ordinary income, foreign tax credits and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. The effect on dividend distributions of certain book-to-tax differences is presented as "excess distributions" in the statement of changes in net assets. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) are recorded by the Funds.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 115

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, accumulated net realized gain (loss) and undistributed net investment income have been increased (decreased), resulting in net reclassification adjustments to decrease paid-in capital by the following:

                                                  RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                                      BALANCED        CASH MANAGEMENT       CORE BOND         DIVERSIFIED
                                                        FUND               FUND               FUND               BOND
                                                  ----------------   ----------------   ----------------   ----------------
Accumulated net realized gain (loss)                 $11,726,922            $--             $(15,987)         $4,074,783
Undistributed net investment income                      131,678             --               15,987             743,098
                                                     -----------            ---             --------          ----------
Additional paid-in capital reduction (increase)      $11,858,600            $--             $     --          $4,817,881
                                                     ===========            ===             ========          ==========

                                                  RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                                     DIVERSIFIED         EMERGING          FUNDAMENTAL     RIVERSOURCE VP -
                                                    EQUITY INCOME         MARKETS             VALUE           GLOBAL BOND
                                                        FUND               FUND               FUND               FUND
                                                  ----------------   ----------------   ----------------   ----------------
Accumulated net realized gain (loss)                  $(16,239)         $(418,469)          $ 6,706           $(102,044)
Undistributed net investment income                     16,239            418,573            (6,706)            102,044
                                                      --------          ---------           -------           ---------
Additional paid-in capital reduction (increase)       $     --          $     104           $    --           $      --
                                                      ========          =========           =======           =========

                                                  RIVERSOURCE VP -                                          RIVERSOURCE VP
                                                  GLOBAL INFLATION   RIVERSOURCE VP -   RIVERSOURCE VP -        INCOME
                                                      PROTECTED           GROWTH           HIGH YIELD        OPPORTUNITIES
                                                   SECURITIES FUND         FUND             BOND FUND            FUND
                                                  ----------------   ----------------   ----------------   ----------------
Accumulated net realized gain (loss)                $ 6,575,653          $(10,914)         $   (29,289)         $(10)
Undistributed net investment income                  (6,575,653)           10,914           (1,308,557)           --
                                                    -----------          --------          -----------          ----
Additional paid-in capital reduction (increase)     $        --          $     --          $(1,337,846)         $(10)
                                                    ===========          ========          ===========          ====

                                                  RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP-
                                                    INTERNATIONAL        LARGE CAP          LARGE CAP          MID CAP
                                                     OPPORTUNITY          EQUITY              VALUE             GROWTH
                                                        FUND               FUND               FUND               FUND
                                                  ----------------   ----------------   ----------------   ----------------
Accumulated net realized gain (loss)                 $3,833,245         $20,753,534          $ 1,824             $--
Undistributed net investment income                   2,001,177              78,715           (1,824)             --
                                                     ----------         -----------          -------             ---
Additional paid-in capital reduction (increase)      $5,834,422         $20,832,249          $    --             $--
                                                     ==========         ===========          =======             ===

                                                  RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                                       MID CAP            S&P 500            SELECT         SHORT DURATION
                                                        VALUE              INDEX              VALUE         U.S. GOVERNMENT
                                                        FUND               FUND               FUND               FUND
                                                  ----------------   ----------------   ----------------   ----------------
Accumulated net realized gain (loss)                 $ 117,298             $ 35,179          $(28)              $--
Undistributed net investment income                   (117,298)             (35,179)           28                --
                                                     ---------             --------          ----               ---
Additional paid-in capital reduction (increase)      $      --             $     --          $ --               $--
                                                     =========             ========          ====               ===

                                                  RIVERSOURCE VP -   RIVERSOURCE VP -
                                                      SMALL CAP          SMALL CAP
                                                      ADVANTAGE            VALUE
                                                        FUND               FUND
                                                  ----------------   ----------------
Accumulated net realized gain (loss)                 $ 166,465          $(16,331)
Undistributed net investment income                   (113,533)           16,331
                                                     ---------          --------
Additional paid-in capital reduction (increase)      $  52,932          $     --
                                                     =========          ========

The tax character of distributions paid for the periods indicated is as follows:

                                                               PERIOD ENDED     YEAR ENDED     YEAR ENDED
                                                               DEC.31, 2006*   AUG.31, 2006   AUG.31, 2005
                                                              --------------   ------------   ------------
RIVERSOURCE VP - BALANCED FUND
Distributions paid from:
   Ordinary income                                             $ 12,783,193     $58,821,263    $61,685,753
   Long-term capital gain                                       114,232,567      70,774,753             --
RIVERSOURCE VP - CASH MANAGEMENT FUND
Distributions paid from:
   Ordinary income                                               15,787,190      30,181,937     13,366,319
   Long-term capital gain                                                --              --             --


116 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

                                                                PERIOD ENDED      YEAR ENDED      YEAR ENDED
                                                               DEC. 31, 2006*   AUG. 31, 2006   AUG. 31, 2005
                                                               --------------   -------------   -------------
RIVERSOURCE VP - CORE BOND FUND
Distributions paid from:
   Ordinary income                                              $    904,887     $ 2,531,686     $ 1,450,986
   Long-term capital gain                                                 --           1,884              --

RIVERSOURCE VP - DIVERSIFIED BOND FUND
Distributions paid from:
   Ordinary income                                                38,353,400      81,269,698      66,121,267
   Long-term capital gain                                                 --              --              --

RIVERSOURCE VP - DIVERSIFIED EQUITY INCOME FUND
Distributions paid from:
   Ordinary income                                                10,731,641      41,193,178      19,986,713
   Long-term capital gain                                        196,331,636      68,007,894              --

RIVERSOURCE VP - EMERGING MARKETS FUND
Distributions paid from:
   Ordinary income                                                38,535,254      11,128,027         692,060
   Long-term capital gain                                         20,579,739       3,128,668       1,958,494

RIVERSOURCE VP - FUNDAMENTAL VALUE FUND
Distributions paid from:
   Ordinary income                                                 1,344,955         298,866(a)          N/A
   Long-term capital gain                                                 --              --             N/A
   Tax return of capital                                             169,045              --             N/A

RIVERSOURCE VP - GLOBAL BOND FUND
Distributions paid from:
   Ordinary income                                                 7,832,430      18,332,262      23,132,048
   Long-term capital gain                                                 --       2,322,501              --

RIVERSOURCE VP - GLOBAL INFLATION PROTECTED SECURITIES FUND
Distributions paid from:
   Ordinary income                                                12,799,673       5,920,360       1,179,047(b)
   Long-term capital gain                                             14,972              --              --

RIVERSOURCE VP - GROWTH FUND
Distributions paid from:
   Ordinary income                                                   433,302       6,205,001       1,085,812
   Long-term capital gain                                                 --              --              --

RIVERSOURCE VP - HIGH YIELD BOND FUND
Distributions paid from:
   Ordinary income                                                32,472,664      84,302,446      80,490,774
   Long-term capital gain                                                 --              --              --

RIVERSOURCE VP - INCOME OPPORTUNITIES FUND
Distributions paid from:
   Ordinary income                                                 7,366,970       6,948,160       1,588,766
   Long-term capital gain                                                 --          61,918              --

RIVERSOURCE VP - INTERNATIONAL OPPORTUNITY FUND
Distributions paid from:
   Ordinary income                                                10,550,737      18,190,610      14,185,535
   Long-term capital gain                                                 --              --              --
   Tax return of capital                                             550,893              --              --

RIVERSOURCE VP - LARGE CAP EQUITY FUND
Distributions paid from:
   Ordinary income                                                 9,238,610      41,430,783      28,626,032
   Long-term capital gain                                                 --              --              --

RIVERSOURCE VP - LARGE CAP VALUE FUND
Distributions paid from:
   Ordinary income                                                   413,000         484,993         211,363
   Long-term capital gain                                            851,000         172,351           1,069

RIVERSOURCE VP - MID CAP GROWTH FUND
Distributions paid from:
   Ordinary income                                                 1,596,565              --              --
   Long-term capital                                              26,857,455      20,773,397              --


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 117

                                                                PERIOD ENDED     YEAR ENDED      YEAR ENDED
                                                              DEC. 31, 2006*   AUG. 31, 2006   AUG. 31, 2005
                                                              --------------   -------------   -------------
RIVERSOURCE VP - MID CAP VALUE FUND
Distributions paid from:
   Ordinary income                                              $4,023,000      $   564,971    $     9,698(c)
   Long-term capital gain                                          543,000            2,400             --

RIVERSOURCE VP - S&P 500 INDEX FUND
Distributions paid from:
   Ordinary income                                               1,492,168        5,486,997      5,503,403
   Long-term capital gain                                        1,541,629          924,016             --

RIVERSOURCE VP - SELECT VALUE FUND
Distributions paid from:
   Ordinary income                                                 419,000          795,309        120,939
   Long-term capital gain                                        2,283,000          146,000             56

RIVERSOURCE VP - SHORT DURATION U.S. GOVERNMENT FUND
Distributions paid from:
   Ordinary income                                               6,034,508       17,299,564     13,288,036
   Long-term capital gain                                               --               --        148,999

RIVERSOURCE VP - SMALL CAP ADVANTAGE FUND
Distributions paid from:
   Ordinary income                                               4,668,406        7,295,152             --
   Long-term capital gain                                       23,599,991       22,110,008      9,460,720

RIVERSOURCE VP - SMALL CAP VALUE FUND
Distributions paid from:
   Ordinary income                                              22,811,776       11,611,903      9,597,221
   Long-term capital gain                                       38,448,283       22,305,455     13,206,755

*    For the period from Sept. 1, 2006 to Dec. 31, 2006.

(a) For the period from May 1, 2006 (date the Fund became available) to Aug. 31, 2006.

(b) For the period from Sept. 13, 2004 (date the Fund became available) to Aug. 31, 2005.

(c) For the period from May 2, 2005 (date the Fund became available) to Aug. 31, 2005.

At Dec. 31, 2006, the components of distributable earnings on a tax basis for each Fund are as follows:

                                                                                 ACCUMULATED       UNREALIZED
                                                               UNDISTRIBUTED      LONG-TERM       APPRECIATION
FUND                                                          ORDINARY INCOME    GAIN (LOSS)     (DEPRECIATION)
----                                                          ---------------   -------------   ---------------
RiverSource VP - Balanced Fund                                   $11,423,627    $  34,973,637   $   232,151,428
RiverSource VP - Cash Management Fund                              3,772,176             (968)               --
RiverSource VP - Core Bond Fund                                      211,032         (636,371)         (346,732)
RiverSource VP - Diversified Bond Fund                             9,893,912     (140,432,282)       (9,936,877)
RiverSource VP - Diversified Equity Income Fund                   16,082,634       26,442,535       540,575,712
RiverSource VP - Emerging Markets Fund                            18,947,778       13,926,823        87,390,017
RiverSource VP - Fundamental Value Fund                                   --               --        30,474,160
RiverSource VP - Global Bond Fund                                  1,533,861         (527,777)       17,632,295
RiverSource VP - Global Inflation Protected Securities Fund        5,479,044       (1,165,851)      (15,127,924)
RiverSource VP - Growth Fund                                         781,994      (80,007,339)       42,474,153
RiverSource VP - High Yield Bond Fund                              7,760,257     (217,387,621)       21,439,781
RiverSource VP - Income Opportunities Fund                         3,455,750               --         5,675,714
RiverSource VP - International Opportunity Fund                           --     (434,867,847)      286,832,389
RiverSource VP - Large Cap Equity Fund                             3,970,349     (145,318,120)      384,781,936
RiverSource VP - Large Cap Value Fund                                 49,682           53,131         2,981,708
RiverSource VP - Mid Cap Growth Fund                                  31,821        6,582,833    (1,106,927,556)
RiverSource VP - Mid Cap Value Fund                                  164,405           97,078        23,816,780
RiverSource VP - S&P 500 Index Fund                                  696,972        2,790,654        83,195,368
RiverSource VP - Select Value Fund                                   288,529           19,339         1,351,220
RiverSource VP - Short Duration U.S. Government Fund               1,409,033      (11,387,602)       (2,676,587)
RiverSource VP - Small Cap Advantage Fund                          2,699,922        6,683,799        17,712,124
RiverSource VP - Small Cap Value Fund                             10,870,872        7,613,411        65,153,008


118 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RECENT ACCOUNTING PRONOUNCEMENTS

On Sept. 20, 2006, the Financial Accounting Standards Board ("FASB") released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" ("SFAS 157"). SFAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of SFAS 157 is required for fiscal years beginning after Nov. 15, 2007 and interim periods within those fiscal years. The impact of SFAS 157 on the Fund's financial statements is being evaluated.

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after Dec. 15, 2006. Tax positions of each Fund are being evaluated to determine the impact, if any, to the Funds. The adoption of FIN 48 is not anticipated to have a material impact on the Funds.

DIVIDENDS

At Dec. 31, 2006, dividends declared for each Fund payable Jan. 3, 2007 are as follows:

FUND                                                            AMOUNT PER SHARE
----                                                            ----------------
RiverSource VP - Cash Management Fund                               $0.004
RiverSource VP - Core Bond Fund                                      0.032
RiverSource VP - Diversified Bond Fund                               0.038
RiverSource VP - Global Bond Fund                                    0.018
RiverSource VP - High Yield Bond Fund                                0.044
RiverSource VP - Income Opportunities Fund                           0.058
RiverSource VP - Short Duration U.S. Government Fund                 0.031

Distributions to the subaccounts are recorded at the close of business on the record date and are payable on the first business day following the record date. Dividends from net investment income are declared daily and distributed monthly, when available, for RiverSource VP - Cash Management Fund, RiverSource VP - Core Bond Fund, RiverSource VP - Diversified Bond Fund, RiverSource VP - Global Bond Fund, RiverSource VP - Global Inflation Protected Securities Fund, RiverSource VP - High Yield Bond Fund, RiverSource VP - Income Opportunities Fund and RiverSource VP - Short Duration U.S. Government Fund. Dividends from net investment income are declared and distributed quarterly, when available, for RiverSource VP - Balanced Fund, RiverSource VP - Diversified Equity Income Fund, RiverSource VP - Emerging Markets Fund, RiverSource VP - Fundamental Value Fund, RiverSource VP - Growth Fund, RiverSource VP - International Opportunity Fund, RiverSource VP - Large Cap Equity Fund, RiverSource VP - Large Cap Value Fund, RiverSource VP - Mid Cap Growth Fund, RiverSource VP - Mid Cap Value Fund, RiverSource VP - S&P 500 Index Fund, RiverSource VP - Select Value Fund, RiverSource VP - Small Cap Advantage Fund and RiverSource VP - Small Cap Value Fund. Capital gain distributions, when available, will be made annually. However, an additional capital gain distribution may be made during the fiscal year in order to comply with the Internal Revenue Code, as applicable to regulated investment companies. On March 16, 2006, an additional dividend was paid before the merger (see Note 12) to ensure that current shareholders of RiverSource VP - Large Cap Equity Fund and RiverSource VP - Mid Cap Growth Fund would not experience a dilution in their shares of the Fund's income or capital gains.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the security received. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 119

2. EXPENSES

The Funds have an Investment Management Services Agreement with RiverSource Investments, LLC (the Investment Manager) for managing investments, record keeping and other services that are based solely on the assets of each Fund. The management fee is a percentage of each Fund's average daily net assets that declines as each Fund's net assets increase. The annual percentage range for each Fund is as follows:

                                                                  CURRENT           PERCENTAGE RANGE
FUND                                                          PERCENTAGE RANGE   PRIOR TO MARCH 1, 2006
----                                                          ----------------   ----------------------
RiverSource VP - Balanced Fund                                0.530% to 0.350%      0.630% to 0.550%
RiverSource VP - Cash Management Fund                         0.330% to 0.150%      0.510% to 0.440%
RiverSource VP - Core Bond Fund                               0.480% to 0.290%      0.630% to 0.555%
RiverSource VP - Diversified Bond Fund                        0.480% to 0.290%      0.610% to 0.535%
RiverSource VP - Diversified Equity Income Fund               0.600% to 0.375%      0.560% to 0.470%
RiverSource VP - Emerging Markets Fund                        1.100% to 0.900%      1.170% to 1.095%
RiverSource VP - Fundamental Value Fund                       0.730% to 0.600%                  N/A
RiverSource VP - Global Bond Fund                             0.720% to 0.520%      0.840% to 0.780%
RiverSource VP - Global Inflation Protected Securities Fund   0.440% to 0.250%      0.490% to 0.415%
RiverSource VP - Growth Fund                                  0.600% to 0.375%      0.630% to 0.570%
RiverSource VP - High Yield Bond Fund                         0.590% to 0.360%      0.620% to 0.545%
RiverSource VP - Income Opportunities Fund                    0.610% to 0.380%      0.640% to 0.565%
RiverSource VP - International Opportunity Fund               0.800% to 0.570%      0.870% to 0.795%
RiverSource VP - Large Cap Equity Fund                        0.600% to 0.375%      0.630% to 0.570%
RiverSource VP - Large Cap Value Fund                         0.600% to 0.375%      0.630% to 0.570%
RiverSource VP - Mid Cap Growth Fund                          0.700% to 0.475%      0.650% to 0.560%
RiverSource VP - Mid Cap Value Fund                           0.700% to 0.475%      0.730% to 0.610%
RiverSource VP - S&P 500 Index Fund                           0.220% to 0.120%      0.290% to 0.260%
RiverSource VP - Select Value Fund                            0.780% to 0.650%      0.810% to 0.720%
RiverSource VP - Short Duration U.S. Government Fund          0.480% to 0.250%      0.610% to 0.535%
RiverSource VP - Small Cap Advantage Fund                     0.790% to 0.665%      0.790% to 0.650%
RiverSource VP - Small Cap Value Fund                         0.970% to 0.870%      1.020% to 0.920%

For the following Funds the fee may be adjusted upward or downward by a performance incentive adjustment with a maximum adjustment of 0.08% for RiverSource VP - Balanced Fund and 0.12% for each remaining Fund. The adjustment is based on a comparison of the performance of each Fund to the stated index up to a maximum percentage of each Fund's average daily net assets after deducting 0.50% from the performance difference. In certain circumstances, the Board may approve a change in the index. If the performance difference is less than 0.50%, the adjustment will be zero. The index name and the amount the fee was increased (decreased) for each Fund are as follows:

                                                                                        FOR THE PERIOD FROM
                                                                                           SEPT. 1, 2006          FOR THE YEAR
                                                                                          TO DEC. 31, 2006    ENDED AUG. 31, 2006
FUND                                                           INDEX NAME               INCREASE (DECREASE)   INCREASE (DECREASE)
----                                              -----------------------------------   -------------------   -------------------
RiverSource VP - Balanced Fund                    Lipper Balanced Funds Index                $ 270,785            $ (926,803)
RiverSource VP - Diversified Equity Income Fund   Lipper Equity Income Funds Index             722,447             2,011,544
RiverSource VP - Emerging Markets Fund            Lipper Emerging Markets Funds Index           68,528                12,891
RiverSource VP - Fundamental Value Fund           Lipper Large-Cap Value Funds Index           (11,517)                   --
RiverSource VP - Growth Fund                      Lipper Large-Cap Growth Funds Index          219,098                94,840
RiverSource VP - International Opportunity Fund   Lipper International Large-Cap Core
                                                  Funds Index                                   42,132               443,628
RiverSource VP - Large Cap Equity Fund            Lipper Large-Cap Core Funds Index             97,489              (472,064)
RiverSource VP - Large Cap Value Fund             Lipper Large-Cap Value Funds Index                --                (6,328)
RiverSource VP - Mid Cap Growth Fund              Lipper Mid-Cap Growth Funds Index           (224,965)             (211,720)
RiverSource VP - Mid Cap Value Fund               Lipper Mid-Cap Value Funds Index              16,744                14,432
RiverSource VP - Select Value Fund                Lipper Multi-Cap Value Funds Index            (5,226)              (17,927)
RiverSource VP - Small Cap Advantage Fund         Lipper Small-Cap Core Funds Index            (53,757)             (123,175)
RiverSource VP - Small Cap Value Fund             Lipper Small-Cap Value Funds Index            89,900               (82,048)

In addition to paying its own management fee, brokerage commissions, taxes and costs of certain legal services, each Fund will reimburse the Investment Manager an amount equal to the cost of certain expenses incurred and paid by the Investment Manager in connection with each Fund's operations.

The Investment Manager has a Subadvisory Agreement with Threadneedle International Limited, an indirect wholly-owned subsidiary of Ameriprise Financial, to subadvise the assets of RiverSource VP - Emerging Markets Fund and RiverSource VP - International Opportunity Fund.

The Investment Manager has a Subadvisory Agreement with Kenwood Capital Management LLC, an indirect partially owned subsidiary of Ameriprise Financial, to subadvise the assets of RiverSource VP - Small Cap Advantage Fund.


120 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

The Investment Manager has Subadvisory Agreements with Systematic Financial Management, L.P. (Systematic) and WEDGE Capital Management, L.L.P. (WEDGE), each of which subadvises a portion of the assets of RiverSource VP - Select Value Fund. Effective Sept. 29, 2006, Systematic and WEDGE replaced GAMCO Asset Management Inc. as subadvisers to the Fund. New investments in the Fund, net of any redemptions, are allocated in accordance with the Investment Manager's determination of the allocation that is in the best interests of the Fund's shareholders. Each subadviser's proportionate share of investments in the Fund will vary due to market fluctuations.

The Investment Manager has Subadvisory Agreements with Barrow, Hanley, Mewhinney & Strauss, Inc., Donald Smith & Co., Inc., and Franklin Portfolio Associates LLC, and River Road Asset Management, LLC (River Road), each of which subadvises a portion of the assets of RiverSource VP - Small Cap Value Fund. New investments in the Fund, net of any redemptions, are allocated in accordance with the Investment Manager's determination of the allocation that is in the best interests of the Fund's shareholders. Each subadviser's proportionate share of investments in the Fund will vary due to market fluctuations. Effective April 24, 2006, River Road replaced Goldman Sachs Asset Management, L.P. and Royce & Associates, LLC as subadviser to the Fund.

The Investment Manager has a Subadvisory Agreement with Davis Selected Advisers, L.P. to subadvise the assets of RiverSource VP - Fundamental Value Fund.

Effective as of March 1, 2006, the Funds entered into a separate transfer agent agreement with RiverSource Service Corporation. The fee under this agreement is uniform for all RiverSource Variable Portfolio Funds at an annual rate of 0.06% of average daily net assets. The impact of moving transfer agent fees from the Investment Management Services Agreement fee schedules varies by each Fund and decreases the rate between 0.03% and 0.15% of average daily net assets.

Effective Jan. 1, 2007, the Funds have an agreement with RiverSource Distributors, Inc. for distribution services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, each Fund pays RiverSource Distributors, Inc. a fee at an annual rate of up to 0.125% of each Fund's average daily net assets. Prior to Jan. 1, 2007, the Funds had an agreement with IDS Life Insurance Company for distribution services, and under a Plan and Agreement of Distribution pursuant to Rule 12b-1, each Fund paid IDS Life Insurance Company a fee at an annual rate of up to 0.125% of each Fund's average daily net assets.

The Funds have an Administrative Services Agreement with Ameriprise Financial. Under this agreement, each Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of each Fund's average daily net assets that declines annually as each Fund's net assets increase. The percentage range for each Fund is as follows:

                                                                   CURRENT         PERCENTAGE RANGE
FUND                                                          PERCENTAGE RANGE   PRIOR TO OCT. 1, 2005
----                                                          ----------------   ---------------------
RiverSource VP - Balanced Fund                                0.060% to 0.030%      0.040% to 0.020%
RiverSource VP - Cash Management Fund                         0.060% to 0.030%      0.030% to 0.020%
RiverSource VP - Core Bond Fund                               0.070% to 0.040%      0.050% to 0.025%
RiverSource VP - Diversified Bond Fund                        0.070% to 0.040%      0.050% to 0.025%
RiverSource VP - Diversified Equity Income Fund               0.060% to 0.030%      0.040% to 0.020%
RiverSource VP - Emerging Markets Fund                        0.080% to 0.050%      0.100% to 0.050%
RiverSource VP - Fundamental Value Fund                       0.060% to 0.030%                  N/A
RiverSource VP - Global Bond Fund                             0.080% to 0.050%      0.060% to 0.040%
RiverSource VP - Global Inflation Protected Securities Fund   0.070% to 0.040%      0.050% to 0.025%
RiverSource VP - Growth Fund                                  0.060% to 0.030%      0.050% to 0.030%
RiverSource VP - High Yield Bond Fund                         0.070% to 0.040%      0.050% to 0.025%
RiverSource VP - Income Opportunities Fund                    0.070% to 0.040%      0.050% to 0.025%
RiverSource VP - International Opportunity Fund               0.080% to 0.050%      0.060% to 0.035%
RiverSource VP - Large Cap Equity Fund                        0.060% to 0.030%      0.050% to 0.030%
RiverSource VP - Large Cap Value Fund                         0.060% to 0.030%      0.050% to 0.030%
RiverSource VP - Mid Cap Growth Fund                          0.060% to 0.030%      0.060% to 0.030%
RiverSource VP - Mid Cap Value Fund                           0.060% to 0.030%      0.050% to 0.020%
RiverSource VP - S&P 500 Index Fund                           0.060% to 0.030%      0.080% to 0.065%
RiverSource VP - Select Value Fund                            0.060% to 0.030%      0.060% to 0.035%
RiverSource VP - Short Duration U.S. Government Fund          0.070% to 0.040%      0.050% to 0.025%
RiverSource VP - Small Cap Advantage Fund                     0.080% to 0.050%      0.060% to 0.035%
RiverSource VP - Small Cap Value Fund                         0.080% to 0.050%      0.080% to 0.055%


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 121

Other expenses are for, among other things, certain expenses of the Funds or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Funds and the Board. For the period ended Dec. 31, 2006, these amounts are as follows:

FUND                                                          OTHER EXPENSES
----                                                          --------------
RiverSource VP - Balanced Fund                                    $19,841
RiverSource VP - Cash Management Fund                               9,574
RiverSource VP - Core Bond Fund                                       184
RiverSource VP - Diversified Bond Fund                             22,179
RiverSource VP - Diversified Equity Income Fund                    27,044
RiverSource VP - Emerging Markets Fund                              3,385
RiverSource VP - Fundamental Value Fund                             1,339
RiverSource VP - Global Bond Fund                                   6,314
RiverSource VP - Global Inflation Protected Securities Fund            43
RiverSource VP - Growth Fund                                        5,236
RiverSource VP - High Yield Bond Fund                              11,362
RiverSource VP - Income Opportunities Fund                          1,956
RiverSource VP - International Opportunity Fund                    11,496
RiverSource VP - Large Cap Equity Fund                             35,831
RiverSource VP - Large Cap Value Fund                                 616
RiverSource VP - Mid Cap Growth Fund                                6,437
RiverSource VP - Mid Cap Value Fund                                 1,719
RiverSource VP - S&P 500 Index Fund                                 3,152
RiverSource VP - Select Value Fund                                     --
RiverSource VP - Short Duration U.S. Government Fund                4,081
RiverSource VP - Small Cap Advantage Fund                           1,655
RiverSource VP - Small Cap Value Fund                               4,702

Compensation of Board members includes, for the former Board Chair, compensation as well as retirement benefits. Certain other aspects of the former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of each Fund or other RiverSource funds. Each Fund's liability for these amounts is adjusted for market value changes and remains in each Fund until distributed in accordance with the Plan.

Professional fees include fees paid by each Fund for legal services and independent auditor services.

In addition to the fees and expenses which each Fund bears directly, each Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and each Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred directly by each Fund will vary.

For the period ended Dec. 31, 2006, the Investment Manager and its affiliates waived certain fees and expenses to 0.83% for RiverSource VP - Core Bond Fund, 0.72% for RiverSource VP - Global Inflation Protected Securities Fund, 1.05% for RiverSource VP - Large Cap Value Fund, 0.50% for RiverSource VP - S&P 500 Index Fund, 1.09% for RiverSource VP - Select Value Fund and 1.26% for RiverSource VP
- Small Cap Value Fund.

In addition, the Investment Manager and its affiliates have agreed to waive certain fees and expenses until Dec. 31, 2007, unless sooner terminated by the discretion of the Board (excluding certain expenses such as indirect operating expenses of acquired funds in which each Fund invests), such that net expenses, before giving effect to any applicable performance incentive adjustment, will not exceed the following percentage of each Fund's average daily net assets:

FUND                                                          PERCENTAGE
----                                                          ----------
RiverSource VP - Core Bond Fund                                 0.830%
RiverSource VP - Fundamental Value Fund                         1.070%
RiverSource VP - Global Inflation Protected Securities Fund     0.720%
RiverSource VP - Income Opportunities Fund                      0.990%
RiverSource VP - Large Cap Value Fund                           1.050%
RiverSource VP - Mid Cap Growth Fund                            1.000%
RiverSource VP - Mid Cap Value Fund                             1.080%
RiverSource VP - S&P 500 Index Fund                             0.495%


122 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

Effective as of Jan. 1, 2007, the Investment Manager and its affiliates have agreed to waive certain fees and expenses until Dec. 31, 2007, unless sooner terminated by the discretion of the Board (excluding certain expenses such as indirect operating expenses of acquired funds in which each Fund invests), such that net expenses, before giving effect to any performance incentive adjustment, will not exceed the following percentage of each Fund's average daily net assets:

FUND                                    PERCENTAGE
----                                    ----------
RiverSource VP - Select Value Fund        1.000%*
RiverSource VP - Small Cap Value Fund     1.200%*

* Percentage for the period from Sept. 1, 2006 to Dec. 31, 2006 was 1.150% and 1.210% for RiverSource VP - Select Value Fund and RiverSource VP - Small Cap Value Fund, respectively.

For the year ended Aug. 31, 2006, the Investment Manager and its affiliates waived certain fees and expenses to 0.86% for RiverSource VP - Core Bond Fund, 1.07% for RiverSource VP - Fundamental Value Fund, 0.72% for RiverSource VP - Global Inflation Protected Securities Fund, 1.02% for RiverSource VP - Large Cap Value Fund, 1.11% for RiverSource VP - Mid Cap Value Fund, 0.495% for RiverSource VP - S&P 500 Index Fund, 1.08% for RiverSource VP - Select Value Fund and 1.24% for RiverSource VP - Small Cap Value Fund.

In addition, the Investment Manager and its affiliates agreed to waive certain fees and expenses until Aug. 31, 2006, such that net expenses, before giving effect to any applicable performance incentive adjustment, would not exceed the following percentage of each Fund's average daily net assets:

FUND                                                          PERCENTAGE
----                                                          ----------
RiverSource VP - Core Bond Fund                                 0.830%*
RiverSource VP - Emerging Markets Fund                          1.750%
RiverSource VP - Global Inflation Protected Securities Fund     0.720%*
RiverSource VP - Income Opportunities Fund                      0.990%
RiverSource VP - Large Cap Value Fund                           1.050%
RiverSource VP - Mid Cap Growth Fund                            1.000%**
RiverSource VP - Mid Cap Value Fund                             1.080%
RiverSource VP - S&P 500 Index Fund                             0.495%
RiverSource VP - Select Value Fund                              1.150%
RiverSource VP - Small Cap Value Fund                           1.250%*

* Prior to Dec. 1, 2005 the percentage was 0.950%, 0.750% and 1.300% for RiverSource VP - Core Bond Fund, RiverSource VP - Global Inflation Protected Securities Fund and RiverSource VP - Small Cap Value Fund, respectively.

**   Prior to March 18, 2006 the percentage was 1.10%.

Effective as of April 25, 2006, the Investment Manager and its affiliates agreed to waive certain fees and expenses for RiverSource VP - Fundamental Value Fund until Aug. 31, 2006, such that net expenses, before giving effect to any performance incentive adjustment, would not exceed 1.07% of the Fund's average daily net assets.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 123

The Fund's custodian fees were reduced as a result of earnings and bank fee credits from overnight cash balances for the periods indicated and are as follows:

                                                               PERIOD ENDED     YEAR ENDED
                                                              DEC. 31, 2006   AUG. 31, 2006
FUND                                                            REDUCTION       REDUCTION
----                                                          -------------   -------------
RiverSource VP - Balanced Fund                                   $1,594          $ 2,918
RiverSource VP - Cash Management Fund                             1,156            3,315
RiverSource VP - Core Bond Fund                                     573            2,769
RiverSource VP - Diversified Bond Fund                            1,620            7,722
RiverSource VP - Diversified Equity Income Fund                     524            1,987
RiverSource VP - Emerging Markets Fund                              856            2,136
RiverSource VP - Fundamental Value Fund                              --              548
RiverSource VP - Global Bond Fund                                 1,120            1,806
RiverSource VP - Global Inflation Protected Securities Fund         780            2,594
RiverSource VP - Growth Fund                                        600            1,518
RiverSource VP - High Yield Bond Fund                             1,672            4,108
RiverSource VP - Income Opportunities Fund                          750            3,680
RiverSource VP - International Opportunity Fund                     880            2,074
RiverSource VP - Large Cap Equity Fund                            1,510            3,638
RiverSource VP - Large Cap Value Fund                             2,308           14,675
RiverSource VP - Mid Cap Growth Fund                                878            2,103
RiverSource VP - Mid Cap Value Fund                                  --           10,858
RiverSource VP - S&P 500 Index Fund                               1,282            1,725
RiverSource VP - Short Duration U.S. Government Fund                600            3,400
RiverSource VP - Small Cap Advantage Fund                            --              350

The Funds also pay custodian fees to Ameriprise Trust Company, an affiliate of Ameriprise Financial.

In addition, for the year ended Aug. 31, 2006, RiverSource VP - S&P 500 Index Fund received a one time transaction fee reimbursement of $216,040 by Ameriprise Trust Company. See "Financial Highlights" for additional information.

3. SECURITIES TRANSACTIONS

For the period ended Dec. 31, 2006, cost of purchases and proceeds from sales of securities aggregated $1,626,238,359 and $1,570,521,628, respectively, for RiverSource VP - Cash Management Fund. Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated for each Fund are as follows:

FUND                                                             PURCHASES        PROCEEDS
----                                                          --------------   --------------
RiverSource VP - Balanced Fund                                $  783,383,619   $  929,600,485
RiverSource VP - Core Bond Fund                                   74,716,340       70,702,680
RiverSource VP - Diversified Bond Fund                         3,177,455,788    2,755,946,537
RiverSource VP - Diversified Equity Income Fund                  472,063,944      170,331,923
RiverSource VP - Emerging Markets Fund                           224,546,833      211,580,015
RiverSource VP - Fundamental Value Fund                          143,600,394        9,227,891
RiverSource VP - Global Bond Fund                                213,210,496      144,466,244
RiverSource VP - Global Inflation Protected Securities Fund      154,715,307               --
RiverSource VP - Growth Fund                                     180,235,850      207,043,599
RiverSource VP - High Yield Bond Fund                            345,462,723      322,821,014
RiverSource VP - Income Opportunities Fund                       226,783,094       90,053,635
RiverSource VP - International Opportunity Fund                  253,502,190      300,888,388
RiverSource VP - Large Cap Equity Fund                           767,999,595    1,151,132,836
RiverSource VP - Large Cap Value Fund                              4,772,296        2,892,576
RiverSource VP - Mid Cap Growth Fund                             164,745,048      246,011,362
RiverSource VP - Mid Cap Value Fund                              131,349,106       11,569,084
RiverSource VP - S&P 500 Index Fund                                7,033,531       16,497,893
RiverSource VP - Select Value Fund                                30,078,474       29,929,475
RiverSource VP - Short Duration U.S. Government Fund             272,816,717      285,606,436
RiverSource VP - Small Cap Advantage Fund                        160,860,764      177,044,881
RiverSource VP - Small Cap Value Fund                            137,787,817      124,791,245

Net realized gains and losses on investment sales are determined on an identified cost basis.

Brokerage commissions paid to brokers affiliated with the subadvisers for RiverSource VP - Select Value Fund were $112 for the period ended Dec. 31, 2006.


124 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:

                                                    PERIOD ENDED DEC. 31, 2006*
                                      ------------------------------------------------------
                                                         RIVERSOURCE VP -   RIVERSOURCE VP -
                                      RIVERSOURCE VP -        CASH               CORE
                                          BALANCED          MANAGEMENT           BOND
                                            FUND               FUND              FUND
                                      ----------------   ----------------   ----------------
SOLD                                        745,197         167,098,286          942,086
Issued for reinvested distributions       9,132,978          15,958,427           93,532
Redeemed                                 (9,766,916)       (126,608,351)        (721,222)
                                         ----------        ------------         --------
Net increase (decrease)                     111,259          56,448,362          314,396
                                         ----------        ------------         --------

                                                    YEAR ENDED AUG. 31, 2006
                                      ------------------------------------------------------
                                                         RIVERSOURCE VP -   RIVERSOURCE VP -
                                      RIVERSOURCE VP -        CASH               CORE
                                          BALANCED          MANAGEMENT           BOND
                                            FUND               FUND              FUND
                                      ----------------   ----------------   ----------------
Sold                                      1,604,644         546,325,418         2,832,609
Issued for reinvested distributions       8,844,384          28,018,991           252,233
Redeemed                                (38,530,123)       (263,000,076)       (2,432,878)
                                        -----------        ------------        ----------
Net increase (decrease)                 (28,081,095)        311,344,333           651,964
                                        -----------        ------------        ----------

                                                      YEAR ENDED AUG. 31, 2005
                                      ------------------------------------------------------
                                                         RIVERSOURCE VP -   RIVERSOURCE VP -
                                      RIVERSOURCE VP -        CASH               CORE
                                          BALANCED          MANAGEMENT           BOND
                                            FUND               FUND              FUND
                                      ----------------   ----------------   ----------------
Sold                                      2,282,339         278,345,632         2,692,666
Issued for reinvested distributions       4,179,520          12,099,139           137,378
Redeemed                                (33,801,683)       (376,052,554)         (618,126)
                                        -----------        ------------         ---------
Net increase (decrease)                 (27,339,824)        (85,607,783)        2,211,918
                                        -----------        ------------         ---------

                                                    PERIOD ENDED DEC. 31, 2006*
                                      ------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                         DIVERSIFIED       DIVERSIFIED         EMERGING
                                            BOND           EQUITY INCOME        MARKETS
                                            FUND               FUND              FUND
                                      ----------------   ----------------   ----------------
Sold                                     41,333,529         20,716,476          2,830,869
Issued for reinvested distributions       3,545,702         14,243,085          3,607,990
Redeemed                                 (6,549,782)        (2,974,137)        (1,049,305)
                                         ----------         ----------         ----------
Net increase (decrease)                  38,329,449         31,985,424          5,389,554
                                         ----------         ----------         ----------

                                                      YEAR ENDED AUG. 31, 2006
                                      ------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                         DIVERSIFIED       DIVERSIFIED         EMERGING
                                            BOND           EQUITY INCOME        MARKETS
                                            FUND               FUND              FUND
                                      ----------------   ----------------   ----------------
Sold                                     66,150,597         66,872,272         14,243,920
Issued for reinvested distributions       7,539,299          7,606,498            999,615
Redeemed                                (21,056,382)        (5,235,880)        (3,674,525)
                                        -----------         ----------         ----------
Net increase (decrease)                  52,633,514         69,242,890         11,569,010
                                        -----------         ----------         ----------

                                                      YEAR ENDED AUG. 31, 2005
                                      ------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                         DIVERSIFIED       DIVERSIFIED         EMERGING
                                            BOND           EQUITY INCOME        MARKETS
                                            FUND               FUND              FUND
                                      ----------------   ----------------   ----------------
Sold                                     25,108,316         46,061,546        10,263,732
Issued for reinvested distributions       6,211,707          1,430,499           228,513
Redeemed                                (19,891,051)        (1,515,634)         (576,416)
                                        -----------         ----------        ----------
Net increase (decrease)                  11,428,972         45,976,411         9,915,829
                                        -----------         ----------        ----------


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 125

                                                   PERIOD ENDED DEC. 31, 2006*
                                      ----------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -     RIVERSOURCE VP -
                                         FUNDAMENTAL          GLOBAL          GLOBAL INFLATION
                                           VALUE               BOND         PROTECTED SECURITIES
                                           FUND                FUND                FUND
                                      ----------------   ----------------   --------------------
Sold                                     13,209,495          8,876,320           18,635,892
Issued for reinvested distributions         169,453            725,298            1,289,058
Redeemed                                   (124,558)        (2,079,563)            (454,877)
                                         ----------         ----------           ----------
Net increase (decrease)                  13,254,390          7,522,055           19,470,073
                                         ----------         ----------           ----------

                                                     YEAR ENDED AUG. 31, 2006
                                      ----------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -     RIVERSOURCE VP -
                                         FUNDAMENTAL          GLOBAL          GLOBAL INFLATION
                                           VALUE               BOND         PROTECTED SECURITIES
                                           FUND(a)             FUND                FUND
                                      ----------------   ----------------   --------------------
Sold                                     23,142,255         16,252,656           35,080,485
Issued for reinvested distributions           1,909          1,923,444              624,006
Redeemed                                   (243,201)        (6,199,573)          (6,979,442)
                                         ----------         ----------           ----------
Net increase (decrease)                  22,900,963         11,976,527           28,725,049
                                         ----------         ----------           ----------

                                                      YEAR ENDED AUG. 31, 2005
                                      ----------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -     RIVERSOURCE VP -
                                         FUNDAMENTAL          GLOBAL          GLOBAL INFLATION
                                           VALUE               BOND         PROTECTED SECURITIES
                                           FUND                FUND                FUND(b)
                                      ----------------   ----------------   --------------------
Sold                                        N/A             14,405,822           11,437,594
Issued for reinvested distributions         N/A              2,128,628               92,952
Redeemed                                    N/A             (2,121,377)            (612,356)
                                            ---             ----------           ----------
Net increase (decrease)                     N/A             14,413,073           10,918,190
                                            ---             ----------           ----------

                                                     PERIOD ENDED DEC. 31, 2006*
                                      ------------------------------------------------------
                                                         RIVERSOURCE VP -   RIVERSOURCE VP -
                                      RIVERSOURCE VP -      HIGH YIELD          INCOME
                                          GROWTH               BOND           OPPORTUNITIES
                                           FUND                FUND               FUND
                                      ----------------   ----------------   ----------------
Sold                                      1,795,840          4,649,214         13,653,726
Issued for reinvested distributions         241,573          4,684,842            631,708
Redeemed                                 (4,955,872)       (10,403,935)          (268,671)
                                         ----------        -----------        -----------
Net increase (decrease)                  (2,918,459)        (1,069,879)        14,016,763
                                         ----------        -----------         -----------

                                                      YEAR ENDED AUG. 31, 2006
                                      ------------------------------------------------------
                                                         RIVERSOURCE VP -   RIVERSOURCE VP -
                                      RIVERSOURCE VP -      HIGH YIELD          INCOME
                                          GROWTH               BOND           OPPORTUNITIES
                                           FUND                FUND               FUND
                                      ----------------   ----------------   ----------------
Sold                                      49,500,097        16,227,622         21,779,525
Issued for reinvested distributions          747,698        12,636,235            586,469
Redeemed                                 (21,266,893)      (34,818,886)          (984,015)
                                         -----------       -----------         ----------
Net increase (decrease)                   28,980,902        (5,955,029)        21,381,979
                                         -----------       -----------         ----------

                                                      YEAR ENDED AUG. 31, 2005
                                      ------------------------------------------------------
                                                         RIVERSOURCE VP -   RIVERSOURCE VP -
                                      RIVERSOURCE VP -      HIGH YIELD          INCOME
                                          GROWTH               BOND           OPPORTUNITIES
                                           FUND                FUND               FUND
                                      ----------------   ----------------   ----------------
Sold                                     16,903,922         21,655,621         3,565,312
Issued for reinvested distributions         183,638         11,919,547           140,682
Redeemed                                 (3,733,894)       (20,228,641)         (934,015)
                                         -----------       -----------         ---------
Net increase (decrease)                  13,353,666         13,346,527         2,771,979
                                         -----------       -----------         ---------


126 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

                                                    PERIOD ENDED DEC. 31, 2006*
                                      ------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                        INTERNATIONAL       LARGE CAP          LARGE CAP
                                         OPPORTUNITY         EQUITY              VALUE
                                            FUND              FUND                FUND
                                      ----------------   ----------------   ----------------
Sold                                      1,023,262            185,194           259,377
Issued for reinvested distributions       1,024,536            853,308           111,695
Redeemed                                 (6,138,650)       (14,753,800)          (65,500)
                                         ----------        -----------           -------
Net increase (decrease)                  (4,090,852)       (13,715,298)          305,572
                                         ----------        -----------           -------

                                                      YEAR ENDED AUG. 31, 2006
                                      ------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                        INTERNATIONAL       LARGE CAP          LARGE CAP
                                         OPPORTUNITY         EQUITY              VALUE
                                            FUND              FUND                FUND
                                      ----------------   ----------------   ----------------
Sold                                       3,290,061         6,446,961           563,345
Fund merger                                      N/A        77,634,189               N/A
Issued for reinvested distributions        1,754,001         1,647,637            58,492
Redeemed                                 (19,700,173)      (39,632,021)         (201,307)
                                         -----------       -----------          --------
Net increase (decrease)                  (14,656,111)       46,096,766           420,530
                                         -----------       -----------          --------

                                                      YEAR ENDED AUG. 31, 2005
                                      ------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                        INTERNATIONAL       LARGE CAP          LARGE CAP
                                         OPPORTUNITY         EQUITY              VALUE
                                            FUND              FUND                FUND
                                      ----------------   ----------------   ----------------
Sold                                     10,041,363           9,638,209          691,507
Issued for reinvested distributions       1,545,947           1,352,452           17,147
Redeemed                                (11,718,071)        (25,298,441)         (88,533)
                                        -----------         -----------          -------
Net increase (decrease)                    (130,761)        (14,307,780)         620,121
                                        -----------         -----------          -------

                                                     PERIOD ENDED DEC. 31, 2006*
                                      ------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                          MID CAP            MID CAP            S&P 500
                                          GROWTH              VALUE              INDEX
                                           FUND                FUND               FUND
                                      ----------------   ----------------   ----------------
Sold                                        204,961          9,283,567            719,158
Issued for reinvested distributions       2,478,097            365,184            481,856
Redeemed                                 (6,966,156)          (235,125)        (1,803,618)
                                         ----------          ---------         ----------
Net increase (decrease)                  (4,283,098)         9,413,626           (602,604)
                                         ----------          ---------         ----------

                                                     YEAR ENDED AUG. 31, 2006
                                      ------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                          MID CAP            MID CAP            S&P 500
                                          GROWTH              VALUE              INDEX
                                           FUND                FUND               FUND
                                      ----------------   ----------------   ----------------
Sold                                      1,916,243         17,680,414          3,049,759
Fund merger                              51,642,855                N/A                N/A
Issued for reinvested distributions       1,683,389             18,726            742,959
Redeemed                                (11,079,161)          (263,812)        (6,584,030)
                                        -----------         ----------         ----------
Net increase (decrease)                  44,163,326         17,435,328         (2,791,312)
                                        -----------         ----------         ----------

                                                      YEAR ENDED AUG. 31, 2005
                                      ------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                          MID CAP            MID CAP            S&P 500
                                          GROWTH              VALUE              INDEX
                                           FUND                FUND               FUND
                                      ----------------   ----------------   ----------------
Sold                                      1,840,161          428,140            8,702,124
Issued for reinvested distributions              --              171              631,315
Redeemed                                 (3,566,894)          (5,284)          (2,660,665)
                                         ----------          -------           ----------
Net increase (decrease)                  (1,726,733)         423,027            6,672,774
                                         ----------          -------           ----------


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 127

                                                    PERIOD ENDED DEC. 31, 2006*
                                      ------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                           SELECT         SHORT DURATION       SMALL CAP
                                           VALUE          U.S. GOVERNMENT      ADVANTAGE
                                            FUND               FUND               FUND
                                      ----------------   ----------------   ----------------
Sold                                       130,952           1,559,918            144,790
Issued for reinvested distributions        241,551             615,472          2,176,662
Redeemed                                  (135,982)         (2,866,142)        (1,248,454)
                                          --------          ----------         ----------
Net increase (decrease)                    236,521            (690,752)         1,072,998
                                          --------          ----------         ----------

                                                      YEAR ENDED AUG. 31, 2006
                                      ------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                           SELECT         SHORT DURATION       SMALL CAP
                                           VALUE          U.S. GOVERNMENT      ADVANTAGE
                                            Fund               Fund               Fund
                                      ----------------   ----------------   ----------------
Sold                                      465,908            6,812,654            580,024
Issued for reinvested distributions        80,918            1,670,663          2,188,623
Redeemed                                 (330,201)         (10,142,070)        (2,551,105)
                                         --------          -----------         ----------
Net increase (decrease)                   216,625           (1,658,753)           217,542
                                         --------          -----------         ----------

                                                     YEAR ENDED AUG. 31, 2005
                                      ------------------------------------------------------
                                      RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                           SELECT         SHORT DURATION       SMALL CAP
                                           VALUE          U.S. GOVERNMENT      ADVANTAGE
                                            FUND               FUND               FUND
                                      ----------------   ----------------   ----------------
Sold                                      1,230,317          5,228,726          1,725,783
Issued for reinvested distributions          10,913          1,302,984            666,902
Redeemed                                    (55,353)        (8,014,535)        (1,369,479)
                                          ---------         ----------         ----------
Net increase (decrease)                   1,185,877         (1,482,825)         1,023,206
                                          ---------         ----------         ----------

                                                    PERIOD ENDED DEC. 31, 2006*
                                                         RIVERSOURCE VP -
                                                            SMALL CAP
                                                              VALUE
                                                               FUND
                                                    ---------------------------
Sold                                                        2,823,228
Issued for reinvested distributions                         4,206,725
Redeemed                                                   (1,923,250)
                                                           ----------
Net increase (decrease)                                     5,106,703
                                                           ----------

                                                     YEAR ENDED AUG. 31, 2006
                                                         RIVERSOURCE VP -
                                                            SMALL CAP
                                                              VALUE
                                                               FUND
                                                     ------------------------
Sold                                                         9,622,399
Issued for reinvested distributions                          2,433,216
Redeemed                                                    (4,112,520)
                                                            ----------
Net increase (decrease)                                      7,943,095
                                                            ----------

                                                     YEAR ENDED AUG. 31, 2005
                                                         RIVERSOURCE VP -
                                                            SMALL CAP
                                                              VALUE
                                                               FUND
                                                     ------------------------
Sold                                                        9,958,388
Issued for reinvested distributions                         1,666,706
Redeemed                                                     (593,056)
                                                           ----------
Net increase (decrease)                                    11,032,038
                                                           ----------

*    For the period from Sept. 1, 2006 to Dec. 31, 2006.

(a) For the period from May 1, 2006 (date the Fund became available) to Aug. 31, 2006.

(b) For the period from Sept. 13, 2004 (date the Fund became available) to Aug. 31, 2005.

(c) For the period from May 2, 2005 (date the Fund became available) to Aug. 31, 2005.


128 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

5. FORWARD FOREIGN CURRENCY CONTRACTS

At Dec. 31, 2006, RiverSource VP - Global Bond Fund, RiverSource VP - Global Inflation Protected Securities Fund and RiverSource VP - International Opportunity Fund have entered into forward foreign currency exchange contracts that obligate the Funds to deliver currencies at specified future dates. The unrealized appreciation and/or depreciation on these contracts is included in the accompanying financial statements. See "Summary of significant accounting policies." The terms of the open contracts are as follows:

RiverSource VP - Global Bond Fund

                      CURRENCY TO              CURRENCY TO         UNREALIZED     UNREALIZED
EXCHANGE DATE        BE DELIVERED              BE RECEIVED        APPRECIATION   DEPRECIATION
-------------   ----------------------   ----------------------   ------------   ------------
Jan. 2, 2007                 1,254,821                1,457,000     $     --       $  5,250
                           U.S. Dollar          Canadian Dollar
Jan. 3, 2007                 5,604,788                4,262,520       21,737             --
                           U.S. Dollar   European Monetary Unit
Jan. 4, 2007                 4,100,000                3,592,080       75,785             --
                       Canadian Dollar              U.S. Dollar
Jan. 4, 2007                   699,315               82,947,106           --          2,280
                           U.S. Dollar             Japanese Yen
Jan. 5, 2007                   675,000                1,326,186        4,459             --
                         British Pound              U.S. Dollar
Jan. 5, 2007                 4,522,758              536,385,547           --         14,710
                           U.S. Dollar             Japanese Yen
Jan. 5, 2007                     1,491                  176,865           --              5
                           U.S. Dollar             Japanese Yen
Jan. 8, 2007                20,995,000               27,970,379      250,905             --
                European Monetary Unit              U.S. Dollar
Jan. 8, 2007                 2,980,000                3,978,836       44,374             --
                European Monetary Unit              U.S. Dollar
Jan. 8, 2007                 2,880,000                3,787,776           --         14,657
                European Monetary Unit              U.S. Dollar
Jan. 18, 2007                8,161,512              950,000,000           --        163,262
                           U.S. Dollar             Japanese Yen
                                                                    --------       --------
Total                                                               $397,260       $200,164
                                                                    --------       --------


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 129

RiverSource VP - Global Inflation Protected Securities Fund

                      CURRENCY TO        CURRENCY TO    UNREALIZED     UNREALIZED
EXCHANGE DATE        BE DELIVERED        BE RECEIVED   APPRECIATION   DEPRECIATION
-------------   ----------------------   -----------   ------------   ------------
Jan. 4, 2007                18,586,000    16,283,511    $  343,546       $   --
                       Canadian Dollar   U.S. Dollar
Jan. 4, 2007                   486,300       423,348         6,281           --
                       Canadian Dollar   U.S. Dollar
Jan. 5, 2007                47,130,000    92,597,254       311,335           --
                         British Pound   U.S. Dollar
Jan. 5, 2007                 1,012,000     1,987,264         5,653           --
                         British Pound   U.S. Dollar
Jan. 5, 2007                 1,400,000     2,749,852         8,492           --
                         British Pound   U.S. Dollar
Jan. 8, 2007                77,151,000   102,783,648       922,009           --
                European Monetary Unit   U.S. Dollar
Jan. 8, 2007                 1,554,000     2,068,638        16,909           --
                European Monetary Unit   U.S. Dollar
Jan. 8, 2007                 2,850,000     3,756,899            --        5,926
                European Monetary Unit   U.S. Dollar
Jan. 11, 2007               74,775,000    11,071,217       144,927           --
                         Swedish Krona   U.S. Dollar
Jan. 12, 2007            2,043,735,000    17,881,698       688,945           --
                          Japanese Yen   U.S. Dollar
Jan. 12, 2007               37,063,000       323,299        11,510           --
                          Japanese Yen   U.S. Dollar
                                                        ----------       ------
Total                                                   $2,459,607       $5,926
                                                        ----------       ------

RiverSource VP - International Opportunity Fund

                 CURRENCY TO   CURRENCY TO    UNREALIZED     UNREALIZED
EXCHANGE DATE   BE DELIVERED   BE RECEIVED   APPRECIATION   DEPRECIATION
-------------   ------------   -----------   ------------   ------------
Jan. 3, 2007         804,804       985,000      $3,567           $--
                 U.S. Dollar   Swiss Franc

6. LENDING OF PORTFOLIO SECURITIES

In order to generate additional income, each Fund may lend securities representing up to one-third of the value of its total assets (which includes collateral for securities on loan) to broker-dealers, banks, or other institutional borrowers of securities. Each Fund receives collateral in the form of cash and U.S. government securities, equal to at least 100% of the value of securities loaned, which is marked to the market value of the loaned securities daily until the securities are returned, e.g., if the value of the securities on loan increases, additional cash collateral is provided by the borrower. The Investment Manager serves as securities lending agent for the Funds under the investment management services agreement pursuant to which each Fund has agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program, and pursuant to guidelines adopted by and under the oversight of the Board.

Presented below is information regarding securities on loan at Dec. 31, 2006.

                                                                     RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                                  RIVERSOURCE VP -     DIVERSIFIED         DIVERSIFIED        HIGH YIELD
                                                      BALANCED             BOND           EQUITY INCOME          BOND
                                                        FUND               FUND               FUND               FUND
                                                  ----------------   ----------------   ----------------   ----------------
Value of securities on loan to brokers               $44,224,685       $100,528,280        $18,672,913        $1,540,000
                                                     -----------       ------------        -----------        ----------
Collateral received for securities loaned:
Cash                                                 $45,579,375       $103,523,750        $19,669,800        $1,616,000
U.S. government securities, at value                          --                 --                 --                --
                                                     -----------       ------------        -----------        ----------
Total collateral received for securities loaned      $45,579,375       $103,523,750        $19,669,800        $1,616,000
                                                     -----------       ------------        -----------        ----------


130 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

                                                  RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -   RIVERSOURCE VP -
                                                    INTERNATIONAL        LARGE CAP          MID CAP          SMALL CAP
                                                     OPPORTUNITY          EQUITY             GROWTH           ADVANTAGE
                                                        FUND               FUND               FUND               FUND
                                                  ----------------   ----------------   ----------------   ----------------
Value of securities on loan to brokers               $7,968,310         $ 9,916,664        $4,553,934          $616,170
                                                     ----------         -----------        ----------          --------
Collateral received for securities loaned:
Cash                                                 $8,673,000         $10,739,000        $4,678,800          $664,000
U.S. government securities, at value                         --                  --                --                --
                                                     ----------         -----------        ----------          --------
Total collateral received for securities loaned      $8,673,000         $10,739,000        $4,678,800          $664,000
                                                     ----------         -----------        ----------          --------

                                                         RIVERSOURCE VP -
                                                            SMALL CAP
                                                              VALUE
                                                               FUND
                                                    ---------------------------
Value of securities on loan to brokers                      $15,612,752
                                                            -----------
Collateral received for securities loaned:
Cash                                                        $16,505,900
U.S. government securities, at value                                 --
                                                            -----------
Total collateral received for securities loaned             $16,505,900
                                                            -----------

Cash collateral received is invested in an affiliated money market fund and short-term securities, including U.S. government securities or other high-grade debt obligations, which are included in the "Investments in securities."

Income from securities lending for the periods indicated are as follows:

                                                    YEAR ENDED     PERIOD ENDED
                                                  DEC. 31, 2006   AUG. 31, 2006
FUND                                                  AMOUNT          AMOUNT
----                                              -------------   --------------
RiverSource VP - Balanced Fund                       $ 24,438        $191,300
RiverSource VP - Diversified Bond Fund                103,452         530,882
RiverSource VP - Diversified Equity Income Fund        64,983         217,630
RiverSource VP - Global Bond Fund                      11,727           9,274
RiverSource VP - Growth Fund                               --          48,444
RiverSource VP - High Yield Bond Fund                   2,827              --
RiverSource VP - International Opportunity Fund       103,960         854,518
RiverSource VP - Large Cap Equity Fund                 33,932         411,482
RiverSource VP - Mid Cap Growth Fund                   21,831          59,715
RiverSource VP - Small Cap Advantage Fund              12,686          37,231
RiverSource VP - Small Cap Value Fund                  72,824          41,806

The risks to each Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

7. FUTURES CONTRACTS

At Dec. 31, 2006, RiverSource VP - Balanced Fund's investments in securities included securities valued at $375,045 that were pledged as collateral to cover initial margin deposits on 355 open purchase interest rate futures contracts and 208 open sale interest rate futures contracts. The notional market value of the open purchase interest rate futures contracts at Dec. 31, 2006 was $38,822,125 with a net unrealized loss of $432,338. The notional market value of the open sale interest rate futures contracts at Dec. 31, 2006 was $40,261,188 with a net unrealized gain of $189,580. See "Summary of significant accounting policies" and "Notes to investments in securities."

At Dec. 31, 2006, RiverSource VP - Core Bond Fund's investments in securities included securities valued at $35,859 that were pledged as collateral to cover initial margin deposits on 35 open purchase interest rate futures contracts and six open sale interest rate futures contracts. The notional market value of the open purchase interest rate futures contracts at Dec. 31, 2006 was $3,772,938 with a net unrealized loss of $36,902. The notional market value of the open sale interest rate futures contracts at Dec. 31, 2006 was $1,224,188 with a net unrealized gain of $5,498. See "Summary of significant accounting policies" and "Notes to investments in securities."

At Dec. 31, 2006, RiverSource VP - Diversified Bond Fund's investments in securities included securities valued at $1,142,602 that were pledged as collateral to cover initial margin deposits on 2,092 open purchase interest rate futures contracts and 102 open sale interest rate futures contracts. The notional market value of the open purchase interest rate futures contracts at Dec. 31, 2006 was $223,340,188 with a net unrealized loss of $1,666,692. The notional market value of the open sale interest rate futures contracts at Dec. 31, 2006 was $20,811,188 with a net unrealized gain of $94,600. See "Summary of significant accounting policies" and "Notes to investments in securities."


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 131

At Dec. 31, 2006, RiverSource VP - Global Bond Fund's investments in securities included securities valued at $399,814 that were pledged as collateral to cover initial margin deposits on open purchase and open sale interest rate futures contracts. See "Summary of significant accounting policies" and "Notes to investments in securities." The terms of the open purchase and sale contracts are as follows:

                                                          NUMBER OF     NOTIONAL     UNREALIZED
TYPE OF SECURITY                                          CONTRACTS   MARKET VALUE   GAIN (LOSS)
----------------                                          ---------   ------------   -----------
PURCHASE CONTRACTS
Euro-Bund, March 2007, 10-year (European Monetary Unit)      100       $15,315,955   $(378,499)
Japanese Govt Bond, March 2007, 10-year (Japanese Yen)         4         4,505,882     (11,709)
U.S. Long Bond, March 2007, 20-year (U.S. Dollar)             55         6,129,063    (110,595)
U.S. Treasury Note, March 2007, 2-year (U.S. Dollar)         142        28,972,438     (93,488)
                                                                       -----------   ---------
Total                                                                  $54,923,338   $(594,291)
                                                                       -----------   ---------

                                                          NUMBER OF     NOTIONAL     UNREALIZED
SALE CONTRACTS                                            CONTRACTS   MARKET VALUE   GAIN (LOSS)
--------------                                            ---------   ------------   -----------
U.S. Treasury Note, March 2007, 5-year (U.S. Dollar)          10       $ 1,050,625    $  7,861
U.S. Treasury Note, March 2007, 10-year (U.S. Dollar)        216        23,213,250     410,541
                                                                       -----------    --------
Total                                                                  $24,263,875    $418,402
                                                                       -----------    --------

At Dec. 31, 2006, RiverSource VP - Large Cap Equity Fund's investments in securities included securities valued at $6,400,320 that were pledged as collateral to cover initial margin deposits on 256 open purchase stock index futures contracts. The notional market value of the open purchase stock index futures contracts at Dec. 31, 2006 was $91,417,600 with a net unrealized gain of $243,621. See "Summary of significant accounting policies" and "Notes to investments in securities."

At Dec. 31, 2006, RiverSource VP - S&P 500 Index Fund's investments in securities included securities valued at $577,226 that were pledged as collateral to cover initial margin deposits on 82 open purchase stock index futures contracts. The notional market value of the open purchase stock index futures contracts at Dec. 31, 2006 was $5,856,440 with a net unrealized gain of $2,707. See "Summary of significant accounting policies" and "Notes to investments in securities."

At Dec. 31, 2006, RiverSource VP - Short Duration U.S. Government Fund's investments in securities included securities valued at $134,636 that were pledged as collateral to cover initial margin deposits on 277 open purchase interest rate futures contracts and 261 open sale interest rate futures contracts. The notional market value of the open purchase interest rate futures contracts at Dec. 31, 2006 was $46,817,719 with a net unrealized loss of $203,980. The notional market value of the open sale interest rate futures contracts at Dec. 31, 2006 was $28,275,563 with a net unrealized gain of $500,273. See "Summary of significant accounting policies" and "Notes to investments in securities."

8. OPTIONS CONTRACTS WRITTEN

Contracts and premiums associated with options contracts written by RiverSource VP - Growth Fund during the period ended Dec. 31, 2006 are as follows:

                               CALLS
                        ---------------------
                        CONTRACTS    PREMIUMS
                        ---------   ---------
Balance Aug. 31, 2006       300     $ 649,830
Opened                    7,980       710,816
Closed                     (300)     (649,830)
                          -----     ---------
Balance Dec. 31, 2006     7,980     $ 710,816
                          -----     ---------

See "Summary of significant accounting policies."

Contracts and premiums associated with options contracts written by RiverSource VP - Large Cap Equity Fund during the period ended Dec. 31, 2006 are as follows:

                                CALLS
                        -----------------------
                        CONTRACTS     PREMIUMS
                        ---------   -----------
Balance Aug. 31, 2006       630     $ 1,364,618
Opened                   15,268       1,360,071
Closed                     (630)     (1,364,618)
                         ------     -----------
Balance Dec. 31, 2006    15,268     $ 1,360,071
                         ------     -----------

See "Summary of significant accounting policies."


132 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

9. SWAP CONTRACTS

At Dec. 31, 2006, the following Funds had open CBMS total return swap contracts:

RiverSource VP - Balanced Fund

                                                                                        UNREALIZED
                                                          TERMINATION     NOTIONAL     APPRECIATION
                                                             DATE          AMOUNT     (DEPRECIATION)
                                                         ------------   -----------   --------------
Receive total return on Lehman Brothers Aaa 8.5+
Commercial Mortgage-Backed Securities Index and
pay a floating rate based on 1-month LIBOR less 0.40%.
Counterparty: Wachovia                                   Jan. 1, 2007    $8,575,000     $(132,008)

RiverSource VP - Core Bond Fund

                                                                                        UNREALIZED
                                                          TERMINATION     NOTIONAL     APPRECIATION
                                                             DATE          AMOUNT     (DEPRECIATION)
                                                         ------------   -----------   --------------
Receive total return on Lehman Brothers Aaa 8.5+
Commercial Mortgage-Backed Securities Index and
pay a floating rate based on 1-month LIBOR less 0.40%.
Counterparty: Wachovia                                   Jan. 1, 2007     $750,000       $(11,546)

RiverSource VP - Diversified Bond Fund

                                                                                        UNREALIZED
                                                          TERMINATION     NOTIONAL     APPRECIATION
                                                             DATE          AMOUNT     (DEPRECIATION)
                                                         ------------   -----------   --------------
Receive total return on Lehman Brothers Aaa 8.5+
Commercial Mortgage-Backed Securities Index and
pay a floating rate based on 1-month LIBOR less 0.40%.
Counterparty: Wachovia                                   Jan. 1, 2007   $30,390,000     $(467,838)

RiverSource VP - Global Bond Fund

                                                                                        UNREALIZED
                                                          TERMINATION     NOTIONAL     APPRECIATION
                                                             DATE          AMOUNT     (DEPRECIATION)
                                                         ------------   -----------   --------------
Receive total return on Lehman Brothers Aaa 8.5+
Commercial Mortgage-Backed Securities Index and
pay a floating rate based on 1-month LIBOR less 0.40%.
Counterparty: Wachovia                                   Jan. 1, 2007    $8,785,000     $(135,240)

At Dec. 31, 2006, the following Fund had open total return equity swap contracts:

RiverSource VP - Large Cap Equity Fund

                                                                                        UNREALIZED
                                                          TERMINATION     NOTIONAL     APPRECIATION
                                                             DATE          AMOUNT     (DEPRECIATION)
                                                         ------------   -----------   --------------
Receive total return on a basket of large cap
industrial securities and pay a floating rate based
on 1-month LIBOR plus 0.20%.
Counterparty: Citigroup                                   May 7, 2007    $6,100,000     $(122,914)

Receive total return on a basket of large cap health
care securities and pay a floating rate based on
1-month LIBOR plus 0.20%.
Counterparty: Merrill Lynch                              Oct. 17, 2007    7,023,600       113,612
                                                                                        ---------
Total                                                                                   $  (9,302)
                                                                                        ---------

10. AFFILIATED MONEY MARKET FUND

Each Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 133

11. BANK BORROWINGS

Each Fund has a revolving credit agreement with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby each Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 19, 2006. Each Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables each Fund to participate with other RiverSource funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. Borrowings are payable within 60 days after such loan is executed. Each Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Prior to this agreement, each Fund paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.07% per annum. None of the Funds had borrowings under the facility outstanding during the period ended Dec. 31, 2006 or during the year ended Aug. 31, 2006.

12. FUND MERGERS

RiverSource VP - Large Cap Equity Fund

At the close of business on March 17, 2006, RiverSource VP - Large Cap Equity Fund acquired the assets and assumed the identified liabilities of RiverSource VP - New Dimensions Fund. This reorganization was completed after shareholders approved the plan on Feb. 15, 2006.

The aggregate net assets of RiverSource VP - Large Cap Equity Fund immediately before the acquisition were $2,554,119,500 and the combined net assets immediately after the acquisition were $4,350,292,892.

The merger was accomplished by a tax-free exchange of 108,210,452 shares of RiverSource VP - New Dimensions Fund valued at $1,796,173,392.

In exchange for the RiverSource VP - New Dimensions Fund shares and net assets, RiverSource VP - Large Cap Equity Fund issued 77,634,189 shares.

RiverSource VP - New Dimensions Fund's net assets after adjustments for any permanent book-to-tax differences at the merger date were $1,796,173,392, which includes $1,758,785,888 of capital stock, $135,799,449 of unrealized appreciation, ($98,521,967) of accumulated net realized loss and $110,022 of undistributed net investment income.

RiverSource VP - Mid Cap Growth Fund

At the close of business on March 17, 2006, RiverSource VP - Mid Cap Growth Fund acquired the assets and assumed the identified liabilities of RiverSource VP - Strategy Aggressive Fund. This reorganization was completed after shareholders approved the plan on Feb. 15, 2006.

The aggregate net assets of RiverSource VP - Mid Cap Growth Fund immediately before the acquisition were $263,887,643 and the combined net assets immediately after the acquisition were $900,721,592.

The merger was accomplished by a tax-free exchange of 70,072,924 shares of RiverSource VP - Strategy Aggressive Fund valued at $636,833,949.

In exchange for the RiverSource VP - Strategy Aggressive Fund shares and net assets, RiverSource VP - Mid Cap Growth Fund issued 51,642,855 shares.

RiverSource VP - Strategy Aggressive Fund's net assets after adjustments for any permanent book-to-tax differences at the merger date were $636,833,949, which includes $1,733,718,560 of capital stock, $59,822,571 of unrealized appreciation, ($1,156,578,196) of accumulated net realized loss and ($128,986) of temporary book-to-tax differences.

13. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, capital loss carry-overs at Dec. 31, 2006 are as follows:

FUND                                                            CARRY-OVER
----                                                          --------------
RiverSource VP - Balanced Fund                                $   35,624,602
RiverSource VP - Cash Management Fund                                    968
RiverSource VP - Core Bond Fund                                      636,372
RiverSource VP - Diversified Bond Fund(a)                        140,432,283
RiverSource VP - Global Bond Fund                                    527,778
RiverSource VP - Global Inflation Protected Securities Fund        1,165,851
RiverSource VP - Growth Fund                                      80,007,343
RiverSource VP - High Yield Bond Fund                            217,387,619
RiverSource VP - International Opportunity Fund(a)               434,867,848
RiverSource VP - Large Cap Equity Fund(a)                        145,318,120
RiverSource VP - Mid Cap Growth Fund                           1,117,336,399
RiverSource VP - Short Duration U.S. Government Fund(a)           11,387,600

(a) As a result of a merger on July 9, 2004, the Fund acquired capital loss carry-overs, which are limited by the Internal Revenue Code Section 382, and unrealized capital gains.


134 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

At the end of the most recent fiscal year, if the capital loss carry-overs are not offset by subsequent capital gains, they will expire as follows:

FUND                                                              2007          2008           2009           2010
----                                                          -----------   ------------   ------------   ------------
RiverSource VP - Balanced Fund                                $        --   $ 35,624,602   $         --   $         --
RiverSource VP - Cash Management Fund                                 818             --             --             --
RiverSource VP - Core Bond Fund                                        --             --             --             --
RiverSource VP - Diversified Bond Fund                         53,324,465     47,894,894      9,863,475     15,651,826
RiverSource VP - Global Bond Fund                                      --             --             --             --
RiverSource VP - Global Inflation Protected Securities Fund            --             --             --             --
RiverSource VP - Growth Fund                                           --             --             --     75,486,831
RiverSource VP - High Yield Bond Fund                                  --      9,616,792    100,694,093    106,316,241
RiverSource VP - International Opportunity Fund                        --     17,527,276    304,876,014     90,583,080
RiverSource VP - Large Cap Equity Fund                         27,959,838     34,622,634      7,516,387     75,219,261
RiverSource VP - Mid Cap Growth Fund                                   --    767,257,789    310,534,170     39,544,440
RiverSource VP - Short Duration U.S. Government Fund                   --             --             --         68,450

FUND                                                              2011         2012         2013         2014         2015
----                                                          -----------   ----------   ----------   ----------   ----------
RiverSource VP - Balanced Fund                                $        --   $       --   $       --   $       --   $       --
RiverSource VP - Cash Management Fund                                  --           --          150           --           --
RiverSource VP - Core Bond Fund                                        --           --      171,449      394,277       70,646
RiverSource VP - Diversified Bond Fund                          4,231,263           --    7,546,166           --    1,920,194
RiverSource VP - Global Bond Fund                                      --           --      122,441      185,503      219,834
RiverSource VP - Global Inflation Protected Securities Fund            --           --           --    1,165,851           --
RiverSource VP - Growth Fund                                           --           --           --    3,482,953    1,037,559
RiverSource VP - High Yield Bond Fund                                  --           --      760,493           --           --
RiverSource VP - International Opportunity Fund                21,881,478           --           --           --           --
RiverSource VP - Large Cap Equity Fund                                 --           --           --           --           --
RiverSource VP - Mid Cap Growth Fund                                   --           --           --           --           --
RiverSource VP - Short Duration U.S. Government Fund                   --    4,186,493    3,894,750    3,130,115      107,792

The Funds, in connection with the mergers as described in Note 12, acquired the following capital loss carry-overs, which are limited by the Internal Revenue Code Section 382, and unrealized capital gains:

FUND                                       CARRY-OVER
----                                     --------------
RiverSource VP - Large Cap Equity Fund   $  252,134,353
RiverSource VP - Mid Cap Growth Fund      1,130,500,468

In addition to the acquired capital loss carry-overs, the Funds also acquired unrealized capital gains as a result of the mergers.

The yearly utilization of the acquired capital losses as well as the utilization of the acquired unrealized losses is limited by the Internal Revenue Code. It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-overs have been offset or expire.

14. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to our motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Discovery is currently set to end in March 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), the parent company of RiverSource Investments, LLC (RiverSource Investments), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce
(MDOC) related to market timing activities. In connection with these matters, the SEC and MDOC issued orders (the Orders) alleging that AEFC violated certain provisions of the federal and Minnesota securities laws by failing to adequately disclose market timing activities by allowing certain identified market timers to continue to market time contrary to disclosures in mutual fund and variable annuity product prospectuses. The Orders also alleged that AEFC failed to implement procedures to detect and prevent market timing in 401(k) plans for employees of AEFC and related companies and failed to adequately disclose that there were no such procedures. Pursuant to the MDOC Order, the MDOC also alleged that AEFC allowed inappropriate market timing to occur by failing to have written policies and procedures and failing to properly supervise its employees.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 135

As a result of the Orders, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. Pursuant to the terms of the Orders, AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to make presentations at least annually to its board of directors and the relevant mutual funds' board that include an overview of policies and procedures to prevent market timing, material changes to these policies and procedures and whether disclosures related to market timing are consistent with the SEC order and federal securities laws. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. In addition, AEFC agreed to complete and submit to the MDOC a compliance review of its procedures regarding market timing within one year of the MDOC Order, including a summary of actions taken to ensure compliance with applicable laws and regulations and certification by a senior officer regarding compliance and supervisory procedures. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

15. CHANGE OF FUND'S FISCAL YEAR

The By-Laws of RiverSource Variable Portfolio - Income Series, Inc., RiverSource Variable Portfolio - Investment Series, Inc., RiverSource Variable Portfolio - Managed Series, Inc., RiverSource Variable Portfolio - Managers Series, Inc., and RiverSource Variable Portfolio - Money Market Series, Inc. were amended on April 13, 2006, changing their fiscal year end from Aug. 31 to Dec. 31, effective Dec. 31, 2006.


136 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

16. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating each Fund's results.

RiverSource VP - Balanced Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)

                                       PERIOD ENDED              YEAR ENDED AUG. 31,
                                          DEC. 31,   -------------------------------------------
                                          2006(b)     2006     2005     2004     2003      2002
                                       ------------  ------   ------   ------   ------   -------
Net asset value, beginning of period    $15.44       $15.18   $14.17   $13.00   $12.32   $ 15.30
                                        ------       ------   ------   ------   ------   -------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               .13          .41      .35      .31      .31       .33
Net gains (losses) (both realized
   and unrealized)                        1.04          .72     1.02     1.17      .82     (1.88)
                                        ------       ------   ------   ------   ------   -------
Total from investment operations          1.17         1.13     1.37     1.48     1.13     (1.55)
                                        ------       ------   ------   ------   ------   -------
LESS DISTRIBUTIONS:
Dividends from net investment income      (.10)        (.41)    (.36)    (.31)    (.31)     (.34)
Distributions from realized gains         (.90)        (.46)      --       --     (.14)    (1.09)
                                        ------       ------   ------   ------   ------   -------
Total distributions                      (1.00)        (.87)    (.36)    (.31)    (.45)    (1.43)
                                        ------       ------   ------   ------   ------   -------
Net asset value, end of period          $15.61       $15.44   $15.18   $14.17   $13.00   $ 12.32
                                        ------       ------   ------   ------   ------   -------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period
   (in millions)                        $2,071       $2,046   $2,437   $2,664   $2,416   $ 2,709
                                        ------       ------   ------   ------   ------   -------
Ratio of expenses to average daily
   net assets(c),(d)                       .84%(e)      .77%     .82%     .78%     .80%      .77%
                                        ------       ------   ------   ------   ------   -------
Ratio of net investment income
   (loss) to average daily net assets     2.43%(e)     2.63%    2.34%    2.16%    2.48%     2.31%
                                        ------       ------   ------   ------   ------   -------
Portfolio turnover rate (excluding
   short-term securities)                   38%         130%     131%     133%     119%      103%
                                        ------       ------   ------   ------   ------   -------
Total return(f)                           7.73%(g)     7.76%    9.68%   11.39%    9.40%   (10.91%)
                                        ------       ------   ------   ------   ------   -------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(e)  Adjusted to an annual basis.

(f) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(g)  Not annualized.

RiverSource VP - Cash Management Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)


                                       PERIOD ENDED            YEAR ENDED AUG. 31,
                                         DEC. 31,    --------------------------------------
                                          2006(b)     2006    2005    2004    2003    2002
                                       ------------  -----   -----   -----   -----   ------
Net asset value, beginning of period    $ 1.00       $1.00   $1.00   $1.00   $1.00   $ 1.00
                                        ------       -----   -----   -----   -----   ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               .02         .04     .02      --     .01      .02
                                        ------       -----   -----   -----   -----   ------
LESS DISTRIBUTIONS:
Dividends from net investment income      (.02)       (.04)   (.02)     --    (.01)    (.02)
                                        ------       -----   -----   -----   -----   ------
Net asset value, end of period          $ 1.00       $1.00   $1.00   $1.00   $1.00   $ 1.00
                                        ------       -----   -----   -----   -----   ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
   millions)                            $1,055       $ 999   $ 688   $ 773   $ 868   $1,123
                                        ------       -----   -----   -----   -----   ------
Ratio of expenses to average daily
   net assets(c)                           .60%(d)     .67%    .70%    .69%    .70%     .69%
                                        ------       -----   -----   -----   -----   ------
Ratio of net investment income
   (loss) to average daily net
   assets                                 4.66%(d)    4.01%   1.88%    .47%    .72%    1.61%
                                        ------       -----   -----   -----   -----   ------
Total return(e)                           1.54%(f)    4.01%   1.92%    .48%    .72%    1.59%
                                        ------       -----   -----   -----   -----   ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b) For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(d) Adjusted to an annual basis.

(e) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(f)  Not annualized.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 137

RiverSource VP - Core Bond Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)


                                       PERIOD ENDED     YEAR ENDED AUG. 31,
                                         DEC. 31,    -------------------------
                                          2006(b)     2006     2005    2004(c)
                                       ------------  ------   ------   -------
Net asset value, beginning of period     $9.77       $10.05   $10.01   $ 9.98
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)               .14          .39      .31      .14
Net gains (losses) (both realized
   and unrealized)                         .04         (.26)     .04      .03
Total from investment operations           .18          .13      .35      .17
LESS DISTRIBUTIONS:
Dividends from net investment income      (.14)        (.39)    (.31)    (.14)
Distributions from realized gains           --         (.02)      --       --
Total distributions                       (.14)        (.41)    (.31)    (.14)
Net asset value, end of period           $9.81       $ 9.77   $10.05   $10.01
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
   millions)                             $  66       $   63   $   58   $   36
Ratio of expenses to average daily
   net assets(d),(e),(f)                   .83%(g)      .86%     .95%     .95%(g)
Ratio of net investment income
   (loss) to average daily net
   assets                                 4.28%(g)     3.97%    3.10%    2.33%(g)
Portfolio turnover rate (excluding
   short-term securities)                  106%         319%     339%     221%
                                         -----       ------   ------   ------
Total return(h)                           1.85%(i)     1.38%    3.64%    1.67%(i)
                                         -----       ------   ------   ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) For the period from Feb. 4, 2004 (date the Fund became available) to Aug. 31, 2004.

(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses would have been 0.93% for the period ended Dec. 31, 2006 and 0.96%, 1.01% and 1.13% for the periods ended Aug. 31, 2006, 2005 and 2004, respectively.

(g)  Adjusted to an annual basis.

(h) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(i)  Not annualized.

RiverSource VP - Diversified Bond Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)

                                        PERIOD ENDED               YEAR ENDED AUG. 31,
                                          DEC. 31,     ------------------------------------------
                                           2006(b)      2006     2005     2004     2003     2002
                                        ------------   ------   ------   ------   ------   ------
Net asset value, beginning of period     $10.39        $10.66   $10.62   $10.40   $10.38   $10.61
                                         ------        ------   ------   ------   ------   ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .16           .43      .39      .38      .44      .56
Net gains (losses) (both realized
   and unrealized)                          .08          (.27)     .06      .22      .02     (.23)
                                         ------        ------   ------   ------   ------   ------
Total from investment operations            .24           .16      .45      .60      .46      .33
                                         ------        ------   ------   ------   ------   ------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.16)         (.43)    (.41)    (.38)    (.44)    (.56)
                                         ------        ------   ------   ------   ------   ------
Net asset value, end of period           $10.47        $10.39   $10.66   $10.62   $10.40   $10.38
                                         ------        ------   ------   ------   ------   ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
   millions)                             $2,745        $2,325   $1,824   $1,696   $1,765   $1,814
                                         ------        ------   ------   ------   ------   ------
Ratio of expenses to average daily
   net assets(c),(d)                        .74%(e)       .80%     .82%     .81%     .81%     .80%
                                         ------        ------   ------   ------   ------   ------
Ratio of net investment income
   (loss) to average daily net assets      4.57%(e)      4.15%    3.65%    3.60%    4.23%    5.41%
                                         ------        ------   ------   ------   ------   ------
Portfolio turnover rate (excluding
   short-term securities)                   109%          292%     293%     295%     251%     167%
                                         ------        ------   ------   ------   ------   ------
Total return(f)                            2.32%(g)      1.58%    4.27%    5.84%    4.50%    3.20%
                                         ------        ------   ------   ------   ------   ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(e)  Adjusted to an annual basis.

(f) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(g)  Not annualized.


                       138 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Diversified Equity Income Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)


                                                                    PERIOD ENDED               YEAR ENDED AUG. 31,
                                                                      DEC. 31,     -------------------------------------------
                                                                       2006(b)      2006     2005     2004     2003      2002
                                                                    ------------   ------   ------   ------   ------   -------
Net asset value, beginning of period                                 $15.09        $13.83   $11.17   $ 9.65   $ 8.41   $ 10.20
                                                                     ------        ------   ------   ------   ------   -------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                                            .07           .23      .20      .17      .17       .13
Net gains (losses) (both realized and unrealized)                      1.33          1.80     2.65     1.51     1.24     (1.75)
                                                                     ------        ------   ------   ------   ------   -------
Total from investment operations                                       1.40          2.03     2.85     1.68     1.41     (1.62)
                                                                     ------        ------   ------   ------   ------   -------
LESS DISTRIBUTIONS:
Dividends from net investment income                                   (.05)         (.22)    (.19)    (.16)    (.17)     (.13)
Distributions from realized gains                                      (.96)         (.55)      --       --       --      (.04)
                                                                     ------        ------   ------   ------   ------   -------
Total distributions                                                   (1.01)         (.77)    (.19)    (.16)    (.17)     (.17)
                                                                     ------        ------   ------   ------   ------   -------
Net asset value, end of period                                       $15.48        $15.09   $13.83   $11.17   $ 9.65   $  8.41
                                                                     ------        ------   ------   ------   ------   -------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                              $3,446        $2,877   $1,679   $  843   $  370   $   267
                                                                     ------        ------   ------   ------   ------   -------
Ratio of expenses to average daily net assets(c),(d)                    .91%(e)       .91%     .84%     .86%     .76%      .87%
                                                                     ------        ------   ------   ------   ------   -------
Ratio of net investment income (loss) to average daily net assets      1.39%(e)      1.61%    1.66%    1.77%    2.13%     1.59%
                                                                     ------        ------   ------   ------   ------   -------
Portfolio turnover rate (excluding short-term securities)                 5%           27%      25%      19%      39%       35%
                                                                     ------        ------   ------   ------   ------   -------
Total return(f)                                                        9.37%(g)     15.19%   25.59%   17.53%   17.00%   (16.16%)
                                                                     ------        ------   ------   ------   ------   -------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(e)  Adjusted to an annual basis.

(f) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(g)  Not annualized.

RiverSource VP - Emerging Markets Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)


                                                                    PERIOD ENDED                YEAR ENDED AUG. 31,
                                                                      DEC. 31,     ---------------------------------------------
                                                                       2006(b)      2006     2005     2004       2003       2002
                                                                    ------------   ------   ------   ------     ------     -----
Net asset value, beginning of period                                 $16.32        $13.14   $ 9.80   $ 8.44     $ 7.04     $6.68
                                                                     ------        ------   ------   ------     ------     -----
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                                           (.02)          .09      .06      .09        .04       .02
Net gains (losses) (both realized and unrealized)                      3.21          3.85     3.72     1.39       1.38       .34
                                                                     ------        ------   ------   ------     ------     -----
Total from investment operations                                       3.19          3.94     3.78     1.48       1.42       .36
                                                                     ------        ------   ------   ------     ------     -----
LESS DISTRIBUTIONS:
Dividends from net investment income                                     --          (.06)    (.06)    (.12)      (.02)       --
Distributions from realized gains                                     (2.16)         (.70)    (.38)      --         --        --
                                                                     ------        ------   ------   ------     ------     -----
Total distributions                                                   (2.16)         (.76)    (.44)    (.12)      (.02)       --
                                                                     ------        ------   ------   ------     ------     -----
Net asset value, end of period                                       $17.35        $16.32   $13.14   $ 9.80     $ 8.44     $7.04
                                                                     ------        ------   ------   ------     ------     -----
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                              $  548        $  427   $  192   $   46     $   16     $  10
                                                                     ------        ------   ------   ------     ------     -----
Ratio of expenses to average daily net assets(c),(d)                   1.51%(e)      1.54%    1.55%    1.61%(f)   1.75%(f)  1.68%(f)
                                                                     ------        ------   ------   ------     ------     -----
Ratio of net investment income (loss) to average daily net assets      (.36%)(e)      .68%     .58%     .65%       .67%      .31%
                                                                     ------        ------   ------   ------     ------     -----
Portfolio turnover rate (excluding short-term securities)                46%          146%     120%     117%       191%      215%
                                                                     ------        ------   ------   ------     ------     -----
Total return(g)                                                       20.17%(h)     30.97%   39.60%   17.63%     20.25%     5.45%
                                                                     ------        ------   ------   ------     ------     -----

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(e)  Adjusted to an annual basis.

(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses would have been 1.67%, 2.04% and 2.36% for the years ended Aug. 31, 2004, 2003 and 2002, respectively.

(g) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(h)  Not annualized.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 139

RiverSource VP - Fundamental Value Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)

                                                                    PERIOD ENDED   PERIOD ENDED
                                                                      DEC. 31,       AUG. 31,
                                                                       2006(b)        2006(c)
                                                                    ------------   ------------
Net asset value, beginning of period                                 $10.03        $10.06
                                                                     ------        ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                                            .03           .02
Net gains (losses) (both realized and unrealized)                       .91          (.03)
                                                                     ------        ------
Total from investment operations                                        .94          (.01)
                                                                     ------        ------
LESS DISTRIBUTIONS:
Dividends from net investment income                                   (.02)         (.02)
Distributions from realized gains                                      (.02)           --
Tax return of capital                                                  (.01)           --
                                                                     ------        ------
Total distributions                                                    (.05)         (.02)
                                                                     ------        ------
Net asset value, end of period                                       $10.92        $10.03
                                                                     ------        ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                              $  397        $  232
                                                                     ------        ------
Ratio of expenses to average daily net assets(d),(e)                   1.02%(f)      1.07%(f), (g)
                                                                     ------        ------
Ratio of net investment income (loss) to average daily net assets       .83%(f)      1.27%(f)
                                                                     ------        ------
Portfolio turnover rate (excluding short-term securities)                 3%            3%
                                                                     ------        ------
Total return(h)                                                        9.30%(i)      (.05%)(i)
                                                                     ------        ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) For the period from May 1, 2006 (date the Fund became available) to Aug. 31, 2006.

(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.

(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(f)  Adjusted to an annual basis.

(g) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses would have been 1.15% for the period ended Aug. 31, 2006.

(h) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(i)  Not annualized.

RiverSource VP - Global Bond Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)


                                                                    PERIOD ENDED                YEAR ENDED AUG. 31,
                                                                      DEC. 31,     -------------------------------------------
                                                                       2006(b)       2006     2005     2004     2003     2002
                                                                    ------------   -------   ------   ------   ------   ------
Net asset value, beginning of period                                 $10.79        $11.02    $10.82   $10.40   $10.02   $ 9.76
                                                                     ------        ------    ------   ------   ------   ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                                            .12           .30       .34      .35      .34      .38
Net gains (losses) (both realized and unrealized)                       .11          (.17)      .39      .73      .61      .36
                                                                     ------        ------    ------   ------   ------   ------
Total from investment operations                                        .23           .13       .73     1.08      .95      .74
                                                                     ------        ------    ------   ------   ------   ------
LESS DISTRIBUTIONS:
Dividends from net investment income                                   (.12)         (.31)     (.53)    (.66)    (.57)    (.48)
Distributions from realized gains                                        --          (.05)       --       --       --       --
                                                                     ------        ------    ------   ------   ------   ------
Total distributions                                                    (.12)         (.36)     (.53)    (.66)    (.57)    (.48)
                                                                     ------        ------    ------   ------   ------   ------
Net asset value, end of period                                       $10.90        $10.79    $11.02   $10.82   $10.40   $10.02
                                                                     ------        ------    ------   ------   ------   ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                              $  782        $  692    $  575   $  409   $  312   $  233
                                                                     ------        ------    ------   ------   ------   ------
Ratio of expenses to average daily net assets(c),(d)                   1.00%(e)      1.06%     1.08%    1.08%    1.09%    1.08%
                                                                     ------        ------    ------   ------   ------   ------
Ratio of net investment income (loss) to average daily net assets      3.22%(e)      2.85%     2.63%    2.76%    3.08%    3.92%
                                                                     ------        ------    ------   ------   ------   ------
Portfolio turnover rate (excluding short-term securities)                20%           65%       79%     105%     102%      46%
                                                                     ------        ------    ------   ------   ------   ------
Total return(f)                                                        2.15%(g)      1.27%     6.75%   10.57%    9.56%    7.83%
                                                                     ------        ------    ------   ------   ------   ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(e)  Adjusted to an annual basis.

(f) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(g)  Not annualized.


140 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Global Inflation Protected Securities Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)


                                                                    PERIOD ENDED   YEAR ENDED AUG. 31,
                                                                       DEC. 31,    -------------------
                                                                       2006(b)      2006       2005(c)
                                                                    ------------   ------     --------
Net asset value, beginning of period                                $10.04         $10.19     $10.00
                                                                    ------         ------     ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                                           .06            .47        .32
Net gains (losses) (both realized and unrealized)                     (.10)          (.26)       .19
                                                                    ------         ------     ------
Total from investment operations                                      (.04)           .21        .51
                                                                    ------         ------     ------
LESS DISTRIBUTIONS:
Dividends from net investment income                                  (.24)          (.34)      (.32)
Distributions from realized gains                                       --           (.02)        --
                                                                    ------         ------     ------
Total distributions                                                   (.24)          (.36)      (.32)
                                                                    ------         ------     ------
Net asset value, end of period                                      $ 9.76         $10.04     $10.19
                                                                    ------         ------     ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                             $  582         $  403     $  116
                                                                    ------         ------     ------
Ratio of expenses to average daily net assets(d),(e)                   .72%(f)        .72%(g)    .75%(f), (g)
                                                                    ------         ------     ------
Ratio of net investment income (loss) to average daily net assets     1.09%(f)       4.23%      3.42%(f)
                                                                    ------         ------     ------
Portfolio turnover rate (excluding short-term securities)               --%            75%        29%
                                                                    ------         ------     ------
Total return(h)                                                       (.49%)(i)      2.18%      5.22%(i)
                                                                    ------         ------     ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) For the period from Sept. 13, 2004 (date the Fund became available) to Aug. 31, 2005.

(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(f)  Adjusted to an annual basis.

(g) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses would have been 0.77% and 0.87% for the periods ended Aug. 31, 2006 and 2005, respectively.

(h) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(i)  Not annualized.

RiverSource VP - Growth Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)


                                                                    PERIOD ENDED             YEAR ENDED AUG. 31,
                                                                       DEC. 31,    ----------------------------------------
                                                                       2006(b)      2006    2005     2004    2003     2002
                                                                    ------------   -----   ------   -----   -----   -------
Net asset value, beginning of period                                 $6.93         $6.61   $ 5.69   $5.45   $5.00   $  6.48
                                                                     -----         -----   ------   -----   -----   -------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                                           .01           .06      .03     .02     .01        --
Net gains (losses) (both realized and unrealized)                      .57           .33      .91     .24     .45     (1.48)
                                                                     -----         -----   ------   -----   -----   -------
Total from investment operations                                       .58           .39      .94     .26     .46     (1.48)
                                                                     -----         -----   ------   -----   -----   -------
LESS DISTRIBUTIONS:
Dividends from net investment income                                  (.01)         (.07)    (.02)   (.02)   (.01)       --
                                                                     -----         -----   ------   -----   -----   -------
Net asset value, end of period                                       $7.50         $6.93   $ 6.61   $5.69   $5.45   $  5.00
                                                                     -----         -----   ------   -----   -----   -------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                              $ 640         $ 612   $  392   $ 261   $ 223   $   144
                                                                     -----         -----   ------   -----   -----   -------
Ratio of expenses to average daily net assets(c),(d)                  1.01%(e)       .91%     .92%    .85%    .99%      .81%
                                                                     -----         -----   ------   -----   -----   -------
Ratio of net investment income (loss) to average daily net assets      .59%(e)      1.04%     .42%    .27%    .20%       --%
                                                                     -----         -----   ------   -----   -----   -------
Portfolio turnover rate (excluding short-term securities)               30%          156%     154%    192%    199%      272%
                                                                     -----         -----   ------   -----   -----   -------
Total return(f)                                                       8.27%(g)      5.79%   16.74%   4.64%   9.29%   (22.80%)
                                                                     -----         -----   ------   -----   -----   -------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(e)  Adjusted to an annual basis.

(f) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(g)  Not annualized.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 141

RiverSource VP - High Yield Bond Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)


                                                                    PERIOD ENDED               YEAR ENDED AUG. 31,
                                                                       DEC. 31,    ------------------------------------------
                                                                      2006(b)       2006     2005     2004     2003     2002
                                                                    ------------   ------   ------   ------   ------   ------
Net asset value, beginning of period                                 $ 6.68        $ 6.76   $ 6.60   $ 6.22   $ 5.66   $ 6.83
                                                                     ------        ------   ------   ------   ------   ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                                            .16           .47      .44      .47      .48      .56
Net gains (losses) (both realized and unrealized)                       .19          (.09)     .16      .38      .54    (1.17)
                                                                     ------        ------   ------   ------   ------   ------
Total from investment operations                                        .35           .38      .60      .85     1.02     (.61)
                                                                     ------        ------   ------   ------   ------   ------
LESS DISTRIBUTIONS:
Dividends from net investment income                                   (.18)         (.46)    (.44)    (.47)    (.46)    (.56)
                                                                     ------        ------   ------   ------   ------   ------
Net asset value, end of period                                       $ 6.85        $ 6.68   $ 6.76   $ 6.60   $ 6.22   $ 5.66
                                                                     ------        ------   ------   ------   ------   ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                              $1,216        $1,192   $1,246   $1,130   $  843   $  577
                                                                     ------        ------   ------   ------   ------   ------
Ratio of expenses to average daily net assets(c),(d)                    .88%(e)       .87%     .83%     .82%     .83%     .83%
                                                                     ------        ------   ------   ------   ------   ------
Ratio of net investment income (loss) to average daily net assets      7.35%(e)      7.02%    6.58%    7.30%    8.31%    8.91%
                                                                     ------        ------   ------   ------   ------   ------
Portfolio turnover rate (excluding short-term securities)                29%          106%     106%     139%     141%     135%
                                                                     ------        ------   ------   ------   ------   ------
Total return(f)                                                        5.43%(g)      5.76%    9.31%   14.03%   18.81%   (9.33%)
                                                                     ------        ------   ------   ------   ------   ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(e)  Adjusted to an annual basis.

(f) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(g)  Not annualized.

RiverSource VP - Income Opportunities Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)


                                                                    PERIOD ENDED        YEAR ENDED AUG. 31,
                                                                       DEC. 31,    ----------------------------
                                                                       2006(b)      2006     2005       2004(c)
                                                                    ------------   ------   ------     --------
Net asset value, beginning of period                                 $10.08        $10.39   $10.29     $ 9.93
                                                                     ------        ------   ------     ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                                            .22           .64      .59        .15
Net gains (losses) (both realized and unrealized)                       .24          (.26)     .18        .36
                                                                     ------        ------   ------     ------
Total from investment operations                                        .46           .38      .77        .51
                                                                     ------        ------   ------     ------
LESS DISTRIBUTIONS:
Dividends from net investment income                                   (.22)         (.64)    (.59)      (.15)
Distributions from realized gains                                        --          (.05)    (.08)        --
                                                                     ------        ------   ------     ------
Total distributions                                                    (.22)         (.69)    (.67)      (.15)
                                                                     ------        ------   ------     ------
Net asset value, end of period                                       $10.32        $10.08   $10.39     $10.29
                                                                     ------        ------   ------     ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                              $  409        $  259   $   45     $   16
                                                                     ------        ------   ------     ------
Ratio of expenses to average daily net assets(d),(e)                    .90%(f)       .96%     .99%(g)    .99%(f), (g)
                                                                     ------        ------   ------     ------
Ratio of net investment income (loss) to average daily net assets      6.72%(f)      6.39%    5.69%      6.03%(f)
                                                                     ------        ------   ------     ------
Portfolio turnover rate (excluding short-term securities)                29%           87%      93%        36%
                                                                     ------        ------   ------     ------
Total return(h)                                                        4.66%(i)      3.76%    7.73%      5.17%(i)
                                                                     ------        ------   ------     ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) For the period from June 1, 2004 (date the Fund became available) to Aug. 31, 2004.

(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(f)  Adjusted to an annual basis.

(g) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses would have been 1.03% and 1.55% for the periods ended Aug. 31, 2005 and 2004, respectively.

(h) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(i)  Not annualized.


142 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - International Opportunity Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)

                                                       PERIOD ENDED               YEAR ENDED AUG. 31,
                                                         DEC. 31,     ------------------------------------------
                                                         2006(b)       2006     2005     2004     2003     2002
                                                       ------------   ------   ------   ------   -----   -------
Net asset value, beginning of period                     $12.24       $10.02   $ 8.23   $ 7.19   $7.00   $  8.39
                                                         ------       ------   ------   ------   -----   -------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                                .02          .12      .11      .08     .08       .07
Net gains (losses) (both realized and unrealized)          1.04         2.27     1.80     1.05     .16     (1.35)
                                                         ------       ------   ------   ------   -----   -------
Total from investment operations                           1.06         2.39     1.91     1.13     .24     (1.28)
                                                         ------       ------   ------   ------   -----   -------
LESS DISTRIBUTIONS:
Dividends from net investment income                       (.10)        (.17)    (.12)    (.09)   (.05)     (.07)
Distributions from realized gains                            --           --       --       --      --      (.01)
Excess distributions from net investment income              --           --       --       --      --      (.03)
Tax return of capital                                      (.01)          --       --       --      --        --
                                                         ------       ------   ------   ------   -----   -------
Total distributions                                        (.11)        (.17)    (.12)    (.09)   (.05)     (.11)
                                                         ------       ------   ------   ------   -----   -------
Net asset value, end of period                           $13.19       $12.24   $10.02   $ 8.23   $7.19   $  7.00
                                                         ------       ------   ------   ------   -----   -------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                  $1,311       $1,266   $1,184   $  974   $ 738   $   873
                                                         ------       ------   ------   ------   -----   -------
Ratio of expenses to average daily net assets(c),(d)       1.08%(e)     1.12%    1.04%     .98%   1.06%     1.07%
                                                         ------       ------   ------   ------   -----   -------
Ratio of net investment income (loss) to average
   daily net assets                                         .55%(e)     1.04%    1.19%     .99%   1.19%      .83%
                                                         ------       ------   ------   ------   -----   -------
Portfolio turnover rate (excluding short-term
   securities)                                               20%          74%      90%     142%    102%      140%
                                                         ------       ------   ------   ------   -----   -------
Total return(f)                                            8.72%(g)    23.82%   23.29%   15.77%   3.48%   (15.38%)
                                                         ------       ------   ------   ------   -----   -------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(e)  Adjusted to an annual basis.

(f) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(g)  Not annualized.

RiverSource VP - Large Cap Equity Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)

                                                       PERIOD ENDED               YEAR ENDED AUG. 31,
                                                         DEC. 31,     -------------------------------------------
                                                         2006(b)       2006     2005     2004     2003     2002
                                                       ------------   ------   ------   ------   ------   -------
Net asset value, beginning of period                    $22.91        $21.48   $19.32   $18.04   $16.48   $ 20.87
                                                        ------        ------   ------   ------   ------   -------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                               .09           .29      .24      .14      .10       .10
Net gains (losses) (both realized and unrealized)         2.10          1.43     2.15     1.28     1.56     (2.83)
                                                        ------        ------   ------   ------   ------   -------
Total from investment operations                          2.19          1.72     2.39     1.42     1.66     (2.73)
                                                        ------        ------   ------   ------   ------   -------
LESS DISTRIBUTIONS:
Dividends from net investment income                     (.06)          (.29)    (.23)    (.14)    (.10)     (.09)
Distributions from realized gains                          --             --        --      --       --     (1.57)
                                                        ------        ------   ------   ------   ------   -------
Total distributions                                      (.06)          (.29)    (.23)    (.14)    (.10)    (1.66)
                                                        ------        ------   ------   ------   ------   -------
Net asset value, end of period                          $25.04        $22.91   $21.48   $19.32   $18.04   $ 16.48
                                                        ------        ------   ------   ------   ------   -------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                 $3,737        $3,733   $2,510   $2,535   $1,982   $ 2,227
                                                        ------        ------   ------   ------   ------   -------
Ratio of expenses to average daily net assets(c),(d)       .83%(e)       .82%     .80%     .85%     .85%      .80%
                                                        ------        ------   ------   ------   ------   -------
Ratio of net investment income (loss) to average
   daily net assets                                       1.16%(e)      1.30%    1.13%     .72%     .62%      .52%
                                                        ------        ------   ------   ------   ------   -------
Portfolio turnover rate (excluding short-term
   securities)                                              21%           85%     132%     114%     115%      146%
                                                        ------        ------   ------   ------   ------   -------
Total return(f)                                           9.59%(g)      8.02%   12.42%    7.87%   10.16%   (14.08%)
                                                        ------        ------   ------   ------   ------   -------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds which it invests. Such indirect expenses are not included in the above reported expense ratios.

(e)  Adjusted to an annual basis.

(f) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(g)  Not annualized.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 143

RiverSource VP - Large Cap Value Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)

                                                        PERIOD
                                                         ENDED       YEAR ENDED AUG. 31,
                                                       DEC. 31,   -------------------------
                                                        2006(b)    2006     2005    2004(c)
                                                       --------   ------   ------   -------
Net asset value, beginning of period                   $11.71     $10.99   $10.00   $ 9.99
                                                       ------     ------   ------   ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                              .05        .17      .14      .05
Net gains (losses) (both realized and unrealized)        1.13        .98     1.06      .02
                                                       ------     ------   ------   ------
Total from investment operations                         1.18       1.15     1.20      .07
                                                       ------     ------   ------   ------
LESS DISTRIBUTIONS:
Dividends from net investment income                     (.05)      (.17)    (.14)    (.06)
Distributions from realized gains                        (.61)      (.26)    (.07)      --
                                                       ------     ------   ------   ------
Total distributions                                      (.66)      (.43)    (.21)    (.06)
                                                       ------     ------   ------   ------
Net asset value, end of period                         $12.23     $11.71   $10.99   $10.00
                                                       ------     ------   ------   ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                $   25     $   21   $   15   $    7
                                                       ------     ------   ------   ------
Ratio of expenses to average daily net
   assets(d),(e),(f)                                     1.05%(g)   1.02%    1.05%    1.05%(g)
                                                       ------     ------   ------   ------
Ratio of net investment income (loss) to average
   daily net assets                                      1.33%(g)   1.55%    1.37%    1.03%(g)
                                                       ------     ------   ------   ------
Portfolio turnover rate (excluding short-term
   securities)                                             13%        49%      52%      24%
                                                       ------     ------   ------   ------
Total return(h)                                         10.15%(i)  10.75%   12.04%    .69%(i)
                                                       ------     ------   ------   ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) For the period from Feb. 4, 2004 (date the Fund became available) to Aug. 31, 2004.

(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.

(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses would have been 1.23% for the period ended Dec. 31, 2006 and 1.20%, 2.55% and 2.85% for the periods ended Aug. 31, 2006, 2005 and 2004, respectively.

(g)  Adjusted to an annual basis.

(h) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(i)  Not annualized.

RiverSource VP - Mid Cap Growth Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)

                                                        PERIOD
                                                         ENDED                YEAR ENDED AUG. 31,
                                                       DEC. 31,   -------------------------------------------
                                                        2006(b)    2006     2005     2004     2003     2002
                                                       --------   ------   ------   ------   ------   -------
Net asset value, beginning of period                   $10.96     $12.43   $10.11   $10.09   $ 8.54   $  9.57
                                                       ------     ------   ------   ------   ------   -------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                              .03       (.01)    (.04)    (.05)    (.05)     (.04)
Net gains (losses) (both realized and unrealized)         .91       (.44)    2.36      .07     1.60      (.99)
                                                       ------     ------   ------   ------   ------   -------
Total from investment operations                          .94       (.45)    2.32      .02     1.55     (1.03)
                                                       ------     ------   ------   ------   ------   -------
LESS DISTRIBUTIONS:
Dividends from net investment income                     (.03)        --       --       --       --        --
Distributions from realized gains                        (.45)     (1.02)      --       --       --        --
                                                       ------     ------   ------   ------   ------   -------
Total distributions                                      (.48)     (1.02)      --       --       --        --
                                                       ------     ------   ------   ------   ------   -------
Net asset value, end of period                         $11.42     $10.96   $12.43   $10.11   $10.09   $  8.54
                                                       ------     ------   ------   ------   ------   -------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                $  690     $  709   $  255   $  225   $  170   $    72
                                                       ------     ------   ------   ------   ------   -------
Ratio of expenses to average daily net assets(c),(d)      .88%(e)    .92%     .82%     .85%    1.06%     1.10%(f)
                                                       ------     ------   ------   ------   ------   -------
Ratio of net investment income (loss) to average
   daily net assets                                       .70%(e)   (.14%)   (.32%)   (.49%)   (.71%)    (.76%)
                                                       ------     ------   ------   ------   ------   -------
Portfolio turnover rate (excluding short-term
   securities)                                             24%        43%      34%      25%      19%       20%
                                                       ------     ------   ------   ------   ------   -------
Total return(g)                                          8.54%(h)  (4.43%)  23.03%     .13%   18.20%   (10.77%)
                                                       ------     ------   ------   ------   ------   -------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(e)  Adjusted to an annual basis.

(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses would have been 1.39% for the year ended Aug. 31, 2002.

(g) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(h)  Not annualized.


144 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Mid Cap Value Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)

                                                        PERIOD
                                                         ENDED         YEAR ENDED AUG. 31,
                                                       DEC. 31,   ----------------------------
                                                        2006(b)       2006          2005(c)
                                                       --------   -----------   --------------
Net asset value, beginning of period                   $12.65     $11.42        $10.15
                                                       ------     ------        ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                              .05        .09           .01
Net gains (losses) (both realized and unrealized)         .98       1.27          1.28
                                                       ------     ------        ------
Total from investment operations                         1.03       1.36          1.29
                                                       ------     ------        ------
LESS DISTRIBUTIONS:
Dividends from net investment income                     (.05)      (.09)         (.02)
Distributions from realized gain                         (.14)      (.04)           --
                                                       ------     ------        ------
Total distributions                                      (.19)      (.13)         (.02)
                                                       ------     ------        ------
Net asset value, end of period                         $13.49     $12.65        $11.42
                                                       ------     ------        ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                $  370     $  228        $    7
                                                       ------     ------        ------
Ratio of expenses to average daily net assets(d),(e)     1.07%(f)   1.11%(g)      1.08%(f),(g)
                                                       ------     ------        ------
Ratio of net investment income (loss) to average
   daily net assets                                      1.23%(f)   1.02%          .62%(f)
                                                       ------     ------        ------
Portfolio turnover rate (excluding short-term
   securities)                                              4%        60%            7%
                                                       ------     ------        ------
Total return(h)                                          8.07%(i)  11.93%        12.70%(i)
                                                       ------     ------        ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) For the period from May 2, 2005 (date the Fund became available) to Aug. 31, 2005.

(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.

(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(f)  Adjusted to an annual basis.

(g) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses would have been 1.44% and 2.97% for the periods ended Aug. 31, 2006 and 2005, respectively.

(h) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(i)  Not annualized.

RiverSource VP - S&P 500 Index Fund

PER SHARE INCOME AND CAPITAL CHANGES(a)

                                                        PERIOD
                                                         ENDED                 YEAR ENDED AUG. 31,
                                                       DEC. 31,   --------------------------------------------
                                                        2006(b)    2006      2005     2004     2003      2002
                                                       --------   ------    ------   ------   ------   -------
Net asset value, beginning of period                   $8.85      $8.30     $ 7.54   $ 6.88   $ 6.24   $  7.71
                                                       -----      -----     ------   ------   ------   -------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                             .04        .13        .13      .09      .08       .07
Net gains (losses) (both realized and unrealized)        .77        .57        .76      .66      .64     (1.47)
                                                       -----      -----     ------   ------   ------   -------
Total from investment operations                         .81        .70        .89      .75      .72     (1.40)
                                                       -----      -----     ------   ------   ------   -------
LESS DISTRIBUTIONS:
Dividends from net investment income                    (.03)      (.13)      (.13)    (.09)    (.08)     (.07)
Distributions from realized gains                       (.04)      (.02)        --       --       --        --
                                                       -----      -----     ------   ------   ------   -------
Total distributions                                     (.07)      (.15)      (.13)    (.09)    (.08)     (.07)
                                                       -----      -----     ------   ------   ------   -------
Net asset value, end of period                         $9.59      $8.85     $ 8.30   $ 7.54   $ 6.88   $  6.24
                                                       -----      -----     ------   ------   ------   -------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                $ 392      $ 367     $  367   $  283   $  171   $    99
                                                       -----      -----     ------   ------   ------   -------
Ratio of expenses to average daily net
   assets(c),(d),(e)                                     .50%(f)    .50%       .50%     .49%     .50%      .50%
                                                       -----      -----     ------   ------   ------   -------
Ratio of net investment income (loss) to average
   daily net assets                                     1.44%(f)   1.46%      1.65%    1.21%    1.31%     1.01%
                                                       -----      -----     ------   ------   ------   -------
Portfolio turnover rate (excluding short-term
   securities)                                             2%         6%         5%      --%       5%       72%
                                                       -----      -----     ------   ------   ------   -------
Total return(g)                                         9.27%(h)   8.38%(i)  11.98%   10.84%   11.51%   (18.29%)
                                                       -----      -----     ------   ------   ------   -------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(e) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses would have been 0.51% for the period ended Dec. 31, 2006 and 0.53%, 0.56%, 0.57%, 0.64% and 0.82% for the years ended Aug. 31, 2006, 2005, 2004, 2003 and
     2002, respectively.

(f)  Adjusted to an annual basis.

(g) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(h)  Not annualized.

(i) The Fund received a one time transaction fee reimbursement by Ameriprise Trust Company. Had the Fund not received this reimbursement, the total return would have been lower by 0.06%.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 145

RIVERSOURCE VP - SELECT VALUE FUND

PER SHARE INCOME AND CAPITAL CHANGES(a)

                                                                                            YEAR ENDED
                                                                    PERIOD ENDED   ------------------------------
                                                                      DEC. 31,               AUG. 31,
                                                                       2006(b)      2006       2005       2004(c)
                                                                    ------------   ------   ----------   --------
Net asset value, beginning of period                                  $11.72       $11.45     $ 9.95     $9.98
                                                                      ------       ------     ------     -----
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                                             .04          .25        .05       .02
Net gains (losses) (both realized and unrealized)                        .79          .44       1.55      (.03)
                                                                      ------       ------     ------     -----
Total from investment operations                                         .83          .69       1.60      (.01)
                                                                      ------       ------     ------     -----

LESS DISTRIBUTIONS:
Dividends from net investment income                                    (.03)        (.25)      (.05)     (.02)
Distributions from realized gains                                      (1.15)        (.17)      (.05)       --
                                                                      ------       ------     ------     -----
Total distributions                                                    (1.18)        (.42)      (.10)     (.02)
                                                                      ------       ------     ------     -----
Net asset value, end of period                                        $11.37       $11.72     $11.45     $9.95
                                                                      ------       ------     ------     -----

RATIOS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                               $   28       $   27     $   23     $   9
                                                                      ------       ------     ------     -----
Ratio of expenses to average daily net assets(d),(e),(f)                1.09%(g)     1.08%      1.15%     1.15%(g)
                                                                      ------       ------     ------     -----
Ratio of net investment income (loss) to average daily net assets        .95%(g)     2.19%       .45%      .50%(g)
                                                                      ------       ------     ------     -----
Portfolio turnover rate (excluding short-term securities)                112%          35%        31%       13%
                                                                      ------       ------     ------     -----
Total return(h)                                                         7.13%(i)     6.17%     16.18%     (.11%)(i)
                                                                      ------       ------     ------     -----

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) For the period from Feb. 4, 2004 (date the Fund became available) to Aug. 31, 2004.

(d) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.

(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses would have been 1.22% for the period ended Dec. 31, 2006 and 1.19%, 1.17% and 1.97% for the periods ended Aug. 31, 2006, 2005 and 2004, respectively.

(g)  Adjusted to an annual basis.

(h) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(i)  Not annualized.

RIVERSOURCE VP - SHORT DURATION U.S. GOVERNMENT FUND

PER SHARE INCOME AND CAPITAL CHANGES(a)

                                                                    PERIOD ENDED
                                                                      Dec. 31,                      YEAR ENDED AUG. 31,
                                                                    ------------   -------------------------------------------
                                                                       2006(b)      2006     2005      2004     2003     2002
                                                                    ------------   ------   ------   -------   ------   ------
Net asset value, beginning of period                                  $10.11       $10.21   $10.34   $10.46    $10.55   $10.34
                                                                      ------       ------   ------   ------    ------   ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                                             .13          .36      .27      .25       .27      .34
Net gains (losses) (both realized and unrealized)                        .02         (.10)    (.13)    (.07)     (.05)     .23
                                                                      ------       ------   ------   ------    ------   ------
Total from investment operations                                         .15          .26      .14      .18       .22      .57
                                                                      ------       ------   ------   ------    ------   ------
LESS DISTRIBUTIONS:
Dividends from net investment income                                    (.13)        (.36)    (.27)    (.25)     (.27)    (.34)
Distributions from realized gains                                         --           --       --     (.05)     (.04)    (.02)
                                                                      ------       ------   ------   ------    ------   ------
Total distributions                                                     (.13)        (.36)    (.27)    (.30)     (.31)    (.36)
                                                                      ------       ------   ------   ------    ------   ------
Net asset value, end of period                                        $10.13       $10.11   $10.21   $10.34    $10.46   $10.55
                                                                      ------       ------   ------   ------    ------   ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                               $  457       $  463   $  484   $ 506     $  479   $  276
                                                                      ------       ------   ------   ------    ------   ------
Ratio of expenses to average daily net assets(c),(d)                     .77%(e)      .82%     .83%    .82%       .82%     .83%
                                                                      ------       ------   ------   ------    ------   ------
Ratio of net investment income (loss) to average daily net assets       3.97%(e)     3.55%    2.67%   2.36%      2.47%    3.24%
                                                                      ------       ------   ------   ------    ------   ------
Portfolio turnover rate (excluding short-term securities)                 58%         236%     171%    135%       179%     292%
                                                                      ------       ------   ------   ------    ------   ------
Total return(f)                                                         1.55%(g)     2.61%    1.43%   1.70%      2.06%    5.42%
                                                                      ------       ------   ------   ------    ------   ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(e)  Adjusted to an annual basis.

(f) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(g)  Not annualized.


146   RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RIVERSOURCE VP - SMALL CAP ADVANTAGE FUND

PER SHARE INCOME AND CAPITAL CHANGES(a)

                                                                    PERIOD ENDED                YEAR ENDED AUG. 31,
                                                                      DEC. 31,     --------------------------------------------
                                                                       2006(b)      2006     2005      2004     2003     2002
                                                                    ------------   ------   ------   -------   ------   -------
Net asset value, beginning of period                                   $13.80      $15.11   $12.64   $11.25    $ 8.79   $ 10.13
                                                                       ------      ------   ------   ------    ------   -------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                                              .01          --     (.04)    (.05)     (.02)     (.02)
Net gains (losses) (both realized and unrealized)                        1.11         .61     3.14     1.44      2.48     (1.32)
                                                                       ------      ------   ------   ------    ------   -------
Total from investment operations                                         1.12         .61     3.10     1.39      2.46     (1.34)
                                                                       ------      ------   ------   ------    ------   -------
LESS DISTRIBUTIONS:
Dividends from net investment income                                     (.01)         --       --       --        --        --
Distributions from realized gains                                       (1.88)      (1.92)    (.63)      --        --        --
                                                                       ------      ------   ------   ------    ------   -------
Total distributions                                                     (1.89)      (1.92)    (.63)      --        --        --
                                                                       ------      ------   ------   ------    ------   -------
Net asset value, end of period                                         $13.03      $13.80   $15.11   $ 12.64   $11.25   $  8.79
                                                                       ------      ------   ------   ------    ------   -------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in millions)                                $  220      $  218   $  235   $   184   $  102   $    59
                                                                       ------      ------   ------   ------    ------   -------
Ratio of expenses to average daily net assets(c),(d)                     1.08%(e)    1.06%    1.07%    1.10%     1.19%     1.11%
                                                                       ------      ------   ------   ------    ------   -------
Ratio of net investment income (loss) to average daily net assets         .22%(e)    (.02%)   (.28%)   (.42%)    (.20%)    (.21%)
                                                                       ------      ------   ------   ------    ------   -------
Portfolio turnover rate (excluding short-term securities)                  74%        132%     112%      104%     124%      156%
                                                                       ------      ------   ------   ------    ------   -------
Total return(f)                                                          8.14%(g)    4.40%   24.88%   12.40%    27.96%   (13.28%)
                                                                       ------      ------   ------   ------    ------   -------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds which it invests. Such indirect expenses are not included in the above reported expense ratios.

(e)  Adjusted to an annual basis.

(f) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(g)  Not annualized.

RIVERSOURCE VP - SMALL CAP VALUE FUND

PER SHARE INCOME AND CAPITAL CHANGES(a)

                                                                    PERIOD ENDED                 YEAR ENDED AUG. 31,
                                                                      DEC. 31,      --------------------------------------------
                                                                       2006(b)       2006       2005    2004     2003     2002
                                                                    ------------    ------     ------  ------   ------   -------
Net asset value, beginning of period                                $15.06          $14.46     $13.10  $11.39   $ 9.52   $ 9.84
                                                                    ------          ------     ------  ------   ------   -------

INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                                           .02             .06        .02    (.02)    (.03)    (.03)
Net gains (losses) (both realized and unrealized)                     1.46            1.61       2.53    1.92     1.95     (.29)
                                                                    ------          ------     ------  ------   ------   ------
Total from investment operations                                      1.48            1.67       2.55    1.90     1.92     (.32)
                                                                    ------          ------     ------  ------   ------   ------
LESS DISTRIBUTIONS:
Dividends from net investment income                                  (.02)           (.06)      (.01)     --     (.01)      --
Distributions from realized gains                                    (1.63)          (1.01)     (1.18)   (.19)    (.04)      --
                                                                    ------          ------     ------  ------   ------   ------
Total distributions                                                  (1.65)          (1.07)     (1.19)   (.19)    (.05)      --
                                                                    ------          ------     ------  ------   ------   ------
Net asset value, end of period                                      $14.89          $15.06     $14.46  $13.10   $11.39   $ 9.52

RATIOS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                             $  619          $  549     $  412  $  229   $  134   $   63
                                                                    ------          ------     ------  ------   ------   ------
Ratio of expenses to average daily net assets(c),(d)                  1.26%(e), (f)   1.24%(f)  1.28%   1.27%    1.55%    1.48%
                                                                    ------          ------     ------  ------   ------   ------
Ratio of net investment income (loss) to average daily net assets      .48%(e)         .41%       .12%   (.20%)   (.43%)   (.67%)
                                                                    ------          ------     ------  ------   ------   ------
Portfolio turnover rate (excluding short-term securities)               23%            102%        65%     84%      87%      12%
                                                                    ------          ------     ------  ------   ------   ------
Total return(g)                                                       9.99%(h)       12.28%     20.02%  16.78%   20.24%   (3.19%)
                                                                    ------          ------     ------  ------   ------   ------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.

(b)  For the period from Sept. 1, 2006 to Dec. 31, 2006.

(c) Expense ratio is based on total expenses of the Fund before reduction of earnings and bank fee credits on cash balances. Includes the impact of a performance incentive adjustment fee, if any.

(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it may invest. Such indirect expenses are not included in the above reported expense ratios.

(e)  Adjusted to an annual basis.

(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses would have been 1.32% for the period ended Dec. 31, 2006 and 1.28% for the year ended Aug. 31, 2006.

(g) Total return does not reflect payment of the expenses that apply to the variable accounts or any contract charges.

(h)  Not annualized.


                      RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT  147

INVESTMENTS IN SECURITIES

RiverSource VP - Balanced Fund

DEC. 31, 2006

(Percentages represent value of investments compared to net assets)

COMMON STOCKS (63.2%)

ISSUER                                                SHARES          VALUE(a)
------                                              ---------       ------------
AEROSPACE & DEFENSE (2.6%)
Boeing                                                 77,470       $  6,882,435
DRS Technologies                                       30,472          1,605,265
General Dynamics                                       55,376          4,117,206
Goodrich                                              124,372          5,665,145
Honeywell Intl                                        295,230         13,356,205
L-3 Communications
   Holdings                                            24,609          2,012,524
Lockheed Martin                                        77,307          7,117,655
Northrop Grumman                                      139,965          9,475,631
United Technologies                                    72,224          4,515,444
                                                                    ------------
Total                                                                 54,747,510
                                                                    ------------
BEVERAGES (0.6%)
Coca-Cola                                              85,901          4,144,723
PepsiCo                                               123,292          7,711,915
                                                                    ------------
Total                                                                 11,856,638
                                                                    ------------
BIOTECHNOLOGY (0.1%)
Amgen                                                  18,772(b)       1,282,315
Biogen Idec                                            26,372(b)       1,297,239
                                                                    ------------
Total                                                                  2,579,554
                                                                    ------------
BUILDING PRODUCTS (0.3%)
American Standard
Companies                                              33,126          1,518,827
Masco                                                 131,049          3,914,434
                                                                    ------------
Total                                                                  5,433,261
                                                                    ------------
CAPITAL MARKETS (2.9%)
Bank of New York                                      157,503          6,200,893
Franklin Resources                                     30,379          3,346,854
KKR Private Equity
   Investors LP Unit                                   86,648(o)       1,979,907
Legg Mason                                             13,615          1,294,106
Lehman Brothers Holdings                              198,862         15,535,100
Merrill Lynch & Co                                    156,440         14,564,564
Morgan Stanley                                        184,469         15,021,311
State Street                                           46,603          3,142,906
                                                                    ------------
Total                                                                 61,085,641
                                                                    ------------
CHEMICALS (0.9%)
Ashland                                                32,067          2,218,395
Dow Chemical                                          214,199          8,555,108
Eastman Chemical                                       53,785          3,189,988
EI du Pont de Nemours & Co                             66,581          3,243,161
RPM Intl                                               79,869          1,668,463
                                                                    ------------
Total                                                                 18,875,115
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                SHARES           VALUE(a)
------                                              ---------       ------------
COMMERCIAL BANKS (2.4%)
Commerce Bancorp                                       40,145(g)     $ 1,415,914
Industrial & Commercial
   Bank of China Series H                             763,000(b,c)       473,822
PNC Financial
   Services Group                                      86,930          6,436,297
US Bancorp                                            298,468         10,801,557
Wachovia                                              216,198         12,312,476
Wells Fargo & Co                                      515,624         18,335,589
                                                                    ------------
Total                                                                 49,775,655
                                                                    ------------
COMMERCIAL SERVICES & SUPPLIES (0.1%)
Avery Dennison                                         36,329          2,467,829
COMMUNICATIONS EQUIPMENT (0.7%)
Alcatel-Lucent                                         24,906(c)         358,347
Alcatel-Lucent ADR                                    216,339(c)       3,076,341
Cisco Systems                                         277,679(b)       7,588,967
Corning                                                30,753(b)         575,389
Motorola                                              159,411          3,277,490
                                                                    ------------
Total                                                                 14,876,534
                                                                    ------------
COMPUTERS & PERIPHERALS (1.4%)
Hewlett-Packard                                       345,198         14,218,706
Intl Business Machines                                155,024         15,060,581
                                                                    ------------
Total                                                                 29,279,287
                                                                    ------------
CONSUMER FINANCE (0.9%)
American Express                                       95,017          5,764,681
Capital One Financial                                 170,314         13,083,522
                                                                    ------------
Total                                                                 18,848,203
                                                                    ------------
CONTAINERS & PACKAGING (0.1%)
Temple-Inland                                          62,703          2,886,219
DIVERSIFIED FINANCIAL SERVICES (6.2%)
Bank of America                                       954,170         50,943,136
Citigroup                                             898,183         50,028,793
JPMorgan Chase & Co                                   512,555         24,756,407
                                                                    ------------
Total                                                                125,728,336
                                                                    ------------
DIVERSIFIED TELECOMMUNICATION SERVICES (3.3%)
AT&T                                                  249,137          8,906,648
BellSouth                                             481,328         22,675,362
Chunghwa Telecom ADR                                  159,711(c)       3,151,098
Citizens Communications                               114,408          1,644,043
Embarq                                                 56,156          2,951,559
Verizon Communications                                708,268         26,375,900
Windstream                                            216,645          3,080,692
                                                                    ------------
Total                                                                 68,785,302
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                SHARES           VALUE(a)
------                                              ---------       ------------
ELECTRIC UTILITIES (1.8%)
Entergy                                               104,845       $  9,679,290
Exelon                                                196,006         12,130,812
FPL Group                                              41,478          2,257,233
PPL                                                    98,010          3,512,678
Southern                                              247,697          9,130,111
                                                                    ------------
Total                                                                 36,710,124
                                                                    ------------
ELECTRONIC EQUIPMENT & INSTRUMENTS (0.1%)
Flextronics Intl                                      127,814(b,c)     1,467,305
                                                                    ------------
ENERGY EQUIPMENT & SERVICES (0.7%)
Baker Hughes                                           19,394          1,447,956
BJ Services                                            63,317          1,856,454
Cameron Intl                                           53,352(b)       2,830,324
Halliburton                                            85,345          2,649,962
Natl Oilwell Varco                                     21,054(b)       1,288,084
Transocean                                             18,658(b)       1,509,246
Weatherford Intl                                       89,921(b)       3,757,798
                                                                    ------------
Total                                                                 15,339,824
                                                                    ------------
FOOD & STAPLES RETAILING (0.7%)
CVS                                                   137,955          4,264,189
Safeway                                                62,939          2,175,172
Wal-Mart Stores                                       180,088          8,316,464
                                                                    ------------
Total                                                                 14,755,825
                                                                    ------------
FOOD PRODUCTS (0.7%)
Cadbury Schweppes                                     145,565(c)       1,557,694
Campbell Soup                                          70,852          2,755,434
General Mills                                          48,495          2,793,312
Hershey                                                26,856          1,337,429
Kellogg                                               108,934          5,453,236
Kraft Foods Cl A                                       44,231(g)       1,579,047
                                                                    ------------
Total                                                                 15,476,152
                                                                    ------------
GAS UTILITIES (0.2%)
ONEOK                                                  93,081          4,013,653
                                                                    ------------
HEALTH CARE EQUIPMENT & SUPPLIES (0.4%)
Bausch & Lomb                                          28,648          1,491,415
Baxter Intl                                            44,039          2,042,969
Boston Scientific                                     334,877(b)       5,753,187
                                                                    ------------
Total                                                                  9,287,571
                                                                    ------------
HEALTH CARE PROVIDERS & SERVICES (0.9%)
Aetna                                                 131,159          5,663,446
Cardinal Health                                        95,193          6,133,284
CIGNA                                                  23,075          3,035,978
McKesson                                               27,634          1,401,044
UnitedHealth Group                                     46,642          2,506,075
                                                                    ------------
Total                                                                 18,739,827
                                                                    ------------

See accompanying notes to investments in securities.


148 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Balanced Fund

ISSUER                                                SHARES          VALUE(a)
------                                              ---------       ------------
HOTELS, RESTAURANTS & LEISURE (0.6%)
Applebee's Intl                                       118,287       $  2,918,140
Carnival Unit                                          16,968            832,280
Chipotle Mexican Grill Cl B                             5,964(b)         310,128
Marriott Intl Cl A                                    111,008          5,297,302
McDonald's                                             89,141          3,951,621
                                                                    ------------
Total                                                                 13,309,471
                                                                    ------------
HOUSEHOLD DURABLES (0.3%)
DR Horton                                             129,354          3,426,588
Hovnanian Enterprises Cl A                             66,593(b)       2,257,503
Standard-Pacific                                       26,560            711,542
                                                                    ------------
Total                                                                  6,395,633
                                                                    ------------
HOUSEHOLD PRODUCTS (0.8%)
Colgate-Palmolive                                      82,370          5,373,819
Procter & Gamble                                       81,815          5,258,250
Spectrum Brands                                       472,429(b)       5,149,476
                                                                    ------------
Total                                                                 15,781,545
                                                                    ------------
INDEPENDENT POWER PRODUCERS & ENERGY
   TRADERS (--%)
Dynegy Cl A                                             7,914(b)          57,297
                                                                    ------------
INDUSTRIAL CONGLOMERATES (1.8%)
3M                                                     74,589          5,812,721
General Electric                                      698,525         25,992,115
Tyco Intl                                             201,807(c)       6,134,933
                                                                    ------------
Total                                                                 37,939,769
                                                                    ------------
INSURANCE (4.7%)
ACE                                                   202,772(c)      12,281,900
AFLAC                                                 120,183          5,528,418
Allied World Assurance Holdings                        41,154(c)       1,795,549
American Intl Group                                   501,721         35,953,328
Aon                                                   119,912          4,237,690
Arch Capital Group                                     23,104(b,c)     1,562,061
Aspen Insurance Holdings                               88,903(c)       2,343,483
Chubb                                                  75,800          4,010,578
Endurance Specialty Holdings                           65,511(c)       2,396,392
Hartford Financial Services Group                     139,067         12,976,343
Max Re Capital                                         84,059(c)       2,086,344
Prudential Financial                                   81,212          6,972,862
XL Capital Cl A                                        42,073(c)       3,030,097
                                                                    ------------
Total                                                                 95,175,045
                                                                    ------------
INTERNET & CATALOG RETAIL (0.2%)
Liberty Media -
   Interactive Cl A                                   176,598(b,j)     3,809,219
                                                                    ------------
IT SERVICES (0.9%)
Affiliated Computer
   Services Cl A                                       88,328(b)       4,313,940
Automatic Data Processing                             105,311          5,186,567
Electronic Data Systems                               202,351          5,574,769
First Data                                            137,578          3,510,991
                                                                    ------------
Total                                                                 18,586,267
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                SHARES           VALUE(a)
------                                              ---------       ------------
LEISURE EQUIPMENT & PRODUCTS (0.1%)
Mattel                                                 74,754       $  1,693,926
                                                                    ------------
LIFE SCIENCES TOOLS & SERVICES (--%)
PerkinElmer                                            30,731            683,150
                                                                    ------------
MACHINERY (0.9%)
Caterpillar                                            86,440          5,301,366
Deere & Co                                             55,335          5,260,698
Flowserve                                              11,773(b)         594,183
Illinois Tool Works                                    31,778          1,467,826
Ingersoll-Rand Cl A                                    36,850(c)       1,441,941
ITT                                                    38,292          2,175,751
Parker Hannifin                                        35,515          2,730,393
                                                                    ------------
Total                                                                 18,972,158
                                                                    ------------
MEDIA (4.8%)
Cablevision Systems Cl A                               26,242(p)         747,372
Clear Channel Communications                           20,920            743,497
Comcast Cl A                                          221,364(b)       9,370,338
Comcast Special Cl A                                  322,183(b)      13,493,023
EchoStar Communications Cl A                           87,390(b)       3,323,442
Idearc                                                 34,665(b)         993,152
Liberty Global Cl A                                    53,731(b)       1,566,259
Liberty Global Series C                                45,025(b)       1,260,700
Liberty Media - Capital Series A                       35,305(b,j)     3,459,184
News Corp Cl A                                        584,421         12,553,363
NTL                                                   522,687         13,192,620
Time Warner                                           602,869         13,130,487
Viacom Cl B                                           258,817(b)      10,619,262
Vivendi                                               153,835(c)       6,012,670
Walt Disney                                           202,892          6,953,109
                                                                    ------------
Total                                                                 97,418,478
                                                                    ------------
METALS & MINING (0.2%)
Alcan                                                  22,190(c)       1,081,541
Alcoa                                                 115,669          3,471,226
                                                                    ------------
Total                                                                  4,552,767
                                                                    ------------
MULTILINE RETAIL (0.8%)
Federated Department Stores                            49,551          1,889,380
JC Penney                                              60,184          4,655,834
Target                                                185,990         10,610,729
                                                                    ------------
Total                                                                 17,155,943
                                                                    ------------
MULTI-UTILITIES (0.7%)
Dominion Resources                                    128,048         10,735,544
Xcel Energy                                           144,683          3,336,390
                                                                    ------------
Total                                                                 14,071,934
                                                                    ------------
OIL, GAS & CONSUMABLE FUELS (6.8%)
Anadarko Petroleum                                     84,317          3,669,476
BP ADR                                                 20,821(c)       1,397,089
Chesapeake Energy                                      64,858          1,884,125
Chevron                                               384,804         28,294,638
ConocoPhillips                                        394,644         28,394,635

COMMON STOCKS (CONTINUED)

ISSUER                                               SHARES          VALUE(a)
------                                            -----------     --------------
OIL, GAS & CONSUMABLE FUELS (CONT.)
Devon Energy                                           59,982       $  4,023,593
Exxon Mobil                                           799,065         61,232,350
Newfield Exploration                                   23,108(b)       1,061,813
Royal Dutch Shell ADR                                  31,435(c)       2,225,284
Total                                                  66,557(c)       4,801,287
XTO Energy                                             30,490          1,434,555
                                                                    ------------
Total                                                                138,418,845
                                                                    ------------
PAPER & FOREST PRODUCTS (0.7%)
Bowater                                               145,543          3,274,718
Intl Paper                                            130,175          4,438,968
Weyerhaeuser                                           90,732          6,410,215
                                                                    ------------
Total                                                                 14,123,901
                                                                    ------------
PHARMACEUTICALS (3.0%)
Bristol-Myers Squibb                                  350,583          9,227,345
GlaxoSmithKline ADR                                    46,268(c)       2,441,100
Merck & Co                                            272,937         11,900,053
Novartis ADR                                           56,781(c)       3,261,501
Pfizer                                              1,013,377         26,246,463
Schering-Plough                                       226,621          5,357,320
Watson Pharmaceuticals                                 75,359(b)       1,961,595
Wyeth                                                  46,004          2,342,524
                                                                    ------------
Total                                                                 62,737,901
                                                                    ------------
REAL ESTATE INVESTMENT TRUSTS (REITS) (0.5%)
Apartment Investment & Management Cl A                 48,746          2,730,751
Equity Office Properties Trust                        130,966          6,308,632
HomeBanc                                               86,384            365,404
                                                                    ------------
Total                                                                  9,404,787
                                                                    ------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (0.9%)
Advanced Micro Devices                                158,634(b)       3,228,202
Agere Systems                                          84,485(b)       1,619,577
Atmel                                                 128,792(b)         779,192
Credence Systems                                       93,747(b)         487,484
Cypress Semiconductor                                 222,363(b)       3,751,264
Infineon Technologies                                 105,704(b,c)     1,490,172
Infineon Technologies ADR                             196,332(b,c)     2,754,538
Intel                                                 197,392          3,997,188
Spansion Cl A                                          48,789(b)         725,005
                                                                    ------------
Total                                                                 18,832,622
                                                                    ------------
SOFTWARE (1.6%)
Cadence Design Systems                                346,771(b)       6,210,669
Compuware                                             353,387(b)       2,943,714
McAfee                                                 28,003(b)         794,725
Microsoft                                             504,528         15,065,206
Oracle                                                 84,603(b)       1,450,095
Symantec                                              158,799(b)       3,310,959
TIBCO Software                                        272,073(b)       2,568,369
                                                                    ------------
Total                                                                 32,343,737
                                                                    ------------
SPECIALTY RETAIL (0.3%)
Circuit City Stores                                    59,346          1,126,387
Home Depot                                             78,892          3,168,303
Lowe's Companies                                       45,997          1,432,807
TJX Companies                                          47,889          1,365,794
                                                                    ------------
Total                                                                  7,093,291
                                                                    ------------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 149

RiverSource VP - Balanced Fund

ISSUER                                               SHARES          VALUE(a)
------                                            -----------     --------------
THRIFTS & MORTGAGE FINANCE (2.1%)
Countrywide Financial                                 481,589     $   20,443,452
Fannie Mae                                            180,663         10,729,576
Freddie Mac                                           160,964         10,929,456
Washington Mutual                                      51,628          2,348,558
                                                                  --------------
Total                                                                 44,451,042
                                                                  --------------
TOBACCO (1.2%)
Altria Group                                          300,271         25,769,257
                                                                  --------------
WIRELESS TELECOMMUNICATION SERVICES (1.3%)
ALLTEL                                                178,721         10,809,046
Sprint Nextel                                         578,152         10,921,291
Vodafone Group ADR                                    212,227(c)       5,895,666
                                                                  --------------
Total                                                                 27,626,003
                                                                  --------------
TOTAL COMMON STOCKS
(Cost: $1,028,747,964)                                            $1,309,419,353
                                                                  --------------

PREFERRED STOCKS & OTHER (--%)

ISSUER                                               SHARES           VALUE(a)
------                                            -----------       ------------
Ion Media Networks
   14.25% Pay-in-kind                                     --(e)     $      1,262
Mexico Value Recovery Series E
Rights                                              2,000,000(b,c)        26,000
                                                                    ------------
TOTAL PREFERRED STOCKS & OTHER
(Cost: $413)                                                        $     27,262
                                                                    ------------

BONDS (34.8%)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
SOVEREIGN (0.1%)
United Mexican States
   09-27-34                               6.75%   $ 1,100,000(c)    $  1,188,000
                                                                    ------------
U.S.GOVERNMENT OBLIGATIONS &
   AGENCIES (7.5%)
Federal Farm Credit Bank
   10-10-08                               4.25      3,480,000          3,434,770
Federal Home Loan Bank
   02-08-08                               4.63        745,000            740,451
   02-13-08                               5.25      5,645,000          5,647,969
   06-18-08                               5.13     10,930,000         10,933,804
Federal Home Loan Mtge Corp
   06-15-08                               3.88      8,710,000          8,561,669
   10-15-08                               5.13      2,645,000          2,648,388
   03-15-09                               5.75      2,700,000          2,741,569
   07-15-09                               4.25        800,000            786,451
Federal Natl Mtge Assn
   01-15-08                               4.63     16,455,000         16,352,222
   10-15-08                               4.50     14,610,000         14,479,650
U.S.Treasury
   05-31-08                               4.88      1,690,000          1,689,207
   10-31-08                               4.88        835,000            835,392
   11-15-09                               4.63      4,990,000          4,974,406
   10-31-11                               4.63     11,385,000(g)      11,343,638
   11-30-11                               4.50     17,900,000(g)      17,740,582
   08-15-16                               4.88      9,405,000(g,p)     9,517,418
   11-15-16                               4.63      6,505,000(g)       6,462,314
   08-15-23                               6.25     14,158,000(p)      16,296,085
   02-15-26                               6.00      5,725,000          6,492,957

BONDS (CONTINUED)

                                        COUPON    PRINCIPAL
ISSUER                                   RATE       AMOUNT             VALUE(a)
------                                  ------   ------------       ------------
U.S.GOVERNMENT OBLIGATIONS & AGENCIES (CONT.)
U.S.Treasury Inflation-Indexed Bond
   01-15-07                               3.38%   $12,743,800(r)    $ 12,707,657
                                                                    ------------
Total                                                                154,386,599
                                                                    ------------
ASSET-BACKED (1.1%)
Capital Auto Receivables Asset Trust
   Series 2004-1 Cl CTFS
      09-15-10                            2.84      1,000,000            984,510
Capital Auto Receivables Asset Trust
   Series 2006-SN1A Cl A4B
      03-20-10                            5.43      2,325,000(d,m)     2,325,000
Capital Auto Receivables Asset Trust
   Series 2006-SN1A Cl D
      04-20-11                            6.15        625,000(d)         634,180
Citibank Credit Card Issuance Trust
   Series 2003-A3 Cl A3
      03-10-10                            3.10      2,450,000          2,389,117
College Loan Corporation Trust
   Collateralized Mtge Obligation
   Interest Only
   Series 2006-1 Cl AIO
      07-25-08                            5.62      3,925,000(n)         581,851
Countrywide Asset-backed Ctfs
   Series 2005-10 Cl AF6
      02-25-36                            4.92      1,365,000          1,329,844
Countrywide Asset-backed Ctfs
   Series 2006-4 Cl 1A1M
      07-25-36                            5.61        896,054(m)         897,093
Drive Auto Receivables Trust
   Series 2006-2 Cl A2 (MBIA)
      07-15-11                            5.30      1,675,000(d,i)     1,676,308
Dunkin Securitization
   Series 2006-1 Cl A2 (AMBAC)
      06-20-31                            5.78      2,375,000(d,i)     2,404,536
Ford Credit Floorplan Master Owner Trust
   Series 2006-3 Cl A
      06-15-11                            5.53      2,500,000(m)       2,502,147
Hertz Vehicle Financing LLC
   Series 2004-1A Cl A3 (MBIA)
      05-25-09                            2.85        600,000(d,i)       584,085
Metris Master Trust
   Series 2005-1A Cl D
      03-21-11                            7.25        400,000(d,m)       399,393
Natl Collegiate Student Loan Trust
   Collateralized Mtge Obligation
   Interest Only
   Series 2006-2 Cl AIO
      08-25-11                            5.89      2,325,000(n)         555,005
Natl Collegiate Student Loan Trust
   Collateralized Mtge Obligation
   Interest Only
   Series 2006-3 Cl AIO
      01-25-12                            0.00      3,400,000(n)         999,328
Popular ABS Mtge Pass-Through Trust
   Series 2005-A Cl AF2
      06-25-35                            4.49        925,000            913,925
Renaissance Home Equity Loan Trust
   Series 2005-4 Cl A3
      02-25-36                            5.57      1,220,000          1,215,401

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT             VALUE(a)
------                                  ------   ------------       ------------
ASSET-BACKED (CONT.)
Residential Asset Securities
   Series 2006-KS1 Cl A2
      02-25-36                            5.49%  $  2,595,000(m)    $  2,595,813
                                                                    ------------
Total                                                                 22,987,536
                                                                    ------------
COMMERCIAL MORTGAGE-BACKED (4.7%)(f)
Banc of America Commercial Mtge
   Series 2005-1 Cl A4
      11-10-42                            4.89      1,250,000          1,241,189
Banc of America Commercial Mtge
   Series 2005-4 Cl ASB
      07-10-45                            4.87      1,000,000            978,679
Banc of America Commercial Mtge
   Series 2006-2 Cl AAB
      05-10-45                            5.72      1,350,000          1,384,114
Banc of America Commercial Mtge
   Series 2006-4 Cl AAB
      07-10-46                            5.60      1,350,000          1,371,065
Banc of America Large Loan
   Series 2006-LAQ Cl E
      02-09-21                            5.73        900,000(d,m)       902,151
Banc of America Large Loan
   Series 2006-LAQ Cl F
      02-09-21                            5.79      1,000,000(d,m)     1,002,388
Banc of America Large Loan
   Series 2006-LAQ Cl G
      02-09-21                            5.88        700,000(d,m)       701,467
Bear Stearns Commercial Mtge Securities
   Series 2003-T10 Cl A1
      03-13-40                            4.00      2,826,612          2,735,086
Bear Stearns Commercial Mtge Securities
   Series 2005-PW10 Cl A4
      12-11-40                            5.41      2,100,000          2,107,769
Bear Stearns Commercial Mtge Securities
   Series 2005-T20 Cl E
      10-12-42                            5.16        800,000            777,504
Bear Stearns Commercial Mtge Securities
   Series 2006-PW14 Cl A4
      12-11-38                            5.20      1,225,000          1,209,933
CDC Commercial Mtge Trust
   Series 2002-FX1 Cl A2
      11-15-30                            5.68      3,025,000          3,078,940
Citigroup Commercial Mtge Trust
   Series 2005-EMG Cl A1
      09-20-51                            4.15      1,753,052(d)       1,721,318
Citigroup/Deutsche Bank Commercial Mtge
   Trust
   Series 2005-CD1 Cl ASB
      07-15-44                            5.23        775,000            774,901
Commercial Mtge Acceptance
   Series 1999-C1 Cl A2
      06-15-31                            7.03      2,443,610          2,519,316
Commercial Mtge Pass-Through Ctfs
   Series 2006-CN2A Cl BFL
      02-05-19                            5.66        600,000(d,m)       603,181
Credit Suisse Mtge Capital Ctfs
   Series 2006-C2 Cl A3
      03-15-39                            5.66      1,350,000          1,385,863

See accompanying notes to investments in securities.


150 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Balanced Fund

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
COMMERCIAL MORTGAGE-BACKED (CONT.)
CS First Boston Mtge Securities
   Series 2001-CP4 Cl A4
      12-15-35                            6.18%   $ 1,950,000       $  2,014,565
CS First Boston Mtge Securities
   Series 2003-CPN1 Cl A2
      03-15-35                            4.60        850,000            819,501
Federal Natl Mtge Assn #745629
      01-01-18                            5.08        858,662            850,659
Federal Natl Mtge Assn
   Series 2002-M2 Cl C
      08-25-12                            4.72        299,534            293,292
GE Capital Commercial Mtge
   Series 2004-C2 Cl A2
      03-10-40                            4.12      2,050,000          1,983,929
General Electric Capital Assurance
   Series 2003-1 Cl A3
      05-12-35                            4.77      2,650,000(d)       2,606,497
Greenwich Capital Commercial Funding
   Series 2004-GG1 Cl A5
      06-10-36                            4.88        775,000            764,934
Greenwich Capital Commercial Funding
   Series 2006-GG7 Cl AAB
      07-10-38                            5.91      1,350,000          1,401,534
GS Mtge Securities II
   Series 2004-GG2 Cl A4
      08-10-38                            4.96      1,500,000          1,484,101
JPMorgan Chase Commercial Mtge Securities
   Series 2002-CIB5 Cl A1
      10-12-37                            4.37      1,493,370          1,464,826
JPMorgan Chase Commercial Mtge Securities
   Series 2003-CB6 Cl A2
      07-12-37                            5.26      2,825,000          2,821,887
JPMorgan Chase Commercial Mtge Securities
   Series 2003-LN1 Cl A1
      10-15-37                            4.13      1,497,305          1,447,546
JPMorgan Chase Commercial Mtge Securities
   Series 2003-ML1A Cl A1
      03-12-39                            3.97      1,035,029          1,003,548
JPMorgan Chase Commercial Mtge Securities
   Series 2003-ML1A Cl A2
      03-12-39                            4.77      1,675,000          1,628,638
JPMorgan Chase Commercial Mtge Securities
   Series 2004-CBX Cl A3
      01-12-37                            4.18      1,000,000            972,006
JPMorgan Chase Commercial Mtge Securities
   Series 2005-LDP2 Cl A1
      07-15-42                            4.33      2,109,549          2,074,362
JPMorgan Chase Commercial Mtge Securities
   Series 2006-CB16 Cl A4
      05-12-45                            5.55      4,975,000          5,046,448
JPMorgan Chase Commercial Mtge Securities
   Series 2006-LDP6 Cl A4
      04-15-43                            5.48      1,150,000          1,160,139
JPMorgan Chase Commercial Mtge Securities
   Series 2006-LDP6 Cl ASB
      04-15-43                            5.49      1,800,000          1,816,056
JPMorgan Chase Commercial Mtge Securities
   Series 2006-LDP8 Cl A4
      05-15-45                            5.40      1,350,000          1,353,928

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
COMMERCIAL MORTGAGE-BACKED (CONT.)
LB-UBS Commercial Mtge Trust
   Series 2002-C2 Cl A3
      06-15-26                            5.39%  $ 2,500,000        $  2,513,715
LB-UBS Commercial Mtge Trust
   Series 2002-C4 Cl A5
      09-15-31                            4.85     1,000,000             982,206
LB-UBS Commercial Mtge Trust
   Series 2004-C2 Cl A3
      03-15-29                            3.97     1,250,000           1,180,225
LB-UBS Commercial Mtge Trust
   Series 2004-C8 Cl A2
      12-15-29                            4.20     2,000,000           1,946,880
LB-UBS Commercial Mtge Trust
   Series 2005-C5 Cl AAB
      09-15-30                            4.93     1,975,000           1,937,515
LB-UBS Commercial Mtge Trust
   Series 2006-C4 Cl AAB
      06-15-32                            5.87     1,075,000           1,114,396
LB-UBS Commercial Mtge Trust
   Series 2006-C7 Cl A3
      11-15-38                            5.35     1,175,000           1,174,971
Morgan Stanley Capital I
   Series 2003-IQ4 Cl A1
      05-15-40                            3.27     1,287,109           1,234,929
Morgan Stanley Capital I
   Series 2003-T11 Cl A2
      06-13-41                            4.34     1,175,000           1,148,548
Morgan Stanley Capital I
   Series 2004-HQ4 Cl A5
      04-14-40                            4.59     1,250,000           1,212,063
Morgan Stanley Capital I
   Series 2005-T19 Cl AAB
      06-12-47                            4.85     2,425,000           2,374,346
Morgan Stanley Capital I
   Series 2006-T23 Cl AAB
      08-12-41                            5.80       850,000             877,447
Morgan Stanley Capital I
   Series 2006-XLF Cl A2
      07-15-19                            5.48     1,600,000(d,m)      1,600,823
Morgan Stanley Dean Witter Capital I
   Series 2002-TOP7 Cl A2
      01-15-39                            5.98     3,225,000           3,327,682
Nomura Asset Securities
   Series 1998-D6 Cl A3
      03-15-30                            6.99     1,750,000           1,928,893
Prudential Commercial Mtge Trust
   Series 2003-PWR1 Cl A1
      02-11-36                            3.67     1,442,220           1,384,625
SBA CMBS Trust
   Series 2006-1A Cl B
      11-15-36                            5.45     1,050,000(d)        1,055,376
Wachovia Bank Commercial Mtge Trust
   Series 2003-C4 Cl A2
      04-15-35                            4.57     2,600,000           2,531,703
Wachovia Bank Commercial Mtge Trust
   Series 2003-C7 Cl A2
      10-15-35                            5.08     3,700,000(d)        3,649,892

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
COMMERCIAL MORTGAGE-BACKED (CONT.)
Wachovia Bank Commercial Mtge Trust
   Series 2005-C18 Cl A4
      04-15-42                            4.94%  $  1,100,000       $  1,070,590
Wachovia Bank Commercial Mtge Trust
   Series 2005-C20 Cl A5
      07-15-42                            5.09      1,250,000          1,239,905
Wachovia Bank Commercial Mtge Trust
   Series 2006-C24 Cl APB
      03-15-45                            5.58      1,100,000          1,115,170
Wachovia Bank Commercial Mtge Trust
   Series 2006-C27 Cl A3
      07-15-45                            5.77        725,000            745,430
Wachovia Bank Commercial Mtge Trust
   Series 2006-C27 Cl APB
      07-15-45                            5.73      1,250,000          1,278,448
Wachovia Bank Commercial Mtge Trust
   Series 2006-C29 Cl A4
      11-15-48                            5.31      1,600,000          1,591,187
                                                                    ------------
Total                                                                 97,720,225
                                                                    ------------
MORTGAGE-BACKED (16.3%) (F,Q)
Adjustable Rate Mtge Trust
   Collateralized Mtge Obligation
   Series 2005-12 Cl 2A1
      03-25-36                            5.71      2,307,182(k)       2,314,357
Adjustable Rate Mtge Trust
   Collateralized Mtge Obligation
   Series 2006-1 Cl 2A1
      03-25-36                            5.97      2,627,534(k)       2,628,007
Banc of America Funding
   Collateralized Mtge Obligation
   Series 2006-A Cl 3A2
      02-20-36                            5.92      1,832,332(k)       1,835,502
Bank of America Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2003-11 Cl 1A1
      01-25-34                            6.00      1,535,206          1,521,404
Bank of America Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2003-11 Cl 4A1
      01-25-19                            4.75      1,081,688          1,045,857
Bank of America Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-9 Cl 1CB1
      01-25-37                            6.00      5,000,000(l)       5,019,531
Bank of America Funding
   Collateralized Mtge Obligation
   Series 2006-2N Cl N1
      11-25-46                            7.25        333,417(d)         330,511
Bear Stearns Adjustable Rate Mtge Trust
   Collateralized Mtge Obligation
   Series 2005-8 Cl A4
      08-25-35                            5.09      1,575,000(d,k)     1,532,074
ChaseFlex Trust
   Collateralized Mtge Obligation
   Series 2005-2 Cl 2A2
      06-25-35                            6.50      2,301,704          2,335,511

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 151

RiverSource VP - Balanced Fund

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
MORTGAGE-BACKED (CONT.)
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2003-11T1 Cl A1
      07-25-18                            4.75%  $  1,097,836       $  1,061,470
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-54CB Cl 2A3
      11-25-35                            5.50      1,681,240          1,681,858
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-54CB Cl 3A7
      11-25-35                            5.50      1,698,603          1,699,223
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-64CB Cl 1A1
      12-25-35                            5.50      2,937,076          2,944,621
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-6CB Cl 1A1
      04-25-35                            7.50      1,590,067          1,647,913
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-85CB Cl 2A2
      02-25-36                            5.50      1,084,110          1,083,641
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-22R Cl 1A2
      05-25-36                            6.00      2,500,000          2,524,208
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-2CB Cl A11
      03-25-36                            6.00      2,844,442          2,844,258
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-31CB Cl A16
      11-25-36                            6.00      1,700,000          1,717,221
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-43 CB Cl 1A4
      02-25-37                            6.00      3,500,000          3,519,551
Countrywide Home Loans
   Collateralized Mtge Obligation
   Series 2005-R2 Cl 2A1
      06-25-35                            7.00      1,930,871(d)       1,997,580
Countrywide Home Loans
   Collateralized Mtge Obligation
   Series 2006-HYB1 Cl 1A1
      03-20-36                            5.39      1,627,500(k)       1,617,995
CS First Boston Mtge Securities
   Collateralized Mtge Obligation
   Series 2005-12 Cl 3A1
      01-25-36                            7.00      2,613,893          2,669,064
Downey Savings & Loan Assn Mtge Loan Trust
   Collateralized Mtge Obligation
   Interest Only
   Series 2005-AR5 Cl X1
      08-19-45                            6.38     15,482,626(n)         183,856

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
MORTGAGE-BACKED (CONT.)
Federal Home Loan Mtge Corp
   01-01-37                               5.50%  $  7,000,000(l)    $  6,921,250
   01-01-37                               6.00      4,500,000(l)       4,532,355
Federal Home Loan Mtge Corp #1G2496
   09-01-36                               6.21      2,220,439(k)       2,239,734
Federal Home Loan Mtge Corp #A27373
   10-01-34                               6.50        607,872            619,733
Federal Home Loan Mtge Corp #A28602
   11-01-34                               6.50      1,105,810          1,127,388
Federal Home Loan Mtge Corp #B11835
   01-01-19                               5.50        536,199            536,877
Federal Home Loan Mtge Corp #C53878
   12-01-30                               5.50      2,397,279          2,383,194
Federal Home Loan Mtge Corp #C65869
   04-01-32                               6.00      1,420,377          1,435,201
Federal Home Loan Mtge Corp #C66871
   05-01-32                               6.50      3,622,067          3,712,952
Federal Home Loan Mtge Corp #C71514
   07-01-32                               6.50        156,076            159,583
Federal Home Loan Mtge Corp #C77689
   03-01-33                               6.50        384,513            395,494
Federal Home Loan Mtge Corp #C90598
   10-01-22                               6.50        415,160            425,382
Federal Home Loan Mtge Corp #C90767
   12-01-23                               6.00      2,479,659          2,512,359
Federal Home Loan Mtge Corp #D32310
   11-01-22                               8.00         17,733             18,543
Federal Home Loan Mtge Corp #D55755
   08-01-24                               8.00         68,533             72,207
Federal Home Loan Mtge Corp #D96300
   10-01-23                               5.50        350,116            348,644
Federal Home Loan Mtge Corp #D96348
   10-01-23                               5.50      5,444,476          5,421,581
Federal Home Loan Mtge Corp #E01127
   02-01-17                               6.50        326,856            334,517
Federal Home Loan Mtge Corp #E01419
   05-01-18                               5.50      1,482,283          1,484,762
Federal Home Loan Mtge Corp #E81009
   07-01-15                               7.50        136,090            141,772
Federal Home Loan Mtge Corp #E89496
   04-01-17                               6.00      3,054,661          3,098,220
Federal Home Loan Mtge Corp #E97591
   06-01-18                               5.50        341,138            341,881
Federal Home Loan Mtge Corp #E98725
   08-01-18                               5.00      3,502,239          3,450,099
Federal Home Loan Mtge Corp #E99684
   10-01-18                               5.00      1,763,119          1,736,763
Federal Home Loan Mtge Corp #G01410
   04-01-32                               7.00        548,150            563,519
Federal Home Loan Mtge Corp #G01535
   04-01-33                               6.00      2,238,349          2,269,960
Federal Home Loan Mtge Corp #G12101
   11-01-18                               5.00        171,247            168,621
Federal Home Loan Mtge Corp #G30216
   04-01-22                               6.50      4,383,794          4,495,531

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
MORTGAGE-BACKED (CONT.)
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Interest Only
   Series 2590 Cl BI
      02-15-14                            2.28%  $    415,652(n)    $     17,222
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Interest Only
   Series 2718 Cl IA
      10-15-22                           20.00      1,828,687(n)          67,896
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Interest Only
   Series 2795 Cl IY
      07-15-17                           15.06      1,999,180(n)         196,243
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Series 2576 Cl KJ
      02-15-33                            5.50      1,994,594          1,996,077
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Series 2641 Cl KC
      01-15-18                            6.50      1,066,003          1,094,057
Federal Natl Mtge Assn
   01-01-37                               5.50     11,650,000(l)      11,511,656
   01-01-37                               6.00     17,000,000(l)      17,111,521
   01-01-37                               6.50      4,000,000(l)       4,075,000
Federal Natl Mtge Assn #190899
   04-01-23                               8.50        198,538            209,082
Federal Natl Mtge Assn #190944
   05-01-24                               6.00        820,201            829,719
Federal Natl Mtge Assn #190988
   06-01-24                               9.00        123,599            131,512
Federal Natl Mtge Assn #250322
   08-01-25                               7.50         16,769             17,514
Federal Natl Mtge Assn #250384
   11-01-25                               7.50        204,703            213,803
Federal Natl Mtge Assn #250495
   03-01-26                               7.00        275,339            284,367
Federal Natl Mtge Assn #252381
   04-01-14                               5.50      3,859,125          3,874,341
Federal Natl Mtge Assn #254259
   04-01-17                               5.50        646,641            648,184
Federal Natl Mtge Assn #254494
   08-01-22                               7.00        241,679            249,633
Federal Natl Mtge Assn #254675
   01-01-23                               6.50        367,129            376,335
Federal Natl Mtge Assn #254708
   02-01-23                               7.00        121,451            125,448
Federal Natl Mtge Assn #254916
   09-01-23                               5.50      2,466,421          2,454,608
Federal Natl Mtge Assn #304279
   02-01-25                               8.50        110,339            118,431
Federal Natl Mtge Assn #309341
   05-01-25                               8.50         27,322             29,326
Federal Natl Mtge Assn #313049
   08-01-11                               8.50        230,183            234,466

See accompanying notes to investments in securities.


152 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Balanced Fund

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #323606
   03-01-29                               6.50%  $     55,881       $     57,357
Federal Natl Mtge Assn #433310
   08-01-28                               6.50        616,757            633,050
Federal Natl Mtge Assn #440730
   12-01-28                               6.00        215,404            218,990
Federal Natl Mtge Assn #505122
   07-01-29                               7.00        856,044            882,538
Federal Natl Mtge Assn #50553
   04-01-22                               8.00        101,807            107,477
Federal Natl Mtge Assn #510587
   08-01-29                               7.00        246,160            253,778
Federal Natl Mtge Assn #540041
   02-01-29                               7.00        603,760            623,558
Federal Natl Mtge Assn #545489
   03-01-32                               6.50        225,276            230,628
Federal Natl Mtge Assn #545684
   05-01-32                               7.50        170,949            178,009
Federal Natl Mtge Assn #545885
   08-01-32                               6.50        311,582            318,789
Federal Natl Mtge Assn #555375
   04-01-33                               6.00      4,180,199          4,235,459
Federal Natl Mtge Assn #555376
   04-01-18                               4.50        967,321            935,448
Federal Natl Mtge Assn #555458
   05-01-33                               5.50      1,688,282          1,672,986
Federal Natl Mtge Assn #555528
   04-01-33                               6.00      5,232,283          5,280,030
Federal Natl Mtge Assn #555734
   07-01-23                               5.00      1,681,544          1,638,249
Federal Natl Mtge Assn #555740
   08-01-18                               4.50      2,592,007          2,505,742
Federal Natl Mtge Assn #615135
   11-01-16                               6.00        163,203            165,632
Federal Natl Mtge Assn #642346
   05-01-32                               7.00        956,645            984,089
Federal Natl Mtge Assn #643381
   06-01-17                               6.00        174,119            176,677
Federal Natl Mtge Assn #645277
   05-01-32                               7.00        143,129            147,235
Federal Natl Mtge Assn #645569
   06-01-32                               7.00        808,365            831,555
Federal Natl Mtge Assn #646446
   06-01-17                               6.50        181,406            185,793
Federal Natl Mtge Assn #650105
   08-01-17                               6.50        839,524            859,828
Federal Natl Mtge Assn #662197
   09-01-32                               6.50        355,141            363,281
Federal Natl Mtge Assn #667604
   10-01-32                               5.50        405,929            401,874
Federal Natl Mtge Assn #670387
   08-01-32                               7.00        267,252            275,174
Federal Natl Mtge Assn #670711
   10-01-32                               7.00        246,315            253,381
Federal Natl Mtge Assn #673179
   02-01-18                               6.00        416,835            422,959
Federal Natl Mtge Assn #676511
   12-01-32                               7.00        141,399            145,456

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #678397
   12-01-32                               7.00%  $  1,061,145       $  1,091,587
Federal Natl Mtge Assn #684601
   03-01-33                               6.00      3,315,726          3,361,128
Federal Natl Mtge Assn #687736
   02-01-33                               5.50      1,232,611          1,220,047
Federal Natl Mtge Assn #687887
   03-01-33                               5.50      1,747,787          1,732,482
Federal Natl Mtge Assn #688002
   03-01-33                               5.50      1,882,802          1,866,644
Federal Natl Mtge Assn #688034
   03-01-33                               5.50      1,685,475          1,671,097
Federal Natl Mtge Assn #689093
   07-01-28                               5.50        875,156            870,068
Federal Natl Mtge Assn #694546
   03-01-33                               5.50        866,498            857,665
Federal Natl Mtge Assn #694795
   04-01-33                               5.50      3,503,336          3,473,292
Federal Natl Mtge Assn #701937
   04-01-33                               6.00      1,989,913          2,006,691
Federal Natl Mtge Assn #703726
   02-01-33                               5.00      2,855,655          2,764,169
Federal Natl Mtge Assn #703818
   05-01-33                               6.00      1,802,233          1,820,023
Federal Natl Mtge Assn #709901
   06-01-18                               5.00      1,737,544          1,713,327
Federal Natl Mtge Assn #710823
   05-01-33                               5.50      1,893,139          1,876,449
Federal Natl Mtge Assn #720006
   07-01-33                               5.50      2,098,300          2,076,911
Federal Natl Mtge Assn #720070
   07-01-23                               5.50      2,460,207          2,448,424
Federal Natl Mtge Assn #720378
   06-01-18                               4.50      2,436,826          2,356,532
Federal Natl Mtge Assn #725232
   03-01-34                               5.00      6,490,623          6,278,569
Federal Natl Mtge Assn #725284
   11-01-18                               7.00        187,716            193,225
Federal Natl Mtge Assn #725425
   04-01-34                               5.50      6,748,301          6,679,958
Federal Natl Mtge Assn #725431
   08-01-15                               5.50        129,950            130,505
Federal Natl Mtge Assn #725684
   05-01-18                               6.00      2,968,938          3,014,284
Federal Natl Mtge Assn #725737
   08-01-34                               4.53      5,217,904(k)       5,184,719
Federal Natl Mtge Assn #725773
   09-01-34                               5.50      7,518,319          7,437,717
Federal Natl Mtge Assn #726940
   08-01-23                               5.50        294,080            292,650
Federal Natl Mtge Assn #730231
   08-01-23                               5.50      2,250,224          2,239,446
Federal Natl Mtge Assn #735057
   01-01-19                               4.50      2,177,216          2,105,476
Federal Natl Mtge Assn #735949
   10-01-35                               4.99      2,576,161(k)       2,565,955
Federal Natl Mtge Assn #737330
   09-01-18                               5.50      1,573,889          1,577,474

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #737374
   09-01-18                               5.50%  $  2,197,331       $  2,203,095
Federal Natl Mtge Assn #745802
   07-01-36                               6.00      6,989,006          7,036,328
Federal Natl Mtge Assn #747642
   11-01-28                               5.50        376,058            373,872
Federal Natl Mtge Assn #747784
   10-01-18                               4.50        746,597            721,996
Federal Natl Mtge Assn #753074
   12-01-28                               5.50      1,780,244          1,769,896
Federal Natl Mtge Assn #753206
   01-01-34                               6.00      1,430,693          1,442,755
Federal Natl Mtge Assn #755056
   12-01-23                               5.50      1,930,502          1,921,256
Federal Natl Mtge Assn #755598
   11-01-28                               5.00        628,889            608,742
Federal Natl Mtge Assn #761031
   01-01-34                               5.00        451,008            436,329
Federal Natl Mtge Assn #765760
   02-01-19                               5.00      3,749,826          3,694,646
Federal Natl Mtge Assn #766641
   03-01-34                               5.00      2,072,981          2,003,887
Federal Natl Mtge Assn #768117
   08-01-34                               5.43        902,539(k)         887,949
Federal Natl Mtge Assn #779676
   06-01-34                               5.00      3,087,823          2,984,904
Federal Natl Mtge Assn #815264
   05-01-35                               5.22      3,378,980(k)       3,371,666
Federal Natl Mtge Assn #844257
   11-01-35                               5.09      2,750,519(k)       2,751,124
Federal Natl Mtge Assn #845070
   12-01-35                               5.09      1,847,672(k)       1,838,139
Federal Natl Mtge Assn #872916
   06-01-36                               6.50      3,906,235          4,006,789
Federal Natl Mtge Assn #886054
   07-01-36                               7.00      2,678,115          2,767,372
Federal Natl Mtge Assn #886461
   08-01-36                               6.19      1,959,242(k)       1,984,144
Federal Natl Mtge Assn #886464
   08-01-36                               6.50      2,952,820          3,008,493
Federal Natl Mtge Assn #900197
   10-01-36                               5.98      2,574,428(k)       2,590,467
Federal Natl Mtge Assn #901922
   10-01-36                               5.79      2,437,532(k)       2,454,290
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2003-24 Cl PI
      12-25-12                           20.00        251,510(n)           5,027
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2003-71 Cl IM
      12-25-31                           14.12      1,725,882(n)         270,145
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2004-84 Cl GI
      12-25-22                           12.17        839,398(n)         112,471

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 153

RiverSource VP - Balanced Fund

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 367 Cl 2
      01-25-36                            8.45%  $  4,209,774(n)    $    991,928
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Series 2003-133 Cl GB
      12-25-26                            8.00        757,588            798,376
Govt Natl Mtge Assn #3920
      11-20-36                            6.00      4,992,224          5,049,350
Govt Natl Mtge Assn #604708
      10-15-33                            5.50      1,768,447          1,761,989
Govt Natl Mtge Assn #619592
      09-15-33                            5.00      2,309,344          2,248,697
Govt Natl Mtge Assn #780394
      12-15-08                            7.00        433,452            437,428
Govt Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2002-80 Cl CI
      01-20-32                           20.00        127,283(n)          11,267
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2005-16 Cl 3A1B
      01-19-36                            5.69      2,472,236(k)       2,475,057
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2006-5 Cl 2A1B
      07-19-46                            5.58      1,308,819(k)       1,309,349
Harborview Nim
   Collateralized Mtge Obligation
   Series 2006-8A Cl N1
      07-21-36                            6.41        272,600(d)         271,578
IndyMac Index Mtge Loan Trust
   Collateralized Mtge Obligation
   Interest Only
   Series 2005-AR8 Cl AX1
      04-25-35                            4.50     35,627,699(n)         322,876
IndyMac Index Nim
   Collateralized Mtge Obligation
   Series 2006-AR6 Cl N1
      06-25-46                            6.65        654,648(d)         652,194
Lehman XS Net Interest Margin Nts
   Collateralized Mtge Obligation
   Series 2006-2N Cl A1
      02-27-46                            7.00        379,393(d)         379,628
Lehman XS Net Interest Margin Nts
   Series 2006-AR8 Cl A1
      10-28-46                            6.25        382,012(d)         380,484
Master Alternative Loans Trust
   Collateralized Mtge Obligation
   Series 2004-2 Cl 4A1
      02-25-19                            5.00      1,710,398          1,669,246
Master Alternative Loans Trust
   Collateralized Mtge Obligation
   Series 2004-4 Cl 2A1
      05-25-34                            6.00      1,944,309          1,919,519

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
MORTGAGE-BACKED (CONT.)
Master Alternative Loans Trust
   Collateralized Mtge Obligation
   Series 2004-7 Cl 8A1
      08-25-19                            5.00%  $  3,725,121       $  3,604,688
Master Alternative Loans Trust
   Collateralized Mtge Obligation
   Series 2004-8 Cl 7A1
      09-25-19                            5.00      1,781,232          1,724,803
Rali NIM
   Collateralized Mtge Obligation
   Series 2006-QO4 Cl N1
      04-25-46                            6.05        477,832(d)         475,742
Residential Accredit Loans
   Collateralized Mtge Obligation
   Series 2006-QS3 Cl 1A10
      03-25-36                            6.00      1,789,476          1,810,160
Sequoia Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-1 Cl A2
      02-25-36                            6.11      2,393,765          2,425,362
Structured Asset Securities
   Collateralized Mtge Obligation
   Series 2003-33H Cl 1A1
      10-25-33                            5.50      3,524,040          3,453,884
Washington Mutual Alternative Mtge Loan
   Trust
   Pass-Through Ctfs
   Collateralized Mtge Obligation
   Interest Only
   Series 2005-AR1 Cl X2
      12-25-35                            7.10     13,092,738(n)         117,630
Washington Mutual
   Collateralized Mtge Obligation
   Series 2003-AR10 Cl A7
      10-25-33                            4.06      2,400,000(k)       2,369,407
Washington Mutual
   Collateralized Mtge Obligation
   Series 2004-CB2 Cl 6A
      07-25-19                            4.50        191,624            181,621
Washington Mutual
   Collateralized Mtge Obligation
   Series 2005-AR14 Cl 2A1
      12-25-35                            5.30      1,390,345(k)       1,379,110
Washington Mutual
   Collateralized Mtge Obligation
   Series 2005-AR17 Cl A1C1
      12-25-45                            5.51        500,870(k)         500,969
Wells Fargo Mtge Backed Securities Trust
   Collateralized Mtge Obligation
   Series 2005-10 Cl A1
      10-25-35                            5.00      3,897,011          3,747,210
Wells Fargo Mtge Backed Securities Trust
   Collateralized Mtge Obligation
   Series 2005-5 Cl 2A1
      05-25-35                            5.50      3,399,394          3,339,905
Wells Fargo Mtge Backed Securities Trust
   Collateralized Mtge Obligation
   Series 2006-AR6 Cl 5A1
      03-25-36                            5.11      2,941,728(k)       2,907,423
                                                                    ------------
Total                                                                338,423,974
                                                                    ------------

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
AEROSPACE & DEFENSE (--%)
DRS Technologies
      02-01-16                            6.63%  $    280,000       $    282,100
L-3 Communications
      06-15-12                            7.63        165,000            170,775
L-3 Communications
   Sr Sub Nts
   Series B
      10-15-15                            6.38        235,000            232,650
                                                                    ------------
Total                                                                    685,525
                                                                    ------------
BANKING (0.7%)
Bank of America
   Sub Nts
      10-15-36                            6.00      3,950,000          4,082,444
Citigroup
   Sub Nts
      08-25-36                            6.13        800,000            833,038
Manufacturers & Traders Trust
   Sub Nts
      12-01-21                            5.63      1,140,000(m)       1,130,448
Popular North America
   Sr Nts
      10-01-08                            3.88      5,725,000          5,576,918
Wells Fargo Bank
   Sub Nts
      08-26-36                            5.95      3,035,000          3,132,666
                                                                    ------------
Total                                                                 14,755,514
                                                                    ------------
BROKERAGE (--%)
LaBranche & Co
Sr Nts
   05-15-12                              11.00        250,000            269,375
                                                                    ------------
CHEMICALS (0.1%)
NewMarket
Sr Nts
   12-15-16                               7.13         55,000(d)          55,000
Potash - Saskatchewan
      12-01-36                            5.88      1,535,000(c)       1,483,051
PQ
      02-15-13                            7.50         25,000             24,625
                                                                    ------------
Total                                                                  1,562,676
                                                                    ------------
ELECTRIC (1.1%)
   Aquila Canada Finance
      06-15-11                            7.75        335,000(c)         353,505
Arizona Public Service
      05-15-15                            4.65      3,000,000          2,766,645
Baltimore Gas & Electric
   Sr Unsecured
      10-01-36                            6.35        700,000(d)         714,576
CMS Energy
   Sr Nts
      01-15-09                            7.50        450,000            464,063
Commonwealth Edison
   1st Mtge
      04-15-15                            4.70      1,465,000          1,364,867
Commonwealth Edison
   1st Mtge Series 104
      08-15-16                            5.95        955,000            965,512

See accompanying notes to investments in securities.


154 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Balanced Fund

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
ELECTRIC (CONT.)
Consumers Energy
   1st Mtge
      02-15-12                            5.00%  $    753,000       $    734,612
Consumers Energy
   1st Mtge Series H
      02-17-09                            4.80      2,740,000          2,704,095
Duke Energy Indiana
      10-15-35                            6.12      2,055,000          2,064,482
Edison Mission Energy
   Sr Unsecured
      06-15-13                            7.50        190,000            198,550
Exelon
   06-15-10                               4.45      2,985,000          2,887,407
Florida Power
   1st Mtge
      07-15-11                            6.65        575,000            602,720
Indiana Michigan Power
   Sr Nts
      03-15-37                            6.05      1,255,000          1,231,824
IPALCO Enterprises
   Secured
      11-14-08                            8.38        375,000            389,063
      11-14-11                            8.63        595,000            647,063
Midwest Generation LLC
   Series B
      01-02-16                            8.56         45,079             49,700
Northern States Power
   Sr Nts
      08-01-09                            6.88      1,455,000          1,506,137
NRG Energy
      02-01-14                            7.25        245,000            246,838
PacifiCorp
   1st Mtge
      06-15-35                            5.25        270,000            247,146
Sierra Pacific Power
   Series M
      05-15-16                            6.00        945,000            947,062
Xcel Energy
   Sr Nts
      07-01-08                            3.40        710,000            689,176
                                                                    ------------
Total                                                                 21,775,043
                                                                    ------------
ENTERTAINMENT (0.1%)
United Artists Theatre Circuit
      07-01-15                            9.30      1,346,903(o)       1,400,779
                                                                    ------------
FOOD AND BEVERAGE (0.2%)
   Cadbury Schweppes US Finance LLC
      10-01-08                            3.88      3,585,000(d)       3,491,360
Cott Beverages USA
      12-15-11                            8.00        460,000            469,200
                                                                    ------------
Total                                                                  3,960,560
                                                                    ------------
GAMING (--%)
Mohegan Tribal Gaming Authority
      02-15-15                            6.88         95,000             95,238
Mohegan Tribal Gaming Authority
   Sr Nts
      02-15-13                            6.13        165,000            163,763

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
GAMING (CONT.)
Mohegan Tribal Gaming Authority
   Sr Sub Nts
      04-01-12                            8.00%  $    310,000       $    322,787
Pokagon Gaming Authority
   Sr Nts
      06-15-14                           10.38         60,000(d)          65,700
                                                                    ------------
Total                                                                    647,488
                                                                    ------------
GAS PIPELINES (0.1%)
ANR Pipeline
      03-15-10                            8.88        440,000            461,600
Colorado Interstate Gas
   Sr Nts
      03-15-15                            5.95        160,000            157,866
      11-15-15                            6.80        290,000            301,537
Regency Energy Partners LP/Finance
   Sr Unsecured
      12-15-13                            8.38        115,000(d)         115,288
Southern Natural Gas
      03-15-10                            8.88        290,000            304,236
Southern Star Central
   Sr Nts
      03-01-16                            6.75        380,000            379,050
Transcontinental Gas Pipe Line
   Series B
      08-15-11                            7.00        400,000            411,000
Transcontinental Gas Pipe Line
   Sr Unsecured
      04-15-16                            6.40        232,000            234,320
Williams Companies
   Sr Nts
      07-15-19                            7.63        638,000            682,659
                                                                    ------------
Total                                                                  3,047,556
                                                                    ------------
HEALTH CARE (0.1%)
Cardinal Health
   06-15-15                               4.00      2,080,000          1,844,189
Community Health Systems
   Sr Sub Nts
      12-15-12                            6.50         45,000             44,325
HCA
   Secured
      11-15-14                            9.13         40,000(d)          42,600
      11-15-16                            9.25        160,000(d)         170,800
Omnicare
   Sr Sub Nts
      12-15-13                            6.75        345,000            340,688
      12-15-15                            6.88        170,000            167,875
Triad Hospitals
   Sr Nts
      05-15-12                            7.00        225,000            228,938
Triad Hospitals
   Sr Sub Nts
      11-15-13                            7.00        250,000            251,563
                                                                    ------------
Total                                                                  3,090,978
                                                                    ------------

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
HEALTH CARE INSURANCE (0.1%)
CIGNA
   Sr Unsecured
      11-15-36                            6.15%  $  1,725,000       $  1,707,888
                                                                    ------------
INDEPENDENT ENERGY (0.3%)
   Chesapeake Energy
      08-15-17                            6.50        180,000            175,950
Denbury Resources
   Sr Sub Nts
      12-15-15                            7.50         35,000             35,525
EnCana
   Sr Nts
      10-15-13                            4.75      1,340,000(c)       1,274,166
Pioneer Natural Resources
      05-01-18                            6.88        715,000            695,488
Range Resources
      03-15-15                            6.38        110,000            107,250
      05-15-16                            7.50         50,000             51,250
XTO Energy
      01-31-15                            5.00      2,025,000          1,922,905
XTO Energy
   Sr Unsecured
      06-30-15                            5.30      1,780,000          1,722,138
                                                                    ------------
Total                                                                  5,984,672
                                                                    ------------
LIFE INSURANCE (0.1%)
Prudential Financial
      12-14-36                            5.70      3,065,000          2,973,891
                                                                    ------------
MEDIA CABLE (--%)
Videotron Ltee
      01-15-14                            6.88        340,000(c)         342,125
                                                                    ------------
MEDIA NON CABLE (0.2%)
Clear Channel Communications
   Sr Nts
      09-15-14                            5.50        355,000            299,464
Dex Media East LLC/Finance
      11-15-09                            9.88         75,000             78,563
Dex Media West LLC/Finance
   Sr Nts Series B
      08-15-10                            8.50        145,000            150,619
Gray Television
      12-15-11                            9.25        325,000            340,031
Idearc
   Sr Nts
      11-15-16                            8.00        205,000(d)         208,844
Lamar Media
      01-01-13                            7.25        107,000            109,006
News America
      12-15-35                            6.40      1,140,000          1,132,514
Radio One
   Series B
      07-01-11                            8.88        350,000            361,374
RH Donnelley
   Sr Disc Nts Series A-1
      01-15-13                            6.88        170,000            162,988

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 155

RiverSource VP - Balanced Fund

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
MEDIA NON CABLE (CONT.)
Sinclair Broadcast Group
      03-15-12                            8.00%  $    175,000       $    180,688
Sun Media
      02-15-13                            7.63        240,000(c)         243,300
                                                                    ------------
Total                                                                  3,267,391
                                                                    ------------
METALS (0.1%)
Reliance Steel & Aluminum
      11-15-16                            6.20        375,000(d)         372,512
      11-15-36                            6.85        835,000(d)         820,074
                                                                    ------------
Total                                                                  1,192,586
                                                                    ------------
OIL FIELD SERVICES (0.1%)
Halliburton
   Sr Unsecured
      10-15-10                            5.50        785,000            783,605
OPTI Canada
      12-15-14                            8.25        270,000(c,d)       276,075
Pride Intl
   Sr Nts
      07-15-14                            7.38        225,000            232,313
                                                                    ------------
Total                                                                  1,291,993
                                                                    ------------
PAPER (--%)
Cascades
   Sr Nts
      02-15-13                            7.25         20,000(c)          19,950
Georgia-Pacific
      01-15-17                            7.13        650,000(d)         648,375
Norampac
   Sr Nts
      06-01-13                            6.75         40,000(c)          38,900
                                                                    ------------
Total                                                                    707,225
                                                                    ------------
RETAILERS (0.4%)
Home Depot
   Sr Unsecured
      03-01-16                            5.40        885,000            865,571
      12-16-36                            5.88      3,050,000          2,993,037
May Department Stores
      07-15-09                            4.80      2,620,000          2,578,198
United Auto Group
      03-15-12                            9.63        190,000            199,738
United Auto Group
   Sr Sub Nts
      12-15-16                            7.75        255,000(d)         255,319
Wal-Mart Stores
      09-01-35                            5.25        450,000            413,235
                                                                    ------------
Total                                                                  7,305,098
                                                                    ------------


BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
TECHNOLOGY (--%)
NXP Funding LLC
   Secured
      10-15-13                            8.12%  $  260,000(c,d,m)  $    263,900
                                                                    ------------
WIRELESS (0.4%)
American Tower
   Sr Nts
      10-15-12                            7.13       65,000               66,788
Nextel Communications
   Series F
      03-15-14                            5.95    9,030,000            8,793,558
                                                                    ------------
Total                                                                  8,860,346
                                                                    ------------
WIRELINES (1.0%)
   Qwest
      03-15-12                            8.88      330,000              367,538
Qwest
   Sr Unsecured
      10-01-14                            7.50      235,000              249,100
Telecom Italia Capital
      10-01-15                            5.25    4,730,000(c)         4,418,336
TELUS
      06-01-11                            8.00    5,017,500(c)         5,486,821
Valor Telecommunications
Enterprises LLC/Finance
      02-15-15                            7.75       60,000               64,575
Verizon New York
   Series A
      04-01-12                            6.88    4,470,000            4,634,124
Verizon Pennsylvania
   Series A
      11-15-11                            5.65    4,385,000            4,404,733
Windstream
   Sr Nts
      08-01-16                            8.63      445,000(d)           487,275
                                                                    ------------
Total                                                                 20,112,502
                                                                    ------------
TOTAL BONDS
(Cost: $724,261,066)                                                $719,911,445
                                                                    ------------

SENIOR LOANS (0.3%)(s)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
AUTOMOTIVE (--%)
Ford Motor
   Tranche B Term Loan
      11-29-13                            8.36%  $   375,000(l)     $    375,645
                                                                    ------------
HEALTH CARE (0.1%)
HCA
   Tranche B Term Loan
      11-14-13                            7.86     2,160,000           2,182,961
                                                                    ------------
MEDIA NON CABLE (0.1%)
VNU
   Tranche B Term Loan
      08-09-13                            8.13     1,040,000(c,l)      1,047,155
                                                                    ------------
PAPER (0.1%)
Georgia Pacific
   2nd Lien Tranche C Term Loan
      12-23-13                            8.35     1,260,000(l)        1,261,890
                                                                    ------------
RETAILERS (--%)
Michaels Stores
   Tranche B Term Loan
      10-31-13                            8.38       600,000             603,348
                                                                    ------------
TECHNOLOGY (--%)
West Corp
   Tranche B Term Loan
      10-24-13                            8.10       710,000(l)          710,334
                                                                    ------------
TOTAL SENIOR LOANS
(Cost: $6,165,596)                                                  $  6,181,333
                                                                    ------------

MONEY MARKET FUND (5.6%)(h)

                                                    SHARES           VALUE(a)
                                                 ------------     --------------
RiverSource Short-Term
   Cash Fund                                      115,755,906(t)  $  115,755,906
                                                                  --------------
TOTAL MONEY MARKET FUND
(Cost: $115,755,906)                                              $  115,755,906
                                                                  --------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $1,874,930,945)(u)                                         $2,151,295,299
                                                                  --------------

See accompanying notes to investments in securities.


156 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Balanced Fund

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) Non-income producing. For long-term debt securities, item identified is in default as to payment of interest and/or principal.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in U.S. dollar currency unless otherwise noted. At Dec. 31, 2006, the value of foreign securities represented 4.4% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Dec. 31, 2006, the value of these securities amounted to $35,874,084 or 1.7% of net assets.

(e) Pay-in-kind securities are securities in which the issuer makes interest or dividend payments in cash or in additional securities. The securities usually have the same terms as the original holdings.

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and collateralized mortgage obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(g) At Dec. 31, 2006, security was partially or fully on loan. See Note 6 to the financial statements.

(h) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 2.2% of net assets. See Note 6 to the financial statements. 3.4% of net assets is the Fund's cash equivalent position.

(i) The following abbreviations are used in the portfolio security description to identify the insurer of the issue:

     AMBAC -- Ambac Assurance Corporation

     MBIA -- MBIA Insurance Corporation

(j) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itseif a tracking stock usually has, limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(k) Adjustable rate mortgage; interest rate varies to reflect current market conditions; rate shown is the effective rate on Dec. 31, 2006.

(l) At Dec. 31, 2006, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $52,874,980.

(m) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Dec. 31, 2006.

(n) Interest only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. Interest rate disclosed represents yield based upon the estimated timing and amount of future cash flows at Dec. 31, 2006.

(o)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to methods selected in good faith by the Fund's Board of Directors. Information concerning such security holdings at Dec. 31, 2006, is as follows:

                                             ACQUISITION
SECURITY                                        DATES               COST
--------                               ----------------------   ----------
KKR Private Equity Investors LP Unit        05-01-06            $2,149,737
United Artists Theatre Circuit
   9.30% 2015                          12-08-95 thru 08-12-96    1,323,459

(p) Partially pledged as initial deposit on the following open interest rate futures contracts (see Note 7 to the financial statements):

                                            NOTIONAL
TYPE OF SECURITY                             AMOUNT
----------------                          -----------
PURCHASE CONTRACTS
U.S. Long Bond, March 2007, 20-year       $16,900,000
U.S. Treasury Note, March 2007, 10-year    18,600,000
SALE CONTRACTS
U.S. Treasury Note, March 2007, 2-year     37,200,000
U.S. Treasury Note, March 2007, 5-year      2,200,000

(q) Comparable securities are held to satisfy future delivery requirements of the following open forward sale commitment at Dec. 31, 2006:


                          PRINCIPAL   SETTLEMENT    PROCEEDS
SECURITY                   AMOUNT        DATE      RECEIVABLE      VALUE
--------                 ----------   ----------   ----------   ----------
Federal Natl Mtge Assn
   01-01-22 5.00%        $3,000,000    01-17-07    $2,968,125   $2,948,436

(r) Inflation-indexed bonds are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 157

RiverSource VP - Balanced Fund

(s) Senior loans have rates of interest that float periodically based primarily on the London Interbank Offered Rate ("LIBOR") and other short-term rates. Remaining maturities of senior loans may be less than the stated maturities shown as a result of contractual or optional prepayments by the borrower. Such prepayments cannot be predicted with certainty.

(t)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(u) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $1,883,613,742 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation       $286,835,226
Unrealized depreciation        (19,153,669)
                              ------------
Net unrealized appreciation   $267,681,557
                              ------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

How to find information about the Fund's portfolio holdings

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


158 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

INVESTMENTS IN SECURITIES
RiverSource VP - Cash Management Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

CERTIFICATES OF DEPOSIT (8.3%)

                                            AMOUNT
                             EFFECTIVE    PAYABLE AT
ISSUER                         YIELD       MATURITY      VALUE(a)
------                       ---------   -----------   -----------
Bank of New York
   02-14-07                     4.80%    $ 5,000,000   $ 5,000,000
BNP Paribas
   03-16-07                     5.30      10,000,000    10,000,000
Canadian Imperial Bank of
   Commerce NY
   01-29-07                     4.62       5,000,000     5,000,000
Credit Suisse First Boston
   NY
   03-29-07                     5.01       3,000,000     3,000,000
   06-26-07                     5.55      10,000,000    10,000,000
DEPFA Bank
   01-26-07                     5.11       5,000,000     5,000,000
Deutsche Bank
   01-16-07                     4.59       5,000,000     5,000,000
Deutsche Bank NY
   12-12-07                     5.39      13,000,000    13,000,000
   12-13-07                     5.40       7,000,000     7,000,000
Natexis Banques Populair
   NY
   01-23-07                     4.62       5,000,000     5,000,000
   05-03-07                     5.14       5,000,000     5,000,000
Natexis
   12-14-07                     5.40      10,000,000    10,000,000
Wells Fargo Bank
   05-03-07                     5.09       5,000,000     5,000,000
                                                       -----------
TOTAL CERTIFICATES OF
   DEPOSIT
(Cost: $88,000,000)                                    $88,000,000
                                                       -----------

COMMERCIAL PAPER (88.8%)

                                             AMOUNT
                             EFFECTIVE     PAYABLE AT
ISSUER                         YIELD        MATURITY        VALUE(a)
------                       ---------   --------------   -----------
ASSET-BACKED (62.3%)
Amsterdam Funding
   01-05-07                     4.50%    $ 7,100,000(c)   $ 7,093,799
   05-02-07                     5.25       8,000,000(c)     7,857,867
BA Credit Card Trust
   01-03-07                     4.22      12,000,000(c)    11,992,973
   01-04-07                     4.39       9,000,000(c)     8,993,425
   02-05-07                     5.16       8,500,000(c)     8,453,961
   02-15-07                     5.19       8,000,000(c)     7,945,010
   03-05-07                     5.23       4,000,000(c)     3,962,011
Beta Finance
   02-20-07                     5.19       2,000,000        1,984,833
Bryant Park Funding LLC
   01-08-07                     4.72       2,000,000(c)     1,997,380
   01-11-07                     4.86      15,000,000(c)    14,973,700
   01-22-07                     5.12       2,099,000(c)     2,091,866
   02-05-07                     5.15       3,000,000(c)     2,983,782
   03-27-07                     5.23       7,000,000(c)     6,911,695
CAFCO LLC
   02-13-07                     5.21      12,250,000(c)    12,168,997
CC USA
   03-08-07                     5.21       4,500,000        4,455,545

COMMERCIAL PAPER (CONTINUED)

                                             AMOUNT
                             EFFECTIVE     PAYABLE AT
ISSUER                         YIELD        MATURITY        VALUE(a)
------                       ---------   --------------   -----------
ASSET-BACKED (CONT.)
Chesham Finance LLC
   02-09-07                     5.16%    $ 7,000,000      $ 6,958,146
   02-23-07                     5.25       8,000,000        7,935,222
   02-27-07                     5.22      10,000,000        9,913,794
   02-28-07                     5.23       5,000,000        4,956,083
   03-05-07                     5.22       4,100,000        4,061,135
   03-07-07                     5.24       4,000,000        3,960,805
   04-12-07                     5.25       4,000,000        3,940,260
Cheyne Finance LLC
   01-11-07                     4.87       1,000,000          998,243
   02-06-07                     5.16       7,000,000        6,961,061
   03-08-07                     5.22       1,000,000          990,093
   03-12-07                     5.22       5,000,000        4,947,600
   03-16-07                     5.23       4,000,000        3,955,751
   04-13-07                     5.27      15,500,000       15,265,364
   04-20-07                     5.34       7,000,000(b)     6,999,676
Citibank Credit Card Issue
   Trust (Dakota Nts)
   01-09-07                     4.77      10,000,000(c)     9,985,444
   01-17-07                     4.99       6,000,000(c)     5,984,250
   02-08-07                     5.16      17,000,000(c)    16,900,644
Citigroup Funding
   03-21-07                     5.26      10,000,000        9,881,650
CRC Funding LLC
   01-02-07                     4.00      10,000,000(c)     9,995,558
Cullinan Finance
   01-10-07                     4.82       2,571,000        2,566,876
   01-12-07                     4.89       9,000,000        8,982,905
   02-16-07                     5.18      25,500,000       25,321,399
   03-15-07                     5.31       3,000,000(b)     2,999,873
Deer Valley Funding LLC
   02-07-07                     5.18       5,000,000        4,971,400
   02-09-07                     5.20      10,000,000        9,939,753
   02-27-07                     5.24       3,371,000        3,341,830
   02-28-07                     5.25      24,000,000       23,788,566
Ebury Finance LLC
   01-16-07                     5.14       7,000,000        6,982,051
   02-02-07                     5.15      10,000,000        9,950,133
   03-06-07                     5.24       1,100,000        1,089,382
   03-20-07                     5.25       8,800,000        8,697,236
   03-21-07                     5.26       7,000,000        6,917,155
Fairway Finance
   02-12-07                     5.31      10,000,000(b)     9,999,817
Five Finance
   01-05-07                     4.50      10,000,000        9,991,258
   01-16-07                     4.99       1,000,000          997,511
   01-22-07                     5.04       8,000,000        7,973,218
   01-24-07                     5.05       6,300,000        6,277,119
   02-02-07                     5.13       3,300,000        3,283,638
   03-01-07                     5.20       9,050,000        8,969,646
Galaxy Funding
   02-01-07                     5.13      10,000,000(c)     9,951,783
   02-13-07                     5.17      12,000,000(c)    11,921,250

COMMERCIAL PAPER (CONTINUED)

                                             AMOUNT
                             EFFECTIVE     PAYABLE AT
ISSUER                         YIELD         MATURITY       VALUE(a)
------                       ---------   --------------   -----------
ASSET-BACKED (CONT.)
Gemini Securitization
   01-08-07                     4.74%    $ 3,337,000(c)   $  3,332,612
   01-11-07                     4.85       7,000,000(c)      6,987,750
   01-16-07                     4.97       8,000,000(c)      7,980,167
Grampian Funding LLC
   01-18-07                     5.00      10,000,000(c)      9,972,292
   02-02-07                     5.13       7,000,000(c)      6,965,292
K2 (USA) LLC
   01-10-07                     4.81       6,400,000         6,389,753
Nelnet Student Asset
   Funding LLC
   01-04-07                     4.41       3,986,000         3,983,071
   01-05-07                     4.50       3,000,000         2,997,375
   01-08-07                     4.77      10,000,000         9,986,775
   01-09-07                     4.81      10,000,000         9,985,333
   01-18-07                     5.03       5,000,000         4,986,067
   02-07-07                     5.17       5,000,000         4,971,454
Nieuw Amsterdam
   01-30-07                     5.20       4,641,000(c)      4,619,659
Park Avenue Receivables
   01-23-07                     5.13       5,000,000         4,982,267
Park Granada LLC
   01-05-07                     4.66       4,000,000(c)      3,996,380
   01-12-07                     4.93       6,000,000(c)      5,988,517
   01-29-07                     5.22       5,000,000(c)      4,977,625
Park Sienna LLC
   01-02-07                     4.04       7,500,000(c)      7,496,638
   05-18-07                     5.30       8,000,000(c)      7,838,451
   06-15-07                     5.32       5,000,000(c)      4,878,925
Ranger Funding LLC
   01-22-07                     5.13       5,000,000(c)      4,982,974
Scaldis Capital LLC
   01-25-07                     5.12      10,000,000(c)      9,961,722
   01-30-07                     5.11       8,779,000(c)      8,739,312
   03-19-07                     5.25       7,489,000(c)      7,402,556
Sedna Finance
   01-08-07                     4.72       7,000,000         6,990,830
   01-10-07                     4.82       2,000,000         1,996,792
   05-08-07                     5.21       3,000,000         3,000,000
   09-20-07                     5.33      22,000,000(b)     21,999,204
Solitaire Funding LLC
   01-10-07                     4.81      10,000,000(c)      9,983,989
   01-12-07                     4.88      10,000,000(c)      9,981,042
   01-18-07                     5.01      12,000,000(c)     11,966,687
   02-22-07                     5.20       2,000,000(c)      1,984,250
   04-19-07                     5.26       3,000,000(c)      2,952,150
Thames Asset Global
   Securitization
   01-05-07                     4.50       5,000,000(c)      4,995,629
Thunder Bay Funding LLC
   01-22-07                     5.13       3,874,000(c)      3,860,808
                                                          ------------
Total                                                      657,485,770
                                                          ------------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 159

RiverSource VP - Cash Management Fund

                                             AMOUNT
                             EFFECTIVE     PAYABLE AT
ISSUER                         YIELD         MATURITY       VALUE(a)
------                       ---------   --------------   -----------
BANKING (13.3%)
Bank of America
   01-19-07                     5.01%    $12,000,000      $11,965,033
   01-31-07                     5.10       7,000,000        6,967,396
   02-15-07                     5.18      15,000,000       14,897,188
   03-09-07                     5.21       7,000,000        6,929,831
Danske Bank
   04-10-07                     5.26       5,156,000(c)     5,080,346
DEPFA Bank
   12-14-07                     5.40      10,000,000(b)    10,000,000
Irish Life & Permanent
   04-04-07                     5.46       5,000,000(c)     4,928,288
   01-18-08                     5.39       5,000,000(b)     4,999,690
Natexis Banques Populaires
   01-15-08                     5.36       3,000,000(b)     3,000,000
   02-08-08                     5.37       5,000,000(b)     5,000,000
Northern Rock
   11-02-07                     5.39       5,000,000(b)     5,000,000
   01-09-08                     5.44      10,700,000(b)    10,700,000
Skandinaviska Enskilda
   Banken
   01-09-08                     5.34       5,000,000(b)     5,000,000
   01-18-08                     5.35      10,000,000(b)    10,000,000
UBS Stamford
   11-28-07                     5.38       8,000,000        8,000,000

COMMERCIAL PAPER (CONTINUED)

                                             AMOUNT
                             EFFECTIVE     PAYABLE AT
ISSUER                         YIELD         MATURITY       VALUE(a)
------                       ---------   --------------   -----------
BANKING (CONT.)
Wells Fargo Bank
   01-03-08                     5.34%    $ 5,000,000(b)   $ 5,000,000
Westpac Banking
   05-01-07                     5.25      12,000,000(c)    11,788,533
   01-11-08                     5.39      10,700,000(b)    10,700,000
                                                          -----------
Total                                                      39,956,305
                                                          -----------
BROKERAGE (7.1%)
Bear Stearns Companies
   01-12-07                     5.33       7,000,000(b)     7,000,000
   02-21-07                     5.19      15,000,000       14,884,063
   01-15-08                     5.39       5,000,000(b)     5,000,000
   01-28-08                     5.41       5,000,000(b)     5,000,000
Goldman Sachs Group
   01-15-08                     5.40       5,000,000(b)     5,000,000
Lehman Brothers Holdings
   06-26-07                     5.34       5,000,000(b,c)   5,000,000
   01-22-08                     5.50       8,000,000(b)     8,000,000
Merrill Lynch & Co
   07-27-07                     5.32      15,000,000(b)    15,000,000
   01-15-08                     5.36       5,000,000(b)     5,000,000
Morgan Stanley
   06-04-07                     5.28       5,400,000        5,278,554
                                                          -----------
Total                                                      75,162,617
                                                          -----------
NON CAPTIVE CONSUMER
   (1.7%)
   01-15-08                     5.35       7,500,000(b)     7,500,000
   01-18-08                     5.36      10,000,000(b)    10,000,000
                                                          -----------
Total                                                      17,500,000
                                                          -----------

COMMERCIAL PAPER (CONTINUED)

                                             AMOUNT
                             EFFECTIVE     PAYABLE AT
ISSUER                         YIELD        MATURITY        VALUE(a)
------                       ---------   --------------   -----------
NON CAPTIVE DIVERSIFIED
   (3.5%)
General Electric Capital
   06-11-07                     5.26%    $ 3,900,000      $  3,808,706
   01-24-08                     5.31      10,000,000(b)     10,000,000
General Electric Capital
   Services
   02-06-07                     5.13      13,000,000        12,928,096
   04-05-07                     5.23      10,000,000         9,861,067
                                                          ------------
Total                                                       36,597,869
                                                          ------------
OTHER FINANCIAL
   INSTITUTIONS (0.5%)
HSBC FINANCE
   01-24-08                     5.38       5,000,000(b)      5,000,000
                                                          ------------
PHARMACEUTICALS (0.5%)
ELI LILLY
   12-31-07                     5.34       5,000,000(b)      5,000,000
                                                          ------------
TOTAL COMMERCIAL PAPER
(Cost: $936,702,561                                       $936,702,561)
                                                          ------------

BONDS (3.0%)


                              COUPON       PRINCIPAL
ISSUER                         RATE          AMOUNT          VALUE(a)
------                       ---------   --------------   --------------
U.S. GOVERNMENT
   OBLIGATIONS & AGENCIES
U.S. Treasury
   Inflation-Indexed Bond
   01-15-07                     3.38%    $31,859,500(d)   $   31,858,885
                                                          --------------
TOTAL BONDS
(Cost: $31,858,885)                                       $   31,858,885
                                                          --------------
TOTAL INVESTMENTS
   IN SECURITIES
(Cost: $1,056,561,446)(e)                                 $1,056,561,446
                                                          ==============

Notes to Investments in Securities

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Dec. 31, 2006. The maturity date disclosed represents the final maturity. For purposes of Rule 2a-7, maturity is the later of the next put or interest rate reset date.

(c) Commercial paper sold within terms of a private placement memorandum, exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other "accredited investors." This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Dec. 31, 2006, the value of these securities amounted to $340,807,989 or 32.3% of net assets.

(d) Inflation-indexed bonds are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.

(e) Also represents the cost of securities for federal income tax purposes at Dec. 31, 2006.

 How to find information about the Fund's portfolio holdings

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


160 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

INVESTMENTS IN SECURITIES
RiverSource VP - Core Bond Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

BONDS (106.6%)


                               COUPON       PRINCIPAL
ISSUER                          RATE         AMOUNT          VALUE(a)
------                       ---------   --------------   --------------
SOVEREIGN (0.1%)
United Mexican States
   09-27-34                     6.75%    $   85,000(c)     $    91,800
U.S. Government
   Obligations & Agencies
   (31.1%)
Federal Farm Credit Bank
   10-10-08                     4.25        225,000            222,076
Federal Home Loan Bank
   01-18-08                     4.63        580,000            576,787
   02-13-08                     5.25        375,000            375,197
Federal Home Loan Mtge Corp
   08-17-07                     4.00        780,000            774,024
   06-15-08                     3.88        910,000            894,503
   10-15-08                     5.13         85,000             85,109
   03-15-09                     5.75        120,000            121,848
   07-12-10                     4.13        197,000            191,977
Federal Natl Mtge Assn
   05-15-07                     3.88      1,250,000          1,243,663
   09-15-07                     4.25        675,000            670,316
   01-15-08                     4.63      1,200,000          1,192,505
   06-15-08                     5.25      1,555,000          1,558,078
   10-15-08                     4.50        585,000            579,781
U.S. Treasury
   09-30-07                     4.00      1,215,000          1,205,603
   11-30-07                     4.25        810,000            804,431
   10-31-08                     4.88        640,000            640,300
   10-31-11                     4.63      1,060,000          1,056,149
   11-30-11                     4.50      1,865,000          1,848,389
   08-15-16                     4.88      1,180,000(j)       1,194,105
   11-15-16                     4.63      1,425,000          1,415,649
   11-15-18                     9.00        140,000            192,511
   08-15-23                     6.25      1,347,000(j)       1,550,418
   02-15-26                     6.00        748,000            848,337
U.S. Treasury
   Inflation-Indexed Bond
   01-15-07                     3.38      1,274,380(k)       1,270,766
                                                           -----------
Total                                                       20,512,522
                                                           -----------
ASSET-BACKED (2.6%)
Capital Auto Receivables
   Asset Trust
   Series 2004-1 Cl CTFS
      09-15-10                  2.84         50,000             49,226
Capital Auto Receivables
   Asset Trust
   Series 2006-SN1A Cl A4B
      03-20-10                  5.43        200,000(d,i)       200,000
Countrywide Asset-backed
   Ctfs
   Series 2005-10 Cl AF6
      02-25-36                  4.92         30,000             29,227
Countrywide Asset-backed
   Ctfs
   Series 2006-4 Cl 1A1M
      07-25-36                  5.61         68,055(i)          68,134
Drive Auto Receivables
   Trust
   Series 2006-2 Cl A2
   (MBIA)
      07-15-11                  5.30        150,000(d,e)       150,117

BONDS (CONTINUED)


                               COUPON       PRINCIPAL
ISSUER                          RATE         AMOUNT          VALUE(a)
------                       ---------   --------------   --------------
ASSET-BACKED (CONT.)
Dunkin Securitization
   Series 2006-1 Cl A2
      (AMBAC)
      06-20-31                  5.78%     $225,000(d,e)    $  227,798
Ford Credit Floorplan
   Master Owner Trust
   Series 2006-3 Cl A
      06-15-11                  5.53       500,000(i)         500,430
Franklin Auto Trust
   Series 2004-1 Cl A3
      (MBIA)
      03-15-12                  4.15        25,000(e)          24,726
Natl Collegiate Student
   Loan Trust
   Collateralized Mtge
   Obligation Interest
      Only
   Series 2006-2 Cl AIO
      08-25-11                  5.89       200,000(g)          47,742
Natl Collegiate Student
   Loan Trust
   Collateralized Mtge
   Obligation Interest
      Only
   Series 2006-3 Cl AIO
      01-25-12                  0.00       300,000(g)          88,176
Popular ABS Mtge
   Pass-Through Trust
   Series 2005-A Cl AF2
      06-25-35                  4.49        55,000             54,341
Renaissance Home Equity
   Loan Trust
   Series 2005-4 Cl A3
      02-25-36                  5.57        90,000             89,661
Residential Asset
   Securities
   Series 2006-KS1 Cl A2
      02-25-36                  5.49       190,000(i)         190,059
WFS Financial Owner Trust
   Series 2004-1 Cl D
      08-22-11                  3.17        23,744             23,539
                                                           ----------
Total                                                       1,743,176
                                                           ----------
COMMERCIAL MORTGAGE-BACKED
   (12.8%)(f)
Banc of America Commercial
   Mtge
   Series 2005-1 Cl A4
      11-10-42                  4.89        75,000             74,471
Banc of America Commercial
   Mtge
   Series 2005-4 Cl ASB
      07-10-45                  4.87       100,000             97,868
Banc of America Commercial
   Mtge
   Series 2006-2 Cl AAB
      05-10-45                  5.72       125,000            128,159
Banc of America Commercial
   Mtge
   Series 2006-4 Cl AAB
      07-10-46                  5.60       125,000            126,950
Banc of America Large Loan
   Series 2006-LAQ Cl E
      02-09-21                  5.73        75,000(d,i)        75,179
Banc of America Large Loan
   Series 2006-LAQ Cl F
      02-09-21                  5.79        75,000(d,i)        75,179

BONDS (CONTINUED)


                               COUPON       PRINCIPAL
ISSUER                          RATE         AMOUNT          VALUE(a)
------                       ---------   --------------   --------------
COMMERCIAL MORTGAGE-BACKED
   (CONT.)
Banc of America Large Loan
   Series 2006-LAQ Cl G
      02-09-21                  5.88%     $ 50,000(d,i)     $ 50,105
Bear Stearns Commercial
   Mtge Securities
   Series 2004-PWR5 Cl A3
      07-11-42                  4.57       100,000            97,269
Bear Stearns Commercial
   Mtge Securities
   Series 2005-PW10 Cl A4
      12-11-40                  5.41        75,000            75,277
Bear Stearns Commercial
   Mtge Securities
   Series 2005-T20 Cl E
      10-12-42                  5.16       100,000            97,188
Bear Stearns Commercial
   Mtge Securities
   Series 2006-PW14 Cl A4
   12-11-38                     5.20       125,000           123,463
CDC Commercial Mtge Trust
 Series 2002-FX1 Cl A1
   05-15-19                     5.25       143,993           143,970
CDC Commercial Mtge Trust
 Series 2002-FX1 Cl A2
   11-15-30                     5.68       225,000           229,012
Citigroup Commercial Mtge
   Trust
   Series 2005-EMG Cl A1
       09-20-51                 4.15        77,913(d)         76,503
Citigroup/Deutsche Bank
   Commercial Mtge Trust
   Series 2005-CD1 Cl ASB
      07-15-44                  5.23        50,000            49,994
Commercial Mtge Acceptance
   Series 1999-C1 Cl A2
      06-15-31                  7.03       205,537           211,905
Commercial Mtge
   Pass-Through Ctfs
   Series 2006-CN2A Cl BFL
      02-05-19                  5.66        50,000(d,i)       50,265
Credit Suisse Mtge Capital
   Ctfs
   Series 2006-C2 Cl A3
      03-15-39                  5.66       100,000           102,657
Credit Suisse Mtge Capital
   Ctfs
   Series 2006-C4 Cl A3
      09-15-39                  5.47       200,000           201,237
CS First Boston Mtge
   Securities
   Series 2001-CP4 Cl A4
      12-15-35                  6.18       175,000           180,794
CS First Boston Mtge
   Securities
   Series 2003-CPN1 Cl A2
      03-15-35                  4.60        75,000            72,309
Federal Natl Mtge Assn
   #386768
      01-01-11                  4.23        95,726            92,549
Federal Natl Mtge Assn
   #555806
      10-01-13                  5.09       171,241           170,348
Federal Natl Mtge Assn
   #735029
      09-01-13                  5.28       145,208           145,193
Federal Natl Mtge Assn
   #745629
      01-01-18                  5.08        73,600            72,914

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 161

RiverSource VP - Core Bond Fund

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
COMMERCIAL MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn
   Series 2002-M2 Cl C
      08-25-12                               4.72%  $   93,604       $    91,654
GE Capital Commercial Mtge
   Series 2004-C2 Cl A2
      03-10-40                               4.12       50,000            48,389
GE Capital Commercial Mtge
   Series 2005-C1 Cl A5
      06-10-48                               4.77      100,000            96,463
General Electric Capital Assurance
   Series 2003-1 Cl A3
      05-12-35                               4.77      175,000(d)        172,127
Greenwich Capital Commercial Funding
   Series 2004-GG1 Cl A5
      06-10-36                               4.88       50,000            49,351
Greenwich Capital Commercial Funding
   Series 2006-GG7 Cl AAB
      07-10-38                               5.91      125,000           129,772
GS Mtge Securities II
   Series 2004-GG2 Cl A4
      08-10-38                               4.96       75,000            74,205
GS Mtge Securities II
   Series 2006-GG6 Cl A4
      04-10-38                               5.55      125,000           126,923
JPMorgan Chase Commercial Mtge
   Securities
   Series 2002-CIB5 Cl A1
      10-12-37                               4.37       99,558            97,655
JPMorgan Chase Commercial Mtge
   Securities
   Series 2003-CB6 Cl A2
      07-12-37                               5.26      150,000           149,835
JPMorgan Chase Commercial Mtge
   Securities
   Series 2003-LN1 Cl A1
      10-15-37                               4.13       93,582            90,472
JPMorgan Chase Commercial Mtge
   Securities
   Series 2003-ML1A Cl A1
      03-12-39                               3.97       43,126            41,815
JPMorgan Chase Commercial Mtge
   Securities
   Series 2003-ML1A Cl A2
      03-12-39                               4.77      150,000           145,848
JPMorgan Chase Commercial Mtge
   Securities
   Series 2004-C2 Cl A2
      05-15-41                               5.09      100,000            99,560
JPMorgan Chase Commercial Mtge
   Securities
   Series 2004-CBX Cl A3
      01-12-37                               4.18       50,000            48,600
JPMorgan Chase Commercial Mtge
   Securities
   Series 2005-LDP2 Cl A1
      07-15-42                               4.33      195,329           192,071
JPMorgan Chase Commercial Mtge
   Securities
   Series 2006-CB16 Cl A4
      05-12-45                               5.55      325,000           329,667
JPMorgan Chase Commercial Mtge
   Securities
   Series 2006-LDP6 Cl A4
      04-15-43                               5.48      100,000           100,882
JPMorgan Chase Commercial Mtge
   Securities
   Series 2006-LDP6 Cl ASB
      04-15-43                               5.49      125,000           126,115

BONDS (CONTINUED)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
COMMERCIAL MORTGAGE-BACKED (CONT.)
JPMorgan Chase Commercial Mtge
   Securities
   Series 2006-LDP8 Cl A4
      05-15-45                               5.40%  $  125,000       $   125,364
LB-UBS Commercial Mtge Trust
   Series 2002-C4 Cl A4
      09-15-26                               4.56       60,000            58,773
LB-UBS Commercial Mtge Trust
   Series 2004-C2 Cl A3
      03-15-29                               3.97       50,000            47,209
LB-UBS Commercial Mtge Trust
   Series 2004-C8 Cl A2
      12-15-29                               4.20       75,000            73,008
LB-UBS Commercial Mtge Trust
   Series 2005-C5 Cl AAB
      09-15-30                               4.93      175,000           171,679
LB-UBS Commercial Mtge Trust
   Series 2006-C3 Cl AAB
      03-15-39                               5.64      120,000           121,997
LB-UBS Commercial Mtge Trust
   Series 2006-C4 Cl AAB
      06-15-32                               5.87      200,000           207,329
LB-UBS Commercial Mtge Trust
   Series 2006-C7 Cl A3
      11-15-38                               5.35      100,000            99,997
Morgan Stanley Capital I
   Series 2003-IQ4 Cl A1
      05-15-40                               3.27       60,678            58,218
Morgan Stanley Capital I
   Series 2003-T11 Cl A2
      06-13-41                               4.34       75,000            73,312
Morgan Stanley Capital I
   Series 2004-HQ4 Cl A5
      04-14-40                               4.59       75,000            72,724
Morgan Stanley Capital I
   Series 2005-T19 Cl AAB
      06-12-47                               4.85      175,000           171,345
Morgan Stanley Capital I
   Series 2006-T23 Cl AAB
      08-12-41                               5.80       75,000            77,422
Morgan Stanley Capital I
   Series 2006-XLF Cl A2
      07-15-19                               5.48      150,000(d, i)     150,077
Morgan Stanley Dean Witter Capital I
   Series 2002-TOP7 Cl A2
      01-15-39                               5.98      225,000           232,163
Nomura Asset Securities
   Series 1998-D6 Cl A3
      03-15-30                               6.99      150,000           165,334
Prudential Commercial Mtge Trust
   Series 2003-PWR1 Cl A1
      02-11-36                               3.67      260,401           250,001
SBA CMBS Trust
   Series 2006-1A Cl B
      11-15-36                               5.45      100,000(d)        100,512
Wachovia Bank Commercial Mtge Trust
   Series 2003-C4 Cl A2
      04-15-35                               4.57      225,000           219,090

BONDS (CONTINUED)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
COMMERCIAL MORTGAGE-BACKED (CONT.)
Wachovia Bank Commercial Mtge Trust
   Series 2003-C7 Cl A2
      10-15-35                               5.08%  $  325,000(d)    $   320,598
Wachovia Bank Commercial Mtge Trust
   Series 2005-C18 Cl A4
      04-15-42                               4.94      100,000            97,326
Wachovia Bank Commercial Mtge Trust
   Series 2005-C20 Cl A5
      07-15-42                               5.09      100,000            99,192
Wachovia Bank Commercial Mtge Trust
   Series 2006-C24 Cl APB
      03-15-45                               5.58      100,000           101,379
Wachovia Bank Commercial Mtge Trust
   Series 2006-C27 Cl A3
      07-15-45                               5.77       75,000            77,113
Wachovia Bank Commercial Mtge Trust
   Series 2006-C27 Cl APB
      07-15-45                               5.73      100,000           102,276
Wachovia Bank Commercial Mtge Trust
   Series 2006-C29 Cl A4
      11-15-48                               5.31      150,000           149,174
                                                                     -----------
Total                                                                  8,454,774
                                                                     -----------
MORTGAGE-BACKED (48.3%)(f)
Adjustable Rate Mtge Trust
   Collateralized Mtge Obligation
   Series 2005-12 Cl 2A1
      03-25-36                               5.71      159,116(h)        159,611
Adjustable Rate Mtge Trust
   Collateralized Mtge Obligation
   Series 2006-1 Cl 2A1
      03-25-36                               5.97      189,183(h)        189,217
Adjustable Rate Mtge Trust
   Collateralized Mtge Obligation
   Series 2006-2 Cl CB1
      05-25-36                               6.23          512(h)            517
American Home Mtge Assets
   Collateralized Mtge Obligation
   Series 2006-2 Cl 2A2
      09-25-46                               5.55      372,607(h)        371,715
American Home Mtge Assets
   Collateralized Mtge Obligation
   Series 2006-3 Cl 3A2
      10-25-46                               5.61      271,046(h)        271,810
Banc of America Funding
   Collateralized Mtge Obligation
   Series 2006-A Cl 3A2
      02-20-36                               5.92      124,932(h)        125,148
Bank of America Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2003-11 Cl 4A1
      01-25-19                               4.75       65,557            63,385
Bank of America Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-9 Cl 1CB1
      01-25-37                               6.00      500,000(b)        501,953

See accompanying notes to investments in securities.


162 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Core Bond Fund

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
MORTGAGE-BACKED (CONT.)
Bear Stearns Adjustable Rate Mtge Trust
   Collateralized Mtge Obligation
   Series 2005-8 Cl A4
      08-25-35                               5.09%  $  150,000(d, h) $   145,912
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2003-11T1 Cl A1
      07-25-18                               4.75       36,595            35,382
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-54CB Cl 2A3
      11-25-35                               5.50      114,054           114,096
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-54CB Cl 3A7
      11-25-35                               5.50      118,017           118,060
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-64CB Cl 1A1
      12-25-35                               5.50      230,770           231,363
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-6CB Cl 1A1
      04-25-35                               7.50       87,366            90,545
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-85CB Cl 2A2
      02-25-36                               5.50       82,392            82,357
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-22R Cl 1A2
      05-25-36                               6.00      190,000           191,840
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-2CB Cl A11
      03-25-36                               6.00      218,803           218,789
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-31CB Cl A16
      11-25-36                               6.00      350,000           353,546
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-43CB Cl 1A4
      02-25-37                               6.00      350,000           351,955
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-OA8 Cl 1A2
      07-25-46                               5.58      386,190(i)        387,155
Countrywide Home Loans
   Collateralized Mtge Obligation
   Series 2005-HYB1 Cl 6A1
      03-25-35                               5.16      288,697(h)        285,392
Countrywide Home Loans
   Collateralized Mtge Obligation
   Series 2005-R2 Cl 2A1
      06-25-35                               7.00      119,070(d)        123,184

BONDS (CONTINUED)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
MORTGAGE-BACKED (CONT.)
Countrywide Home Loans
   Collateralized Mtge Obligation
   Series 2006-HYB1 Cl 1A1
      03-20-36                               5.39%  $  125,192(h)    $   124,461
Countrywide Home Loans
   Collateralized Mtge Obligation
   Series 2006-OA5 Cl 2A2
      04-25-46                               5.65      250,057(h)        250,177
CS First Boston Mtge Securities
   Collateralized Mtge Obligation
   Series 2005-12 Cl 3A1
      01-25-36                               7.00      180,269           184,073
Downey Savings & Loan Assn Mtge Loan
   Trust
   Collateralized Mtge Obligation
      Interest Only
   Series 2005-AR5 Cl X1
      08-19-45                               6.38    1,066,017(g)         12,659
Federal Home Loan Mtge Corp
      01-01-37                               5.50    1,000,000(b)        988,750
      01-01-37                               6.00      600,000(b)        604,314
Federal Home Loan Mtge Corp #1G2496
      09-01-36                               6.21      193,082(h)        194,760
Federal Home Loan Mtge Corp #1J1445
      01-01-37                               5.92      400,000(h)        401,750
Federal Home Loan Mtge Corp #B11452
      12-01-18                               6.00      148,109           150,114
Federal Home Loan Mtge Corp #B11835
      01-01-19                               5.50      119,155           119,306
Federal Home Loan Mtge Corp #B12280
      02-01-19                               5.50      142,624           142,805
Federal Home Loan Mtge Corp #C46101
      08-01-29                               6.50      286,235           293,664
Federal Home Loan Mtge Corp #C90613
      01-01-23                               5.00       53,249            51,851
Federal Home Loan Mtge Corp #C90683
      06-01-23                               5.00      105,035           102,278
Federal Home Loan Mtge Corp #C90767
      12-01-23                               6.00       48,621            49,262
Federal Home Loan Mtge Corp #D96348
      10-01-23                               5.50      151,085           150,449
Federal Home Loan Mtge Corp #G01410
      04-01-32                               7.00       84,331            86,695
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
      Interest Only
   Series 2795 Cl IY
      07-15-17                              15.06      216,128(g)         21,215
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Series 2641 Cl KC
      01-15-18                               6.50       54,667            56,106
Federal Natl Mtge Assn
      01-01-22                               5.00      550,000(b)        540,547
      01-01-22                               5.50    1,215,000(b)      1,214,622
      01-01-37                               5.00      650,000(b)        627,453
      01-01-37                               5.50    2,375,000(b)      2,346,798
      01-01-37                               6.00    1,775,000(b)      1,786,645

BONDS (CONTINUED)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #252440
   05-01-29                                  7.00%  $  147,041       $   151,592
Federal Natl Mtge Assn #254560
   11-01-32                                  5.00       22,048            21,335
Federal Natl Mtge Assn #255364
   09-01-34                                  6.00      547,896           552,003
Federal Natl Mtge Assn #255788
   06-01-15                                  5.50      334,033           335,026
Federal Natl Mtge Assn #323715
   05-01-29                                  6.00       76,290            77,159
Federal Natl Mtge Assn #545869
   07-01-32                                  6.50       46,083            47,222
Federal Natl Mtge Assn #545874
   08-01-32                                  6.50      129,273           132,524
Federal Natl Mtge Assn #555340
   04-01-33                                  5.50      147,956           146,680
Federal Natl Mtge Assn #555528
   04-01-33                                  6.00      450,702           454,815
Federal Natl Mtge Assn #615135
   11-01-16                                  6.00      176,803           179,435
Federal Natl Mtge Assn #645569
   06-01-32                                  7.00      406,766           418,435
Federal Natl Mtge Assn #650009
   09-01-31                                  7.50       16,664            17,396
Federal Natl Mtge Assn #667604
   10-01-32                                  5.50      184,513           182,670
Federal Natl Mtge Assn #677089
   01-01-33                                  5.50      170,670           168,966
Federal Natl Mtge Assn #677695
   02-01-33                                  6.50      312,066           318,901
Federal Natl Mtge Assn #683116
   02-01-33                                  6.00      298,516           301,240
Federal Natl Mtge Assn #704610
   06-01-33                                  5.50      176,749           174,947
Federal Natl Mtge Assn #720378
   06-01-18                                  4.50       60,921            58,913
Federal Natl Mtge Assn #724867
   06-01-18                                  5.00      111,260           109,735
Federal Natl Mtge Assn #725232
   03-01-34                                  5.00      405,664           392,411
Federal Natl Mtge Assn #725284
   11-01-18                                  7.00       33,521            34,504
Federal Natl Mtge Assn #725424
   04-01-34                                  5.50    1,002,585           992,365
Federal Natl Mtge Assn #725425
   04-01-34                                  5.50      443,967           439,471
Federal Natl Mtge Assn #725431
   08-01-15                                  5.50       89,620            90,004
Federal Natl Mtge Assn #725719
   07-01-33                                  4.84       76,387(h)         74,896
Federal Natl Mtge Assn #725737
   08-01-34                                  4.53       82,172(h)         81,649
Federal Natl Mtge Assn #725773
   09-01-34                                  5.50      563,471           557,431
Federal Natl Mtge Assn #735949
   10-01-35                                  4.99      248,577(h)        247,592
Federal Natl Mtge Assn #743455
   10-01-18                                  5.50      186,797           187,204

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 163

RiverSource VP - Core Bond Fund

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #743579
      11-01-33                               5.50%  $  104,625       $   103,559
Federal Natl Mtge Assn #745802
      07-01-36                               6.00      606,685           610,792
Federal Natl Mtge Assn #747784
      10-01-18                               4.50      210,995           204,042
Federal Natl Mtge Assn #749745
      11-01-18                               4.50      277,167           268,034
Federal Natl Mtge Assn #753074
      12-01-28                               5.50      139,082           138,273
Federal Natl Mtge Assn #759330
      01-01-19                               6.50      140,095           143,405
Federal Natl Mtge Assn #759342
      01-01-34                               6.50      102,308           105,128
Federal Natl Mtge Assn #761031
      01-01-34                               5.00      171,773           166,182
Federal Natl Mtge Assn #763754
      02-01-29                               5.50      153,632           152,645
Federal Natl Mtge Assn #763798
      03-01-34                               5.50      244,133           241,729
Federal Natl Mtge Assn #765760
      02-01-19                               5.00      133,595           131,629
Federal Natl Mtge Assn #791447
      10-01-34                               6.00      337,488           340,018
Federal Natl Mtge Assn #815264
      05-01-35                               5.22      321,808(h)        321,111
Federal Natl Mtge Assn #829227
      08-01-35                               6.00      400,277           403,075
Federal Natl Mtge Assn #844257
      11-01-35                               5.09      262,917(h)        262,975
Federal Natl Mtge Assn #845070
      12-01-35                               5.09      135,196(h)        134,498
Federal Natl Mtge Assn #850855
      12-01-35                               4.99      222,724(h)        221,160
Federal Natl Mtge Assn #872916
      06-01-36                               6.50      287,817           295,226
Federal Natl Mtge Assn #878661
      02-01-36                               5.50      411,016           404,390
Federal Natl Mtge Assn #881629
      02-01-36                               5.50      395,846           389,465
Federal Natl Mtge Assn #886291
      07-01-36                               7.00      192,156           198,561
Federal Natl Mtge Assn #886461
      08-01-36                               6.19      186,595(h)        188,966
Federal Natl Mtge Assn #900197
      10-01-36                               5.98      224,950(h)        226,352
Federal Natl Mtge Assn #901922
      10-01-36                               5.79      223,855(h)        225,394
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
      Interest Only
   Series 367 Cl 2
      01-25-36                               8.45      514,528(g)        121,236
Govt Natl Mtge Assn #3920
      11-20-36                               6.00      499,222           504,935
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2005-16 Cl 3A1B
      01-19-36                               5.69      178,001(h)        178,204

BONDS (CONTINUED)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
MORTGAGE-BACKED (CONT.)
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2006-5 Cl 2A1B
      07-19-46                               5.58%  $  116,859(h)       $116,906
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2006-8 Cl 2A1B
      08-21-46                               5.60      391,537(h)        391,363
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2006-9 Cl 2AB2
      11-19-36                               5.60      512,821(h)        513,962
IndyMac Index Nim
   Collateralized Mtge Obligation
   Series 2006-AR6 Cl N1
      06-25-46                               6.65       67,143(d)         66,892
Master Alternative Loans Trust
   Collateralized Mtge Obligation
   Series 2004-2 Cl 4A1
      02-25-19                               5.00      101,555            99,112
Master Alternative Loans Trust
   Collateralized Mtge Obligation
   Series 2004-4 Cl 2A1
      05-25-34                               6.00       78,823            77,818
Master Alternative Loans Trust
   Collateralized Mtge Obligation
   Series 2004-7 Cl 8A1
      08-25-19                               5.00       45,216            43,754
Master Alternative Loans Trust
   Collateralized Mtge Obligation
   Series 2004-8 Cl 7A1
      09-25-19                               5.00       69,174            66,983
Master Alternative Loans Trust
   Collateralized Mtge Obligation
   Series 2005-3 Cl 1A2
      04-25-35                               5.50      300,000           290,388
Residential Accredit Loans
   Collateralized Mtge Obligation
   Series 2006-QS3 Cl 1A10
      03-25-36                               6.00      156,579           158,389
Structured Asset Securities
   Collateralized Mtge Obligation
   Series 2003-33H Cl 1A1
      10-25-33                               5.50      229,586           225,015
Washington Mutual
   Collateralized Mtge Obligation
   Series 2003-AR10 Cl A7
      10-25-33                               4.06      125,000(h)        123,407
Washington Mutual
   Collateralized Mtge Obligation
   Series 2004-CB2 Cl 6A
      07-25-19                               4.50      216,933           205,609
Washington Mutual
   Collateralized Mtge Obligation
   Series 2005-AR14 Cl 2A1
      12-25-35                               5.30      113,963(h)        113,042

BONDS (CONTINUED)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
MORTGAGE-BACKED (CONT.)
Washington Mutual
   Collateralized Mtge Obligation
   Series 2005-AR17 Cl A1C1
      12-25-45                               5.51%  $   35,991(h)    $    35,998
Washington Mutual
   Collateralized Mtge Obligation
   Series 2005-AR8 Cl 2AB1
      07-25-45                               5.60      147,309(h)        147,376
Wells Fargo Mtge Backed Securities Trust
   Collateralized Mtge
   Obligation
   Series 2005-10 Cl A1
      10-25-35                               5.00      292,276           281,041
Wells Fargo Mtge Backed Securities Trust
   Collateralized Mtge Obligation
   Series 2005-5 Cl 2A1
      05-25-35                               5.50      191,216           187,870
Wells Fargo Mtge Backed Securities Trust
   Collateralized Mtge Obligation
   Series 2006-AR6 Cl 5A1
      03-25-36                               5.11      260,960(h)        257,917
                                                                     -----------
Total                                                                 31,944,033
                                                                     -----------
BANKING (1.7%)
Bank of America
   Sub Nts
      10-15-36                               6.00      335,000           346,233
Popular North America
   Sr Nts
      10-01-08                               3.88      500,000           487,067
Wells Fargo Bank
   Sub Nts
      08-26-36                               5.95      250,000           258,045
                                                                     -----------
Total                                                                  1,091,345
                                                                     -----------
CHEMICALS (0.2%)
Potash - Saskatchewan
      12-01-36                               5.88      140,000(c)        135,262
                                                                     -----------
ELECTRIC (2.5%)
Arizona Public Service
      05-15-15                               4.65      265,000           244,387
Baltimore Gas & Electric
   Sr Unsecured
      10-01-36                               6.35       55,000(d)         56,145
Commonwealth Edison
   1st Mtge
      04-15-15                               4.70      135,000           125,773
Commonwealth Edison
   1st Mtge Series 104
      08-15-16                               5.95       90,000            90,991
Consumers Energy
   1st Mtge
      02-15-12                               5.00       70,000            68,291
Consumers Energy
   1st Mtge Series H
      02-17-09                               4.80      290,000           286,199
Duke Energy Indiana
      10-15-35                               6.12      185,000           185,854

See accompanying notes to investments in securities.


164 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Core Bond Fund

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
ELECTRIC (CONT.)
Exelon
      06-15-10                               4.45%  $  240,000       $   232,153
Florida Power
   1st Mtge
      07-15-11                               6.65       45,000            47,169
Indiana Michigan Power
   Sr Nts
      03-15-37                               6.05      110,000           107,969
Northern States Power
   Sr Nts
      08-01-09                               6.88      120,000           124,218
PacifiCorp
   1st Mtge
      06-15-35                               5.25       25,000            22,884
Xcel Energy
   Sr Nts
      07-01-08                               3.40       55,000            53,387
                                                                     -----------
Total                                                                  1,645,420
                                                                     -----------
FOOD AND BEVERAGE (0.4%)
Cadbury Schweppes US Finance LLC
      10-01-08                               3.88      305,000(d)        297,033
                                                                     -----------
HEALTH CARE (0.3%)
Cardinal Health
      06-15-15                               4.00      188,000           166,686
                                                                     -----------
HEALTH CARE INSURANCE (0.2%)
CIGNA
   Sr Unsecured
      11-15-36                               6.15      145,000           143,562
                                                                     -----------

BONDS (CONTINUED)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
INDEPENDENT ENERGY (0.7%)
EnCana
   Sr Nts
      10-15-13                               4.75%  $  125,000(c)    $   118,859
XTO Energy
      01-31-15                               5.00      200,000           189,917
XTO Energy
   Sr Unsecured
      06-30-15                               5.30      145,000           140,286
                                                                     -----------
Total                                                                    449,062
                                                                     -----------
LIFE INSURANCE (0.4%)
Prudential Financial
      12-14-36                               5.70      280,000           271,677
                                                                     -----------
MEDIA NON CABLE (0.2%)
News America
      12-15-35                               6.40      100,000            99,343
                                                                     -----------
METALS (0.2%)
Reliance Steel & Aluminum
      11-15-16                               6.20       30,000(d)         29,801
      11-15-36                               6.85       75,000(d)         73,659
                                                                     -----------
Total                                                                    103,460
                                                                     -----------
OIL FIELD SERVICES (0.1%)
Halliburton
   Sr Unsecured
      10-15-10                               5.50       70,000            69,876
                                                                     -----------
RETAILERS (1.0%)
Home Depot
   Sr Unsecured
      03-01-16                               5.40       95,000            92,914
      12-16-36                               5.88      280,000           274,771
May Department Stores
      07-15-09                               4.80      235,000           231,251
Wal-Mart Stores
      09-01-35                               5.25       35,000            32,140
                                                                     -----------
Total                                                                    631,076
                                                                     -----------

BONDS (CONTINUED)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
WIRELESS (1.2 %)
Nextel Communications
   Series F
      03-15-14                               5.95%  $  845,000       $   822,875
                                                                     -----------
WIRELINES (2.7%)
Telecom Italia Capital
      10-01-15                               5.25      435,000(c)        406,337
TELUS
      06-01-11                               8.00      465,000(c)        508,495
Verizon New York
   Series A
      04-01-12                               6.88      425,000           440,605
Verizon Pennsylvania
   Series A
      11-15-11                               5.65      400,000           401,800
                                                                     -----------
Total                                                                  1,757,237
                                                                     -----------
TOTAL BONDS
(Cost: $70,753,073)                                                  $70,430,219
                                                                     -----------

MONEY MARKET FUND (6.1%)

                                                      SHARES           VALUE(a)
                                                    ----------       -----------
RiverSource Short-Term
   Cash Fund                                         4,060,302(l)    $ 4,060,302
                                                                     -----------
TOTAL MONEY MARKET FUND
(Cost: $4,060,302)                                                   $ 4,060,302
                                                                     -----------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $74,813,375)(m)                                               $74,490,521
                                                                     ===========

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 165

RiverSource VP - Core Bond Fund

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) At Dec. 31, 2006, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $8,676,070.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in U.S. dollar currency unless otherwise noted. At Dec. 31, 2006, the value of foreign securities represented 1.9% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Dec. 31, 2006, the value of these securities amounted to $2,441,086 or 3.7% of net assets.

(e) The following abbreviations are used in the portfolio security descriptions to identify the insurer of the issue:

     AMBAC -- Ambac Assurance Corporation

     MBIA -- MBIA Insurance Corporation

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and collateralized mortgage obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(g) Interest only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. Interest rate disclosed represents yield based upon the estimated timing and amount of future cash flows at Dec. 31, 2006.

(h) Adjustable rate mortgage; interest rate varies to reflect current market conditions; rate shown is the effective rate on Dec. 31, 2006.

(i) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Dec. 31, 2006.

(j) Partially pledged as initial deposit on the following open interest rate futures contracts (see Note 7 to the financial statements):

TYPE OF SECURITY                          NOTIONAL AMOUNT
----------------                          ---------------
PURCHASE CONTRACTS
U.S. Long Bond, March 2007, 20-year          $1,200,000
U.S. Treasury Note, March 2007, 5-year        1,500,000
U.S. Treasury Note, March 2007, 10-year         800,000

SALE CONTRACTS
U.S. Treasury Note, March 2007, 2-year        1,200,000

(k) Inflation-indexed bonds are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.

(l)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(m) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $74,841,288 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation       $ 195,531
Unrealized depreciation        (546,298)
                              ---------
Net unrealized depreciation   $(350,767)
                              ---------

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


166 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

INVESTMENTS IN SECURITIES
RiverSource VP - Diversified Bond Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

BONDS (100.5%)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
SOVEREIGN (0.1%)
United Mexican States
      09-27-34                             6.75%  $ 2,645,000(c)    $  2,856,600
U.S. GOVERNMENT OBLIGATIONS &
   AGENCIES (21.9%)
Federal Farm Credit Bank
      10-10-08                             4.25     7,115,000          7,022,526
Federal Home Loan Bank
      01-18-08                             4.63    17,110,000         17,015,211
      02-08-08                             4.63    16,985,000         16,881,290
      02-13-08                             5.25    22,300,000         22,311,730
      06-18-08                             5.13    21,590,000         21,597,513
Federal Home Loan Mtge Corp
      08-17-07                             4.00    24,340,000         24,153,507
      06-15-08                             3.88    17,200,000         16,907,084
      10-15-08                             5.13    10,505,000         10,518,457
      03-15-09                             5.75     4,940,000          5,016,056
      07-12-10                             4.13     2,480,000          2,416,770
Federal Natl Mtge Assn
      09-15-07                             4.25    21,845,000         21,693,396
      01-15-08                             4.63    36,450,000         36,222,333
      06-15-08                             5.25    57,745,000         57,859,335
      10-15-08                             4.50     8,050,000          7,978,178
U.S. Treasury
      06-30-07                             3.63     7,900,000(k)       7,846,920
      11-30-07                             4.25     3,645,000(k)       3,619,941
      10-31-11                             4.63    18,195,000(g)      18,128,898
      11-30-11                             4.50    74,885,000(g)      74,218,073
      08-15-16                             4.88    16,662,000(g)      16,861,161
      11-15-16                             4.63    52,370,000(g)      52,026,348
      11-15-18                             9.00    14,640,000         20,131,142
      08-15-23                             6.25    55,177,000(k)      63,509,609
      02-15-26                             6.00    27,950,000(k)      31,699,241
U.S. Treasury Inflation-Indexed Bond
      01-15-07                             3.38    45,240,490(o)      45,112,180
                                                                    ------------
Total                                                                600,746,899
                                                                    ------------
ASSET-BACKED (2.4%)
Capital Auto Receivables Asset Trust
   Series 2004-1 Cl CTFS
      09-15-10                             2.84     2,000,000          1,969,021
Capital Auto Receivables Asset Trust
   Series 2006-SN1A Cl A4B
      03-20-10                             5.43     7,475,000(b,d)     7,475,000
Capital Auto Receivables Asset Trust
   Series 2006-SN1A Cl D
      04-20-11                             6.15     1,975,000(d)       2,004,009
Citibank Credit Card Issuance Trust
   Series 2003-A3 Cl A3
      03-10-10                             3.10       300,000            292,545
College Loan Corporation Trust
   Collateralized Mtge Obligation
   Interest Only
   Series 2006-1 Cl AIO
      07-25-08                             5.62     9,725,000(l)       1,441,655

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
ASSET-BACKED (CONT.)
Countrywide Asset-backed Ctfs
   Series 2005-10 Cl AF6
      02-25-36                             4.92%  $ 1,020,000       $    993,730
Countrywide Asset-backed Ctfs
   Series 2006-4 Cl 1A1M
      07-25-36                             5.61     2,147,506(b)       2,149,996
Drive Auto Receivables Trust
   Series 2006-2 Cl A2 (MBIA)
      07-15-11                             5.30     5,725,000(d,n)     5,729,471
Dunkin Securitization
   Series 2006-1 Cl A2 (AMBAC)
      06-20-31                             5.78     6,775,000(d,n)     6,859,254
Ford Credit Floorplan Master Owner
   Trust
   Series 2006-3 Cl A
      06-15-11                             5.53    16,100,000(b)      16,113,826
Hertz Vehicle Financing LLC
   Series 2004-1A Cl A3 (MBIA)
      05-25-09                             2.85     1,800,000(d,n)     1,752,256
Metris Master Trust
   Series 2005-1A Cl D
      03-21-11                             7.25       900,000(b,d)       898,635
Natl Collegiate Student Loan Trust
   Collateralized Mtge Obligation
   Interest Only
   Series 2006-2 Cl AIO
      08-25-11                             5.89     6,200,000(l)       1,480,014
Natl Collegiate Student Loan Trust
   Collateralized Mtge Obligation
   Interest Only
   Series 2006-3 Cl AIO
      01-25-12                             0.00    11,400,000(l)       3,350,688
Natl Collegiate Student Loan Trust
   Collateralized Mtge Obligation
   Interest Only
   Series 2006-4 Cl AIO
      02-27-12                             5.45    11,633,000(l)       3,235,603
Popular ABS Mtge Pass-Through Trust
   Series 2005-A Cl AF2
      06-25-35                             4.49     1,815,000          1,793,268
Renaissance Home Equity Loan Trust
   Series 2005-4 Cl A3
      02-25-36                             5.57     2,755,000          2,744,614
Residential Asset Securities
   Series 2006-KS1 Cl A2
      02-25-36                             5.49     5,955,000(b)       5,956,864
                                                                    ------------
Total                                                                 66,240,449
                                                                    ------------
COMMERCIAL MORTGAGE-BACKED (12.2%)(f)
Banc of America Commercial Mtge
   Series 2005-1 Cl A4
      11-10-42                             4.89     2,250,000          2,234,140
Banc of America Commercial Mtge
   Series 2005-4 Cl ASB
      07-10-45                             4.87     3,225,000          3,156,241

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
COMMERCIAL MORTGAGE-BACKED (CONT.)
Banc of America Commercial Mtge
   Series 2006-2 Cl AAB
      05-10-45                             5.72%  $ 3,750,000       $  3,844,761
Banc of America Commercial Mtge
   Series 2006-4 Cl AAB
      07-10-46                             5.60     4,300,000          4,367,095
Banc of America Large Loan
   Series 2006-LAQ Cl E
      02-09-21                             5.73     2,175,000(b,d)     2,180,198
Banc of America Large Loan
   Series 2006-LAQ Cl F
      02-09-21                             5.79     2,425,000(b,d)     2,430,790
Banc of America Large Loan
   Series 2006-LAQ Cl G
      02-09-21                             5.88     1,700,000(b,d)     1,703,562
Bear Stearns Commercial Mtge
   Securities
   Series 2003-T10 Cl A1
      03-13-40                             4.00       318,820            308,497
Bear Stearns Commercial Mtge
Securities
   Series 2004-PWR5 Cl A3
      07-11-42                             4.57     1,790,000          1,741,122
Bear Stearns Commercial Mtge
   Securities
   Series 2005-T20 Cl E
      10-12-42                             5.16     1,700,000          1,652,196
Bear Stearns Commercial Mtge
   Securities
   Series 2006-PW14 Cl A4
      12-11-38                             5.20     4,675,000          4,617,498
CDC Commercial Mtge Trust
   Series 2002-FX1 Cl A2
      11-15-30                             5.68    17,400,000         17,710,267
Citigroup Commercial Mtge Trust
   Series 2005-EMG Cl A1
      09-20-51                             4.15     3,116,536(d)       3,060,121
Citigroup/Deutsche Bank Commercial
   Mtge Trust
   Series 2005-CD1 Cl ASB
      07-15-44                             5.23     1,750,000          1,749,777
Commercial Mtge Acceptance
   Series 1999-C1 Cl A2
      06-15-31                             7.03     8,586,893          8,852,923
Commercial Mtge Pass-Through Ctfs
   Series 2006-CN2A Cl BFL
      02-05-19                             5.66     1,425,000(b,d)    1,432,556
Credit Suisse Mtge Capital Ctfs
   Series 2006-C2 Cl A3
      03-15-39                             5.66     6,700,000          6,877,986
Credit Suisse Mtge Capital Ctfs
   Series 2006-C4 Cl A3
      09-15-39                             5.47    10,000,000         10,061,854
CS First Boston Mtge Securities
   Series 2001-CP4 Cl A4
      12-15-35                             6.18    11,825,000         12,216,530
CS First Boston Mtge Securities
   Series 2003-CPN1 Cl A2
      03-15-35                             4.60     2,825,000          2,723,635

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 167

RiverSource VP - Diversified Bond Fund

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
COMMERCIAL MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #385683
      02-01-13                             4.83%  $ 3,070,118       $  3,014,647
Federal Natl Mtge Assn #555806
      10-01-13                             5.09       901,268            896,568
Federal Natl Mtge Assn #735390
      03-01-16                             4.81     4,053,140          3,984,804
Federal Natl Mtge Assn #745629
      01-01-18                             5.08     2,796,785          2,770,719
GE Capital Commercial Mtge
   Series 2004-C2 Cl A2
      03-10-40                             4.12     5,150,000          4,984,016
GE Capital Commercial Mtge
   Series 2005-C1 Cl A5
      06-10-48                             4.77     2,200,000          2,122,184
General Electric Capital Assurance
   Series 2003-1 Cl A3
      05-12-35                             4.77     5,625,000(d)       5,532,658
Greenwich Capital Commercial Funding
   Series 2004-GG1 Cl A5
      06-10-36                             4.88     1,625,000          1,603,893
Greenwich Capital Commercial Funding
   Series 2006-GG7 Cl AAB
      07-10-38                             5.91     6,025,000          6,254,994
GS Mtge Securities II
   Series 2004-GG2 Cl A4
      08-10-38                             4.96     3,000,000          2,968,201
GS Mtge Securities II
   Series 2006-GG6 Cl A4
      04-10-38                             5.55     4,975,000          5,051,536
JPMorgan Chase Commercial Mtge
   Securities
   Series 2002-CIB5 Cl A1
      10-12-37                             4.37     3,225,679          3,164,025
JPMorgan Chase Commercial Mtge
   Securities
   Series 2003-CB6 Cl A2
      07-12-37                             5.26     5,975,000          5,968,417
JPMorgan Chase Commercial Mtge
   Securities
   Series 2003-LN1 Cl A1
      10-15-37                             4.13     1,871,631          1,809,433
JPMorgan Chase Commercial Mtge
   Securities
   Series 2003-ML1A Cl A1
      03-12-39                             3.97     1,811,300          1,756,209
JPMorgan Chase Commercial Mtge
   Securities
   Series 2003-ML1A Cl A2
      03-12-39                             4.77     5,425,000          5,274,844
JPMorgan Chase Commercial Mtge
   Securities
   Series 2004-C2 Cl A2
      05-15-41                             5.09     1,000,000            995,596
JPMorgan Chase Commercial Mtge
   Securities
   Series 2004-CBX Cl A3
      01-12-37                             4.18     1,950,000          1,895,412
JPMorgan Chase Commercial Mtge
   Securities
   Series 2005-LDP2 Cl A1
      07-15-42                             4.33     4,062,835          3,995,067
JPMorgan Chase Commercial Mtge
   Securities
   Series 2006-CB16 Cl A4
      05-12-45                             5.55    15,850,000         16,077,632
JPMorgan Chase Commercial Mtge
   Securities
   Series 2006-LDP6 Cl A4
      04-15-43                             5.48     5,675,000          5,725,034

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
COMMERCIAL MORTGAGE-BACKED (CONT.)
JPMorgan Chase Commercial Mtge
   Securities
   Series 2006-LDP6 Cl ASB
      04-15-43                             5.49%  $ 4,425,000       $  4,464,472
JPMorgan Chase Commercial Mtge
   Securities
   Series 2006-LDP8 Cl A4
      05-15-45                             5.40     9,450,000          9,477,498
LB-UBS Commercial Mtge Trust
   Series 2006-C7 Cl A3
      11-15-38                             5.35     4,350,000          4,349,891
LB-UBS Commercial Mtge Trust
   Series 2002-C2 Cl A3
      06-15-26                             5.39     3,590,000          3,609,695
LB-UBS Commercial Mtge Trust
   Series 2002-C4 Cl A5
      09-15-31                             4.85     3,000,000          2,946,617
LB-UBS Commercial Mtge Trust
   Series 2004-C2 Cl A3
      03-15-29                             3.97     2,200,000          2,077,196
LB-UBS Commercial Mtge Trust
   Series 2004-C8 Cl A2
      12-15-29                             4.20     3,700,000          3,601,728
LB-UBS Commercial Mtge Trust
   Series 2005-C5 Cl AAB
      09-15-30                             4.93     5,775,000          5,665,391
LB-UBS Commercial Mtge Trust
   Series 2006-C3 Cl AAB
      03-15-39                             5.64     3,895,000          3,959,813
LB-UBS Commercial Mtge Trust
   Series 2006-C4 Cl AAB
      06-15-32                             5.87     6,725,000          6,971,452
Morgan Stanley Capital I
   Series 2003-IQ4 Cl A1
      05-15-40                             3.27     2,721,316          2,610,992
Morgan Stanley Capital I
   Series 2003-T11 Cl A2
      06-13-41                             4.34     2,625,000          2,565,905
Morgan Stanley Capital I
   Series 2004-HQ4 Cl A5
      04-14-40                             4.59     2,400,000          2,327,160
Morgan Stanley Capital I
   Series 2005-T19 Cl AAB
      06-12-47                             4.85     6,025,000          5,899,149
Morgan Stanley Capital I
   Series 2006-T23 Cl AAB
      08-12-41                             5.80     5,500,000          5,677,599
Morgan Stanley Capital I
   Series 2006-XLF Cl A2
      07-15-19                             5.48     5,000,000(b,d)     5,002,572
Morgan Stanley Dean Witter Capital I
   Series 2002-TOP7 Cl A2
      01-15-39                             5.98    10,810,000         11,154,184
Nomura Asset Securities
   Series 1998-D6 Cl A3
      03-15-30                             6.99    16,965,000         18,699,239
Prudential Commercial Mtge Trust
   Series 2003-PWR1 Cl A1
      02-11-36                             3.67     2,604,009          2,500,018

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
COMMERCIAL MORTGAGE-BACKED (CONT.)
SBA CMBS Trust
   Series 2006-1A Cl B
      11-15-36                             5.45%  $ 3,750,000(d)    $  3,769,200
Wachovia Bank Commercial Mtge Trust
   Series 2003-C4 Cl A2
      04-15-35                             4.57    11,250,000         10,954,484
Wachovia Bank Commercial Mtge Trust
   Series 2003-C7 Cl A2
      10-15-35                             5.08    12,800,000(d)      12,626,657
Wachovia Bank Commercial Mtge Trust
   Series 2005-C18 Cl A4
      04-15-42                             4.94     2,900,000          2,822,463
Wachovia Bank Commercial Mtge Trust
   Series 2005-C20 Cl A5
      07-15-42                             5.09     2,975,000          2,950,973
Wachovia Bank Commercial Mtge Trust
   Series 2006-C24 Cl APB
      03-15-45                             5.58     3,200,000          3,244,130
Wachovia Bank Commercial Mtge Trust
   Series 2006-C27 Cl A3
      07-15-45                             5.77     4,300,000          4,421,172
Wachovia Bank Commercial Mtge Trust
   Series 2006-C27 Cl APB
      07-15-45                             5.73     6,000,000          6,136,551
Wachovia Bank Commercial Mtge Trust
   Series 2006-C29 Cl A4
      11-15-48                             5.31     6,175,000          6,140,987
                                                                    ------------
Total                                                                335,394,826
                                                                    ------------
MORTGAGE-BACKED (50.5%)(f)
Adjustable Rate Mtge Trust
   Collateralized Mtge Obligation
   Series 2005-12 Cl 2A1
      03-25-36                             5.71     5,250,827(m)       5,267,156
Adjustable Rate Mtge Trust
   Collateralized Mtge Obligation
   Series 2006-1 Cl 2A1
      03-25-36                             5.97     6,243,022(m)       6,244,145
American Home Mtge Assets
   Collateralized Mtge Obligation
   Series 2006-2 Cl 2A2
      09-25-46                             5.55    12,948,101(m)      12,917,111
American Home Mtge Assets
   Collateralized Mtge Obligation
   Series 2006-3 Cl 3A2
      10-25-46                             5.61     7,950,673(m)       7,973,084
Banc of America Funding
   Collateralized Mtge Obligation
   Series 2006-A Cl 3A2
      02-20-36                             5.92     4,247,678(m)       4,255,027
Bank of America Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2003-11 Cl 1A1
      01-25-34                             6.00     2,786,114          2,761,067
Bank of America Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2003-11 Cl 4A1
      01-25-19                             4.75     2,048,652          1,980,791

See accompanying notes to investments in securities.


168 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Diversified Bond Fund

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
MORTGAGE-BACKED (CONT.)
Bank of America Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2004-3 Cl 1A1
      04-25-34                             6.00%  $ 4,970,528       $  4,972,084
Bank of America Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-9 Cl 1CB1
      01-25-37                             6.00    29,850,000(e)      29,966,602
Bank of America Funding
   Collateralized Mtge Obligation
   Series 2006-2N Cl N1
      11-25-46                             7.25     1,333,669(d)       1,322,043
Bear Stearns Adjustable Rate Mtge
   Trust
   Collateralized Mtge Obligation
   Series 2005-8 Cl A4
      08-25-35                             5.09     5,650,000(d,m)     5,496,011
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2003-11T1 Cl A1
      07-25-18                             4.75     1,985,253          1,919,491
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-14 Cl 2A2
      05-25-35                             5.57     8,509,593(b)       8,509,148
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-54CB Cl 2A3
      11-25-35                             5.50     3,603,261          3,604,585
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-54CB Cl 3A7
      11-25-35                             5.50     3,675,390          3,676,730
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-64CB Cl 1A1
      12-25-35                             5.50     7,048,982          7,067,090
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-6CB Cl 1A1
      04-25-35                             7.50     3,036,853          3,147,333
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-85CB Cl 2A2
      02-25-36                             5.50     2,588,856          2,587,734
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-22R Cl 1A2
      05-25-36                             6.00     7,000,000          7,067,782
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-2CB Cl A11
      03-25-36                             6.00     6,564,097          6,563,672
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-31CB Cl A16
      11-25-36                             6.00    13,075,000         13,207,450

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
MORTGAGE-BACKED (CONT.)
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-43 CB Cl 1A4
      02-25-37                             6.00%  $18,850,000       $ 18,955,295
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-OA8 Cl 1A2
      07-25-46                             5.58    12,551,189(b)      12,582,551
Countrywide Home Loans
   Collateralized Mtge Obligation
   Series 2005-R2 Cl 2A1
      06-25-35                             7.00     3,861,742(d)       3,995,159
Countrywide Home Loans
   Collateralized Mtge Obligation
   Series 2006-HYB1 Cl 1A1
      03-20-36                             5.38     3,651,442(m)       3,630,118
Countrywide Home Loans
   Collateralized Mtge Obligation
   Series 2006-HYB5 Cl 2A2
      09-20-36                             5.95    10,319,912(m)      10,383,999
Countrywide Home Loans
   Collateralized Mtge Obligation
   Series 2006-OA5 Cl 2A2
      04-25-46                             5.62     8,138,222(m)       8,142,135
CS First Boston Mtge Securities
   Collateralized Mtge Obligation
   Series 2003-29 Cl 8A1
      11-25-18                             6.00     2,139,269          2,140,265
CS First Boston Mtge Securities
   Collateralized Mtge Obligation
   Series 2005-12 Cl 3A1
      01-25-36                             7.00     5,786,619          5,908,755
Deutsche Bank Alternative Mtge
   Loan Trust
   Collateralized Mtge Obligation
   Series 2006-AR6 Cl A3
      02-25-37                             5.44     8,200,000(b)       8,202,378
Downey Savings & Loan Assn Mtge
   Loan Trust
   Collateralized Mtge Obligation
   Interest Only
   Series 2005-AR5 Cl X1
      08-19-45                             6.38    33,452,625(l)         397,250
Federal Home Loan Mtge Corp
      01-01-37                             5.50    31,000,000(e)      30,651,250
      01-01-37                             6.00    20,400,000(e)      20,546,676
Federal Home Loan Mtge Corp #1G2496
      09-01-36                             6.21     7,312,966(m)       7,376,516
Federal Home Loan Mtge Corp #1J1445
      01-01-37                             5.92    20,227,531(m)      20,316,026
Federal Home Loan Mtge Corp #A27373
      10-01-34                             6.50       757,762            772,548
Federal Home Loan Mtge Corp #B11452
      12-01-18                             6.00     1,454,275          1,473,961
Federal Home Loan Mtge Corp #C00356
      08-01-24                             8.00       112,578            118,612
Federal Home Loan Mtge Corp #C14412
      09-01-28                             6.00     1,327,741          1,343,820
Federal Home Loan Mtge Corp #C53878
      12-01-30                             5.50     1,041,675          1,035,554

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
MORTGAGE-BACKED (CONT.)
Federal Home Loan Mtge Corp #C59161
      10-01-31                             6.00%  $ 2,961,382       $  2,992,288
Federal Home Loan Mtge Corp #C79930
      06-01-33                             5.50     2,756,247          2,729,882
Federal Home Loan Mtge Corp #C80198
      08-01-24                             8.00        65,569             69,084
Federal Home Loan Mtge Corp #C80253
      01-01-25                             9.00        63,559             68,756
Federal Home Loan Mtge Corp #C90767
      12-01-23                             6.00     4,327,247          4,384,312
Federal Home Loan Mtge Corp #D95319
      03-01-22                             6.00       440,135            446,245
Federal Home Loan Mtge Corp #D96300
      10-01-23                             5.50       350,116            348,644
Federal Home Loan Mtge Corp #E01127
      02-01-17                             6.50     2,876,328          2,943,747
Federal Home Loan Mtge Corp #E01419
      05-01-18                             5.50     1,529,970          1,532,529
Federal Home Loan Mtge Corp #E97591
      06-01-18                             5.50       340,336            341,077
Federal Home Loan Mtge Corp #E98725
      08-01-18                             5.00     4,779,330          4,708,176
Federal Home Loan Mtge Corp #E99684
      10-01-18                             5.00     3,967,017          3,907,718
Federal Home Loan Mtge Corp #G01108
      04-01-30                             7.00     2,245,675          2,314,277
Federal Home Loan Mtge Corp #G01427
      12-01-31                             6.50       678,417            694,330
Federal Home Loan Mtge Corp #G01535
      04-01-33                             6.00       559,587            567,490
Federal Home Loan Mtge Corp #G10198
      05-01-07                             9.00           374                375
Federal Home Loan Mtge Corp #G30225
      02-01-23                             6.00     5,513,959          5,590,512
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
      06-15-20                             8.00         9,659              9,601
      03-15-22                             7.00       810,238            808,800
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Interest Only
   Series 2590 Cl BI
      02-15-14                             2.28       935,218(l)          38,749
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Interest Only
   Series 2718 Cl IA
      10-15-22                            20.00     3,047,812(l)         113,161
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Series 2576 Cl KJ
      02-15-33                             5.50     5,128,645          5,132,458
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Series 2641 Cl KC
      01-15-18                             6.50     1,995,339          2,047,851

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 169

RiverSource VP - Diversified Bond Fund

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT           VALUE(a)
------                                  ------   ------------     --------------
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn
   01-01-22                              5.50%   $ 15,000,000(e)  $   14,995,320
   01-01-22                              6.00      11,000,000(e)      11,151,250
   01-01-37                              5.50      58,000,000(e)      57,311,250
   01-01-37                              6.00     100,350,000(e)     101,008,295
   01-01-37                              6.50      10,000,000(e)      10,187,500
Federal Natl Mtge Assn #125032
   11-01-21                              8.00          24,786             26,140
Federal Natl Mtge Assn #125474
   02-01-27                              7.50         684,433            714,690
Federal Natl Mtge Assn #190353
   08-01-34                              5.00      12,223,625         11,816,204
Federal Natl Mtge Assn #190764
   09-01-07                              8.50           3,009              3,007
Federal Natl Mtge Assn #190899
   04-01-23                              8.50         283,618            298,680
Federal Natl Mtge Assn #190988
   06-01-24                              9.00         306,034            325,628
Federal Natl Mtge Assn #253883
   08-01-16                              6.00         660,907            670,743
Federal Natl Mtge Assn #254224
   02-01-17                              7.00         940,947            967,377
Federal Natl Mtge Assn #254560
   11-01-32                              5.00       3,241,175          3,136,357
Federal Natl Mtge Assn #254675
   01-01-23                              6.50         158,398            162,370
Federal Natl Mtge Assn #254906
   10-01-18                              4.50       5,256,170          5,082,977
Federal Natl Mtge Assn #254916
   09-01-23                              5.50       4,343,047          4,322,245
Federal Natl Mtge Assn #255788
   06-01-15                              5.50       5,244,211          5,259,808
Federal Natl Mtge Assn #256171
   03-01-26                              6.00      24,106,134         24,367,224
Federal Natl Mtge Assn #256339
   07-01-36                              5.50      21,428,752         21,069,820
Federal Natl Mtge Assn #303727
   02-01-11                              6.00          87,188             88,082
Federal Natl Mtge Assn #442411
   11-01-28                              6.50       1,199,660          1,231,353
Federal Natl Mtge Assn #445254
   12-01-13                              5.50       1,915,288          1,923,480
Federal Natl Mtge Assn #446964
   10-01-28                              6.00       3,666,761          3,708,539
Federal Natl Mtge Assn #450370
   01-01-29                              6.50       1,752,665          1,798,967
Federal Natl Mtge Assn #484820
   04-01-14                              5.50          11,799             11,849
Federal Natl Mtge Assn #50553
   04-01-22                              8.00          93,853             99,080
Federal Natl Mtge Assn #510587
   08-01-29                              7.00         123,080            126,889
Federal Natl Mtge Assn #545339
   11-01-31                              6.50         101,451            104,294
Federal Natl Mtge Assn #545342
   04-01-13                              7.00       1,021,842          1,029,891
Federal Natl Mtge Assn #545869
   07-01-32                              6.50       1,474,642          1,511,110

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT           VALUE(a)
------                                  ------   ------------     --------------
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #545885
   08-01-32                              6.50%   $  3,115,820     $    3,187,889
Federal Natl Mtge Assn #545910
   08-01-17                              6.00       1,705,539          1,734,071
Federal Natl Mtge Assn #555375
   04-01-33                              6.00       9,289,331          9,412,131
Federal Natl Mtge Assn #555376
   04-01-18                              4.50         210,874            203,925
Federal Natl Mtge Assn #555458
   05-01-33                              5.50      11,456,196         11,352,403
Federal Natl Mtge Assn #555528
   04-01-33                              6.00      25,441,538         25,673,708
Federal Natl Mtge Assn #555734
   07-01-23                              5.00       3,329,456          3,243,734
Federal Natl Mtge Assn #555740
   08-01-18                              4.50       1,913,148          1,849,476
Federal Natl Mtge Assn #576603
   03-01-15                              6.00       3,102,114          3,150,113
Federal Natl Mtge Assn #606882
   10-01-31                              7.00         465,012            478,507
Federal Natl Mtge Assn #609621
   11-01-31                              7.00       2,485,110          2,557,228
Federal Natl Mtge Assn #617746
   08-01-32                              6.50         206,833            211,574
Federal Natl Mtge Assn #626720
   01-01-17                              6.00         174,068            176,659
Federal Natl Mtge Assn #630599
   05-01-32                              7.00       3,250,745          3,344,002
Federal Natl Mtge Assn #634367
   03-01-17                              6.50         996,195          1,014,010
Federal Natl Mtge Assn #646938
   06-01-32                              7.00       1,524,484          1,568,218
Federal Natl Mtge Assn #647549
   08-01-17                              6.00       1,446,433          1,467,686
Federal Natl Mtge Assn #650159
   10-01-32                              6.50       2,441,478          2,515,516
Federal Natl Mtge Assn #652600
   02-01-18                              5.50       6,321,518          6,336,604
Federal Natl Mtge Assn #667604
   10-01-32                              5.50       5,992,292          5,932,439
Federal Natl Mtge Assn #667721
   03-01-33                              6.00       2,115,736          2,137,671
Federal Natl Mtge Assn #667787
   02-01-18                              5.50         761,506            762,960
Federal Natl Mtge Assn #669925
   09-01-17                              6.50       2,313,134          2,376,004
Federal Natl Mtge Assn #670382
   09-01-32                              6.00       6,008,877          6,063,711
Federal Natl Mtge Assn #670387
   08-01-32                              7.00         786,967            810,293
Federal Natl Mtge Assn #672289
   12-01-17                              5.50         510,020            511,557
Federal Natl Mtge Assn #678028
   09-01-17                              6.00         530,003            537,790
Federal Natl Mtge Assn #683116
   02-01-33                              6.00         298,516            301,240
Federal Natl Mtge Assn #684585
   02-01-33                              5.50         544,617            539,762

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT           VALUE(a)
------                                  ------   ------------     --------------
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #684586
   03-01-33                              6.00%   $  1,724,179     $    1,741,212
Federal Natl Mtge Assn #684601
   03-01-33                              6.00       1,213,955          1,230,577
Federal Natl Mtge Assn #687051
   01-01-33                              6.00       5,679,867          5,711,225
Federal Natl Mtge Assn #687736
   02-01-33                              5.50       2,740,298          2,712,364
Federal Natl Mtge Assn #688691
   03-01-33                              5.50         557,077            551,398
Federal Natl Mtge Assn #689093
   07-01-28                              5.50       1,531,522          1,522,620
Federal Natl Mtge Assn #694316
   03-01-18                              5.50       1,727,013          1,731,402
Federal Natl Mtge Assn #694546
   03-01-33                              5.50       1,945,603          1,925,771
Federal Natl Mtge Assn #694628
   04-01-33                              5.50       2,333,029          2,313,507
Federal Natl Mtge Assn #694795
   04-01-33                              5.50       2,977,836          2,952,299
Federal Natl Mtge Assn #694988
   03-01-33                              5.50       5,968,729          5,911,356
Federal Natl Mtge Assn #695202
   03-01-33                              6.50       2,189,030          2,234,799
Federal Natl Mtge Assn #695220
   04-01-33                              5.50         170,566            168,827
Federal Natl Mtge Assn #705096
   06-01-18                              5.00         455,568            449,165
Federal Natl Mtge Assn #709901
   06-01-18                              5.00       2,837,988          2,798,434
Federal Natl Mtge Assn #711501
   05-01-33                              5.50       1,497,759          1,485,887
Federal Natl Mtge Assn #720006
   07-01-33                              5.50       4,088,995          4,047,313
Federal Natl Mtge Assn #720378
   06-01-18                              4.50       3,550,557          3,433,564
Federal Natl Mtge Assn #723687
   08-01-28                              5.50       2,198,373          2,185,595
Federal Natl Mtge Assn #725232
   03-01-34                              5.00      12,575,583         12,164,727
Federal Natl Mtge Assn #725284
   11-01-18                              7.00         107,266            110,414
Federal Natl Mtge Assn #725424
   04-01-34                              5.50      27,111,847         26,835,477
Federal Natl Mtge Assn #725425
   04-01-34                              5.50      15,094,884         14,942,011
Federal Natl Mtge Assn #725684
   05-01-18                              6.00       5,210,196          5,289,773
Federal Natl Mtge Assn #725719
   07-01-33                              4.84       3,246,428(m)       3,183,091
Federal Natl Mtge Assn #725737
   08-01-34                              4.53       3,081,440(m)       3,061,842
Federal Natl Mtge Assn #725773
   09-01-34                              5.50      18,675,054         18,474,843
Federal Natl Mtge Assn #725813
   12-01-33                              6.50       7,502,711          7,659,578
Federal Natl Mtge Assn #726940
   08-01-23                              5.50          58,816             58,530

See accompanying notes to investments in securities.


170 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Diversified Bond Fund

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT           VALUE(a)
------                                  ------   ------------     --------------
Federal Natl Mtge Assn #730153
   08-01-33                              5.50%   $    596,219     $      590,141
Federal Natl Mtge Assn #730231
   08-01-23                              5.50       6,626,486          6,594,748
Federal Natl Mtge Assn #731075
   07-01-18                              5.50         142,563            142,914
Federal Natl Mtge Assn #731417
   09-01-18                              5.50       1,665,434          1,669,421
Federal Natl Mtge Assn #732094
   08-01-18                              5.50         111,562            111,865
Federal Natl Mtge Assn #735057
   01-01-19                              4.50       4,438,032          4,291,797
Federal Natl Mtge Assn #735949
   10-01-35                              4.99       9,852,688(m)       9,813,654
Federal Natl Mtge Assn #737330
   09-01-18                              5.50       1,312,800          1,315,790
Federal Natl Mtge Assn #742840
   10-01-18                              5.50       1,221,226          1,223,997
Federal Natl Mtge Assn #743262
   10-01-18                              5.00       2,856,961          2,815,953
Federal Natl Mtge Assn #743455
   10-01-18                              5.50       4,500,583          4,510,406
Federal Natl Mtge Assn #745563
   08-01-34                              5.50      15,554,463         15,395,906
Federal Natl Mtge Assn #745802
   07-01-36                              6.00      24,267,383         24,431,693
Federal Natl Mtge Assn #747584
   11-01-28                              5.50       3,949,034          3,926,079
Federal Natl Mtge Assn #753919
   12-01-33                              4.95       3,322,652(m)       3,262,889
Federal Natl Mtge Assn #756844
   02-01-19                              5.00       2,167,423          2,133,097
Federal Natl Mtge Assn #759342
   01-01-34                              6.50         797,999            819,997
Federal Natl Mtge Assn #761031
   01-01-34                              5.00         458,060            443,151
Federal Natl Mtge Assn #763703
   04-01-34                              5.50      26,613,038(e)      26,327,726
Federal Natl Mtge Assn #765758
   02-01-19                              5.00       2,680,870          2,641,420
Federal Natl Mtge Assn #765760
   02-01-19                              5.00         267,189            263,257
Federal Natl Mtge Assn #776962
   04-01-29                              5.00       8,835,844          8,548,254
Federal Natl Mtge Assn #776987
   04-01-29                              5.00         301,517            291,703
Federal Natl Mtge Assn #779676
   06-01-34                              5.00      25,726,456         24,868,979
Federal Natl Mtge Assn #785738
   11-01-19                              5.00       9,616,794(e)       9,464,490
Federal Natl Mtge Assn #811114
   02-01-35                              5.50      21,622,798         21,375,832
Federal Natl Mtge Assn #837258
   09-01-35                              4.92       2,177,671(m)       2,184,705
Federal Natl Mtge Assn #844257
   11-01-35                              5.09      10,536,916(m)      10,539,233
Federal Natl Mtge Assn #845070
   12-01-35                              5.09       4,236,126(m)       4,214,270

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT           VALUE(a)
------                                  ------   ------------     --------------
Federal Natl Mtge Assn #850855
      12-01-35                           4.99%   $  8,400,139(m)  $    8,341,169
Federal Natl Mtge Assn #878661
      02-01-36                           5.50      15,755,608         15,501,627
Federal Natl Mtge Assn #881629
      02-01-36                           5.50      11,405,622         11,221,764
Federal Natl Mtge Assn #883201
      07-01-36                           6.50       3,970,390          4,072,604
Federal Natl Mtge Assn #885871
      06-01-36                           7.00       5,694,134          5,883,905
Federal Natl Mtge Assn #886404
      08-01-36                           6.50      11,358,498         11,572,653
Federal Natl Mtge Assn #886461
      08-01-36                           6.19       5,597,836(m)       5,668,984
Federal Natl Mtge Assn #886464
      08-01-36                           6.50       5,783,485          5,892,527
Federal Natl Mtge Assn #887096
      07-01-36                           5.81      12,788,642(m)      12,946,205
Federal Natl Mtge Assn #887589
      07-01-36                           6.50       8,152,973          8,362,821
Federal Natl Mtge Assn #900197
      10-01-36                           5.98       9,572,875(m)       9,632,514
Federal Natl Mtge Assn #901922
      10-01-36                           5.79      10,742,007(m)      10,815,858
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2003-24 Cl PI
      12-25-12                          20.00         565,898(l)          11,312
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2003-71 Cl IM
      12-25-31                          14.12       1,790,666(l)         280,286
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2004-84 Cl GI
      12-25-22                          12.17       1,678,796(l)         224,943
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 367 Cl 2
      01-25-36                           8.45      13,179,749(l)       3,105,478
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Series 2003-133 Cl GB
      12-25-26                           8.00       1,555,048          1,638,771
Govt Natl Mtge Assn #3900
      09-20-36                           6.50      22,757,340         23,263,941
Govt Natl Mtge Assn #3920
      11-20-36                           6.00      18,815,482         19,030,788
Govt Natl Mtge Assn #604708
      10-15-33                           5.50       3,822,127          3,808,171
Govt Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2002-70 Cl IC
      08-20-32                          15.75       3,185,181(l)         534,551

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
Govt Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2002-80 Cl CI
      01-20-32                          20.00%   $    668,236(l)    $     59,154
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2005-16 Cl 3A1B
      01-19-36                           5.69       5,537,809(m)       5,544,128
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2006-12 Cl 2A11
      12-19-36                           5.44      17,943,317(m)      17,943,317
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2006-5 Cl 2A1B
      07-19-46                           5.58       3,624,493(m)       3,625,960
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2006-8 Cl 2A1B
      08-21-46                           5.60      13,597,836(m)      13,591,823
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2006-9 Cl 2AB2
      11-19-36                           5.60      17,826,636(m)      17,866,305
Harborview Nim
   Collateralized Mtge Obligation
   Series 2006-7A Cl N1
      09-19-36                           6.41         965,978(d,m)       961,148
Harborview Nim
   Collateralized Mtge Obligation
   Series 2006-8A Cl N1
      07-21-36                           6.41         978,154(d)         974,486
IndyMac Index Mtge Loan
Trust
   Collateralized Mtge Obligation
   Interest Only
   Series 2005-AR8 Cl AX1
      04-25-35                           4.50      69,517,964(l)         630,007
IndyMac Index Mtge Loan
Trust
   Collateralized Mtge Obligation
   Series 2005-AR25 Cl
   1A21
      12-25-35                           5.88       5,291,954(m)       5,300,016
IndyMac Index Mtge Loan
Trust
   Collateralized Mtge Obligation
   Series 2006-AR35 Cl 2A2
      01-25-37                           5.45      10,811,192(m)      10,815,516
IndyMac Index Nim
   Collateralized Mtge Obligation
   Series 2006-AR6 Cl N1
      06-25-46                           6.65       1,963,945(d)       1,956,581
Lehman XS Net Interest Margin Nts
   Collateralized Mtge Obligation
   Series 2006-2N Cl A1
      02-27-46                           7.00         916,532(d)         917,100
Lehman XS Net Interest Margin Nts
   Series 2006-AR8 Cl A1
      10-28-46                           6.25       1,187,522(d)       1,182,772

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 171

RiverSource VP - Diversified Bond Fund

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT           VALUE(a)
------                                  ------   ------------     --------------
MORTGAGE-BACKED (CONT.)
Master Alternative Loans
Trust
   Collateralized Mtge Obligation
   Series 2004-2 Cl 4A1
      02-25-19                           5.00%   $  3,420,797     $    3,338,492
Master Alternative Loans
Trust
   Collateralized Mtge Obligation
   Series 2004-7 Cl 8A1
      08-25-19                           5.00       2,326,896          2,251,668
Master Alternative Loans
Trust
   Collateralized Mtge Obligation
   Series 2004-8 Cl 7A1
      09-25-19                           5.00       3,182,007          3,081,201
Rali NIM
   Collateralized Mtge Obligation
   Series 2006-QO4 Cl N1
      04-25-46                           6.05       1,219,296(d)       1,213,961
Residential Accredit Loans
   Collateralized Mtge Obligation
   Series 2006-QS3 Cl 1A10
      03-25-36                           6.00       4,428,953          4,480,145
Sequoia Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-1 Cl A2
      02-25-36                           6.11       5,604,449          5,678,428
Structured Adjustable Rate Mtge Loan
Trust
   Collateralized Mtge Obligation
   Series 2006-5 Cl 4A1
      06-25-36                           5.97       7,858,639(m)       7,880,434
Structured Asset Securities
   Collateralized Mtge Obligation
   Series 2003-33H Cl 1A1
      10-25-33                           5.50      11,280,462         11,055,892
Washington Mutual Alternative Mtge
   Loan Trust
   Pass-Through Ctfs
   Collateralized Mtge Obligation
   Interest Only
   Series 2005-AR1 Cl X2
      12-25-35                           7.10      29,216,800(l)         262,495
Washington Mutual
   Collateralized Mtge Obligation
   Series 2003-AR10 Cl A7
      10-25-33                           4.06       4,425,000(m)       4,368,595
Washington Mutual
   Collateralized Mtge Obligation
   Series 2004-CB2 Cl 6A
      07-25-19                           4.50       2,313,951          2,193,163
Washington Mutual
   Collateralized Mtge Obligation
   Series 2005-AR14 Cl 2A1
      12-25-35                           5.30       7,772,256(m)       7,709,449
Washington Mutual
   Collateralized Mtge Obligation
   Series 2005-AR17 Cl A1C1
      12-25-45                           5.51       1,120,208(m)       1,120,430
Washington Mutual
   Collateralized Mtge Obligation
   Series 2005-AR8 Cl 2AB1
      07-25-45                           5.60       4,306,335(m)       4,308,300

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT           VALUE(a)
------                                  ------   ------------     --------------
MORTGAGE-BACKED (CONT.)
Wells Fargo Mtge Backed Securities
   Trust
   Collateralized Mtge Obligation
   Series 2005-10 Cl A1
      10-25-35                           5.00%   $  9,315,711     $    8,957,615
Wells Fargo Mtge Backed Securities
   Trust
   Collateralized Mtge Obligation
   Series 2005-5 Cl 2A1
      05-25-35                           5.50       7,508,411          7,377,014
Wells Fargo Mtge Backed Securities
   Trust
   Collateralized Mtge Obligation
   Series 2006-AR6 Cl 5A1
      03-25-36                           5.11       9,560,616(m)       9,449,124
                                                                  --------------
Total                                                              1,383,236,925
                                                                  --------------
AEROSPACE & DEFENSE (0.1%)
DRS Technologies
      02-01-16                           6.63         660,000            664,950
L-3 Communications
      06-15-12                           7.63         490,000            507,150
L-3 Communications
   Sr Sub Nts
   Series B
      10-15-15                           6.38         615,000            608,850
                                                                  --------------
Total                                                                  1,780,950
                                                                  --------------
BANKING (1.9%)
Bank of America
   Sub Nts
      10-15-36                           6.00      13,590,000         14,045,673
Citigroup
   Sub Nts
      08-25-36                           6.13       3,200,000          3,332,154
Manufacturers & Traders
Trust
   Sub Nts
      12-01-21                           5.63       4,130,000(b)       4,095,396
Popular North America
   Sr Nts
      10-01-08                           3.88      19,770,000         19,258,629
Wells Fargo Bank
   Sub Nts
      08-26-36                           5.95      10,595,000         10,935,947
                                                                  --------------
Total                                                                 51,667,799
                                                                  --------------
BROKERAGE (--%)
LaBranche & Co
   Sr Nts
      05-15-12                          11.00         605,000            651,888
                                                                  --------------
CHEMICALS (0.2%)
NewMarket
   Sr Nts
      12-15-16                           7.13         200,000(d)         200,000
Potash - Saskatchewan
      12-01-36                           5.88       5,745,000(c)       5,550,573
PQ
      02-15-13                           7.50          80,000             78,800
                                                                  --------------
Total                                                                  5,829,373
                                                                  --------------

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT           VALUE(a)
------                                  ------   ------------     --------------
ELECTRIC (2.6%)
Aquila Canada Finance
      06-15-11                           7.75%   $    645,000(c)  $      680,629
Arizona Public Service
      05-15-15                           4.65       9,620,000          8,871,707
Baltimore Gas & Electric
   Sr Unsecured
      10-01-36                           6.35       2,410,000(d)       2,460,183
CMS Energy
   Sr Nts
      01-15-09                           7.50         860,000            886,875
Commonwealth Edison
   1st Mtge
      04-15-15                           4.70       5,535,000          5,156,683
Commonwealth Edison
   1st Mtge Series 104
      08-15-16                           5.95       4,080,000          4,124,909
Consumers Energy
   1st Mtge
      02-15-12                           5.00       3,260,000          3,180,394
Consumers Energy
   1st Mtge Series H
      02-17-09                           4.80      10,300,000         10,165,028
Duke Energy Indiana
      10-15-35                           6.12       7,675,000          7,710,412
Edison Mission Energy
   Sr Unsecured
      06-15-13                           7.50         470,000            491,150
Exelon
      06-15-10                           4.45       9,060,000          8,763,792
Florida Power
   1st Mtge
      07-15-11                           6.65       1,650,000          1,729,545
Indiana Michigan Power
   Sr Nts
      03-15-37                           6.05       4,565,000          4,480,698
IPALCO Enterprises
   Secured
      11-14-08                           8.38         265,000            274,938
      11-14-11                           8.63       1,765,000          1,919,438
Midwest Generation LLC
   Series B
      01-02-16                           8.56         107,689            118,727
Northern States Power
   Sr Nts
      08-01-09                           6.88       5,240,000          5,424,165
NRG Energy
      02-01-14                           7.25         575,000            579,313
      01-15-17                           7.38         195,000            195,488
PacifiCorp
   1st Mtge
      06-15-35                           5.25       1,055,000            965,702
Sierra Pacific Power
   Series M
      05-15-16                           6.00       2,275,000          2,279,964
Xcel Energy
   Sr Nts
      07-01-08                           3.40         330,000            320,321
                                                                  --------------
Total                                                                 70,780,061
                                                                  --------------

See accompanying notes to investments in securities.


172 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Diversified Bond Fund

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT           VALUE(a)
------                                  ------   ------------     --------------
ENTERTAINMENT (0.1%)
United Artists Theatre
Circuit
      07-01-15                           9.30%   $  2,497,893(j)  $    2,597,808
                                                                  --------------
FOOD AND BEVERAGE (0.5%)
Cadbury Schweppes US Finance LLC
      10-01-08                           3.88      12,285,000(d)      11,964,116
Cott Beverages USA
      12-15-11                           8.00       2,005,000          2,045,100
                                                                  --------------
Total                                                                 14,009,216
                                                                  --------------
GAMING (0.1%)
Mohegan Tribal Gaming Authority
      02-15-15                           6.88       1,085,000          1,087,713
Mohegan Tribal Gaming Authority
   Sr Nts
      02-15-13                           6.13         290,000            287,825
Mohegan Tribal Gaming Authority
   Sr Sub Nts
      04-01-12                           8.00         380,000            395,675
Pokagon Gaming Authority
   Sr Nts
      06-15-14                          10.38         155,000(d)         169,725
                                                                  --------------
Total                                                                  1,940,938
                                                                  --------------
GAS PIPELINES (0.3%)
ANR Pipeline
      03-15-10                           8.88         880,000            923,199
Colorado Interstate Gas
   Sr Nts
      03-15-15                           5.95         295,000            291,066
      11-15-15                           6.80         645,000            670,659
Regency Energy Partners LP/Finance
   Sr Unsecured
      12-15-13                           8.38         395,000(d)         395,988
Southern Natural Gas
      03-15-10                           8.88         410,000            430,127
Southern Star Central
   Sr Nts
      03-01-16                           6.75       1,490,000          1,486,275
Transcontinental Gas Pipe Line
   Series B
      08-15-11                           7.00         910,000            935,025
Transcontinental Gas Pipe Line
   Sr Unsecured
      04-15-16                           6.40         546,000            551,460
Williams Companies
   Sr Nts
      07-15-19                           7.63       1,599,000          1,710,930
                                                                  --------------
Total                                                                  7,394,729
                                                                  --------------
HEALTH CARE (0.4%)
Cardinal Health
      06-15-15                           4.00       7,850,000          6,960,045
Community Health Systems
   Sr Sub Nts
      12-15-12                           6.50         165,000            162,525
HCA
   Secured
      11-15-14                           9.13         130,000(d)         138,450
      11-15-16                           9.25         570,000(d)         608,475

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT           VALUE(a)
------                                  ------   ------------     --------------
HEALTH CARE (CONT.)
Omnicare
   Sr Sub Nts
      12-15-13                           6.75%   $    850,000     $      839,375
      12-15-15                           6.88       1,040,000          1,027,000
Triad Hospitals
   Sr Nts
      05-15-12                           7.00         435,000            442,613
Triad Hospitals
   Sr Sub Nts
      11-15-13                           7.00         550,000            553,438
                                                                  --------------
Total                                                                 10,731,921
                                                                  --------------
HEALTH CARE INSURANCE (0.2%)
CIGNA
   Sr Unsecured
      11-15-36                           6.15       6,435,000          6,371,165
                                                                  --------------
INDEPENDENT ENERGY (0.8%)
Chesapeake Energy
      08-15-17                           6.50         620,000            606,050
Denbury Resources
   Sr Sub Nts
      12-15-15                           7.50          80,000             81,200
EnCana
   Sr Nts
      10-15-13                           4.75       5,200,000(c)       4,944,524
Pioneer Natural Resources
      05-01-18                           6.88       2,755,000          2,679,816
Range Resources
      03-15-15                           6.38         795,000            775,125
      05-15-16                           7.50         160,000            164,000
XTO Energy
      01-31-15                           5.00       9,385,000          8,911,837
XTO Energy
   Sr Unsecured
      06-30-15                           5.30       5,130,000          4,963,239
                                                                  --------------
Total                                                                 23,125,791
                                                                  --------------
LIFE INSURANCE (0.4%)
Prudential Financial
      12-14-36                           5.70      11,680,000         11,332,803
                                                                  --------------
MEDIA CABLE (--%)
Videotron Ltee
      01-15-14                           6.88         855,000(c)         860,344
                                                                  --------------
MEDIA NON CABLE (0.3%)
Clear Channel Communications
   Sr Nts
      09-15-14                           5.50       1,255,000          1,058,668
Dex Media West LLC/Finance
   Sr Nts Series B
      08-15-10                           8.50         335,000            347,981
Gray Television
      12-15-11                           9.25          25,000             26,156
Idearc
   Sr Nts
      11-15-16                           8.00         720,000(d)         733,500
Lamar Media
      01-01-13                           7.25         216,000            220,050

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
MEDIA NON CABLE (CONT.)
News America
      12-15-35                           6.40%   $  4,140,000     $    4,112,816
Radio One
   Series B
      07-01-11                           8.88         535,000            552,388
RH Donnelley
   Sr Disc Nts Series A-1
      01-15-13                           6.88         595,000            570,456
Sinclair Broadcast Group
      03-15-12                           8.00         585,000            604,013
Sun Media
      02-15-13                           7.63         400,000(c)         405,500
                                                                  --------------
Total                                                                  8,631,528
                                                                  --------------
METALS (0.2%)
Reliance Steel & Aluminum
      11-15-16                           6.20       1,405,000(d)       1,395,678
      11-15-36                           6.85       3,050,000(d)       2,995,482
                                                                  --------------
Total                                                                  4,391,160
                                                                  --------------
OIL FIELD SERVICES (0.2%)
Halliburton
   Sr Unsecured
      10-15-10                           5.50       3,010,000          3,004,651
OPTI Canada
      12-15-14                           8.25         950,000(c,d)       971,375
Pride Intl
   Sr Nts
      07-15-14                           7.38       1,020,000          1,053,150
                                                                  --------------
Total                                                                  5,029,176
                                                                  --------------
PAPER (0.1%)
Cascades
   Sr Nts
      02-15-13                           7.25          90,000(c)          89,775
Georgia-Pacific
      01-15-17                           7.13       2,285,000(d)       2,279,288
Norampac
   Sr Nts
      06-01-13                           6.75         150,000(c)         145,875
                                                                  --------------
Total                                                                  2,514,938
                                                                  --------------
RETAILERS (1.0%)
Home Depot
   Sr Unsecured
      03-01-16                           5.40       3,390,000          3,315,576
      12-16-36                           5.88      11,740,000         11,520,743
May Department Stores
      07-15-09                           4.80       9,636,000          9,482,258
United Auto Group
      03-15-12                           9.63         490,000            515,113
United Auto Group
   Sr Sub Nts
      12-15-16                           7.75         910,000(d)         911,138
Wal-Mart Stores
      09-01-35                           5.25       1,530,000          1,404,997
                                                                  --------------
Total                                                                 27,149,825
                                                                  --------------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 173

RiverSource VP - Diversified Bond Fund

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT             VALUE(a)
------                                  ------   ------------        -----------
TECHNOLOGY (--%)
NXP Funding LLC
   Secured
      10-15-13                           8.12%   $   855,000(b,c,d)  $   867,825
                                                                     -----------
WIRELESS (1.2%)
American Tower
   Sr Nts
      10-15-12                           7.13        160,000             164,400
Nextel Communications
   Series F
      03-15-14                           5.95     34,660,000          33,752,463
                                                                     -----------
Total                                                                 33,916,863
                                                                     -----------
WIRELINES (2.8%)
Qwest
      03-15-12                           8.88        695,000             774,056
Qwest
   Sr Unsecured
      10-01-14                           7.50      1,730,000           1,833,800
Telecom Italia Capital
      10-01-15                           5.25     17,950,000(c)       16,767,257
TELUS
      06-01-11                           8.00     19,070,000(c)       20,853,750
Valor Telecommunications Enterprises
   LLC/Finance
      02-15-15                           7.75        160,000             172,200
Verizon New York
   Series A
      04-01-12                           6.88     18,065,000          18,728,292

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT           VALUE(a)
------                                  ------   ------------     --------------
WIRELINES (CONT.)
Verizon Pennsylvania
   Series A
      11-15-11                           5.65%   $ 15,843,000     $   15,914,294
Windstream
   Sr Nts
      08-01-16                           8.63       1,995,000(d)       2,184,525
                                                                  --------------
Total                                                                 77,228,174
                                                                  --------------
TOTAL BONDS
(Cost: $2,764,355,641)                                            $2,757,279,974
                                                                  --------------

SENIOR LOANS (0.8%)(p)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT            VALUE(a)
------                                  ------   ------------       ------------
AUTOMOTIVE (--%)
Ford Motor
   Tranche B Term Loan
      11-29-13                           8.36%   $  1,315,000(e)    $  1,317,262
                                                                    ------------
HEALTH CARE (0.3%)
HCA
   Tranche B Term Loan
      11-14-13                           7.86       7,960,000          8,044,615
                                                                    ------------
MEDIA NON CABLE (0.1%)
VNU
   Tranche B Term Loan
      08-09-13                           8.13       3,760,000(c,e)     3,785,869
                                                                    ------------

SENIOR LOANS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT           VALUE(a)
------                                  ------   ------------     --------------
PAPER (0.2%)
Georgia Pacific
   2nd Lien Tranche C Term Loan
   12-23-13                              8.35%   $  4,380,000(e)  $    4,386,570
                                                                  --------------
RETAILERS (0.1%)
Michaels Stores
   Tranche B Term Loan
   10-31-13                              8.38       2,100,000          2,111,718
                                                                  --------------
TECHNOLOGY (0.1%)
West Corp
   Tranche B Term Loan
   10-24-13                              8.10       2,505,000(e)       2,506,177
                                                                  --------------
TOTAL SENIOR LOANS
(Cost: $22,092,512)                                               $   22,152,211
                                                                  --------------

MONEY MARKET FUND (13.4%)(h)

                                                     SHARES          VALUE(a)
                                                  -----------     --------------
RiverSource Short-Term
   Cash Fund                                      367,744,020(i)  $  367,744,020
                                                                  --------------
TOTAL MONEY MARKET FUND
(Cost: $367,744,020)                                              $  367,744,020
                                                                  --------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $3,154,192,173)(q)                                         $3,147,176,205
                                                                  ==============

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Dec. 31, 2006.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in U.S. dollar currency unless otherwise noted. At Dec. 31, 2006, the value of foreign securities represented 2.1% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Dec. 31, 2006, the value of these securities amounted to $108,751,948 or 4.0% of net assets.

(e) At Dec. 31, 2006, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $325,676,209.

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and collateralized mortgage obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(g) At Dec. 31, 2006, security was partially or fully on loan. See Note 6 to the financial statements.

(h) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 3.8% of net assets. See Note 6 to the financial statements. 9.6% of net assets is the Fund's cash equivalent position.

(i)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(j)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to methods selected in good faith by the Fund's Board of Directors. Information concerning such security holdings at Dec. 31, 2006, is as follows:

                                 ACQUISITION
SECURITY                             DATE         COST
--------                         -----------   ----------
United Artists Theatre Circuit
   9.30% 2015                      12-08-95    $2,497,893


174 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Diversified Bond Fund

NOTES TO INVESTMENTS IN SECURITIES

(k) Partially pledged as initial deposit on the following open interest rate futures contracts (see Note 7 to the financial statements):

TYPE OF SECURITY                          NOTIONAL AMOUNT
----------------                          ---------------
PURCHASE CONTRACTS
U.S. Long Bond, March 2007, 20-year         $ 39,900,000
U.S. Treasury Note, March 2007, 5-year       127,500,000
U.S. Treasury Note, March 2007, 10-year       41,800,000
SALE CONTRACTS
U.S. Treasury Note, March 2007, 2-year        20,400,000

(l) Interest only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. Interest rate disclosed represents yield based upon the estimated timing and amount of future cash flows at Dec. 31, 2006.

(m) Adjustable rate mortgage; interest rate varies to reflect current market conditions; rate shown is the effective rate on Dec. 31, 2006.

(n) The following abbreviations are used in the portfolio security descriptions to identify the insurer of the issue:

     AMBAC -- Ambac Assurance Corporation
     MBIA -- MBIA Insurance Corporation

(o) Inflation-indexed bonds are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.

(p) Senior loans have rates of interest that float periodically based primarily on the London Interbank Offered Rate ("LIBOR") and other short-term rates. Remaining maturities of senior loans may be less than the stated maturities shown as a result of contractual or optional prepayments by the borrower. Such prepayments cannot be predicted with certainty.

(q) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $3,157,169,200 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation      $ 10,835,117
Unrealized depreciation       (20,828,112)
                             ------------
Net unrealized depreciation  $ (9,992,995)
                             ------------

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 175

INVESTMENTS IN SECURITIES
RiverSource VP - Diversified Equity Income Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (98.4%)

ISSUER                                           SHARES              VALUE(a)
------                                        -----------         --------------
AEROSPACE & DEFENSE (1.5%)
Goodrich                                          265,004         $   12,070,932
Honeywell Intl                                    443,503             20,064,076
United Technologies                               329,224             20,583,084
                                                                  --------------
Total                                                                 52,718,092
                                                                  --------------
AIRLINES (1.1%)
AMR                                               529,696(b,d)        16,012,710
Continental Airlines Cl B                         183,417(b)           7,565,951
UAL                                                55,965(b)           2,462,460
US Airways Group                                  213,000(b)          11,470,050
                                                                  --------------
Total                                                                 37,511,171
                                                                  --------------
AUTO COMPONENTS (0.1%)
Ballard Power Systems                             411,755(b,c,d)       2,342,886
                                                                  --------------
AUTOMOBILES (0.5%)
Ford Motor                                      1,645,838(d)          12,360,243
General Motors                                    197,929              6,080,379
                                                                  --------------
Total                                                                 18,440,622
                                                                  --------------
BEVERAGES (0.5%)
Coca-Cola                                         351,188             16,944,821
                                                                  --------------
BUILDING PRODUCTS (--%)
Ameron Intl                                         2,628                200,700
                                                                  --------------
CAPITAL MARKETS (1.6%)
Bank of New York                                  631,558             24,864,439
Merrill Lynch & Co                                226,454             21,082,867
Morgan Stanley                                    127,477             10,380,452
                                                                  --------------
Total                                                                 56,327,758
                                                                  --------------
CHEMICALS (2.5%)
Air Products & Chemicals                          138,923              9,763,508
Arkema ADR                                          6,933(b,c)           355,906
Dow Chemical                                      687,517             27,459,429
EI du Pont de
   Nemours & Co                                   982,523             47,858,696
                                                                  --------------
Total                                                                 85,437,539
                                                                  --------------
COMMERCIAL BANKS (1.5%)
US Bancorp                                        377,360             13,656,658
Wachovia                                          389,455             22,179,462
Wells Fargo & Co                                  435,926             15,501,529
                                                                  --------------
Total                                                                 51,337,649
                                                                  --------------
COMMERCIAL SERVICES & SUPPLIES (0.6%)
Pitney Bowes                                      138,191              6,383,042
Waste Management                                  397,830             14,628,209
                                                                  --------------
Total                                                                 21,011,251
                                                                  --------------
COMPUTERS & PERIPHERALS (1.0%)
Hewlett-Packard                                   842,414             34,699,033
                                                                  --------------

COMMON STOCKS (CONTINUED)

ISSUER                                           SHARES              VALUE(a)
------                                        -----------         --------------
CONSTRUCTION & ENGINEERING (0.5%)
Fluor                                             155,972         $   12,735,113
Insituform
   Technologies Cl A                              136,832(b)           3,538,476
                                                                  --------------
Total                                                                 16,273,589
                                                                  --------------
CONSTRUCTION MATERIALS (0.6%)
Hanson ADR                                        250,531(c)          18,962,691
                                                                  --------------
CONSUMER FINANCE (0.3%)
Capital One Financial                             146,462             11,251,211
                                                                  --------------
CONTAINERS & PACKAGING (0.2%)
Packaging Corp of America                         252,097              5,571,344
                                                                  --------------
DIVERSIFIED FINANCIAL SERVICES (6.3%)
Bank of America                                 2,065,671            110,286,175
Citigroup                                       1,913,579            106,586,350
                                                                  --------------
Total                                                                216,872,525
                                                                  --------------
DIVERSIFIED TELECOMMUNICATION SERVICES
   (7.7%)
AT&T                                            2,549,285             91,136,922
BellSouth                                       1,021,776             48,135,867
BT Group                                        4,127,944(c)          24,370,032
Embarq                                            336,575             17,690,382
Telefonos de Mexico ADR
   Series L                                     1,811,301(c)          51,151,140
Verizon Communications                            949,917             35,374,909
                                                                  --------------
Total                                                                267,859,252
                                                                  --------------
ELECTRIC UTILITIES (2.9%)
Edison Intl                                       182,485              8,299,418
Exelon                                            260,956             16,150,567
FirstEnergy                                       277,038             16,705,391
FPL Group                                         596,005             32,434,592
PPL                                               227,040              8,137,114
Southern                                          466,723             17,203,410
                                                                  --------------
Total                                                                 98,930,492
                                                                  --------------
ELECTRICAL EQUIPMENT (0.8%)
ABB ADR                                           607,575(c)          10,924,199
Cooper Inds Cl A                                   91,296              8,255,897
Energy Conversion Devices                          70,996(b)           2,412,444
FuelCell Energy                                   210,743(b,d)         1,361,400
Hubbell Cl B                                       79,139              3,577,874
Plug Power                                        356,478(b)           1,386,699
                                                                  --------------
Total                                                                 27,918,513
                                                                  --------------
ENERGY EQUIPMENT & SERVICES (4.2%)
Baker Hughes                                      520,785             38,881,808
GlobalSantaFe                                     463,394             27,238,299
Halliburton                                     1,297,347             40,282,625
Schlumberger                                      509,528             32,181,788
Tidewater                                         105,725              5,112,861
                                                                  --------------
Total                                                                143,697,381
                                                                  --------------

COMMON STOCKS (CONTINUED)

ISSUER                                          SHARES              VALUE(a)
------                                        -----------         --------------
FOOD & STAPLES RETAILING (0.4%)
Wal-Mart Stores                                   323,381         $   14,933,735
                                                                  --------------
HEALTH CARE EQUIPMENT & SUPPLIES (0.2%)
Boston Scientific                                 437,509(b)           7,516,405
                                                                  --------------
HEALTH CARE PROVIDERS & SERVICES (1.4%)
Caremark Rx                                       170,204              9,720,350
CIGNA                                              92,441             12,162,463
Health Net                                        211,184(b)          10,276,214
Humana                                            128,769(b)           7,122,213
Tenet Healthcare                                1,095,927(b)           7,638,611
                                                                  --------------
Total                                                                 46,919,851
                                                                  --------------
HOTELS, RESTAURANTS & LEISURE (1.0%)
Royal Caribbean Cruises                           512,785             21,219,044
Starwood Hotels &
   Resorts Worldwide                              139,658              8,728,625
Wyndham Worldwide                                 173,920(b)           5,568,918
                                                                  --------------
Total                                                                 35,516,587
                                                                  --------------
HOUSEHOLD DURABLES (0.7%)
Whirlpool                                         273,021             22,666,203
                                                                  --------------
INDUSTRIAL CONGLOMERATES (5.3%)
3M                                                334,073             26,034,309
General Electric                                1,590,818             59,194,338
McDermott Intl                                  1,608,382(b)          81,802,308
Textron                                           166,590             15,621,144
                                                                  --------------
Total                                                                182,652,099
                                                                  --------------
INSURANCE (17.4%)
ACE                                             1,192,250(c)          72,214,583
Allstate                                          620,254             40,384,738
American Intl Group                               524,386             37,577,501
Aon                                               738,190             26,087,635
Axis Capital Holdings                             545,507(c)          18,203,569
Endurance Specialty
   Holdings                                       591,237(c)          21,627,449
Everest Re Group                                   86,113(c)           8,448,546
Hartford Financial
   Services Group                                  84,169              7,853,809
Lincoln Natl                                      493,872             32,793,101
Loews                                           1,239,787             51,413,967
Marsh & McLennan
   Companies                                    1,374,407             42,139,319
Montpelier Re Holdings                            896,923(c)          16,691,737
PartnerRe                                         160,780(c)          11,420,203
RenaissanceRe Holdings                            335,564(c)          20,133,840
Safeco                                            297,702             18,621,260
St. Paul Travelers
   Companies                                    1,554,964             83,486,018
Torchmark                                         244,662             15,599,649
UnumProvident                                     357,201              7,422,637
XL Capital Cl A                                   972,164(c)          70,015,251
                                                                  --------------
Total                                                                602,134,812
                                                                  --------------

See accompanying notes to investments in securities.


176 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Diversified Equity Income Fund

ISSUER                                           SHARES              VALUE(a)
------                                        -----------         --------------
IT SERVICES (1.2%)
Computer Sciences                                 278,479(b)      $   14,862,424
Electronic Data Systems                           953,061             26,256,831
                                                                  --------------
Total                                                                 41,119,255
                                                                  --------------
LEISURE EQUIPMENT & PRODUCTS (0.5%)
Eastman Kodak                                     648,421(d)          16,729,262
                                                                  --------------
MACHINERY (5.5%)
Caterpillar                                     1,073,892             65,861,796
Deere & Co                                        430,774             40,953,684
Eaton                                             245,422             18,441,009
Illinois Tool Works                               674,163             31,139,589
Ingersoll-Rand Cl A                               455,171(c)          17,810,841
Parker Hannifin                                   178,145             13,695,788
                                                                  --------------
Total                                                                187,902,707
                                                                  --------------
MEDIA (1.3%)
CBS Cl B                                          443,074             13,815,048
Comcast Cl A                                      167,073(b)           7,072,200
Gannett                                           135,417              8,187,312
Idearc                                            125,103(b)           3,584,201
Time Warner                                       545,344             11,877,592
                                                                  --------------
Total                                                                 44,536,353
                                                                  --------------
METALS & MINING (0.4%)
Alcoa                                             455,426             13,667,334
                                                                  --------------
MULTILINE RETAIL (0.4%)
Federated Department
   Stores                                         331,860             12,653,822
                                                                  --------------
MULTI-UTILITIES (1.4%)
Dominion Resources                                193,326             16,208,452
Duke Energy                                       530,375             17,613,753
NiSource                                          563,037             13,569,192
                                                                  --------------
Total                                                                 47,391,397
                                                                  --------------
OIL, GAS & CONSUMABLE FUELS (9.8%)
Anadarko Petroleum                                148,215              6,450,317
Apache                                            173,224             11,521,128
BP ADR                                            274,536(c)          18,421,366
Chevron                                           806,239             59,282,739
ConocoPhillips                                    660,005             47,487,360
Devon Energy                                       77,265              5,182,936
EnCana                                            175,100(c)           8,045,845
Exxon Mobil                                       925,435             70,916,084
Marathon Oil                                      505,191             46,730,168
Petroleo Brasileiro ADR                           248,945(c)          25,638,846
Pioneer Natural Resources                         239,444              9,503,532
Repsol YPF ADR                                    394,034(c)          13,594,173
Total ADR                                         270,398(c)          19,447,024
                                                                  --------------
Total                                                                342,221,518
                                                                  --------------

COMMON STOCKS (CONTINUED)

ISSUER                                           SHARES              VALUE(a)
------                                        -----------         --------------
PAPER & FOREST PRODUCTS (1.1%)
Intl Paper                                        802,600         $   27,368,660
Weyerhaeuser                                      171,207             12,095,775
                                                                  --------------
Total                                                                 39,464,435
                                                                  --------------
PHARMACEUTICALS (6.4%)
Abbott Laboratories                               363,552             17,708,618
Bristol-Myers Squibb                              542,410             14,276,231
Eli Lilly & Co                                    284,207             14,807,185
Merck & Co                                      1,013,450             44,186,420
Pfizer                                          3,624,401             93,871,986
Wyeth                                             693,819             35,329,263
                                                                  --------------
Total                                                                220,179,703
                                                                  --------------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.2%)
Realogy                                           217,973(b)           6,608,941
                                                                  --------------
ROAD & RAIL (1.1%)
Burlington Northern
   Santa Fe                                       284,118             20,970,750
Union Pacific                                     189,271             17,416,717
                                                                  --------------
Total                                                                 38,387,467
                                                                  --------------
SOFTWARE (1.2%)
Microsoft                                       1,394,664             41,644,667
                                                                  --------------
SPECIALTY RETAIL (0.8%)
Home Depot                                        686,246             27,559,639
                                                                  --------------
THRIFTS & MORTGAGE FINANCE (1.7%)
Fannie Mae                                        972,236             57,741,096
                                                                  --------------
TOBACCO (3.8%)
Altria Group                                      857,766             73,613,479
Loews-Carolina Group                              863,752(f)          55,902,029
                                                                  --------------
Total                                                                129,515,508
                                                                  --------------
WIRELESS TELECOMMUNICATION SERVICES (0.8%)
Sprint Nextel                                   1,404,626             26,533,385
                                                                  --------------
TOTAL COMMON STOCKS
(Cost: $2,852,659,151)                                            $3,390,504,701
                                                                  --------------

PREFERRED STOCKS (0.2%)

ISSUER                                           SHARES              VALUE(a)
------                                        -----------         --------------
Schering-Plough
   6.00% Cv                                        90,800         $    5,176,054
                                                                  --------------
TOTAL PREFERRED STOCKS
(Cost: $4,618,602)                                                $    5,176,054
                                                                  --------------

BONDS (0.5%)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT           VALUE(a)
------                                  ------   ------------     --------------
Qwest Communications Intl
   Sr Unsecured
      11-15-25                           3.50%   $ 11,672,000     $   18,329,475
                                                                  --------------
TOTAL BONDS
(Cost: $11,672,000)                                               $   18,329,475
                                                                  --------------

MONEY MARKET FUND (2.0%)(e)

                                                 SHARES              VALUE(a)
                                              -----------         --------------
RiverSource Short-Term
   Cash Fund                                   68,382,998(g)      $   68,382,998
                                                                  --------------
TOTAL MONEY MARKET FUND
(Cost: $68,382,998)                                               $   68,382,998
                                                                  --------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $2,937,332,751)(h)                                         $3,482,393,228
                                                                  ==============

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 177

RiverSource VP - Diversified Equity Income Fund

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Dec. 31, 2006, the value of foreign securities represented 13.1% of net assets.

(d) At Dec. 31, 2006, security was partially or fully on loan. See Note 6 to the financial statements.

(e) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 0.6% of net assets. See Note 6 to the financial statements. 1.4% of net assets is the Fund's cash equivalent position.

(f) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(g)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(h) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $2,941,817,811 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation       $564,126,344
Unrealized depreciation        (23,550,927)
                              ------------
Net unrealized appreciation   $540,575,417
                              ------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


178 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

INVESTMENTS IN SECURITIES
RiverSource VP - Emerging Markets Fund
DEC.31,2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (92.2%)(c)

ISSUER                                             SHARES              VALUE(a)
------                                           ----------          -----------
ARGENTINA (1.0%)
DIVERSIFIED TELECOMMUNICATION SERVICES (--%)
Telecom Argentina ADR                                    14(b)       $       280
                                                                     -----------
REAL ESTATE MANAGEMENT & DEVELOPMENT (1.0%)
IRSA Inversiones y Representaciones GDR             319,823(b)         5,408,207
                                                                     -----------
BERMUDA (1.2%)
MEDIA (0.5%)
Central European Media
   Enterprises Series A                              40,226(b)         2,815,820
                                                                     -----------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.7%)
Hongkong Land Holdings                              943,000            3,753,140
                                                                     -----------
BRAZIL (14.1%)
BEVERAGES (0.9%)
AmBev ADR                                           104,789            5,113,703
                                                                     -----------
ELECTRIC UTILITIES (1.4%)
Cia Energetica de Minas
   Gerais ADR                                       106,865            5,150,893
Terna Participacoes Unit                            231,172(b)         2,610,461
                                                                     -----------
Total                                                                  7,761,354
                                                                     -----------
HOUSEHOLD DURABLES (1.4%)
Cyrela Brazil Realty                                465,000            4,442,578
Gafisa                                              206,500(b)         3,090,437
                                                                     -----------
Total                                                                  7,533,015
                                                                     -----------
INTERNET & CATALOG RETAIL (1.0%)
Submarino                                           167,300            5,486,518
                                                                     -----------
METALS & MINING (3.6%)
Companhia Vale do Rio Doce ADR                      650,916           19,358,242
                                                                     -----------
OIL,GAS & CONSUMABLE FUELS (3.1%)
Petroleo Brasileiro ADR                             163,085           16,796,124
                                                                     -----------
PAPER & FOREST PRODUCTS (1.5%)
Aracruz Celulose ADR                                131,509            8,053,611
                                                                     -----------
WIRELESS TELECOMMUNICATION SERVICES (1.2%)
Tim Participacoes                               230,074,000            1,355,089
Tim Participacoes ADR                               155,477            5,382,613
                                                                     -----------
Total                                                                  6,737,702
                                                                     -----------
CANADA (0.8%)
METALS & MINING
Aur Resources                                       137,800            2,867,091
Corriente Resources                                 407,000(b)         1,431,132
                                                                     -----------
Total                                                                  4,298,223
                                                                     -----------
CHILE (2.7%)
COMMERCIAL BANKS (2.0%)
Banco Santander Chile ADR                           225,515           10,860,802
                                                                     -----------
METALS & MINING (0.7%)
Antofagasta                                         397,400            3,960,779
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                             SHARES              VALUE(a)
------                                           ----------          -----------
CHINA (4.0%)
COMMERCIAL BANKS (3.1%)
China Merchants
   Bank Series H                                  1,866,662(b)       $ 3,955,179
Industrial & Commercial
   Bank of China Series H                        20,988,971(b)        13,034,113
                                                                     -----------
Total                                                                 16,989,292
                                                                     -----------
OIL,GAS & CONSUMABLE FUELS (0.9%)
China Coal Energy Series H                          562,000(b)           364,898
China Shenhua
   Energy Series H                                1,803,000            4,339,551
                                                                     -----------
Total                                                                  4,704,449
                                                                     -----------
COLOMBIA (1.0%)
COMMERCIAL BANKS
BanColombia ADR                                     171,759            5,350,293
                                                                     -----------
HONG KONG (6.3%)
COMMERCIAL BANKS (1.0%)
Bank of East Asia                                   949,400            5,376,979
                                                                     -----------
PAPER & FOREST PRODUCTS (0.8%)
Lee & Man Paper Mfg                               1,800,000            4,420,273
                                                                     -----------
REAL ESTATE MANAGEMENT & DEVELOPMENT (1.0%)
China Overseas Land &
   Investment                                     3,976,000            5,336,913
                                                                     -----------
TEXTILES,APPAREL & LUXURY GOODS (0.6%)
Prime Success Intl Group                          3,683,066            3,423,663
                                                                     -----------
WIRELESS TELECOMMUNICATION SERVICES (2.9%)
China Mobile                                      1,846,500           15,953,715
                                                                     -----------
HUNGARY (1.0%)
OIL,GAS & CONSUMABLE FUELS
MOL Magyar Olaj-es Gazipari                          47,062            5,346,548
                                                                     -----------
INDIA (2.1%)
ELECTRICAL EQUIPMENT (0.4%)
Suzlon Energy                                        78,080            2,302,085
                                                                     -----------
FOOD PRODUCTS (0.3%)
Bajaj Hindusthan                                    361,463            1,796,493
                                                                     -----------
IT SERVICES (1.4%)
Satyam Computer Services                            662,301            7,234,353
                                                                     -----------
INDONESIA (2.1%)
AUTOMOBILES (0.7%)
PT Astra Intl                                     2,322,500            4,061,215
                                                                     -----------
GAS UTILITIES (0.8%)
Perusahaan Gas Negara                             3,133,500            4,065,059
                                                                     -----------
MARINE (0.6%)
Berlian Laju Tanker                              18,541,000(b)         3,507,659
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                             SHARES              VALUE(a)
------                                           ----------          -----------
LUXEMBOURG (2.3%)
ENERGY EQUIPMENT & SERVICES (1.2%)
Tenaris ADR                                         134,085          $ 6,689,500
                                                                     -----------
METALS & MINING (1.1%)
Ternium ADR                                         196,138(b)         5,799,801
                                                                     -----------
MALAYSIA (0.7%)
WIRELESS TELECOMMUNICATION SERVICES
Maxis Communications                              1,403,600            4,060,329
                                                                     -----------
MEXICO (8.6%)
COMMERCIAL BANKS (1.4%)
Grupo Financiero Banorte Series O                 1,976,000            7,731,649
                                                                     -----------
CONSTRUCTION MATERIALS (1.3%)
CEMEX ADR                                           218,068(b)         7,377,240
                                                                     -----------
FOOD & STAPLES RETAILING (1.1%)
Wal-Mart de Mexico Series V                       1,353,700            5,960,072
                                                                     -----------
HOUSEHOLD DURABLES (0.9%)
Corporacion GEO Series B                          1,036,000(b)         5,191,804
                                                                     -----------
MEDIA (1.1%)
Grupo Televisa ADR                                  221,353            5,978,745
                                                                     -----------
MULTILINE RETAIL (0.4%)
Grupo Famsa                                         459,800(b)         2,065,722
                                                                     -----------
WIRELESS TELECOMMUNICATION SERVICES (2.4%)
America Movil ADR Series L                          280,240           12,672,453
                                                                     -----------
NETHERLANDS (0.5%)
BEVERAGES
Efes Breweries Intl GDR                              88,368(b,d,e)     2,969,165
                                                                     -----------
PERU (1.3%)
METALS & MINING
Hochschild Mining                                   914,240(b)         7,232,302
                                                                     -----------
PHILIPPINE ISLANDS (0.6%)
REAL ESTATE MANAGEMENT & DEVELOPMENT
Ayala Land                                       10,831,940            3,371,853
                                                                     -----------
POLAND (0.7%)
DIVERSIFIED TELECOMMUNICATION SERVICES
Telekomunikacja Polska                              471,548            3,990,247
                                                                     -----------
RUSSIA (13.8%)
COMMERCIAL BANKS (2.5%)
Sberbank                                              3,925           13,541,250
                                                                     -----------
ELECTRIC UTILITIES (0.3%)
Sayano-Shushenskaya Hydro-Power Station           1,323,634            1,633,923
                                                                     -----------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 179

RiverSource VP - Emerging Markets Fund

ISSUER                                             SHARES              VALUE(a)
------                                           ----------          -----------
RUSSIA (CONT.)
ENERGY EQUIPMENT & SERVICES (1.1%)
TMK OAO GDR                                         181,609(b,d,e)   $ 5,956,775
TMK OAO Series S                                          3(b)                25
                                                                     -----------
Total                                                                  5,956,800
                                                                     -----------
MEDIA (0.8%)
CTC Media                                           186,942(b)         4,488,477
                                                                     -----------
METALS & MINING (1.1%)
MMC Norilsk Nickel ADR                               37,116            5,864,328
                                                                     -----------
OIL,GAS & CONSUMABLE FUELS (5.8%)
Gazprom ADR                                         588,577           27,074,541
LUKOIL ADR                                           57,723            5,076,738
                                                                     -----------
Total                                                                 32,151,279
                                                                     -----------
WIRELESS TELECOMMUNICATION SERVICES (2.2%)
Mobile Telesystems ADR                              124,509            6,249,106
Vimpel-Communications
   ADR                                               71,966(b)         5,681,716
                                                                     -----------
Total                                                                 11,930,822
                                                                     -----------
SINGAPORE (1.3%)
INDUSTRIAL CONGLOMERATES
Keppel                                              632,000            7,256,312
                                                                     -----------
SOUTH AFRICA (5.7%)
FOOD & STAPLES RETAILING (1.0%)
Massmart Holdings                                   536,577            5,383,947
                                                                     -----------
MEDIA (2.1%)
Naspers Series N                                    492,824           11,693,150
                                                                     -----------
METALS & MINING (2.6%)
Anglo Platinum                                       30,582            3,741,851
Impala Platinum Holdings                            392,916           10,333,539
                                                                     -----------
Total                                                                 14,075,390
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                             SHARES              VALUE(a)
------                                           ----------          -----------
SOUTH KOREA (10.7%)
COMMERCIAL BANKS (2.8%)
Kookmin Bank                                        125,317          $10,081,160
Shinhan Financial Group                             100,270            5,124,072
                                                                     -----------
Total                                                                 15,205,232
                                                                     -----------
MACHINERY (1.5%)
Doosan Infracore                                    221,810            5,006,614
Hyundai Heavy Inds                                   24,461            3,303,535
                                                                     -----------
Total                                                                  8,310,149
                                                                     -----------
MULTILINE RETAIL (0.9%)
Hyundai Department Store                             55,128            4,962,833
                                                                     -----------
OIL,GAS & CONSUMABLE FUELS (0.8%)
SK                                                   54,048            4,239,537
                                                                     -----------
SEMICONDUCTORS & SEMICONDUCTOR
   EQUIPMENT (4.7%)
Hynix Semiconductor                                 137,023(b)         5,344,917
Samsung Electronics                                  31,358           20,582,183
                                                                     -----------
Total                                                                 25,927,100
                                                                     -----------
TAIWAN (8.5%)
COMMUNICATIONS EQUIPMENT (0.6%)
Compal Communications                             1,017,000            3,308,332
                                                                     -----------
ELECTRONIC EQUIPMENT & INSTRUMENTS (2.9%)
Delta Electronics                                 1,685,000            5,429,646
Hon Hai Precision Industry                        1,183,728            8,446,117
Tripod Technology                                   582,000            2,089,735
                                                                     -----------
Total                                                                 15,965,498
                                                                     -----------
HOUSEHOLD DURABLES (0.4%)
Chong Hong Construction                             846,223            2,290,528
                                                                     -----------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (4.6%)
MediaTek                                            196,900            2,036,376
Powertech Technology                                775,000            3,234,617
Taiwan Semiconductor Mfg                          7,942,227           16,452,365
Vanguard Intl Semiconductor                       4,687,000            3,516,868
                                                                     -----------
Total                                                                 25,240,226
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                             SHARES             VALUE(a)
------                                           ----------         ------------
THAILAND (0.5%)
HEALTH CARE PROVIDERS & SERVICES
Bumrungrad Hospital                               2,560,300         $  2,725,942
                                                                    ------------
TURKEY (0.7%)
COMMERCIAL BANKS
Turkiye Garanti
   Bankasi Unit                                   1,188,328            3,930,578
                                                                    ------------
TOTAL COMMON STOCKS
(Cost: $419,402,407)                                                $504,979,024
                                                                    ------------

Preferred stocks (2.6%)(c)

ISSUER                                             SHARES              VALUE(a)
------                                          -----------          -----------
BRAZIL (1.5%)
Eletropaulo Metropolitana
   de Sao Paulo Series B                        163,542,000(b)       $ 8,352,581
                                                                     -----------
RUSSIA (1.1%)
Transneft                                             2,564            5,884,380
                                                                     -----------
TOTAL PREFERRED STOCKS
(Cost: $11,034,746)                                                  $14,236,961
                                                                     -----------

MONEY MARKET FUND (4.9%)

                                                   SHARES             VALUE(a)
                                                 ----------         ------------
RiverSource Short-Term Cash Fund                 26,987,118(f)      $ 26,987,118
                                                                    ------------
TOTAL MONEY MARKET FUND
(Cost: $26,987,118)                                                 $ 26,987,118
                                                                    ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $457,424,271)(g)                                             $546,203,103
                                                                    ============

See accompanying notes to investments in securities.


180 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Emerging Markets Fund

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c)  Foreign security values are stated in U.S.dollars.

(d) Represents a security sold under Rule 144A,which is exempt from registration under the Securities Act of 1933,as amended.This security has been determined to be liquid under guidelines established by the Fund's Board of Directors.These securities may be resold in transactions exempt from registration,normally to qualified institutional buyers. At Dec.31,2006,the value of these securities amounted to $8,925,940 or 1.6% of net assets.

(e)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements).These securities may be valued at fair value according to methods selected in good faith by the Fund's Board of Directors.Information concerning such security holdings at Dec.31,2006,is as follows:

SECURITY                      ACQUISITION DATES        COST
--------                   ----------------------   ----------
Efes Breweries Intl GDR*   10-15-04 thru 11-09-06   $2,552,311
TMK OAO GDR*                       10-31-06          3,922,754

* Represents a security sold under Rule 144A,which is exempt from registration under the Securities Act of 1933,as amended.

(f)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(g) At Dec.31,2006,the cost of securities for federal income tax purposes was $458,808,501 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                              $90,955,335
Unrealized depreciation                                               (3,560,733)
                                                                     -----------
Net unrealized appreciation                                          $87,394,602
                                                                     -----------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc.and Standard & Poor's,a division of The McGraw-Hill Companies,Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington,DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings,as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q,can be found at riversource.com.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 181

INVESTMENTS IN SECURITIES
RiverSource VP - Fundamental Value Fund
DEC.31,2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (96.3%)

ISSUER                                             SHARES              VALUE(a)
------                                           ----------          -----------
AIR FREIGHT & LOGISTICS (0.5%)
United Parcel Service Cl B                           24,750          $ 1,855,755
                                                                     -----------
AUTOMOBILES (2.0%)
Harley-Davidson                                     112,120            7,901,096
                                                                     -----------
BEVERAGES (2.0%)
Diageo ADR                                           63,730(c)         5,054,427
Heineken Holding                                     66,566(c)         2,706,306
                                                                     -----------
Total                                                                  7,760,733
                                                                     -----------
CAPITAL MARKETS (1.3%)
Mellon Financial                                     42,500            1,791,375
Morgan Stanley                                       34,500            2,809,335
State Street                                         10,230              689,911
                                                                     -----------
Total                                                                  5,290,621
                                                                     -----------
COMMERCIAL BANKS (8.3%)
Commerce Bancorp                                     63,410            2,236,471
HSBC Holdings ADR                                   119,359(c)        10,939,251
Wachovia                                            169,028            9,626,145
Wells Fargo & Co                                    282,310           10,038,944
                                                                     -----------
Total                                                                 32,840,811
                                                                     -----------
COMMUNICATIONS EQUIPMENT (0.2%)
Nokia ADR                                            44,610(c)           906,475
                                                                     -----------
COMPUTERS & PERIPHERALS (1.3%)
Dell                                                 97,580(b)         2,448,282
Hewlett-Packard                                      62,670            2,581,378
                                                                     -----------
Total                                                                  5,029,660
                                                                     -----------
CONSTRUCTION MATERIALS (1.5%)
Martin Marietta Materials                            30,960            3,217,053
Vulcan Materials                                     31,280            2,811,134
                                                                     -----------
Total                                                                  6,028,187
                                                                     -----------
CONSUMER FINANCE (4.7%)
American Express                                    306,590           18,600,815
                                                                     -----------
CONTAINERS & PACKAGING (2.2%)
Sealed Air                                          132,080            8,574,634
                                                                     -----------
DIVERSIFIED CONSUMER SERVICES (1.3%)
Apollo Group Cl A                                    24,600(b)           958,662
H&R Block                                           179,280            4,130,611
                                                                     -----------
Total                                                                  5,089,273
                                                                     -----------
DIVERSIFIED FINANCIAL SERVICES (7.8%)
Citigroup                                           161,660            9,004,462
JPMorgan Chase & Co                                 345,900           16,706,970
Moody's                                              77,730            5,368,034
                                                                     -----------
Total                                                                 31,079,466
                                                                     -----------
ENERGY EQUIPMENT & SERVICES (0.8%)
Transocean                                           40,720(b)         3,293,841
                                                                     -----------
FOOD & STAPLES RETAILING (5.5%)
Costco Wholesale                                    277,900           14,692,573
Wal-Mart Stores                                     157,330            7,265,499
                                                                     -----------
Total                                                                 21,958,072
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                             SHARES              VALUE(a)
------                                           ----------          -----------
FOOD PRODUCTS (0.5%)
Hershey                                              43,360          $ 2,159,328
                                                                     -----------
HEALTH CARE PROVIDERS & SERVICES (3.5%)
Cardinal Health                                      53,220            3,428,965
Caremark Rx                                          89,240            5,096,496
Express Scripts                                      20,600(b)         1,474,960
UnitedHealth Group                                   74,700            4,013,631
                                                                     -----------
Total                                                                 14,014,052
                                                                     -----------
HOUSEHOLD DURABLES (0.2%)
Hunter Douglas                                       10,770(c)           865,778
                                                                     -----------
HOUSEHOLD PRODUCTS (1.1%)
Procter & Gamble                                     67,100            4,312,517
                                                                     -----------
INDUSTRIAL CONGLOMERATES (4.3%)
Tyco Intl                                           558,440(c)        16,976,576
                                                                     -----------
INSURANCE (14.5%)
Ambac Financial Group                                 2,800              249,396
American Intl Group                                 249,400           17,872,004
Aon                                                  72,390            2,558,263
Berkshire Hathaway Cl B                               3,765(b)        13,802,490
Chubb                                                19,210            1,016,401
Loews                                               203,370            8,433,754
Markel                                                  720(b)           345,672
Principal Financial Group                            21,590            1,267,333
Progressive                                         350,440            8,487,657
Sun Life Financial                                   13,130(c)           556,056
Transatlantic Holdings                               42,040            2,610,684
                                                                     -----------
Total                                                                 57,199,710
                                                                     -----------
INTERNET & CATALOG RETAIL (1.3%)
Amazon.com                                           67,300(b)         2,655,658
Expedia                                              24,770(b)           519,675
IAC/InterActiveCorp                                  24,390(b)           906,332
Liberty Media -
   Interactive Cl A                                  57,250(b,d)       1,234,883
                                                                     -----------
Total                                                                  5,316,548
                                                                     -----------
IT SERVICES (1.2%)
Iron Mountain                                       118,040(b)         4,879,774
                                                                     -----------
MARINE (0.3%)
Kuehne & Nagel Intl                                  16,800(c)         1,222,257
                                                                     -----------
MEDIA (7.2%)
Comcast Special Cl A                                323,998(b)        13,569,035
Gannett                                              15,660              946,804
Lagardere                                            40,850(c)         3,289,241
Liberty Media -
   Capital Series A                                  11,950(b,d)       1,170,861
News Corp Cl A                                      317,400            6,817,752
NTL                                                  74,290            1,875,080
WPP Group ADR                                        14,690(c)           995,101
                                                                     -----------
Total                                                                 28,663,874
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                             SHARES             VALUE(a)
------                                           ----------         ------------
METALS & MINING (0.4%)
BHP Billiton                                         42,770(c)      $    782,625
Rio Tinto                                            15,190(c)           808,429
                                                                    ------------
Total                                                                  1,591,054
                                                                    ------------
MULTILINE RETAIL (0.2%)
Sears Holdings                                        5,500(b)           923,615
                                                                    ------------
OIL,GAS & CONSUMABLE FUELS (11.2%)
Canadian Natural Resources                           27,500(c)         1,463,825
China Coal Energy                                 1,358,900(b,c)         882,312
ConocoPhillips                                      251,340           18,083,913
Devon Energy                                        126,890            8,511,781
EOG Resources                                       108,780            6,793,311
Occidental Petroleum                                174,020            8,497,397
                                                                    ------------
Total                                                                 44,232,539
                                                                    ------------
PERSONAL PRODUCTS (0.4%)
Avon Products                                        47,700            1,576,008
                                                                    ------------
SOFTWARE (2.3%)
Microsoft                                           299,470            8,942,174
                                                                    ------------
SPECIALTY RETAIL (1.3%)
Bed Bath & Beyond                                    55,500(b)         2,114,550
CarMax                                               21,000(b)         1,126,230
Lowe's Companies                                     61,200            1,906,380
                                                                    ------------
Total                                                                  5,147,160
                                                                    ------------
TOBACCO (4.5%)
Altria Group                                        208,650           17,906,343
                                                                    ------------
TRANSPORTATION INFRASTRUCTURE (0.9%)
China Merchants
   Holdings Intl                                    631,186(c)         2,588,757
COSCO Pacific                                       444,760(c)         1,044,166
                                                                    ------------
Total                                                                  3,632,923
                                                                    ------------
WIRELESS TELECOMMUNICATION SERVICES (1.6%)
SK Telecom ADR                                       79,570(c)         2,107,014
Sprint Nextel                                       229,920            4,343,188
                                                                    ------------
Total                                                                  6,450,202
                                                                    ------------
TOTAL COMMON STOCKS
(Cost: $351,747,534)                                                $382,221,871
                                                                    ------------

MONEY MARKET FUND (5.3%)

                                                   SHARES              VALUE(a)
                                                 ----------         ------------
RiverSource Short-Term
   Cash Fund                                     20,893,483(e)      $ 20,893,483
                                                                    ------------
TOTAL MONEY MARKET FUND
(Cost: $20,893,483)                                                 $ 20,893,483
                                                                    ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $372,641,017)(f)                                             $403,115,354
                                                                    ============

See accompanying notes to investments in securities.


182 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Fundamental Value Fund

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S.dollars.At Dec.31,2006,the value of foreign securities represented 13.4% of net assets.

(d) Shareholders of tracking stocks have a financial interest only in a unit or division of the company.Unlike the common stock of the company itself,a tracking stock usually has limited or no voting rights.In the event of a company's liquidation,tracking stock shareholders typically do not have a legal claim on the company's assets.

(e)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(f) At Dec.31,2006,the cost of securities for federal income tax purposes was $372,641,017 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                              $32,077,173
Unrealized depreciation                                               (1,602,836)
                                                                     -----------
Net unrealized appreciation                                          $30,474,337
                                                                     -----------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc.and Standard & Poor's,a division of The McGraw-Hill Companies,Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington,DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings,as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q,can be found at riversource.com.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 183

INVESTMENTS IN SECURITIES
RiverSource VP - Global Bond Fund
DEC.31,2006
(Percentages represent value of investments compared to net assets)

BONDS (95.6%)(c)

                                          COUPON     PRINCIPAL
ISSUER                                     RATE       AMOUNT           VALUE(a)
------                                    ------   ------------      -----------
AUSTRALIA (1.4%)
Commonwealth Bank of Australia
   (European Monetary Unit)
   Sr Unsub
      11-12-09                              3.38%       685,000      $   884,840
New South Wales Treasury
   (Australian Dollar)
      03-01-08                              8.00      8,330,000        6,690,457
Queensland Treasury
   (Australian Dollar)
      05-14-10                              5.50      3,670,000        2,831,286
Telstra
      04-01-12                              6.38        700,000          722,726
                                                                     -----------
Total                                                                 11,129,309
                                                                     -----------
AUSTRIA (1.1%)
Republic of Austria
   (European Monetary Unit)
      01-15-10                              5.50      6,280,000        8,657,821
                                                                     -----------
BELGIUM (2.1%)
Kingdom of Belgium
   (European Monetary Unit)
      03-28-10                              3.00     12,585,000       16,155,110
                                                                     -----------
BRAZIL (0.2%)
Federative Republic of Brazil
      01-15-18                              8.00      1,655,000        1,840,360
                                                                     -----------
CANADA (2.7%)
Aquila Canada Finance
      06-15-11                              7.75         75,000           79,143
Canadian Pacific Railway
   (Canadian Dollar)
      06-15-10                              4.90        395,000(d)       344,483
Cascades
   Sr Nts
      02-15-13                              7.25         25,000           24,938
EnCana
   Sr Nts
      10-15-13                              4.75      1,020,000          969,887
Norampac
   Sr Nts
      06-01-13                              6.75         40,000           38,900
OPTI Canada
      12-15-14                              8.25        275,000(d)       281,187
Potash - Saskatchewan
      12-01-36                              5.88        775,000          748,772
Province of British Columbia
   (Canadian Dollar)
      08-23-10                              6.38      7,765,000        7,162,780
Province of Ontario
   (Canadian Dollar)
      03-08-14                              5.00      9,625,000        8,628,408
Sun Media
      02-15-13                              7.63        200,000          202,750

BONDS (CONTINUED)

                                          COUPON     PRINCIPAL
ISSUER                                     RATE       AMOUNT           VALUE(a)
------                                    ------   ------------      -----------
CANADA (CONT.)
TELUS
      06-01-11                              8.00%  $  2,340,000      $ 2,558,877
Videotron Ltee
      01-15-14                              6.88        315,000          316,969
                                                                     -----------
Total                                                                 21,357,094
                                                                     -----------
CZECHOSLOVAKIA FEDERATED
   REPUBLIC (0.2%)
Republic of Czechoslovakia
   (Czech Crown)
      06-16-13                              3.70     38,900,000        1,887,289
                                                                     -----------
DENMARK (0.4%)
Realkredit Danmark
   (Danish Krone) Series 10D
      01-01-08                              4.00     18,970,000        3,352,200
                                                                     -----------
FRANCE (6.3%)
Dexia Municipal Agency
   (European Monetary Unit)
      09-03-07                              4.25        800,000        1,058,034
Govt of France
   (European Monetary Unit)
      04-25-12                              5.00     11,660,000       16,156,137
      04-25-13                              4.00     12,625,000       16,706,658
      10-25-16                              5.00     10,550,000       15,036,733
                                                                     -----------
Total                                                                 48,957,562
                                                                     -----------
GERMANY (9.1%)
Allgemeine Hypothekenbank
   Rheinboden
   (European Monetary Unit)
   Series 501
      09-02-09                              5.00      2,590,000(d)     3,493,577
Bayerische Landesbank
   (Japanese Yen) Sr Nts
      04-22-13                              1.40    399,000,000        3,348,787
Bundesrepublik Deutschland
   (European Monetary Unit)
      07-04-13                              3.75     16,095,000       21,007,445
      07-04-27                              6.50     10,505,000       18,403,746
      07-04-28                              4.75      2,610,000        3,756,989
      07-04-34                              4.75      6,870,000       10,025,113
DEPFA Deutsche Pfandbriefbank
   (European Monetary Unit)
   Series G6
      01-15-10                              5.50      2,390,000        3,282,821
Deutsche Bank
   (European Monetary Unit)
   Sr Unsub
      07-28-09                              4.25        660,000          875,713
Landesbank Berlin Girozentrale
   (European Monetary Unit)
      04-30-07                              5.00      2,520,000        3,335,643
Rheinische Hypothekenbank
   (European Monetary Unit)
   Series 803
      07-05-10                              5.75      2,450,000(d)     3,409,184
                                                                     -----------
Total                                                                 70,939,018
                                                                     -----------

BONDS (CONTINUED)

                                         COUPON     PRINCIPAL
ISSUER                                    RATE        AMOUNT           VALUE(a)
------                                   ------   -------------      -----------
GREECE (1.6%)
Hellenic Republic
   (European Monetary Unit)
      04-19-07                             4.65%      3,415,000      $ 4,517,941
      10-22-22                             5.90       5,270,000        8,162,776
                                                                     -----------
Total                                                                 12,680,717
                                                                     -----------
IRELAND (2.5%)
Irish Govt
   (European Monetary Unit)
      10-18-07                             4.25      14,640,000       19,374,652
                                                                     -----------
ITALY (4.0%)
Buoni Poliennali Del Tesoro
   (European Monetary Unit)
      11-01-07                             6.00      14,815,000       19,892,154
      11-01-26                             7.25       4,650,191        8,472,626
Telecom Italia Capital
      10-01-15                             5.25       3,245,000        3,031,184
                                                                     -----------
Total                                                                 31,395,964
                                                                     -----------
JAPAN (10.1%)
Development Bank of Japan
   (Japanese Yen)
      06-20-12                             1.40     876,000,000        7,404,689
Govt of Japan
   (Japanese Yen)
      12-21-09                             1.70   3,431,000,000       29,455,451
      09-20-10                             0.80   1,396,800,000       11,624,263
      06-20-12                             1.40   1,122,600,000        9,486,310
      12-20-12                             1.00   1,861,500,000       15,320,238
      12-20-14                             1.30     583,000,000        4,802,725
      12-20-34                             2.40      90,000,000          774,607
                                                                     -----------
Total                                                                 78,868,283
                                                                     -----------
MALAYSIA (0.3%)
Petronas Capital
      05-22-12                             7.00       1,895,000(d)     2,043,587
      05-22-12                             7.00         315,000          339,549
                                                                     -----------
Total                                                                  2,383,136
                                                                     -----------
MEXICO (0.7%)
Mexican Fixed Rate
   (Mexican Peso)
      12-24-09                             9.00      21,150,000        2,051,641
      12-20-12                             9.00      34,180,000        3,415,973
United Mexican States
   09-27-34                                6.75         315,000          340,200
                                                                     -----------
Total                                                                  5,807,814
                                                                     -----------
NETHERLANDS (3.0%)
Bank Nederlandse Gemeenten
   (British Pound) Sr Unsub
      08-06-07                             7.38       1,520,000        3,005,502

See accompanying notes to investments in securities.


184 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Global Bond Fund

                                          COUPON     PRINCIPAL
ISSUER                                     RATE       AMOUNT           VALUE(a)
------                                    ------   ------------      -----------
NETHERLANDS (CONT.)
Govt of Netherlands
   (European Monetary Unit)
      01-15-08                              2.50%    12,190,000      $15,870,351
      07-15-12                              5.00      3,570,000        4,955,558
                                                                     -----------
Total                                                                 23,831,411
                                                                     -----------
NEW ZEALAND (1.0%)
Govt of New Zealand
   (New Zealand Dollar)
      07-15-09                              7.00     10,480,000        7,443,747
                                                                     -----------
NORWAY (1.2%)
Govt of Norway
   (Norwegian Krone)
      05-16-11                              6.00     53,300,000        9,090,155
                                                                     -----------
POLAND (1.4%)
Republic of Poland
   (Polish Zloty)
      03-24-10                              5.75     30,340,000       10,749,837
                                                                     -----------
SOUTH AFRICA (0.3%)
Republic of South Africa
   (South African Rand)
      08-31-10                             13.00     13,390,000        2,200,949
                                                                     -----------
SOUTH KOREA (0.1%)
Korea Development Bank
   (Japanese Yen) Series 21RG
      06-25-08                              0.98     65,000,000          545,640
                                                                     -----------
SPAIN (3.2%)
Caja de Ahorros y Monte de
   Piedad de Madrid
   (European Monetary Unit)
      03-25-11                              3.50      3,400,000        4,382,495
Govt of Spain
   (European Monetary Unit)
      07-30-09                              5.15     15,025,000       20,424,017
                                                                     -----------
Total                                                                 24,806,512
                                                                     -----------
SUPRA-NATIONAL (0.9%)
European Investment Bank
   (British Pound)
      12-07-11                              5.50      3,410,000        6,734,880
                                                                     -----------
SWEDEN (0.5%)
Govt of Sweden
   (Swedish Krona)
      03-15-11                              5.25     25,140,000        3,872,014
                                                                     -----------
UNITED KINGDOM (4.5%)
BT Group
      12-15-10                              8.63        715,000          797,947
HBOS Treasury Services
   (European Monetary Unit)
      02-12-09                              3.50      2,700,000        3,527,329
United Kingdom Treasury
   (British Pound)
      03-07-12                              5.00      8,293,000       16,261,262
      09-07-14                              5.00      7,370,000       14,574,070
                                                                     -----------
Total                                                                 35,160,608
                                                                     -----------

BONDS (CONTINUED)

                                        COUPON    PRINCIPAL
ISSUER                                   RATE      AMOUNT              VALUE(a)
------                                  ------   ----------          -----------
UNITED STATES (36.9%)
American Tower
   Sr Nts
      10-15-12                            7.13%  $   45,000          $    46,238
ANR Pipeline
      03-15-10                            8.88       75,000               78,682
Baltimore Gas & Electric
   Sr Unsecured
      10-01-36                            6.35      695,000(d)           709,472
Banc of America Commercial Mtge
   Series 2005-1 Cl A4
      11-10-42                            4.89      650,000(f)           645,418
Banc of America Commercial Mtge
   Series 2005-4 Cl ASB
      07-10-45                            4.87      975,000(f)           954,212
Banc of America Commercial Mtge
   Series 2006-2 Cl AAB
      05-10-45                            5.72    1,175,000(f)         1,204,692
Banc of America Commercial Mtge
   Series 2006-4 Cl AAB
      07-10-46                            5.60    1,300,000(f)         1,320,285
Banc of America Large Loan
   Series 2006-LAQ Cl E
      02-09-21                            5.73      675,000(d,f,h)       676,613
Banc of America Large Loan
   Series 2006-LAQ Cl F
      02-09-21                            5.79      750,000(d,f,h)       751,791
Banc of America Large Loan
   Series 2006-LAQ Cl G
      02-09-21                            5.88      525,000(d,f,h)       526,100
Bank of America
   Sub Nts
      10-15-36                            6.00    2,250,000            2,325,443
Bayerische Landesbank
   Sub Nts
      12-01-08                            5.88      800,000              807,841
Bear Stearns Commercial Mtge
   Securities Series 2003-T10 Cl A1
      03-13-40                            4.00      311,044(f)           300,972
Bear Stearns Commercial Mtge
   Securities Series 2005-PW10 Cl A4
      12-11-40                            5.41      600,000(f)           602,220
Bear Stearns Commercial Mtge
   Securities Series 2005-T20 Cl E
      10-12-42                            5.16      500,000(f)           485,940
Bear Stearns Commercial Mtge
   Securities Series 2006-PW14 Cl A4
      12-11-38                            5.20    1,350,000(f)         1,333,395
Cadbury Schweppes US Finance LLC
      10-01-08                            3.88    2,445,000(d)         2,381,137
California State Teachers' Retirement
   System Trust Series 2002-C6 Cl A3
      11-20-14                            4.46    1,843,262(d,f)       1,807,115
Capital Auto Receivables Asset
   Trust Series 2004-1 Cl CTFS
      09-15-10                            2.84      700,000              689,157
Cardinal Health
      06-15-15                            4.00    1,110,000(k)           984,158

BONDS (CONTINUED)

                                        COUPON    PRINCIPAL
ISSUER                                   RATE      AMOUNT              VALUE(a)
------                                  ------   ----------          -----------
UNITED STATES (CONT.)
CDC Commercial Mtge Trust
   Series 2002-FX1 Cl A2
      11-15-30                            5.68%  $2,275,000(f)       $ 2,315,567
Chesapeake Energy
      08-15-17                            6.50      180,000              175,950
CIGNA
   Sr Unsecured
      11-15-36                            6.15    1,000,000              990,080
Citigroup Commercial Mtge Trust
   Series 2005-C3 Cl A1
      05-15-43                            4.39      810,812(f)           796,242
Citigroup Commercial Mtge Trust
   Series 2005-EMG Cl A1
      09-20-51                            4.15      934,961(d,f)         918,036
Citigroup
   (European Monetary Unit) Sr Nts
      05-21-10                            3.88    3,685,000            4,823,747
Citigroup/Deutsche Bank Commercial
   Mtge Trust Series 2005-CD1 Cl ASB
      07-15-44                            5.23    1,075,000(f)         1,074,863
Clear Channel Communications
   Sr Nts
      09-15-14                            5.50      360,000              303,681
CMS Energy
   Sr Nts
      01-15-09                            7.50      150,000              154,688
Colorado Interstate Gas
   Sr Nts
      03-15-15                            5.95       35,000               34,533
      11-15-15                            6.80      200,000              207,956
Comcast Cable Communications
   Holdings
      03-15-13                            8.38       48,000               54,675
Commercial Mtge Pass-Through Ctfs
   Series 2006-CN2A Cl BFL
      02-05-19                            5.66      450,000(d,f,h)       452,386
Community Health Systems
   Sr Sub Nts
      12-15-12                            6.50       45,000               44,325
Cott Beverages USA
      12-15-11                            8.00      435,000              443,700
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-64CB Cl 1A1
      12-25-35                            5.50    2,139,870(f)         2,145,367
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-6CB Cl 1A1
      04-25-35                            7.50      915,599(f)           948,908
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-22R Cl 1A2
      05-25-36                            6.00    2,300,000(f)         2,322,271
Credit Suisse Mtge Capital Ctfs
   Series 2006-C2 Cl A3
      03-15-39                            5.66    1,125,000(f)         1,154,886
CS First Boston Mtge Securities
   Series 2003-CPN1 Cl A2
      03-15-35                            4.60      825,000(f)           795,398

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 185

RiverSource VP - Global Bond Fund

                                        COUPON    PRINCIPAL
ISSUER                                   RATE      AMOUNT              VALUE(a)
------                                  ------   ----------          -----------
UNITED STATES (CONT.)
CS First Boston Mtge Securities
   Series 2005-C4 Cl A1
      08-15-38                            4.77%  $1,804,643(f)       $ 1,785,369
DaimlerChrysler NA Holding
   (European Monetary Unit)
      01-16-07                            5.63      855,000            1,129,421
Denbury Resources
   Sr Sub Nts
      12-15-15                            7.50       25,000               25,375
Dex Media West LLC/Finance
   Sr Nts Series B
      08-15-10                            8.50       55,000               57,131
Drive Auto Receivables Trust
   Series 2006-2 Cl A2 (MBIA)
      07-15-11                            5.30    1,650,000(d,i)       1,651,289
DRS Technologies
      02-01-16                            6.63      305,000              307,288
Dunkin Securitization
   Series 2006-1 Cl A2 (AMBAC)
      06-20-31                            5.78    2,125,000(d,i)       2,151,426
Edison Mission Energy
   Sr Unsecured
      06-15-13                            7.50      145,000              151,525
Exelon
      06-15-10                            4.45    1,525,000            1,475,141
Federal Home Loan Mtge Corp
      07-12-10                            4.13    7,775,000            7,576,768
Federal Home Loan Mtge Corp #A11799
      08-01-33                            6.50      117,764(f)           120,196
Federal Home Loan Mtge Corp #A15881
      11-01-33                            5.00      824,688(f)           797,524
Federal Home Loan Mtge Corp #E01377
      05-01-18                            4.50      585,755(f)           566,153
Federal Home Loan Mtge Corp #E91326
      09-01-17                            6.50      176,374(f)           180,448
Federal Home Loan Mtge Corp #E99967
      10-01-18                            5.00      607,959(f)           598,750
Federal Home Loan Mtge Corp #G01535
      04-01-33                            6.00      884,148(f)           896,634
Federal Home Loan Mtge Corp
   (European Monetary Unit)
      02-15-07                            4.63    4,285,000            5,662,015
Federal Natl Mtge Assn
      11-15-07                            3.25    2,500,000            2,458,148
Federal Natl Mtge Assn #254632
      02-01-18                            5.50    1,631,303(f)         1,635,196
Federal Natl Mtge Assn #254686
      04-01-18                            5.50    1,824,031(f)         1,827,514
Federal Natl Mtge Assn #254722
      05-01-18                            5.50      951,753(f)           953,570
Federal Natl Mtge Assn #255377
      08-01-34                            7.00      616,077(f)           632,759
Federal Natl Mtge Assn #357705
      02-01-35                            5.50    7,682,919(f)         7,600,553
Federal Natl Mtge Assn #360800
      01-01-09                            5.74      620,275(f)           622,724
Federal Natl Mtge Assn #440730
      12-01-28                            6.00      718,012(f)           729,965

BONDS (CONTINUED)

                                        COUPON    PRINCIPAL
ISSUER                                   RATE      AMOUNT              VALUE(a)
------                                  ------   ----------          -----------
UNITED STATES (CONT.)
Federal Natl Mtge Assn #555417
      05-01-33                            6.00%  $1,205,980(f)       $ 1,217,794
Federal Natl Mtge Assn #555528
      04-01-33                            6.00    2,072,191(f)         2,091,101
Federal Natl Mtge Assn #555531
      06-01-33                            5.50    2,744,538(f)         2,716,561
Federal Natl Mtge Assn #555734
      07-01-23                            5.00      571,725(f)           557,005
Federal Natl Mtge Assn #555740
      08-01-18                            4.50      308,572(f)           298,303
Federal Natl Mtge Assn #555851
      01-01-33                            6.50    4,711,045(f)         4,822,965
Federal Natl Mtge Assn #575487
      04-01-17                            6.50      382,789(f)           393,206
Federal Natl Mtge Assn #621581
      12-01-31                            6.50      346,662(f)           357,493
Federal Natl Mtge Assn #631315
      02-01-17                            5.50      200,069(f)           200,753
Federal Natl Mtge Assn #639965
      08-01-17                            6.00      702,810(f)           713,776
Federal Natl Mtge Assn #640996
      05-01-32                            7.50      248,342(f)           258,137
Federal Natl Mtge Assn #646147
      06-01-32                            7.00      196,031(f)           202,735
Federal Natl Mtge Assn #652284
      08-01-32                            6.50      225,734(f)           230,908
Federal Natl Mtge Assn #653145
      07-01-17                            6.00      133,493(f)           135,722
Federal Natl Mtge Assn #654121
      09-01-17                            6.00      491,227(f)           499,378
Federal Natl Mtge Assn #655589
      08-01-32                            6.50      927,221(f)           955,558
Federal Natl Mtge Assn #666424
      08-01-32                            6.50      189,549(f)           193,894
Federal Natl Mtge Assn #670461
      11-01-32                            7.50      171,209(f)           177,961
Federal Natl Mtge Assn #684595
      03-01-33                            6.00      819,921(f)           827,403
Federal Natl Mtge Assn #687583
      04-01-33                            6.00    2,079,543(f)         2,100,697
Federal Natl Mtge Assn #688034
      03-01-33                            5.50      280,913(f)           278,516
Federal Natl Mtge Assn #688691
      03-01-33                            5.50      464,231(f)           459,498
Federal Natl Mtge Assn #720786
      09-01-33                            5.50    1,013,701(f)         1,003,368
Federal Natl Mtge Assn #725162
      02-01-34                            6.00    2,138,449(f)         2,156,479
Federal Natl Mtge Assn #725232
      03-01-34                            5.00      878,939(f)           850,223
Federal Natl Mtge Assn #725424
      04-01-34                            5.50    5,400,277(b,f)       5,345,228
Federal Natl Mtge Assn #735029
      09-01-13                            5.28      677,638(f)           677,569
Federal Natl Mtge Assn #735883
      03-01-33                            6.00    5,964,717(f)         6,048,657
Federal Natl Mtge Assn #739474
      10-01-33                            5.50      608,294(f)           602,890

BONDS (CONTINUED)

                                        COUPON     PRINCIPAL
ISSUER                                   RATE       AMOUNT             VALUE(a)
------                                  ------   ------------        -----------
UNITED STATES (CONT.)
Federal Natl Mtge Assn #741850
      09-01-33                            5.50%  $  1,631,773(f)     $ 1,615,139
Federal Natl Mtge Assn #745257
      01-01-36                            6.00      2,261,828(f)       2,277,637
Federal Natl Mtge Assn #748110
      10-01-33                            6.50      1,724,366(f)       1,760,419
Federal Natl Mtge Assn #753507
      12-01-18                            5.00      1,953,143(f)       1,924,734
Federal Natl Mtge Assn #755498
      11-01-18                            5.50      1,322,911(f)       1,326,024
Federal Natl Mtge Assn #756236
      01-01-34                            6.00      7,368,365(f)       7,454,926
Federal Natl Mtge Assn #756799
      11-01-33                            6.50        582,030(f)         595,248
Federal Natl Mtge Assn #756844
      02-01-19                            5.00        468,731(f)         461,307
Federal Natl Mtge Assn #757299
      09-01-19                            4.50      3,050,409(f)       2,946,276
Federal Natl Mtge Assn #759336
      01-01-34                            6.00      4,474,070(f)       4,530,360
Federal Natl Mtge Assn #783646
      06-01-34                            5.50        739,710(f)         731,780
Federal Natl Mtge Assn #791393
      10-01-19                            5.50      2,274,636(f)       2,276,273
Federal Natl Mtge Assn #794298
      09-01-19                            5.50      2,060,130(f)       2,061,613
Federal Natl Mtge Assn #886292
      07-01-36                            7.00      5,113,827(f)       5,261,996
Fereral Natl Mtge Assn #765946
      02-01-34                            5.50      8,742,613(f)       8,653,494
Franklin Auto Trust
   Series 2004-1 Cl A3 (MBIA)
      03-15-12                            4.15        800,000(i)         791,245
GE Capital Commercial Mtge
   Series 2005-C1 Cl A5
      06-10-48                            4.77        500,000(f)         482,315
General Electric Capital Assurance
   Series 2003-1 Cl A3
      05-12-35                            4.77      1,775,000(d,f)     1,745,861
General Electric Capital
   (European Monetary Unit) Sr Unsub
      06-20-07                            5.13        740,000            981,448
General Electric Capital
   (New Zealand Dollar)
      02-04-10                            6.63      4,365,000          3,004,639
Genworth Financial
   (Japanese Yen)
      06-20-11                            1.60    140,000,000          1,171,642
Georgia-Pacific
      01-15-17                            7.13        655,000(d)         653,362
Govt Natl Mtge Assn #604708
      10-15-33                            5.50        684,560(f)         682,061
Govt Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2002-80 Cl CI
      01-20-32                           20.00        477,311(e,f)        42,253

See accompanying notes to investments in securities.


186 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Global Bond Fund

                                          COUPON    PRINCIPAL
ISSUER                                     RATE      AMOUNT            VALUE(a)
------                                    ------   ----------        -----------
UNITED STATES (CONT.)
Greenwich Capital Commercial Funding
   Series 2004-GG1 Cl A5
      06-10-36                              4.88%  $  500,000(f)     $   493,506
Greenwich Capital Commercial Funding
   Series 2006-GG7 Cl AAB
      07-10-38                              5.91      400,000(f)         415,269
GS Mtge Securities II
   Series 2004-GG2 Cl A4
      08-10-38                              4.96      900,000(f)         890,460
GS Mtge Securities II
   Series 2006-GG6 Cl A4
      04-10-38                              5.55    4,000,000(f)       4,061,535
HCA
   Secured
      11-15-14                              9.13       40,000(d)          42,600
      11-15-16                              9.25      165,000(d)         176,138
Hertz Vehicle Financing LLC
   Series 2004-1A Cl A3 (MBIA)
      05-25-09                              2.85      600,000(d,i)       584,085
Home Depot
   Sr Unsecured
      03-01-16                              5.40      775,000            757,986
      12-16-36                              5.88    1,510,000          1,481,799
Idearc
   Sr Nts
      11-15-16                              8.00      205,000(d)         208,844
IPALCO Enterprises
   Secured
      11-14-08                              8.38      140,000            145,250
JPMorgan Chase Commercial Mtge
   Securities
   Series 2002-CIB5 Cl A1
      10-12-37                              4.37    1,035,403(f)       1,015,613
JPMorgan Chase Commercial Mtge
   Securities
   Series 2003-CB6 Cl A2
      07-12-37                              5.26    1,075,000(f)       1,073,816
JPMorgan Chase Commercial Mtge
   Securities
   Series 2003-LN1 Cl A1
      10-15-37                              4.13      299,461(f)         289,509
JPMorgan Chase Commercial Mtge
   Securities
   Series 2003-ML1A Cl A1
      03-12-39                              3.97      388,136(f)         376,331
JPMorgan Chase Commercial Mtge
   Securities
   Series 2003-ML1A Cl A2
      03-12-39                              4.77    1,625,000(f)       1,580,022
JPMorgan Chase Commercial Mtge
   Securities
   Series 2005-LDP5 Cl A1
      12-15-44                              5.04    1,187,750(f)       1,180,978
JPMorgan Chase Commercial Mtge
   Securities
   Series 2006-CB16 Cl A4
      05-12-45                              5.55    3,675,000(f)       3,727,778
JPMorgan Chase Commercial Mtge
   Securities
   Series 2006-LDP6 Cl A4
      04-15-43                              5.48    1,100,000(f)       1,109,698
JPMorgan Chase Commercial Mtge
   Securities
   Series 2006-LDP6 Cl ASB
      04-15-43                              5.49    1,375,000(f)       1,387,265
JPMorgan Chase Commercial Mtge
   Securities
   Series 2006-LDP8 Cl A4
      05-15-45                              5.40    1,300,000(f)       1,303,783

BONDS (CONTINUED)

                                        COUPON    PRINCIPAL
ISSUER                                   RATE      AMOUNT              VALUE(a)
------                                  ------   ----------          -----------
UNITED STATES (CONT.)
L-3 Communications
      06-15-12                            7.63%  $   80,000          $    82,800
      07-15-13                            6.13       75,000               73,500
L-3 Communications
   Sr Sub Nts
   Series B
      10-15-15                            6.38      195,000              193,050
LaBranche & Co
   Sr Nts
      05-15-12                           11.00      195,000              210,113
Lamar Media
      01-01-13                            7.25      114,000              116,138
LB-UBS Commercial Mtge Trust
   Series 2004-C2 Cl A3
      03-15-29                            3.97      650,000(f)           613,717
LB-UBS Commercial Mtge Trust
   Series 2004-C6 Cl A1
      08-15-29                            3.88    1,038,081(f)         1,013,224
LB-UBS Commercial Mtge Trust
   Series 2004-C8 Cl A2
      12-15-29                            4.20    1,000,000(f)           973,440
LB-UBS Commercial Mtge Trust
   Series 2005-C5 Cl AAB
      09-15-30                            4.93    1,800,000(f)         1,765,836
LB-UBS Commercial Mtge Trust
   Series 2006-C4 Cl AAB
      06-15-32                            5.87      925,000(f)           958,899
LB-UBS Commercial Mtge Trust
   Series 2006-C7 Cl A3
      11-15-38                            5.35    1,250,000(f)         1,249,969
Midwest Generation LLC
   Series B
      01-02-16                            8.56       34,227               37,735
Mohegan Tribal Gaming Authority
      02-15-15                            6.88      375,000              375,937
Mohegan Tribal Gaming Authority
   Sr Nts
      02-15-13                            6.13       30,000               29,775
Mohegan Tribal Gaming Authority
   Sr Sub Nts
      04-01-12                            8.00       50,000               52,063
Morgan Stanley Capital I
   Series 2003-T11 Cl A2
      06-13-41                            4.34      825,000(f)           806,427
Morgan Stanley Capital I
   Series 2004-HQ4 Cl A5
      04-14-40                            4.59      690,000(f)           669,059
Morgan Stanley Capital I
   Series 2005-T19 Cl AAB
      06-12-47                            4.85    1,900,000(f)         1,860,313
Morgan Stanley Capital I
   Series 2006-T23 Cl AAB
      08-12-41                            5.80      775,000(f)           800,025
Morgan Stanley Capital I
   Series 2006-XLF Cl A2
      07-15-19                            5.48    1,500,000(d,f,h)     1,500,771
Morgan Stanley Dean Witter Capital I
   Series 2002-TOP7 Cl A2
      01-15-39                            5.98    2,425,000(f)         2,502,210

BONDS (CONTINUED)

                                          COUPON    PRINCIPAL
ISSUER                                     RATE      AMOUNT            VALUE(a)
------                                    ------   ----------        -----------
UNITED STATES (CONT.)
Natl Collegiate Student Loan Trust
   Collateralized Mtge Obligation
   Interest Only
   Series 2006-3 Cl AIO
      01-25-12                              0.00%  $3,400,000(e)     $   999,328
NewMarket
   Sr Nts
      12-15-16                              7.13       55,000(d)          55,000
News America
   12-15-35                                 6.40      580,000            576,191
Nextel Communications
   Series F
      03-15-14                              5.95    2,185,000          2,127,787
Nomura Asset Securities
   Series 1998-D6 Cl A3
      03-15-30                              6.99    3,725,000(f)       4,105,786
NRG Energy
      02-01-14                              7.25      180,000            181,350
Omnicare
   Sr Sub Nts
      12-15-13                              6.75      345,000            340,688
      12-15-15                              6.88      160,000            158,000
Pioneer Natural Resources
      05-01-18                              6.88      550,000            534,991
Pokagon Gaming Authority
   Sr Nts
      06-15-14                             10.38       50,000(d)          54,750
Popular ABS Mtge Pass-Through Trust
   Series 2005-A Cl AF2
      06-25-35                              4.49      560,000            553,295
PQ
      02-15-13                              7.50       25,000             24,625
Pride Intl
   Sr Nts
      07-15-14                              7.38      255,000            263,288
Prudential Commercial Mtge Trust
   Series 2003-PWR1 Cl A1
      02-11-36                              3.67      761,172(f)         730,774
Prudential Financial
      12-14-36                              5.70    1,515,000          1,469,966
Qwest
      03-15-12                              8.88      265,000            295,144
Qwest
   Sr Unsecured
      10-01-14                              7.50      220,000            233,200
Range Resources
      03-15-15                              6.38      195,000            190,125
      05-15-16                              7.50       50,000             51,250
Regency Energy Partners LP/Finance
   Sr Unsecured
      12-15-13                              8.38      115,000(d)         115,288
Renaissance Home Equity Loan Trust
   Series 2005-4 Cl A3
      02-25-36                              5.57      855,000            851,777
RH Donnelley
   Sr Disc Nts Series A-1
      01-15-13                              6.88      170,000            162,988
Sinclair Broadcast Group
      03-15-12                              8.00      175,000            180,688

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 187

RiverSource VP - Global Bond Fund

                                          COUPON     PRINCIPAL
ISSUER                                     RATE       AMOUNT           VALUE(a)
------                                    ------   ------------      -----------
UNITED STATES (CONT.)
Southern Natural Gas
      03-15-10                              8.88%  $    100,000      $   104,909
Southern Star Central
   Sr Nts
      03-01-16                              6.75        300,000          299,250
Toyota Motor Credit
   (Japanese Yen) Sr Unsub
      06-09-08                              0.75    452,000,000        3,797,328
Transcontinental Gas Pipe Line
   Series B
      08-15-11                              7.00         85,000           87,338
Transcontinental Gas Pipe Line
   Sr Unsecured
      04-15-16                              6.40        171,000          172,710
Triad Hospitals
   Sr Nts
      05-15-12                              7.00        125,000          127,188
Triad Hospitals
   Sr Sub Nts
      11-15-13                              7.00        160,000          161,000
U.S.Treasury
      11-30-07                              4.25      2,975,000        2,954,547
      02-15-08                              3.38      1,055,000(k)     1,036,579
      05-31-08                              4.88      1,140,000(k)     1,139,465
      11-15-09                              4.63      3,195,000(k)     3,185,016
      10-31-11                              4.63      4,400,000        4,384,015
      11-30-11                              4.50      5,390,000        5,341,997
      08-15-16                              4.88      1,940,000        1,963,189
      11-15-16                              4.63      9,380,000        9,318,447
      08-15-23                              6.25      1,920,000        2,209,951
      02-15-26                              6.00      1,255,000        1,423,347
U.S.Treasury Inflation-Indexed Bond
      01-15-07                              3.38      6,754,214(j)     6,735,058
United Auto Group
      03-15-12                              9.63        155,000          162,944
United Auto Group
   Sr Sub Nts
      12-15-16                              7.75        260,000(d)       260,325
Valor Telecommunications Enterprises
   LLC/Finance
   02-15-15                                 7.75         50,000           53,813
Verizon New York
   Series A
      04-01-12                              6.88      2,580,000        2,674,729
Verizon Pennsylvania
   Series A
      11-15-11                              5.65      1,435,000        1,441,457

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE      AMOUNT            VALUE(a)
------                                   ------   ----------        ------------
UNITED STATES (CONT.)
Wachovia Bank Commercial Mtge
   Trust
   Series 2003-C4 Cl A2
      04-15-35                             4.57%  $2,525,000(f)     $  2,458,673
Wachovia Bank Commercial Mtge
   Trust
   Series 2003-C7 Cl A2
      10-15-35                             5.08    1,064,000(d,f)      1,049,591
Wachovia Bank Commercial Mtge
   Trust
   Series 2003-C8 Cl A2
      11-15-35                             3.89      750,000(f)          730,619
Wachovia Bank Commercial Mtge
   Trust
   Series 2005-C18 Cl A4
      04-15-42                             4.94      925,000(f)          900,268
Wachovia Bank Commercial Mtge
   Trust
   Series 2005-C20 Cl A5
      07-15-42                             5.09      925,000(f)          917,529
Wachovia Bank Commercial Mtge
   Trust
   Series 2006-C24 Cl APB
      03-15-45                             5.58    1,000,000(f)        1,013,791
Wachovia Bank Commercial Mtge
   Trust
   Series 2006-C27 Cl A3
      07-15-45                             5.77      700,000(f)          719,726
Wachovia Bank Commercial Mtge
   Trust
   Series 2006-C27 Cl APB
      07-15-45                             5.73    1,200,000(f)        1,227,310
Wachovia Bank Commercial Mtge
   Trust
   Series 2006-C29 Cl A4
      11-15-48                             5.31    1,775,000(f)        1,765,223
Washington Mutual
   Collateralized Mtge Obligation
   Series 2005-AR17 Cl A1C1
      12-25-45                             5.51      349,409(f,g)        349,478
Wells Fargo Bank
   Sub Nts
      08-26-36                             5.95    2,100,000           2,167,578
Williams Companies
   Sr Nts
      07-15-19                             7.63      754,000             806,779
Windstream
   Sr Nts
      08-01-16                             8.63      600,000(d)          657,000
XTO Energy
   01-31-15                                5.00    2,045,000           1,941,897
                                                                    ------------
Total                                                                288,370,461
                                                                    ------------
TOTAL BONDS
(Cost: $729,427,720)                                                $747,592,543
                                                                    ------------

SENIOR LOANS (0.4%)(l)

                                          COUPON    PRINCIPAL
BORROWER                                   RATE      AMOUNT            VALUE(a)
--------                                  ------   ----------        -----------
NETHERLANDS (0.1%)
VNU
   Tranche B Term Loan
      08-09-13                              8.13%  $  375,000(b,c)   $   377,580
                                                                     -----------
UNITED STATES (0.3%)
Ford Motor
   Tranche B Term Loan
      11-29-13                              8.36      190,000(b)         190,327
Georgia Pacific
   2nd Lien Tranche C Term Loan
      12-23-13                              8.35      565,000(b)         565,848
HCA
   Tranche B Term Loan
      11-14-13                              7.87    1,365,000          1,379,509
Michaels Stores
   Tranche B Term Loan
      10-31-13                              8.38      420,000            422,344
West Corp
   Tranche B Term Loan
      10-24-13                              8.10      360,000(b)         360,169
                                                                     -----------
Total                                                                  2,918,197
                                                                     -----------
TOTAL SENIOR LOANS
(Cost: $3,283,403)                                                   $ 3,295,777
                                                                     ===========

MONEY MARKET FUND (5.2%)

                                                      SHARES          VALUE(a)
                                                    ----------      ------------
RiverSource Short-Term
   Cash Fund                                        40,757,916(m)   $ 40,757,916
                                                                    ------------
TOTAL MONEY MARKET FUND
(Cost: $40,757,916)                                                 $ 40,757,916
                                                                    ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $773,469,039)(n)                                             $791,646,236
                                                                    ============

See accompanying notes to investments in securities.


188 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Global Bond Fund

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) At Dec. 31, 2006,the cost of securities purchased,including interest purchased, on a when-issued and/or other forward-commitment basis was $6,883,342.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in U.S. dollar currency unless otherwise noted.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933,as amended. This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration,normally to qualified institutional buyers. At Dec. 31, 2006, the value of these securities amounted to $28,700,998 or 3.7% of net assets.

(e) Interest only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. Interest rate disclosed represents yield based upon the estimated timing and amount of future cash flows at Dec. 31, 2006.

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and collateralized mortgage obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(g) Adjustable rate mortgage; interest rate varies to reflect current market conditions; rate shown is the effective rate on Dec. 31, 2006.

(h) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Dec. 31, 2006.

(i) The following abbreviations are used in the portfolio security descriptions to identify the insurer of the issue:

     AMBAC -- Ambac Assurance Corporation
     MBIA -- MBIA Insurance Corporation

(j) Inflation-indexed bonds are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.

(k) Partially pledged as initial deposit on the following open interest rate futures contracts (see Note 7 to the financial statements):

                                                                      NOTIONAL
TYPE OF SECURITY                                                       AMOUNT
----------------                                                    ------------
PURCHASE CONTRACTS
Euro-Bund, March 2007, 10-year                                      $ 10,000,000
Japanese Govt Bond, March 2007, 10-year                              400,000,000
U.S. Long Bond, March 2007, 20-year                                    5,500,000
U.S. Treasury Note, March 2007, 2-year                                28,400,000

SALE CONTRACTS
U.S. Treasury Note, March 2007, 5-year                                 1,000,000
U.S. Treasury Note, March 2007, 10-year                               21,600,000

(l) Senior loans have rates of interest that float periodically based primarily on the London Interbank Offered Rate ("LIBOR") and other short-term rates. Remaining maturities of senior loans may be less than the stated maturities shown as a result of contractual or optional prepayments by the borrower. Such prepayments cannot be predicted with certainty.

(m)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(n) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $773,948,174 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                              $26,160,192
Unrealized depreciation                                               (8,462,130)
                                                                     -----------
Net unrealized appreciation                                          $17,698,062
                                                                     -----------

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource. com.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 189

INVESTMENTS IN SECURITIES
RiverSource VP - Global Inflation Protected Securities Fund
DEC.31,2006
(Percentages represent value of investments compared to net assets)

BONDS (92.7%)

                                       COUPON     PRINCIPAL
ISSUER                                  RATE        AMOUNT             VALUE(a)
------                                 ------   -------------        -----------
CANADA (2.8%)
Govt of Canada
   (Canadian Dollar)
      12-01-26                           4.25%     13,219,632(b,c)   $16,015,029
                                                                     -----------
FRANCE (9.7%)
Govt of France
   (European Monetary Unit)
      07-25-12                           3.00      24,429,627(b,c)    34,382,104
      07-25-20                           2.25      15,757,079(b,c)    21,889,619
                                                                     -----------
Total                                                                 56,271,723
                                                                     -----------
GERMANY (2.0%)
Deutsche Bundesrepublik
   (European Monetary Unit)
      04-15-16                           1.50       8,758,782(b,c)    11,354,150
                                                                     -----------
ITALY (6.8%)
Buoni Poliennali Del Tesoro
   (European Monetary Unit)
      09-15-10                           0.95      17,819,637(b,c)    22,806,022
      09-15-35                           2.35      12,008,659(b,c)    16,721,044
                                                                     -----------
Total                                                                 39,527,066
                                                                     -----------
JAPAN (3.0%)
Govt of Japan
   (Japanese Yen)
      03-20-07                           0.50   2,078,000,000(c)      17,464,141
                                                                     -----------
SWEDEN (1.8%)
Govt of Sweden
   (Swedish Krone)
      12-01-28                           3.50      48,550,000(c,d)    10,686,871
                                                                     -----------
UNITED KINGDOM (16.4%)
United Kingdom Gilt Inflation
   Linked
   (British Pound)
      07-26-16                           2.50%      4,450,000(c,d)    22,563,993
      04-16-20                           2.50       8,150,000(c,d)    42,567,117
      07-22-30                           4.13       6,720,000(c,d)    31,039,829
                                                                     -----------
Total                                                                 96,170,939
                                                                     -----------

BONDS (CONTINUED)

                                          COUPON    PRINCIPAL
ISSUER                                     RATE       AMOUNT          VALUE(a)
------                                    ------   -----------      ------------
UNITED STATES (50.2%)
Federal Home Loan Bank
      02-08-08                              4.63%  $ 1,000,000      $    993,894
Federal Home Loan Mtge Corp
      10-15-08                              5.13     1,100,000         1,101,409
      07-15-09                              4.25     1,000,000           983,064
      07-12-10                              4.13     1,000,000           974,504
Federal Natl Mtge Assn
      05-15-07                              3.88     1,000,000           994,930
      08-15-08                              3.25     1,000,000           971,480
      10-15-08                              4.50     4,000,000         3,964,312
Tennessee Valley Authority
      01-15-07                              3.38     6,371,900(b)      6,364,803
U.S.Treasury Inflation-Indexed Bond
      01-15-07                              3.38    48,687,688(b)     48,549,602
      07-15-12                              3.00    28,011,988(b)     28,822,058
      01-15-14                              2.00    28,902,444(b)     28,071,126
      07-15-14                              2.00    23,709,684(b)     23,008,205
      01-15-15                              1.63    24,299,282(b)     22,867,589
      01-15-16                              2.00    38,946,565(b)     37,598,085
      07-15-16                              2.50    11,062,566(b)     11,144,391
      01-15-25                              2.38    21,235,351(b)     21,137,868
      04-15-28                              3.63    33,730,147(b)     40,718,029
      04-15-29                              3.88    10,709,817(b)     13,484,534
                                                                    ------------
Total                                                                291,749,883
                                                                    ------------
TOTAL BONDS
(Cost: $531,101,473)                                                $539,239,802
                                                                    ------------

MONEY MARKET FUND (6.1%)

                                                      SHARES          VALUE(a)
                                                    ----------      ------------
RiverSource Short-Term
Cash Fund                                           35,514,748(e)   $ 35,514,748
                                                                    ------------
TOTAL MONEY MARKET FUND
(Cost: $35,514,748)                                                 $ 35,514,748
                                                                    ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $566,616,221)(f)                                             $574,754,550
                                                                    ============

See accompanying notes to investments in securities.


190 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Global Inflation Protected Securities Fund

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) Inflation-indexed bonds are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in U.S. dollar currency unless otherwise noted.

(d) These inflation-indexed bonds are securities in which the principal amount disclosed represents the original face.

(e)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(f) At Dec. 31, 2006,the cost of securities for federal income tax purposes was $592,170, 281 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                             $         --
Unrealized depreciation                                              (17,415,731)
                                                                    ------------
Net unrealized depreciation                                         $(17,415,731)
                                                                    ------------

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource. com.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 191

INVESTMENTS IN SECURITIES
RiverSource VP - Growth Fund
DEC.31,2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (95.4%)

ISSUER                                                 SHARES          VALUE(a)
------                                                -------        -----------
AEROSPACE & DEFENSE (2.1%)
Boeing                                                 92,833        $ 8,247,283
Honeywell Intl                                         77,641          3,512,479
Lockheed Martin                                        16,066          1,479,197
                                                                     -----------
Total                                                                 13,238,959
                                                                     -----------
BEVERAGES (2.3%)
Anheuser-Busch Companies                               46,534          2,289,473
Coca-Cola                                              62,245          3,003,321
PepsiCo                                               146,967          9,192,786
                                                                     -----------
Total                                                                 14,485,580
                                                                     -----------
BIOTECHNOLOGY (4.9%)
Amgen                                                 153,294(b)      10,471,513
Biogen Idec                                            93,043(b)       4,576,785
Genentech                                             200,868(b)      16,296,421
                                                                     -----------
Total                                                                 31,344,719
                                                                     -----------
CAPITAL MARKETS (1.0%)
KKR Private Equity
   Investors LP Unit                                  146,215          3,341,013
KKR Private Equity
   Investors LP Unit                                  132,331(f)       3,023,763
                                                                     -----------
Total                                                                  6,364,776
                                                                     -----------
COMMERCIAL BANKS (--%)
Industrial & Commercial
   Bank of China Series H                             333,000(b,c)       206,792
                                                                     -----------
COMMUNICATIONS EQUIPMENT (7.9%)
ADC Telecommunications                                 19,366(b)         281,388
ADTRAN                                                 43,412            985,452
Alcatel-Lucent ADR                                    370,235(c)       5,264,742
Cisco Systems                                         989,160(b)      27,033,743
JDS Uniphase                                           36,941(b)         615,437
Motorola                                              189,172          3,889,376
QUALCOMM                                              180,767          6,831,185
Redback Networks                                      116,424(b)       2,903,615
Tellabs                                               248,704(b)       2,551,703
                                                                     -----------
Total                                                                 50,356,641
                                                                     -----------
COMPUTERS & PERIPHERALS (2.0%)
Apple Computer                                         78,463(b)       6,656,801
Dell                                                   33,525(b)         841,142
EMC                                                    19,898(b)         262,654
Hewlett-Packard                                       126,152          5,196,201
                                                                     -----------
Total                                                                 12,956,798
                                                                     -----------
DIVERSIFIED TELECOMMUNICATION SERVICES (5.7%)
AT&T                                                  104,743          3,744,562
BellSouth                                             198,623          9,357,129
Chunghwa Telecom ADR                                   13,120(c)         258,858
Embarq                                                170,007          8,935,568
France Telecom                                        100,623(c)       2,782,628
Qwest Communications Intl                             617,077(b)       5,164,934
Verizon Communications                                 67,537          2,515,078
Windstream                                            269,517          3,832,532
                                                                     -----------
Total                                                                 36,591,289
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES          VALUE(a)
------                                                -------        -----------
FOOD & STAPLES RETAILING (1.0%)
Rite Aid                                               48,142(b)     $   261,892
Safeway                                               143,256          4,950,928
Wal-Mart Stores                                        30,493          1,408,167
                                                                     -----------
Total                                                                  6,620,987
                                                                     -----------
FOOD PRODUCTS (0.8%)
General Mills                                          24,174          1,392,422
Kellogg                                                76,390          3,824,084
                                                                     -----------
Total                                                                  5,216,506
                                                                     -----------
HEALTH CARE EQUIPMENT & SUPPLIES (3.4%)
Boston Scientific                                     711,713(b)      12,227,230
Medtronic                                             110,106          5,891,772
St.Jude Medical                                        18,684(b)         683,087
Stryker                                                24,176          1,332,339
Zimmer Holdings                                        17,458(b)       1,368,358
                                                                     -----------
Total                                                                 21,502,786
                                                                     -----------
HEALTH CARE PROVIDERS & SERVICES (4.1%)
Cardinal Health                                       136,033          8,764,607
Caremark Rx                                            78,467          4,481,250
HealthSouth                                            51,554(b)       1,167,698
Humana                                                 29,219(b)       1,616,103
McKesson                                               45,716          2,317,801
UnitedHealth Group                                    147,629          7,932,106
                                                                     -----------
Total                                                                 26,279,565
                                                                     -----------
HOTELS, RESTAURANTS & LEISURE (0.5%)
Harrah's Entertainment                                 39,030          3,228,562
HOUSEHOLD PRODUCTS (4.2%)
Colgate-Palmolive                                     127,268          8,302,964
Procter & Gamble                                      214,637         13,794,721
Spectrum Brands                                       424,156(b)       4,623,300
                                                                     -----------
Total                                                                 26,720,985
                                                                     -----------
INDUSTRIAL CONGLOMERATES (2.0%)
General Electric                                      337,801         12,569,575
                                                                     -----------
INSURANCE (3.2%)
ACE                                                    64,557(c)       3,910,217
AFLAC                                                  13,922            640,412
American Intl Group                                   170,499         12,217,959
Hartford Financial
   Services Group                                       7,204            672,205
Prudential Financial                                   32,347          2,777,313
                                                                     -----------
Total                                                                 20,218,106
                                                                     -----------
INTERNET SOFTWARE & SERVICES (4.2%)
Baidu.com ADR                                           7,339(b,c)       827,252
eBay                                                   22,402(b)         673,628
Google Cl A                                            53,189(b)      24,492,471
Yahoo!                                                 44,773(b)       1,143,502
                                                                     -----------
Total                                                                 27,136,853
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES          VALUE(a)
------                                                -------        -----------
IT SERVICES (1.9%)
BearingPoint                                           45,985(b)     $   361,902
Electronic Data Systems                               154,185          4,247,797
First Data                                            285,500          7,285,960
                                                                     -----------
Total                                                                 11,895,659
                                                                     -----------
MACHINERY (0.3%)
Flowserve                                              34,266(b)       1,729,405
                                                                     -----------
MEDIA (13.2%)
Cablevision Systems Cl A                               11,080            315,558
Charter
   Communications Cl A                                487,229(b)       1,490,921
Comcast Cl A                                          146,679(b)       6,208,922
Grupo Televisa ADR                                     22,377(c)         604,403
Idearc                                                  3,376(b)          96,722
Liberty Global Cl A                                   276,330(b)       8,055,020
Liberty Global Series C                               120,838(b)       3,383,464
News Corp Cl A                                        235,152          5,051,065
NTL                                                 2,018,448(e)      50,945,627
Viacom Cl B                                            22,197(b)         910,743
Vivendi                                               113,316(c)       4,428,977
WorldSpace Cl A                                        75,678(b)         264,873
XM Satellite Radio
   Holdings Cl A                                      217,829(b)       3,147,629
                                                                     -----------
Total                                                                 84,903,924
                                                                     -----------
METALS & MINING (1.0%)
Coeur d'Alene Mines                                   749,542(b)       3,710,233
Newmont Mining                                         56,564          2,553,865
                                                                     -----------
Total                                                                  6,264,098
                                                                     -----------
MULTILINE RETAIL (0.1%)
Federated Department Stores                            16,378            624,493
OIL,GAS & CONSUMABLE FUELS (3.5%)
Chevron                                                26,000          1,911,780
Exxon Mobil                                           222,860         17,077,763
Total                                                  47,974(c)       3,460,747
                                                                     -----------
Total                                                                 22,450,290
                                                                     -----------
PHARMACEUTICALS (8.5%)
AstraZeneca                                           208,265(c)      11,190,136
Bristol-Myers Squibb                                  191,747          5,046,781
Eli Lilly & Co                                         46,062          2,399,830
Johnson & Johnson                                     124,979          8,251,114
Merck & Co                                            302,043         13,169,074
Pfizer                                                415,724         10,767,252
Schering-Plough                                       117,031          2,766,613
Teva Pharmaceutical
   Inds ADR                                            42,922(c)       1,334,016
                                                                     -----------
Total                                                                 54,924,816
                                                                     -----------

See accompanying notes to investments in securities.


192 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP -- Growth Fund

ISSUER                                                   SHARES        VALUE(a)
------                                                  -------      -----------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (0.7%)
Advanced Micro Devices                                   90,015(b)   $ 1,831,804
Atmel                                                   120,373(b)       728,257
Intel                                                    30,182          611,186
Spansion Cl A                                            91,965(b)     1,366,600
                                                                     -----------
Total                                                                  4,537,847
                                                                     -----------

SOFTWARE (3.6%)
Adobe Systems                                             8,567(b)       352,275
Electronic Arts                                          18,408(b)       927,027
Microsoft                                               555,029       16,573,166
Symantec                                                234,974(b)     4,899,208
                                                                     -----------
Total                                                                 22,751,676
                                                                     -----------
THRIFTS & MORTGAGE FINANCE (0.4%)
Countrywide Financial                                    59,700        2,534,265
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                SHARES          VALUE(a)
------                                              ---------       ------------
Tobacco (2.6%)
Altria Group                                          165,363       $ 14,191,453
Imperial Tobacco Group ADR                             32,115(c)       2,538,048
                                                                    ------------
TOTAL                                                                 16,729,501
                                                                    ------------
WIRELESS TELECOMMUNICATION SERVICES (10.2%)
ALLTEL                                                354,472         21,438,466
Hutchison
   Telecommunications Intl                          1,945,478(b,c)     4,902,591
Orascom Telecom
   Holding GDR                                         80,303(c)       5,299,998
Sprint Nextel                                         487,286          9,204,833
Vodafone Group                                      8,228,402(c)      22,798,534
Vodafone Group ADR                                     79,605(c)       2,211,427
                                                                    ------------
TOTAL                                                                 65,855,849
                                                                    ------------
TOTAL COMMON STOCKS
(Cost: $553,441,233)                                                $610,241,302
                                                                    ------------

OPTIONS PURCHASED (0.3%)

                            EXERCISE   EXPIRATION
ISSUER          CONTRACTS     PRICE       DATE      VALUE(a)
------          ---------   --------   ----------   --------
PUTS
S&P 500 Index       314      $1,350    March 2007   $  328,130

CALLS
NTL               5,985       27.50    June 2007       957,600
NTL               1,995       27.50    Jan. 2008       473,813

TOTAL OPTIONS PURCHASED
(Cost: $2,495,495)                                  $1,759,543

MONEY MARKET FUND (3.8%)

                                                       SHARES         VALUE(a)
                                                    -------------   ------------
RiverSource Short-Term
   Cash Fund                                        24,044,598(d)   $ 24,044,598

TOTAL MONEY MARKET FUND
(Cost: $24,044,598)                                                 $ 24,044,598
                                                                    ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $579,981,326)(g)                                             $636,045,443
                                                                    ------------

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Dec. 31, 2006, the value of foreign securities represented 11.3% of net assets.

(d)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(e) At Dec. 31, 2006, securities valued at $20,141,520 were held to cover open call options written as follows (see Note 8 to the financial statements):

                          Exercise   Expiration
Issuer        Contracts     price       date      Value(a)
------        ---------   --------   ----------   --------
NTL             5,985        $30     June 2007    $493,763
NTL
                1,995         30     Jan. 2008     294,262
                                                  --------
Total Value                                       $788,025
                                                  --------

(f)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to methods selected in good faith by the Fund's Board of Directors. Information concerning such security holdings at Dec. 31, 2006, is as follows:

Security                                 Acquisition dates         Cost
--------                               ----------------------   ----------
KKR Private Equity Investors LP Unit   05-01-06 thru 10-12-06   $3,058,416

(g) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $594,114,446 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                $51,020,713
Unrealized depreciation                 (9,089,716)
                                       -----------
   Net unrealized appreciation         $41,930,997
                                       -----------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 193

INVESTMENTS IN SECURITIES
RiverSource VP - High Yield Bond Fund

DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

BONDS (90.6%)

                              COUPON
ISSUER                         RATE     PRINCIPAL AMOUNT      VALUE(a)
------                        ------   ------------------   -----------
AEROSPACE & DEFENSE (2.6%)
Communications & Power Inds
   Sr Sub Nts
      02-01-12                  8.00%  $ 6,955,000          $ 7,059,324
CPI Intl
   Sr Nts
      02-01-15                 11.30     4,200,000(m)         4,315,500
DRS Technologies
      02-01-16                  6.63     3,185,000            3,208,888
      02-01-18                  7.63     2,410,000            2,482,300
DRS Technologies
   Sr Sub Nts
      11-01-13                  6.88     2,745,000            2,765,588
L-3 Communications
      06-15-12                  7.63     4,425,000            4,579,875
      07-15-13                  6.13     1,010,000              989,800
L-3 Communications
   Sr Sub Nts
   Series B
      10-15-15                  6.38     6,450,000            6,385,500
                                                            -----------
Total                                                        31,786,775
                                                            -----------

AUTOMOTIVE (2.8%)
Ford Motor Credit
      06-16-08                  6.63     4,053,000            4,050,236
Ford Motor Credit
   Sr Nts
      08-10-11                  9.88     4,217,000            4,518,305
GMAC
      04-15-16                  7.70     9,130,000            8,605,025
Goodyear Tire & Rubber
   Sr Nts
      12-01-09                  9.14     3,465,000(d,m)       3,482,325
Insurance Auto Auctions
      04-01-13                 11.00    10,385,000           11,735,050
UCI Holdco
   Sr Nts Pay-in-kind
      12-15-13                 12.37     1,880,000(d,h)       1,823,600
                                                            -----------
Total                                                        34,214,541
                                                            -----------

BROKERAGE (1.0%)
LaBranche & Co
   Sr Nts
      05-15-09                  9.50       830,000              871,500
      05-15-12                 11.00    10,120,000           10,904,300
                                                            -----------
Total                                                        11,775,800
                                                            -----------

BUILDING MATERIALS (1.1%)
Ainsworth Lumber
      10-01-12                  7.25       590,000(c)           464,625
Gibraltar Inds
   Series B
      12-01-15                  8.00     3,408,000            3,339,840
Interline Brands
   Sr Sub Nts
      06-15-14                  8.13     1,931,000            1,984,103

BONDS (CONTINUED)

                              COUPON
ISSUER                         RATE     PRINCIPAL AMOUNT      VALUE(a)
------                        ------   ------------------   -----------
BUILDING MATERIALS (CONT.)
Norcraft Companies
   LP/Finance
   Sr Sub Nts
      11-01-11                  9.00%     $ 3,310,000       $ 3,425,850
Norcraft Holdings
   LP/Capital
   Sr Disc Nts
   (Zero coupon through
   09-01-08,
   thereafter 9.75%)
   09-01-12                     8.31        4,350,000(n)      3,675,750
                                                            -----------
Total                                                        12,890,168
                                                            -----------
CHEMICALS (5.0%)
Chemtura
   06-01-16                     6.88        2,550,000         2,454,375
Crystal US Holdings 3
   LLC/Sub3
   Sr Disc Nts Series B
      (Zero coupon through
      10-01-09, thereafter
      10.50%)
      10-01-14                  7.30        3,675,000(n)      3,160,500
Georgia Gulf
   Sr Nts
      12-15-13                  7.13        5,063,000         4,480,755
Georgia Gulf
   Sr Sub Nts
      10-15-16                 10.75        5,531,000(d)      5,309,760
Hexion US Finance/Nova
   Scotia
   Sr Nts
      11-15-14                  9.75        6,680,000(d)      6,771,850
INEOS Group Holdings
   Sr Sub Nts
      02-15-16                  8.50        5,985,000(c,d)    5,715,675
INVISTA
      05-01-12                  9.25       13,955,000(d)     14,931,850
Lyondell Chemical
      09-15-16                  8.25        1,570,000         1,648,500
NALCO
   Sr Nts
      11-15-11                  7.75        2,490,000         2,546,025
NALCO
   Sr Sub Nts
      11-15-13                  8.88        3,845,000         4,070,894
NewMarket
   Sr Nts
      12-15-16                  7.13        3,785,000(d)      3,785,000
PQ
      02-15-13                  7.50        6,312,000         6,217,320
                                                            -----------
Total                                                        61,092,504
                                                            -----------

CONSTRUCTION MACHINERY
   (0.8%)
Case New Holland
      03-01-14                  7.13        6,475,000         6,572,125
United Rentals North
   America
   Sr Sub Nts
      02-15-14                  7.00        3,595,000         3,527,594
                                                            -----------
Total                                                        10,099,719
                                                            -----------

BONDS (CONTINUED)

                              COUPON
ISSUER                         RATE     PRINCIPAL AMOUNT      VALUE(a)
------                        ------   ------------------   -----------
CONSUMER PRODUCTS (2.2%)
AAC Group Holding
   Sr Disc Nts
   (Zero coupon through
   10-01-08, thereafter
   10.25%) 10-01-12            10.28%     $4,225,000(n)     $ 3,696,875
Sealy Mattress
   Sr Sub Nts
      06-15-14                  8.25       7,980,000          8,339,100
Spectrum Brands
   Sr Sub Nts
     10-01-13                   8.50       4,557,000          4,260,795
Visant Holding
   Sr Disc Nts
   (Zero coupon through
   12-01-08, thereafter
   10.25%) 12-01-13            10.14       3,350,000(n)       2,964,750
Visant Holding
   Sr Nts
      12-01-13                  8.75       7,655,000          7,884,650
                                                            -----------
Total                                                        27,146,170
                                                            -----------

DIVERSIFIED MANUFACTURING
   (1.0%)
ALH Finance LLC
   Sr Sub Nts
      01-15-13                  8.50       1,182,000          1,161,315
Covalence Specialty
   Materials
   Sr Sub Nts
      03-01-16                 10.25       3,786,000(d)       3,464,190
RBS Global & Rexnord
      08-01-14                  9.50       3,200,000(d)       3,324,000
TriMas
      06-15-12                  9.88       4,775,000          4,619,813
                                                            -----------
Total                                                        12,569,318
                                                            -----------

ELECTRIC (3.7%)
Dynegy Holdings
      05-15-18                  7.13       4,885,000          4,762,875
Dynegy Holdings
   Sr Unsecured
      05-01-16                  8.38       7,510,000          7,885,500
Edison Mission Energy
      06-15-16                  7.75       8,425,000          8,930,499
Midwest Generation LLC
   Series B
      01-02-16                  8.56       3,993,082          4,402,373
Mirant Americas Generation
   LLC
   Sr Nts
      05-01-11                  8.30       4,315,000          4,422,875
Mirant North America LLC
      12-31-13                  7.38       5,390,000          5,470,850
NRG Energy
      02-01-14                  7.25       3,589,000          3,615,918
      02-01-16                  7.38         907,000            911,535
      01-15-17                  7.38       2,955,000          2,962,388

See accompanying notes to investments in securities.


194   RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - High Yield Bond Fund

                              COUPON
ISSUER                         RATE     PRINCIPAL AMOUNT      VALUE(a)
------                        ------   ------------------   -----------
ELECTRIC (CONT.)
Reliant Energy
   Secured
      12-15-14                  6.75%     $ 1,705,000       $ 1,670,900
                                                            -----------
Total                                                        45,035,713
                                                            -----------

ENTERTAINMENT (1.1%)
AMC Entertainment
      02-01-16                 11.00        7,570,000         8,497,324
Six Flags
   Sr Nts
      06-01-14                  9.63        1,895,000         1,757,613
United Artists Theatre
   Circuit
   Series AU4
      07-01-15                  9.30        2,044,150(j)      2,125,916
United Artists Theatre
   Circuit
   Series AV2
      07-01-15                  9.30          665,335(j)        691,949
                                                            -----------
Total                                                        13,072,802
                                                            -----------
ENVIRONMENTAL (1.1%)
Allied Waste North America
   Series B
      05-15-16                  7.13        3,220,000         3,187,800
Allied Waste North America
   Sr Nts
      04-15-13                  7.88        1,920,000         1,980,000
Clean Harbors
      07-15-12                 11.25        3,872,000         4,309,997
WCA Waste
      06-15-14                  9.25        3,410,000         3,563,450
                                                            -----------
Total                                                        13,041,247
                                                            -----------
FOOD AND BEVERAGE (2.7%)
ASG Consolidated LLC/
   Finance
   Sr Disc Nts
   (Zero coupon through
   11-01-08, thereafter
   11.50%) 11-01-11            12.16       11,075,000(n)      9,856,750
Constellation Brands
      09-01-16                  7.25        3,860,000         3,966,150
Cott Beverages USA
      12-15-11                  8.00       10,946,000        11,164,920
Pinnacle Foods Group
   Sr Sub Nts
      12-01-13                  8.25        7,860,000         8,046,675
                                                            -----------
Total                                                        33,034,495
                                                            -----------
GAMING (5.6%)
Boyd Gaming
   Sr Sub Nts
      04-15-14                  6.75        6,170,000         6,154,575
      02-01-16                  7.13          814,000           809,930
Buffalo Thunder Development
   Authority Secured
      12-15-14                  9.38        3,540,000(d)      3,584,250
Circus & Eldorado Jt
   Venture/Silver Legacy
   Capital
   1st Mtge
      03-01-12                 10.13        3,970,000         4,168,500

BONDS (CONTINUED)

                              COUPON
ISSUER                         RATE     PRINCIPAL AMOUNT      VALUE(a)
------                        ------   ------------------   -----------
GAMING (CONT.)
Harrah's Operating
      06-01-16                  6.50%     $ 6,560,000       $ 5,873,496
      10-01-17                  5.75        2,330,000         1,952,088
Majestic Star Casino LLC/
   Capital
      10-15-10                  9.50        6,405,000         6,725,249
MGM MIRAGE
   Sr Nts
      02-27-14                  5.88       12,045,000        11,171,737
Mohegan Tribal Gaming
   Authority
   Sr Nts
      02-15-13                  6.13        4,680,000         4,644,900
Pokagon Gaming Authority
   Sr Nts
      06-15-14                 10.38        6,300,000(d)      6,898,499
Station Casinos
   Sr Sub Nts
      03-01-16                  6.88        3,627,000         3,255,233
Tunica-Biloxi Gaming
   Authority
   Sr Unsecured
      11-15-15                  9.00        6,275,000(d)      6,494,625
Wheeling Island Gaming
      12-15-09                 10.13          560,000           570,500
Wynn Las Vegas LLC/Capital
   1st Mtge
      12-01-14                  6.63        6,390,000         6,350,063
                                                            -----------
Total                                                        68,653,645
                                                            -----------
GAS PIPELINES (3.1%)
Colorado Interstate Gas
   Sr Nts
      03-15-15                  5.95        2,605,000         2,570,260
      11-15-15                  6.80        2,100,000         2,183,542
Regency Energy Partners
   LP/Finance
   Sr Unsecured
      12-15-13                  8.38        7,570,000(d)      7,588,925
Southern Star Central
   Sr Nts
      03-01-16                  6.75        4,260,000         4,249,350
Williams Companies
   Sr Nts
      07-15-19                  7.63       16,825,000        18,002,750
Williams Partners
   LP/Finance
      02-01-17                  7.25        3,515,000(d)      3,585,300
                                                            -----------
Total                                                        38,180,127
                                                            -----------
HEALTH CARE (8.5%)
Community Health Systems
   Sr Sub Nts
      12-15-12                  6.50        7,165,000         7,057,525
DaVita
      03-15-15                  7.25        9,475,000         9,664,499
HCA
   Secured
      11-15-14                  9.13        2,080,000(d)      2,215,200
      11-15-16                  9.25        5,790,000(d)      6,180,825
HCA
   Sr Unsecured
      02-15-16                  6.50        4,260,000         3,589,050

BONDS (CONTINUED)

                              COUPON
ISSUER                         RATE     PRINCIPAL AMOUNT      VALUE(a)
------                        ------   ------------------   -----------
HEALTH CARE (CONT.)
HealthSouth
   Sr Nts
      06-15-16                 10.75%     $ 3,353,000(d)    $  3,604,475
IASIS Healthcare LLC/
   Capital
   Sr Sub Nts
      06-15-14                  8.75        4,426,000          4,481,325
LifeCare Holdings
   Sr Sub Nts
      08-15-13                  9.25        3,042,000          2,007,720
MedCath Holdings
   Sr Nts
      07-15-12                  9.88       10,033,000         10,810,557
Omnicare
   Sr Sub Nts
      12-15-13                  6.75        3,975,000          3,925,313
      12-15-15                  6.88        4,920,000          4,858,500
Select Medical
      02-01-15                  7.63        7,817,000          6,488,110
Select Medical
   Sr Unsecured
      09-15-15                 11.18        9,743,000(m)       8,037,975
Triad Hospitals
   Sr Nts
      05-15-12                  7.00        7,970,000          8,109,475
Triad Hospitals
   Sr Sub Nts
      11-15-13                  7.00        4,880,000          4,910,500
US Oncology
      08-15-14                 10.75        2,215,000          2,447,575
US Oncology Holdings
   Sr Nts
      03-15-15                 10.68        6,780,000(m)       6,966,450
Vanguard Health Holding I
   LLC
   Sr Disc Nts
   (Zero coupon through
   10-01-09,  thereafter
   11.25%) 10-01-15            10.69        4,665,000(n)       3,592,050
Vanguard Health Holding II
   LLC
   Sr Sub Nts
      10-01-14                  9.00        4,168,000          4,220,100
                                                            ------------
Total                                                        103,167,224
                                                            ------------

HOME CONSTRUCTION (1.4%)
K Hovnanian Enterprises
      05-15-16                  7.50        1,980,000          1,989,900
Meritage Homes
      03-15-15                  6.25        4,585,000          4,355,750
   Sr Nts
      08-15-15                  7.00        2,895,000(k)       2,786,438
Stanley-Martin Communities
   LLC
      08-15-15                  9.75        3,931,000          3,105,490
William Lyon Homes
   Sr Nts
      02-15-14                  7.50        5,310,000          4,420,575
                                                            ------------
Total                                                         16,658,153
                                                            ------------

                            See accompanying notes to investments in securities.


                     RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT   195

RiverSource VP - High Yield Bond Fund

                              COUPON
ISSUER                         RATE     PRINCIPAL AMOUNT      VALUE(a)
------                        ------   ------------------   -----------
INDEPENDENT ENERGY (5.4%)
Chaparral Energy
   12-01-15                     8.50%    $ 4,874,000        $ 4,849,630
Chesapeake Energy
   Sr Nts
      08-15-14                  7.00       4,143,000          4,210,324
Compton Petroleum Finance
      12-01-13                  7.63       5,233,000(c)       5,049,845
Denbury Resources
   Sr Sub Nts
      12-15-15                  7.50       2,640,000          2,679,600
Encore Acquisition
      12-01-17                  7.25       2,740,000          2,650,950
Encore Acquisition
   Sr Sub Nts
      04-15-14                  6.25       1,650,000          1,546,875
      07-15-15                  6.00       5,500,000          5,018,750
EXCO Resources
      01-15-11                  7.25      10,575,000         10,733,624
Hilcorp Energy I LP/Finance
   Sr Nts
      11-01-15                  7.75       5,560,000(d)       5,462,700
      06-01-16                  9.00       2,060,000(d)       2,178,450
Petrohawk Energy
      07-15-13                  9.13       7,815,000          8,205,750
Pioneer Natural Resources
      05-01-18                  6.88       5,310,000          5,165,090
Pioneer Natural Resources
   Sr Nts
      07-15-16                  5.88       6,150,000          5,671,364
Range Resources
      05-15-16                  7.50       1,970,000          2,019,250
                                                            -----------
Total                                                        65,442,202
                                                            -----------

MEDIA CABLE (4.8%)
CCH I LLC
   Secured
      10-01-15                 11.00       2,080,000          2,134,600
CCH II LLC/Capital
      10-01-13                 10.25       2,800,000          2,982,000
CCO Holdings LLC/Capital
   Sr Nts
      12-15-10                  9.49       4,020,000(m)       4,100,400
      11-15-13                  8.75       3,560,000          3,697,950
Charter Communications
   Operating LLC/Capital
   Sr Nts
      04-30-12                  8.00       4,765,000(d)       4,949,644
CSC Holdings
   Sr Nts
      04-15-12                  7.25       8,000,000(d)       7,800,000
DIRECTV Holdings LLC/
   Finance
      06-15-15                  6.38       5,000,000          4,793,750
EchoStar DBS
      10-01-14                  6.63       4,045,000          3,943,875
      02-01-16                  7.13       5,465,000          5,465,000
EchoStar DBS
   Sr Nts
      10-01-11                  6.38       1,695,000          1,684,406
NTL Cable
      04-15-14                  8.75         295,000(c)         308,644

BONDS (CONTINUED)

                              COUPON
ISSUER                         RATE     PRINCIPAL AMOUNT      VALUE(a)
------                        ------   ------------------   -----------
MEDIA CABLE (CONT.)
NTL Cable
   Sr Nts
     08-15-16                   9.13%  $ 2,960,000(c)       $ 3,130,200
Quebecor Media
   Sr Nts
      03-15-16                  7.75     4,630,000(c)         4,728,388
Videotron Ltee
     01-15-14                   6.88     9,070,000(c)         9,126,687
                                                            -----------
Total                                                        58,845,544
                                                            -----------
MEDIA NON CABLE (9.4%)
Clear Channel
   Communications
      09-15-14                  5.50     4,195,000            3,538,734
Clear Channel
   Communications
   Sr Unsub
      12-15-16                  5.50     8,855,000            7,167,848
Entercom Radio LLC/Capital
      03-01-14                  7.63     2,090,000            2,090,000
Idearc
   Sr Nts
      11-15-16                  8.00    10,280,000(d)        10,472,749
Intelsat Bermuda
      06-15-16                  9.25     2,250,000(c,d)       2,418,750
Intelsat Bermuda
   Sr Nts
      06-15-13                 11.35     3,460,000(c,d,m)     3,633,000
      06-15-16                 11.25     2,580,000(c,d)       2,831,550
Lamar Media
      01-01-13                  7.25     3,627,000            3,695,006
      08-15-15                  6.63     5,468,000            5,420,155
Lamar Media
   Series B
      08-15-15                  6.63     3,650,000            3,618,063
Liberty Media
   Sr Nts
      05-15-13                  5.70     8,824,000            8,313,417
LIN TV
   Series B
      05-15-13                  6.50     5,210,000            4,962,525
Nielsen Finance LLC
   Sr Disc Nts
   (Zero coupon through
   08-01-11,
   thereafter 12.50%)
   08-01-16                    10.96     2,265,000(d,n)       1,560,019
Nielsen Finance LLC
   Sr Nts
      08-01-14                 10.00     6,880,000(d)         7,456,200
Radio One
      02-15-13                  6.38     6,833,000            6,388,855
Rainbow Natl Services LLC
   Sr Nts
      09-01-12                  8.75     9,115,000(d)         9,582,143
Rainbow Natl Services LLC
   Sr Sub Deb
      09-01-14                 10.38     3,775,000(d)         4,194,969
RH Donnelley
   Sr Disc Nts Series A-1
      01-15-13                  6.88     1,370,000            1,313,488


BONDS (CONTINUED)

                              COUPON
ISSUER                         RATE     PRINCIPAL AMOUNT      VALUE(a)
------                        ------   ------------------   ------------
MEDIA NON CABLE (CONT.)
RH Donnelley
   Sr Disc Nts Series A-2
      01-15-13                  6.88%    $ 8,371,000        $  8,025,696
RH Donnelley
   Sr Nts
      01-15-13                  6.88       9,845,000           9,438,894
Sinclair Broadcast Group
      03-15-12                  8.00       3,584,000           3,700,480
Sun Media
      02-15-13                  7.63       5,020,000(c)        5,089,025
                                                            ------------
Total                                                        114,911,566

METALS (0.3%)
Aleris Intl
   Sr Nts
      12-15-14                  9.00       3,340,000(d)        3,365,050

Oil Field Services (1.4%)
   Chart Inds
   Sr Sub Nts
      10-15-15                  9.13       5,890,000(d)        6,155,050
OPTI Canada
      12-15-14                  8.25       4,530,000(c,d)      4,631,925
Quicksilver Resources
      04-01-16                  7.13       5,965,000           5,830,788
                                                            ------------
Total                                                         16,617,763
                                                            ------------

OTHER FINANCIAL
   INSTITUTIONS (1.3%)
   Cardtronics
   08-15-13                     9.50       8,355,000           8,730,975
Triad Acquisition
   Sr Unsecured
   Series B
      05-01-13                 11.13       7,665,000           7,281,750
                                                            ------------
Total                                                         16,012,725
                                                            ------------

OTHER INDUSTRY (0.3%)
Rental Service
   12-01-14                     9.50       2,970,000(d)        3,066,525
Packaging (1.6%)
Crown Americas LLC/Capital
   Sr Nts
      11-15-15                  7.75       9,445,000           9,799,188
Owens-Brockway Glass
   Container
      05-15-13                  8.25       6,060,000           6,264,525
Plastipak Holdings
   Sr Nts
      12-15-15                  8.50       3,180,000(d)        3,307,200
                                                            ------------
Total                                                         19,370,913
                                                            ------------

PAPER (4.4%)
Boise Cascade LLC
      10-15-14                  7.13       6,090,000           5,892,075
Cascades
   Sr Nts
      02-15-13                  7.25       5,838,000(c)        5,823,405
Georgia-Pacific
      06-15-15                  7.70       5,713,000           5,820,119
      01-15-17                  7.13      10,905,000(d)       10,877,738

See accompanying notes to investments in securities.


196   RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - High Yield Bond Fund

                                          COUPON    PRINCIPAL
ISSUER                                     RATE      AMOUNT            VALUE(a)
------                                    ------   -----------       -----------
PAPER (CONT.)
Jefferson Smurfit US
      10-01-12                             8.25%   $ 1,620,000       $ 1,579,500
      06-01-13                             7.50      3,555,000         3,341,700
NewPage
   Secured
      05-01-12                            10.00     10,770,000        11,362,349
Norampac
   Sr Nts
      06-01-13                             6.75      4,270,000(c)      4,152,575
Smurfit Kappa Funding
   Sr Nts
      10-01-12                             9.63      3,865,000(c)      4,096,900
                                                                     -----------
Total                                                                 52,946,361
                                                                     -----------
PHARMACEUTICALS (0.7%)
CDRV Investors
   Sr Disc Nts
   (Zero coupon
   through 01-01-10,
   thereafter 9.63%)
      01-01-15                             9.85      4,015,000(n)      3,111,625
Warner Chilcott
      02-01-15                             8.75      5,714,000         5,856,850
                                                                     -----------
Total                                                                  8,968,475
                                                                     -----------
RAILROADS (0.2%)
Kansas City Southern de Mexico
   Sr Nts
      12-01-13                             7.63      2,340,000(c,d)    2,340,000
                                                                     -----------
RETAILERS (3.8%)
AutoNation
      04-15-14                             7.00      2,845,000         2,866,338
GNC
   Pay-in-kind
      12-01-11                            12.14      6,420,000(d,h)    6,420,000
Michaels Stores
   Sr Nts
      11-01-14                            10.00      1,610,000(d)      1,674,400
Michaels Stores
   Sr Sub Nts
      11-01-16                            11.38      5,645,000(d)      5,884,913
Neiman Marcus Group
      10-15-15                             9.00      4,203,000         4,586,524
Sally Holdings LLC
   Sr Nts
      11-15-14                             9.25      2,490,000(d)      2,536,688
Sally Holdings LLC
   Sr Sub Nts
      11-15-16                            10.50      5,270,000(d)      5,375,400
Toys "R" Us
      04-15-13                             7.88     10,995,000         9,675,599
      10-15-18                             7.38      3,170,000         2,567,700
United Auto Group
   Sr Sub Nts
      12-15-16                             7.75      4,785,000(d)      4,790,981
                                                                     -----------
Total                                                                 46,378,543
                                                                     -----------

BONDS (CONTINUED)

                                          COUPON    PRINCIPAL
ISSUER                                     RATE      AMOUNT            VALUE(a)
------                                    ------   -----------       -----------
TECHNOLOGY (2.6%)
Freescale Semiconductor
   Sr Nts
      12-15-14                             8.88%   $2,655,000(d)     $ 2,648,363
      12-15-14                             9.24     1,425,000(d,m)     1,414,313
NXP Funding LLC
   Secured
      10-15-13                             8.12     5,215,000(c,d,m)   5,293,225
NXP Funding LLC
   Sr Nts
      10-15-15                             9.50     2,275,000(c,d)     2,331,875
SS&C Technologies
      12-01-13                            11.75     3,765,000          4,085,025
SunGard Data Systems
      08-15-13                             9.13     5,570,000          5,848,500
West
   Sr Nts
      10-15-14                             9.50     3,755,000(d)       3,755,000
      10-15-16                            11.00     6,045,000(d)       6,120,562
                                                                     -----------
Total                                                                 31,496,863
                                                                     -----------
TRANSPORTATION SERVICES (1.1%)
Avis Budget Car Rental LLC/Finance
   Sr Nts
      05-15-14                             7.63     4,050,000(d)       3,948,750
      05-15-16                             7.75     2,975,000(d)       2,870,875
Hertz
   Sr Sub Nts
      01-01-16                            10.50     3,611,000(d)       3,972,100
Quality Distribution LLC/Capital
      01-15-12                             9.87     2,651,000(m)       2,690,765
                                                                     -----------
Total                                                                 13,482,490
                                                                     -----------
WIRELESS (4.2%)
American Tower
   Sr Nts
      10-15-12                             7.13     8,815,000          9,057,412
Centennial Communications
   Sr Nts
      01-01-13                            10.00     4,700,000          4,999,625
      01-01-13                            11.12     2,455,000(m)       2,596,163
Centennial Communications/Cellular
   Operating LLC
   Sr Nts
      02-01-14                             8.13     2,590,000          2,657,988
Cricket Communications
      11-01-14                             9.38     4,775,000(d)       5,037,625
Dobson Cellular Systems
   Secured
      11-01-11                             8.38     1,122,000(d)       1,182,308
      11-01-11                             8.38     1,993,000          2,100,124
      11-01-12                             9.88     1,870,000          2,038,300
MetroPCS Wireless
      11-01-14                             9.25     6,815,000(d)       7,121,675
Nextel Communications
   Sr Nts Series D
      08-01-15                             7.38     7,530,000          7,721,449
Rogers Wireless
   Sr Sub Nts
      12-15-12                             8.00     5,900,000(c)       6,298,250
                                                                     -----------
Total                                                                 50,810,919
                                                                     -----------

BONDS (CONTINUED)

                                          COUPON    PRINCIPAL
ISSUER                                     RATE      AMOUNT          VALUE(a)
------                                    ------   -----------    --------------
WIRELINES (5.4%)
Cincinnati Bell
   Sr Sub Nts
      01-15-14                            8.38%    $2,055,000     $    2,111,513
Citizens Communications
   Sr Nts
      01-15-13                            6.25      7,157,000          7,022,806
Embarq
      06-01-16                            7.08      2,839,000          2,890,159
GCI
   Sr Nts
      02-15-14                            7.25      7,570,000          7,513,225
Level 3 Communications
      03-01-10                           11.50        760,000            805,600
Level 3 Financing
      03-15-13                           12.25      3,135,000          3,550,388
Level 3 Financing
   Sr Nts
      11-01-14                            9.25      5,090,000(d)       5,185,438
Qwest Communications Intl
      02-15-14                            7.50      1,640,000          1,689,200
Qwest
   Sr Nts
      06-15-15                            7.63     10,730,000         11,481,099
Qwest
   Sr Unsecured
      10-01-14                            7.50      1,630,000          1,727,800
Valor Telecommunications
   Enterprises LLC/Finance
      02-15-15                            7.75      3,752,000          4,038,090
Windstream
   Sr Nts
      08-01-16                            8.63     15,890,000(d)      17,399,548
                                                                  --------------
Total                                                                 65,414,866
                                                                  --------------
TOTAL BONDS
(Cost: $1,080,920,952)                                            $1,101,889,206

SENIOR LOANS (5.5%)(i)

                                        COUPON      PRINCIPAL
BORROWER                                 RATE        AMOUNT          VALUE(a)
--------                                ------     -----------    --------------
AUTOMOTIVE (0.5%)
Ford Motor
   Tranche B Term Loan
      11-29-13                             8.36%   $6,275,000(f)    $6,285,793
ELECTRIC (0.6%)
NRG Energy
   Tranche B Term Loan
      02-01-13                             7.36     7,157,641        7,197,581
ENVIRONMENTAL (0.3%)
Allied Waste Inds North America
   Tranche AW Term Loan
      01-15-12                        7.12-7.21     3,811,760        3,818,316
                                                                    ----------
HEALTH CARE (0.6%)
HCA
   Tranche B Term Loan
      11-14-13                             7.86     7,580,000        7,660,575
                                                                    ----------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 197

RiverSource VP - High Yield Bond Fund

                                            COUPON     PRINCIPAL
BORROWER                                     RATE       AMOUNT         VALUE(a)
--------                                  ---------   -----------    -----------
MEDIA CABLE (0.3%)
Charter Communications Operating
   2nd Lien Term Loan
      04-28-13                                 8.01%  $ 4,000,000    $ 4,020,840
                                                                     -----------
MEDIA NON CABLE (1.0%)
VNU
   Tranche B Term Loan
      08-09-13                                 8.13    10,350,000(c)  10,421,208
                                                                     -----------
OTHER FINANCIAL INSTITUTIONS (0.4%)
ACE Cash Express
   Tranche B Term Loan
      10-05-13                            8.30-8.36     4,845,000      4,845,000
                                                                     -----------
PAPER (0.4%)
Georgia Pacific
   2nd Lien Tranche C Term Loan
      12-23-13                                 8.35     5,150,000      5,157,725
                                                                     -----------

SENIOR LOANS (CONTINUED)

                                            COUPON     PRINCIPAL
BORROWER                                     RATE       AMOUNT         VALUE(a)
--------                                  ---------   -----------    -----------
RETAILERS (0.7%)
Sally Holdings LLC
   Tranche A Term Loan
      11-16-12                                 7.87%  $ 1,550,000    $ 1,555,162
Toys "R" Us
   Tranche B Term Loan
      07-19-12                                 9.63     6,600,000      6,786,978
                                                                     -----------
Total                                                                  8,342,140
                                                                     -----------
WIRELINES (0.7%)
Qwest
   Tranche B Term Loan
      06-30-10                                 6.95     8,955,000      9,105,354
                                                                     -----------
TOTAL SENIOR LOANS
(Cost: $66,333,297)                                                  $66,854,532
                                                                     -----------

COMMON STOCKS (--%)

ISSUER                                                  SHARES         VALUE(a)
------                                                -----------    -----------
Link Energy LLC Unit                                   494,265(b)    $    14,581
                                                                     -----------
TOTAL COMMON STOCKS
(Cost: $3,913,363)                                                   $    14,581
                                                                     -----------

OTHER (0.1%)

ISSUER                                                SHARES           VALUE(a)
------                                              ------------      ----------
Varde Fund V LP                                     5,000,000(b,e,j)  $1,420,150
                                                                      ----------
TOTAL OTHER
(Cost: $--)                                                           $1,420,150
                                                                      ----------

MONEY MARKET FUND (3.5%)(l)

                                                      SHARES         VALUE(a)
                                                   ----------     --------------
RiverSource Short-Term
   Cash Fund                                       42,251,953(g)  $   42,251,953
                                                                  --------------
TOTAL MONEY MARKET FUND
(Cost: $42,251,953)                                               $   42,251,953
                                                                  --------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $1,193,419,565)(o)                                         $1,212,430,422
                                                                  ==============

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in U.S. dollar currency unless otherwise noted. At Dec. 31, 2006, the value of foreign securities represented 7.2% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Dec. 31, 2006, the value of these securities amounted to $280,008,050 or 23.0% of net assets.

(e) The share amount for Limited Liability Companies (LLC) or Limited Partnerships (LP) represents capital contributions.

(f) At Dec. 31, 2006, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $6,304,144.

(g)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(h) Pay-in-kind securities are securities in which the issuer makes interest or dividend payments in cash or in additional securities. The securities usually have the same terms as the original holdings.

(i) Senior loans have rates of interest that float periodically based primarily on the London Interbank Offered Rate ("LIBOR") and other short-term rates. Remaining maturities of senior loans may be less than the stated maturities shown as a result of contractual or optional prepayments by the borrower. Such prepayments cannot be predicted with certainty.

(j)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to methods selected in good faith by the Fund's Board of Directors. Information concerning such security holdings at Dec. 31, 2006, is as follows:

                                       ACQUISITION
SECURITY                                  DATES              COST
--------                         ----------------------   ----------
United Artists Theatre Circuit
   9.30% Series AU4              08-15-96 thru 04-09-02   $1,727,801
United Artists Theatre Circuit
   9.30% Series AV2              12-11-01 thru 08-28-02      528,403
Varde Fund V LP                  04-27-00 thru 06-19-00           --*

* The original cost for this position in fiscal year 2004 was $25,000,000. From Sept. 29, 2004 through March 7, 2005, $25,000,000 was returned to the fund in the form of return of capital.


198 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - High Yield Bond Fund

(k) At Dec. 31, 2006, security was partially or fully on loan. See Note 6 to the financial statements.

(l) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 0.1% of net assets. See Note 6 to the financial statements. 3.4% of net assets is the Fund's cash equivalent position.

(m) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Dec. 31, 2006.

(n) For those zero coupon bonds that become coupon paying at a future date, the interest rate disclosed represents the annualized effective yield from the date of acquisition to maturity.

(o) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $1,191,984,967 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                            $ 32,593,817
Unrealized depreciation                                             (12,148,362)
                                                                   ------------
Net unrealized appreciation                                        $ 20,445,455
                                                                   ------------

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 199

INVESTMENTS IN SECURITIES
RiverSource VP - Income Opportunities Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

BONDS (88.8%)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
ASSET-BACKED (--%)
Metris Master Trust
   Series 2005-1A Cl D
      03-21-11                              7.25%   $   75,000(d,f)  $    74,886
                                                                     -----------
AEROSPACE & DEFENSE (3.4%)
Communications & Power Inds
   Sr Sub Nts
      02-01-12                              8.00     3,685,000         3,740,274
CPI Intl
   Sr Nts
      02-01-15                             11.30       200,000(f)        205,500
DRS Technologies
      02-01-16                              6.63     1,585,000         1,596,888
      02-01-18                              7.63       830,000           854,900
DRS Technologies
   Sr Sub Nts
      11-01-13                              6.88     2,575,000         2,594,313
L-3 Communications
      06-15-12                              7.63     1,650,000         1,707,750
      07-15-13                              6.13        80,000            78,400
L-3 Communications
   Sr Sub Nts
      01-15-15                              5.88       225,000           217,125
L-3 Communications
   Sr Sub Nts
   Series B
      10-15-15                              6.38     1,785,000         1,767,150
TransDigm
      07-15-14                              7.75     1,260,000         1,297,800
                                                                     -----------
Total                                                                 14,060,100
                                                                     -----------
AUTOMOTIVE (2.5%)
Ford Motor Credit
   Sr Nts
      08-10-11                              9.88     3,690,000         3,953,650
Ford Motor Credit
   Sr Unsecured
      01-13-12                              8.11     1,995,000(f)      1,977,575
GMAC
      04-15-16                              7.70     3,685,000         3,473,113
Goodyear Tire & Rubber
   Sr Nts
      12-01-09                              9.14     1,015,000(d,f)    1,020,075
                                                                     -----------
Total                                                                 10,424,413
                                                                     -----------
BROKERAGE (0.8%)
LaBranche & Co
   Sr Nts
      05-15-12                             11.00     3,130,000         3,372,575
                                                                     -----------

BONDS (CONTINUED)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
BUILDING MATERIALS (0.7%)
Ainsworth Lumber
      10-01-12                              7.25%   $  175,000(c)    $   137,813
Interline Brands
   Sr Sub Nts
      06-15-14                              8.13       375,000           385,313
Norcraft Companies LP/Finance
   Sr Sub Nts
      11-01-11                              9.00     2,120,000         2,194,199
                                                                     -----------
Total                                                                  2,717,325
                                                                     -----------
CHEMICALS (5.0%)
BCP Crystal US Holdings
   Sr Sub Nts
      06-15-14                              9.63     1,476,000         1,630,980
Chemtura
      06-01-16                              6.88     2,226,000         2,142,525
Hexion US Finance/Nova Scotia
   Sr Nts
      11-15-14                              9.75     1,939,000(d)      1,965,661
INEOS Group Holdings
   Sr Sub Nts
      02-15-16                              8.50     2,046,000(c,d)    1,953,930
INVISTA
      05-01-12                              9.25     2,530,000(d)      2,707,100
Lyondell Chemical
      09-15-16                              8.25       955,000         1,002,750
NALCO
   Sr Nts
      11-15-11                              7.75     3,175,000         3,246,438
NewMarket
   Sr Nts
      12-15-16                              7.13     2,125,000(d)      2,125,000
PQ
      02-15-13                              7.50     3,332,000         3,282,019
                                                                     -----------
Total                                                                 20,056,403
                                                                     -----------
CONSTRUCTION MACHINERY (0.4%)
Case New Holland
      03-01-14                              7.13       265,000           268,975
United Rentals North America
      02-15-12                              6.50     1,570,000         1,550,375
                                                                     -----------
Total                                                                  1,819,350
                                                                     -----------
CONSUMER PRODUCTS (2.3%)
Chattem
   Sr Sub Nts
      03-01-14                              7.00     2,600,000         2,561,000
Sealy Mattress
   Sr Sub Nts
      06-15-14                              8.25     3,245,000         3,391,025

BONDS (CONTINUED)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------       -----------
CONSUMER PRODUCTS (CONT.)
Visant
   10-01-12                                  7.63%  $2,315,000       $ 2,343,938
Visant Holding
   Sr Nts
      12-01-13                               8.75   1,000,000          1,030,000
                                                                     -----------
Total                                                                  9,325,963
                                                                     -----------
DIVERSIFIED MANUFACTURING (0.2%)
ALH Finance LLC
   Sr Sub Nts
      01-15-13                               8.50      29,000             28,493
Covalence Specialty Materials
   Sr Sub Nts
      03-01-16                              10.25     518,000(d)         473,970
RBS Global & Rexnord
      08-01-14                               9.50     403,000(d)         418,616
                                                                     -----------
Total                                                                    921,079
                                                                     -----------
ELECTRIC (4.7%)
Aquila Canada Finance
      06-15-11                               7.75   1,806,000(c)       1,905,760
Dynegy Holdings
      05-15-18                               7.13   1,325,000          1,291,875
Dynegy Holdings
   Sr Unsecured
      05-01-16                               8.38   2,300,000          2,415,000
Edison Mission Energy
   Sr Unsecured
      06-15-13                               7.50   1,510,000          1,577,950
IPALCO Enterprises
   Secured
      11-14-08                               8.38      65,000             67,438
      11-14-11                               8.63   1,540,000          1,674,750
Midwest Generation LLC
   Series B
      01-02-16                               8.56     337,074            371,624
Mirant Americas Generation LLC
   Sr Nts
      05-01-11                               8.30   1,325,000          1,358,125
Mirant North America LLC
      12-31-13                               7.38   2,765,000          2,806,474
Nevada Power
      04-15-12                               6.50     550,000            564,617
NRG Energy
      02-01-14                               7.25   1,050,000          1,057,875
      02-01-16                               7.38     245,000            246,225
      01-15-17                               7.38   1,555,000          1,558,888
Reliant Energy
   Secured
      07-15-13                               9.50     185,000            198,413
      12-15-14                               6.75   2,375,000          2,327,500
                                                                     -----------
Total                                                                 19,422,514
                                                                     -----------

See accompanying notes to investments in securities.


200 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Income Opportunities Fund

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT          VALUE(a)
------                                     ------   ----------      -----------
ENTERTAINMENT (0.5%)
AMC Entertainment
   02-01-16                                 11.00%  $  925,000      $ 1,038,313
AMC Entertainment
   Sr Sub Nts
      03-01-14                               8.00    1,000,000          992,500
                                                                    -----------
Total                                                                 2,030,813
                                                                    -----------
ENVIRONMENTAL (1.5%)
Allied Waste North America
   Secured
      04-15-11                               6.38    1,975,000        1,950,313
Allied Waste North America
   Secured Series B
      02-15-11                               5.75      260,000          251,550
Allied Waste North America
   Series B
      09-01-12                               9.25      235,000          249,688
      05-15-16                               7.13      950,000          940,500
Clean Harbors
      07-15-12                              11.25      120,000          133,574
WCA Waste
      06-15-14                               9.25    2,395,000        2,502,774
                                                                    -----------
Total                                                                 6,028,399
                                                                    -----------
FOOD AND BEVERAGE (2.7%)
ASG Consolidated LLC/Finance
   Sr Disc Nts
   (Zero coupon through
      11-01-08, thereafter 11.50%)
      11-01-11                               9.99    1,480,000(e)     1,317,200
Constellation Brands
      09-01-16                               7.25    2,415,000        2,481,413
Cott Beverages USA
      12-15-11                               8.00    5,280,000        5,385,599
Pinnacle Foods Group
   Sr Sub Nts
      12-01-13                               8.25    1,990,000        2,037,263
                                                                    -----------
Total                                                                11,221,475
                                                                    -----------
GAMING (6.7%)
Boyd Gaming
   Sr Sub Nts
      04-15-14                               6.75       20,000           19,950
      02-01-16                               7.13      660,000          656,700
Buffalo Thunder Development Authority
   Secured
      12-15-14                               9.38    1,170,000(d)     1,184,625
Circus & Eldorado Jt Venture/Silver
   Legacy Capital 1st Mtge
      03-01-12                              10.13    2,930,000        3,076,499
Harrah's Operating
      06-01-16                               6.50    3,195,000        2,860,643
      10-01-17                               5.75      585,000          490,117
Majestic Star Casino LLC/Capital
      10-15-10                               9.50    4,300,000        4,514,999
Mandalay Resort Group
   Sr Nts
      12-15-11                               6.38      100,000           99,500

BONDS (CONTINUED)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT          VALUE(a)
------                                     ------   ----------      -----------
GAMING (CONT.)
MGM MIRAGE
      02-01-11                               8.38%  $  245,000      $   254,188
      04-01-13                               6.75    1,845,000        1,803,488
      07-15-15                               6.63    1,000,000          952,500
MGM MIRAGE
   Sr Nts
      02-27-14                               5.88    1,000,000          927,500
Mohegan Tribal Gaming Authority
   Sr Nts
      02-15-13                               6.13      260,000          258,050
Pokagon Gaming Authority
   Sr Nts
      06-15-14                              10.38    1,865,000(d)     2,042,175
Station Casinos
   Sr Nts
      04-01-12                               6.00    1,675,000        1,589,156
Station Casinos
   Sr Sub Nts
      03-01-16                               6.88      750,000          673,125
Tunica-Biloxi Gaming Authority
   Sr Unsecured
      11-15-15                               9.00    2,335,000(d)     2,416,725
Wheeling Island Gaming
      12-15-09                              10.13    2,065,000        2,103,719
Wynn Las Vegas LLC/Capital
   1st Mtge
      12-01-14                               6.63      980,000          973,875
                                                                    -----------
Total                                                                26,897,534
                                                                    -----------
GAS PIPELINES (4.5%)
ANR Pipeline
      03-15-10                               8.88      625,000          655,681
Colorado Interstate Gas
   Sr Nts
      03-15-15                               5.95      185,000          182,533
      11-15-15                               6.80      135,000          140,371
El Paso Natural Gas
   Sr Nts Series A
      08-01-10                               7.63      760,000          794,200
Regency Energy Partners LP/Finance
   Sr Unsecured
      12-15-13                               8.38    2,500,000(d)     2,506,250
Southern Star Central
   Sr Nts
      03-01-16                               6.75    4,460,000        4,448,850
Tennessee Gas Pipeline
      12-15-11                               6.00    1,071,000        1,052,258
Williams Companies
      09-01-21                               7.88    2,625,000        2,815,313
Williams Companies
   Sr Nts
      07-15-19                               7.63    4,440,000        4,750,799
Williams Partners LP/Finance
      02-01-17                               7.25    1,160,000(d)     1,183,200
                                                                    -----------
Total                                                                18,529,455
                                                                    -----------

BONDS (CONTINUED)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT          VALUE(a)
------                                     ------   ----------      -----------
HEALTH CARE (6.8%)
Community Health Systems
   Sr Sub Nts
      12-15-12                               6.50%  $  575,000      $   566,375
DaVita
      03-15-13                               6.63      940,000          942,350
      03-15-15                               7.25    1,350,000        1,377,000
HCA
   Secured
      11-15-16                               9.25    3,440,000(d)     3,672,200
      11-15-16                               9.63    4,082,000(d)     4,367,739
HCA
   Sr Unsecured
      02-15-16                               6.50    1,015,000          855,138
HealthSouth
   Sr Nts
      06-15-16                              10.75      340,000(d)       365,500
IASIS Healthcare LLC/Capital
   Sr Sub Nts
      06-15-14                               8.75    1,296,000        1,312,200
MedCath Holdings
   Sr Nts
      07-15-12                               9.88      610,000          657,275
Omnicare
   Sr Sub Nts
      12-15-13                               6.75    2,800,000        2,765,000
      12-15-15                               6.88      570,000          562,875
Select Medical
      02-01-15                               7.63    1,028,000          853,240
Select Medical
   Sr Unsecured
      09-15-15                              11.18      957,000(f)       789,525
Triad Hospitals
   Sr Nts
      05-15-12                               7.00      680,000          691,900
Triad Hospitals
   Sr Sub Nts
      11-15-13                               7.00    3,037,000        3,055,981
US Oncology
      08-15-12                               9.00    2,315,000        2,442,325
VWR Intl
   Sr Nts
      04-15-12                               6.88    2,140,000        2,153,375
                                                                    -----------
Total                                                                27,429,998
                                                                    -----------
HOME CONSTRUCTION (0.9%)
K Hovnanian Enterprises
      05-15-16                               7.50    1,000,000        1,005,000
Meritage Homes
      03-15-15                               6.25      765,000          726,750
Meritage Homes
   Sr Nts
      05-01-14                               7.00    1,400,000        1,379,000
Stanley-Martin Communities LLC
      08-15-15                               9.75      465,000          367,350
William Lyon Homes
   Sr Nts
      02-15-14                               7.50      370,000          308,025
                                                                    -----------
Total                                                                 3,786,125
                                                                    -----------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 201

RiverSource VP - Income Opportunities Fund

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT          VALUE(a)
------                                     ------   ----------      -----------
INDEPENDENT ENERGY (6.1%)
Chaparral Energy
      12-01-15                              8.50%   $2,248,000      $ 2,236,760
Chesapeake Energy
      07-15-13                              7.63     1,405,000        1,478,763
Chesapeake Energy
   Sr Nts
      06-15-14                              7.50       225,000          233,719
      08-15-14                              7.00     1,230,000        1,249,988
Compton Petroleum Finance
      12-01-13                              7.63       832,000(c)       802,880
Denbury Resources
   Sr Sub Nts
      12-15-15                              7.50       855,000          867,825
Encore Acquisition
   Sr Sub Nts
      04-15-14                              6.25       210,000          196,875
      07-15-15                              6.00     1,220,000        1,113,250
EXCO Resources
      01-15-11                              7.25     3,420,000        3,471,299
Hilcorp Energy I LP/Finance
   Sr Nts
      06-01-16                              9.00     1,250,000(d)     1,321,875
Petrohawk Energy
      07-15-13                              9.13     3,050,000        3,202,500
Pioneer Natural Resources
      05-01-18                              6.88     1,450,000        1,410,430
Pioneer Natural Resources
   Sr Nts
      07-15-16                              5.88     4,835,000        4,458,705
Range Resources
      03-15-15                              6.38     1,660,000        1,618,500
      05-15-16                              7.50     1,005,000        1,030,125
                                                                    -----------
Total                                                                24,693,494
                                                                    -----------
MEDIA CABLE (2.5%)
Charter Communications Operating LLC/
   Capital
   Sr Nts
      04-30-12                              8.00       950,000(d)       986,813
      04-30-14                              8.38     1,880,000(d)     1,962,249
CSC Holdings
   Sr Nts Series B
      07-15-09                              8.13       485,000          502,581
      04-01-11                              7.63       370,000          376,938
DIRECTV Holdings LLC/Finance
      06-15-15                              6.38        85,000           81,494
EchoStar DBS
      10-01-14                              6.63     1,210,000        1,179,750
      02-01-16                              7.13     2,675,000        2,674,999
EchoStar DBS
   Sr Nts
      10-01-11                              6.38       185,000          183,844
Mediacom LLC/Capital
   Sr Nts
      02-15-11                              7.88       300,000          298,125
NTL Cable
      04-15-14                              8.75        60,000(c)        62,775

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE      AMOUNT            VALUE(a)
------                                   ------   ----------        -----------
MEDIA CABLE (CONT.)
NTL Cable
   Sr Nts
      08-15-16                             9.13%  $  825,000(c)     $   872,438
Quebecor Media
   Sr Nts
      03-15-16                             7.75      210,000(c)         214,463
Videotron Ltee
      12-15-15                             6.38    1,000,000(c)         977,500
                                                                    -----------
Total                                                                10,373,969
                                                                    -----------
MEDIA NON CABLE (9.0%)
Clear Channel Communications
   Sr Nts
      09-15-14                             5.50    1,315,000          1,109,281
Clear Channel Communications
   Sr Unsub
      12-15-16                             5.50    2,630,000          2,128,903
Dex Media
      11-15-13                             8.00    1,410,000          1,452,300
Dex Media
   (Zero coupon through 11-15-08,
      thereafter 9.00%)
      11-15-13                             8.68    5,475,000(e)       4,886,437
Entercom Radio LLC/Capital
      03-01-14                             7.63    1,597,000          1,597,000
Idearc
   Sr Nts
      11-15-16                             8.00    3,840,000(d)       3,912,000
Intelsat Bermuda
      06-15-16                             9.25    2,080,000(c,d)     2,236,000
Lamar Media
      01-01-13                             7.25      651,000            663,206
      08-15-15                             6.63    1,219,000          1,208,334
Lamar Media
   Series B
      08-15-15                             6.63      740,000            733,525
Liberty Media
   Sr Nts
      05-15-13                             5.70    2,490,000          2,345,921
LIN TV
   Series B
      05-15-13                             6.50      160,000            152,400
LIN TV
   Sr Sub Nts
      05-15-13                             6.50      380,000            361,950
Nielsen Finance LLC
   Sr Nts
      08-01-14                            10.00      775,000(d)         839,906
Radio One
      02-15-13                             6.38      285,000            266,475
Radio One
   Series B
      07-01-11                             8.88    1,160,000          1,197,700
Rainbow Natl Services LLC
   Sr Nts
      09-01-12                             8.75    1,130,000(d)       1,187,913

BONDS (CONTINUED)

                                         COUPON   PRINCIPAL
ISSUER                                    RATE      AMOUNT            VALUE(a)
------                                  -------  -----------        -----------
MEDIA NON CABLE (CONT.)
Rainbow Natl Services LLC
   Sr Sub Deb
      09-01-14                           10.38%  $ 1,025,000(d)     $ 1,139,031
RH Donnelley
      12-15-12                           10.88       250,000            272,500
RH Donnelley
   Sr Disc Nts Series A-2
      01-15-13                            6.88       170,000            162,988
Salem Communications
      12-15-10                            7.75     4,274,000          4,338,110
Sinclair Broadcast Group
      03-15-12                            8.00     1,265,000          1,306,113
Sun Media
      02-15-13                            7.63     2,900,000(c)       2,939,875
                                                                    -----------
Total                                                                36,437,868
                                                                    -----------
METALS (0.8%)
Aleris Intl
   Sr Nts
      12-15-14                            9.00     1,105,000(d)       1,113,288
Peabody Energy
   Series B
      03-15-13                            6.88     1,918,000          1,965,950
                                                                    -----------
Total                                                                 3,079,238
                                                                    -----------
OIL FIELD SERVICES (2.6%)
Chart Inds
   Sr Sub Nts
      10-15-15                            9.13     2,750,000(d)       2,873,750
OPTI Canada
      12-15-14                            8.25     2,300,000(c,d)     2,351,750
Pride Intl
   Sr Nts
      07-15-14                            7.38     4,095,000          4,228,088
Quicksilver Resources
      04-01-16                            7.13     1,310,000          1,280,525
                                                                    -----------
Total                                                                10,734,113
                                                                    -----------
OTHER FINANCIAL INSTITUTIONS (4.2%)
Cardtronics
      08-15-13                            9.25     2,765,000          2,889,425
Dow Jones CDX HY
   Series 7-T1
      12-29-11                            8.38    12,000,000(d)      12,324,000
Residential Capital
      02-22-11                            6.00       435,000            434,177
Triad Acquisition
   Sr Unsecured Series B
      05-01-13                           11.13     1,845,000          1,752,750
                                                                    -----------
Total                                                                17,400,352
                                                                    -----------
OTHER INDUSTRY (0.1%)
Rental Service
      12-01-14                            9.50       580,000(d)         598,850

See accompanying notes to investments in securities.


202 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Income Opportunities Fund

                                         COUPON    PRINCIPAL
ISSUER                                    RATE      AMOUNT            VALUE(a)
------                                   ------   ----------        -----------
PACKAGING (1.5%)
Ball
      12-15-12                             6.88%  $1,475,000        $ 1,502,656
Crown Americas LLC/Capital
      11-15-13                             7.63    1,225,000          1,261,750
Crown Americas LLC/Capital
   Sr Nts
      11-15-15                             7.75      250,000            259,375
Owens-Brockway Glass Container
      05-15-11                             7.75    1,120,000          1,150,800
Plastipak Holdings
   Sr Nts
      12-15-15                             8.50    1,400,000(d)       1,456,000
Silgan Holdings
   Sr Sub Nts
      11-15-13                             6.75      650,000            637,000
                                                                    -----------
Total                                                                 6,267,581
                                                                    -----------
PAPER (4.7%)
   Boise Cascade LLC
      10-15-12                             8.25      625,000(f)         626,563
      10-15-14                             7.13    1,885,000          1,823,738
Cascades
   Sr Nts
      02-15-13                             7.25      950,000(c)         947,625
Georgia-Pacific
      01-15-17                             7.13    6,262,000(d)       6,246,344
Jefferson Smurfit US
      06-01-13                             7.50    1,995,000          1,875,300
NewPage
   Secured
      05-01-12                            10.00    4,215,000          4,446,825
Norampac
   Sr Nts
      06-01-13                             6.75    1,380,000(c)       1,342,050
Smurfit Kappa Funding
   Sr Nts
      10-01-12                             9.63      640,000(c)         678,400
Stone Container Finance
      07-15-14                             7.38    1,385,000(c)       1,288,050
                                                                    -----------
Total                                                                19,274,895
                                                                    -----------
PHARMACEUTICALS (0.4%)
Elan Finance
      11-15-11                             7.75    1,600,000(c)       1,562,000
                                                                    -----------
RAILROADS (0.2% )
Kansas City Southern de Mexico
   Sr Nts
      12-01-13                             7.63      685,000(c,d)       685,000
                                                                    -----------
RETAILERS (2.4% )
AutoNation
      04-15-14                             7.00    1,430,000          1,440,725
Michaels Stores
   Sr Nts
      11-01-14                            10.00    2,140,000(d)       2,225,600
Neiman Marcus Group
      10-15-15                             9.00    1,440,000          1,571,400

BONDS (CONTINUED)

                                        COUPON    PRINCIPAL
ISSUER                                   RATE      AMOUNT             VALUE(a)
------                                  ------   ----------         -----------
RETAILERS (CONT.)
Sally Holdings LLC
   Sr Nts
      11-15-14                            9.25%  $1,515,000(d)      $ 1,543,406
United Auto Group
      03-15-12                            9.63    1,560,000           1,639,950
United Auto Group
   Sr Sub Nts
      12-15-16                            7.75    1,500,000(d)        1,501,875
                                                                    -----------
Total                                                                 9,922,956
                                                                    -----------
TECHNOLOGY (2.5%)
Freescale Semiconductor
   Sr Nts
      12-15-14                            8.88      930,000(d)          927,675
      12-15-14                            9.24      445,000(d,f)        441,663
NXP Funding LLC
   Secured
      10-15-13                            8.12    2,195,000(c,d,f)    2,227,925
NXP Funding LLC
   Sr Nts
      10-15-15                            9.50    1,071,000(c,d)      1,097,775
Seagate Technology HDD Holdings
      10-01-16                            6.80    3,000,000(c)        3,015,000
West
   Sr Nts
      10-15-16                           11.00    2,650,000(d)        2,683,125
                                                                    -----------
Total                                                                10,393,163
                                                                    -----------
TRANSPORTATION SERVICES (0.5%)
Avis Budget Car Rental LLC/Finance
   Sr Nts
      05-15-14                            7.63      325,000(d)          316,875
      05-15-16                            7.75      240,000(d)          231,600
Hertz
   Sr Nts
      01-01-14                            8.88    1,475,000(d)        1,545,063
                                                                    -----------
Total                                                                 2,093,538
                                                                    -----------
WIRELESS (3.3%)
American Tower
   Sr Nts
      10-15-12                            7.13      415,000             426,413
Centennial Cellular Operating/
   Communications
      06-15-13                           10.13    1,000,000           1,077,500
Centennial Communications/Cellular
   Operating LLC
   Sr Nts
      02-01-14                            8.13      900,000             923,625
Dobson Cellular Systems
   Secured
      11-01-11                            8.38    1,350,000           1,422,563
Nextel Communications
   Series D
      08-01-15                            7.38      950,000             974,154
Nextel Communications
   Series E
      10-31-13                            6.88      140,000             141,446

BONDS (CONTINUED)

                                           COUPON    PRINCIPAL
ISSUER                                      RATE      AMOUNT           VALUE(a)
------                                     ------   ----------      -----------
WIRELESS (CONT.)
Nextel Communications
   Series F
      03-15-14                               5.95%  $4,300,000      $  4,187,408
Rogers Wireless
   Secured
      12-15-12                               7.25    1,150,000(c)      1,219,000
      03-01-14                               6.38    1,160,000(c)      1,174,500
Rogers Wireless
   Sr Sub Nts
      12-15-12                               8.00      210,000(c)        224,175
Rural Cellular
   Secured
      03-15-12                               8.25    1,550,000         1,613,937
                                                                    ------------
Total                                                                 13,384,721
                                                                    ------------
WIRELINES (4.5%)
Cincinnati Bell
      07-15-13                               7.25      110,000           113,850
Citizens Communications
      05-15-11                               9.25      100,000           110,625
Citizens Communications
   Sr Nts
      01-15-13                               6.25    1,285,000         1,260,906
Embarq
      06-01-16                               7.08    1,095,000         1,114,732
GCI
   Sr Nts
      02-15-14                               7.25    1,175,000         1,166,188
Level 3 Financing
      03-15-13                              12.25      530,000           600,225
Level 3 Financing
   Sr Nts
      11-01-14                               9.25    1,685,000(d)      1,716,594
Qwest
      03-15-12                               8.88    3,385,000         3,770,044
Qwest Communications Intl
      02-15-14                               7.50      250,000           257,500
Qwest
   Sr Nts
      06-15-15                               7.63    1,025,000         1,096,750
Qwest
   Sr Unsecured
      10-01-14                               7.50      600,000           636,000
Windstream
   Sr Nts
      08-01-16                               8.63    6,170,000(d)      6,756,149
                                                                    ------------
Total                                                                 18,599,563
                                                                    ------------
TOTAL BONDS
(Cost: $357,881,800)                                                $363,619,708
                                                                    ------------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 203

RiverSource VP - Income Opportunities Fund

SENIOR LOANS (5.1 %)(g)

                                           COUPON    PRINCIPAL
BORROWER                                    RATE      AMOUNT          VALUE(a)
--------                                   ------   ----------      -----------
AUTOMOTIVE (0.5%)
Ford Motor
   Tranche B Term Loan
      11-29-13                               8.36%  $2,075,000(b)    $2,078,569
ELECTRIC (0.2%)
NRG Energy
   Tranche B Term Loan
      02-01-13                               7.37      997,494        1,003,060
HEALTH CARE (0.7%)
HCA
   Tranche B Term Loan
      11-14-13                               7.86    2,650,000        2,678,170
MEDIA CABLE (0.7%)
Charter Communications Operating
   Term Loan
      04-28-13                               8.01    2,750,000        2,764,328

SENIOR LOANS (CONTINUED)

                                           COUPON    PRINCIPAL
BORROWER                                    RATE      AMOUNT          VALUE(a)
--------                                   ------   ----------      -----------
MEDIA NON CABLE (0.6%)
VNU
   Tranche B Term Loan
      08-09-13                               8.13%  $2,500,000(c)    $2,517,200
                                                                    -----------
OTHER FINANCIAL INSTITUTIONS (0.3%)
ACE Cash Express
   Term Loan
      10-05-13                          8.30-8.39    1,255,000        1,255,000
                                                                    -----------
OTHER INDUSTRY (0.2%)
Rental Services
   2nd Lien Term Loan
      11-27-13                          8.85-8.87      860,000          866,665
                                                                    -----------
PAPER (1.1%)
Georgia Pacific
   2nd Lien Tranche C Term Loan
      12-23-13                               8.35    4,450,000        4,456,674
                                                                    -----------
RETAILERS (0.4%)
Sally Holdings LLC
   Tranche B Term Loan
      11-16-12                               7.87      450,000          451,499
                                                                    -----------

SENIOR LOANS (CONTINUED)

                                           COUPON    PRINCIPAL
BORROWER                                    RATE      AMOUNT          VALUE(a)
--------                                   ------   ----------      -----------
RETAILERS (CONT.)
Toys "R" Us
   Tranche B Term Loan
      07-19-12                              9.63%   $1,000,000      $  1,028,330
                                                                    ------------
Total                                                                  1,479,829
                                                                    ------------
TECHNOLOGY (0.4%)
West Corp
   Tranche B Term Loan
      10-24-13                              8.11     1,820,000(b)      1,820,855
                                                                    ------------
TOTAL SENIOR LOANS
(Cost: $20,877,397)                                                 $ 20,920,350
                                                                    ------------

MONEY MARKET FUND (6.5%)

                                                       SHARES         VALUE(a)
                                                    ----------      ------------
RiverSource Short-Term
   Cash Fund                                        26,802,813(h)   $ 26,802,813
                                                                    ------------
TOTAL MONEY MARKET FUND
(Cost: $26,802,813)                                                 $ 26,802,813
                                                                    ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $405,562,010)(i)                                             $411,342,871
                                                                    ============

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) At Dec. 31, 2006, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $3,905,775.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in U.S. dollar currency unless otherwise noted. At Dec. 31, 2006, the value of foreign securities represented 7.9% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Dec. 31, 2006, the value of these securities amounted to $92,927,746 or 22.7% of net assets.

(e) For those zero coupon bonds that become coupon paying at a future date, the interest rate disclosed represents the annualized effective yield from the date of acquisition to maturity.

(f) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Dec. 31, 2006.

(g) Senior loans have rates of interest that float periodically based primarily on the London Interbank Offered Rate ("LIBOR") and other short-term rates. Remaining maturities of senior loans may be less than the stated maturities shown as a result of contractual or optional prepayments by the borrower. Such prepayments cannot be predicted with certainty.

(h)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(i) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $405,667,157 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                              $6,314,239
Unrealized depreciation                                                (638,525)
                                                                     ----------
Net unrealized appreciation                                          $5,675,714
                                                                     ----------

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


204 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

INVESTMENTS IN SECURITIES
RiverSource VP - International Opportunity Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (99.0%)(c)

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
AUSTRALIA (2.4%)
CAPITAL MARKETS (0.6%)
Macquarie Bank                                       116,841      $    7,279,132
                                                                  --------------
INSURANCE (0.4%)
QBE Insurance Group                                  208,979           4,758,726
                                                                  --------------
METALS & MINING (1.4%)
BHP Billiton                                         400,393           7,995,566
Newcrest Mining                                      229,418           4,771,450
Rio Tinto                                            119,508(e)        7,008,548
                                                                  --------------
Total                                                                 19,775,564
                                                                  --------------
AUSTRIA (0.7%)
COMMERCIAL BANKS
Erste Bank der Oesterreichischen Sparkassen          122,604           9,387,112
                                                                  --------------
BELGIUM (1.6%)
BEVERAGES (0.9%)
InBev                                                183,904          12,123,095
                                                                  --------------
FOOD & STAPLES RETAILING (0.7%)
Colruyt                                               40,717           8,696,171
                                                                  --------------
BRAZIL (0.7%)
AIRLINES (0.3%)
GOL Linhas Aereas Inteligentes ADR                   142,261           4,078,623
                                                                  --------------
METALS & MINING (0.4%)
Companhia Vale do Rio Doce ADR                       164,003           4,877,449
                                                                  --------------
CANADA (1.1%)
OIL, GAS & CONSUMABLE FUELS (0.7%)
Canadian Natural Resources                            70,000           3,731,132
Petro-Canada                                         110,000           4,504,717
                                                                  --------------
Total                                                                  8,235,849
                                                                  --------------
ROAD & RAIL (0.4%)
Canadian Pacific Railway                             110,000           5,792,453
                                                                  --------------
CHILE (0.6%)
COMMERCIAL BANKS
Banco Santander Chile ADR                            155,495           7,488,639
                                                                  --------------
CHINA (0.6%)
COMMERCIAL BANKS
China Merchants Bank Series H                      3,678,500(b)        7,794,194
                                                                  --------------
FINLAND (0.5%)
OIL, GAS & CONSUMABLE FUELS
Neste Oil                                            200,855           6,105,910
                                                                  --------------

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
FRANCE (10.6%)
COMMERCIAL BANKS (1.5%)
BNP Paribas                                           84,759      $    9,247,034
Societe Generale                                      64,420          10,935,421
                                                                  --------------
Total                                                                 20,182,455
                                                                  --------------
CONSTRUCTION & ENGINEERING (0.7%)
VINCI                                                 68,188           8,712,787
                                                                  --------------
CONSTRUCTION MATERIALS (0.4%)
Imerys                                                62,740           5,581,851
                                                                  --------------
ELECTRICAL EQUIPMENT (1.1%)
ALSTOM                                                48,994(b)        6,641,820
Schneider Electric                                    70,202           7,793,262
                                                                  --------------
Total                                                                 14,435,082
                                                                  --------------
FOOD & STAPLES RETAILING (0.3%)
Carrefour                                             62,345           3,780,649
                                                                  --------------
HEALTH CARE EQUIPMENT & SUPPLIES (0.8%)
Essilor Intl                                         102,634          11,034,588
                                                                  --------------
INSURANCE (2.8%)
Assurances Generales de France                        81,413          12,691,631
AXA                                                  459,311          18,594,924
Euler Hermes                                          28,994           4,194,619
                                                                  --------------
Total                                                                 35,481,174
                                                                  --------------
MACHINERY (0.4%)
Vallourec                                             18,555           5,395,718
                                                                  --------------
OFFICE ELECTRONICS (0.6%)
Neopost                                               61,275           7,696,015
                                                                  --------------
OIL, GAS & CONSUMABLE FUELS (1.5%)
Total                                                272,114          19,629,753
                                                                  --------------
TEXTILES, APPAREL & LUXURY GOODS (0.5%)
LVMH Moet Hennessy Louis Vuitton                      67,879           7,163,540
                                                                  --------------
GERMANY (6.1%)
AEROSPACE & DEFENSE (0.5%)
MTU Aero Engines Holding                             130,109           6,090,036
                                                                  --------------
COMMERCIAL BANKS (0.6%)
Deutsche Postbank                                     97,042           8,194,263
                                                                  --------------
COMPUTERS & PERIPHERALS (0.7%)
Wincor Nixdorf                                        57,693           8,975,597
                                                                  --------------
ELECTRIC UTILITIES (0.3%)
E.ON                                                  27,740           3,765,304
                                                                  --------------
HEALTH CARE PROVIDERS & SERVICES (0.6%)
Fresenius Medical Care & Co                           62,554           8,337,219
                                                                  --------------

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
GERMANY (CONT.)
INSURANCE (1.8%)
Allianz                                              119,307      $   24,372,408
                                                                  --------------
MACHINERY (0.7%)
MAN                                                   95,658           8,644,343
                                                                  --------------
SOFTWARE (0.3%)
SAP                                                   68,836           3,658,164
                                                                  --------------
THRIFTS & MORTGAGE FINANCE (0.6%)
Hypo Real Estate Holding                             116,597           7,347,567
                                                                  --------------
GREECE (0.9%)
COMMERCIAL BANKS
EFG Eurobank Ergasias                                332,519          12,044,100
                                                                  --------------
HONG KONG (2.3%)
COMMERCIAL BANKS (0.2%)
Bank of East Asia                                    430,000           2,435,329
                                                                  --------------
DISTRIBUTORS (0.6%)
Li & Fung                                          2,404,000           7,479,853
                                                                  --------------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.9%)
Cheung Kong Holdings                                 386,000           4,751,922
China Overseas Land & Investment                   5,804,000           7,790,604
                                                                  --------------
Total                                                                 12,542,526
                                                                  --------------
SPECIALTY RETAIL (0.6%)
Esprit Holdings                                      741,500           8,279,883
                                                                  --------------
HUNGARY (0.2%)
PHARMACEUTICALS
Richter Gedeon ADR                                    13,808(d,g)      3,146,252
                                                                  --------------
INDONESIA (0.4%)
DIVERSIFIED TELECOMMUNICATION SERVICES
Telekomunikasi Indonesia                           4,667,000           5,264,513
                                                                  --------------
IRELAND (1.4%)
COMMERCIAL BANKS (0.7%)
Bank of Ireland                                      398,789           9,212,023
                                                                  --------------
CONSTRUCTION MATERIALS (0.7%)
CRH                                                  219,244           9,127,739
                                                                  --------------
ITALY (4.1%)
COMMERCIAL BANKS (1.1%)
UniCredito Italiano                                1,587,411          13,913,335
                                                                  --------------
ENERGY EQUIPMENT & SERVICES (1.1%)
Saipem                                               558,167          14,544,041
                                                                  --------------
FOOD PRODUCTS (0.6%)
Parmalat                                           1,976,367(b)        8,504,700
                                                                  --------------
OIL, GAS & CONSUMABLE FUELS (1.3%)
Eni                                                  489,612          16,467,409
                                                                  --------------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 205

RiverSource VP - International Opportunity Fund

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
JAPAN (21.9%)
AUTO COMPONENTS (0.3%)
Keihin                                               166,000      $    4,177,899
                                                                  --------------
AUTOMOBILES (2.3%)
Honda Motor                                          245,100           9,680,420
Toyota Motor                                         297,500          19,900,000
                                                                  --------------
Total                                                                 29,580,420
                                                                  --------------
BEVERAGES (0.2%)
Asahi Breweries                                      203,600           3,259,311
                                                                  --------------
BUILDING PRODUCTS (0.8%)
Asahi Glass                                          837,000          10,058,067
                                                                  --------------
CAPITAL MARKETS (1.3%)
Nikko Cordial                                        639,000           7,329,706
Nomura Holdings                                      380,800           7,184,000
Tokai Tokyo Securities                               467,000           2,201,571
                                                                  --------------
Total                                                                 16,715,277
                                                                  --------------
CHEMICALS (1.7%)
Showa Denko                                        2,195,000           8,411,092
Sumitomo Chemical                                  1,200,000           9,307,563
UBE Inds                                           1,515,000           4,354,034
                                                                  --------------
Total                                                                 22,072,689
                                                                  --------------
COMMERCIAL BANKS (3.0%)
Bank of Yokohama                                     583,000           4,566,017
Mitsubishi UFJ Financial Group                         1,397          17,257,059
Mitsui Trust Holdings                                647,000           7,426,908
Mizuho Financial Group                                 1,602          11,442,857
                                                                  --------------
Total                                                                 40,692,841
                                                                  --------------
CONSTRUCTION & ENGINEERING (0.2%)
Okumura                                              630,000           3,118,235
                                                                  --------------
ELECTRICAL EQUIPMENT (0.1%)
Japan Cash Machine                                    97,500(e)        1,039,727
                                                                  --------------
ELECTRONIC EQUIPMENT & INSTRUMENTS (0.9%)
Arisawa Mfg                                          218,800           2,476,669
Murata Mfg                                            59,100           3,997,941
Yokogawa Electric                                    316,100           5,012,443
                                                                  --------------
Total                                                                 11,487,053
                                                                  --------------
HOUSEHOLD DURABLES (1.9%)
Daito Trust Construction                              87,700           4,023,882
Haseko                                             1,191,000(b)        4,263,580
Misawa Homes Holdings                                151,400(b)        3,734,109
Sekisui Chemical                                     854,000           6,810,472
Sharp                                                380,000           6,546,218
                                                                  --------------
Total                                                                 25,378,261
                                                                  --------------
INSURANCE (0.5%)
Millea Holdings                                       64,900           2,290,588
T&D Holdings                                          62,200           4,113,563
                                                                  --------------
Total                                                                  6,404,151
                                                                  --------------
INTERNET SOFTWARE & SERVICES (0.2%)
eAccess                                                5,573(e)        3,147,106
                                                                  --------------

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
JAPAN (CONT.)
MACHINERY (1.2%)
AMADA                                                643,000      $    6,813,639
SMC                                                   59,700           8,468,369
                                                                  --------------
Total                                                                 15,282,008
                                                                  --------------
METALS & MINING (0.9%)
Mitsui Mining & Smelting                           1,721,000           8,619,462
Pacific Metals                                       340,000           3,334,286
                                                                  --------------
Total                                                                 11,953,748
                                                                  --------------
MULTILINE RETAIL (0.5%)
Mitsukoshi                                           611,000           2,859,891
Ryohin Keikaku                                        51,600           3,950,218
                                                                  --------------
Total                                                                  6,810,109
                                                                  --------------
OFFICE ELECTRONICS (1.6%)
Canon                                                234,950          13,228,277
Ricoh                                                385,000           7,861,765
                                                                  --------------
Total                                                                 21,090,042
                                                                  --------------
OIL, GAS & CONSUMABLE FUELS (0.5%)
Nippon Mining Holdings                               954,500           6,865,983
                                                                  --------------
PHARMACEUTICALS (1.3%)
Shionogi & Co                                        257,000           5,053,613
Takeda Pharmaceutical                                178,900          12,282,463
                                                                  --------------
Total                                                                 17,336,076
                                                                  --------------
REAL ESTATE MANAGEMENT & DEVELOPMENT (1.0%)
Mitsui Fudosan                                       178,000           4,345,294
Sumitomo Real Estate Sales                            51,170           3,891,500
TOC                                                  846,250           4,266,807
                                                                  --------------
Total                                                                 12,503,601
                                                                  --------------
SOFTWARE (0.7%)
Nintendo                                              34,600           8,984,370
                                                                  --------------
SPECIALTY RETAIL (0.3%)
Komeri                                               113,800           3,327,933
                                                                  --------------
TEXTILES, APPAREL & LUXURY GOODS (0.2%)
ONWARD Kashiyama                                     234,000           2,986,941
                                                                  --------------
TRANSPORTATION INFRASTRUCTURE (0.3%)
Mitsubishi Logistics                                 228,000           3,538,790
                                                                  --------------
MEXICO (0.5%)
MEDIA
Grupo Televisa ADR                                   241,290           6,517,242
                                                                  --------------
NETHERLANDS (0.9%)
DIVERSIFIED FINANCIAL SERVICES (0.2%)
ING Groep                                             73,706           3,268,035
                                                                  --------------
FOOD PRODUCTS (0.7%)
Royal Numico                                         159,863           8,599,028
                                                                  --------------
RUSSIA (0.6%)
OIL, GAS & CONSUMABLE FUELS
Gazprom ADR                                          161,379           7,423,434
                                                                  --------------

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
SINGAPORE (1.4%)
COMMERCIAL BANKS (0.5%)
DBS Group Holdings                                   422,000      $    6,221,671
                                                                  --------------
INDUSTRIAL CONGLOMERATES (0.5%)
Keppel                                               611,000           7,015,200
                                                                  --------------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.4%)
City Developments                                    659,200           5,461,439
                                                                  --------------
SOUTH AFRICA (0.8%)
MEDIA (0.4%)
Naspers Series N                                     217,771           5,167,015
                                                                  --------------
METALS & MINING (0.4%)
Impala Platinum Holdings                             207,864           5,466,743
                                                                  --------------
SOUTH KOREA (1.0%)
COMMERCIAL BANKS (0.6%)
Shinhan Financial Group                              154,140           7,876,977
                                                                  --------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (0.4%)
Samsung Electronics                                    6,989           4,587,310
                                                                  --------------
SPAIN (2.5%)
COMMERCIAL BANKS (1.6%)
Banco Bilbao Vizcaya Argentaria                      847,838          20,413,220
                                                                  --------------
SPECIALTY RETAIL (0.9%)
Inditex                                              222,228          11,971,241
                                                                  --------------
SWEDEN (2.3%)
BUILDING PRODUCTS (0.9%)
ASSA ABLOY Cl B                                      526,200          11,451,494
                                                                  --------------
COMMERCIAL BANKS (0.6%)
Skandinaviska Enskilda Banken                        257,400           8,176,978
                                                                  --------------
COMMUNICATIONS EQUIPMENT (0.8%)
Telefonaktiebolaget LM
Ericsson Series B                                  2,444,000           9,870,096
                                                                  --------------
SWITZERLAND (8.9%)
CAPITAL MARKETS (2.9%)
Credit Suisse Group                                  209,222          14,637,813
UBS                                                  375,076          22,793,910
                                                                  --------------
Total                                                                 37,431,723
                                                                  --------------
CHEMICALS (1.2%)
Lonza Group                                           73,789           6,376,678
Syngenta                                              52,118(b)        9,696,471
                                                                  --------------
Total                                                                 16,073,149
                                                                  --------------
FOOD PRODUCTS (1.0%)
Nestle                                                36,266          12,887,302
                                                                  --------------
HEALTH CARE EQUIPMENT & SUPPLIES (0.6%)
Nobel Biocare Holding                                 27,326           8,078,943
                                                                  --------------
METALS & MINING (0.5%)
Xstrata                                              139,937           6,987,273
                                                                  --------------

See accompanying notes to investments in securities.


206 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - International Opportunity Fund

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
SWITZERLAND (CONT.)
PHARMACEUTICALS (2.7%)
Novartis                                             270,433      $   15,591,234
Roche Holding                                        106,943          19,176,894
                                                                  --------------
Total                                                                 34,768,128
                                                                  --------------
TAIWAN (0.5%)
SEMICONDUCTOR & SEMICONDUCTOR EQUIPMENT
Taiwan Semiconductor Mfg                           2,877,877           5,961,538
                                                                  --------------
UNITED KINGDOM (23.6%)
AEROSPACE & DEFENSE (1.3%)
BAE Systems                                          516,124           4,302,726
Rolls-Royce Group                                  1,382,776(b)       12,123,344
Rolls-Royce Group Series B                        50,747,879              99,369
                                                                  --------------
Total                                                                 16,525,439
                                                                  --------------
COMMERCIAL BANKS (2.2%)
Barclays                                             503,501           7,197,111
Standard Chartered                                   766,384          22,389,802
                                                                  --------------
Total                                                                 29,586,913
                                                                  --------------
CONSTRUCTION MATERIALS (1.0%)
Hanson                                               839,567          12,666,685
                                                                  --------------
FOOD & STAPLES RETAILING (3.2%)
Tesco                                              3,337,265          26,432,864
Wm Morrison Supermarkets                           3,315,840          16,524,044
                                                                  --------------
Total                                                                 42,956,908
                                                                  --------------
INDEPENDENT POWER PRODUCERS & ENERGY
   TRADERS (0.6%)
Drax Group                                           465,274           7,434,195
                                                                  --------------

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
UNITED KINGDOM (CONT.)
INSURANCE (1.8%)
Admiral Group                                        471,321      $   10,142,604
Hiscox                                             1,147,922           6,299,310
Resolution                                           650,388           8,169,664
                                                                  --------------
Total                                                                 24,611,578
                                                                  --------------
MEDIA (0.5%)
Yell Group                                           580,001           6,473,492
                                                                  --------------
METALS & MINING (2.1%)
Anglo American                                       421,383          20,553,498
Corus Group                                          743,976           7,728,217
                                                                  --------------
Total                                                                 28,281,715
                                                                  --------------
MULTILINE RETAIL (0.8%)
Marks & Spencer Group                                773,252          10,856,134
                                                                  --------------
OIL, GAS & CONSUMABLE FUELS (3.3%)
BG Group                                           1,636,210          22,202,776
BP                                                 2,026,268          22,516,338
                                                                  --------------
Total                                                                 44,719,114
                                                                  --------------
PHARMACEUTICALS (1.8%)
AstraZeneca                                          113,746           6,111,604
GlaxoSmithKline                                      235,668           6,202,044
Shire                                                516,275          10,705,626
Total                                                                 23,019,274
                                                                  --------------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.5%)
British Land                                         186,349           6,254,216
                                                                  --------------
SPECIALTY RETAIL (1.4%)
Carphone Warehouse
Group                                              1,668,092          10,256,157
Signet Group                                       3,374,494           7,830,004
Total                                                                 18,086,161

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
UNITED KINGDOM (CONT.)
TOBACCO (0.6%)
British American Tobacco                             259,567      $    7,263,011
                                                                  --------------
TRADING COMPANIES & DISTRIBUTORS (1.0%)
SIG                                                  304,052           6,132,253
Wolseley                                             285,249           6,886,875
                                                                  --------------
Total                                                                 13,019,128
                                                                  --------------
WIRELESS TELECOMMUNICATION SERVICES (1.5%)
Vodafone Group                                     6,861,353          19,010,835
                                                                  --------------
TOTAL COMMON STOCKS
(Cost: $1,008,434,926)                                            $1,298,083,748
                                                                  --------------

OTHER (--%)(c)

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
HONG KONG
China Overseas Land & Investment Warrants            797,250(b,g) $      615,020
                                                                  --------------
TOTAL OTHER
(Cost: $--)                                                       $      615,020
                                                                  --------------

MONEY MARKET FUND (1.9%)(f)

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
RiverSource Short-Term
   Cash Fund                                      24,975,398(h)   $   24,975,398
                                                                  --------------
TOTAL MONEY MARKET FUND
(Cost: $24,975,398)                                               $   24,975,398
                                                                  --------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $1,033,410,324)(i)                                         $1,323,674,166
                                                                  ==============

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 207

RiverSource VP - International Opportunity Fund

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c)  Foreign security values are stated in U.S. dollars.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Dec. 31, 2006, the value of these securities amounted to $3,146,252 or 0.2% of net assets.

(e) At Dec. 31, 2006, security was partially or fully on loan. See Note 6 to the financial statements.

(f) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 0.7% of net assets. See Note 6 to the financial statements. 1.2% of net assets is the Fund's cash equivalent position.

(g)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to methods selected in good faith by the Fund's Board of Directors. Information concerning such security holdings at Dec. 31, 2006, is as follows:

                                                        ACQUISITION
SECURITY                                                   DATES         COST
--------                                                -----------   ----------
China Overseas Land & Investment Warrants                 06-29-06    $       --
Richter Gedeon ADR*                                       04-20-06     2,948,050

* Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended.

(h) Affiliated Money Market Fund -- See Note 10 to the financial statements.

(i) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $1,036,940,931 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                            $299,467,742
Unrealized depreciation                                             (12,734,507)
                                                                   ------------
Net unrealized appreciation                                        $286,733,235
                                                                   ------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


208 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

INVESTMENTS IN SECURITIES
RiverSource VP - Large Cap Equity Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (94.8%)

ISSUER                                              SHARES           VALUE(a)
------                                           -----------      --------------
AEROSPACE & DEFENSE (3.3%)
Boeing                                               438,728      $   38,976,596
DRS Technologies                                      27,816           1,465,347
General Dynamics                                      49,994           3,717,054
Goodrich                                             190,804           8,691,122
Honeywell Intl                                       697,576          31,558,338
L-3 Communications Holdings                           67,309           5,504,530
Lockheed Martin                                      132,323          12,182,979
Northrop Grumman                                     126,362           8,554,707
United Technologies                                  183,565          11,476,484
                                                                  --------------
Total                                                                122,127,157
                                                                  --------------
AIR FREIGHT & LOGISTICS (0.1%)
United Parcel Service Cl B                            30,115           2,258,023
                                                                  --------------
AIRLINES (--%)
UAL                                                   28,051(b)        1,234,244
                                                                  --------------
AUTO COMPONENTS (0.1%)
Goodyear Tire & Rubber                                16,615(b)          348,749
Johnson Controls                                      18,326           1,574,570
                                                                  --------------
Total                                                                  1,923,319
                                                                  --------------
AUTOMOBILES (0.1%)
Ford Motor                                           176,262           1,323,728
General Motors                                        53,001           1,628,190
                                                                  --------------
Total                                                                  2,951,918
                                                                  --------------
BEVERAGES (1.7%)
Anheuser-Busch Companies                             161,057           7,924,004
Brown-Forman Cl B                                      7,359             487,460
Coca-Cola                                            386,801(g)       18,663,149
Coca-Cola Enterprises                                 25,826             527,367
Constellation Brands Cl A                             19,761(b)          573,464
Molson Coors Brewing Cl B                              4,278             327,010
Pepsi Bottling Group                                  12,729             393,453
PepsiCo                                              550,366          34,425,394
                                                                  --------------
Total                                                                 63,321,301
                                                                  --------------
BIOTECHNOLOGY (2.2%)
Amgen                                                482,577(b)       32,964,835
Biogen Idec                                          261,593(b)       12,867,760
Genentech                                            413,446(b)       33,542,874
Gilead Sciences                                       18,088(b)        1,174,454
MedImmune                                             28,658(b)          927,659
                                                                  --------------
Total                                                                 81,477,582
                                                                  --------------
BUILDING PRODUCTS (0.1%)
American Standard Companies                           30,239           1,386,458
Masco                                                118,312           3,533,980
                                                                  --------------
Total                                                                  4,920,438
                                                                  --------------

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                           -----------      --------------
CAPITAL MARKETS (3.0%)
Bank of New York                                     142,195      $    5,598,217
Bear Stearns Companies                                11,280           1,836,158
Charles Schwab                                        75,388           1,458,004
Franklin Resources                                    92,974          10,242,946
Goldman Sachs Group                                   40,453           8,064,306
KKR Private Equity Investors LP Unit                 278,740           6,369,209
KKR Private Equity Investors LP Unit                 340,799(i)        7,787,257
Legg Mason                                            12,395           1,178,145
Lehman Brothers Holdings                             230,856          18,034,471
Merrill Lynch & Co                                   222,773          20,740,165
Morgan Stanley                                       265,185(g)       21,594,014
Nuveen Investments Cl A                                5,520             286,378
State Street                                         132,233           8,917,794
                                                                  --------------
Total                                                                112,107,064
                                                                  --------------
CHEMICALS (0.9%)
Air Products & Chemicals                              20,647           1,451,071
Ashland                                               34,318           2,374,119
Dow Chemical                                         281,915          11,259,686
Eastman Chemical                                      56,285           3,338,263
Ecolab                                                16,741             756,693
EI du Pont de Nemours & Co                           145,750           7,099,484
Hercules                                              10,620(b)          205,072
Intl Flavors & Fragrances                              7,392             363,391
Monsanto                                              50,864           2,671,886
PPG Inds                                              15,478             993,842
Praxair                                               30,207           1,792,181
Rohm & Haas                                           13,452             687,666
RPM Intl                                              72,909           1,523,069
Sigma-Aldrich                                          6,220             483,418
                                                                  --------------
Total                                                                 34,999,841
                                                                  --------------
COMMERCIAL BANKS (2.4%)
BB&T                                                  50,324           2,210,733
Comerica                                              15,200             891,936
Commerce Bancorp                                      54,042(e)        1,906,061
Compass Bancshares                                    12,125             723,256
Fifth Third Bancorp                                   52,278           2,139,739
First Horizon Natl                                    11,615             485,275
Huntington Bancshares                                 22,258             528,628
Industrial & Commercial Bank of China Series H     1,327,000(b,c)        824,065
M&T Bank                                               7,281             889,447
Natl City                                             56,679           2,072,184
PNC Financial Services Group                         106,074           7,853,719
Regions Financial                                     68,192           2,550,381
SunTrust Banks                                        34,185           2,886,923
US Bancorp                                           432,591          15,655,468
Wachovia                                             372,454          21,211,255
Wells Fargo & Co                                     775,997          27,594,454
Zions Bancorporation                                   9,996             824,070
                                                                  --------------
Total                                                                 91,247,594
                                                                  --------------

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                           -----------      --------------
COMMERCIAL SERVICES & SUPPLIES (0.2%)
Allied Waste Inds                                     23,767(b)   $      292,096
Avery Dennison                                        32,809           2,228,716
Cintas                                                12,797             508,169
Equifax                                                3,132             127,159
Robert Half Intl                                      16,053             595,887
Waste Management                                      50,648           1,862,327
                                                                  --------------
Total                                                                  5,614,354
                                                                  --------------
COMMUNICATIONS EQUIPMENT (3.8%)
ADC Telecommunications                                61,775(b)          897,591
ADTRAN                                               107,338           2,436,573
Alcatel-Lucent                                        22,653(c)          325,931
Alcatel-Lucent ADR                                 1,015,745(c)       14,443,894
Cisco Systems                                      2,635,949(b)       72,040,486
Corning                                              113,045(b)        2,115,072
JDS Uniphase                                          93,685(b)        1,560,792
Juniper Networks                                      47,410(b)          897,945
Motorola                                             607,286          12,485,800
QUALCOMM                                             535,962          20,254,004
Redback Networks                                     277,486(b)        6,920,501
Tellabs                                              617,516(b)        6,335,714
                                                                  --------------
Total                                                                140,714,303
                                                                  --------------
COMPUTERS & PERIPHERALS (2.7%)
Apple Computer                                       244,072(b)       20,707,068
Dell                                                 187,670(b)        4,708,640
EMC                                                  399,197(b)        5,269,400
Hewlett-Packard                                      913,792          37,639,093
Intl Business Machines                               308,992          30,018,573
SanDisk                                               16,850(b)          725,056
                                                                  --------------
Total                                                                 99,067,830
                                                                  --------------
CONSTRUCTION MATERIALS (--%)
Vulcan Materials                                       9,042             812,605
CONSUMER FINANCE (0.8%)
American Express                                     198,539          12,045,361
Capital One Financial                                190,454          14,630,676
SLM                                                   38,423           1,873,890
                                                                  --------------
Total                                                                 28,549,927
                                                                  --------------
CONTAINERS & PACKAGING (0.1%)
Ball                                                   9,765             425,754
Bemis                                                  9,824             333,820
Pactiv                                                12,930(b)          461,472
Sealed Air                                             7,597             493,197
Temple-Inland                                         66,822           3,075,816
                                                                  --------------
Total                                                                  4,790,059
                                                                  --------------
DISTRIBUTORS (--%)
Genuine Parts                                         16,053             761,394
                                                                  --------------
DIVERSIFIED CONSUMER SERVICES (--%)
Apollo Group Cl A                                     13,114(b)          511,053
                                                                  --------------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 209

RiverSource VP - Large Cap Equity Fund

ISSUER                                              SHARES           VALUE(a)
------                                           -----------      --------------
DIVERSIFIED FINANCIAL SERVICES (5.0%)
Bank of America                                    1,278,335      $   68,250,306
Chicago Mercantile Exchange Holdings                   3,333           1,698,997
CIT Group                                             18,632           1,039,107
Citigroup                                          1,265,380          70,481,665
Consumer
Discretionary Select Sector SPDR Fund                 28,623           1,099,696
Financial Select Sector SPDR Fund                     93,318(e)        3,428,503
iShares Dow Jones US Healthcare Sector
   Index Fund                                              1                  66
JPMorgan Chase & Co                                  783,020          37,819,866
Materials Select Sector SPDR Trust                    25,919             904,055
Moody's                                               22,189           1,532,372
                                                                  --------------
Total                                                                186,254,633
                                                                  --------------
DIVERSIFIED TELECOMMUNICATION SERVICES (4.2%)
AT&T                                                 521,090          18,628,968
BellSouth                                          1,181,305          55,651,278
Chunghwa Telecom ADR                                 169,813(c)        3,350,410
Citizens Communications                              103,327           1,484,809
Embarq                                               379,892          19,967,124
France Telecom                                       195,042(c)        5,393,690
Qwest Communications Intl                          1,273,316(b)       10,657,655
Verizon Communications                               822,865          30,643,492
Windstream                                           717,441          10,202,011
                                                                  --------------
Total                                                                155,979,437
                                                                  --------------
ELECTRIC UTILITIES (1.4%)
Allegheny Energy                                      15,423(b)          708,070
American Electric                                     36,918           1,571,968
Power Edison Intl                                     30,531           1,388,550
Entergy                                              114,179          10,541,005
Exelon                                               239,409          14,817,024
FirstEnergy                                           30,908           1,863,752
FPL Group                                             75,358           4,100,982
Pinnacle West                                          9,322             472,532
Capital PPL                                          124,185           4,450,790
Progress Energy                                       23,740           1,165,159
Southern                                             291,816          10,756,339
                                                                  --------------
Total                                                                 51,836,171
                                                                  --------------
ELECTRICAL EQUIPMENT (0.1%)
Cooper Inds Cl A                                       8,330             753,282
Emerson Electric                                      72,138           3,180,564
Rockwell Automation                                   15,637             955,108
                                                                  --------------
Total                                                                  4,888,954
                                                                  --------------
ELECTRONIC EQUIPMENT & INSTRUMENTS (0.1%)
Flextronics Intl                                     169,264(b,c)      1,943,151
                                                                  --------------
ENERGY EQUIPMENT & SERVICES (0.6%)
Baker Hughes                                          65,104           4,860,665
BJ Services                                          125,309           3,674,060
Cameron Intl                                          48,185(b)        2,556,214
Halliburton                                           76,930           2,388,677
Natl Oilwell Varco                                    38,360(b)        2,346,865

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                           -----------      --------------
ENERGY EQUIPMENT & SERVICES (CONT.)
Pride Intl                                            27,379(b)   $      821,370
Transocean                                            16,832(b)        1,361,540
Weatherford Intl                                     117,762(b)        4,921,274
                                                                  --------------
Total                                                                 22,930,665
                                                                  --------------
FOOD & STAPLES RETAILING (1.2%)
Costco Wholesale                                      60,710           3,209,738
CVS                                                  309,969           9,581,142
Rite Aid                                              93,112(b)          506,529
Safeway                                              412,564          14,258,212
SYSCO                                                 57,960           2,130,610
Wal-Mart Stores                                      317,897          14,680,483
Whole Foods Market                                    13,230             620,884
                                                                  --------------
Total                                                                 44,987,598
                                                                  --------------
FOOD PRODUCTS (1.0%)
Archer-Daniels-Midland                                61,445           1,963,782
Cadbury Schweppes                                    132,832(c)        1,421,438
Campbell Soup                                         84,791           3,297,522
ConAgra Foods                                         47,869           1,292,463
Dean Foods                                            12,508(b)          528,838
General Mills                                        123,768           7,129,037
Hershey                                               40,933           2,038,463
HJ Heinz                                              31,062           1,398,101
Kellogg                                              270,458          13,539,128
Kraft Foods Cl A                                      40,376           1,441,423
McCormick & Co                                        12,354             476,370
Sara Lee                                              71,229           1,213,030
Tyson Foods Cl A                                      23,610             388,385
WM Wrigley Jr                                         20,545           1,062,587
                                                                  --------------
Total                                                                 37,190,567
                                                                  --------------
GAS UTILITIES (0.1%)
Nicor                                                  4,173             195,296
ONEOK                                                 84,034           3,623,546
Peoples Energy                                         3,605             160,675
Questar                                                8,031             666,975
                                                                  --------------
Total                                                                  4,646,492
                                                                  --------------
HEALTH CARE EQUIPMENT & SUPPLIES (1.8%)
Bausch & Lomb                                         26,151           1,361,421
Baxter Intl                                           39,751           1,844,049
Biomet                                                29,680           1,224,894
Boston Scientific                                  1,956,222(b)       33,607,893
Medtronic                                            322,307          17,246,648
St. Jude Medical                                      85,910(b)        3,140,870
Stryker                                               74,572           4,109,663
Zimmer Holdings                                       77,888(b)        6,104,861
                                                                  --------------
Total                                                                 68,640,299
                                                                  --------------
HEALTH CARE PROVIDERS & SERVICES (2.4%)
Aetna                                                168,995           7,297,204
Cardinal Health                                      387,333          24,955,864
Caremark Rx                                          190,039          10,853,127
CIGNA                                                 30,176           3,970,256
Coventry Health Care                                  14,890(b)          745,245
Express Scripts                                       12,908(b)          924,213
Health Management Associates Cl A                     22,516             475,313
HealthSouth                                           99,704(b)        2,258,296
Humana                                                71,320(b)        3,944,709

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                           -----------      --------------
HEALTH CARE PROVIDERS & SERVICES (CONT.)
Laboratory Corp of America Holdings                   11,732(b)   $      861,950
Manor Care                                             6,903             323,889
McKesson                                             141,927           7,195,699
Patterson Companies                                   13,021(b)          462,376
Quest Diagnostics                                     15,148             802,844
Tenet Healthcare                                      44,165(b)          307,830
UnitedHealth Group                                   450,386          24,199,240
                                                                  --------------
Total                                                                 89,578,055
                                                                  --------------
HEALTH CARE TECHNOLOGY (--%)
IMS Health                                            18,882             518,877
                                                                  --------------
HOTELS, RESTAURANTS & LEISURE (0.9%)
Applebee's Intl                                      163,032           4,021,999
Carnival Unit                                         53,011           2,600,190
Chipotle Mexican Grill Cl A                          132,468               2,324(b)
Chipotle Mexican Grill Cl B                          476,216               9,158(b)
Harrah's Entertainment                                98,446           8,143,452
Intl Game Technology                                  14,993             692,677
Marriott Intl Cl A                                   184,094           8,784,965
McDonald's                                           136,592           6,055,123
Orient-Express Hotels Series A                       865,010              18,280(c)
Pinnacle Entertainment                               854,449              25,783(b)
Starbucks                                             31,914(b)        1,130,394
Yum! Brands                                            7,912             465,226
                                                                  --------------
Total                                                                 34,222,169
                                                                  --------------
HOUSEHOLD DURABLES (0.3%)
Centex                                                11,107             624,991
DR Horton                                            138,813           3,677,156
Fortune Brands                                        14,134           1,206,902
Harman Intl Inds                                       6,107             610,150
Hovnanian                                             60,143(b)        2,038,848
Enterprises Cl A KB HOME                               7,359             377,370
Leggett & Platt                                       16,929             404,603
Lennar Cl A                                           12,970             680,406
Newell Rubbermaid                                     25,947             751,166
Pulte Homes                                           19,835             656,935
Snap-On                                                5,440             259,162
Standard-Pacific                                      23,875             639,611
Stanley Works                                          7,583             381,349
Whirlpool                                              7,330             608,537
                                                                  --------------
Total                                                                 12,917,186
                                                                  --------------
HOUSEHOLD PRODUCTS (2.5%)
Clorox                                                14,164             908,621
Colgate-Palmolive                                    368,433          24,036,569
Kimberly-Clark                                        42,937           2,917,569
Procter & Gamble                                     784,570          50,424,314
Spectrum Brands                                    1,233,870(b,e)     13,449,183
                                                                  --------------
Total                                                                 91,736,256
                                                                  --------------
INDEPENDENT POWER PRODUCERS & ENERGY
   TRADERS (0.1%)
AES                                                   61,980(b)        1,366,039
Constellation Energy Group                            16,835           1,159,426
Dynegy Cl A                                           36,007(b)          260,691
TXU                                                   43,234           2,343,715
                                                                  --------------
Total                                                                  5,129,871
                                                                  --------------

See accompanying notes to investments in securities.


210 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Large Cap Equity Fund

ISSUER                                              SHARES           VALUE(a)
------                                           -----------      --------------
INDUSTRIAL CONGLOMERATES (2.8%)
3M                                                   109,340      $    8,520,866
General Electric                                   2,424,688          90,222,640
Tyco Intl                                            219,649(c)        6,677,330
                                                                  --------------
Total                                                                105,420,836
                                                                  --------------
INSURANCE (4.9%)
ACE                                                  405,449(c)       24,558,045
AFLAC                                                244,999          11,269,954
Allied World Assurance Holdings                       48,866(c)        2,132,024
American Intl Group                                1,088,219          77,981,773
Aon                                                  158,017           5,584,321
Arch Capital Group                                    47,450(b,c)      3,208,095
Aspen Insurance Holdings                             147,000(c)        3,874,920
Chubb                                                 68,433           3,620,790
Endurance Specialty Holdings                          59,165(c)        2,164,256
Hartford Financial Services Group                    201,476          18,799,726
Max Re Capital                                       212,076(c)        5,263,726
Prudential Financial                                 236,506          20,306,405
XL Capital Cl A                                       37,998(c)        2,736,616
                                                                  --------------
Total                                                                181,500,651
                                                                  --------------
INTERNET & CATALOG RETAIL (0.1%)
Amazon.com                                            29,641(b)        1,169,634
IAC/InterActiveCorp                                   20,898(b)          776,570
Liberty Media - Interactive Cl A                     159,434(b,d)      3,438,991
                                                                  --------------
Total                                                                  5,385,195
                                                                  --------------
INTERNET SOFTWARE & SERVICES (1.9%)
Baidu.com ADR                                         14,208(b,c)      1,601,526
eBay                                                 155,635(b)        4,679,944
Google Cl A                                          122,573(b)       56,442,415
VeriSign                                              82,590(b)        1,986,290
Yahoo!                                               198,444(b)        5,068,260
                                                                  --------------
Total                                                                 69,778,435
                                                                  --------------
IT SERVICES (1.5%)
Accenture Cl A                                           886(c)           32,720
Affiliated Computer Services Cl A                    100,068(b)        4,887,321
Automatic Data Processing                            169,327           8,339,355
BearingPoint                                         122,907(b)          967,278
Cognizant Technology Solutions Cl A                   13,203(b)        1,018,743
Electronic Data Systems                              547,384          15,080,429
Fidelity Natl Information Services                    15,246             611,212
First Data                                           777,481          19,841,315
Ness Technologies                                     52,965(b,c)        755,281
Paychex                                               32,992           1,304,504
Satyam Computer Services ADR                          32,007(c)          768,488
Unisys                                                32,678(b)          256,196
Western Union                                         36,630             821,245
                                                                  --------------
Total                                                                 54,684,087
                                                                  --------------

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                           -----------      --------------
LEISURE EQUIPMENT & PRODUCTS (0.1%)
Eastman Kodak                                         26,917      $      694,459
Mattel                                                67,513           1,529,844
                                                                  --------------
Total                                                                  2,224,303
                                                                  --------------
LIFE SCIENCES TOOLS & SERVICES (0.1%)
PerkinElmer                                          119,872           2,664,754
Thermo Fisher Scientific                              47,009(b)        2,129,038
                                                                  --------------
Total                                                                  4,793,792
                                                                  --------------
MACHINERY (0.9%)
Caterpillar                                          161,776           9,921,722
Danaher                                               22,141           1,603,894
Deere & Co                                            75,282           7,157,060
Dover                                                 19,253             943,782
Flowserve                                             89,215(b)        4,502,681
Illinois Tool Works                                   29,009           1,339,926
Ingersoll-Rand Cl A                                   33,512(c)        1,311,325
ITT                                                   34,582           1,964,949
Navistar Intl                                          5,968(b)          199,510
Parker Hannifin                                       66,292           5,096,529
                                                                  --------------
Total                                                                 34,041,378
                                                                  --------------
MEDIA (8.1%)
Cablevision Systems Cl A                              45,383           1,292,508
CBS Cl B                                                 369              11,505
Charter Communications Cl A                        1,226,470(b)        3,752,998
Clear Channel Communications                          41,865           1,487,882
Comcast Cl A                                         477,850(b)       20,227,391
Comcast Special Cl A                                 290,870(b)       12,181,636
EchoStar Communications Cl A                          78,927(b)        3,001,594
Grupo Televisa ADR                                    42,788(c)        1,155,704
Idearc                                                37,834(b)        1,083,944
Liberty Global Cl A                                  582,687(b)       16,985,326
Liberty Global Series C                              272,643(b)        7,634,004
Liberty Media - Capital Series A                      31,885(b,d)      3,124,092
News Corp Cl A                                     1,842,763          39,582,549
NTL                                                4,550,305(h)      114,849,697
Time Warner                                          887,333          19,326,113
Viacom Cl B                                          393,735(b)       16,154,947
Vivendi                                              609,178(c)       23,809,836
Walt Disney                                          240,841           8,253,621
WorldSpace Cl A                                      147,719(b,e)        517,017
XM Satellite Radio Holdings Cl A                     612,133(b)        8,845,322
                                                                  --------------
Total                                                                303,277,686
                                                                  --------------
METALS & MINING (0.7%)
Alcan                                                 20,256(c)          987,277
Alcoa                                                184,671           5,541,977
Allegheny Technologies                                 9,426             854,750
Coeur d'Alene Mines                                1,450,259(b)        7,178,782
Freeport-McMoRan Copper & Gold Cl B                   18,410           1,025,989
Newmont Mining                                       151,659           6,847,404

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                           -----------      --------------
METALS & MINING (CONT.)
Nucor                                                 28,891      $    1,579,182
Phelps Dodge                                          19,114           2,288,328
                                                                  --------------
Total                                                                 26,303,689
                                                                  --------------
MULTILINE RETAIL (0.9%)
Dollar General                                        29,186             468,727
Family Dollar Stores                                  70,028           2,053,921
Federated Department Stores                           96,700           3,687,171
JC Penney                                            106,898           8,269,629
Target                                               339,953          19,394,319
                                                                  --------------
Total                                                                 33,873,767
                                                                  --------------
MULTI-UTILITIES (0.8%)
Ameren                                                19,291           1,036,505
CenterPoint Energy                                    29,215             484,385
CMS Energy                                            20,764(b)          346,759
Consolidated Edison                                   23,095           1,110,177
Dominion Resources                                   148,877          12,481,849
DTE Energy                                            16,657             806,365
Duke Energy                                          117,415           3,899,352
KeySpan                                               16,401             675,393
NiSource                                              25,563             616,068
PG&E                                                  32,616           1,543,715
Public Service Enterprise Group                       23,588           1,565,771
Sempra Energy                                         24,477           1,371,691
TECO Energy                                           19,575             337,277
Xcel Energy                                          168,663           3,889,369
                                                                  --------------
Total                                                                 30,164,676
                                                                  --------------
OIL, GAS & CONSUMABLE FUELS (7.4%)
Anadarko Petroleum                                    76,122           3,312,829
BP ADR                                                53,921(c)        3,618,099
Chesapeake Energy                                    105,678           3,069,946
Chevron                                              650,983          47,866,779
ConocoPhillips                                       553,128          39,797,560
CONSOL Energy                                         17,743             570,083
Devon Energy                                          54,281           3,641,169
El Paso                                               61,292             936,542
Exxon Mobil                                        1,790,980         137,242,796
Kinder Morgan                                          9,964           1,053,693
Newfield Exploration                                  20,848(b)          957,966
Occidental Petroleum                                 120,968           5,906,867
Peabody Energy                                        24,770           1,000,956
Royal Dutch Shell ADR                                 28,389(c)        2,009,657
Ship Finance Intl                                     25,926(c)          616,002
Sunoco                                                18,682           1,165,010
Total                                                213,033(c)       15,367,770
Valero Energy                                         81,944           4,192,255
Williams Companies                                    54,575           1,425,499
XTO Energy                                            59,560           2,802,298
                                                                  --------------
Total                                                                276,553,776
                                                                  --------------
PAPER & FOREST PRODUCTS (0.4%)
Bowater                                              131,398           2,956,455
Intl Paper                                           160,558           5,475,028
MeadWestvaco                                          16,977             510,329
Weyerhaeuser                                         104,989           7,417,472
                                                                  --------------
Total                                                                 16,359,284
                                                                  --------------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 211

RiverSource VP - Large Cap Equity Fund

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
PERSONAL PRODUCTS (0.1%)
Avon Products                                         41,950      $    1,386,028
Estee Lauder Companies Cl A                           12,106             494,167
                                                                  --------------
Total                                                                  1,880,195
                                                                  --------------
PHARMACEUTICALS (6.3%)
AstraZeneca                                          422,618(c)       22,707,383
Bristol-Myers Squibb                               1,014,068          26,690,270
Eli Lilly & Co                                       264,378          13,774,094
GlaxoSmithKline ADR                                   41,788(c)        2,204,735
Johnson & Johnson                                    365,252          24,113,937
Merck & Co                                         1,069,847          46,645,329
Novartis ADR                                          52,673(c)        3,025,537
Pfizer                                             2,682,052          69,465,148
Roche Holding                                          2,576(c)          461,925
Schering-Plough                                      631,084          14,918,826
Teva Pharmaceutical Inds ADR                         152,480(c)        4,739,078
Watson Pharmaceuticals                               126,567(b)        3,294,539
Wyeth                                                 68,696           3,498,000
                                                                  --------------
Total                                                                235,538,801
                                                                  --------------
REAL ESTATE INVESTMENT TRUSTS (REITS) (0.5%)
Apartment Investment & Management Cl A                53,411           2,992,084
Archstone-Smith Trust                                 20,076           1,168,624
Boston Properties                                     10,710           1,198,235
Equity Office Properties Trust                       118,237           5,695,476
Equity Residential                                    27,264           1,383,648
HomeBanc                                             341,596           1,444,951
Kimco Realty                                          20,295             912,260
Plum Creek Timber                                     16,793             669,201
ProLogis                                              22,969           1,395,826
Public Storage                                        11,363           1,107,893
Vornado Realty Trust                                  12,074           1,466,991
                                                                  --------------
Total                                                                 19,435,189
                                                                  --------------
REAL ESTATE MANAGEMENT & DEVELOPMENT (--%)
CB Richard Ellis Group Cl A                           17,185(b)          570,542
                                                                  --------------
ROAD & RAIL (0.1%)
Avis Budget Group                                      2,657              57,630
CSX                                                   49,911           1,718,436
Norfolk Southern                                      38,424           1,932,343
                                                                  --------------
Total                                                                  3,708,409
                                                                  --------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (1.4%)
Advanced Micro Devices                               419,970(b)        8,546,390
Agere Systems                                         77,123(b)        1,478,448
ASML Holding                                          23,794(b,c)        586,046
Atmel                                                532,943(b)        3,224,305
Broadcom Cl A                                         52,240(b)        1,687,874
Credence Systems                                      85,442(b)          444,298
Cypress Semiconductor                                200,751(b)        3,386,669
Infineon Technologies                                247,320(b,c)      3,486,617
Infineon Technologies ADR                            188,386(b,c)      2,643,056
Intel                                                754,477          15,278,160
LSI Logic                                            138,733(b)        1,248,597

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (CONT.)
Maxim Integrated Products                             49,530      $    1,516,609
NVIDIA                                                30,199(b)        1,117,665
Spansion Cl A                                        327,121(b)        4,861,018
Texas Instruments                                    106,901           3,078,749
Verigy                                                 3,980(b,c)         70,645
                                                                  --------------
Total                                                                 52,655,146
                                                                  --------------
SOFTWARE (3.1%)
Adobe Systems                                        101,642(b)        4,179,519
Business Objects ADR                                  36,359(b,c)      1,434,363
Cadence Design Systems                               313,069(b)        5,607,066
Citrix Systems                                        55,086(b)        1,490,076
Compuware                                            319,042(b)        2,657,620
Electronic Arts                                       48,765(b)        2,455,805
McAfee                                               106,090(b)        3,010,834
Microsoft                                          2,377,455          70,990,806
Oracle                                               287,035(b)        4,919,780
Symantec                                             713,816(b)       14,883,064
TIBCO Software                                       536,529(b)        5,064,834
                                                                  --------------
Total                                                                116,693,767
                                                                  --------------
SPECIALTY RETAIL (0.9%)
AutoNation                                            14,370(b)          306,368
AutoZone                                               4,943(b)          571,213
Bed Bath & Beyond                                     49,615(b)        1,890,332
Best Buy                                              21,481           1,056,650
Circuit City Stores                                   93,290           1,770,644
Home Depot                                           263,764          10,592,763
Limited Brands                                        84,967           2,458,945
Lowe's Companies                                     185,098           5,765,803
Office Depot                                          26,545(b)        1,013,223
OfficeMax                                              6,953             345,216
RadioShack                                            12,717             213,391
Sherwin-Williams                                      10,559             671,341
Staples                                               68,077           1,817,656
Tiffany & Co                                          32,427           1,272,435
TJX Companies                                        155,117           4,423,937
                                                                  --------------
Total                                                                 34,169,917
                                                                  --------------
TEXTILES, APPAREL & LUXURY GOODS (0.1%)
Jones Apparel Group                                   10,572             353,422
Liz Claiborne                                          9,668             420,171
Nike Cl B                                             17,949           1,777,490
VF                                                     8,315             682,495
                                                                  --------------
Total                                                                  3,233,578
                                                                  --------------
THRIFTS & MORTGAGE FINANCE (1.8%)
Countrywide Financial                                850,339          36,096,890
Fannie Mae                                           251,839          14,956,718
Freddie Mac                                          208,682          14,169,508
Washington Mutual                                     46,628           2,121,108
                                                                  --------------
Total                                                                 67,344,224
                                                                  --------------
TOBACCO (2.0%)
Altria Group                                         787,934          67,620,495
Imperial Tobacco Group ADR                            61,587(c)        4,867,221
Reynolds American                                     16,063           1,051,645
UST                                                   15,070             877,074
                                                                  --------------
Total                                                                 74,416,435
                                                                  --------------

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES           VALUE(a)
------                                            ----------      --------------
WIRELESS TELECOMMUNICATION SERVICES (4.7%)
ALLTEL                                             1,021,165      $   61,760,059
Hutchison Telecommunications Intl                  3,720,931(b,c)      9,376,719
Orascom Telecom Holding GDR                          153,800(c)       10,150,800
Sprint Nextel                                      1,691,136          31,945,559
Vodafone Group                                    19,385,389(c)       53,711,336
Vodafone Group ADR                                   345,570(c,e)      9,599,935
                                                                  --------------
Total                                                                176,544,408
                                                                  --------------
TOTAL COMMON STOCKS
(Cost: $3,089,628,042)                                            $3,543,342,553
                                                                  --------------

OPTIONS PURCHASED (0.1%)

                                            EXERCISE  EXPIRATION
ISSUER                           CONTRACTS    PRICE      DATE        VALUE(a)
------                           ---------  --------  ----------  --------------
CALLS
NTL                                11,450     $27.50   June 2007  $    1,832,000
NTL                                 3,818      27.50    Jan.2008         906,775
                                                                  --------------
PUTS
S&P 500 Index                         619   1,350.00  March 2007         646,855
                                                                  --------------
TOTAL OPTIONS PURCHASED
(Cost: $4,829,096)                                                $    3,385,630
                                                                  --------------

MONEY MARKET FUND (5.1%)(f,g)

                                                   SHARES            VALUE(a)
                                                 -----------      --------------
RiverSource Short-Term Cash Fund                 189,743,159(j)   $  189,743,159
                                                                  --------------
TOTAL MONEY MARKET FUND
(Cost: $189,743,159)                                              $  189,743,159
                                                                  --------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $3,284,200,297)(k)                                         $3,736,471,342
                                                                  ==============

See accompanying notes to investments in securities.


212 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Large Cap Equity Fund

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in dollars. At Dec. 31, 2006, the value of foreign securities U.S. represented 7.0% of net assets.

(d) Shareholders of tracking stocks have a financial interest only in a unit or division of the Unlike the common stock of the company itself, a tracking stock company. usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(e) At Dec. 31, 2006, security was partially or fully on loan. See Note 6 to the financial statements.

(f) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 0.3% of net assets. See Note 6 to the financial statements. 4.8% of net assets is the Fund's cash equivalent position.

(g) Partially pledged as initial margin deposit on the following open stock index futures contracts (see Note 7 to the financial statements):

TYPE OF SECURITY            CONTRACTS
----------------            ---------
PURCHASE CONTRACTS
S&P 500 Index, March 2007      256

(h) At Dec. 31, 2006, securities valued at $38,536,432 were held to cover open call options written as follows (see Note 8 to the financial statements):

                           EXERCISE   EXPIRATION
ISSUER         CONTRACTS    PRICE        DATE        VALUE(a)
------        ----------   --------   ----------   ----------
NTL               11,450     $30       June 2007   $  944,625
NTL                3,818      30       Jan. 2008      563,155
                                                   ----------
Total value                                        $1,507,780
                                                   ----------

(i)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to methods selected in good faith by the Fund's Board of Directors. Information concerning such security holdings at Dec. 31, 2006, is as follows:

                                             ACQUISITION
SECURITY                                        DATES              COST
--------                               ----------------------   ----------
KKR Private Equity Investors LP Unit   05-01-06 thru 10-12-06   $8,008,611

(j)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(k) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $3,351,518,444 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation       $421,417,796
Unrealized depreciation        (36,464,898)
                              ------------
Net unrealized appreciation   $384,952,898
                              ============

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 213

INVESTMENTS IN SECURITIES
RiverSource VP - Large Cap Value Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (93.3%)

ISSUER                                                 SHARES           VALUE(a)
------                                               ---------        ----------
AEROSPACE & DEFENSE (3.9%)
Boeing                                                   1,416        $  125,797
DRS Technologies                                           557            29,343
General Dynamics                                         1,012            75,242
Goodrich                                                 2,274           103,581
Honeywell Intl                                           5,407           244,614
L-3 Communications Holdings                                454            37,128
Lockheed Martin                                          1,414           130,187
Northrop Grumman                                         2,559           173,244
United Technologies                                      1,320            82,526
                                                                      ----------
Total                                                                  1,001,662
                                                                      ----------
BEVERAGES (0.9%)
Coca-Cola                                                1,570            75,753
PepsiCo                                                  2,254           140,987
                                                                      ----------
Total                                                                    216,740
                                                                      ----------
BIOTECHNOLOGY (0.2%)
Amgen                                                      314(b)         21,449
Biogen Idec                                                468(b)         23,021
                                                                      ----------
Total                                                                     44,470
                                                                      ----------
BUILDING PRODUCTS (0.4%)
American Standard Companies                                554            25,401
Masco                                                    2,396            71,568
                                                                      ----------
Total                                                                     96,969
                                                                      ----------
CAPITAL MARKETS (4.4%)
Bank of New York                                         2,880           113,386
Franklin Resources                                         556            61,255
KKR Private Equity Investors LP Unit                     1,135            25,935
Legg Mason                                                 249            23,667
Lehman Brothers Holdings                                 3,650           285,137
Merrill Lynch & Co                                       2,865           266,732
Morgan Stanley                                           3,379           275,152
State Street                                               852            57,459
                                                                      ----------
Total                                                                  1,108,723
                                                                      ----------
CHEMICALS (1.4%)
Ashland                                                    586            40,539
Dow Chemical                                             3,928           156,885
Eastman Chemical                                           984            58,361
EI du Pont de Nemours & Co                               1,218            59,329
RPM Intl                                                 1,461            30,520
                                                                      ----------
Total                                                                    345,634
                                                                      ----------
COMMERCIAL BANKS (3.5%)
Commerce Bancorp                                           736            25,959
Industrial & Commercial
    Bank of China Series H                              12,000(b,c)        7,452
PNC Financial Services Group                             1,589           117,650
US Bancorp                                               5,457           197,489
Wachovia                                                 3,960           225,522
Wells Fargo & Co                                         8,978           319,257
                                                                      ----------
Total                                                                    893,329
                                                                      ----------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES           VALUE(a)
------                                               ---------        ----------
COMMERCIAL SERVICES & SUPPLIES (0.2%)
Avery Dennison                                             664        $   45,106
                                                                      ----------
COMMUNICATIONS EQUIPMENT (1.1%)
Alcatel-Lucent                                             342(c)          4,921
Alcatel-Lucent ADR                                       3,955(c)         56,240
Cisco Systems                                            5,075(b)        138,699
Corning                                                    515(b)          9,636
Motorola                                                 2,916            59,953
                                                                      ----------
Total                                                                    269,449
                                                                      ----------
COMPUTERS & PERIPHERALS (2.1%)
Hewlett-Packard                                          6,311           259,950
Intl Business Machines                                   2,839           275,809
                                                                      ----------
Total                                                                    535,759
                                                                      ----------
CONSUMER FINANCE (1.4%)
American Express                                         1,737           105,384
Capital One Financial                                    3,119           239,601
                                                                      ----------
Total                                                                    344,985
                                                                      ----------
CONTAINERS & PACKAGING (0.2%)
Temple-Inland                                            1,147            52,796
                                                                      ----------
DIVERSIFIED FINANCIAL SERVICES (8.5%)
Bank of America                                         16,584           885,419
Citigroup                                               15,640           871,148
JPMorgan Chase & Co                                      8,925           431,078
                                                                      ----------
Total                                                                  2,187,645
                                                                      ----------
DIVERSIFIED TELECOMMUNICATION SERVICES (5.0%)
AT&T                                                     4,555           162,841
BellSouth                                                8,914           419,939
Chunghwa Telecom ADR                                     2,920(c)         57,612
Citizens Communications                                  2,092            30,062
Embarq                                                   1,027            53,979
Verizon Communications                                  13,099           487,807
Windstream                                               3,961            56,325
                                                                      ----------
Total                                                                  1,268,565
                                                                      ----------
ELECTRIC UTILITIES (2.6%)
Entergy                                                  1,917           176,977
Exelon                                                   3,590           222,186
FPL Group                                                  759            41,305
PPL                                                      1,792            64,225
Southern                                                 4,529           166,939
                                                                      ----------
Total                                                                    671,632
                                                                      ----------
ELECTRONIC EQUIPMENT & INSTRUMENTS (0.1%)
Flextronics Intl                                         2,159(b,c)       24,785
                                                                      ----------
ENERGY EQUIPMENT & SERVICES (1.1%)
Baker Hughes                                               324            24,190
BJ Services                                              1,160            34,011
Cameron Intl                                               976(b)         51,777
Halliburton                                              1,561            48,469
Natl Oilwell Varco                                         385(b)         23,554

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES           VALUE(a)
------                                               ---------        ----------
ENERGY EQUIPMENT & SERVICES (CONT.)
Transocean                                                 322(b)     $   26,047
Weatherford Intl                                         1,646(b)         68,786
                                                                      ----------
Total                                                                    276,834
                                                                      ----------
FOOD & STAPLES RETAILING (1.1%)
CVS                                                      2,528            78,140
Safeway                                                  1,152            39,813
Wal-Mart Stores                                          3,292           152,025
                                                                      ----------
Total                                                                    269,978
                                                                      ----------
FOOD PRODUCTS (1.1%)
Cadbury Schweppes                                        2,530(c)         27,074
Campbell Soup                                            1,232            47,912
General Mills                                              853            49,133
Hershey                                                    449            22,360
Kellogg                                                  1,996            99,920
Kraft Foods Cl A                                           809            28,881
                                                                      ----------
Total                                                                    275,280
                                                                      ----------
GAS UTILITIES (0.3%)
ONEOK                                                    1,702            73,390
                                                                      ----------
HEALTH CARE EQUIPMENT & SUPPLIES (0.7%)
Bausch & Lomb                                              479            24,937
Baxter Intl                                                761            35,303
Boston Scientific                                        6,144(b)        105,553
                                                                      ----------
Total                                                                    165,793
                                                                      ----------
HEALTH CARE PROVIDERS & SERVICES (1.3%)
Aetna                                                    2,398           103,546
Cardinal Health                                          1,740           112,107
CIGNA                                                      422            55,523
McKesson                                                   494            25,046
UnitedHealth Group                                         853            45,832
                                                                      ----------
Total                                                                    342,054
                                                                      ----------
HOTELS, RESTAURANTS & LEISURE (1.0%)
Applebee's Intl                                          2,162            53,337
Carnival Unit                                              284            13,930
Chipotle Mexican Grill Cl B                                 96(b)          4,992
Marriott Intl Cl A                                       2,030            96,871
McDonald's                                               1,630            72,258
                                                                      ----------
Total                                                                    241,388
                                                                      ----------
HOUSEHOLD DURABLES (0.5%)
DR Horton                                                2,561            67,841
Hovnanian Enterprises Cl A                               1,218(b)         41,290
Standard-Pacific                                           491            13,154
                                                                      ----------
Total                                                                    122,285
                                                                      ----------
HOUSEHOLD PRODUCTS (1.1%)
Colgate-Palmolive                                        1,506            98,251
Procter & Gamble                                         1,496            96,148
Spectrum Brands                                          8,610(b)         93,849
                                                                      ----------
Total                                                                    288,248
                                                                      ----------

See accompanying notes to investments in securities.


214 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Large Cap Value Fund

ISSUER                                                 SHARES           VALUE(a)
------                                               ---------        ----------
INDUSTRIAL CONGLOMERATES (2.8%)
3M                                                       1,364        $  106,297
General Electric                                        12,887           479,525
Tyco Intl                                                3,690(c)        112,176
                                                                      ----------
Total                                                                    697,998
                                                                      ----------
INSURANCE (6.7%)
ACE                                                      3,714(c)        224,957
AFLAC                                                    2,197           101,062
Allied World Assurance Holdings                            753(c)         32,853
American Intl Group                                      8,729           625,521
Aon                                                      2,192            77,465
Arch Capital Group                                         423(b,c)       28,599
Aspen Insurance Holdings                                 1,624(c)         42,809
Chubb                                                    1,386            73,333
Endurance Specialty Holdings                             1,198(c)         43,823
Hartford Financial Services Group                        2,547           237,661
Max Re Capital                                           1,545(c)         38,347
Prudential Financial                                     1,468           126,042
XL Capital Cl A                                            769(c)         55,383
                                                                      ----------
Total                                                                  1,707,855
                                                                      ----------
INTERNET & CATALOG RETAIL (0.3%)
Liberty Media - Interactive Cl A                         3,229(b,d)       69,650
                                                                      ----------
IT SERVICES (1.3%)
Affiliated Computer Services Cl A                        1,615(b)         78,877
Automatic Data Processing                                1,925            94,806
Electronic Data Systems                                  3,657           100,750
First Data                                               2,548            65,025
                                                                      ----------
Total                                                                    339,458
                                                                      ----------
LEISURE EQUIPMENT & PRODUCTS (0.1%)
Mattel                                                   1,367            30,976
                                                                      ----------
LIFE SCIENCES TOOLS & SERVICES (--%)
PerkinElmer                                                497            11,048
                                                                      ----------
MACHINERY (1.4%)
Caterpillar                                              1,582            97,025
Deere & Co                                               1,011            96,116
Flowserve                                                  177(b)          8,933
Illinois Tool Works                                        581            26,836
Ingersoll-Rand Cl A                                        611(c)         23,908
ITT                                                        700            39,774
Parker Hannifin                                            651            50,049
                                                                      ----------
Total                                                                    342,641
                                                                      ----------
MEDIA (6.8%)
Cablevision Systems Cl A                                   439            12,503
Clear Channel Communications                               359            12,759
Comcast Cl A                                             4,047(b)        171,310
Comcast Special Cl A                                     5,890(b)        246,674
EchoStar Communications Cl A                             1,598(b)         60,772
Idearc                                                     602(b)         17,247
Liberty Global Cl A                                        902(b)         26,293
Liberty Global Series C                                    743(b)         20,804
Liberty Media - Capital Series A                           646(b,d)       63,295

ISSUER                                                 SHARES           VALUE(a)
------                                               ---------        ----------
MEDIA (CONT.)
News Corp Cl A                                          10,176        $  218,580
NTL                                                      9,576           241,698
Time Warner                                             10,478           228,211
Viacom Cl B                                              4,732(b)        194,154
Vivendi                                                  2,818(c)        110,142
Walt Disney                                              3,709           127,107
                                                                      ----------
Total                                                                  1,751,549
                                                                      ----------
METALS & MINING (0.3%)
Alcan                                                      371(c)         18,083
Alcoa                                                    2,059            61,790
                                                                      ----------
Total                                                                     79,873
                                                                      ----------
MULTILINE RETAIL (1.2%)
Federated Department Stores                                890            33,936
JC Penney                                                1,100            85,096
Target                                                   3,400           193,970
                                                                      ----------
Total                                                                    313,002
                                                                      ----------
MULTI-UTILITIES (1.0%)
Dominion Resources                                       2,345           196,605
Xcel Energy                                              2,645            60,994
                                                                      ----------
Total                                                                    257,599
                                                                      ----------
OIL, GAS & CONSUMABLE FUELS (9.7%)
Anadarko Petroleum                                       1,542            67,108
BP ADR                                                     381(c)         25,565
Chesapeake Energy                                        1,173            34,076
Chevron                                                  7,048           518,239
ConocoPhillips                                           7,224           519,767
Devon Energy                                             1,099            73,721
Exxon Mobil                                             13,914         1,066,230
Newfield Exploration                                       399(b)         18,334
Royal Dutch Shell ADR                                      575(c)         40,704
Total                                                    1,217(c)         87,792
XTO Energy                                                 517            24,325
                                                                      ----------
Total                                                                  2,475,861
                                                                      ----------
PAPER & FOREST PRODUCTS (1.0%)
Bowater                                                  2,661            59,873
Intl Paper                                               2,380            81,158
Weyerhaeuser                                             1,659           117,208
                                                                      ----------
Total                                                                    258,239
                                                                      ----------
PHARMACEUTICALS (4.5%)
Bristol-Myers Squibb                                     6,413           168,790
GlaxoSmithKline ADR                                        846(c)         44,635
Merck & Co                                               5,012           218,523
Novartis ADR                                             1,016(c)         58,359
Pfizer                                                  18,146           469,981
Schering-Plough                                          4,143            97,941
Watson Pharmaceuticals                                   1,378(b)         35,869
Wyeth                                                      841            42,824
                                                                      ----------
Total                                                                  1,136,922
                                                                      ----------
REAL ESTATE INVESTMENT TRUSTS (REITS) (0.7%)
Apartment Investment & Management Cl A                     892            49,970
Equity Office Properties Trust                           2,394           115,319
HomeBanc                                                 1,390             5,880
                                                                      ----------
Total                                                                    171,169
                                                                      ----------

COMMON STOCKS (CONTINUED)

ISSUER                                                SHARES           VALUE(a)
------                                              ---------        -----------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (1.3%)
Advanced Micro Devices                                  2,900(b)     $    59,015
Agere Systems                                           1,545(b)          29,618
Atmel                                                   2,360(b)          14,278
Credence Systems                                        1,509(b)           7,847
Cypress Semiconductor                                   4,065(b)          68,577
Infineon Technologies                                   1,848(b,c)        26,052
Infineon Technologies ADR                               3,589(b,c)        50,354
Intel                                                   3,613             73,162
Spansion Cl A                                             873(b)          12,973
                                                                     -----------
Total                                                                    341,876
                                                                     -----------
SOFTWARE (2.3%)
Cadence Design Systems                                  6,340(b)         113,549
Compuware                                               6,461(b)          53,820
McAfee                                                    469(b)          13,310
Microsoft                                               8,769            261,843
Oracle                                                  1,451(b)          24,870
Symantec                                                2,903(b)          60,528
TIBCO Software                                          4,551(b)          42,961
                                                                     -----------
Total                                                                    570,881
                                                                     -----------
SPECIALTY RETAIL (0.5%)
Circuit City Stores                                     1,096             20,802
Home Depot                                              1,443             57,951
Lowe's Companies                                          841             26,197
TJX Companies                                             856             24,413
                                                                     -----------
Total                                                                    129,363
                                                                     -----------
THRIFTS & MORTGAGE FINANCE (3.3%)
Countrywide Financial                                   9,138            387,907
Fannie Mae                                              3,305            196,284
Freddie Mac                                             2,943            199,830
Washington Mutual                                         944             42,943
                                                                     -----------
Total                                                                    826,964
                                                                     -----------
TOBACCO (1.9%)
Altria Group                                            5,501            472,096
                                                                      ----------
WIRELESS TELECOMMUNICATION SERVICES (2.0%)
ALLTEL                                                  3,279            198,314
Sprint Nextel                                          10,692            201,972
Vodafone Group ADR                                      3,882(c)         107,842
                                                                     -----------
Total                                                                    508,128
                                                                     -----------
TOTAL COMMON STOCKS
(Cost: $20,540,210)                                                  $23,656,647
                                                                     -----------

MONEY MARKET FUND (6.8%)

                                                      SHARES           VALUE(a)
                                                    ---------        -----------
RiverSource Short-Term Cash Fund                    1,714,470(e)     $ 1,714,470
                                                                     -----------
TOTAL MONEY MARKET FUND
(Cost: $1,714,470)                                                   $ 1,714,470
                                                                     -----------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $22,254,680)(f)                                               $25,371,117
                                                                     ===========

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 215

RiverSource VP - Large Cap Value Fund

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Dec. 31, 2006, the value of foreign securities represented 5.3% of net assets.

(d) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(e)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(f) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $22,389,607 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                              $3,127,019
Unrealized depreciation                                                (145,509)
                                                                     ----------
Net unrealized appreciation                                          $2,981,510
                                                                     ----------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


216 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

INVESTMENTS IN SECURITIES
RiverSource VP - Mid Cap Growth Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (94.5%)

ISSUER                                               SHARES           VALUE(a)
------                                            -----------       ------------
AEROSPACE & DEFENSE (1.3%)
Precision Castparts                                    50,670       $  3,966,448
Rockwell Collins                                       83,712          5,298,132
                                                                    ------------
Total                                                                  9,264,580
                                                                    ------------
AIR FREIGHT & LOGISTICS (0.9%)
CH Robinson Worldwide                                  99,287          4,059,846
UTI Worldwide                                          62,239(c)       1,860,946
                                                                    ------------
Total                                                                  5,920,792
                                                                    ------------
AUTOMOBILES (0.5%)
Harley-Davidson                                        50,414          3,552,675
                                                                    ------------
BEVERAGES (0.5%)
Pepsi Bottling Group                                  105,114          3,249,074
                                                                    ------------
BIOTECHNOLOGY (3.8%)
Amylin Pharmaceuticals                                 64,193(b)       2,315,442
Biogen Idec                                           108,360(b)       5,330,228
MedImmune                                             352,177(b)      11,399,969
OSI Pharmaceuticals                                   196,704(b,d)     6,880,706
                                                                    ------------
Total                                                                 25,926,345
                                                                    ------------
CAPITAL MARKETS (6.0%)
Investors Financial Services                          240,536         10,263,671
Legg Mason                                             38,589          3,667,884
Northern Trust                                         91,671          5,563,513
T Rowe Price Group                                    307,447         13,456,956
TD Ameritrade Holding                                 523,285          8,466,751
                                                                    ------------
Total                                                                 41,418,775
                                                                    ------------
CHEMICALS (1.3%)
Sigma-Aldrich                                         116,396          9,046,297
                                                                    ------------
COMMERCIAL SERVICES & SUPPLIES (3.3%)
Cintas                                                167,922          6,668,183
Monster Worldwide                                     96,455(b)        4,498,661
Robert Half Intl                                      310,651         11,531,365
                                                                    ------------
Total                                                                 22,698,209
                                                                    ------------
COMMUNICATIONS EQUIPMENT (2.1%)
F5 Networks                                           101,081(b)       7,501,221
Juniper Networks                                      363,400(b)       6,882,796
                                                                    ------------
Total                                                                 14,384,017
                                                                    ------------
COMPUTERS & PERIPHERALS (2.3%)
Network Appliance                                     317,718(b)      12,479,963
SanDisk                                                81,054(b)       3,487,754
                                                                    ------------
Total                                                                 15,967,717
                                                                    ------------
CONSTRUCTION & ENGINEERING (0.8%)
Fluor                                                  43,117          3,520,503
Foster Wheeler                                         36,184(b)       1,995,186
                                                                    ------------
Total                                                                  5,515,689
                                                                    ------------
CONSTRUCTION MATERIALS (1.5%)
Martin Marietta Materials                             100,144         10,405,963
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                               SHARES           VALUE(a)
------                                            -----------       ------------
DIVERSIFIED CONSUMER SERVICES (0.4%)
Strayer Education                                      26,048       $  2,762,390

DIVERSIFIED TELECOMMUNICATION SERVICES (0.6%)
Level 3 Communications                                427,249(b)       2,392,594
Time Warner Telecom Cl A                               97,946(b)       1,952,064
                                                                    ------------
Total                                                                  4,344,658
                                                                    ------------
ELECTRIC UTILITIES (0.4%)
Allegheny Energy                                       60,672(b)       2,785,452
                                                                    ------------
ELECTRICAL EQUIPMENT (0.6%)
Rockwell Automation                                    63,301          3,866,425
                                                                    ------------
ELECTRONIC EQUIPMENT & INSTRUMENTS (1.4%)
Amphenol Cl A                                          61,891          3,842,193
Anixter Intl                                           47,881(b)       2,599,938
Molex                                                  96,393          3,048,911
                                                                    ------------
Total                                                                  9,491,042
                                                                    ------------
ENERGY EQUIPMENT & SERVICES (3.4%)
BJ Services                                           235,796          6,913,539
ENSCO Intl                                            193,341          9,678,651
Natl Oilwell Varco                                     56,786(b)       3,474,167
Smith Intl                                             90,762          3,727,595
                                                                    ------------
Total                                                                 23,793,952
                                                                    ------------
FOOD & STAPLES RETAILING (0.6%)
Whole Foods Market                                     94,478          4,433,853
                                                                    ------------
FOOD PRODUCTS (1.8%)
Hershey                                               100,929          5,026,264
HJ Heinz                                               68,571          3,086,381
WM Wrigley Jr                                          77,652          4,016,161
                                                                    ------------
Total                                                                 12,128,806
                                                                    ------------
GAS UTILITIES (0.3%)
Questar                                                28,406          2,359,118
                                                                    ------------
HEALTH CARE EQUIPMENT & SUPPLIES (3.6%)
Biomet                                                127,121          5,246,284
Kinetic Concepts                                      104,382(b)       4,128,308
ResMed                                                 89,353(b)       4,397,955
St. Jude Medical                                      295,039(b)      10,786,625
                                                                    ------------
Total                                                                 24,559,172
                                                                    ------------
HEALTH CARE PROVIDERS & SERVICES (5.1%)
Express Scripts                                       134,565(b)       9,634,855
Health Management Associates Cl A                     309,279          6,528,880
Humana                                                128,053(b)       7,082,611
Lincare Holdings                                      134,781(b)       5,369,675
Omnicare                                              164,423          6,351,660
                                                                    ------------
Total                                                                 34,967,681
                                                                    ------------
HEALTH CARE TECHNOLOGY (1.6%)
Cerner                                                 78,786(b)       3,584,763
Dendrite Intl                                         688,149(b)       7,370,076
                                                                    ------------
Total                                                                 10,954,839
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                               SHARES           VALUE(a)
------                                            -----------       ------------
HOTELS, RESTAURANTS & LEISURE (4.8%)
Brinker Intl                                          170,583       $  5,144,783
Hilton Hotels                                         129,418          4,516,688
Intl Game Technology                                  179,300          8,283,660
Panera Bread Cl A                                      68,678(b)       3,839,787
Royal Caribbean Cruises                                88,004          3,641,606
Starwood Hotels & Resorts Worldwide                    60,759          3,797,438
Station Casinos                                        51,208          4,182,157
                                                                    ------------
Total                                                                 33,406,119
                                                                    ------------
HOUSEHOLD PRODUCTS (0.4%)
Energizer Holdings                                     37,018(b)       2,627,908
                                                                    ------------
INDEPENDENT POWER PRODUCERS & ENERGY TRADERS
   (1.3%)
AES                                                   397,004(b)       8,749,968
                                                                    ------------
INTERNET & CATALOG RETAIL (0.4%)
VistaPrint                                             76,399(b)       2,529,571
                                                                    ------------
INTERNET SOFTWARE & SERVICES (1.3%)
Akamai Technologies                                    50,497(b)       2,682,401
VeriSign                                              263,111(b)       6,327,819
                                                                    ------------
Total                                                                  9,010,220
                                                                    ------------
IT SERVICES (6.6%)
Acxiom                                                503,421         12,912,749
Alliance Data Systems                                  30,766(b)       1,921,952
Fiserv                                                243,265(b)      12,751,951
Paychex                                               179,119          7,082,365
VeriFone Holdings                                     300,198(b)      10,627,009
                                                                    ------------
Total                                                                 45,296,026
                                                                    ------------
LIFE SCIENCES TOOLS & SERVICES (2.5%)
Invitrogen                                            109,293(b)       6,184,891
Techne                                                202,653(b)      11,237,109
                                                                    ------------
Total                                                                 17,422,000
                                                                    ------------
MACHINERY (1.2%)
ITT                                                    68,985          3,919,728
Joy Global                                             89,886          4,345,089
                                                                    ------------
Total                                                                  8,264,817
                                                                    ------------
MEDIA (3.3%)
Catalina Marketing                                    307,401          8,453,527
Lamar Advertising Cl A                                 66,781(b)       4,366,810
Sirius Satellite Radio                              1,447,352(b)       5,123,626
XM Satellite Radio Holdings Cl A                      316,735(b)       4,576,821
                                                                    ------------
Total                                                                 22,520,784
                                                                    ------------
METALS & MINING (0.6%)
Allegheny Technologies                                 28,732          2,605,417
Freeport-McMoRan Copper & Gold Cl B                    29,790          1,660,197
                                                                    ------------
Total                                                                  4,265,614
                                                                    ------------
MULTILINE RETAIL (0.3%)
Nordstrom                                              39,744          1,960,969
                                                                    ------------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 217

RiverSource VP - Mid Cap Growth Fund

ISSUER                                               SHARES           VALUE(a)
------                                            -----------       ------------
OIL, GAS & CONSUMABLE FUELS (3.8%)
Denbury Resources                                     232,290(b)    $  6,455,339
El Paso                                               248,256          3,793,352
Murphy Oil                                             72,049          3,663,692
Newfield Exploration                                  161,841(b)       7,436,593
Williams Companies                                    174,324          4,553,343
                                                                    ------------
Total                                                                 25,902,319
                                                                    ------------
PHARMACEUTICALS (2.2%)
Allergan                                               48,400          5,795,416
Endo Pharmaceuticals Holdings                         215,800(b)       5,951,764
Forest Laboratories                                    73,599(b)       3,724,109
                                                                    ------------
Total                                                                 15,471,289
                                                                    ------------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.5%)
St. Joe                                                65,802(d)       3,525,013
                                                                    ------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (6.7%)
Hittite Microwave                                      20,485(b)         662,075
Integrated Device Technology                          159,923(b)       2,475,608
KLA-Tencor                                            153,168          7,620,108
Kulicke & Soffa Inds                                  482,800(b)       4,055,520
Maxim Integrated Products                             341,331         10,451,555
MEMC Electronic Materials                              87,565(b)       3,427,294
Microchip Technology                                  388,203         12,694,238
NVIDIA                                                136,369(b)       5,047,017
                                                                    ------------
Total                                                                 46,433,415
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                               SHARES           VALUE(a)
------                                            -----------       ------------
SOFTWARE (7.4%)
Advent Software                                       417,907(b)    $ 14,747,939
BEA Systems                                           229,180(b)       2,883,084
BMC Software                                          316,211(b)      10,181,994
Business Objects ADR                                   95,437(b,c)     3,764,990
Citrix Systems                                        114,841(b)       3,106,449
Electronic Arts                                        49,284(b)       2,481,942
Fair Isaac                                            142,723          5,801,690
Lawson Software                                       464,413(b)       3,432,012
NAVTEQ                                                148,775(b)       5,202,662
                                                                    ------------
Total                                                                 51,602,762
                                                                    ------------
SPECIALTY RETAIL (3.0%)
Abercrombie & Fitch Cl A                               61,884          4,308,983
Chico's FAS                                           130,135(b)       2,692,493
Limited Brands                                         63,942          1,850,481
TJX Companies                                         157,615          4,495,181
Urban Outfitters                                      161,775(b)       3,725,678
Williams-Sonoma                                       109,512          3,443,057
                                                                    ------------
Total                                                                 20,515,873
                                                                    ------------
TEXTILES, APPAREL & LUXURY GOODS (0.5%)
Coach                                                  82,826(b)       3,558,205
                                                                    ------------
TRADING COMPANIES & DISTRIBUTORS (1.1%)
Fastenal                                              219,858          7,888,505
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                               SHARES           VALUE(a)
------                                            -----------       ------------
WIRELESS TELECOMMUNICATION SERVICES (2.5%)
American Tower Cl A                                   200,133(b)    $  7,460,959
Crown Castle Intl                                      55,468(b)       1,791,616
NII Holdings                                           83,567(b)       5,385,057
SBA Communications Cl A                               101,939(b)       2,803,323
                                                                    ------------
Total                                                                 17,440,955
                                                                    ------------

TOTAL COMMON STOCKS
(Cost: $638,880,414)                                                $652,189,853
                                                                    ------------

MONEY MARKET FUND (6.1%)(e)

                                                     SHARES           VALUE(a)
                                                  -----------       ------------
RiverSource Short-Term Cash Fund                   41,780,759(f)    $ 41,780,759
                                                                    ------------
TOTAL MONEY MARKET FUND
(Cost: $41,780,759)                                                 $ 41,780,759
                                                                    ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $680,661,173)(g)                                             $693,970,612
                                                                    ============

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Dec. 31, 2006, the value of foreign securities represented 0.8% of net assets.

(d) At Dec. 31, 2006, security was partially or fully on loan. See Note 6 to the financial statements.

(e) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 0.7% of net assets. See Note 6 to the financial statements. 5.4% of net assets is the Fund's cash equivalent position.

(f)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(g) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $683,561,769 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                            $ 46,590,416
Unrealized depreciation                                             (36,181,573)
                                                                   ------------
Net unrealized appreciation                                        $ 10,408,843
                                                                   ------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


218 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

INVESTMENTS IN SECURITIES
RiverSource VP - Mid Cap Value Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (97.8%)

ISSUER                                               SHARES           VALUE(a)
------                                            -----------       ------------
AEROSPACE & DEFENSE (0.5% )
Goodrich                                               40,118       $  1,827,375
                                                                    ------------
AIRLINES (1.5%)
AMR                                                    52,568(b)       1,589,131
Continental Airlines Cl B                              45,674(b)       1,884,052
UAL                                                     6,587(b)         289,828
US Airways Group                                       31,322(b)       1,686,690
                                                                    ------------
Total                                                                  5,449,701
                                                                    ------------
AUTO COMPONENTS (0.5%)
Ballard Power Systems                                  52,781(b,c)       300,324
Johnson Controls                                       16,374          1,406,854
                                                                    ------------
Total                                                                  1,707,178
                                                                    ------------
AUTOMOBILES (0.8%)
Ford Motor                                            371,165          2,787,449
                                                                    ------------
BUILDING PRODUCTS (2.1%)
American Standard Companies                           129,708          5,947,111
USG                                                    35,582(b)       1,949,894
                                                                    ------------
Total                                                                  7,897,005
                                                                    ------------
CAPITAL MARKETS (0.2%)
AMVESCAP                                               66,740(c)         778,874
                                                                    ------------
CHEMICALS (3.2%)
Cabot                                                  25,854          1,126,459
Eastman Chemical                                       57,894          3,433,693
Imperial Chemical Inds ADR                             37,936(c)       1,344,072
Lubrizol                                               20,095          1,007,362
Monsanto                                                8,171            429,223
Mosaic                                                 65,991(b)       1,409,568
PPG Inds                                               49,510          3,179,037
                                                                    ------------
Total                                                                 11,929,414
                                                                    ------------
COMMERCIAL BANKS (1.8%)
Comerica                                               42,731          2,507,455
Huntington Bancshares                                  50,821          1,206,999
Regions Financial                                      79,182          2,961,407
                                                                    ------------
Total                                                                  6,675,861
                                                                    ------------
COMMERCIAL SERVICES & SUPPLIES (0.9%)
Dun & Bradstreet                                       12,827(b)       1,061,947
Pitney Bowes                                           22,667          1,046,989
Ritchie Bros Auctioneers                               24,326(c)       1,302,414
                                                                    ------------
Total                                                                  3,411,350
                                                                    ------------
COMMUNICATIONS EQUIPMENT (0.8%)
Tellabs                                               293,614(b)       3,012,480
                                                                    ------------
COMPUTERS & PERIPHERALS (0.3%)
Diebold                                                21,213            988,526
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                               SHARES           VALUE(a)
------                                            -----------       ------------
CONSTRUCTION & ENGINEERING (1.2%)
Chicago Bridge & Iron                                  59,696(c)    $  1,632,089
Fluor                                                  29,646          2,420,596
Insituform Technologies Cl A                           16,942(b)         438,120
                                                                    ------------
Total                                                                  4,490,805
                                                                    ------------
CONTAINERS & PACKAGING (0.3%)
Temple-Inland                                          20,806            957,700
                                                                    ------------
DISTRIBUTORS (0.2%)
Genuine Parts                                          19,225            911,842
                                                                    ------------
DIVERSIFIED TELECOMMUNICATION SERVICES (3.3%)
CenturyTel                                             90,598          3,955,508
Citizens Communications                               129,024          1,854,075
Embarq                                                 14,190            745,826
Qwest Communications Intl                             305,775(b)       2,559,337
Windstream                                            215,016          3,057,528
                                                                    ------------
Total                                                                 12,172,274
                                                                    ------------
ELECTRIC UTILITIES (5.3%)
American Electric Power                                57,739          2,458,527
DPL                                                    76,528          2,125,948
Edison Intl                                            94,623          4,303,454
Pinnacle West Capital                                 114,642          5,811,202
PPL                                                    96,728          3,466,732
Reliant Energy                                        91,475(b)        1,299,860
                                                                    ------------
Total                                                                 19,465,723
                                                                    ------------
ELECTRICAL EQUIPMENT (1.5%)
Cooper Inds Cl A                                       25,429          2,299,544
Energy Conversion Devices                              10,093(b)         342,960
FuelCell Energy                                        27,077(b)         174,917
Plug Power                                             36,735(b)         142,899
Rockwell Automation                                    41,977          2,563,956
                                                                    ------------
Total                                                                  5,524,276
                                                                    ------------
ELECTRONIC EQUIPMENT & INSTRUMENTS (0.4%)
Solectron                                             476,357(b)       1,533,870
                                                                    ------------
ENERGY EQUIPMENT & SERVICES (4.4%)
BJ Services                                            71,571          2,098,462
Cameron Intl                                           54,174(b)       2,873,931
ENSCO Intl                                             28,497          1,426,560
GlobalSantaFe                                          68,796          4,043,828
Nabors Inds                                            45,163(b,c)     1,344,954
Natl Oilwell Varco                                     17,492(b)       1,070,161
Smith Intl                                             39,886          1,638,118
Weatherford Intl                                       42,644(b)       1,782,093
                                                                    ------------
Total                                                                 16,278,107
                                                                    ------------
FOOD PRODUCTS (1.8%)
Archer-Daniels-Midland                                 34,722          1,109,715
Del Monte Foods                                       139,719          1,541,101
Reddy Ice Holdings                                     46,670          1,205,019
Tyson Foods Cl A                                      176,964          2,911,058
                                                                    ------------
Total                                                                  6,766,893
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                               SHARES           VALUE(a)
------                                            -----------       ------------
GAS UTILITIES (0.4%)
Questar                                                19,352       $  1,607,184
                                                                    ------------
HEALTH CARE EQUIPMENT & SUPPLIES (0.2%)
Hospira                                                21,280(b)         714,582
                                                                    ------------
HEALTH CARE PROVIDERS & SERVICES (3.3%)
AmerisourceBergen                                      43,871          1,972,440
Health Management Associates Cl A                      79,819          1,684,979
Health Net                                             68,065(b)       3,312,043
Humana                                                 57,561(b)       3,183,699
McKesson                                               16,384            830,669
Omnicare                                               30,378          1,173,502
                                                                    ------------
Total                                                                 12,157,332
                                                                    ------------
HOTELS, RESTAURANTS & LEISURE (2.0%)
Hilton Hotels                                         101,698          3,549,260
Royal Caribbean Cruises                                97,003          4,013,984
                                                                    ------------
Total                                                                  7,563,244
                                                                    ------------
HOUSEHOLD DURABLES (2.0%)
Mohawk Inds                                            12,898(b)         965,544
Stanley Works                                          63,911          3,214,084
Whirlpool                                              36,897          3,063,189
                                                                    ------------
Total                                                                  7,242,817
                                                                    ------------
INDEPENDENT POWER PRODUCERS & ENERGY TRADERS
   (1.0%)
Constellation Energy Group                             33,586          2,313,068
Mirant                                                 48,979(b)       1,546,267
                                                                    ------------
Total                                                                  3,859,335
                                                                    ------------
INDUSTRIAL CONGLOMERATES (2.1%)
McDermott Intl                                        117,752(b)       5,988,867
Textron                                                19,659          1,843,424
                                                                    ------------
Total                                                                  7,832,291
                                                                    ------------
INSURANCE (16.5%)
ACE                                                   126,374(c)       7,654,473
Ambac Financial Group                                   6,474            576,639
Aon                                                   211,901          7,488,581
Axis Capital Holdings                                  87,186(c)       2,909,397
Conseco                                                34,764(b)         694,585
Everest Re Group                                       97,136(c)       9,530,013
Lincoln Natl                                           62,584          4,155,578
Loews                                                 134,352          5,571,577
MBIA                                                    8,172            597,046
PartnerRe                                              91,746(c)       6,516,718
Torchmark                                              39,079          2,491,677
Willis Group Holdings                                  61,297(c)       2,434,104
XL Capital Cl A                                       150,056(c)      10,807,033
                                                                    ------------
Total                                                                 61,427,421
                                                                    ------------
IT SERVICES (2.1%)
Computer Sciences                                      59,596(b)       3,180,639
Electronic Data Systems                               169,434          4,667,906
                                                                    ------------
Total                                                                  7,848,545
                                                                    ------------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 219

RiverSource VP - Mid Cap Value Fund

ISSUER                                               SHARES           VALUE(a)
------                                            -----------       ------------
LEISURE EQUIPMENT & PRODUCTS (1.1%)
Eastman Kodak                                         102,191       $  2,636,527
Hasbro                                                 50,758          1,383,156
                                                                    ------------
Total                                                                  4,019,683
                                                                    ------------
MACHINERY (4.4%)
AGCO                                                  168,425(b)       5,211,069
Dover                                                  36,268          1,777,857
Eaton                                                  51,768          3,889,848
Ingersoll-Rand Cl A                                    53,501(c)       2,093,494
Manitowoc                                              24,818          1,474,934
Terex                                                  29,255(b)       1,889,288
                                                                    ------------
Total                                                                 16,336,490
                                                                    ------------
MEDIA (2.7%)
Interpublic Group of Companies                        212,548(b)       2,601,588
Regal Entertainment Group Cl A                        157,800          3,364,296
RH Donnelley                                           64,442          4,042,446
                                                                    ------------
Total                                                                 10,008,330
                                                                    ------------
METALS & MINING (1.5%)
Freeport-McMoRan Copper & Gold Cl B                    34,526          1,924,134
Nucor                                                  21,115          1,154,146
Phelps Dodge                                           20,268          2,426,485
                                                                    ------------
Total                                                                  5,504,765
                                                                    ------------
MULTILINE RETAIL (1.6%)
Family Dollar Stores                                  100,128          2,936,754
Federated Department Stores                            82,192          3,133,981
                                                                    ------------
Total                                                                  6,070,735
                                                                    ------------
MULTI-UTILITIES (6.7%)
CMS Energy                                             47,972(b)         801,132
Consolidated Edison                                    55,833          2,683,892
DTE Energy                                             59,328          2,872,068
Energy East                                           134,684          3,340,164
MDU Resources Group                                    66,889          1,715,034
NiSource                                              215,177          5,185,767
SCANA                                                  42,047          1,707,949
Sempra Energy                                          52,142          2,922,038
TECO Energy                                           109,867          1,893,008
Xcel Energy                                            66,005          1,522,075
                                                                    ------------
Total                                                                 24,643,127
                                                                    ------------
OFFICE ELECTRONICS (--%)
Xerox                                                   4,219(b)          71,512
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                               SHARES           VALUE(a)
------                                            -----------       ------------
OIL, GAS & CONSUMABLE FUELS (5.4%)
El Paso                                               214,576       $  3,278,722
Enbridge                                               85,823(c)       2,952,311
Hess                                                   53,275          2,640,842
Newfield Exploration                                   55,734(b)       2,560,977
Pioneer Natural Resources                              76,307          3,028,625
Southwestern Energy                                    65,266(b)       2,287,573
Suncor Energy                                          15,033(c)       1,186,254
Sunoco                                                 34,400          2,145,184
                                                                    ------------
Total                                                                 20,080,488
                                                                    ------------
PAPER & FOREST PRODUCTS (0.5%)
Bowater                                                43,208            972,180
MeadWestvaco                                           32,150            966,429
                                                                    ------------
Total                                                                  1,938,609
                                                                    ------------
PHARMACEUTICALS (1.2%)
King Pharmaceuticals                                   73,147(b)       1,164,500
Mylan Laboratories                                    117,527          2,345,839
Watson Pharmaceuticals                                 28,895(b)         752,137
                                                                    ------------
Total                                                                  4,262,476
                                                                    ------------
REAL ESTATE INVESTMENT TRUSTS (REITS) (2.5%)
Boston Properties                                       9,912          1,108,955
Crescent Real Estate Equities                          78,715          1,554,621
Equity Residential                                     70,370          3,571,277
Rayonier                                               72,492          2,975,797
                                                                    ------------
Total                                                                  9,210,650
                                                                    ------------
ROAD & RAIL (1.1%)
CSX                                                   117,321          4,039,362
                                                                    ------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (2.3%)
Intersil Cl A                                         119,706          2,863,368
Microchip Technology                                   53,176          1,738,855
Natl Semiconductor                                    164,486          3,733,832
                                                                    ------------
Total                                                                  8,336,055
                                                                    ------------
SOFTWARE (1.7%)
BMC Software                                          127,946(b)       4,119,862
McAfee                                                 71,943(b)       2,041,742
                                                                    ------------
Total                                                                  6,161,604
                                                                    ------------
TEXTILES, APPAREL & LUXURY GOODS (2.2%)
Liz Claiborne                                          95,961          4,170,465
VF                                                     49,552          4,067,228
                                                                    ------------
Total                                                                  8,237,693
                                                                    ------------
TOBACCO (2.4%)
Loews-Carolina Group                                   97,105(d)       6,284,635
Reynolds American                                      37,731          2,470,249
                                                                    ------------
Total                                                                  8,754,884
                                                                    ------------
TOTAL COMMON STOCKS
(Cost: $337,182,272)                                                $362,495,917
                                                                    ------------

BONDS (0.3%)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
Qwest Communications Intl
   Sr Unsecured
   11-15-25                               3.50%   $   794,000       $  1,246,882
                                                                    ------------
TOTAL BONDS
(Cost: $1,213,039)                                                  $  1,246,882
                                                                    ------------

MONEY MARKET FUND (2.8%)

                                                     SHARES           VALUE(a)
                                                  -----------       ------------
RiverSource Short-Term Cash Fund                   10,451,921(e)    $ 10,451,921
                                                                    ------------
TOTAL MONEY MARKET FUND
(Cost: $10,451,921)                                                 $ 10,451,921
                                                                    ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $348,847,232)(f)                                             $374,194,720
                                                                    ============

See accompanying notes to investments in securities.


220 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Mid Cap Value Fund

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Dec. 31, 2006, the value of foreign securities represented 14.2% of net assets.

(d) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(e)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(f) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $350,377,940 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                             $26,930,147
Unrealized depreciation                                              (3,113,367)
                                                                    -----------
Net unrealized appreciation                                         $23,816,780
                                                                    -----------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 221

INVESTMENTS IN SECURITIES
RiverSource VP - S&P 500 Index Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (98.3%)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
AEROSPACE & DEFENSE (2.4%)
Boeing                                                  23,936      $  2,126,475
General Dynamics                                        12,252           910,936
Goodrich                                                 3,778           172,088
Honeywell Intl                                          24,717         1,118,197
L-3 Communications Holdings                              3,785           309,537
Lockheed Martin                                         10,784           992,883
Northrop Grumman                                        10,460           708,142
Raytheon                                                13,463           710,846
Rockwell Collins                                         5,062           320,374
United Technologies                                     30,382         1,899,483
                                                                    ------------
Total                                                                  9,268,961
                                                                    ------------
AIR FREIGHT & LOGISTICS (0.9%)
FedEx                                                    9,284         1,008,428
United Parcel Service Cl B                              32,503         2,437,075
                                                                    ------------
Total                                                                  3,445,503
                                                                    ------------
AIRLINES (0.1%)
Southwest Airlines                                      23,974(d)        367,282
                                                                    ------------
AUTO COMPONENTS (0.2%)
Goodyear Tire & Rubber                                   5,375(b)        112,821
Johnson Controls                                         5,926           509,162
                                                                    ------------
Total                                                                    621,983
                                                                    ------------
AUTOMOBILES (0.4%)
Ford Motor                                              57,187           429,474
General Motors                                          17,122           525,988
Harley-Davidson                                          7,846           552,908
                                                                    ------------
Total                                                                  1,508,370
                                                                    ------------
BEVERAGES (2.0%)
Anheuser-Busch Companies                                23,277         1,145,228
Brown-Forman Cl B                                        2,384           157,916
Coca-Cola                                               61,734         2,978,666
Coca-Cola Enterprises                                    8,390           171,324
Constellation Brands Cl A                                6,360(b)        184,567
Molson Coors Brewing Cl B                                1,385           105,869
Pepsi Bottling Group                                     4,144           128,091
PepsiCo                                                 49,708         3,109,236
                                                                    ------------
Total                                                                  7,980,897
                                                                    ------------
BIOTECHNOLOGY (1.3%)
Amgen                                                   35,310(b)      2,412,025
Biogen Idec                                             10,204(b)        501,935
Celgene                                                 11,275(b)        648,651
Genzyme                                                  7,962(b)        490,300
Gilead Sciences                                         13,920(b)        903,826
MedImmune                                                7,240(b)        234,359
                                                                    ------------
Total                                                                  5,191,096
                                                                    ------------
BUILDING PRODUCTS (0.2%)
American Standard
   Companies                                             5,247           240,575
Masco                                                   11,929           356,319
                                                                    ------------
Total                                                                    596,894
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
CAPITAL MARKETS (3.8%)
Ameriprise Financial                                     7,326      $    399,267
Bank of New York                                        23,134           910,786
Bear Stearns Companies                                   3,547           577,381
Charles Schwab                                          30,966           598,882
E*TRADE Financial                                       12,930(b)        289,891
Federated Investors Cl B                                 2,730            92,219
Franklin Resources                                       5,045           555,808
Goldman Sachs Group                                     12,895         2,570,617
Janus Capital Group                                      6,003           129,605
Legg Mason                                               3,975           377,824
Lehman Brothers Holdings                                16,048         1,253,670
Mellon Financial                                        12,470           525,611
Merrill Lynch & Co                                      26,757         2,491,077
Morgan Stanley                                          32,047         2,609,586
Northern Trust                                           5,677           344,537
State Street                                            10,052           677,907
T Rowe Price Group                                       7,980           349,285
                                                                    ------------
Total                                                                 14,753,953
                                                                    ------------
CHEMICALS (1.5%)
Air Products & Chemicals                                 6,675           469,119
Ashland                                                  1,729           119,612
Dow Chemical                                            28,913         1,154,784
Eastman Chemical                                         2,487           147,504
Ecolab                                                   5,394           243,809
EI du Pont de Nemours & Co                              27,842         1,356,183
Hercules                                                 3,435(b)         66,330
Intl Flavors & Fragrances                                2,366           116,313
Monsanto                                                16,452           864,224
PPG Inds                                                 5,003           321,243
Praxair                                                  9,778           580,129
Rohm & Haas                                              4,299           219,765
Sigma-Aldrich                                            1,998           155,285
                                                                    ------------
Total                                                                  5,814,300
                                                                    ------------
COMMERCIAL BANKS (4.1%)
BB&T                                                    16,375           719,354
Comerica                                                 4,807           282,075
Commerce Bancorp                                         5,680           200,334
Compass Bancshares                                       3,930           234,425
Fifth Third Bancorp                                     16,896           691,553
First Horizon Natl                                       3,766           157,343
Huntington Bancshares                                    7,192           170,810
KeyCorp                                                 12,155           462,255
M&T Bank                                                 2,350           287,076
Marshall & Ilsley                                        7,720           371,409
Natl City                                               19,115           698,844
PNC Financial Services Group                             8,894           658,512
Regions Financial                                       22,076           825,642
SunTrust Banks                                          10,719           905,220
Synovus Financial                                        9,837           303,275
US Bancorp                                              53,219         1,925,996

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
COMMERCIAL BANKS (CONT.)
Wachovia                                                57,701      $  3,286,072
Wells Fargo & Co                                       102,206         3,634,444
Zions Bancorporation                                     3,238           266,941
                                                                    ------------
Total                                                                 16,081,580
                                                                    ------------
COMMERCIAL SERVICES & SUPPLIES (0.5%)
Allied Waste Inds                                        7,682(b)         94,412
Avery Dennison                                           2,854           193,872
Cintas                                                   4,133           164,121
Equifax                                                  3,790           153,874
Monster Worldwide                                        3,883(b)        181,103
Pitney Bowes                                             6,716           310,212
Robert Half Intl                                         5,077           188,458
RR Donnelley & Sons                                      6,568           233,427
Waste Management                                        16,200           595,675
                                                                    ------------
Total                                                                  2,115,154
                                                                    ------------
COMMUNICATIONS EQUIPMENT (2.6%)
ADC Telecommunications                                   3,551(b)         51,596
Avaya                                                   13,749(b)        192,211
Ciena                                                    2,555(b)         70,799
Cisco Systems                                          183,906(b)      5,026,152
Comverse Technology                                      6,118(b)        129,151
Corning                                                 47,354(b)        885,993
JDS Uniphase                                             6,387(b)        106,407
Juniper Networks                                        17,130(b)        324,442
Motorola                                                73,189         1,504,766
QUALCOMM                                                50,032         1,890,709
Tellabs                                                 13,373(b)        137,207
                                                                    ------------
Total                                                                 10,319,433
                                                                    ------------
COMPUTERS & PERIPHERALS (3.7%)
Apple Computer                                          25,744(b)      2,184,121
Dell                                                    68,771(b)      1,725,464
EMC                                                     66,676(b)        880,123
Hewlett-Packard                                         82,913         3,415,187
Intl Business Machines                                  45,598(d)      4,429,847
Lexmark Intl Cl A                                        2,961(b)        216,745
NCR                                                      5,394(b)        230,647
Network Appliance                                       11,319(b)        444,610
QLogic                                                   4,768(b)        104,515
SanDisk                                                  6,810(b)        293,034
Sun Microsystems                                       106,551(b)        577,506
                                                                    ------------
Total                                                                 14,501,799
                                                                    ------------
CONSTRUCTION & ENGINEERING (0.1%)
Fluor                                                    2,669           217,924
                                                                    ------------
CONSTRUCTION MATERIALS (0.1%)
Vulcan Materials                                         2,857           256,759
                                                                    ------------
CONSUMER FINANCE (1.0%)
American Express                                        36,474         2,212,878
Capital One Financial                                   12,350           948,727
SLM                                                     12,377           603,626
                                                                    ------------
Total                                                                  3,765,231
                                                                    ------------

See accompanying notes to investments in securities.


222 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - S&P 500 Index Fund

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
CONTAINERS & PACKAGING (0.2%)
Ball                                                     3,158      $    137,689
Bemis                                                    3,178           107,988
Pactiv                                                   4,028(b)        143,759
Sealed Air                                               2,440           158,406
Temple-Inland                                            3,240           149,137
                                                                    ------------
Total                                                                    696,979
                                                                    ------------
DISTRIBUTORS (0.1%)
Genuine Parts                                            5,156           244,549
                                                                    ------------
DIVERSIFIED CONSUMER SERVICES (0.1%)
Apollo Group Cl A                                        4,233(b)        164,960
H&R Block                                                9,762           224,916
                                                                    ------------
Total                                                                    389,876
                                                                    ------------
DIVERSIFIED FINANCIAL SERVICES (5.5%)
Bank of America                                        135,950(d)      7,258,371
Chicago Mercantile Exchange Holdings                     1,055           537,786
CIT Group                                                6,005           334,899
Citigroup                                              148,751         8,285,430
JPMorgan Chase & Co                                    105,015         5,072,225
Moody's                                                  7,120           491,707
                                                                    ------------
Total                                                                 21,980,418
                                                                    ------------
DIVERSIFIED TELECOMMUNICATION SERVICES (2.9%)
AT&T                                                   116,341         4,159,190
BellSouth                                               55,217         2,601,273
CenturyTel                                               3,475           151,719
Citizens Communications                                  9,748           140,079
Embarq                                                   4,525           237,834
Qwest Communications Intl                               48,682(b)        407,468
Verizon Communications                                  88,383         3,291,383
Windstream                                              14,437           205,294
                                                                    ------------
Total                                                                 11,194,240
                                                                    ------------
ELECTRIC UTILITIES (1.5%)
Allegheny Energy                                         5,007(b)        229,871
American Electric Power                                 11,975           509,896
Edison Intl                                              9,861           448,478
Entergy                                                  6,262           578,108
Exelon                                                  20,314         1,257,234
FirstEnergy                                              9,666           582,860
FPL Group                                               12,234           665,774
Pinnacle West Capital                                    3,027           153,439
PPL                                                     11,556(d)        414,167
Progress Energy                                          7,691           377,474
Southern                                                22,484           828,760
                                                                    ------------
Total                                                                  6,046,061
                                                                    ------------
ELECTRICAL EQUIPMENT (0.5%)
American Power Conversion                                5,117           156,529
Cooper Inds Cl A                                         2,755           249,135
Emerson Electric                                        24,294         1,071,122
Rockwell Automation                                      5,154           314,806
                                                                    ------------
Total                                                                  1,791,592
                                                                    ------------
ELECTRONIC EQUIPMENT & INSTRUMENTS (0.3%)
Agilent Technologies                                    12,373(b)        431,198
Jabil Circuit                                            5,595           137,357
Molex                                                    4,293           135,788

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
ELECTRONIC EQUIPMENT & INSTRUMENTS (CONT.)
Sanmina-SCI                                             16,128(b)   $     55,642
Solectron                                               27,690(b)         89,162
Symbol Technologies                                      7,707           115,143
Tektronix                                                2,493            72,721
                                                                    ------------
Total                                                                  1,037,011
                                                                    ------------
ENERGY EQUIPMENT & SERVICES (1.7%)
Baker Hughes                                             9,711           725,023
BJ Services                                              8,878           260,303
Halliburton                                             30,444           945,286
Nabors Inds                                              9,060(b,c)      269,807
Natl Oilwell Varco                                       5,315(b)        325,172
Noble                                                    4,102           312,367
Rowan Companies                                          3,340           110,888
Schlumberger                                            35,672         2,253,044
Smith Intl                                               6,035           247,857
Transocean                                               8,849(b)        715,796
Weatherford Intl                                        10,280(b)        429,601
                                                                    ------------
Total                                                                  6,595,144
                                                                    ------------
FOOD & STAPLES RETAILING (2.1%)
Costco Wholesale                                        13,869           733,254
CVS                                                     24,932           770,648
Kroger                                                  21,714           500,942
Safeway                                                 13,423           463,899
SUPERVALU                                                6,233           222,830
SYSCO                                                   18,717           688,037
Walgreen                                                30,374         1,393,863
Wal-Mart Stores                                         74,443         3,437,777
Whole Foods Market                                       4,330           203,207
                                                                    ------------
Total                                                                  8,414,457
                                                                    ------------
FOOD PRODUCTS (1.1%)
Archer-Daniels-Midland                                  19,895           635,843
Campbell Soup                                            6,594           256,441
ConAgra Foods                                           15,422           416,394
Dean Foods                                               4,045(b)        171,023
General Mills                                           10,384           598,118
Hershey                                                  5,260           261,948
HJ Heinz                                                 9,977           449,065
Kellogg                                                  7,601           380,506
McCormick & Co                                           3,980           153,469
Sara Lee                                                22,605           384,963
Tyson Foods Cl A                                         7,630           125,514
WM Wrigley Jr                                            6,649           343,886
                                                                    ------------
Total                                                                  4,177,170
                                                                    ------------
GAS UTILITIES (0.1%)
Nicor                                                    1,358            63,554
Peoples Energy                                           1,168            52,058
Questar                                                  2,595           215,515
                                                                    ------------
Total                                                                    331,127
                                                                    ------------
HEALTH CARE EQUIPMENT & SUPPLIES (1.6%)
Bausch & Lomb                                            1,628            84,754
Baxter Intl                                             19,814           919,171
Becton Dickinson & Co                                    7,470           524,021
Biomet                                                   7,413           305,935
Boston Scientific                                       35,701(b)        613,343
CR Bard                                                  3,122           259,032

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
HEALTH CARE EQUIPMENT & SUPPLIES (CONT.)
Hospira                                                  4,717(b)   $    158,397
Medtronic                                               34,849         1,864,769
St. Jude Medical                                        10,704(b)        391,338
Stryker                                                  8,998           495,880
Zimmer Holdings                                          7,228(b)        566,531
                                                                    ------------
Total                                                                  6,183,171
                                                                    ------------
HEALTH CARE PROVIDERS & SERVICES (2.4%)
Aetna                                                   15,798           682,158
AmerisourceBergen                                        5,818           261,577
Cardinal Health                                         12,263           790,105
Caremark Rx                                             12,915           737,576
CIGNA                                                    3,110           409,183
Coventry Health Care                                     4,825(b)        241,491
Express Scripts                                          4,100(b)        293,560
Health Management Associates Cl A                        7,282           153,723
Humana                                                   5,031(b)        278,265
Laboratory Corp of America Holdings                      3,798(b)        279,039
Manor Care                                               2,234           104,819
McKesson                                                 8,964           454,475
Medco Health Solutions                                   8,885(b)        474,814
Patterson Companies                                      4,205(b)        149,320
Quest Diagnostics                                        4,840           256,520
Tenet Healthcare                                        14,269(b)         99,455
UnitedHealth Group                                      40,778         2,191,001
WellPoint                                               18,772(b)      1,477,169
                                                                    ------------
Total                                                                  9,334,250
                                                                    ------------
HEALTH CARE TECHNOLOGY (--%)
IMS Health                                               6,005           165,017
                                                                    ------------
HOTELS, RESTAURANTS & LEISURE (1.6%)
Carnival Unit                                           13,467           660,556
Darden Restaurants                                       4,443           178,475
Harrah's Entertainment                                   5,632           465,879
Hilton Hotels                                           11,702           408,400
Intl Game Technology                                    10,276           474,751
Marriott Intl Cl A                                      10,178           485,694
McDonald's                                              37,440         1,659,715
Starbucks                                               22,892(b,d)      810,835
Starwood Hotels & Resorts Worldwide                      6,415           400,938
Wendy's Intl                                             2,892            95,696
Wyndham Worldwide                                        5,995(b)        191,960
Yum! Brands                                              8,026           471,929
                                                                    ------------
Total                                                                  6,304,828
                                                                    ------------
HOUSEHOLD DURABLES (0.6%)
Black & Decker                                           2,062           164,898
Centex                                                   3,592           202,122
DR Horton                                                8,350           221,192
Fortune Brands                                           4,579           391,001
Harman Intl Inds                                         1,980           197,822
KB HOME                                                  2,376           121,841
Leggett & Platt                                          5,417           129,466
Lennar Cl A                                              4,170           218,758
Newell Rubbermaid                                        8,390           242,891
Pulte Homes                                              6,400           211,968

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 223

RiverSource VP - S&P 500 Index Fund

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
HOUSEHOLD DURABLES (CONT.)
Snap-On                                                  1,771      $     84,370
Stanley Works                                            2,461           123,764
Whirlpool                                                2,368           196,591
                                                                    ------------
Total                                                                  2,506,684
                                                                    ------------
HOUSEHOLD PRODUCTS (2.1%)
Clorox                                                   4,599           295,026
Colgate-Palmolive                                       15,570         1,015,787
Kimberly-Clark                                          13,874           942,738
Procter & Gamble                                        95,933(d)      6,165,614
                                                                    ------------
Total                                                                  8,419,165
                                                                    ------------
INDEPENDENT POWER PRODUCERS & ENERGY
   TRADERS (0.4%)
AES                                                     20,103(b)        443,070
Constellation Energy Group                               5,446           375,066
Dynegy Cl A                                             11,743(b)         85,019
TXU                                                     13,900           753,519
                                                                    ------------
Total                                                                  1,656,674
                                                                    ------------
INDUSTRIAL CONGLOMERATES (4.0%)
3M                                                      22,296         1,737,527
General Electric                                       312,061(d)     11,611,790
Textron                                                  3,793           355,670
Tyco Intl                                               60,208(c)      1,830,323
                                                                    ------------
Total                                                                 15,535,310
                                                                    ------------
INSURANCE (4.8%)
ACE                                                      9,854(c)        596,857
AFLAC                                                   14,969           688,574
Allstate                                                18,916         1,231,621
Ambac Financial Group                                    3,210           285,915
American Intl Group                                     78,705         5,640,001
Aon                                                      9,376           331,348
Chubb                                                   12,462           659,364
Cincinnati Financial                                     5,240           237,424
Genworth Financial Cl A                                 13,420           459,098
Hartford Financial Services Group                        9,593           895,123
Lincoln Natl                                             8,690           577,016
Loews                                                   13,834           573,696
Marsh & McLennan Companies                              16,683           511,501
MBIA                                                     4,081           298,158
MetLife                                                 23,013         1,357,997
Principal Financial Group                                8,168           479,462
Progressive                                             23,062           558,562
Prudential Financial                                    14,442         1,239,990
Safeco                                                   3,188           199,409
St. Paul Travelers Companies                            20,893         1,121,745
Torchmark                                                2,965           189,048
UnumProvident                                           10,371           215,509
XL Capital Cl A                                          5,470(c)        393,949
                                                                    ------------
Total                                                                 18,741,367
                                                                    ------------
INTERNET & CATALOG RETAIL (0.2%)
Amazon.com                                               9,350(b,d)      368,951
IAC/InterActiveCorp                                      6,755(b)        251,016
                                                                    ------------
Total                                                                    619,967
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
INTERNET SOFTWARE & SERVICES (1.3%)
eBay                                                    35,028(b)   $  1,053,292
Google Cl A                                              6,490(b)      2,988,516
VeriSign                                                 7,420(b)        178,451
Yahoo!                                                  37,060(b)        946,512
                                                                    ------------
Total                                                                  5,166,771
                                                                    ------------
IT SERVICES (1.1%)
Affiliated Computer Services Cl A                        3,590(b)        175,336
Automatic Data Processing                               16,672           821,096
Cognizant Technology Solutions Cl A                      4,295(b)        331,402
Computer Sciences                                        5,194(b)        277,204
Convergys                                                4,167(b)         99,091
Electronic Data Systems                                 15,660           431,433
Fidelity Natl Information Services                       4,905           196,641
First Data                                              23,186           591,707
Fiserv                                                   5,241(b)        274,733
Paychex                                                 10,249           405,245
Sabre Holdings Cl A                                      4,006           127,751
Unisys                                                  10,433(b)         81,795
Western Union                                           23,206           520,279
                                                                    ------------
Total                                                                  4,333,713
                                                                    ------------
LEISURE EQUIPMENT & PRODUCTS (0.2%)
Brunswick                                                2,777            88,586
Eastman Kodak                                            8,693           224,279
Hasbro                                                   4,805           130,936
Mattel                                                  11,549           261,701
                                                                    ------------
Total                                                                    705,502
                                                                    ------------
LIFE SCIENCES TOOLS & SERVICES (0.3%)
Applera-Applied Biosystems Group                         5,542(e)        203,336
Millipore                                                1,620(b)        107,892
PerkinElmer                                              3,726            82,829
Thermo Fisher Scientific                                12,359(b)        559,739
Waters                                                   3,076(b)        150,632
                                                                    ------------
Total                                                                  1,104,428
                                                                    ------------
MACHINERY (1.4%)
Caterpillar                                             19,690         1,207,587
Cummins                                                  1,593           188,261
Danaher                                                  7,176           519,829
Deere & Co                                               6,996           665,110
Dover                                                    6,185           303,189
Eaton                                                    4,512           339,032
Illinois Tool Works                                     12,700           586,613
Ingersoll-Rand Cl A                                      9,278(c)        363,048
ITT                                                      5,592           317,737
PACCAR                                                   7,522           488,178
Pall                                                     3,707           128,077
Parker Hannifin                                          3,570           274,462
Terex                                                    3,090(b)        199,552
                                                                    ------------
Total                                                                  5,580,675
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
MEDIA (3.7%)
CBS Cl B                                                23,663      $    737,812
Clear Channel Communications                            14,947           531,216
Comcast Cl A                                            63,008(b)      2,667,130
DIRECTV Group                                           23,335(b)        581,975
Dow Jones & Co                                           1,969            74,822
EW Scripps Cl A                                          2,520           125,849
Gannett                                                  7,089           428,601
Interpublic Group of Companies                          13,353(b)        163,441
McGraw-Hill Companies                                   10,722           729,310
Meredith                                                 1,177            66,324
New York Times Cl A                                      4,350           105,966
News Corp Cl A                                          70,860         1,522,073
Omnicom Group                                            5,175           540,995
Time Warner                                            120,863         2,632,396
Tribune                                                  5,771           177,631
Univision Communications Cl A                            7,632(b)        270,325
Viacom Cl B                                             21,173(b)        868,728
Walt Disney                                             62,619         2,145,953
                                                                    ------------
Total                                                                 14,370,547
                                                                    ------------
METALS & MINING (0.9%)
Alcoa                                                   26,253           787,853
Allegheny Technologies                                   3,046           276,211
Freeport-McMoRan Copper & Gold Cl B                      5,962           332,262
Newmont Mining                                          13,629           615,349
Nucor                                                    9,146           499,920
Phelps Dodge                                             6,180           739,870
United States Steel                                      3,583           262,061
                                                                    ------------
Total                                                                  3,513,526
                                                                    ------------
MULTILINE RETAIL (1.1%)
Big Lots                                                 3,312(b)         75,911
Dillard's Cl A                                           1,840            64,345
Dollar General                                           9,446           151,703
Family Dollar Stores                                     4,592           134,683
Federated Department Stores                             15,896           606,114
JC Penney                                                6,808           526,667
Kohl's                                                   9,902(b)        677,594
Nordstrom                                                6,928(d)        341,828
Sears Holdings                                           2,520(b)        423,184
Target                                                  26,005         1,483,585
                                                                    ------------
Total                                                                  4,485,614
                                                                    ------------
MULTI-UTILITIES (1.4%)
Ameren                                                   6,240           335,275
CenterPoint Energy                                       9,466           156,946
CMS Energy                                               6,736(b)        112,491
Consolidated Edison                                      7,774           373,696
Dominion Resources                                      10,711           898,011
DTE Energy                                               5,385           260,688
Duke Energy                                             38,013         1,262,413
KeySpan                                                  5,302           218,336
NiSource                                                 8,263           199,138
PG&E                                                    10,561           499,852

See accompanying notes to investments in securities.


224 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - S&P 500 Index Fund

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
MULTI-UTILITIES (CONT.)
Public Service Enterprise Group                          7,638      $    507,010
Sempra Energy                                            7,941           445,014
TECO Energy                                              6,335           109,152
Xcel Energy                                             12,317           284,030
                                                                    ------------
Total                                                                  5,662,052
                                                                    ------------
OFFICE ELECTRONICS (0.1%)
Xerox                                                   29,220(b)        495,279
                                                                    ------------
OIL, GAS & CONSUMABLE FUELS (7.9%)
Anadarko Petroleum                                      13,914           605,537
Apache                                                   9,974           663,371
Chesapeake Energy                                       12,590           365,740
Chevron                                                 65,994         4,852,539
ConocoPhillips                                          49,823         3,584,765
CONSOL Energy                                            5,525           177,518
Devon Energy                                            13,376           897,262
El Paso                                                 21,353           326,274
EOG Resources                                            7,368           460,132
Exxon Mobil                                            176,568        13,530,405
Hess                                                     8,192           406,077
Kinder Morgan                                            3,251           343,793
Marathon Oil                                            10,640           984,200
Murphy Oil                                               5,665           288,065
Occidental Petroleum                                    26,082         1,273,584
Peabody Energy                                           7,985           322,674
Sunoco                                                   3,726           232,353
Valero Energy                                           18,300           936,228
Williams Companies                                      18,055           471,597
XTO Energy                                              11,076           521,126
                                                                    ------------
Total                                                                 31,243,240
                                                                    ------------
PAPER & FOREST PRODUCTS (0.3%)
Intl Paper                                              13,776           469,762
MeadWestvaco                                             5,483           164,819
Weyerhaeuser                                             7,159           505,783
                                                                    ------------
Total                                                                  1,140,364
                                                                    ------------
PERSONAL PRODUCTS (0.2%)
Avon Products                                           13,456           444,586
Estee Lauder Companies Cl A                              3,860           157,565
                                                                    ------------
Total                                                                    602,151
                                                                    ------------
PHARMACEUTICALS (6.1%)
Abbott Laboratories                                     46,464         2,263,261
Allergan                                                 4,650           556,791
Barr Pharmaceuticals                                     3,220(b)        161,386
Bristol-Myers Squibb                                    59,541         1,567,119
Eli Lilly & Co                                          29,808         1,552,997
Forest Laboratories                                      9,590(b)        485,254
Johnson & Johnson                                       87,775         5,794,907
King Pharmaceuticals                                     7,355(b)        117,092
Merck & Co                                              65,719         2,865,348
Mylan Laboratories                                       6,420           128,143
Pfizer                                                 218,288(d)      5,653,659
Schering-Plough                                         44,885         1,061,081
Watson Pharmaceuticals                                   3,102(b)         80,745
Wyeth                                                   40,773         2,076,161
                                                                    ------------
Total                                                                 24,363,944
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
REAL ESTATE INVESTMENT TRUSTS (REITS) (1.1%)
Apartment Investment & Management Cl A                   2,920      $    163,578
Archstone-Smith Trust                                    6,610           384,768
Boston Properties                                        3,535           395,496
Equity Office Properties Trust                          10,639           512,481
Equity Residential                                       8,839           448,579
Kimco Realty                                             6,840           307,458
Plum Creek Timber                                        5,359           213,556
ProLogis                                                 7,495           455,471
Public Storage                                           3,710           361,725
Simon Property Group                                     6,699           678,542
Vornado Realty Trust                                     3,910           475,065
                                                                    ------------
Total                                                                  4,396,719
                                                                    ------------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.1%)
CB Richard Ellis Group Cl A                              5,590(b)        185,588
Realogy                                                  6,491(b)        196,807
                                                                    ------------
Total                                                                    382,395
                                                                    ------------
ROAD & RAIL (0.7%)
Burlington Northern Santa Fe                            10,879           802,979
CSX                                                     13,172           453,512
Norfolk Southern                                        12,016           604,285
Ryder System                                             1,837            93,797
Union Pacific                                            8,162           751,067
                                                                    ------------
Total                                                                  2,705,640
                                                                    ------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (2.4%)
Advanced Micro Devices                                  16,610(b)        338,014
Altera                                                  10,959(b)        215,673
Analog Devices                                          10,353           340,303
Applied Materials                                       42,046           775,749
Broadcom Cl A                                           14,196(b)        458,673
Intel                                                  174,557         3,534,779
KLA-Tencor                                               6,023           299,644
Linear Technology                                        9,048           274,335
LSI Logic                                               12,129(b)        109,161
Maxim Integrated Products                                9,705           297,167
Micron Technology                                       22,839(b)        318,832
Natl Semiconductor                                       8,738           198,353
Novellus Systems                                         3,740(b)        128,731
NVIDIA                                                  10,762(b)        398,302
PMC-Sierra                                               6,354(b)         42,635
Teradyne                                                 5,744(b)         85,930
Texas Instruments                                       44,923         1,293,782
Xilinx                                                  10,181           242,410
                                                                    ------------
Total                                                                  9,352,473
                                                                    ------------
SOFTWARE (3.3%)
Adobe Systems                                           17,656(b)        726,015
Autodesk                                                 7,012(b)        283,706
BMC Software                                             6,211(b)        199,994
CA                                                      12,432           281,585
Citrix Systems                                           5,465(b)        147,828
Compuware                                               10,664(b)         88,831
Electronic Arts                                          9,344(b)        470,564
Intuit                                                  10,552(b)        321,942

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
SOFTWARE (CONT.)
Microsoft                                              261,884      $  7,819,856
Novell                                                  10,264(b)         63,637
Oracle                                                 121,110(b)      2,075,825
Symantec                                                28,399(b)        592,119
                                                                    ------------
Total                                                                 13,071,902
                                                                    ------------
SPECIALTY RETAIL (2.0%)
AutoNation                                               4,530(b)         96,580
AutoZone                                                 1,536(b)        177,500
Bed Bath & Beyond                                        8,555(b)        325,946
Best Buy                                                12,213           600,757
Circuit City Stores                                      4,294            81,500
Gap                                                     15,950(d)        311,025
Home Depot                                              61,787         2,481,366
Limited Brands                                          10,353           299,616
Lowe's Companies                                        46,100         1,436,015
Office Depot                                             8,429(b)        321,735
OfficeMax                                                2,251           111,762
RadioShack                                               4,108            68,932
Sherwin-Williams                                         3,387           215,345
Staples                                                 21,872           583,982
Tiffany & Co                                             4,095           160,688
TJX Companies                                           13,778           392,949
                                                                    ------------
Total                                                                  7,665,698
                                                                    ------------
TEXTILES, APPAREL & LUXURY GOODS (0.4%)
Coach                                                   11,120(b)        477,715
Jones Apparel Group                                      3,342           111,723
Liz Claiborne                                            3,102           134,813
Nike Cl B                                                5,691           563,580
VF                                                       2,708           222,273
                                                                    ------------
Total                                                                  1,510,104
                                                                    ------------
THRIFTS & MORTGAGE FINANCE (1.5%)
Countrywide Financial                                   18,806           798,315
Fannie Mae                                              29,523         1,753,370
Freddie Mac                                             20,984         1,424,814
MGIC Investment                                          2,513           157,163
Sovereign Bancorp                                       10,881           276,269
Washington Mutual                                       28,611         1,301,514
                                                                    ------------
Total                                                                  5,711,445
                                                                    ------------
TOBACCO (1.5%)
Altria Group                                            63,451         5,445,365
Reynolds American                                        5,190           339,789
UST                                                      4,875           283,725
                                                                    ------------
Total                                                                  6,068,879
                                                                    ------------
TRADING COMPANIES & DISTRIBUTORS (--%)
WW Grainger                                              2,216           154,987
                                                                    ------------
WIRELESS TELECOMMUNICATION SERVICES (0.6%)
ALLTEL                                                  11,309           683,968
Sprint Nextel                                           87,635         1,655,425
                                                                    ------------
Total                                                                  2,339,393
                                                                    ------------
TOTAL COMMON STOCKS
(Cost: $298,758,392)                                                $385,299,617
                                                                    ------------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 225

RiverSource VP - S&P 500 Index Fund

MONEY MARKET FUND (1.6%)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
RiverSource Short-Term
   Cash Fund                                         6,076,431(f)   $  6,076,431
                                                                    ------------
TOTAL MONEY MARKET FUND
(Cost: $6,076,431)                                                  $  6,076,431
                                                                    ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $304,834,823)(g)                                             $391,376,048
                                                                    ============

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Dec. 31, 2006, the value of foreign securities represented 0.9% of net assets.

(d) Partially pledged as initial margin deposit on the following open stock index futures contracts (see Note 7 to the financial statements):

TYPE OF SECURITY                                                       CONTRACTS
----------------                                                       ---------
PURCHASE CONTRACTS
E-Mini S&P 500 Index, March 2007                                           82

(e) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(f)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(g) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $308,180,680 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                              $92,730,952
Unrealized depreciation                                               (9,535,584)
                                                                     -----------
Net unrealized appreciation                                          $83,195,368
                                                                     -----------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


226 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

INVESTMENTS IN SECURITIES
RiverSource VP - Select Value Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (97.5%)

ISSUER                                                  SHARES         VALUE(a)
------                                                 -------       -----------
AEROSPACE & DEFENSE (0.3%)
DRS Technologies                                         1,800       $    94,824
                                                                     -----------
AUTO COMPONENTS (0.4%)
BorgWarner                                               1,851           109,246
                                                                     -----------
CAPITAL MARKETS (1.6%)
AMVESCAP ADR                                            12,500(c)        308,125
Bear Stearns Companies                                     900           146,502
                                                                     -----------
Total                                                                    454,627
                                                                     -----------
CHEMICALS (1.9%)
Airgas                                                   4,600           186,392
Albemarle                                                4,300           308,740
Celanese Series A                                        2,200            56,936
                                                                     -----------
Total                                                                    552,068
                                                                     -----------
COMMERCIAL BANKS (4.8%)
Colonial BancGroup                                       8,300           213,642
Comerica                                                 4,800           281,664
Compass Bancshares                                       9,400           560,710
KeyCorp                                                  8,400           319,452
                                                                     -----------
Total                                                                  1,375,468
                                                                     -----------
COMMERCIAL SERVICES & SUPPLIES (3.9%)
Covanta Holding                                         12,700(b)        279,908
Knoll                                                   11,800           259,600
RR Donnelley & Sons                                     16,100           572,194
                                                                     -----------
Total                                                                  1,111,702
                                                                     -----------
COMMUNICATIONS EQUIPMENT (1.5%)
ARRIS Group                                              9,400(b)        117,594
Avocent                                                  4,400(b)        148,940
Polycom                                                  5,100(b)        157,641
                                                                     -----------
Total                                                                    424,175
                                                                     -----------
CONSTRUCTION & ENGINEERING (2.5%)
Chicago Bridge & Iron                                    5,800(c)        158,572
URS                                                     13,200(b)        565,620
                                                                     -----------
Total                                                                    724,192
                                                                     -----------
CONTAINERS & PACKAGING (4.0%)
AptarGroup                                               9,700           572,688
Sonoco Products                                         14,900           567,094
                                                                     -----------
Total                                                                  1,139,782
                                                                     -----------
ELECTRIC UTILITIES (7.2%)
American Electric Power                                  9,000           383,220
Edison Intl                                              6,300           286,524
Idacorp                                                 14,100           544,965
Pinnacle West Capital                                   11,300           572,797
PPL                                                      6,400           229,376
                                                                     -----------
Total                                                                  2,016,882
                                                                     -----------
ELECTRICAL EQUIPMENT (0.8%)
Regal-Beloit                                             4,600           241,546
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES         VALUE(a)
------                                                 -------       -----------
ELECTRONIC EQUIPMENT & INSTRUMENTS (2.1%)
Coherent                                                 2,900(b)    $    91,553
Flextronics Intl                                        35,500(b, c)     407,540
Trimble Navigation                                       2,000(b)        101,460
                                                                     -----------
Total                                                                    600,553
                                                                     -----------
ENERGY EQUIPMENT & SERVICES (1.9%)
Diamond Offshore Drilling                                2,500           199,850
Noble                                                    3,600           274,140
SEACOR Holdings                                            800(b)         79,312
                                                                     -----------
Total                                                                    553,302
                                                                     -----------
FOOD & STAPLES RETAILING (1.9%)
Ruddick                                                 10,400           288,600
Safeway                                                  2,800            96,768
SUPERVALU                                                4,200           150,150
                                                                     -----------
Total                                                                    535,518
                                                                     -----------
FOOD PRODUCTS (3.7%)
ConAgra Foods                                            6,700           180,900
HJ Heinz                                                 6,700           301,567
Hormel Foods                                            15,000           560,100
                                                                     -----------
Total                                                                  1,042,567
                                                                     -----------
GAS UTILITIES (2.7%)
AGL Resources                                            5,500           214,005
ONEOK                                                    3,500           150,920
Questar                                                  4,900           406,945
                                                                     -----------
Total                                                                    771,870
                                                                     -----------
HEALTH CARE EQUIPMENT & SUPPLIES (1.5%)
Beckman Coulter                                          7,100           424,580
                                                                     -----------
HEALTH CARE PROVIDERS & SERVICES (3.5%)
AmerisourceBergen                                        4,400           197,824
CIGNA                                                    2,900           381,553
Magellan Health Services                                 4,000(b)        172,880
McKesson                                                 5,000           253,500
                                                                     -----------
Total                                                                  1,005,757
                                                                     -----------
HEALTH CARE TECHNOLOGY (1.5%)
IMS Health                                              15,200           417,696
                                                                     -----------
HOTELS, RESTAURANTS & LEISURE (1.8%)
Darden Restaurants                                      12,500           502,125
                                                                     -----------
INSURANCE (8.3%)
Assurant                                                 4,300           237,575
Lincoln Natl                                             9,700           644,080
Old Republic Intl                                       24,400           568,032
ProAssurance                                             2,100(b)        104,832
Safeco                                                   8,800           550,440
Zenith Natl Insurance                                    4,800           225,168
                                                                     -----------
Total                                                                  2,330,127
                                                                     -----------
INTERNET & CATALOG RETAIL (0.5%)
Expedia                                                  3,900(b)         81,822
Priceline.com                                            1,700(b)         74,137
                                                                     -----------
Total                                                                    155,959
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES         VALUE(a)
------                                                 -------       -----------
IT SERVICES (2.5%)
Computer Sciences                                       10,600(b)    $   565,722
MPS Group                                               11,100(b)        157,398
                                                                     -----------
Total                                                                    723,120
                                                                     -----------
LEISURE EQUIPMENT & PRODUCTS (0.6%)
Mattel                                                   7,100           160,886
                                                                     -----------
MACHINERY (2.5%)
Eaton                                                    3,800           285,532
Terex                                                    3,200(b)        206,656
Trinity Inds                                             6,500           228,800
                                                                     -----------
Total                                                                    720,988
                                                                     -----------
MARINE (0.7%)
American Commercial Lines                                3,000(b)        196,530
                                                                     -----------
MEDIA (0.5%)
Grupo Televisa ADR                                       5,400(c)        145,854
                                                                     -----------
METALS & MINING (0.7%)
Freeport-McMoRan
   Copper & Gold Cl B                                    3,700           206,201
                                                                     -----------
MULTILINE RETAIL (1.0%)
Family Dollar Stores                                     8,000           234,640
JC Penney                                                  800            61,888
                                                                     -----------
Total                                                                    296,528
                                                                     -----------
MULTI-UTILITIES (1.2%)
NSTAR                                                    9,900           340,164
                                                                     -----------
OIL, GAS & CONSUMABLE FUELS (2.3%)
Chesapeake Energy                                        8,800           255,640
CONSOL Energy                                            4,300           138,159
Western Refining                                         4,200           106,932
Williams Companies                                       6,000           156,720
                                                                     -----------
Total                                                                    657,451
                                                                     -----------
REAL ESTATE INVESTMENT TRUSTS (REITS) (8.7%)
Apartment Investment &
   Management Cl A                                       5,000           280,100
DiamondRock Hospitality                                  9,200           165,692
Douglas Emmett                                           3,700            98,383
Duke Realty                                             13,600           556,240
Health Care REIT                                         5,500           236,610
KKR Financial                                           14,900           399,171
Mid-America Apartment
   Communities                                           3,300           188,892
Realty Income                                            8,000           221,600
Simon Property Group                                     2,900           293,741
                                                                     -----------
Total                                                                  2,440,429
                                                                     -----------
REAL ESTATE MANAGEMENT & DEVELOPMENT (1.1%)
Jones Lang LaSalle                                       3,500           322,595
                                                                     -----------
ROAD & RAIL (1.3%)
Werner Enterprises                                      21,800           381,064
                                                                     -----------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 227

RiverSource VP - Select Value Fund

ISSUER                                                  SHARES         VALUE(a)
------                                                 -------       -----------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (1.7%)
LSI Logic                                               23,900(b)    $   215,100
Microchip Technology                                     8,300           271,410
                                                                     -----------
Total                                                                    486,510
                                                                     -----------
SOFTWARE (5.0%)
Cadence Design Systems                                  41,000(b)        734,310
Hyperion Solutions                                      13,500(b)        485,190
Sybase                                                   7,000(b)        172,900
                                                                     -----------
Total                                                                  1,392,400
                                                                     -----------
SPECIALTY RETAIL (1.7%)
OfficeMax                                                3,000           148,950
TJX Companies                                           12,200           347,944
                                                                     -----------
Total                                                                    496,894
                                                                     -----------
TEXTILES, APPAREL & LUXURY GOODS (3.2%)
Phillips-Van Heusen                                      6,900           346,173
VF                                                       6,900           566,352
                                                                     -----------
Total                                                                    912,525
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES         VALUE(a)
------                                                 -------       -----------
THRIFTS & MORTGAGE FINANCE (1.1%)
PMI Group                                                3,100       $   146,227
Washington Federal                                       7,500           176,475
                                                                     -----------
Total                                                                    322,702
                                                                     -----------
TOBACCO (0.7%)
Loews-Carolina Group                                     3,100(d)        200,632
                                                                     -----------
TRADING COMPANIES & DISTRIBUTORS (1.0%)
United Rentals                                          11,400(b)        289,902
                                                                     -----------
WIRELESS TELECOMMUNICATION SERVICES (1.7%)
Millicom Intl Cellular                                   2,000(b,c)      123,280
Rogers Communications Cl B                               6,100(c)        363,560
                                                                     -----------
Total                                                                    486,840
                                                                     -----------
TOTAL COMMON STOCKS
(Cost: $26,380,520)                                                  $27,764,781
                                                                     -----------

MONEY MARKET FUND (2.3%)

                                                        SHARES         VALUE(a)
                                                       -------       -----------
RiverSource Short-Term Cash Fund                       668,002(e)    $   668,002
                                                                     -----------
TOTAL MONEY MARKET FUND
(Cost: $668,002)                                                     $   668,002
                                                                     -----------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $27,048,522)(f)                                               $28,432,783
                                                                     ===========

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Dec. 31, 2006, the value of foreign securities represented 5.3% of net assets.

(d) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(e)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(f) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $27,081,570 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                               $1,613,294
Unrealized depreciation                                                 (262,081)
                                                                      ----------
Net unrealized appreciation                                           $1,351,213
                                                                      ----------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


228 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

INVESTMENTS IN SECURITIES
RiverSource VP - Short Duration U.S. Government Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

BONDS (105.2%)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
FOREIGN AGENCIES (2.2%)
KFW
      05-19-09                             5.25%  $10,000,000(c)    $ 10,044,900
                                                                    ------------
U.S.GOVERNMENT OBLIGATIONS
   & AGENCIES (46.3%)
Federal Farm Credit Bank
      04-05-07                             2.15     6,600,000          6,547,530
      06-19-07                             6.75     2,565,000          2,582,732
      10-10-08                             4.25     4,040,000          3,987,492
Federal Home Loan Bank
      10-19-07                             4.13    15,000,000         14,869,695
      01-18-08                             4.63     4,665,000          4,639,156
      02-08-08                             4.63     1,470,000          1,461,024
      02-13-08                             5.25     3,970,000          3,972,088
      11-21-08                             4.63     2,215,000          2,198,454
Federal Home Loan Mtge Corp
      01-30-07                             3.00     2,500,000          2,495,242
      08-17-07                             4.00     6,210,000          6,162,419
      06-15-08                             3.88       920,000            904,332
      10-15-08                             5.13     1,825,000          1,827,338
Federal Natl Mtge Assn
      03-02-07                             3.00     3,855,000          3,841,168
      05-15-07                             3.88     5,000,000          4,974,650
      10-15-08                             4.50     1,545,000          1,531,216
U.S.Treasury
      09-30-07                             4.00    27,745,000         27,530,420
      11-30-07                             4.25     7,410,000          7,359,056
      02-15-08                             3.38    15,130,000         14,865,815
      05-31-08                             4.88    27,990,000         27,976,873
      10-31-08                             4.88    40,235,000         40,253,871
      10-31-11                             4.63     2,440,000          2,431,135
      11-15-16                             4.63     2,810,000          2,791,561
      11-15-18                             9.00     2,115,000(k)       2,908,290
      08-15-23                             6.25       560,000            644,569
U.S.Treasury Inflation-
   Indexed Bond
      01-15-07                             3.38    22,938,840(g)      22,873,782
                                                                    ------------
Total                                                                211,629,908
                                                                    ------------
ASSET-BACKED (1.5%)
Capital Auto Receivables
   Asset Trust
   Series 2006-SN1A Cl A4B
      03-20-10                             5.43     1,525,000(d,e)     1,525,000
Franklin Auto Trust
   Series 2004-2 Cl A4 (MBIA)
      08-15-12                             3.93     5,000,000(m)       4,931,653
Small Business Administration
   Participation Ctfs
   Series 2001-20H Cl 1
      08-01-21                             6.34       302,708            313,578
Small Business Administration
   Series 2001-10B Cl 1
      09-10-11                             5.89       286,972            292,453
                                                                    ------------
Total                                                                  7,062,684
                                                                    ------------

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
COMMERCIAL MORTGAGE-BACKED (2.0%)(f)
Citigroup Commercial Mtge Trust
   Series 2005-C3 Cl A1
      05-15-43                             4.39%  $ 4,054,060       $  3,981,207
Federal Home Loan Mtge Corp
   Multifamily Structured
      Pass-Through Ctfs
   Series K001 Cl A2
      04-25-16                             5.65     3,605,642          3,651,795
Federal Natl Mtge Assn #360800
      01-01-09                             5.74       886,107            889,605
Federal Natl Mtge Assn #381990
      10-01-09                             7.11       464,374            485,498
                                                                    ------------
Total                                                                  9,008,105
                                                                    ------------
MORTGAGE-BACKED (53.2%)(f)
Adjustable Rate Mtge Trust
   Collateralized Mtge Obligation
   Series 2005-12 Cl 2A1
      03-25-36                             5.71     1,352,486(j)       1,356,692
Adjustable Rate Mtge Trust
   Collateralized Mtge Obligation
   Series 2006-1 Cl 2A1
      03-25-36                             5.97     1,576,521(j)       1,576,804
American Home Mtge Assets
   Collateralized Mtge Obligation
   Series 2006-2 Cl 2A2
      09-25-46                             5.55     3,074,010(j)       3,066,652
American Home Mtge Assets
   Collateralized Mtge Obligation
   Series 2006-3 Cl 3A2
      10-25-46                             5.61     2,484,585(j)       2,491,589
Bank of America Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-9 Cl 1CB1
      01-25-37                             6.00     3,000,000(b)       3,011,719
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2005-6CB Cl 1A1
      04-25-35                             7.50       873,663            905,447
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-2CB Cl A11
      03-25-36                             6.00     2,625,639          2,625,469
Countrywide Alternative Loan Trust
   Collateralized Mtge Obligation
   Series 2006-OA8 Cl 1A2
      07-25-46                             5.58     3,089,524(e)       3,097,243
Countrywide Home Loans
   Collateralized Mtge Obligation
   Series 2005-R2 Cl 2A1
      06-25-35                             7.00     1,930,871(d)       1,997,580

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
MORTGAGE-BACKED (CONT.)
Countrywide Home Loans
   Collateralized Mtge Obligation
   Series 2006-OA5 Cl 2A2
      04-25-46                             5.65%  $ 2,045,922(j)    $  2,046,905
Federal Home Loan Mtge Corp
      01-01-37                             6.00     5,800,000(b)       5,841,701
      01-01-37                             6.50     2,075,000(b)       2,113,259
Federal Home Loan Mtge Corp #1G2496
      09-01-36                             6.21     1,399,842(j)       1,412,006
Federal Home Loan Mtge Corp #1J1445
      01-01-37                             5.92     2,725,000(j)       2,736,922
Federal Home Loan Mtge Corp #A18107
      01-01-34                             5.50     2,113,676          2,092,530
Federal Home Loan Mtge Corp #B16408
      09-01-19                             5.50     1,376,856(k)       1,377,100
Federal Home Loan Mtge Corp #C73304
      11-01-32                             7.00       379,437            390,075
Federal Home Loan Mtge Corp #D95319
      03-01-22                             6.00       146,712            148,748
Federal Home Loan Mtge Corp #E00489
      06-01-12                             7.00         7,879              8,100
Federal Home Loan Mtge Corp #E81240
      06-01-15                             7.50     1,118,540          1,161,573
Federal Home Loan Mtge Corp #E92454
      11-01-17                             5.00       815,995            804,140
Federal Home Loan Mtge Corp #E93465
      11-01-17                             5.50       920,396            921,960
Federal Home Loan Mtge Corp #E95188
      03-01-18                             6.00       477,101            484,727
Federal Home Loan Mtge Corp #G10669
      03-01-12                             7.50       459,130            475,620
Federal Home Loan Mtge Corp #G11243
      04-01-17                             6.50     1,321,352          1,355,919
Federal Home Loan Mtge Corp #G12100
      11-01-13                             5.00        99,371             98,227
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Interest Only
   Series 2590 Cl BI
      02-15-14                             2.28       658,116(i)          27,268
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Interest Only
   Series 2639 Cl UI
      03-15-22                             9.93     2,749,213(i)         417,792
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Interest Only
   Series 2718 Cl IA
      10-15-22                            20.00       447,013(i)          16,597

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 229

RiverSource VP - Short Duration U.S. Government Fund

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
MORTGAGE-BACKED (CONT.)
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Interest Only
   Series 2783 Cl MI
      03-15-25                            20.00%  $ 1,427,443(i)    $     74,308
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Interest Only
   Series 2795 Cl IY
      07-15-17                            15.06     1,134,670(i)         111,381
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Interest Only/Inverse Floater
   Series 2882 Cl XS
      11-15-19                             3.14     2,022,646(h,i)       152,307
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Series 2617 Cl HD
      06-15-16                             7.00     1,301,649          1,341,144
Federal Home Loan Mtge Corp
   Collateralized Mtge Obligation
   Series 2843 Cl BA
      01-15-18                             5.00     1,191,770          1,179,015
Federal Natl Mtge Assn
      01-01-22                             5.50     3,800,000(b)       3,798,814
      01-01-37                             5.50     5,500,000(b)       5,434,687
      01-01-37                             6.00     6,000,000(b)       6,039,359
      01-01-37                             6.50     5,700,000(b)       5,806,874
Federal Natl Mtge Assn #190353
      08-01-34                             5.00     2,771,194          2,678,829
Federal Natl Mtge Assn #252211
      01-01-29                             6.00       116,095            117,417
Federal Natl Mtge Assn #252409
      03-01-29                             6.50     1,337,298          1,376,069
Federal Natl Mtge Assn #254384
      06-01-17                             7.00       363,268            373,421
Federal Natl Mtge Assn #254723
      05-01-23                             5.50     3,629,599          3,612,214
Federal Natl Mtge Assn #254748
      04-01-13                             5.50       980,227            981,836
Federal Natl Mtge Assn #254757
      05-01-13                             5.00       975,384            962,687
Federal Natl Mtge Assn #254774
      05-01-13                             5.50       800,741            803,343
Federal Natl Mtge Assn #255488
      10-01-14                             5.50     1,317,581          1,322,753
Federal Natl Mtge Assn #255501
      09-01-14                             6.00     1,068,822          1,085,965
Federal Natl Mtge Assn #313470
      08-01-10                             7.50       276,605            281,749
Federal Natl Mtge Assn #323133
      04-01-13                             5.50        45,460             45,654
Federal Natl Mtge Assn #357324
      01-01-33                             5.00     3,518,954          3,405,152

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #357485
      02-01-34                             5.50%  $ 4,744,617       $  4,696,252
Federal Natl Mtge Assn #507182
      07-01-14                             6.00        93,992             95,446
Federal Natl Mtge Assn #512232
      05-01-29                             7.00        35,196             36,350
Federal Natl Mtge Assn #535168
      12-01-14                             5.50       149,452            150,042
Federal Natl Mtge Assn #545818
      07-01-17                             6.00     1,317,944          1,339,954
Federal Natl Mtge Assn #545864
      08-01-17                             5.50     1,759,463          1,765,558
Federal Natl Mtge Assn #545910
      08-01-17                             6.00     1,574,343          1,600,681
Federal Natl Mtge Assn #555063
      11-01-17                             5.50     2,162,885          2,169,867
Federal Natl Mtge Assn #555343
      08-01-17                             6.00       601,695            610,536
Federal Natl Mtge Assn #555367
      03-01-33                             6.00     2,992,082          3,019,386
Federal Natl Mtge Assn #555375
      04-01-33                             6.00       139,340            141,182
Federal Natl Mtge Assn #555740
      08-01-18                             4.50       185,143            178,982
Federal Natl Mtge Assn #602630
      10-01-31                             7.00       251,884            259,193
Federal Natl Mtge Assn #606789
      10-01-31                             7.00     2,199,114          2,262,933
Federal Natl Mtge Assn #626720
      01-01-17                             6.00       459,047            465,879
Federal Natl Mtge Assn #630992
      09-01-31                             7.00       965,526          1,006,338
Federal Natl Mtge Assn #630993
      09-01-31                             7.50       819,617            855,850
Federal Natl Mtge Assn #633672
      06-01-17                             6.00       364,767            371,089
Federal Natl Mtge Assn #636720
      05-01-17                             5.50       115,791            116,067
Federal Natl Mtge Assn #638210
      05-01-32                             6.50       135,246            138,535
Federal Natl Mtge Assn #648040
      06-01-32                             6.50       669,500            684,845
Federal Natl Mtge Assn #648349
      06-01-17                             6.00     1,140,982          1,160,070
Federal Natl Mtge Assn #648679
      07-01-32                             6.00     2,668,776          2,693,130
Federal Natl Mtge Assn #654413
      09-01-32                             7.00       190,771            196,244
Federal Natl Mtge Assn #656562
      02-01-33                             7.00       266,903            274,901
Federal Natl Mtge Assn #665752
      09-01-32                             6.50       575,723            588,919
Federal Natl Mtge Assn #668412
      02-01-18                             5.50       606,829            608,362

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #670387
      08-01-32                             7.00%  $    17,958       $     18,490
Federal Natl Mtge Assn #671054
      01-01-33                             7.00        27,278             28,061
Federal Natl Mtge Assn #671174
      02-01-33                             4.60       700,399(j)         693,319
Federal Natl Mtge Assn #675692
      02-01-18                             6.00       498,309            505,631
Federal Natl Mtge Assn #678940
      02-01-18                             5.50       887,279            889,593
Federal Natl Mtge Assn #684588
      03-01-33                             6.50       254,037            260,374
Federal Natl Mtge Assn #688181
      03-01-33                             6.00     1,507,581          1,521,338
Federal Natl Mtge Assn #695838
      04-01-18                             5.50       264,321            265,081
Federal Natl Mtge Assn #701937
      04-01-33                             6.00       180,901            182,427
Federal Natl Mtge Assn #704610
      06-01-33                             5.50     3,534,969          3,498,935
Federal Natl Mtge Assn #705655
      05-01-33                             5.00     1,544,409          1,493,952
Federal Natl Mtge Assn #720378
      06-01-18                             4.50     1,523,016          1,472,832
Federal Natl Mtge Assn #722325
      07-01-33                             4.97       741,382(j)         732,440
Federal Natl Mtge Assn #723448
      07-01-13                             5.00       879,104            873,758
Federal Natl Mtge Assn #725232
      03-01-34                             5.00     3,650,976          3,531,695
Federal Natl Mtge Assn #725425
      04-01-34                             5.50     3,995,705          3,955,238
Federal Natl Mtge Assn #725431
      08-01-15                             5.50     2,195,697          2,205,089
Federal Natl Mtge Assn #725558
      06-01-34                             4.58     1,607,633(j)       1,581,575
Federal Natl Mtge Assn #725737
      08-01-34                             4.53       903,889(j)         898,140
Federal Natl Mtge Assn #725773
      09-01-34                             5.50     4,700,962          4,650,564
Federal Natl Mtge Assn #735057
      01-01-19                             4.50     2,257,181          2,182,806
Federal Natl Mtge Assn #740843
      11-01-18                             5.00       130,714            128,811
Federal Natl Mtge Assn #744010
      07-01-13                             5.00     1,417,697          1,405,967
Federal Natl Mtge Assn #745802
      07-01-36                             6.00     4,465,198          4,495,431
Federal Natl Mtge Assn #747536
      11-01-33                             5.00     2,029,585          1,963,277
Federal Natl Mtge Assn #754297
      12-01-33                             4.73       277,743(j)         270,749
Federal Natl Mtge Assn #755891
      03-01-13                             5.00       342,773            340,572

See accompanying notes to investments in securities.


230 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Short Duration U.S. Government Fund

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #791447
      10-01-34                             6.00%  $   674,977       $    680,036
Federal Natl Mtge Assn #797044
      07-01-34                             5.50     3,380,820          3,344,575
Federal Natl Mtge Assn #799769
      11-01-34                             5.05     1,174,012(j)       1,165,864
Federal Natl Mtge Assn #801344
      10-01-34                             5.07     1,358,239(j)       1,357,247
Federal Natl Mtge Assn #815264
      05-01-35                             5.22     1,930,846(j)       1,926,666
Federal Natl Mtge Assn #815463
      02-01-35                             5.50       784,044            775,639
Federal Natl Mtge Assn #844257
      11-01-35                             5.09     1,779,748(j)       1,780,139
Federal Natl Mtge Assn #845070
      12-01-35                             5.09     1,081,564(j)       1,075,984
Federal Natl Mtge Assn #849082
      01-01-36                             5.84     1,374,272(j)       1,382,641
Federal Natl Mtge Assn #849170
      01-01-36                             5.95     2,686,462(j)       2,703,125
Federal Natl Mtge Assn #850855
      12-01-35                             4.99     1,514,521(j)       1,503,889
Federal Natl Mtge Assn #865689
      02-01-36                             5.90     3,166,461(j)       3,211,013
Federal Natl Mtge Assn #866097
      02-01-36                             6.18     2,475,138(j)       2,518,478
Federal Natl Mtge Assn #878661
      02-01-36                             5.50     4,658,180          4,583,090
Federal Natl Mtge Assn #881629
      02-01-36                             5.50     3,492,756          3,436,453
Federal Natl Mtge Assn #885827
      06-01-36                             6.50     2,493,192          2,557,339
Federal Natl Mtge Assn #885871
      06-01-36                             7.00     1,921,797          1,985,846
Federal Natl Mtge Assn #886461
      08-01-36                             6.19     1,399,459(j)       1,417,246
Federal Natl Mtge Assn #887096
      07-01-36                             5.82     2,604,692(j)       2,636,783
Federal Natl Mtge Assn #900197
      10-01-36                             5.98     1,649,634(j)       1,659,911
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2003-24 Cl PI
      12-25-12                            20.00       398,225(i)           7,960
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2003-26 Cl MI
      03-25-23                            12.58       709,940(i)         123,490

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2003-71 Cl IM
      12-25-31                            14.12%  $   584,573(i)    $     91,501
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2003-81 Cl LI
      11-25-13                            10.08     1,178,953(i)          52,738
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 2004-84 Cl GI
      12-25-22                            12.17       470,063(i)          62,984
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Interest Only
   Series 367 Cl 2
      01-25-36                             8.45     2,037,292(i)         480,037
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Series 2003-133 Cl GB
      12-25-26                             8.00       398,730            420,198
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Series 2003-94 Cl QB
      07-25-23                             5.50     1,845,844          1,838,881
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Series 2003-W11 Cl A1
      06-25-33                             8.02        32,941(j)          33,102
Federal Natl Mtge Assn
   Collateralized Mtge Obligation
   Series 2004-60 Cl PA
      04-25-34                             5.50     2,051,964          2,050,684
Govt Natl Mtge Assn #3501
      01-20-34                             6.00     7,360,817          7,449,457
Govt Natl Mtge Assn #3920
      11-20-36                             6.00     3,494,557          3,534,545
Govt Natl Mtge Assn #498182
      05-15-16                             6.00       836,999            851,324
Govt Natl Mtge Assn #605970
      03-15-33                             6.00       275,008            279,110
Govt Natl Mtge Assn #615738
      03-15-18                             7.00       983,440          1,013,547
Govt Natl Mtge Assn #615740
      08-15-13                             6.00     1,975,961          2,011,180
Govt Natl Mtge Assn #780758
      04-15-13                             7.00       177,629            183,339

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
MORTGAGE-BACKED (CONT.)
Govt Natl Mtge Assn #781507
      09-15-14                             6.00%  $   902,882       $    918,915
Govt Natl Mtge Assn
   Collateralized Mtge Obligation
   Series 2002-16 Cl PB
      04-16-31                             6.00       103,318            103,144
Govt Natl Mtge Assn
   Collateralized Mtge Obligation
   Series 2003-17 Cl B
      10-16-27                             5.00       125,000            123,616
Govt Natl Mtge Assn
   Collateralized Mtge Obligation
   Series 2004-19 Cl DJ
      03-20-34                             4.50     1,272,750          1,248,497
Govt Natl Mtge Assn
   Collateralized Mtge Obligation
   Series 2006-32 Cl A
      01-16-30                             5.08     4,444,687          4,424,280
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2004-4 Cl 3A
      06-19-34                             2.98     1,115,569(j)       1,110,787
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2005-12 Cl 2A11
      10-19-35                             6.83     1,749,952(j)       1,802,000
Harborview Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2006-8 Cl 2A1B
      08-21-46                             5.57       990,357(j)         989,919
IndyMac Index Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2006-AR13 Cl A1
      07-25-36                             6.10     2,554,955(j)       2,561,215
Morgan Stanley Mtge Loan Trust
   Collateralized Mtge Obligation
   Series 2004-2AR Cl 3A
      02-25-34                             5.05     1,217,390(j)       1,201,637
Structured Adjustable Rate Mtge Loan
   Trust
   Collateralized Mtge Obligation
   Series 2005-15 Cl 4A1
      07-25-35                             5.52     2,956,993(j)       2,930,196
Structured Adjustable Rate Mtge Loan
   Trust
   Collateralized Mtge Obligation
   Series 2006-5 Cl 4A1
      06-25-36                             5.97     1,877,728(j)       1,882,936
Vendee Mtge Trust
   Collateralized Mtge Obligation
   Series 2003-1 Cl D
      12-15-25                             5.75     1,261,394          1,255,204

                             See accompanying notes to investments in securities


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 231

RiverSource VP - Short Duration U.S. Government Fund

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
MORTGAGE-BACKED (CONT.)
Vendee Mtge Trust
   Collateralized Mtge Obligation
   Series 2003-2 Cl D
      11-15-23                             5.00%  $    37,780       $     37,530
Wells Fargo Mtge Backed Securities Trust
   Collateralized Mtge Obligation
   Series 2005-10 Cl A1
      10-25-35                             5.00     4,449,087          4,278,064

BONDS (CONTINUED)

                                         COUPON    PRINCIPAL
ISSUER                                    RATE       AMOUNT           VALUE(a)
------                                   ------   -----------       ------------
MORTGAGE-BACKED (CONT.)
Wells Fargo Mtge Backed Securities
   Trust
   Collateralized Mtge Obligation
   Series 2005-5 Cl 2A1
      05-25-35                             5.50%   $1,699,697       $  1,669,952
Wells Fargo Mtge Backed Securities
   Trust
   Collateralized Mtge Obligation
   Series 2006-AR6 Cl 5A1
      03-25-36                             5.11     1,921,613(j)       1,899,204
                                                                    ------------
Total                                                                243,201,215
                                                                    ------------
TOTAL BONDS
(Cost: $483,101,407)                                                $480,946,812
                                                                    ------------

MONEY MARKET FUND (0.1%)

                                                     SHARES           VALUE(a)
                                                  -----------       ------------
RiverSource Short-Term
   Cash Fund                                          668,494(l)    $    668,494
                                                                    ------------
TOTAL MONEY MARKET FUND
(Cost: $668,494)                                                    $    668,494
                                                                    ------------

SHORT-TERM SECURITIES (1.4%)

                                                     AMOUNT
                                      EFFECTIVE    PAYABLE AT
ISSUER                                  YIELD       MATURITY          VALUE(a)
------                                ---------   -----------       ------------
U.S.GOVERNMENT AGENCIES
Federal Home Loan Bank Disc Nts
      01-02-07                             4.83%  $ 6,200,000       $  6,196,673
                                                                    ------------
TOTAL SHORT-TERM SECURITIES
(Cost: $6,197,505)                                                  $  6,196,673
                                                                    ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $489,967,406)(n)                                             $487,811,979
                                                                    ============

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements

(b) At Dec. 31, 2006, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $32,215,025.

(c) Foreign security values are stated in U.S. dollars. At Dec. 31, 2006, the value of foreign securities represented 2.2% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Dec. 31, 2006, the value of these securities amounted to $3,522,580 or 0.8% of net assets.

(e) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Dec. 31, 2006.

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and collateralized mortgage obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(g) Inflation-indexed bonds are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.

(h) Inverse floaters represent securities that pay interest at a rate that increases (decreases) in the same magnitude as, or in a multiple of, a decline (increase) in the LIBOR (London InterBank Offering Rate) Index. Interest rate disclosed is the rate in effect on Dec. 31, 2006. At Dec. 31, 2006, the value of inverse floaters represented 0.0% of net assets.

(i) Interest only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. Interest rate disclosed represents yield based upon the estimated timing and amount of future cash flows at Dec. 31, 2006.

(j) Adjustable rate mortgage; interest rate varies to reflect current market conditions; rate shown is the effective rate on Dec. 31, 2006. (k) Partially pledged as initial deposit on the following open interest rate futures contracts (see Note 7 to the financial statements):

                                                                       NOTIONAL
TYPE OF SECURITY                                                        AMOUNT
----------------                                                     -----------
PURCHASE CONTRACTS
U.S. Treasury Note, March 2007, 2-year                               $35,800,000
U.S. Treasury Note, March 2007, 5-year                                 9,800,000
SALE CONTRACTS
U.S. Long Bond, March 2007, 20-year                                    5,700,000
U.S. Treasury Note, March 2007, 10-year                               20,400,000


232 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Short Duration U.S. Government Fund

(l)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(m) The following abbreviation is used in the portfolio security description to identify the insurer of the issue:

     MBIA -- MBIA Insurance Corporation

(n) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $490,898,663 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                              $ 1,220,795
Unrealized depreciation                                               (4,307,479)
                                                                     -----------
Net unrealized depreciation                                          $(3,086,684)
                                                                     -----------

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 233

INVESTMENTS IN SECURITIES
RiverSource VP - Small Cap Advantage Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (98.5%)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
AEROSPACE & DEFENSE (1.4%)
Ceradyne                                                13,851(b)   $    782,582
Curtiss-Wright                                          12,000           444,960
HEICO                                                   14,000           543,620
K&F Inds Holdings                                       19,900(b)        451,929
Teledyne Technologies                                   19,400(b)        778,522
                                                                    ------------
Total                                                                  3,001,613
                                                                    ------------
AIR FREIGHT & LOGISTICS (0.6%)
Hub Group Cl A                                          32,959(b)        908,020
Pacer Intl                                              15,200           452,504
                                                                    ------------
Total                                                                  1,360,524
                                                                    ------------
AIRLINES (1.0%)
AirTran Holdings                                        26,000(b)        305,240
Continental Airlines Cl B                               20,300(b)        837,375
ExpressJet Holdings                                     42,000(b)        340,200
Republic Airways Holdings                               25,000(b)        419,500
SkyWest                                                 12,700           323,977
                                                                    ------------
Total                                                                  2,226,292
                                                                    ------------
AUTO COMPONENTS (0.7%)
ArvinMeritor                                            31,295           570,508
Cooper Tire & Rubber                                    17,000           243,100
LKQ                                                     14,000(b)        321,860
Tenneco                                                 19,200(b)        474,624
                                                                    ------------
Total                                                                  1,610,092
                                                                    ------------
BEVERAGES (0.4%)
Boston Beer Cl A                                        25,900(b)        931,882
                                                                    ------------
BIOTECHNOLOGY (3.6%)
Alkermes                                                21,000(b)        280,770
Applera - Celera Group                                  47,800(b,d)      668,722
Arena Pharmaceuticals                                   28,100(b)        362,771
BioMarin Pharmaceutical                                 26,244(b)        430,139
Cubist Pharmaceuticals                                  20,800(b)        376,688
CV Therapeutics                                         17,000(b)        237,320
Digene                                                   7,000(b)        335,440
Enzon Pharmaceuticals                                   40,000(b)        340,400
Human Genome Sciences                                   46,200(b)        574,728
InterMune                                               11,200(b)        344,400
Isis Pharmaceuticals                                    38,000(b)        422,560
Lexicon Genetics                                       112,400(b)        405,764
Medarex                                                 51,100(b)        755,769
Myriad Genetics                                         13,200(b)        413,160
Nabi Biopharmaceuticals                                 52,000(b)        352,560
OSI Pharmaceuticals                                      9,000(b)        314,820
Progenics Pharmaceuticals                               17,800(b)        458,172
Regeneron Pharmaceuticals                               13,200(b)        264,924
United Therapeutics                                     10,000(b)        543,700
                                                                    ------------
Total                                                                  7,882,807
                                                                    ------------
BUILDING PRODUCTS (0.3%)
Goodman Global                                          33,100(b)        569,320
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
CAPITAL MARKETS (1.3%)
Ares Capital                                            26,000      $    496,860
Knight Capital Group Cl A                               46,373(b)        888,970
LaBranche & Co                                          35,101(b,e)      345,043
Piper Jaffray Companies                                  9,000(b)        586,350
TradeStation Group                                      38,000(b)        522,500
                                                                    ------------
Total                                                                  2,839,723
                                                                    ------------
CHEMICALS (1.7%)
Arch Chemicals                                          13,000           433,030
CF Inds Holdings                                        18,000           461,520
HB Fuller                                               24,000           619,680
NewMarket                                                8,000           472,400
Pioneer Companies                                       16,000(b)        458,560
Sensient Technologies                                   22,934           564,176
Spartech                                                28,987           760,040
                                                                    ------------
Total                                                                  3,769,406
                                                                    ------------
COMMERCIAL BANKS (4.5%)
Central Pacific Financial                                8,400           325,584
Chittenden                                              15,000           460,350
Citizens Banking                                        15,000           397,500
City Holding                                            21,700           887,313
First BanCorp                                           45,000(c)        428,850
Greater Bay Bancorp                                     29,552           778,104
Hancock Holding                                         12,423           656,431
Hanmi Financial                                         36,800           829,104
Oriental Financial Group                                31,000(c)        401,450
Pacific Capital Bancorp                                 20,997           705,079
Preferred Bank                                           8,900           534,801
Prosperity Bancshares                                   14,000           483,140
Sterling Financial                                      27,700           936,538
SVB Financial Group                                     13,000(b)        606,060
Trustmark                                               24,999           817,717
United Community Banks                                  19,000           614,080
                                                                    ------------
Total                                                                  9,862,101
                                                                    ------------
COMMERCIAL SERVICES & SUPPLIES (4.5%)
ABM Inds                                                34,000           772,140
American Reprographics                                  20,700(b)        689,517
CBIZ                                                    61,300(b)        427,261
Clean Harbors                                           10,000(b)        484,100
Consolidated Graphics                                    9,900(b)        584,793
CRA Intl                                                 8,700(b)        455,880
Deluxe                                                  29,000           730,800
Ennis                                                   20,000           489,200
GEO Group                                               18,000(b)        675,360
Global Cash Access Holdings                             22,800(b)        370,044
Heidrick & Struggles Intl                                8,000(b)        338,880
Herman Miller                                           18,200           661,752
IHS Cl A                                                19,100(b)        754,068
IKON Office Solutions                                   29,000           474,730
Knoll                                                   27,000           594,000
Viad                                                    13,479           547,247
Watson Wyatt Worldwide Cl A                             17,500           790,125
                                                                    ------------
Total                                                                  9,839,897
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
COMMUNICATIONS EQUIPMENT (2.8%)
3Com                                                    60,900(b)   $    250,299
ADTRAN                                                  17,800           404,060
Anaren                                                  17,800(b)        316,128
ARRIS Group                                             70,000(b)        875,700
CommScope                                               15,236(b)        464,393
Finisar                                                108,861(b)        351,621
Foundry Networks                                        62,100(b)        930,258
InterDigital Communications                              7,400(b)        248,270
Polycom                                                 37,800(b)      1,168,398
Sonus Networks                                          79,900(b)        526,541
Sycamore Networks                                       79,500(b)        298,920
UTStarcom                                               35,000(b)        306,250
                                                                    ------------
Total                                                                  6,140,838
                                                                    ------------
COMPUTERS & PERIPHERALS (1.1%)
Brocade Communications
   Systems                                              98,400(b)        807,864
Electronics for Imaging                                 20,700(b)        550,206
Emulex                                                  18,800(b)        366,788
Imation                                                 15,241           707,640
                                                                    ------------
Total                                                                  2,432,498
                                                                    ------------
CONSTRUCTION & ENGINEERING (0.4%)
EMCOR Group                                              7,000(b)        397,950
Granite Construction                                     9,000           452,880
                                                                    ------------
Total                                                                    850,830
                                                                    ------------
CONSTRUCTION MATERIALS (0.4%)
Headwaters                                              22,000(b)        527,120
Texas Inds                                               5,400           346,842
                                                                    ------------
Total                                                                    873,962
                                                                    ------------
CONSUMER FINANCE (0.9%)
Cash America Intl                                       16,189           759,264
EZCORP Cl A                                             31,100(b)        505,375
First Cash Financial
   Services                                             24,000(b)        620,880
                                                                    ------------
Total                                                                  1,885,519
                                                                    ------------
CONTAINERS & PACKAGING (0.7%)
Greif Cl A                                               6,100           722,240
Rock-Tenn Cl A                                          13,986           379,160
Silgan Holdings                                         10,000           439,200
                                                                    ------------
Total                                                                  1,540,600
                                                                    ------------
DISTRIBUTORS (0.2%)
Building Materials Holding                              17,000           419,730
                                                                    ------------
DIVERSIFIED CONSUMER SERVICES (0.8%)
Coinstar                                                18,000(b)        550,260
DeVry                                                   16,000           448,000
Pre-Paid Legal Services                                 10,000           391,300
Regis                                                    8,000           316,320
                                                                    ------------
Total                                                                  1,705,880
                                                                    ------------

See accompanying notes to investments in securities.


234 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Small Cap Advantage Fund

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
DIVERSIFIED FINANCIAL SERVICES (0.5%)
Financial Federal                                       11,100      $    326,451
Intl Securities Exchange
   Holdings                                             17,700           828,183
                                                                    ------------
Total                                                                  1,154,634
                                                                    ------------
DIVERSIFIED TELECOMMUNICATION SERVICES (1.4%)
Alaska Communications
   Systems Group                                        30,400           461,776
Cbeyond                                                 12,100(b)        370,139
Cincinnati Bell                                         81,200(b)        371,084
CT Communications                                       14,000           320,880
General Communication Cl A                              30,000(b)        471,900
Golden Telecom                                           8,100(c)        379,404
Time Warner Telecom Cl A                                32,300(b)        643,739
                                                                    ------------
Total                                                                  3,018,922
                                                                    ------------
ELECTRIC UTILITIES (1.4%)
Cleco                                                   27,534           694,683
Idacorp                                                 16,800           649,320
Unisource Energy                                        27,000           986,310
Westar Energy                                           29,200           758,032
                                                                    ------------
Total                                                                  3,088,345
                                                                    ------------
ELECTRICAL EQUIPMENT (1.9%)
Acuity Brands                                           21,600         1,124,064
General Cable                                           22,809(b)        996,981
Genlyte Group                                           15,900(b)      1,241,949
Regal-Beloit                                            15,992           839,740
                                                                    ------------
Total                                                                  4,202,734
                                                                    ------------
ELECTRONIC EQUIPMENT & INSTRUMENTS (2.8%)
Aeroflex                                                47,174(b)        552,879
Anixter Intl                                             9,400(b)        510,420
Benchmark Electronics                                   16,000(b)        389,760
FLIR Systems                                            23,400(b)        744,822
Global Imaging Systems                                  32,000(b)        702,400
Itron                                                   12,100(b)        627,264
KEMET                                                   47,000(b)        343,100
Plexus                                                  18,824(b)        449,517
Rofin-Sinar Technologies                                 7,980(b)        482,471
Rogers                                                   9,000(b)        532,350
ScanSource                                              14,000(b)        425,600
Technitrol                                              13,000           310,570
                                                                    ------------
Total                                                                  6,071,153
                                                                    ------------
ENERGY EQUIPMENT & SERVICES (3.0%)
BASiC Energy Services                                   17,800(b)        438,770
Dril-Quip                                               12,600(b)        493,416
Grey Wolf                                              110,500(b)        758,030
GulfMark Offshore                                        9,000(b)        336,690
Lone Star Technologies                                   5,700(b)        275,937
Matrix Service                                          31,000(b)        499,100
NATCO Group Cl A                                        13,900(b)        443,132
Oil States Intl                                         21,600(b)        696,168
Parker Drilling                                         64,714(b)        528,713
RPC                                                     24,750           417,780
Trico Marine Services                                    7,900(b)        302,649
Veritas DGC                                              6,349(b)        543,665
W-H Energy Services                                     17,296(b)        842,142
                                                                    ------------
Total                                                                  6,576,192
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES          VALUE(a)
------                                               ---------      ------------
FOOD & STAPLES RETAILING (0.6%)
Longs Drug Stores                                       12,400      $    525,512
Pantry                                                   7,964(b)        373,034
Spartan Stores                                          24,400           510,692
                                                                    ------------
Total                                                                  1,409,238
                                                                    ------------
FOOD PRODUCTS (0.6%)
Imperial Sugar                                          14,000           338,940
Premium Standard Farms                                  22,800           423,396
Ralcorp Holdings                                         6,000(b)        305,340
Sanderson Farms                                          8,000           242,320
                                                                    ------------
Total                                                                  1,309,996
                                                                    ------------
GAS UTILITIES (1.2%)
Laclede Group                                           18,900           662,067
Nicor                                                   21,413         1,002,128
Southwest Gas                                           24,400           936,228
                                                                    ------------
Total                                                                  2,600,423
                                                                    ------------
HEALTH CARE EQUIPMENT & SUPPLIES (2.1%)
DJO                                                     12,800(b)        548,096
Greatbatch                                              12,300(b)        331,116
Hologic                                                 22,027(b)      1,041,437
ICU Medical                                              9,500(b)        386,460
Immucor                                                 18,000(b)        526,140
Mentor                                                  11,400           557,118
Palomar Medical Technologies                            10,100(b)        511,767
Quidel                                                  24,000(b)        326,880
West Pharmaceutical Services                             8,889           455,383
                                                                    ------------
Total                                                                  4,684,397
                                                                    ------------
HEALTH CARE PROVIDERS & SERVICES (3.5%)
Air Methods                                             13,000(b)        362,960
AMN Healthcare Services                                 24,300(b)        669,222
Apria Healthcare Group                                  14,000(b)        373,100
Emergency Medical
   Services LP Cl A                                     18,000(b)        377,640
Healthways                                              14,000(b)        667,940
inVentiv Health                                         21,701(b)        767,130
Kindred Healthcare                                      12,915(b)        326,104
LHC Group                                               13,000(b)        370,630
Magellan Health Services                                16,500(b)        713,130
MedCath                                                 10,000(b)        273,600
Molina Healthcare                                       13,800(b)        448,638
Psychiatric Solutions                                   24,600(b)        922,992
Radiation Therapy Services                              15,000(b)        472,800
Sunrise Senior Living                                   13,900(b)        427,008
WellCare Health Plans                                    8,900(b)        613,210
                                                                    ------------
Total                                                                  7,786,104
                                                                    ------------
HEALTH CARE TECHNOLOGY (0.4%)
Omnicell                                                23,000(b)        428,490
TriZetto Group                                          20,900(b)        383,933
                                                                    ------------
Total                                                                    812,423
                                                                    ------------
HOTELS, RESTAURANTS & LEISURE (2.4%)
Buffalo Wild Wings                                       6,000(b)        319,200
CBRL Group                                              12,000           537,120
CEC Entertainment                                       11,000(b)        442,750
Chipotle Mexican Grill Cl B                             12,000(b)        624,000
CKE Restaurants                                         34,200           629,280

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
HOTELS, RESTAURANTS & LEISURE (CONT.)
Domino's Pizza                                          20,400      $    571,200
Dover Downs Gaming &
   Entertainment                                        26,000           347,620
Jack in the Box                                         11,523(b)        703,364
Speedway Motorsports                                    14,800           568,320
Triarc Companies Cl B                                   12,000           240,000
Vail Resorts                                             7,300(b)        327,186
                                                                    ------------
Total                                                                  5,310,040
                                                                    ------------
HOUSEHOLD DURABLES (1.0%)
American Greetings Cl A                                 29,000           692,230
Blyth                                                   13,000           269,750
Champion Enterprises                                    62,600(b)        585,936
Hovnanian Enterprises Cl A                              11,000(b)        372,900
Meritage Homes                                           7,000(b)        334,040
                                                                    ------------
Total                                                                  2,254,856
                                                                    ------------
INDEPENDENT POWER PRODUCERS & ENERGY TRADERS (0.5%)
Black Hills                                             27,000           997,380
                                                                    ------------
INDUSTRIAL CONGLOMERATES (0.2%)
Tredegar                                                21,600           488,376
                                                                    ------------
INSURANCE (5.5%)
American Physicians Capital                             15,964(b)        639,199
Commerce Group                                          28,052           834,547
Delphi Financial Group Cl A                             31,425         1,271,455
Horace Mann Educators                                   50,378         1,017,636
LandAmerica Financial Group                             15,623           985,968
Navigators Group                                        19,200(b)        925,056
Odyssey Re Holdings                                     23,000           857,900
Ohio Casualty                                           12,200           363,682
Phoenix Companies                                       32,300           513,247
ProAssurance                                            24,500(b)      1,223,040
RLI                                                      9,700           547,274
Safety Insurance Group                                  15,645           793,358
Selective Insurance Group                               19,650         1,125,749
Zenith Natl Insurance                                   19,100           895,981
                                                                    ------------
Total                                                                 11,994,092
                                                                    ------------
INTERNET & CATALOG RETAIL (0.2%)
FTD Group                                               19,000(b)        339,910
                                                                    ------------
INTERNET SOFTWARE & SERVICES (1.8%)
Digital River                                           11,400(b)        636,006
Internap Network Services                               30,000(b)        596,100
j2 Global Communications                                15,500(b)        422,375
NIC                                                     79,900(b)        397,103
RealNetworks                                            53,300(b)        583,102
Travelzoo                                               14,200(b)        425,290
ValueClick                                              28,796(b)        680,449
Websense                                                12,000(b)        273,960
                                                                    ------------
Total                                                                  4,014,385
                                                                    ------------
IT SERVICES (2.1%)
BISYS Group                                             28,000(b)        361,480
CSG Systems Intl                                        24,393(b)        652,025
Forrester Research                                      19,000(b)        515,090
Gartner                                                 24,800(b)        490,792
infoUSA                                                 37,900           451,389

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 235

RiverSource VP - Small Cap Advantage Fund

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
IT SERVICES (CONT.)
Lightbridge                                             29,000(b)   $    392,660
MPS Group                                               40,500(b)        574,290
Sykes Enterprises                                       38,500(b)        679,140
Tyler Technologies                                      38,000(b)        534,280
                                                                    ------------
Total                                                                  4,651,146
                                                                    ------------
LEISURE EQUIPMENT & PRODUCTS (1.0%)
JAKKS Pacific                                           15,000(b)        327,600
K2                                                      38,000(b)        501,220
Marvel Entertainment                                    27,900(b)        750,789
RC2                                                     14,000(b)        616,000
                                                                    ------------
Total                                                                  2,195,609
                                                                    ------------
LIFE SCIENCES TOOLS & SERVICES (1.4%)
Bio-Rad Laboratories Cl A                                9,300(b)        767,436
Exelixis                                                45,600(b)        410,400
Illumina                                                16,000(b)        628,960
Nektar Therapeutics                                     25,000(b,e)      380,250
Varian                                                  17,900(b)        801,741
                                                                    ------------
Total                                                                  2,988,787
                                                                    ------------
MACHINERY (3.5%)
Accuride                                                30,000(b)        337,800
Ampco-Pittsburgh                                        10,000           334,800
Cascade                                                  8,000           423,200
Columbus McKinnon                                       19,000(b)        399,380
EnPro Inds                                              10,500(b)        348,705
Gardner Denver                                          14,800(b)        552,188
Middleby                                                 8,100(b)        847,827
Miller Inds                                             15,000(b)        360,000
Mueller Inds                                            14,998           475,437
Navistar Intl                                           12,000(b)        401,160
Nordson                                                 16,100           802,263
RBC Bearings                                            23,000(b)        659,180
Valmont Inds                                            16,800           932,232
Wabtec                                                  15,200           461,776
Watts Water Technologies Cl A                           11,000           452,210
                                                                    ------------
Total                                                                  7,788,158
                                                                    ------------
MARINE (0.5%)
American Commercial Lines                               16,500(b)      1,080,915
                                                                    ------------
MEDIA (1.6%)
Belo Cl A                                               24,000           441,120
Charter Communications Cl A                             81,000(b)        247,860
Cox Radio Cl A                                          40,600(b)        661,780
Interactive Data                                        25,000           601,000
Journal Communications Cl A                             38,000           479,180
LodgeNet Entertainment                                  11,000(b)        275,330
Scholastic                                              11,800(b)        422,912
Sinclair Broadcast Group Cl A                           36,000           378,000
                                                                    ------------
Total                                                                  3,507,182
                                                                    ------------
METALS & MINING (1.5%)
AK Steel Holding                                        36,000(b)        608,400
Chaparral Steel                                         18,800           832,276
Cleveland-Cliffs                                        17,400           842,856
Hecla Mining                                            50,000(b)        383,000
Metal Management                                        11,713           443,337
Worthington Inds                                        11,000           194,920
                                                                    ------------
Total                                                                  3,304,789
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
MULTILINE RETAIL (0.7%)
99 Cents Only Stores                                    39,310(b)   $    478,403
Big Lots                                                44,100(b)      1,010,772
                                                                    ------------
Total                                                                  1,489,175
                                                                    ------------
MULTI-UTILITIES (0.1%)
Avista                                                  12,000           303,720
                                                                    ------------
OIL, GAS & CONSUMABLE FUELS (2.3%)
Alon USA Energy                                         12,000           315,720
Arena Resources                                         20,800(b)        888,368
Atlas America                                           12,632(b)        643,853
Carrizo Oil & Gas                                       10,000(b)        290,200
Mariner Energy                                          23,800(b)        466,480
Penn Virginia                                           13,300           931,532
Petrohawk Energy                                        18,000(b)        207,000
Swift Energy                                            12,000(b)        537,720
VAALCO Energy                                           63,400(b)        427,950
VeraSun Energy                                          19,533(b)        385,777
                                                                    ------------
Total                                                                  5,094,600
                                                                    ------------
PAPER & FOREST PRODUCTS (0.2%)
Buckeye Technologies                                    44,700(b)        535,506
                                                                    ------------
PERSONAL PRODUCTS (0.4%)
NBTY                                                    10,000(b)        415,700
Prestige Brands Holdings                                29,000(b)        377,580
                                                                    ------------
Total                                                                    793,280
                                                                    ------------
PHARMACEUTICALS (1.4%)
   Adams Respiratory Therapeutics                       10,000(b)        408,100
Medicis Pharmaceutical Cl A                             13,900           488,307
MGI PHARMA                                              24,600(b)        452,886
Noven Pharmaceuticals                                   14,000(b)        356,300
Perrigo                                                 30,400           525,920
Sciele Pharma                                           21,300(b)        511,200
ViroPharma                                              22,000(b)        322,080
                                                                    ------------
Total                                                                  3,064,793
                                                                    ------------
REAL ESTATE INVESTMENT TRUSTS (REITS) (6.2%)
Agree Realty                                            13,000           446,810
American Home Mtge
   Investment                                           20,289           712,550
Arbor Realty Trust                                      13,800           415,242
BioMed Realty Trust                                     16,000           457,600
Capital Trust Cl A                                       9,000           449,460
Cousins Properties                                      20,000           705,400
EastGroup Properties                                    12,000           642,720
Entertainment Properties Trust                           6,300           368,172
FelCor Lodging Trust                                    25,000           546,000
Home Properties                                         11,600           687,532
IMPAC Mtge Holdings                                     46,347           407,854
Inland Real Estate                                      35,000           655,200
LaSalle Hotel Properties                                20,000           917,000
Nationwide Health Properties                            30,400           918,688
Natl Retail Properties                                  29,000           665,550
Newcastle Investment                                     7,000           219,240
Potlatch                                                11,000           482,020
PS Business Parks                                        9,700           685,887
Realty Income                                           33,000           914,100
Redwood Trust                                            8,000           464,640
Sovran Self Storage                                      9,600           549,888

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
REAL ESTATE INVESTMENT TRUSTS (REITS) (CONT.)
Tanger Factory Outlet Centers                           20,400      $    797,232
Winston Hotels                                          33,000           437,250
                                                                    ------------
Total                                                                 13,546,035
                                                                    ------------
ROAD & RAIL (0.5%)
Florida East Coast Inds                                  9,500           566,200
Heartland Express                                       24,000           360,480
Old Dominion Freight Line                               11,050(b)        265,974
                                                                    ------------
Total                                                                  1,192,654
                                                                    ------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (3.9%)
Advanced Energy Inds                                    22,800(b)        430,236
Amkor Technology                                        46,000(b)        429,640
Atheros Communications                                  25,393(b)        541,379
Atmel                                                   67,200(b)        406,560
Brooks Automation                                       24,000(b)        345,600
Cirrus Logic                                            46,900(b)        322,672
Cohu                                                    13,000           262,080
Cymer                                                   13,900(b)        610,905
FormFactor                                               6,700(b)        249,575
Lattice Semiconductor                                   54,500(b)        353,160
Micrel                                                  39,000(b)        420,420
MKS Instruments                                         30,400(b)        686,432
ON Semiconductor                                        37,100(b)        280,847
RF Micro Devices                                        64,700(b)        439,313
Silicon Image                                           42,600(b)        541,872
Silicon Storage Technology                              78,600(b)        354,486
Supertex                                                10,000(b)        392,500
Tessera Technologies                                    11,400(b)        459,876
Trident Microsystems                                    28,000(b)        509,040
Varian Semiconductor
   Equipment Associates                                 14,000(b)        637,280
                                                                    ------------
Total                                                                  8,673,873
                                                                    ------------
SOFTWARE (3.2%)
Actuate                                                 77,000(b)        457,380
Ansoft                                                   9,000(b)        250,200
ANSYS                                                    6,822(b)        296,689
Aspen Technology                                        40,083(b)        441,715
Blackbaud                                               12,000           312,000
Hyperion Solutions                                      13,900(b)        499,566
Magma Design Automation                                 29,800(b)        266,114
Manhattan Associates                                     9,700(b)        291,776
MICROS Systems                                          15,100(b)        795,769
MicroStrategy Cl A                                       2,300(b)        262,223
OPNET Technologies                                      25,400(b)        367,030
Parametric Technology                                   17,000(b)        306,340
Quality Systems                                         13,000           484,510
Sybase                                                  31,700(b)        782,990
THQ                                                     12,000(b)        390,240
TIBCO Software                                          62,100(b)        586,224
VA Software                                             47,000(b)        236,410
                                                                    ------------
Total                                                                  7,027,176
                                                                    ------------

See accompanying notes to investments in securities.


236 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Small Cap Advantage Fund

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
SPECIALTY RETAIL (3.7%)
Aeropostale                                            16,000(b)    $    493,920
Blockbuster Cl A                                       94,000(b)         497,260
Cato Cl A                                              13,753            315,081
Charlotte Russe Holding                                12,000(b)         369,000
Charming Shoppes                                       36,800(b)         497,904
CSK Auto                                               26,600(b)         456,190
Dress Barn                                             29,000(b)         676,570
DSW Cl A                                               15,200(b)         586,264
GUESS?                                                  9,500(b)         602,585
Gymboree                                                5,800(b)         221,328
Hibbett Sporting Goods                                 14,000(b)         427,420
J Crew Group                                           15,000(b)         578,250
Men's Wearhouse                                        18,100            692,506
Payless ShoeSource                                     25,600(b)         840,192
Rent-A-Center                                          19,800(b)         584,298
Talbots                                                14,000            337,400
                                                                    ------------
Total                                                                  8,176,168
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
TEXTILES, APPAREL & LUXURY GOODS (2.6%)
Carter's                                               13,000(b)    $    331,500
Deckers Outdoor                                        10,719(b)         642,604
Kellwood                                               11,000            357,720
K-Swiss Cl A                                           19,000            584,060
Movado Group                                           30,400            881,600
Phillips-Van Heusen                                    20,500          1,028,485
Quiksilver                                             32,200(b)         507,150
Steven Madden                                           8,000            280,720
Warnaco Group                                          19,176(b)         486,687
Wolverine World Wide                                   24,100            687,332
                                                                    ------------
Total                                                                  5,787,858
                                                                    ------------
THRIFTS & MORTGAGE FINANCE (2.5%)
BankUnited Financial Cl A                              29,000            810,840
Corus Bankshares                                       15,800            364,506
Downey Financial                                        9,200            667,736
FirstFed Financial                                     11,392(b)         762,922
Ocwen Financial                                        42,225(b)         669,689
TierOne                                                30,900            976,749
Triad Guaranty                                         14,367(b)         788,317
WSFS Financial                                          6,700            448,431
                                                                    ------------
Total                                                                  5,489,190
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES         VALUE(a)
------                                               ---------      ------------
TRADING COMPANIES & DISTRIBUTORS (0.6%)
Applied Industrial
   Technologies                                         16,300      $    428,853
Interline Brands                                        22,900(b)        514,563
Williams Scotsman Intl                                  23,000(b)        451,260
                                                                    ------------
Total                                                                  1,394,676
                                                                    ------------
WIRELESS TELECOMMUNICATION SERVICES (0.3%)
iPCS                                                    10,000(b)        553,600
                                                                    ------------
TOTAL COMMON STOCKS
(Cost: $198,284,179)                                                $216,496,004
                                                                    ------------

MONEY MARKET FUND (1.5%)(f)

                                                       SHARES         VALUE(a)
                                                     ---------      ------------
RiverSource Short-Term
   Cash Fund                                         3,218,242(g)   $  3,218,242
                                                                    ------------
TOTAL MONEY MARKET FUND
(Cost: $3,218,242)                                                  $  3,218,242
                                                                    ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $201,502,421)(h)                                             $219,714,246
                                                                    ============

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Dec. 31, 2006, the value of foreign securities represented 0.6% of net assets.

(d) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(e) At Dec. 31, 2006, security was partially or fully on loan. See Note 6 to the financial statements.

(f) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 0.3% of net assets. See Note 6 to the financial statements. 1.2% of net assets is the Fund's cash equivalent position.

(g)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(h) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $202,002,122 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                              $21,783,092
Unrealized depreciation                                               (4,070,968)
                                                                     -----------
Net unrealized appreciation                                          $17,712,124
                                                                     -----------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 237

INVESTMENTS IN SECURITIES
RiverSource VP - Small Cap Value Fund
DEC. 31, 2006
(Percentages represent value of investments compared to net assets)

COMMON STOCKS (92.6%)

ISSUER                                                   SHARES        VALUE(a)
------                                               -------------   -----------
AEROSPACE & DEFENSE (0.3%)
Ceradyne                                                 9,200(b)    $   519,800
Orbital Sciences                                        66,300(b)      1,222,572
                                                                     -----------
Total                                                                  1,742,372
                                                                     -----------
AIRLINES (1.6%)
Air France-KLM ADR                                      56,650(c)      2,371,369
Alaska Air Group                                       155,700(b)      6,150,150
ExpressJet Holdings                                     36,000(b)        291,600
SkyWest                                                 38,500           982,135
                                                                     -----------
Total                                                                  9,795,254
                                                                     -----------
AUTO COMPONENTS (3.0%)
American Axle & Mfg
   Holdings                                            258,500         4,908,915
ArvinMeritor                                            25,600           466,688
Lear                                                   223,800(f)      6,608,814
Modine Mfg                                               5,500           137,665
STRATTEC SECURITY                                       26,256(b)      1,223,530
Superior Inds Intl                                     189,400(f)      3,649,738
Visteon                                                159,000(b)      1,348,320
                                                                     -----------
Total                                                                 18,343,670
                                                                     -----------
BEVERAGES (1.3%)
Coca-Cola Bottling
   Company Consolidated                                 81,902         5,604,554
National Beverage                                      177,530(f)      2,490,746
                                                                     -----------
Total                                                                  8,095,300
                                                                     -----------
BIOTECHNOLOGY (0.2%)
BioMarin Pharmaceutical                                 65,700(b)      1,076,823
Savient Pharmaceuticals                                 37,700(b)        422,617
                                                                     -----------
Total                                                                  1,499,440
                                                                     -----------
CAPITAL MARKETS (1.0%)
Knight Capital Group Cl A                               72,800(b)      1,395,576
LaBranche & Co                                          44,100(b,f)      433,503
Oppenheimer Holdings Cl A                              122,972(c)      4,107,265
                                                                     -----------
Total                                                                  5,936,344
                                                                     -----------
CHEMICALS (1.5%)
Georgia Gulf                                            15,200           293,512
Olin                                                    39,200           647,584
Pioneer Companies                                        6,000(b)        171,960
PolyOne                                                663,800(b)      4,978,500
Sensient Technologies                                   39,200           964,320
Spartech                                                43,100         1,130,082
Stepan                                                  29,080           920,964
                                                                     -----------
Total                                                                  9,106,922
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                   SHARES        VALUE(a)
------                                               -------------   -----------
COMMERCIAL BANKS (4.3%)
Bank of Hawaii                                          60,300        $3,253,185
Boston Private
   Financial Holdings                                   81,540         2,300,243
Central Pacific Financial                               11,700           453,492
Chemical Financial                                       5,200           173,160
Citizens Banking                                        42,300         1,120,950
City Holding                                            12,100           494,769
Community Bank System                                   18,500           425,500
Community Trust Bancorp                                  3,700           153,661
Cullen/Frost Bankers                                    39,510         2,205,448
First BanCorp                                           39,800(c)        379,294
First Community Bancorp                                 20,600         1,076,762
Greater Bay Bancorp                                     41,500         1,092,695
Hanmi Financial                                         25,200           567,756
Independent Bank                                        25,730           650,712
Intl Bancshares                                         71,720         2,216,865
Mercantile Bank                                          8,001           301,638
Nara Bancorp                                             6,900           144,348
Pacific Capital Bancorp                                 38,900         1,306,262
Preferred Bank                                           6,500           390,585
Republic Bancorp                                        29,080           391,417
Republic Bancorp Cl A                                   76,460         1,918,381
Security Bank                                            5,500           125,510
Sterling Bancshares                                     58,500           761,670
Sterling Financial                                       9,800           331,338
Susquehanna Bancshares                                  46,500         1,249,920
UCBH Holdings                                           47,300           830,588
Umpqua Holdings                                         62,240         1,831,723
United Community Banks                                  20,500           662,560
                                                                     -----------
Total                                                                 26,810,432
                                                                     -----------
COMMERCIAL SERVICES & SUPPLIES (4.5%)
ADESA                                                   37,120         1,030,080
Bowne & Co                                              52,510           837,009
Brady Cl A                                             115,700         4,313,295
Brink's                                                 22,310         1,426,055
CBIZ                                                    54,300(b)        378,471
Central Parking                                         29,300           527,400
Consolidated Graphics                                    4,200(b)        248,094
Ennis                                                   35,600           870,776
Exponent                                                38,760(b)        723,262
First Advantage Cl A                                    56,360(b)      1,294,026
IKON Office Solutions                                   91,200         1,492,944
John H Harland                                          20,800         1,044,160
Labor Ready                                             75,920(b)      1,391,614
Layne Christensen                                        7,200(b)        236,376
Mac-Gray                                               345,380(b)      4,116,929
Pike Electric                                           68,040(b)      1,111,093
Spherion                                                90,400(b)        671,672
Synagro Technologies                                   595,262         2,631,058
Viad                                                    26,700         1,084,020
WCA Waste                                              346,038(b)      2,778,685
                                                                     -----------
Total                                                                 28,207,019
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                   SHARES        VALUE(a)
------                                               -------------   -----------
COMMUNICATIONS EQUIPMENT (1.2%)
3Com                                                 1,131,000(b)     $4,648,410
Anaren                                                  20,600(b)        365,856
ARRIS Group                                             28,700(b)        359,037
CommScope                                               22,600(b)        688,848
EMS Technologies                                         5,900(b)        118,177
Oplink Communications                                   26,400(b)        542,784
Sycamore Networks                                       19,000(b)         71,440
UTStarcom                                               71,900(b)        629,125
                                                                     -----------
Total                                                                  7,423,677
                                                                     -----------
COMPUTERS & PERIPHERALS (1.8%)
Brocade Communications
   Systems                                              48,300(b)        396,543
Diebold                                                113,300         5,279,780
Hutchinson Technology                                  142,500(b)      3,358,725
Imation                                                 44,990         2,088,886
                                                                     -----------
Total                                                                 11,123,934
                                                                     -----------
CONSTRUCTION & ENGINEERING (0.8%)
Comfort Systems USA                                     17,500           221,200
Infrasource Services                                    13,700(b)        298,249
Insituform Technologies Cl A                           182,700(b)      4,724,622
                                                                     -----------
Total                                                                  5,244,071
                                                                     -----------
CONSUMER FINANCE (0.2%)
Advanta Cl B                                            27,200         1,186,736
                                                                     -----------
CONTAINERS & PACKAGING (1.2%)
AptarGroup                                             107,550         6,349,752
Greif Cl A                                               3,900           461,760
Myers Inds                                              38,200           598,212
                                                                     -----------
Total                                                                  7,409,724
                                                                     -----------
DISTRIBUTORS (0.4%)
Audiovox Cl A                                          168,688(b)      2,376,814
                                                                     -----------
DIVERSIFIED CONSUMER SERVICES (1.5%)
Coinmach Service Cl A                                  211,570         2,517,683
Coinmach Service Unit                                  121,640(d)      2,238,176
Regis                                                  114,210         4,515,863
                                                                     -----------
Total                                                                  9,271,722
                                                                     -----------
DIVERSIFIED FINANCIAL SERVICES (1.6%)
Financial Federal                                       38,500         1,132,285
Medallion Financial                                    285,708         3,534,208
PICO Holdings                                          127,050(b)      4,417,529
Prospect Energy                                         44,063           754,799
                                                                     -----------
Total                                                                  9,838,821
                                                                     -----------
DIVERSIFIED TELECOMMUNICATION SERVICES (0.8%)
Alaska Communications
   Systems Group                                        18,600           282,534
Atlantic Tele-Network                                   62,894         1,842,794
CT Communications                                       49,000         1,123,080
IDT                                                    120,160(b)      1,625,765
                                                                     -----------
Total                                                                  4,874,173
                                                                     -----------

See accompanying notes to investments in securities.


238 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Small Cap Value Fund

ISSUER                                                  SHARES         VALUE(a)
------                                              --------------   -----------
ELECTRIC UTILITIES (1.9%)
Cleco                                                   47,800       $ 1,205,994
Idacorp                                                 10,100           390,365
MGE Energy                                              17,400           636,492
Reliant Energy                                         534,000(b)      7,588,140
Sierra Pacific Resources                                73,300(b)      1,233,639
Unisource Energy                                        23,700           865,761
                                                                     -----------
Total                                                                 11,920,391
                                                                     -----------
ELECTRICAL EQUIPMENT (1.4%)
Belden CDT                                              14,300           558,987
General Cable                                            4,000(b)        174,840
Regal-Beloit                                           136,200         7,151,862
Thomas & Betts                                           5,100(b)        241,128
Woodward Governor                                        8,900           353,419
                                                                     -----------
Total                                                                  8,480,236
                                                                     -----------
ELECTRONIC EQUIPMENT & INSTRUMENTS (3.7%)
Agilysys                                                46,350           775,899
Anixter Intl                                            20,500(b)      1,113,150
Benchmark Electronics                                    5,800(b)        141,288
Coherent                                                12,600(b)        397,782
Ingram Micro Cl A                                       94,400(b)      1,926,704
Insight Enterprises                                     23,700(b)        447,219
Littelfuse                                             137,600(b)      4,386,688
Mercury Computer Systems                               169,000(b)      2,257,840
Methode Electronics                                     12,600           136,458
Newport                                                 54,900(b)      1,150,155
Plexus                                                 114,600(b)      2,736,648
ScanSource                                              18,800(b)        571,520
SYNNEX                                                   8,900(b)        195,266
Tech Data                                               50,000(b)      1,893,500
Technitrol                                              11,200           267,568
TTM Technologies                                        20,000(b)        226,600
Vishay Intertechnology                                 298,200(b)      4,037,628
                                                                     -----------
Total                                                                 22,661,913
                                                                     -----------
ENERGY EQUIPMENT & SERVICES (1.2%)
Bristow Group                                           51,470(b)      1,857,552
CHC Helicopter Cl A                                    124,270(c)      2,622,097
Hornbeck Offshore Services                              10,500(b)        374,850
Input/Output                                            29,000(b)        395,270
Oil States Intl                                         37,200(b)      1,198,956
Trico Marine Services                                   29,600(b)      1,133,976
                                                                     -----------
Total                                                                  7,582,701
                                                                     -----------
FOOD & STAPLES RETAILING (2.7%)
Casey's General Stores                                 253,750         5,975,812
Ingles Markets Cl A                                     11,000           327,690
Longs Drug Stores                                       25,000         1,059,500
Pantry                                                   3,400(b)        159,256
Performance Food Group                                  80,210(b)      2,217,004
Ruddick                                                 65,030         1,804,583
Spartan Stores                                           9,500           198,835
Topps                                                   60,800           541,120
Village Super Market Cl A                               53,797         4,599,106
                                                                     -----------
Total                                                                 16,882,906
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                   SHARES        VALUE(a)
------                                               -------------   -----------
FOOD PRODUCTS (2.9%)
American Dairy                                          73,900(b,f)  $ 1,463,220
Darling Intl                                           224,630(b)      1,237,711
Flowers Foods                                            3,900           105,261
Imperial Sugar                                          10,700           259,047
Industrias Bachoco ADR                                 222,008(c)      6,438,232
J & J Snack Foods                                       69,470         2,876,058
Maui Land & Pineapple                                   19,660(b)        666,867
Omega Protein                                          161,970(b)      1,252,028
Ralcorp Holdings                                         6,600(b)        335,874
Reddy Ice Holdings                                      34,030           878,655
Zapata                                                 304,450(b)      2,131,150
                                                                     -----------
Total                                                                 17,644,103
                                                                     -----------
GAS UTILITIES (0.2%)
Laclede Group                                           29,500         1,033,385
Northwest Natural Gas                                    6,600           280,104
Piedmont Natural Gas                                     7,200           192,600
Southern Union                                               1                27
                                                                     -----------
Total                                                                  1,506,116
                                                                     -----------
HEALTH CARE EQUIPMENT & SUPPLIES (0.1%)
Greatbatch                                              24,000(b)        646,080
                                                                     -----------
HEALTH CARE PROVIDERS & SERVICES (2.6%)
AMERIGROUP                                              30,000(b)      1,076,700
AmSurg                                                  12,700(b)        292,100
Emergency Medical Services LP Cl A                     137,830(b)      2,891,673
Genesis HealthCare                                     134,000(b)      6,328,820
LCA-Vision                                              48,730         1,674,363
MedCath                                                 22,000(b)        601,920
Molina Healthcare                                       14,800(b)        481,148
Owens & Minor                                           90,450         2,828,372
                                                                     -----------
Total                                                                 16,175,096
                                                                     -----------
HOTELS, RESTAURANTS & LEISURE (4.5%)
Benihana Cl A                                           37,850(b)      1,161,995
Canterbury Park Holding                                 51,790           709,523
CBRL Group                                             109,970         4,922,256
Centerplate Unit                                        74,130(d,f)    1,408,470
Frisch's Restaurants                                    82,425         2,423,295
Interstate Hotels & Resorts                            366,250(b)      2,732,225
Intl Speedway Cl A                                      24,630         1,257,115
Isle of Capri Casinos                                   59,320(b)      1,576,726
Jack in the Box                                         24,900(b)      1,519,896
Lodgian                                                149,300(b)      2,030,480
Luby's                                                  13,100(b)        142,659
Marcus                                                   8,300           212,314
Morgans Hotel Group                                     87,046(b)      1,473,689
Nathan's Famous                                          5,900(b)         84,724
Pinnacle Entertainment                                   9,400(b)        311,516
Ruby Tuesday                                            40,800         1,119,552
Speedway Motorsports                                   116,040         4,455,936
                                                                     -----------
Total                                                                 27,542,371
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                   SHARES        VALUE(a)
------                                               -------------   -----------
HOUSEHOLD DURABLES (2.2%)
Avatar Holdings                                         12,100(b)    $   978,285
California Coastal Communities                         165,640(b)      3,552,978
Champion Enterprises                                   406,500(b)      3,804,840
Ethan Allen Interiors                                   26,100           942,471
Furniture Brands Intl                                   52,300           848,829
Helen of Troy                                          139,400(b,c)    3,381,844
Tarragon                                                13,200           160,644
                                                                     -----------
Total                                                                 13,669,891
                                                                     -----------
INSURANCE (3.4%)
21st Century Insurance Group                           136,800         2,414,520
Alleghany                                                5,720(b)      2,079,792
American Natl Insurance                                 35,700         4,073,727
American Physicians Capital                             21,450(b)        858,858
Commerce Group                                          43,300         1,288,175
Delphi Financial Group Cl A                              2,400            97,104
Hilb Rogal & Hobbs                                      49,760         2,095,891
LandAmerica Financial Group                             43,240         2,728,876
Midland                                                  4,890           205,136
NYMAGIC                                                 22,260           814,716
Odyssey Re Holdings                                     16,200           604,260
Ohio Casualty                                           47,100         1,404,051
Presidential Life                                        7,800           171,210
Quanta Capital Holdings                                689,300(b,c)    1,481,995
Unitrin                                                 16,230           813,285
Zenith Natl Insurance                                    3,700           173,567
                                                                     -----------
Total                                                                 21,305,163
                                                                     -----------
INTERNET & CATALOG RETAIL (0.2%)
FTD Group                                               34,300(b)        613,627
Systemax                                                18,100(b)        315,845
                                                                     -----------
Total                                                                    929,472
                                                                     -----------
INTERNET SOFTWARE & SERVICES (0.7%)
Interwoven                                              22,900(b)        335,943
NIC                                                    117,420(b)        583,577
RealNetworks                                            91,900(b)      1,005,386
United Online                                          110,010         1,460,933
Vignette                                                59,200(b)      1,010,544
                                                                     -----------
Total                                                                  4,396,383
                                                                     -----------
IT SERVICES (1.5%)
Cass Information Systems                                52,587         1,902,598
Ciber                                                   32,700(b)        221,706
Forrester Research                                       4,500(b)        121,995
MAXIMUS                                                136,800         4,210,704
MPS Group                                               70,100(b)        994,018
Perot Systems Cl A                                      38,100(b)        624,459
Sykes Enterprises                                       57,900(b)      1,021,356
                                                                     -----------
Total                                                                  9,096,836
                                                                     -----------
LEISURE EQUIPMENT & PRODUCTS (1.0%)
Arctic Cat                                              18,500           325,415
Brunswick                                              106,300         3,390,970
Callaway Golf                                           98,940         1,425,725
Head                                                   139,000(b,c)      514,300
Oakley                                                  16,900           339,014
                                                                     -----------
Total                                                                  5,995,424
                                                                     -----------

                            See accompanying notes to investments in securities.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 239

RiverSource VP - Small Cap Value Fund

ISSUER                                                   SHARES        VALUE(a)
------                                               -------------   -----------
LIFE SCIENCES TOOLS & SERVICES (0.4%)
Invitrogen                                              28,920(b)    $ 1,636,583
Molecular Devices                                       29,500(b)        621,565
                                                                     -----------
Total                                                                  2,258,148
                                                                     -----------
MACHINERY (4.3%)
EnPro Inds                                              21,200(b)        704,052
Flowserve                                               82,400(b)      4,158,728
FreightCar America                                      12,400           687,580
Harsco                                                  54,500         4,147,450
IDEX                                                    89,600         4,247,936
Kaydon                                                 136,100         5,408,614
Mueller Inds                                            32,300         1,023,910
Terex                                                   97,500(b)      6,296,549
                                                                     -----------
Total                                                                 26,674,819
                                                                     -----------
MARINE (0.6%)
Kirby                                                  106,800(b)      3,645,084
TBS Intl Cl A                                           38,641(b,c)      337,722
                                                                     -----------
Total                                                                  3,982,806
                                                                     -----------
MEDIA (1.9%)
Belo Cl A                                               41,800           768,284
Interactive Data                                        16,200           389,448
Lee Enterprises                                          9,600           298,176
Media General Cl A                                      26,500           985,005
Meredith                                                61,240         3,450,874
RCN                                                     21,100(b)        636,165
Valassis Communications                                306,500(b)      4,444,250
Value Line                                              16,886           767,469
                                                                     -----------
Total                                                                 11,739,671
                                                                     -----------
METALS & MINING (4.2%)
AK Steel Holding                                       581,700(b)      9,830,730
AM Castle & Co                                          14,400           366,480
Century Aluminum                                       121,800(b)      5,438,370
Chaparral Steel                                         10,400           460,408
Gibraltar Inds                                           7,500           176,325
Metal Management                                        17,800           673,730
Quanex                                                  10,250           354,548
Steel Dynamics                                          36,800         1,194,160
Stillwater Mining                                      595,000(b)      7,431,550
                                                                     -----------
Total                                                                 25,926,301
                                                                     -----------
MULTILINE RETAIL (1.9%)
99 Cents Only Stores                                    22,900(b)        278,693
Big Lots                                                13,900(b)        318,588
Dillard's Cl A                                         193,700         6,773,689
Dollar General                                         267,200         4,291,232
                                                                     -----------
Total                                                                 11,662,202
                                                                     -----------
MULTI-UTILITIES (0.2%)
PNM Resources                                           45,300         1,408,830
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES         VALUE(a)
------                                              --------------   -----------
OIL, GAS & CONSUMABLE FUELS (3.5%)
Barnwell Inds                                           53,910       $ 1,291,145
Callon Petroleum                                        32,400(b)        486,972
Chesapeake Energy                                      129,400         3,759,070
Cimarex Energy                                           3,687           134,576
Eastern American Natural Gas                            39,500         1,109,160
Encore Acquisition                                     122,200(b)      2,997,566
Evolution Petroleum                                    212,480(b)        637,440
EXCO Resources                                         173,700(b)      2,937,267
Harvest Natural Resources                               71,300(b)        757,919
Holly                                                    5,600           287,840
Houston Exploration                                     47,130(b)      2,440,391
Petrohawk Energy                                        12,900(b)        148,350
Stone Energy                                            48,909(b)      1,728,933
TC Pipelines LP                                         37,240         1,340,640
USEC                                                   122,000(b)      1,551,840
Western Refining                                        12,000           305,520
                                                                     -----------
Total                                                                 21,914,629
                                                                     -----------
PAPER & FOREST PRODUCTS (1.2%)
Domtar                                                 708,000(c)      5,975,520
Glatfelter                                              81,890         1,269,295
Schweitzer-Mauduit Intl                                  7,600           197,980
                                                                     -----------
Total                                                                  7,442,795
                                                                     -----------
PERSONAL PRODUCTS (0.3%)
NBTY                                                    28,500(b)      1,184,745
Parlux Fragrances                                       37,260(b)        207,538
Prestige Brands Holdings                                22,600(b)        294,252
                                                                     -----------
Total                                                                  1,686,535
                                                                     -----------
PHARMACEUTICALS (0.2%)
Alpharma Cl A                                           12,600           303,660
Sciele Pharma                                           47,000(b)      1,128,000
                                                                     -----------
Total                                                                  1,431,660
                                                                     -----------
REAL ESTATE INVESTMENT TRUSTS (REITS) (2.6%)
Arbor Realty Trust                                      26,000           782,340
Ashford Hospitality Trust                               75,400           938,730
Capital Trust Cl A                                       4,300           214,742
Crescent Real Estate Equities                           16,400           323,900
Deerfield Triarc Capital                                78,800         1,334,084
DiamondRock Hospitality                                 28,600           515,086
Extra Space Storage                                     20,600           376,156
FelCor Lodging Trust                                    50,100         1,094,184
Franklin Street Properties                              14,900           313,645
Highland Hospitality                                    74,300         1,058,775
Inland Real Estate                                      51,300           960,336
Innkeepers USA Trust                                    64,500           999,750
Investors Real Estate Trust                             41,100           421,686
Kite Realty Group Trust                                 16,000           297,920
LaSalle Hotel Properties                                29,100         1,334,235
Natl Health Investors                                    6,500           214,500
Natl Retail Properties                                  14,200           325,890

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES          VALUE(a)
------                                              --------------   -----------
REAL ESTATE INVESTMENT TRUSTS (REITS) (CONT.)
Omega Healthcare Investors                              37,900       $   671,588
Parkway Properties                                      12,000           612,120
Ramco-Gershenson Properties Trust                        6,600           251,724
Realty Income                                           21,100           584,470
Redwood Trust                                            3,100           180,048
Resource Capital                                        12,000           203,400
Spirit Finance                                          96,700         1,205,849
Winston Hotels                                          43,400           575,050
                                                                     -----------
Total                                                                 15,790,208
                                                                     -----------
REAL ESTATE MANAGEMENT & DEVELOPMENT (0.8%)
Affordable Residential Communities LP                   15,400(b)        179,410
Gyrodyne Company of America                             20,097(b)      1,241,392
MI Developments Cl A                                   100,500(c)      3,587,850
Wellsford Real Properties                                9,500(b)         71,440
                                                                     -----------
Total                                                                  5,080,092
                                                                     -----------
ROAD & RAIL (2.2%)
Arkansas Best                                            3,100           111,600
Covenant Transport Cl A                                 77,800(b)        886,920
Laidlaw Intl                                           177,060         5,387,936
Marten Transport                                        95,680(b)      1,753,814
Saia                                                    33,400(b)        775,214
Swift Transportation                                   134,400(b)      3,530,688
YRC Worldwide                                           36,960(b)      1,394,501
                                                                     -----------
Total                                                                 13,840,673
                                                                     -----------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (3.3%)
Advanced Energy Inds                                    57,000(b)      1,075,590
Cirrus Logic                                            80,300(b)        552,464
Cymer                                                    7,700(b)        338,415
Integrated Silicon Solution                            182,800(b)      1,051,100
Semiconductor Mfg Intl ADR                             985,400(b,c)    6,345,976
Spansion Cl A                                          461,800(b,f)    6,862,348
TriQuint Semiconductor                                 830,587(b)      3,737,642
Zoran                                                   22,800(b)        332,424
                                                                     -----------
Total                                                                 20,295,959
                                                                     -----------
SOFTWARE (1.5%)
Aspen Technology                                        15,200(b)        167,504
Manhattan Associates                                    39,500(b)      1,188,160
Mentor Graphics                                        389,100(b)      7,015,473
OPNET Technologies                                       8,400(b)        121,380
TIBCO Software                                          62,300(b)        588,112
Ulticom                                                 13,800(b)        132,342
                                                                     -----------
Total                                                                  9,212,971
                                                                     -----------
SPECIALTY RETAIL (2.1%)
Asbury Automotive Group                                 23,400           551,304
Barnes & Noble                                         105,130         4,174,712
Charming Shoppes                                        25,300(b)        342,309
Dress Barn                                              11,800(b)        275,294
Group 1 Automotive                                      15,600           806,832
Guitar Center                                           22,960(b)      1,043,762
Haverty Furniture Companies                             44,300           655,640
Men's Wearhouse                                        126,450         4,837,977
                                                                     -----------
Total                                                                 12,687,830
                                                                     -----------

See accompanying notes to investments in securities.


240 RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT

RiverSource VP - Small Cap Value Fund

ISSUER                                                  SHARES         VALUE(a)
------                                              --------------   -----------
TEXTILES, APPAREL & LUXURY GOODS (0.9%)
Hampshire Group                                         85,340(b)    $ 1,414,084
Kellwood                                                36,400         1,183,728
K-Swiss Cl A                                            34,300         1,054,382
Lazare Kaplan Intl                                     134,320(b)      1,336,484
Wolverine World Wide                                    12,700           362,204
                                                                     -----------
Total                                                                  5,350,882
                                                                     -----------
THRIFTS & MORTGAGE FINANCE (1.7%)
Astoria Financial                                       64,030         1,931,145
BankAtlantic Bancorp Cl A                               47,020           649,346
BankUnited Financial Cl A                               41,100         1,149,156
BFC Financial Cl A                                     218,422(b)      1,395,717
Corus Bankshares                                        46,100(f)      1,063,527
Federal Agricultural Mtge Cl C                           4,600           124,798
FirstFed Financial                                      20,400(b)      1,366,188
Fremont General                                         53,000           859,130
ITLA Capital                                             3,900           225,849
Ocwen Financial                                         65,600(b)      1,040,416
TierOne                                                 27,300           862,953
Willow Financial Bancorp                                 9,200           137,264
                                                                     -----------
Total                                                                 10,805,489
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                 SHARES          VALUE(a)
------                                             --------------    -----------
TRADING COMPANIES & DISTRIBUTORS (1.0%)
Applied Industrial
   Technologies                                       34,800        $    915,588
BlueLinx Holdings                                     37,900             394,160
Houston Wire & Cable                                  28,600(b,f)        597,740
NuCO2                                                170,320(b)        4,188,169
                                                                    ------------
Total                                                                  6,095,657
                                                                    ------------
TRANSPORTATION INFRASTRUCTURE (--%)
Sea Containers Cl A                                   61,000(b,c)         43,005
                                                                    ------------
WATER UTILITIES (0.3%)
SJW                                                   52,390           2,030,636
                                                                    ------------
WIRELESS TELECOMMUNICATION SERVICES (0.1%)
USA Mobility                                          26,700             597,279
                                                                    ------------
TOTAL COMMON STOCKS
(Cost: $506,886,794)                                                $572,680,584
                                                                    ------------

OTHER (0.1%)

ISSUER                                                 SHARES         VALUE(a)
------                                             --------------   -----------
Affordable Residential Communities LP
Rights                                               15,400(b)      $     13,603
Air France-KLM ADR Warrants                          51,500(b,c,h)       547,445
                                                                    ------------
TOTAL OTHER
(Cost: $--)                                                         $    561,048
                                                                    ------------

MONEY MARKET FUND (10.1%)(g)

                                                       SHARES         VALUE(a)
                                                   --------------   -----------

RiverSource Short-Term Cash Fund                    62,517,146(e)   $ 62,517,146
                                                                    ------------
TOTAL MONEY MARKET FUND
(Cost: $62,517,146)                                                 $ 62,517,146
                                                                    ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $569,403,940)(i)                                             $635,758,778
                                                                    ------------

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Dec. 31, 2006, the value of foreign securities represented 6.2% of net assets.

(d)  An Income Deposit Security (IDS) also known as an enhanced income security
     (EIS), is an exchange-traded security composed of both an issuer's common shares and its subordinated notes. The holder of the IDS may receive dividends from the common stock and interest income from the debt instrument.

(e)  Affiliated Money Market Fund -- See Note 10 to the financial statements.

(f) At Dec. 31, 2006, security was partially or fully on loan. See Note 6 to the financial statements.

(g) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 2.7% of net assets. See Note 6 to the financial statements. 7.4% of net assets is the Fund's cash equivalent position.

(h)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to methods selected in good faith by the Fund's Board of Directors. Information concerning such security holdings at Dec. 31, 2006, is as follows:

                    ACQUISITION
SECURITY               DATES      COST
--------            -----------   ----
Air France-KLM ADR
   Warrants           05-05-04     $--

(i) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $570,584,357 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation       $ 82,065,228
Unrealized depreciation        (16,890,807)
                              ------------
Net unrealized appreciation   $ 65,174,421
                              ------------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(I) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(II) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(III) The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(IV) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


                       RIVERSOURCE VARIABLE PORTFOLIO FUNDS -- ANNUAL REPORT 241

RiverSource Variable Portfolio Funds
734 Ameriprise Financial Center
Minneapolis, MN 55474

This report must be accompanied or preceded by the Fund's current prospectus. Distributed by RiverSource Distributors, Inc.

Member NASD. Insurance and Annuities are issued by RiverSource Life Insurance Company.

S-6466 AA (3/07)